UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Everi Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2024

EVERI HOLDINGS INC.

7250 S. Tenaya Way, Suite 100

Las Vegas, Nevada 89113

(800) 833-7110

Dear Everi Stockholders:

You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of Everi Holdings Inc., a Delaware corporation (“Everi,” the “Company,” “we,” “us,” and “our”), to be held at Everi’s corporate headquarters, 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113, on [    ], 202[ ], beginning at [    ] a.m., Pacific Time (unless the Special Meeting is adjourned or postponed).

As previously announced, on July 26, 2024, Everi entered into definitive agreements with International Game Technology PLC, a public limited company incorporated under the laws of England and Wales (“IGT”), Ignite Rotate LLC, a Delaware limited liability company and a direct wholly owned subsidiary of IGT (“Spinco”), Voyager Parent, LLC, a Delaware limited liability company (“Buyer”), and Voyager Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Buyer (“Buyer Sub”) with respect to certain transactions (the “Proposed Transaction”). The definitive agreements entered into by the Company in connection with the Proposed Transaction include: (a) an Agreement and Plan of Merger by and among IGT, Spinco, the Company, Buyer, and Buyer Sub (as it may be amended from time to time, the “Merger Agreement”); and (b) a Separation and Sale Agreement by and among IGT, Spinco, the Company, and Buyer (the “Separation and Sale Agreement”), each dated as of July 26, 2024. In addition, to effect the Proposed Transaction, IGT, Spinco, Buyer, and the Company entered into certain ancillary agreements on July 26, 2024, including, among others: (i) a Support Agreement by and among the Company, IGT, Spinco, De Agostini S.p.A., a società per azioni organized under the laws of Italy and the controlling shareholder of IGT (“De Agostini”), and Buyer (the “Support Agreement”); (ii) an Employee Matters Agreement (the “Employee Matters Agreement”); (iii) a Real Estate Matters Agreement (the “Real Estate Matters Agreement”); and (iv) a Tax Matters Agreement (the “Tax Matters Agreement,” and collectively with the Merger Agreement, the Separation and Sale Agreement, the Support Agreement, the Employee Matters Agreement, and the Real Estate Matters Agreement, the “Transaction Documents”).

Under the Proposed Transaction (and subject to the terms and conditions of the Transaction Documents), Buyer will acquire the Company and the IGT Gaming & Digital Business (as defined below) as follows:

•

IGT will transfer (or cause to be transferred) to Spinco all of the assets primarily used in, and all of the liabilities arising out of, IGT’s Gaming and Digital business (the “IGT Gaming & Digital Business”) (the “Separation”);

•

Immediately following the Separation and immediately prior to the consummation of the Merger (as defined below): (a) Buyer will purchase from IGT, and IGT will sell to Buyer, all of the outstanding units of Spinco (the “Spinco units”) owned by IGT (the “Equity Sale”); and (b) the parties currently anticipate that, in connection with the Equity Sale, Buyer will separately purchase from IGT, and IGT will separately sell to Buyer, all of the outstanding equity interests in IGT Canada Solutions ULC (the “IGT Canada Interests”); and

•

Immediately following the consummation of the Equity Sale (the “Equity Sale Closing Time”) and at the effective time of the Merger (the “Merger Effective Time”): (a) Buyer Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Buyer; (b) as a result of the Merger, each share of the common stock, par value $0.001 per share, of the

Company (“Everi common stock”) that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and converted automatically into the right to receive $14.25 in cash per share of Everi common stock (the “Per Share Price”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) (other than any dissenting shares for which you have properly and validly exercised and do not withdraw your appraisal rights under Section 262 of the DGCL (“Dissenting Shares”) and any shares owned by any member of the Company and its subsidiaries (collectively, the “Everi Group”) or any member of Buyer and its subsidiaries (in each case other than any shares held in a fiduciary, representative, or other capacity on behalf of third parties) (together, the “Owned Company Shares”)); and (c) all outstanding equity awards of the Company, including each outstanding restricted stock unit, each performance share unit which vests based in whole or in part on the achievement of specified performance objectives, and each option to purchase shares of Everi common stock, whether vested or unvested (together, the “Company Equity Awards”), will be converted into cash-denominated awards (with performance share units of Everi which vest based in whole or in part on the achievement of specified performance objectives converting based on the assumed achievement of the performance metrics at 100% of target) representing the right to receive the Per Share Price, in each case, on the terms and subject to the conditions in the Merger Agreement, and in the case of (b) and (c), subject to adjustment for any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization, or other similar transaction, to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action, and without interest and subject to any required tax withholding (the closing of the Equity Sale and the Merger, the “Closing”).

De Agostini has entered into a letter agreement with certain affiliates of Buyer, pursuant to which De Agostini will make a minority investment in an indirect parent of Buyer (together with its subsidiaries following the Closing, “Newco”). Buyer will own all of the outstanding Spinco units and IGT Canada Interests following the Equity Sale and Everi following the Merger.

At the Special Meeting, you will be asked to consider and vote on: (a) a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Agreement Proposal”); (b) a proposal to approve, on an advisory (nonbinding) basis, the “golden parachute” compensation that will or may be paid or become payable to Everi’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and (c) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

The Board of Directors of Everi (the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (a) determined that it is in the best interests of Everi and Everi stockholders, and declared it advisable, to enter into the Merger Agreement; (b) approved the execution, delivery, and performance of the Merger Agreement, the other Transaction Documents, and the consummation of the transactions contemplated thereby, including the Merger; (c) recommended that Everi stockholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger; and (d) directed that the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted for consideration by Everi stockholders at the Special Meeting. The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement, and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the transactions contemplated thereby, including the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you. You may also obtain more information about Everi from documents we file with the United States Securities and Exchange Commission (the “SEC”) from time to time.

Whether or not you plan to attend the Special Meeting, please sign, date, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section entitled “The Special Meeting—Voting by Proxy or While Attending the Special Meeting” beginning on page 38 of the proxy statement). If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, trust, or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares using the methods described above. Since the proposals are “non-routine matters,” your broker, bank, trust, or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares are held in street name, your broker, bank, trust, or other nominee has enclosed a voting instruction form with the proxy statement. If you hold your shares in street name and give voting instructions to your broker, bank, trust, or other nominee with respect to one of the proposals, but give no instruction as to the other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given, and will not be voted with respect to any other proposal. We encourage you to authorize your broker, bank, trust, or other nominee to vote your shares “FOR” all of the proposals by following the instructions provided on the enclosed voting instruction form to provide your instructions over the Internet, by telephone, or by signing, dating, and returning the voting instruction form in the postage-paid envelope provided. We encourage you to vote electronically. The failure of any stockholder of record to grant a proxy electronically over the Internet or by telephone, to submit a signed proxy card, or to vote by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will not have any effect on the Compensation Proposal, and will cause such stockholder’s shares to not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Abstentions will be counted as votes “AGAINST” the Merger Agreement Proposal and the Compensation Proposal. Since all proposals presented to Everi stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal.

The Special Meeting will be held in person at 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113, on [    ], 202[ ], beginning at [    ] a.m., Pacific Time.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Everi common stock entitled to vote thereon at the Special Meeting, where a quorum is present. If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY, 10022

Shareholders, please call toll-free: (877) 750-9497

Banks and Brokerage Firms, please call: (212) 750-5833

We are very excited about the opportunities offered by the Proposed Transaction, and we thank you for your consideration and ongoing support.

Sincerely,
/s/ Michael D. Rumbolz
Michael D. Rumbolz
Executive Chair
Everi Holdings Inc.

Neither the SEC nor any state securities regulatory agency has approved or disapproved the transactions described in this document, including the Merger, passed upon the merits or fairness of the Merger, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [    ], 202[ ], and, together with the enclosed form of proxy card, is first being mailed to Everi stockholders on or about [    ], 202[ ].

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2024

EVERI HOLDINGS INC.

7250 S. Tenaya Way, Suite 100

Las Vegas, Nevada 89113

(800) 833-7110

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [    ], 202[  ] AT [    ] A.M., PACIFIC TIME

To the Stockholders of Everi Holdings Inc.:

You are hereby notified that Everi Holdings Inc., a Delaware corporation (“Everi,” the “Company,” “we,” “us,” and “our”), will hold a special meeting of its stockholders on [    ], 202[ ] at [    ] a.m., Pacific Time (such special meeting, and any adjournment or postponement thereof, the “Special Meeting”) at Everi’s corporate headquarters, 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113, for the following purposes:

1.

To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated July 26 2024, by and among the Company, International Game Technology PLC, a public limited company incorporated under the laws of England and Wales (“IGT”), Ignite Rotate LLC, a Delaware limited liability company and a direct wholly owned subsidiary of IGT (“Spinco”), Voyager Parent, LLC, a Delaware limited liability company (“Buyer”), and Voyager Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Buyer (“Buyer Sub”) (as it may be amended from time to time, the “Merger Agreement”) and the transactions contemplated thereby, including the Merger (as defined below) (the “Merger Agreement Proposal”);

2.

To consider and vote upon a proposal to approve, on an advisory (nonbinding) basis, the “golden parachute” compensation that will or may be paid or become payable to Everi’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.

To consider and vote upon a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

As previously announced, on July 26, 2024, Everi entered into definitive agreements with IGT, Spinco, Buyer, and Buyer Sub with respect to certain transactions (the “Proposed Transaction”). The definitive agreements entered into by the Company in connection with the Proposed Transaction include: (a) the Merger Agreement; and (b) a Separation and Sale Agreement by and among IGT, Spinco, the Company, and Buyer (the “Separation and Sale Agreement”), each dated as of July 26, 2024. In addition, to effect the Proposed Transaction, IGT, Spinco, Buyer, and the Company entered into certain ancillary agreements on July 26, 2024, including, among others: (i) a Support Agreement by and among the Company, IGT, Spinco, De Agostini S.p.A., a società per azioni organized under the laws of Italy and the controlling shareholder of IGT (“De Agostini”), and Buyer (the “Support Agreement”); (ii) an Employee Matters Agreement (the “Employee Matters Agreement”); (iii) a Real Estate Matters Agreement (the “Real Estate Matters Agreement”); and (iv) a Tax Matters Agreement (the “Tax Matters Agreement,” and collectively with the Merger Agreement, the Separation and Sale Agreement, the Support Agreement, the Employee Matters Agreement, and the Real Estate Matters Agreement, the “Transaction Documents”).

Under the Proposed Transaction (and subject to the terms and conditions of the Transaction Documents), Buyer will acquire the Company and the IGT Gaming & Digital Business (as defined below) as follows:

•

IGT will transfer (or cause to be transferred) to Spinco all of the assets primarily used in, and all of the liabilities arising out of, IGT’s Gaming and Digital business (the “IGT Gaming & Digital Business”) (the “Separation”);

•

Immediately following the Separation and immediately prior to the consummation of the Merger: (a) Buyer will purchase from IGT, and IGT will sell to Buyer, all of the outstanding units of Spinco (the “Spinco units”) owned by IGT (the “Equity Sale”); and (b) the parties currently anticipate that, in connection with the Equity Sale, Buyer will separately purchase from IGT, and IGT will separately sell to Buyer, all of the outstanding equity interests in IGT Canada Solutions ULC (the “IGT Canada Interests”); and

•

Immediately following the consummation of the Equity Sale (the “Equity Sale Closing Time”) and at the effective time of the Merger (the “Merger Effective Time”): (a) Buyer Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Buyer; (b) as a result of the Merger, each share of the common stock, par value $0.001 per share, of the Company (“Everi common stock”) that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and converted automatically into the right to receive $14.25 in cash per share of Everi common stock (the “Per Share Price”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) (other than any dissenting shares for which you have properly and validly exercised and do not withdraw your appraisal rights under Section 262 of the DGCL (“Dissenting Shares”) and any shares owned by any member of the Company and its subsidiaries (collectively, the “Everi Group”) or any member of Buyer and its subsidiaries (in each case other than any shares held in a fiduciary, representative, or other capacity on behalf of third parties) (together, the “Owned Company Shares”)); and (c) all outstanding equity awards of the Company, including each outstanding restricted stock unit, each performance share unit which vests based in whole or in part on the achievement of specified performance objectives, and each option to purchase shares of Everi common stock, whether vested or unvested (together, the “Company Equity Awards”), will be converted into cash-denominated awards (with performance share units of Everi which vest based in whole or in part on the achievement of specified performance objectives converting based on the assumed achievement of the performance metrics at 100% of target) representing the right to receive the Per Share Price, in each case, on the terms and subject to the conditions in the Merger Agreement, and in the case of (b) and (c), subject to adjustment for any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization, or other similar transaction, to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action, and without interest and subject to any required tax withholding (the closing of the Equity Sale and the Merger, the “Closing”).

De Agostini has entered into a letter agreement with certain affiliates of Buyer, pursuant to which De Agostini will make a minority investment in an indirect parent of Buyer (together with its subsidiaries following the Closing, “Newco”). Buyer will own all of the outstanding Spinco units and IGT Canada Interests following the Equity Sale and Everi following the Merger.

The Board of Directors of Everi (the “Board of Directors”) has fixed the close of business on [    ], 202[ ] as the record date for the Special Meeting (the “Record Date”). Only Everi stockholders of record as of the close of business on the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement, or other delay thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE: (1) “FOR” THE MERGER AGREEMENT PROPOSAL; (2) “FOR” THE COMPENSATION PROPOSAL; AND (3) “FOR” THE ADJOURNMENT PROPOSAL.

Whether or not you plan to attend the Special Meeting in person, to ensure your representation at the Special Meeting, we urge you to sign, date, and return, as promptly as possible, the enclosed proxy card authorizing the individuals named on your proxy card to vote your shares by: (a) accessing the website listed on the proxy card (www.proxydocs.com/EVRI); (b) calling the toll-free number listed on the proxy card (1-866-416-3857) or the number on your voting instruction form; or (c) submitting your completed and signed proxy card or voting instruction form by mail by using the provided self-addressed, stamped envelope. If you attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your bank, broker, or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. If you sign, date, and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, trust, or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares using the methods described above. Since the proposals are “non-routine matters,” your broker, bank, trust, or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares are held in street name, your broker, bank, trust, or other nominee has enclosed a voting instruction form with the proxy statement. If you hold your shares in street name and give voting instructions to your broker, bank, trust, or other nominee with respect to one of the proposals, but give no instruction as to the other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given, and will not be voted with respect to any other proposal. We encourage you to authorize your broker, bank, trust, or other nominee to vote your shares “FOR” all of the proposals by following the instructions provided on the enclosed voting instruction form to provide your instructions over the Internet, by telephone, or by signing, dating, and returning the voting instruction form in the postage-paid envelope provided. We encourage you to vote electronically. The failure of any stockholder of record to grant a proxy electronically over the Internet or by telephone, to submit a signed proxy card, or to vote by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will not have any effect on the Compensation Proposal, and will cause such stockholder’s shares to not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Abstentions will be counted as votes “AGAINST” the Merger Agreement Proposal and the Compensation Proposal. Since all proposals presented to Everi stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal.

Everi stockholders and beneficial owners who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares if they deliver a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the Merger Agreement and otherwise comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under, the applicable provisions of Delaware law, which are summarized in the proxy statement accompanying this notice in the section entitled “Proposal 1: Approval of the Merger Agreement—Appraisal Rights” beginning on page 101 of the proxy statement. A copy of Section 262 of the General Corporation Law of the State of Delaware, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

If you plan to attend the meeting in person, you will need to bring a government-issued picture ID and proof of ownership of shares of Everi common stock as of the Record Date. Everi stockholders may revoke their proxy in the manner described in the accompanying proxy statement before it has been voted at the Special Meeting.

Our Notice of Special Meeting of Stockholders, Proxy Statement, and Proxy Card are available at www.proxydocs.com/EVRI.

By Order of the Board of Directors, Everi Holdings Inc.

/s/ Michael D. Rumbolz
Michael D. Rumbolz
Executive Chair
[ ], 202[ ]

YOUR VOTE IS VERY IMPORTANT

Regardless of how you choose to participate or how many shares you own, it is important that your shares are represented at the Special Meeting. We cannot complete the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Everi common stock entitled to vote thereon at the Special Meeting, where a quorum is present. The approval of the Merger Agreement Proposal is the only approval of Everi stockholders required for closing of the transactions contemplated by the Merger Agreement. Everi will transact no other business at the Special Meeting other than the proposals described above, except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE PREPAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote before the Special Meeting in the manner described in the enclosed proxy statement.

The failure of any stockholder of record to grant a proxy electronically over the Internet or by telephone, to submit a signed proxy card, or to vote by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will not have any effect on the Compensation Proposal, and will cause such stockholder’s shares to not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Abstentions will be counted as votes “AGAINST” the Merger Agreement Proposal and the Compensation Proposal. Since all proposals presented to Everi stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting, or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares of Everi common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY, 10022

Shareholders, please call toll-free: (877) 750-9497

Banks and Brokerage Firms, please call: (212) 750-5833

A complete list of Everi stockholders will be available for inspection by any Everi stockholder for any purpose germane to the Special Meeting during ordinary business hours beginning two business days after the date of this notice and until the date of the Special Meeting at Everi’s principal executive offices located at 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113. The list of eligible Everi stockholders will also be available at the Special Meeting for examination by any Everi stockholder present at such meeting.

Everi will not provide Internet or audio access to the Special Meeting. To attend the Special Meeting, you must be a registered Everi stockholder as of the Record Date, or, if your shares are held through a broker, bank, or other nominee, you must obtain a legal proxy from such holder and follow the instructions set forth in the accompanying proxy statement. In order for you to receive timely delivery of this proxy statement in advance of the Special Meeting of Everi stockholders to be held on [    ], 202[ ] and any adjournment or postponement thereof, you must request the information no later than [    ], 202[  ].

ANNEXES

Annex A	—	Agreement and Plan of Merger, dated as of July 26, 2024, by and among Everi Holdings Inc., International Game Technology PLC, Ignite Rotate LLC, Voyager Parent, LLC, and Voyager Merger Sub, Inc.

Annex B	—	Separation and Sale Agreement, dated as of July 26, 2024, by and among Everi Holdings Inc., International Game Technology PLC, Ignite Rotate LLC, and Voyager Parent, LLC.

Annex C	—	Support Agreement, dated as of July 26, 2024, by and among Everi Holdings Inc., International Game Technology PLC, Ignite Rotate LLC, Voyager Parent, LLC, and De Agostini S.p.A.

Annex D	—	Opinion of Houlihan Lokey Capital, Inc.

SUMMARY

This summary highlights selected information from this proxy statement related to the Merger (as defined below) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. A copy of the Merger Agreement is attached as Annex A to this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in “Where You Can Find More Information; Incorporation by Reference.” You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “Everi,” the “Company,” “we,” “our,” or “us,” and similar words refer to Everi Holdings Inc. Throughout this proxy statement, International Game Technology PLC is referred to as “IGT,” Ignite Rotate LLC as “Spinco,” Voyager Parent, LLC as “Buyer,” Voyager Merger Sub, Inc. as “Buyer Sub,” and each of Everi, IGT, Spinco, Buyer, and Buyer Sub is referred to as a “party” and together as the “parties.” In addition, throughout this proxy statement, the Agreement and Plan of Merger, dated as of July 26, 2024 (as it may be amended from time to time), by and among Everi, IGT, Spinco, Buyer, and Buyer Sub is referred to as the “Merger Agreement,” our common stock, par value $0.001 per share, as “Everi common stock,” and the holders of shares of Everi common stock as “Everi stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

Special Meeting (See “The Special Meeting” beginning on page 36)

Date, Time, and Place of the Special Meeting

The Special Meeting will be held on [    ], 202[ ] at [  ] a.m., Pacific Time, at Everi’s corporate headquarters, 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113.

Everi will not provide Internet or audio access to the Special Meeting. To attend the Special Meeting, you must be a registered Everi stockholder as of the Record Date, or, if your shares are held through a broker, bank, or other nominee, you must obtain a legal proxy from such holder and follow the instructions set forth in this proxy statement.

Proposals

The proposals of the Special Meeting are as follows:

•	Merger Agreement Proposal—to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Agreement Proposal”);

•

Compensation Proposal—to consider and vote upon, on an advisory (non-binding) basis, a proposal to approve the “golden parachute” compensation that will or may be paid or become payable to Everi’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

•

Adjournment Proposal—to consider and vote upon a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

The approval of the Merger Agreement Proposal is the only approval of Everi stockholders required for the closing of the transactions contemplated by the Merger Agreement.

Record Date and Issued and Outstanding Shares

The Board of Directors of Everi (the “Board of Directors”) has fixed the close of business on [    ], 202[ ] as the record date for the Special Meeting. Accordingly, only Everi stockholders of record as of the Record Date are entitled to receive notice of and to vote at the Special Meeting or at any adjournment or postponement of the Special Meeting. Each share of Everi common stock entitles the holder to one vote on each of the proposals to be considered at the Special Meeting.

As of the close of business on the Record Date, there were approximately [    ] shares of Everi common stock issued and outstanding and entitled to vote at the Special Meeting.

Record holders of shares of Everi common stock on the Record Date may vote their shares of Everi common stock in person at the Special Meeting or by proxy as described below under “—Voting by Proxy or While Attending the Special Meeting.”

Required Vote (See “The Special Meeting—Required Vote; Abstentions and ‘Broker Non-Votes’—Required Vote” beginning on page 37)

•

Merger Agreement Proposal— The affirmative vote of the holders of at least a majority of the outstanding shares of Everi common stock entitled to vote thereon at the Special Meeting, where a quorum is present, is required to approve the Merger Agreement Proposal. As of the Record Date, the affirmative vote of [     ] shares of Everi common stock constitutes a vote by the majority of the outstanding shares of Everi common stock. The Merger will not occur unless the Merger Agreement Proposal is approved.

•

Compensation Proposal—The affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote generally on the proposal, where a quorum is present, is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.

•

Adjournment Proposal—The affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote generally on the proposal, where a quorum is present, is required to approve the Adjournment Proposal.

Approval of each proposal is not conditioned on the approval of any other proposal. Further, if the Merger closes, the compensation described in the Compensation Proposal may be paid to Everi’s named executive officers to the extent payable pursuant to the terms of their respective compensation agreements and contractual arrangements even if Everi stockholders do not approve the Compensation Proposal.

Quorum

The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the issued and outstanding shares of Everi common stock entitled to vote at the Special Meeting on the Record Date will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies.

Voting by Proxy or While Attending the Special Meeting

Giving a proxy means that an Everi stockholder authorizes the persons named in the enclosed proxy card to vote his or her shares at the Special Meeting in the manner such stockholder directs. An Everi stockholder may cause his or her shares to be voted by granting a proxy in advance of the Special Meeting or by voting while attending the Special Meeting in person. Even if you plan to attend the Special Meeting in person, we urge you to promptly follow the instructions on the enclosed proxy card to vote on the matters to be considered at the Special Meeting.

Everi stockholders may vote their shares as follows:

1.

Internet—go to the website printed on the enclosed proxy card (www.proxydocs.com/EVRI) and follow the instructions outlined on the secured website using certain information provided on the front of the proxy card. If you vote using the Internet, there is no need to mail in your proxy card.

2.

Telephone—calling the toll-free number that is listed on the enclosed proxy card (1-866-416-3857). Please follow the instructions on your proxy card. If you vote using the telephone, there is no need to mail in your proxy card.

3.	Proxy Card—completing, signing, dating, and mailing the proxy card and returning it in the postage-paid, self-addressed envelope provided.

4.

Attending the Special Meeting in Person—voting in person at the Special Meeting if you are a stockholder of record or if you are a beneficial owner and have a legal proxy from the stockholder of record.

Submitting a proxy by Internet or by telephone provides the same authority to vote shares as if the stockholder had returned his or her proxy card by mail.

Each properly signed proxy received prior to the Special Meeting and not revoked before exercised at the Special Meeting will be voted at the Special Meeting according to the instructions indicated on the proxy or, if no instructions are given on a properly signed proxy, the shares represented by such proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and, if necessary or appropriate, “FOR” the Adjournment Proposal.

Everi requests that Everi stockholders complete, date, and sign the accompanying proxy card and return it to Everi in the enclosed postage-paid, self-addressed envelope or submit the proxy by telephone or the Internet as soon as possible.

If an Everi stockholder’s shares are held in “street name” by a broker, bank, or other nominee, such stockholder must obtain a voting instruction form from the nominee that holds such shares and follow the voting instructions given by that nominee.

If an Everi stockholder plans to attend the Special Meeting and wishes to vote while attending the Special Meeting, such stockholder will be able to do so. If an Everi stockholder’s shares are held in “street name” (through a broker, bank, or other nominee), such stockholder must obtain a legal proxy from the broker, bank, or other nominee to vote such shares while attending the Special Meeting. Whether or not an Everi stockholder plans to attend the Special Meeting in person, Everi requests that each Everi stockholder complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid, self-addressed envelope, or submit a proxy through the Internet or by telephone as described in the instructions accompanying this proxy statement as soon as possible. This will not prevent any Everi stockholder from voting while attending the Special Meeting, but will assure that such stockholder’s vote is counted if such stockholder is unable to attend the Special Meeting in person.

Voting by Everi Directors and Executive Officers (See “The Special Meeting—Certain Ownership of Everi Common Stock” beginning on page 41)

As of the Record Date, Everi’s directors and executive officers beneficially owned [   ] shares of Everi common stock, representing approximately [  ]% of the shares of Everi common stock issued and outstanding as of such date. Everi currently expects that each of its directors and executive officers will vote their shares of Everi common stock in favor of all proposals, although none of them has entered into an agreement requiring them to do so.

Information about the Parties Involved in the Proposed Transaction

Everi Holdings Inc. (“Everi,” the “Company,” “we,” “us,” and “our”)

Everi Holdings Inc.

7250 Tenaya Way, Suite 100

Las Vegas, Nevada 89113

(800) 833-7110

Everi develops and offers products and services that provide gaming entertainment, improve its customers’ patron engagement, and help its casino customers operate their businesses more efficiently. Everi develops and supplies entertaining game content, gaming machines and gaming systems and services for land-based and iGaming operators. Everi is a provider of financial technology solutions that power casino floors, improve operational efficiencies, and help fulfill regulatory requirements. Everi also develops and supplies player loyalty tools and mobile-first applications that enhance patron engagement for its customers and venues in the casino, sports, entertainment, and hospitality industries. In addition, Everi provides bingo solutions through its consoles, electronic gaming tablets, and related systems. Shares of Everi common stock are listed and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “EVRI.”

Voyager Parent, LLC (“Buyer”)

Voyager Parent, LLC

c/o Apollo Management X, L.P.

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

Buyer is a Delaware limited liability company formed on July 18, 2024 solely for the purpose of entering into the Merger Agreement, the other Transaction Documents, and related agreements and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement, the other Transaction Documents, and related agreements, and the related financing transactions. Buyer has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement, the other Transaction Documents, and related agreements.

Voyager Merger Sub, Inc. (“Buyer Sub”)

Voyager Merger Sub, Inc.

c/o Apollo Management X, L.P.

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

Buyer Sub is a Delaware corporation and indirect wholly owned subsidiary of Buyer formed on July 19, 2024 solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the related financing transactions. Buyer Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and related agreements.

International Game Technology PLC (“IGT”)

International Game Technology PLC

10 Finsbury Square, Third Floor

London EC2A 1AF

United Kingdom

+44 (0) 203 866 1240

IGT, organized in 2014 as a public limited company under the laws of England and Wales, is a global leader in gaming that delivers entertaining and responsible gaming experiences for players across all channels and regulated segments, from Lotteries to Gaming Machines, Digital Gaming, and Sports Betting. Leveraging a wealth of compelling content, substantial investment in innovation, player insights, operational expertise, and leading-edge technology, IGT’s solutions deliver gaming experiences that responsibly engage players and drive growth. IGT has a well-established local presence and relationships with governments and regulators around the world, and creates value by adhering to the highest standards of service, integrity, and responsibility. The ordinary shares of IGT, with a nominal value of $0.01 each in the capital of IGT (“IGT ordinary shares”) are listed and traded on the NYSE under the ticker symbol “IGT.”

Ignite Rotate LLC (“Spinco”)

c/o International Game Technology PLC

10 Finsbury Square, Third Floor

London EC2A 1AF

United Kingdom

+44 (0) 203 866 1240

Spinco was formed as a Delaware limited liability company in February 2024 and is currently a direct wholly owned subsidiary of IGT. In connection with the Separation and Equity Sale (each as defined below), IGT will transfer (or cause to be transferred) to Spinco, all of the assets primarily used in, and all of the liabilities arising out of, IGT’s Gaming and Digital business (the “IGT Gaming & Digital Business”), after which time all of the outstanding units of Spinco (the “Spinco units”) and all of the outstanding equity interests in IGT Canada Solutions ULC (the “IGT Canada Interests”) will be sold by IGT to Buyer.

The Transactions (See “Proposal 1: Approval of the Merger Agreement—Overview” beginning on page 44)

On July 26, 2024, Everi entered into definitive agreements with IGT, Spinco, Buyer, and Buyer Sub with respect to certain transactions (the “Proposed Transaction”). The definitive agreements entered into by the Company in connection with the Proposed Transaction include: (a) the Merger Agreement; and (b) a Separation and Sale Agreement by and among IGT, Spinco, the Company, and Buyer (the “Separation and Sale Agreement”), each dated as of July 26, 2024. In addition, to effect the Proposed Transaction, IGT, Spinco, Buyer, and the Company entered into certain ancillary agreements on July 26, 2024, including, among others: (i) a Support Agreement by and among the Company, IGT, Spinco, De Agostini S.p.A., a società per azioni organized under the laws of Italy and the controlling shareholder of IGT (“De Agostini”), and Buyer (the “Support Agreement”); (ii) an Employee Matters Agreement (the “Employee Matters Agreement”); (iii) a Real Estate Matters Agreement (the “Real Estate Matters Agreement”); and (iv) a Tax Matters Agreement (the “Tax Matters Agreement,” and collectively with the Merger Agreement, the Separation and Sale Agreement, the Support Agreement, the Employee Matters Agreement, and the Real Estate Matters Agreement, the “Transaction Documents”).

For a more complete discussion of the Transaction Documents, see “The Transaction Documents—The Merger Agreement,” “The Transaction Documents—The Separation and Sale Agreement,” and “Additional Agreements Related to the Separation and the Equity Sale, and the Merger.”

Under the Proposed Transaction (and subject to the terms and conditions of the definitive agreements), Buyer will acquire the Company and the IGT Gaming & Digital Business as follows:

•	IGT will transfer (or cause to be transferred) to Spinco all of the assets primarily used in, and all of the liabilities arising out of, the IGT Gaming & Digital Business (the “Separation”);

•

Immediately following the Separation and immediately prior to the consummation of the Merger: (a) Buyer will purchase from IGT, and IGT will sell to Buyer, all of the outstanding Spinco units owned by IGT (the “Equity Sale”); and (b) the parties currently anticipate that, in connection with the Equity Sale, Buyer will separately purchase from IGT, and IGT will separately sell to Buyer, all of the IGT Canada Interests; and

•

Immediately following the consummation of the Equity Sale (the “Equity Sale Closing Time”) and at the effective time of the Merger (the “Merger Effective Time”): (a) Buyer Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Buyer; (b) as a result of the Merger, each share of the common stock, par value $0.001 per share, of the Company (“Everi common stock”) that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and converted automatically into the right to receive $14.25 in cash per share of Everi common stock (the “Per Share Price”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) (other than any dissenting shares for which you have properly and validly exercised and do not withdraw your appraisal rights under Section 262 of the DGCL (“Dissenting Shares”) and any shares owned by any member of the Company and its subsidiaries (collectively, the “Everi Group”) or any member of Buyer and its subsidiaries (collectively, the “Buyer Group”) (in each case other than any shares held in a fiduciary, representative, or other capacity on behalf of third parties) (together, the “Owned Company Shares”)); and (c) all outstanding equity awards of the Company, including each outstanding restricted stock unit (each, an “Everi RSU”), each performance share unit which vests based in whole or in part on the achievement of specified performance objectives (each, an “Everi PSU”), and each option to purchase shares of Everi common stock, whether vested or unvested (each, an “Everi Stock Option,” and together with the Everi RSUs and the Everi PSUs, the “Company Equity Awards”) will be converted into cash-denominated awards (with Everi PSUs converting based on the assumed achievement of the performance metrics at 100% of target) representing the right to receive the Per Share Price, in each case, on the terms and subject to the conditions in the Merger Agreement, and in the case of (b) and (c), subject to adjustment for any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization, or other similar transaction, to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action, and without interest and subject to any required tax withholding (the closing of the Equity Sale and the Merger, the “Closing”).

De Agostini has entered into a letter agreement with certain affiliates of Buyer, pursuant to which De Agostini will make a minority investment in an indirect parent of Buyer (together with its subsidiaries following the Closing, “Newco”). Buyer will own all of the outstanding Spinco units and IGT Canada Interests following the Equity Sale and Everi following the Merger.

The Merger; Merger Consideration (See “Proposal 1: Approval of the Merger Agreement—Merger Consideration” beginning on page 47 and “The Transaction Documents—The Merger Agreement—Merger Consideration” beginning on page 112)

Pursuant to the Merger Agreement, immediately following the Equity Sale Closing Time, Buyer Sub will merge with and into Everi. As a result of the Merger, the separate corporate existence of Buyer Sub will cease and Everi will continue as the surviving company and a direct wholly owned subsidiary of Buyer. Following the Equity Sale and the Merger, Buyer will hold the IGT Gaming & Digital Business and Everi. By virtue of the Merger and without any action on the part of Everi, Buyer Sub, or the holders of any securities of Everi or Buyer Sub, each share of Everi common stock that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and converted automatically into the right to receive the Per Share Price of $14.25 in cash in accordance with the DGCL (other than any Dissenting Shares and any Owned Company Shares), and all outstanding Company Equity Awards will be converted into cash-denominated awards (with Everi PSUs converting based on the assumed achievement of the performance metrics at 100% of target) representing the right to receive the Per Share Price, in each case on the terms and subject to the conditions in the Merger Agreement, and subject to adjustment for any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization, or other similar transaction, to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action, and without interest and subject to any required tax withholding.

After the Merger is completed, you will have the right to receive the Per Share Price in respect of each share of Everi common stock that you own immediately prior to the Merger Effective Time (other than any Dissenting Shares and any Owned Company Shares), subject to any required tax withholding, but you will no longer have any rights as an Everi stockholder (except that Everi stockholders who properly and validly exercise and do not withdraw their demands for appraisal will receive appraisal rights under Section 262 of the DGCL). See “Proposal 1: Approval of the Merger Agreement—Appraisal Rights” beginning on page 101.

Conditions to the Merger and the Equity Sale (See “The Transaction Documents—The Merger Agreement—Conditions to the Merger and the Equity Sale” beginning on page 123)

As more fully described in this proxy statement, the obligations of each of the Parties to effect the Closing are subject to the satisfaction or waiver of a number of conditions, including those described below.

Mutual Conditions

The obligations of IGT and Spinco to effect the Equity Sale, and of Everi, Buyer, and Buyer Sub to effect the Merger, are subject to the satisfaction or waiver of the following conditions:

•	Everi stockholder approval of the Merger Agreement Proposal;

•

the expiration or termination of any waiting period and any extensions thereof applicable to the Equity Sale or the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and the receipt of any governmental approvals required under certain Antitrust Laws, FDI Laws, Gaming Laws, and Financial Services Laws (each as defined in the Merger Agreement); and

•	the absence of any governmental order issued by a court of competent jurisdiction that prevents, makes illegal, or prohibits the Equity Sale or Merger.

Everi’s Conditions

Everi’s obligations to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the truth and correctness of the representations and warranties set forth in the Merger Agreement of IGT and Spinco, on the one hand, and Buyer and Buyer Sub, on the other hand, subject in each case to certain specified materiality standards;

•

the performance or compliance in all material respects by IGT, Spinco, and each of Spinco’s subsidiaries after giving effect to the Separation (Spinco and its subsidiaries after giving effect to the Separation, the “Spinco Group”), on the one hand, and Buyer and Buyer Sub, on the other hand, of all covenants and obligations required under the Transaction Documents to be complied with or performed by them at or prior to the Closing; and

•

the receipt by Everi of a certificate executed by a duly authorized officer (or equivalent) of IGT or Buyer, as the case may be, confirming the satisfaction of the conditions described in the preceding two bullet points with respect to IGT, Spinco, or the other members of the Spinco Group, as applicable, on the one hand, and Buyer and Buyer Sub, on the other hand.

IGT’s and Spinco’s Conditions

IGT’s and Spinco’s obligations to effect the Equity Sale are subject to the satisfaction or waiver of the following additional conditions:

•

the truth and correctness of the representations and warranties set forth in the Merger Agreement of Everi, on the one hand, and Buyer and Buyer Sub, on the other hand, subject in each case to certain specified materiality standards;

•

the performance or compliance in all material respects by Everi or the other members of the Everi Group, on the one hand, and Buyer and Buyer Sub, on the other hand, of all covenants and obligations required under the Transaction Documents to be complied with or performed by them at or prior to the Closing;

•

the receipt by IGT of a certificate executed by a duly authorized officer (or equivalent) of Everi or Buyer, as the case may be, confirming the satisfaction of the conditions described in the preceding two bullet points with respect to Everi or the other members of the Everi Group, as applicable, on the one hand, and Buyer and Buyer Sub, on the other hand; and

•

the consummation in all material respects of the Separation in accordance with and subject to the terms of the relevant Transaction Documents, and the execution and delivery of other ancillary agreements relating to the post-closing operations of the IGT Gaming & Digital Business.

Buyer’s and Buyer Sub’s Conditions

Buyer’s and Buyer Sub’s obligations to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the truth and correctness of the representations and warranties set forth in the Merger Agreement of Everi, on the one hand, and IGT and Spinco, on the other hand, subject in each case to certain specified materiality standards;

•

the performance or compliance in all material respects by Everi or the other members of the Everi Group, on the one hand, and IGT, Spinco, or the other members of the Spinco Group, on the other hand, of all covenants and obligations required under the Transaction Documents to be complied with or performed by them at or prior to the Closing;

•

the receipt by Buyer of a certificate executed by a duly authorized officer (or equivalent) of IGT or Everi, as the case may be, confirming the satisfaction of the conditions described in the preceding two bullet points with respect to Everi or the other members of the Everi Group, as applicable, on the one hand, and IGT, Spinco, or the other members of the Spinco Group, as applicable, on the other hand; and

•

the consummation in all material respects of the Separation in accordance with and subject to the terms of the relevant Transaction Documents, and the execution and delivery of other ancillary agreements relating to the post-closing operations of the IGT Gaming & Digital Business.

Regulatory Approvals (See “Proposal 1: Approval of the Merger Agreement—Regulatory Approvals” beginning on page 109 and “The Transaction Documents—The Merger Agreement—Regulatory Matters” beginning on page 130)

General

Each of the parties has agreed to (subject to the terms and conditions of the Merger Agreement) use its reasonable best efforts to file all notices, reports, submissions, and other documents with, and respond as promptly as reasonably practicable to any additional information requests by, any governmental authority with respect to the Proposed Transaction, to consummate the Proposed Transaction as promptly as reasonably practicable, and to cause to be satisfied the conditions to Closing, and to obtain, as promptly as reasonably practicable, all governmental approvals, including all necessary consents, approvals, clearances, licenses, permits, orders, qualifications, authorizations, registrations, waivers, and expirations or terminations of waiting periods from governmental entities as described in “The Transaction Documents—The Merger Agreement—Regulatory Matters.” These approvals include clearances under the HSR Act, and certain specific other filings and related approvals under applicable antitrust and foreign investment laws of other jurisdictions as described further below.

U.S. Regulatory Clearances

The Merger is subject to the HSR Act. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-day waiting period following the parties’ filings of their HSR Act notification and report forms. If the Federal Trade Commission (the “FTC”) or the Antitrust Division of the Department of Justice (the “DOJ”) issues a request for additional information and documentary materials (a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.

At any time before or after the consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under applicable antitrust laws it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under applicable antitrust laws as such state deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under applicable antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail. While Everi does not believe that the Merger violates federal antitrust laws, there can be no guarantee that the DOJ or the FTC will not take a different position. If the Merger does not close within 12 months after the expiration of the HSR Act waiting period, Buyer, Everi, and IGT will be required to submit new information to the DOJ and the FTC, and a new HSR Act waiting period will have to expire or be earlier terminated before the Merger could close. The parties have mutually consented to extend the timing of the required filings under the HSR Act to reduce the likelihood that any additional required regulatory approvals, including from gaming regulators and state money transmitter regulators in certain jurisdictions, could take more than one year after the expiration of the HSR waiting period. The initial 30-day waiting period will expire at 11:59 p.m. Eastern Time on the thirtieth (30th) day after the initial filing, unless otherwise terminated or extended.

Gaming and State Money Transmitter Approvals, and Other Regulatory Clearances

In addition to HSR clearance and as further described in this proxy statement, the Closing is conditioned on the receipt of various consents or approvals from regulators, including from gaming and state money transmitter regulators. The parties have begun the process of making submissions to the applicable gaming and state money transmitter regulators and are continuing to take actions to obtain the required approvals prior to the Closing to satisfy the regulatory conditions for the Closing. The timing of such approvals, if granted, cannot be determined at this time. The parties have mutually consented to delay filing certain gaming regulatory submissions to allow for additional time to discuss the scope of information to be provided in such submissions and the expectations for the submissions with such gaming regulators. The failure to obtain regulatory approvals (if such failure is not waived by the requisite parties) could give rise to termination rights and related termination fees, payable by Buyer, subject to specified qualifications and exclusions. See “The Transaction Documents—The Merger Agreement—Conditions to the Merger and the Equity Sale,” “—Termination,” and “—Termination Fee Payable in Certain Circumstances.”

To complete the Proposed Transaction, there are filings, notices, and waiting periods required in order for the parties to obtain required authorizations, approvals, or consents from a number of regulatory authorities. The parties have agreed to use their respective reasonable best efforts to obtain such authorizations, approvals, or consents.

In each case, the Merger cannot be completed until the parties obtain clearance or approval to consummate the Merger or the applicable waiting periods have expired or been terminated. The parties have agreed to cooperate with each other and use their reasonable best efforts to make these filings as promptly as practicable. The relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties, requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights, or requiring the parties to commit to certain undertakings with respect to the operations of Buyer or the combined enterprise including Buyer, the surviving corporation (as successor in interest to Everi as of the Merger Effective Time, the “Surviving Corporation”) and its subsidiaries, and Spinco and its subsidiaries (such combined enterprise collectively, the “Combined Enterprise”) after the Closing.

Financing of the Merger (See “Proposal 1: Approval of the Merger Agreement—Financing of the Merger” beginning on page 99 and “The Transaction Documents—The Merger Agreement—Financing” beginning on page 131)

Although the consummation of the Merger is not conditioned on Buyer’s receipt of the Financing or any alternative financing, if Buyer is unable to obtain sufficient financing to complete the Equity Sale and the Merger, the Merger will not close. Buyer plans to fund the consideration for the Proposed Transaction with committed equity financing (the “Equity Financing”) and debt financing (the “Debt Financing,” and together with the Equity Financing, the “Financing”), as described below.

Affiliates of funds managed by affiliates of Apollo Global Management, Inc. (the “Apollo Funds,” each of the Apollo Funds in such respective capacity, an “Equity Investor,” and Apollo Global Management, Inc. and its consolidated subsidiaries, “Apollo”), have committed to severally and not jointly, contribute, or cause to be contributed, to Buyer each Equity Investor’s pro rata share of an aggregate amount in cash of up to $2.3 billion or such lesser amount together with the funds actually received pursuant to the Debt Commitment Letter (as defined below) and the available cash of Spinco and its subsidiaries and Everi and its subsidiaries on the date of Closing (the “Closing Date”), if any, that suffices to fully fund the Obligations (as defined below) pursuant to, and in accordance with, the Merger Agreement and the Separation Agreement (the “Equity Commitment”), subject to the terms and conditions set forth in the equity commitment letter provided by the Equity Investors to Buyer, dated as of July 26, 2024 (the “Equity Commitment Letter”), which will be used by Buyer, together with the Debt Financing described below, and available cash of the Spinco Group and the Everi Group (if any), solely to fund (a) the cash payments consisting of the Per Share Price to be made by Buyer in connection with the Closing of the Merger and the Estimated Purchase Price to be made by Buyer in connection with the Closing of the Equity Sale (the “Closing Obligations”) and (b) the payment of expenses and other amounts required to be paid by Buyer or Buyer Sub in connection with the Closing (such obligations, together with the Closing Obligations, the “Obligations”).

In connection with entry into the Merger Agreement, Buyer obtained a debt commitment letter, dated as of July 26, 2024 from the financial institutions identified therein, together with each other financial institution that commits to provide the Debt Financing (the “Debt Commitment Letter”) for (a) a $2.825 billion senior secured term loan facility, (b) a $1.5 billion senior secured bridge facility, and (c) a $750.0 million senior secured revolving credit facility. The availability of the Debt Financing is subject to customary conditions precedent as limited by the “limited conditionality provisions” provided in the Debt Commitment Letter.

The Debt Commitment Letter also contemplates that Buyer will, at its option, either (a) issue senior secured notes (the “Senior Secured Notes”) in a Rule 144A or other private placement on or prior to the Closing Date yielding up to $1.5 billion in aggregate gross cash proceeds and/or (b) if any or all of the Senior Secured Notes are not issued on or prior to the Closing Date and the proceeds thereof made available to Buyer on the Closing Date, borrow up to such unissued amount in the form of senior secured bridge loans under the senior secured bridge facility.

Limited Guarantee (See “Proposal 1: Approval of the Merger Agreement—Limited Guarantee” beginning on page 100)

Subject to the terms and conditions set forth in the limited guarantee (the “Limited Guarantee”) provided by the Apollo Funds (in such capacity, the “Apollo Guarantors”), the Apollo Guarantors have severally guaranteed certain payment obligations of Buyer under the Merger Agreement, subject to an aggregate maximum cap of $258.0 million for the Apollo Guarantors, for payment of: (a) the Buyer Breach Termination Fee or Buyer Regulatory Termination Fee (each, if, when, and as due pursuant to the Merger Agreement) (each as defined in “The Transaction Documents—The Merger Agreement—Termination Fee Payable in Certain Circumstances”); (b) certain costs and expenses of Everi, IGT, and any of their respective subsidiaries in connection with the Debt Financing of the Merger and other actions to be taken to effect the Closing; (c) certain damages payable by Buyer or Buyer Sub in respect of fraud or an intentional breach of representations, covenants, or agreements in the Merger Agreement under and in accordance with the terms of the Merger Agreement; and (d) certain costs and expenses of IGT and Everi in connection with the enforcement by IGT and Everi of certain of Buyer’s and Buyer Sub’s obligations under the Merger Agreement.

No Solicitation (See “The Transaction Documents—The Merger Agreement—No Solicitation” beginning on page 125, and “The Transaction Documents—The Merger Agreement—Board Recommendation” beginning on page 128)

The Merger Agreement contains provisions restricting both IGT’s and Everi’s ability to seek an alternative transaction during the period commencing on the date of the Merger Agreement and ending as of the earlier of the termination of the Merger Agreement and the Closing (the “Pre-Closing Period”). Under these provisions, each of IGT and Everi agrees that it will not (and will cause the other members of IGT and its subsidiaries (including the members of the Spinco Group prior to, but excluding such members following, the Equity Sale Closing Time, the “IGT Group”) or the Everi Group, as the case may be, and will use reasonable best efforts to cause its and their respective representatives not to), directly or indirectly, among other things: (a) solicit, initiate, knowingly encourage, or knowingly facilitate any Acquisition Proposal or Acquisition Inquiry (each as defined in “The Transaction Documents—The Merger Agreement—No Solicitation”); (b) furnish any information regarding any member of the IGT Group or the Everi Group, as the case may be, to any person in connection with or in response to any Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions or negotiations with any person relating to, or approve, endorse, or recommend, any Acquisition Proposal or Acquisition Inquiry; or (d) enter into any letter of intent or similar contract contemplating or relating to any Acquisition Inquiry or Acquisition Transaction (as defined in “The Transaction Documents—The Merger Agreement—No Solicitation”).

Each of IGT and Everi has further agreed that it will (and will cause the other members of the IGT Group and the Everi Group, as the case may be, to use reasonable best efforts to cause their respective representatives to), immediately cease and cause to be terminated any discussions conducted on or before the date of the Merger Agreement with any person that relate to any Acquisition Proposal or any Acquisition Inquiry, and request the prompt return or destruction of all confidential information previously furnished.

Under the Merger Agreement, during the Pre-Closing Period, Everi has agreed to promptly notify the other parties to the Merger Agreement after receipt of any Acquisition Inquiry or Acquisition Proposal (including the identity of the person making or submitting such Acquisition Inquiry or Acquisition Proposal and the terms thereof), and to keep the other parties to the Merger Agreement reasonably informed with respect to the status, and the status and terms of any modifications, related to such matters. Prior to obtaining the approval of Everi stockholders of the Merger Agreement Proposal, if Everi receives an Acquisition Proposal that did not result from a material breach by Everi of the no solicitation provisions described above (and described in greater detail in “The Transaction Documents—The Merger Agreement—No Solicitation”), and the Board of Directors determines in good faith after consultation with Everi’s financial advisor that such Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal (as defined in “The Transaction Documents—The Merger Agreement—No Solicitation”) and with Everi’s outside legal counsel that the failure to take action would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law, Everi may, among other things: (a) furnish information to, and enter into discussions and negotiations with, a third party making an Acquisition Proposal; or (b) make a Change in Recommendation (as defined in “The Transaction Documents—The Merger Agreement—Board Recommendation”) or cause Everi to terminate the Merger Agreement pursuant to the Superior Proposal Termination Right (as defined in “The Transaction Documents—The Merger Agreement—Termination”) in order to simultaneously enter into a definitive agreement to effect a Superior Proposal.

Prior to obtaining the approval of Everi stockholders of the Merger Agreement Proposal, the Board of Directors may, in response to an Intervening Event (as defined in “The Transaction Documents—The Merger Agreement—Board Recommendation”), make a Change in Recommendation but not terminate the Merger Agreement if the Board of Directors determines in its good faith judgment, after consultation with Everi’s financial advisor that the Intervening Event has occurred and with Everi’s outside legal counsel that the failure to make a Change in Recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law.

Termination (See “The Transaction Documents—The Merger Agreement—Termination” beginning on page 133)

The Merger Agreement may be terminated at any time prior to the Closing by the mutual written consent of the parties. In addition, subject to specified qualifications and exceptions,

•

each of Everi, IGT, or Buyer may terminate the Merger Agreement if: (a) the Closing has not been consummated on or prior to July 26, 2025 (the “Outside Date”), which may be automatically extended to certain other dates under certain circumstances (the “Outside Date Termination Right”); (b) any governmental order or other action permanently preventing, making illegal, or otherwise prohibiting the consummation of the Equity Sale or the Merger becomes final and non-appealable (the “Governmental Order Termination Right”); or (c) the Everi stockholders fail to approve the Merger Agreement Proposal at the special meeting of the Everi stockholders (including any adjournments or postponements thereof, the “Special Meeting”) (the “Special Meeting Termination Right”);

•

Everi may terminate the Merger Agreement: (a) prior to obtaining Everi stockholder approval of the Merger Agreement Proposal, to enter into a definitive agreement to consummate a Superior Proposal, provided that: (i) the Superior Proposal did not result from a material breach by Everi of the provisions described above under “—No Solicitation;” (ii) Everi has complied in all respects with the provisions relating to the entry into a definitive agreement to consummate a Superior Proposal; and (iii) prior to or concurrently with such termination, Everi pays the termination fee due in connection with the Superior Proposal (the “Superior Proposal Termination Right”); or (b) if any of IGT’s or Spinco’s representations and warranties contained in the Merger Agreement will be or have become inaccurate, or any of their covenants or obligations contained in the Merger Agreement or the Transaction Documents will have been breached or not performed, in each case such that certain conditions to the Merger of Everi (as described above under “—Conditions to the Merger and the Equity Sale—Everi’s Conditions”) would not then be satisfied; provided, that Everi will only have the right to terminate the Merger Agreement for such breaches if such breaches giving rise to such right to terminate the Merger Agreement adversely affect Everi;

•

each of IGT or Buyer may terminate the Merger Agreement if, prior to obtaining Everi stockholder approval of the Merger Agreement Proposal, a “Triggering Event” has occurred, which means: (a) the withdrawal or modification by the Board of Directors of its recommendation that Everi stockholders vote to approve the Merger Agreement Proposal, or they make a Change in Recommendation (as described below under “—Recommendation of the Board of Directors”); (b) the failure of the Board of Directors to publicly reaffirm its recommendation following notice of IGT’s request therefor after an Acquisition Proposal has become public knowledge; (c) the failure to include in the proxy statement the Board of Directors’ recommendation that Everi stockholders vote to approve the Merger Agreement Proposal or the inclusion in the proxy statement of any proposal to vote upon or consider any Acquisition Proposal other than the Proposed Transaction; (d) the entry by any member of the Everi Group into any letter of intent or similar document or any contract relating to any Acquisition Transaction; (e) the failure of the Board of Directors to recommend against a competing tender offer or exchange offer for 20% or more of the outstanding capital stock of Everi within a certain timeframe; or (f) the material breach by any member of the Everi Group (or any of their directors or officers, in their capacity as such) of its non-solicitation obligations (as described above under “—No Solicitation”) (collectively, the “Triggering Event Termination Right”);

•

each of Everi or IGT may terminate the Merger Agreement if: (a) any of Buyer’s or Buyer Sub’s representations and warranties contained in the Merger Agreement will be or have become inaccurate, or any of their covenants or obligations contained in the Merger Agreement or the Transaction Documents will have been breached or not performed, in each case such that certain conditions to the Merger of Everi, on the one hand (as described above under “—Conditions to the Merger and the Equity Sale—Everi’s Conditions”), or IGT and Spinco, on the other hand (as described above under “—Conditions to the Merger and the Equity Sale—IGT’s and Spinco’s Conditions”), as the case may be, would not then be satisfied; provided, that Everi will not have the right to terminate the Merger Agreement for such breaches if such breaches giving rise to such right to terminate the Merger Agreement solely affect IGT, and IGT will not have the right to terminate the Merger Agreement for such breaches if such breaches giving rise to such right to terminate the Merger Agreement solely affect Everi (the “Termination Right for Buyer R&W and Covenants”); or (b)(i) the Marketing Period (as defined “Proposal 1: Approval of the Merger Agreement—Closing and Effective Time”) has been completed; (ii) all of the conditions to the Merger of Buyer and Buyer Sub (as described above under “—Conditions to the Merger and the Equity Sale—Buyer’s and Buyer Sub’s Conditions”) have been satisfied or, to the extent permitted, waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied at the Closing); (iii) IGT and Everi have each delivered to Buyer confirmation prior to such termination that all of the conditions to the Merger and the Equity Sale of IGT and Spinco, on the one hand, and Everi, on the other hand (as described above under “—Conditions to the Merger and the Equity Sale—IGT’s and Spinco’s Conditions” and “—Conditions to the Merger and the Equity Sale—Everi’s Conditions,” respectively) have been satisfied (or are waived effective as of immediately prior to the Closing, but subject to the Closing occurring) and that IGT or Everi, as applicable, is ready, willing, and able to consummate the Equity Sale or the Merger (as applicable) and the Closing; and (iv) Buyer or Buyer Sub (as applicable) fails to consummate the Equity Sale or the Merger at the time the Equity Sale or the Merger were required to be consummated pursuant to the terms of the Merger Agreement and the Separation and Sale Agreement (collectively, the “Delayed Closing Termination Right”);

•

Buyer may terminate the Merger Agreement if: (a) any of Everi’s representations and warranties contained in the Merger Agreement will be or have become inaccurate, or any of its covenants or obligations contained in the Merger Agreement or the Transaction Documents will have been breached or not performed, such that certain conditions to the Merger of Buyer and Buyer Sub (as described above under “—Conditions to the Merger and the Equity Sale—Buyer’s and Buyer Sub’s Conditions”) would not then be satisfied (the “Buyer Termination Right for Everi R&W and Covenants”); or (b) any of IGT’s or Spinco’s representations and warranties contained in the Merger Agreement will be or have become inaccurate, or any of their covenants or obligations contained in the Merger Agreement or the Transaction Documents will have been breached or not performed, such that certain conditions to the Merger of Buyer and Buyer Sub (as described above under “ —Conditions to the Merger and the Equity Sale—Buyer’s and Buyer Sub’s Conditions”) would not then be satisfied (the “Buyer Termination Right for IGT R&W and Covenants”); and

•

IGT may terminate the Merger Agreement if any of Everi’s representations and warranties contained in the Merger Agreement will be or have become inaccurate, or any of its covenants or obligations contained in the Merger Agreement or the Transaction Documents will have been breached or not performed, such that certain conditions to the Equity Sale of IGT and Spinco (as described above under “—Conditions to the Merger and the Equity Sale—IGT’s and Spinco’s Conditions”) would not then be satisfied; provided, that IGT will only have the right to terminate the Merger Agreement for such breaches if such breaches giving rise to such right to terminate the Merger Agreement adversely affect IGT (the “IGT Termination Right for Everi R&W and Covenants”).

Termination Fee Payable in Certain Circumstances (See “The Transaction Documents—The Merger Agreement—Termination Fee Payable in Certain Circumstances” beginning on page 135)

The Merger Agreement provides that in the event of termination of the Merger Agreement prior to the Closing under the circumstances described below, Everi or Buyer may be required to pay a termination fee to the other parties.

Everi would be required to pay IGT and Buyer a termination fee in an aggregate amount of $65.0 million in the event the Merger Agreement is terminated by:

•	either IGT or Buyer pursuant to the Triggering Event Termination Right;

•	Everi pursuant to the Superior Proposal Termination Right;

•

any of Everi, IGT, or Buyer pursuant to the Special Meeting Termination Right, and before the Special Meeting an Acquisition Proposal with respect to Everi has been made directly to Everi stockholders or has been publicly announced or became publicly known and within twelve (12) months after such termination, Everi enters into a definitive agreement to consummate, or has consummated, an Acquisition Transaction, subject to specified qualifications and exclusions; or

•

Buyer pursuant to the Buyer Termination Right for Everi R&W and Covenants or by IGT pursuant to the IGT Termination Right for Everi R&W and Covenants and after the date of the Merger Agreement, an Acquisition Proposal with respect to Everi has been made to Everi or becomes known to Everi and within twelve (12) months after such termination, Everi enters into a definitive agreement to consummate, or has consummated, an Acquisition Transaction, subject to specified qualifications and exclusions.

Buyer would be required to pay IGT a termination fee in an aggregate amount of $40.0 million in the case of the first bullet point below or a termination fee in an aggregate amount of $80.0 million in the case of the second and third bullet points below in the event the Merger Agreement is terminated by:

•	any of Everi, IGT, or Buyer pursuant to the Special Meeting Termination Right;

•	Buyer pursuant to the Buyer Termination Right for Everi R&W and Covenants; or

•	either Everi or IGT pursuant to the Termination Right for Buyer R&W and Covenants;

and in each case Buyer or any of its affiliates enters into a definitive agreement with Everi or any of its affiliates to consummate an Acquisition Transaction with respect to Everi within twelve (12) months of the date of such termination and consummates such Acquisition Transaction, subject to specified qualifications and exclusions.

Buyer would be required to pay Everi a termination fee in an aggregate amount of $80.0 million in the event the Merger Agreement is terminated by:

•	Buyer pursuant to the Buyer Termination Right for IGT R&W and Covenants; or

•	either Everi or IGT pursuant to the Termination Right for Buyer R&W and Covenants;

and in each case Buyer or any of its affiliates enters into a definitive agreement with IGT or any of its affiliates to consummate an Acquisition Transaction with respect to Spinco or the IGT Gaming & Digital Business within twelve (12) months of the date of such termination and consummates such Acquisition Transaction, subject to specified qualifications and exclusions.

Buyer would be required to pay Everi and IGT a termination fee in an aggregate amount of $250.0 million (with $87.5 million apportioned to Everi and $162.5 million apportioned to IGT), subject to specified qualifications and exclusions, in the event the Merger Agreement is terminated by:

•

either Everi or IGT pursuant to (a) the Termination Right for Buyer R&W and Covenants at a time when Buyer was not entitled to terminate the Merger Agreement pursuant to the termination provisions (as described above under”—Termination”), or (b) the Delayed Closing Termination Right; or

•

any of Everi, IGT, or Buyer pursuant to (a) the Outside Date Termination Right and at the time of such termination all of the conditions to Closing (as described above under “—Conditions to the Merger and the Equity Sale”) are satisfied or capable of being satisfied other than any or all of the conditions to Closing related to required government approvals or no legal restraints based on certain laws specified in the Merger Agreement, or (b) the Governmental Order Termination Right based on certain laws specified in the Merger Agreement.

IGT would not be required to pay Everi or Buyer a termination fee in connection with a termination of the Merger Agreement.

Recommendation of the Board of Directors (See “Proposal 1: Approval of the Merger Agreement—Recommendation of the Board of Directors and Reasons for the Merger ” beginning on page 74)

The Board of Directors has unanimously: (a) determined that it is in the best interests of Everi and Everi stockholders, and declared it advisable, to enter into the Merger Agreement; (b) approved the execution, delivery, and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (c) recommended that Everi stockholders approve the Merger Agreement; and (d) directed that the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted for consideration by Everi stockholders at the Special Meeting.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Reasons for the Merger (See “Proposal 1: Approval of the Merger Agreement—Recommendation of the Board of Directors and Reasons for the Merger ” beginning on page 74)

In reaching its decision to approve the Transaction Documents and the Merger and recommend that Everi stockholders approve the Merger, the Board of Directors consulted with Everi’s financial and legal advisors and considered a variety of factors, including the following factors as generally supporting its decision, among other things:

•

the fact that the Per Share Price represents a premium of 55.9% to Everi’s closing stock price of $9.14 on July 25, 2024, the last trading day before the Merger Agreement was announced, and a premium of 72.0% over the 90-day volume-weighted average on the same date;

•

uncertainties associated with the long-term risks and challenges in continuing to implement Everi’s strategic plan with respect to the combined company if the Original Proposed Transaction was consummated or with respect to the stand-alone business if the Original Proposed Transaction was not consummated;

•

the Board of Directors’ belief that the value offered to Everi stockholders pursuant to the Merger is more favorable to Everi stockholders than the potential value from other alternatives reasonably available to Everi, including remaining an independent public company and/or consummating the Original Proposed Transaction;

•	increased volatility and uncertain outlook for each of Everi and the IGT Gaming & Digital Business driven by:

•	customer decisions to defer purchases of each company’s products and services until the Merger is completed;

•	enhanced competition by competitors of each of Everi and the IGT Gaming & Digital Business, seeking to take advantage of the near term uncertainty created by the Merger; and

•	overall uncertainty in the economy and gaming and entertainment industry, rising costs, and potential for decreased capital spending by casino operators;

•

the fact that the Per Share Price of $14.25 per share will be paid in cash, and provides near term value and liquidity to Everi stockholders, enabling them to realize value for their interest in Everi while eliminating business and execution risk inherent in Everi’s business;

•

Everi’s ability to respond to and negotiate an alternative acquisition proposal from a third party if such a proposal is determined to be or would reasonably be expected to lead to a superior proposal;

•

the Board of Directors’ belief that the termination fee is reasonable under the circumstances given the size of the transaction and the range of such termination fees in similar transactions and will not preclude or substantially impede a possible competing proposal; and

•

the fact that Everi, based upon arm’s length negotiations, was able to increase the proposed price per share of $12.50 in Apollo’s first proposal on April 10, 2024 to $14.25 (as further described in “Proposal 1: Approval of the Merger Agreement—Background of the Merger”).

Opinion of Houlihan Lokey (See “Proposal 1: Approval of the Merger Agreement—Opinion of Houlihan Lokey” beginning on page 79)

On July 25, 2024, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), orally rendered its opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board of Directors dated July 25, 2024), as to whether, as of such date, the Per Share Price to be received by Everi stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

Houlihan Lokey’s opinion was directed to the Board of Directors (in its capacity as such) and only addressed whether the Per Share Price to be received by Everi stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex D to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board of Directors, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise. See “Proposal 1: Approval of the Merger Agreement—Opinion of Houlihan Lokey.”

Interests of Directors and Executive Officers in the Merger (See “Proposal 1: Approval of the Merger Agreement—Interests of Everi’s Directors and Executive Officers in the Merger” beginning on page 90)

Certain of the executive officers of Everi and certain members of the Board of Directors may have interests in the Merger that differ from, or are in addition to, those of the Everi stockholders.

Appraisal Rights (See “Proposal 1: Approval of the Merger Agreement—Appraisal Rights” beginning on page 101)

If the Merger is consummated, Everi stockholders and beneficial owners who continuously hold or beneficially own, respectively, shares of Everi common stock through the effective date of the Merger, do not vote in favor of the adoption of the Merger Agreement and properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to exercise appraisal rights with respect to their shares under Section 262 of the DGCL. This means that such Everi stockholders and beneficial owners may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Everi common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any, or in certain circumstances described in further detail in “Proposal 1: Approval of the Merger Agreement—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each Everi stockholder and beneficial owner entitled to appraisal prior to the entry of judgment in any appraisal proceeding. Due to the complexity of the appraisal process, Everi stockholders and beneficial owners who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Everi stockholders or beneficial owners considering exercising appraisal rights under Section 262 of the DGCL should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (a) submit a written demand for appraisal to Everi before the vote is taken on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold or beneficially own, as applicable, your shares of Everi common stock through the effective date of the Merger; and (d) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the Everi stockholders and beneficial owners seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in “Proposal 1: Approval of the Merger Agreement—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262). If you are a beneficial owner of shares of Everi common stock held through a bank, brokerage firm, or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. For more information, see “Proposal 1: Approval of the Merger Agreement—Appraisal Rights.”

Material U.S. Federal Income Tax Consequences of the Merger (See “Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 106)

The receipt of cash by a U.S. Holder in exchange for shares of Everi common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder (as defined in “Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in exchange for Everi common stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of Everi common stock surrendered pursuant to the Merger. This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. This discussion does not address any U.S. federal tax considerations other than those pertaining to income tax (such as estate, gift, or other non-income tax consequences) or any state, local, or non-U.S. income or non-income tax considerations. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the Merger.

Effect on Everi If the Merger Is Not Completed (See “The Transaction Documents—The Merger Agreement—Termination Fee Payable in Certain Circumstances” and “Proposal 1: Approval of the Merger Agreement—Effect on Everi If the Merger Is Not Completed”)

If the Merger Agreement is not adopted by Everi stockholders, or if the Merger is not completed for any other reason:

•	Everi stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Everi common stock pursuant to the Merger Agreement;

•

(a) Everi will remain an independent public company; (b) Everi common stock will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (c) Everi will continue to file periodic and other reports with the Securities and Exchange Commission (the “SEC”);

•	under specified circumstances, in connection with a termination of the Merger Agreement,

•	Everi would be required to pay IGT and Buyer a termination fee in an aggregate amount of $65.0 million;

•	Buyer would be required to pay Everi a termination fee in an aggregate amount of $80.0 million;

•	Buyer would be required to pay Everi and IGT a termination fee in an aggregate amount of $250.0 million (with $87.5 million apportioned to Everi and $162.5 million apportioned to IGT); or

•

Buyer would be required to pay IGT a termination fee in an aggregate amount of $40.0 million, each as described in “The Transaction Documents—The Merger Agreement—Termination Fee Payable in Certain Circumstances;” and

•	IGT would not be required to pay Everi or Buyer a termination fee in connection with a termination of the Merger Agreement.

See “The Transaction Documents—The Merger Agreement—Termination Fee Payable in Certain Circumstances.”

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

The following are brief answers to certain questions that you, as an Everi stockholder, may have regarding the Proposed Transaction and the matters being considered at the Special Meeting. You are urged to carefully read this proxy statement and the other documents referred to or incorporated by reference into this proxy statement in their entirety because this section may not provide all the information that is important to you regarding these matters. See “Summary” for a summary of important information regarding the Proposed Transaction. Additional important information is contained in the annexes to, and the documents incorporated by reference into, this proxy statement. You may obtain the information incorporated by reference into this proxy statement, without charge, by following the instructions under “Where You Can Find More Information; Incorporation by Reference.”

Q:	What is the Proposed Transaction?

A:

On July 26, 2024, Everi entered into definitive agreements with IGT, Spinco, Buyer, and Buyer Sub with respect to the Proposed Transaction. Under the Proposed Transaction (and subject to the terms and conditions of the definitive agreements), Buyer will acquire the Company and the IGT Gaming & Digital Business as follows:

•	IGT will transfer (or cause to be transferred) to Spinco all of the assets primarily used in, and all of the liabilities arising out of, the IGT Gaming & Digital Business in the Separation;

•

Immediately following the Separation and immediately prior to the consummation of the Merger: (a) Buyer will purchase from IGT, and IGT will sell to Buyer, all of the outstanding Spinco units owned by IGT in the Equity Sale; and (b) the parties currently anticipate that, in connection with the Equity Sale, Buyer will separately purchase from IGT, and IGT will separately sell to Buyer, all of the outstanding IGT Canada Interests; and

•

Immediately following the consummation of the Equity Sale at the Equity Sale Closing Time and at the Merger Effective Time: (a) Buyer Sub will be merged with and into the Company in the Merger, with the Company surviving the Merger as a direct wholly owned subsidiary of Buyer; (b) as a result of the Merger, each share of Everi common stock that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and converted automatically into the right to receive the Per Share Price of $14.25 in cash per share of Everi common stock in accordance with the DGCL (other than any Dissenting Shares and any Owned Company Shares); and (c) all outstanding Company Equity Awards will be converted into cash-denominated awards (with Everi PSUs converting based on the assumed achievement of the performance metrics at 100% of target) representing the right to receive the Per Share Price, in each case, on the terms and subject to the conditions in the Merger Agreement, and in the case of (b) and (c), subject to adjustment for any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization, or other similar transaction, to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action, and without interest and subject to any required tax withholding.

The Merger Agreement is attached as Annex A hereto and the Separation and Sale Agreement is attached as Annex B hereto.

Q:	Is this transaction different from the transaction announced on February 29, 2024 with IGT?

A:

Yes, this transaction is different from the transaction we announced on February 29, 2024, where we announced that, on February 28, 2024, we had entered into definitive agreements as described below (the “Original Agreements”) with IGT, Spinco, and Ember Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub,” and together with the Company, IGT, and Spinco, the “Original Parties”). Pursuant to the Original Agreements, the Original Parties had agreed to consummate certain proposed transactions (the “Original Proposed Transaction”). The Original Proposed Transaction contemplated that, among other matters, substantially all of the assets and liabilities the IGT Gaming & Digital Business would be transferred to Spinco, and, through a series of transactions, the IGT Gaming & Digital Business would ultimately be acquired by the Company as a result of a merger of Merger Sub with and into Spinco, with Spinco surviving the merger, followed by a subsequent merger of Spinco with and into International Game Technology, a Nevada corporation and a direct wholly owned subsidiary of IGT (“Gaming Holdco”), with Gaming Holdco surviving the merger and continuing as a direct wholly owned subsidiary of the Company. On July 26, 2024, immediately prior to and in connection with the entry into the Transaction Documents, each of the Original Agreements was terminated by mutual consent of the respective parties thereto, effective immediately.

The Original Agreements included: (a) an Agreement and Plan of Merger by and among IGT, Spinco, the Company, and Merger Sub (the “Original Merger Agreement”); (b) a Separation and Distribution Agreement by and among IGT, Spinco, Gaming Holdco, and the Company (the “Original Separation Agreement”); (c) an Employee Matters Agreement by and among IGT, Spinco, Gaming Holdco, and the Company; (d) a Real Estate Matters Agreement by and among IGT, Spinco, Gaming Holdco, and the Company; (e) a Tax Matters Agreement by and among IGT, Spinco, Gaming Holdco, and the Company; (f) a Voting and Support Agreement by and among IGT, Spinco, De Agostini, and the Company; (g) an Investor Rights Agreement by and between the Company and De Agostini; as well as (h) a Commitment Letter and related fee letters and engagement letter, dated as of February 28, 2024, by and among Deutsche Bank AG New York Branch (and its affiliates), Macquarie Capital (USA) Inc. (and its affiliates), and the Company (the “Original Commitment Letter”), as amended and restated as of March 29, 2024. As noted above, on July 26, 2024, the Original Agreements were terminated by mutual consent of the respective parties thereto. There were no termination or other penalties surrounding the termination of the Original Agreements.

Q:	Why am I receiving this proxy statement?

A:

Your vote is required in connection with the Proposed Transaction. Everi is sending this proxy statement to its stockholders to help them decide how to vote their shares with respect to the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal.

Q:	What matters am I being asked to vote on?

A:	To implement the Merger, Everi stockholders are being asked to consider and vote upon:

•	the Merger Agreement Proposal to approve the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger;

•

the Compensation Proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation payments that will or may be paid by Everi to its named executive officers in connection with the Merger; and

•

the Adjournment Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

The approval of the Merger Agreement Proposal is the only approval of Everi stockholders required for the closing of the transactions contemplated by the Merger Agreement.

Q:	When and where will the Special Meeting take place?

A:	The Special Meeting will be held on [ ], 202[ ] at [ ] a.m., Pacific Time, at Everi’s corporate headquarters, 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113.

Everi will not provide Internet or audio access to the Special Meeting. To attend the Special Meeting, you must be a registered Everi stockholder as of the Record Date, or, if your shares are held through a broker, bank, or other nominee, you must obtain a legal proxy from such holder and follow the instructions set forth in this proxy statement.

Q:	Will there be a live webcast of the Special Meeting?

A:	There will be no live webcast for the Special Meeting.

Q:	What constitutes a quorum at the Special Meeting?

A:

To conduct the Special Meeting, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the issued and outstanding shares of Everi common stock entitled to vote shall be required for the transaction of business. This is referred to as a “quorum.” If an Everi stockholder submits a properly executed proxy card or vote by the Internet or telephone, then such Everi stockholder will be considered present at the Special Meeting for purposes of determining the presence of a quorum. Abstentions will be counted, but broker “non-votes” will not be counted, as present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, trust, or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares using the methods described above. Since the proposals are “non-routine matters,” your broker, bank, trust, or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares are held in street name, your broker, bank, trust, or other nominee has enclosed a voting instruction form with the proxy statement. Since all proposals presented to Everi stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Q:	Who can vote at the Special Meeting?

A:

The Board of Directors has fixed the close of business on [    ], 202[ ] as the Record Date for the Special Meeting. Accordingly, only Everi stockholders of record on the Record Date are entitled to notice of and to vote at the Special Meeting or at any adjournment or postponement of the Special Meeting. As of the close of business on the Record Date, there were approximately [  ] shares of Everi common stock issued and outstanding and entitled to vote at the Special Meeting.

Q:	What vote is required to approve each proposal?

A:

Merger Agreement Proposal—The affirmative vote of the holders of at least a majority of the outstanding shares of Everi common stock entitled to vote thereon at the Special Meeting, where a quorum is present, is required to approve the Merger Agreement Proposal.

Compensation Proposal—The affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote generally on the proposal, where a quorum is present, is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.

Adjournment Proposal—The affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote generally on the proposal, where a quorum is present, is required to approve the Adjournment Proposal.

Approval of each proposal is not conditioned on the approval of any other proposal. If the Merger does not close, the compensation described in the Compensation Proposal may be paid to Everi’s named executive officers to the extent payable in accordance with the terms of their respective compensation agreements and contractual arrangements even if Everi stockholders do not approve the Compensation Proposal.

If a quorum is present at the Special Meeting, the failure of any Everi stockholder of record to: (a) submit a signed proxy card; (b) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in “The Special Meeting—Voting by Proxy or While Attending the Special Meeting”); or (c) attend the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal. If a quorum is present at the Special Meeting, for Everi stockholders who attend the Special Meeting or are represented by proxy and abstain from voting, such abstention will have the same effect as if the Everi stockholder voted “AGAINST” the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal.

If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker, or other nominee how to vote your shares (resulting in “broker non-votes”) will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, trust, or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares using the methods described above. Since the proposals are “non-routine matters,” your broker, bank, trust, or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares are held in street name, your broker, bank, trust, or other nominee has enclosed a voting instruction form with the proxy statement. Since all proposals presented to Everi stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

See “What if a holder does not vote or abstains from voting?” below for information regarding the treatment of abstentions and “broker non-votes,” as well as for the impact of not voting on a specific proposal.

Q:	Why are Everi stockholders being asked to consider and vote on a proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal?

A:

The SEC has adopted rules that require Everi to seek an advisory (non-binding) vote on “golden parachute” compensation. “Golden Parachute” compensation refers to certain compensation that is tied to or based on the Merger and that will or may be paid by Everi to its named executive officers in connection with the Merger.

Q:	What will happen if the Compensation Proposal is not approved at the Special Meeting?

A:

Approval of the Compensation Proposal is not a condition to the Closing. Accordingly, Everi stockholders may vote against the Compensation Proposal and vote for the Merger Agreement Proposal. The Compensation Proposal vote is an advisory (non-binding) vote. If the Merger does not close, the compensation described in the Compensation Proposal may be paid to Everi’s named executive officers to the extent payable in accordance with the terms of their respective compensation agreements and contractual arrangements even if Everi stockholders do not approve the Compensation Proposal.

Q:	How do holders of record vote?

A:

Everi stockholders may submit a proxy to vote before the Special Meeting in one of the following ways: (a) accessing the website listed on the proxy card (www.proxydocs.com/EVRI); (b) calling the toll-free number listed on the proxy card (1-866-416-3857); or (c) submitting the proxy card by mail by using the provided self-addressed, stamped envelope.

Everi stockholders may also vote by attending the Special Meeting in person and voting their shares at the meeting.

Q:	What is a Proxy?

A:

A proxy is a legal designation from an Everi stockholder to another person to vote shares owned by such Everi stockholder on their behalf. If you are an Everi stockholder of record, you can vote by proxy over the Internet, by telephone, or by mail by following the instructions provided in the enclosed proxy card. If you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, or other nominee.

Q:	How do beneficial holders vote?

A:

Beneficial stockholders who hold Everi shares in “street name” through a broker, bank, or other nominee, must give instructions to that nominee to vote on their behalf. Please follow the instructions on the voting form from the broker, bank, or other nominee who holds your shares.

Q:	If a holder’s shares are held in “street name” through a broker, bank, or other nominee, will the broker, bank, or other nominee vote the shares for the holder?

A:

Under the rules applicable to brokers, banks, and other nominees holding shares in “street name,” they have the authority to vote on routine proposals when they have not received instructions from beneficial owners. However, brokers, banks, and other nominees are precluded from exercising their voting discretion with respect to the approval of non-routine matters. Since the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal are non-routine matters, absent specific instructions from you, the brokers, banks, and other nominees are not empowered to vote those “street name” shares in connection with such proposals. You should follow the procedures provided by your bank, broker, or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal.

Q:	What happens if I sell or otherwise transfer my shares of Everi common stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Everi common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Everi in writing of such special arrangements, you will transfer the right to receive the merger consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Everi common stock after the Record Date, we encourage you to sign, date, and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in “The Special Meeting—Voting by Proxy or While Attending the Special Meeting”).

Q:	If a holder is not going to attend the Special Meeting, should that holder return his or her proxy card, or otherwise submit a proxy to vote his or her shares?

A:

Yes. Completing, signing, dating, and returning the proxy card by mail, or submitting a proxy by accessing the website listed on the proxy card, or calling the toll-free number listed on the proxy card, ensures that the holder’s shares will be represented and voted at the Special Meeting, even if the holder is unable to or does not attend in person.

Q:	Who may attend the Special Meeting?

A:

Only stockholders of record as of the close of business on [   ], 202[ ], or their proxy holders, or the underlying beneficial owners, may attend the Special Meeting. However, seating is limited and will be on a first arrival basis.

To attend the Special Meeting, please follow these instructions:

•	Bring proof of ownership of shares of Everi common stock and a form of photo identification; or

•

If a broker, bank, or other nominee holds your shares, bring proof of ownership of shares of Everi common stock on or about the Record Date through such broker, bank, or nominee (or a proxy received from such holder) and a form of photo identification.

Q:	Can holders change their vote?

A:

Yes. Holders of record of shares of Everi common stock who have properly completed and submitted their proxy card, or proxy by Internet or telephone, can change their vote or revoke their proxy in any of the following ways:

•

delivering a signed revocation letter to Kate C. Lowenhar-Fisher, Everi’s Corporate Secretary, at Everi’s address set forth in this proxy statement, which must be received prior to the Special Meeting, which states that you have revoked your proxy;

•	voting again by Internet or telephone (prior to [ ], 202[ ] at 11:59 p.m. Pacific Time), since only the latest vote will be counted;

•

signing and returning, prior to the prior proxy’s exercise at the Special Meeting, another proxy card that is dated after the date of the first proxy card and submitting it following the instructions on the enclosed proxy card; or

•	attending the Special Meeting and voting by ballot. Attending the Special Meeting alone will not in and of itself revoke your previously submitted proxy.

If your shares are held in street name by a broker, bank, trust, or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust, or other nominee. You may also vote at the Special Meeting by ballot if you register in advance to attend the Special Meeting and if you provide a valid legal proxy from your broker, bank, trust, or other nominee. Simply attending the Special Meeting will not revoke a proxy.

Q:	What if a holder does not vote or abstains from voting?

A:

Holders of record on the Record Date for the Special Meeting may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each proposal. If a quorum is present at the Special Meeting, the failure of any Everi stockholder of record to: (a) submit a signed proxy card; (b) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in “The Special Meeting—Voting by Proxy or While Attending the Special Meeting”); or (c) attend the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal or the

Adjournment Proposal. If a quorum is present at the Special Meeting, for Everi stockholders who attend the Special Meeting or are represented by proxy and abstain from voting, such abstention will have the same effect as if the Everi stockholder voted “AGAINST” the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal.

Each “broker non-vote” will also count as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal, because “broker non-votes” will not be counted as shares present and entitled to vote with respect to proposals on which the broker has not voted. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, trust, or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares using the methods described above. Since the proposals are “non-routine matters,” your broker, bank, trust, or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares are held in street name, your broker, bank, trust, or other nominee has enclosed a voting instruction form with the proxy statement. Since all proposals presented to Everi stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. If a proxy is returned without an indication as to how shares of Everi common stock represented are to be voted with regard to a particular proposal, the shares of Everi common stock represented by the proxy will be voted in accordance with the recommendation of the Board of Directors. Therefore, such shares will be voted “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and, if necessary or appropriate, “FOR” the Adjournment Proposal.

Q:	Does the Board of Directors support the Merger?

A:

Yes. The Board of Directors has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that Everi stockholders vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and, if necessary or appropriate, “FOR” the Adjournment Proposal.

Q:	What should holders of shares of Everi common stock do now?

A:

After carefully reading and considering the information contained in this proxy statement, holders of shares of Everi common stock should submit a proxy by mail, via the website, or by telephone to vote their shares as soon as possible so that their shares will be represented and voted at the Special Meeting. Holders should follow the instructions set forth on the enclosed proxy card or proxy form, or on the voting instruction form provided by the record holder if their shares are held in the name of a broker, bank, or other nominee.

Q:	Should holders of shares of Everi common stock surrender their certificates or book-entry shares now?

A:

No. After the Merger is completed, a nationally recognized bank or trust company appointed by Buyer that is reasonably satisfactory to Everi to act as the paying agent for the Merger (the “Paying Agent”) will send each holder of record of an outstanding certificate a letter of transmittal and instructions that explain how to exchange shares of Everi common stock represented by such holder’s certificates for the Per Share Price. Also, after the Merger is completed, the Paying Agent will send each holder of uncertificated shares represented by book entry the Per Share Price for each such book-entry share upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request). See “The Transaction Documents—The Merger Agreement—Exchange of Securities and Payment Procedures.”

Q:	What is the Proposed Transaction described in this proxy statement?

A:

The Proposed Transaction contemplates the acquisition of the Company by Buyer in the Merger and the transfer to Spinco of all of the assets primarily used in, and all of the liabilities arising out of, the IGT Gaming & Digital Business in the Separation and the sale of all of the outstanding Spinco units owned by IGT to Buyer in the Equity Sale, together with the separate purchase and sale of the IGT Canada Interests.

After the Equity Sale Closing Time and at the Merger Effective Time:

•	Buyer Sub will be merged with and into the Company in the Merger, with the Company surviving the Merger as a direct wholly owned subsidiary of Buyer;

•

Each share of Everi common stock that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and converted automatically into the right to receive the Per Share Price of $14.25 in cash per share of Everi common stock in accordance with the DGCL (other than any Dissenting Shares and any Owned Company Shares); and

•

All outstanding Company Equity Awards will be converted into cash-denominated awards (with Everi PSUs converting based on the assumed achievement of the performance metrics at 100% of target) representing the right to receive the Per Share Price.

Each of the foregoing shall be effected on the terms and subject to the conditions in the Merger Agreement, and the conversion of the Everi common stock into the right to receive the Per Share Price and Company Equity Awards into cash-denominated awards representing the right to receive the Per Share Price shall be subject to adjustment for any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization, or other similar transaction, to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action, and without interest and subject to any required tax withholding. See “Proposal 1: Approval of the Merger Agreement—Overview.”

Q:	Will the Equity Sale and the Merger occur on the same day?

A:	Yes. The Merger will occur immediately after the Equity Sale Closing Time.

Q:	What are Everi’s reasons for the Proposed Transaction?

A:

In reaching a decision to approve the Transaction Documents and the Merger and recommend that Everi stockholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger, the Board of Directors consulted with Everi’s financial and legal advisors and considered a variety of factors, including the following factors as generally supporting its decision, among other things:

•

the fact that the Per Share Price represents a premium of 55.9% to Everi’s closing stock price of $9.14 on July 25, 2024, the last trading day before the Merger Agreement was announced, and a premium of 72.0% over the 90-day volume-weighted average on the same date;

•

uncertainties associated with the long-term risks and challenges in continuing to implement Everi’s strategic plan with respect to the combined company if the Original Proposed Transaction was consummated or with respect to the stand-alone business if the Original Proposed Transaction was not consummated;

•

the Board of Directors’ belief that the value offered to Everi stockholders pursuant to the Merger is more favorable to Everi stockholders than the potential value from other alternatives reasonably available to Everi, including remaining an independent public company and/or consummating the Original Proposed Transaction;

•	increased volatility and uncertain outlook for each of Everi and the IGT Gaming & Digital Business driven by:

•	customer decisions to defer purchases of each company’s products and services until the Merger is completed;

•	enhanced competition by competitors of each of Everi and the IGT Gaming & Digital Business, seeking to take advantage of the near term uncertainty created by the Merger; and

•	overall uncertainty in the economy and gaming and entertainment industry, rising costs, and potential for decreased capital spending by casino operators;

•

the fact that the Per Share Price of $14.25 per share will be paid in cash, and provides near term value and liquidity to Everi stockholders, enabling them to realize value for their interest in Everi while eliminating business and execution risk inherent in Everi’s business;

•

Everi’s ability to respond to and negotiate an alternative acquisition proposal from a third party if such a proposal is determined to be or would reasonably be expected to lead to a superior proposal;

•

the Board of Directors’ belief that the termination fee is reasonable under the circumstances given the size of the transaction and the range of such termination fees in similar transactions and will not preclude or substantially impede a possible competing proposal; and

•

the fact that Everi, based upon arm’s length negotiations, was able to increase the proposed price per share of $12.50 in Apollo’s first proposal on April 10, 2024 to $14.25 (as further described in “Proposal 1: Approval of the Merger Agreement—Background of the Merger”).

See “Proposal 1: Approval of the Merger Agreement—Recommendation of the Board of Directors and Reasons for the Merger.”

Q:	What will Everi stockholders receive if the Merger is completed?

A:

Each share of Everi common stock that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and converted automatically into the right to receive the Per Share Price of $14.25 in cash per share of Everi common stock (other than any Dissenting Shares and any Owned Company Shares), and all outstanding Company Equity Awards will be converted into cash-denominated awards (with Everi PSUs converting based on the assumed achievement of the performance metrics at 100% of target) representing the right to receive the Per Share Price, in each case, on the terms and subject to the conditions in the Merger Agreement, and subject to adjustment for any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization, or other similar transaction, to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action, and without interest and subject to any required tax withholding. See “The Transaction Documents—The Merger Agreement—Merger Consideration.” After the Closing, Everi stockholders will cease to own any shares of Everi common stock.

Q:	How does the Per Share Price compare to the market price of Everi common stock prior to the announcement of the Merger Agreement?

A:

The Per Share Price of $14.25 per share of Everi common stock represents a 55.9% premium over the closing price per share of Everi common stock on July 25, 2024, the last trading date before the execution of the Merger Agreement. The Per Share Price also represents a premium of 66.1% to the volume-weighted average price of Everi for the 30 trading days ending on July 25, 2024. The closing price per share of Everi common stock on the NYSE on September 13, 2024, the most recent practicable date prior to the date of this proxy statement, was $13.14. You are encouraged to obtain current market prices of Everi common stock in connection with voting your shares of Everi common stock.

Q:	Will Everi cease to be a public company after the Closing?

A:	Yes, the shares of Everi common stock will be delisted from the NYSE and Everi will cease to be an SEC reporting company upon the Closing.

Q:	What are the material U.S. federal income tax consequences to Everi stockholders resulting from the Proposed Transaction?

A:

The receipt of cash by a U.S. Holder in exchange for shares of Everi common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder (as defined in “Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in exchange for Everi common stock pursuant to the Merger will recognize a gain or loss in an amount equal to the difference, if any, between the amount of cash received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of Everi common stock surrendered pursuant to the Merger. This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. This discussion does not address any U.S. federal tax considerations other than those pertaining to income tax (such as estate, gift, or other non-income tax consequences) or any state, local, or non-U.S. income or non-income tax considerations. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the Merger.

See “Proposal 1: Approval of the Merger Agreement—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What is the IGT Gaming & Digital Business?

A:

The IGT Gaming & Digital Business consists of IGT’s Gaming & Digital segment as of immediately prior to the time of the Equity Sale, which was formerly IGT’s Global Gaming and PlayDigital segments prior to the first quarter of 2024. The IGT Gaming & Digital Business designs, develops, assembles, or orders the assembly of, and provides cabinets, games, systems, and software for customers in regulated gaming markets throughout the world under fixed fee, participation, and product sales contracts.

Q:	What matters will IGT shareholders be asked to vote on?

A:	IGT shareholder approval is not required for the Proposed Transaction.

Q:	What will IGT receive in the Proposed Transaction?

A:

IGT will receive $4.05 billion of gross cash proceeds (subject to adjustments in accordance with the terms and conditions set forth in the Separation and Sale Agreement) for the IGT Gaming & Digital Business as a result of the Equity Sale of the Spinco units and the separate purchase and sale of the IGT Canada Interests.

Q:	Has De Agostini made any commitment to invest in Newco?

A:

De Agostini has entered into a letter agreement with certain affiliates of Buyer, pursuant to which De Agostini will make a minority investment in an indirect parent of Buyer. Buyer will own all of the outstanding Spinco units and IGT Canada Interests following the Equity Sale and Everi following the Merger.

Q:	Are there risks associated with the pendency and the Closing?

A:

Yes. The Closing is subject to the satisfaction of customary closing conditions, including the receipt of regulatory approvals and approval by Everi stockholders of the Merger Agreement Proposal. Further, the acquisitions of the IGT Gaming & Digital Business via the Equity Sale and the Merger are cross-

conditioned. Thus, if the Equity Sale is not consummated, the Merger will not close. Further, although the consummation of the Merger is not conditioned on Buyer’s receipt of the Financing or any alternative financing, if Buyer is unable to obtain sufficient financing to complete the Equity Sale and the Merger, the Merger will not close.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by the Everi stockholders or if the Merger is not completed for any other reason, Everi stockholders will not receive any payment for their shares of Everi common stock. Instead, Everi will remain an independent public company, Everi common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and Everi will continue to file periodic and other reports with the SEC.

Q:	Will any of Everi, Buyer, or IGT have to pay anything to the other parties if the Merger Agreement is terminated?

A:	Under specified circumstances, in connection with a termination of the Merger Agreement,

•	Everi would be required to pay IGT and Buyer a termination fee in an aggregate amount of $65.0 million;

•	Buyer would be required to pay Everi a termination fee in an aggregate amount of $80.0 million;

•	Buyer would be required to pay Everi and IGT a termination fee in an aggregate amount of $250.0 million (with $87.5 million apportioned to Everi and $162.5 million apportioned to IGT); or

•

Buyer would be required to pay IGT a termination fee in an aggregate amount of $40.0 million, each as described in “The Transaction Documents—The Merger Agreement—Termination Fee Payable in Certain Circumstances.”

•	IGT would not be required to pay Everi or Buyer a termination fee in connection with a termination of the Merger Agreement.

See “Summary—Termination Fee Payable in Certain Circumstances” and “The Transaction Documents—The Merger Agreement—Termination Fee Payable in Certain Circumstances.”

Q:	Can Everi stockholders and beneficial owners demand appraisal rights of their shares?

A:

Yes. If the Merger is consummated, Everi stockholders and beneficial owners who continuously hold or beneficially own, respectively, shares of Everi common stock through the effective date of the Merger, do not vote in favor of the adoption of the Merger Agreement, and properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to exercise appraisal rights with respect to their shares under Section 262 of the DGCL. This means that such Everi stockholders and beneficial owners may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Everi common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any, or in certain circumstances described in further detail in “Proposal 1: Approval of the Merger Agreement—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation to each Everi stockholder and beneficial owner entitled to appraisal prior to the entry of judgment in any appraisal proceeding. Due to the complexity of the appraisal process, Everi stockholders and beneficial owners who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Everi stockholders or beneficial owners considering exercising appraisal rights under Section 262 of the DGCL should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (a) submit a written demand for appraisal to Everi before the vote is taken on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold or beneficially own, as applicable, your shares of Everi common stock through the effective date of the Merger; and (d) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the Everi stockholders and beneficial owners seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in “Proposal 1: Approval of the Merger Agreement—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262). If you are a beneficial owner of shares of Everi common stock held through a bank, brokerage firm, or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. For more information, see “Proposal 1: Approval of the Merger Agreement—Appraisal Rights.”

Q:	What is the current relationship among Spinco, IGT, and Everi and Buyer, Buyer Sub, and Everi?

A:

Spinco is currently a direct wholly owned subsidiary of IGT and was formed as a Delaware limited liability company in February 2024 to effectuate the Separation. Buyer Sub is currently a direct wholly owned subsidiary of Buyer and was formed in July 2024 to effectuate the Merger. Other than as set forth above and in connection with the Proposed Transaction, there is no relationship between or among IGT or Spinco and Everi or between Buyer or Buyer Sub and Everi.

Q:	When will the Merger close?

A:

The Merger is currently expected to close by the end of the third quarter of 2025, subject to the completion or waiver of certain specified closing conditions described in this proxy statement. Everi, IGT, Spinco, Buyer, and Buyer Sub are working to complete the Separation and Equity Sale and the Merger as quickly as practicable after the closing conditions are satisfied or waived. Assuming that the Merger Agreement Proposal is approved by the requisite vote of Everi stockholders at the Special Meeting, other important conditions to the Closing exist, including, among other things, the closing of the Separation and the Equity Sale. However, it is possible that factors outside the parties’ control could require the Proposed Transaction to be completed at a later time or not be completed at all. In addition, the Merger Agreement provides that the Merger cannot occur before the receipt of certain regulatory approvals. As a result of the foregoing, there may be a significant or longer than expected time period between the stockholder vote at the Special Meeting and the Closing. See “Proposal 1: Approval of the Merger Agreement—Regulatory Approvals” beginning on page 109, “The Transaction Documents—The Merger Agreement—Conditions to the Merger and the Equity Sale.”

Q:	Who will bear the cost of soliciting votes for the Special Meeting?

A:

Everi has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for the Special Meeting. Everi estimates that it will pay Innisfree approximately $20,000, plus additional fees to be determined at the conclusion of the solicitation and reimbursement of reasonable expenses. Everi has agreed to indemnify Innisfree against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Q:	What should I do if I receive more than one set of voting materials?

A:

This means you own shares of Everi common stock that are registered under different names or are in more than one account. For example, you may own some shares directly as an Everi stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign, and return all of the proxy cards, or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	How many copies of this proxy statement and related voting materials should I receive if I share an address with another Everi stockholder?

A:

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Everi and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Upon written or oral request, Everi will deliver free of charge a separate copy of each of the proxy related materials, as applicable, to a stockholder at a shared address to which a single copy was delivered. Once you have received notice from your broker or Everi that they or Everi will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or Everi if you hold registered shares. You can notify Everi by sending a request to Everi Holdings Inc., 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113, Attention: Investor Relations or by calling (800) 833-7110 and Everi will promptly deliver to you a separate copy of the proxy statement.

Q:	Where can I find the voting results of the Special Meeting?

A:

The preliminary voting results for the Special Meeting are expected to be announced at the Special Meeting. In addition, within four business days following certification of the final voting results, Everi will file the final voting results of the Special Meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.

Q:	Who can answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting, or this proxy statement, would like additional copies of this proxy statement, or need to obtain proxy cards or help voting your shares of Everi common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY, 10022

Shareholders, please call toll-free: (877) 750-9497

Banks and Brokerage Firms, please call: (212) 750-5833

Q:	Where can I find more information about Everi, IGT, Spinco, Buyer, Buyer Sub, and the Proposed Transaction?

A:

You can find out more information about Everi, IGT, Spinco, Buyer, Buyer Sub, and the Proposed Transaction by reading this proxy statement and, with respect to Everi, from various sources described in “Where You Can Find More Information; Incorporation by Reference.” See “Proposal 1: Approval of the Merger Agreement—Information about the Parties Involved in the Proposed Transaction” for additional information about IGT, Spinco, Buyer, and Buyer Sub. For additional information about the Proposed Transaction, see “Proposal 1: Approval of the Merger Agreement—Overview.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements regarding the following: the anticipated benefits of the Proposed Transaction, including future plans, objectives, expectations, and intentions; the anticipated timing of closing of the Proposed Transaction; the anticipated delisting and deregistration of Everi common stock; indebtedness to be incurred by Buyer in connection with the Proposed Transaction; Everi’s potential or projected future financial performance and expenditures; potential tax and accounting impacts of the Proposed Transaction; and other expectations and estimates or statements which are not historical facts. Forward-looking statements can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would,” and the negative of these terms or other similar expressions. These forward-looking statements are based upon information currently available to Everi and are subject to a number of risks, uncertainties, and other factors that could cause actual results to vary materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to vary materially from the results referred to in the forward-looking statements in this proxy statement include, among other things:

•	the possibility that the conditions to the closing of the Proposed Transaction will not be satisfied;

•

failure to obtain, delays in obtaining, or adverse conditions related to obtaining, necessary regulatory or stockholder, approvals, or any necessary waivers, consents, or transfers, including for any required licenses or other agreements, to be sought in connection with the Proposed Transaction in the anticipated timeframe or at all;

•	effects of the announcement or pendency of the Proposed Transaction on the trading price of Everi common stock and on Everi’s business and operating results;

•	the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement;

•

significant transaction costs, fees, expenses, and charges (including unknown liabilities and risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses, and future prospects) which could impact Everi’s business and operating results or expected or targeted future financial and operating performance and results;

•

operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining employee, customer, or other business, contractual, or operational relationships following the announcement of the Proposed Transaction and the diversion of Everi management’s attention from its ongoing business);

•	failure to consummate or delay in closing the Proposed Transaction for any reason;

•	the ability to retain key executive officers and employees during the pendency of the Proposed Transaction;

•	risks associated with regulation and litigation related to the Proposed Transaction or otherwise impacting any of the parties;

•	changes in the competitive or regulatory landscape in the gaming industry;

•	dependence on significant licensing arrangements, customers, or other third parties;

•	risks relating to the financing of the Proposed Transaction;

•	risks relating to any resurgence of the COVID-19 pandemic or similar public health crises;

•	issues and costs arising from acquisitions and dispositions, and the timing and impact of accounting adjustments;

•	risks related to Buyer’s ability to obtain the necessary financing or alternative financing to consummate the Proposed Transaction;

•	prolonged declines in one or more markets;

•

economic changes in global markets, such as reduced demand for products, exchange rates, inflation, and interest rates, recession, government policies, including policy changes affecting the gaming industry, taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that the parties to the Proposed Transaction cannot control;

•

risks related to intellectual property, privacy matters, and cyber security (including losses and other consequences from failures, breaches, attacks, or disclosures involving information technology infrastructure and data);

•	other business effects (including the effects of industry, market, economic, political, or regulatory conditions); and

•

other risks and uncertainties including, but not limited to, those described in Everi’s Annual Report on Form 10-K filed with the SEC, and from time to time in other filed reports, including Everi’s Quarterly Reports on Form 10-Q.

For a more detailed description of the risk factors associated with Everi, refer to Everi’s Annual Report on Form 10-K for the year ended December 31, 2023, Everi’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and subsequent SEC filings by Everi. Stockholders, shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement, and Everi undertakes no obligation to update any forward-looking information contained in this proxy statement to reflect subsequent events or circumstances.

THE SPECIAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Everi stockholders to be held on [    ], 202[ ]. When this proxy statement refers to the Special Meeting, it is also referring to any adjournments or postponements of the Special Meeting. Everi intends to begin mailing this proxy statement, the attached Notice of Special Meeting of Stockholders and the accompanying proxy card on or about [    ], 202[ ].

Date, Time, and Place of the Special Meeting

The Special Meeting will be held on [    ], 202[ ] at [  ] a.m., Pacific Time, at Everi’s corporate headquarters, 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113.

Everi will not provide Internet or audio access to the Special Meeting. To attend the Special Meeting, you must be a registered Everi stockholder as of the Record Date, or, if your shares are held through a broker, bank, or other nominee, you must obtain a legal proxy from such holder and follow the instructions set forth in this proxy statement.

Purpose of the Special Meeting

At the Special Meeting, Everi stockholders will be asked:

1.	Merger Agreement Proposal: to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger;

2.

Compensation Proposal: to consider and vote upon a proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation payments that will or may be paid by Everi to its named executive officers in connection with the Merger; and

3.

Adjournment Proposal: to consider and vote upon a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

THE APPROVAL OF THE MERGER AGREEMENT PROPOSAL IS THE ONLY APPROVAL OF EVERI STOCKHOLDERS REQUIRED FOR THE CLOSING OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, THE “GOLDEN PARACHUTE” COMPENSATION PAYMENTS AND, IF NECESSARY OR APPROPRIATE, THE ADJOURNMENT PROPOSAL, AND RECOMMENDS THAT EVERI STOCKHOLDERS VOTE “FOR” EACH PROPOSAL LISTED ABOVE.

Record Date and Issued and Outstanding Shares

The Board of Directors has fixed the close of business on [    ], 202[ ] as the record date for the Special Meeting. Accordingly, only Everi stockholders of record as of the Record Date are entitled to receive notice of and to vote at the Special Meeting or at any adjournment or postponement of the Special Meeting. Each share of Everi common stock entitles the holder to one vote on each of the proposals to be considered at the Special Meeting.

As of the close of business on the Record Date, there were approximately [    ] shares of Everi common stock issued and outstanding and entitled to vote at the Special Meeting.

Record holders of shares of Everi common stock on the Record Date may vote their shares of Everi common stock in person at the Special Meeting or by proxy as described below under “—Voting by Proxy or While Attending the Special Meeting.”

Quorum

To conduct the Special Meeting, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the issued and outstanding shares of Everi common stock entitled to vote shall be required for the transaction of business. This is referred to as a “quorum.” If an Everi stockholder submits a properly executed proxy card or vote by the Internet or telephone, then such Everi stockholder will be considered present at the Special Meeting for purposes of determining the presence of a quorum. Abstentions will be counted, but “broker non-vote” will not be counted, as present and entitled to vote for purposes of determining the presence of a quorum. A broker “non-vote” occurs when a broker, bank, or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under NYSE rules, does not have discretionary authority to vote on a proposal. Everi does not expect any “broker non-votes” at the Special Meeting because the rules applicable to banks, brokers, and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” and each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker will be permitted to vote your shares of Everi common stock at the Special Meeting without receiving instructions.

Required Vote; Abstentions and “Broker Non-Votes”

Everi stockholders of record on the Record Date for the Special Meeting may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each proposal.

Required Vote

Merger Agreement Proposal. The affirmative vote of the holders of at least a majority of the outstanding shares of Everi common stock entitled to vote thereon at the Special Meeting, where a quorum is present, is required to approve the Merger Agreement Proposal.

Compensation Proposal. The affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote generally on the proposal, where a quorum is present, is required to approve, on an advisory (non-binding basis), the Compensation Proposal.

Adjournment Proposal. The affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote generally on the proposal, where a quorum is present, is required to approve the Adjournment Proposal.

Failure to be Represented, Abstentions, and “Broker Non-Votes”

General

Under Everi’s bylaws and applicable Delaware law, abstentions will have the effect of a vote “against” the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal. Under NYSE rules, brokers, banks, and other nominees holding shares in “street name” have the authority to vote on routine proposals when they have not received instructions from beneficial owners. Brokers, banks, and other nominees are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal. As a result, absent specific instructions from the beneficial owner, brokers, banks, and other nominees are not empowered to vote those “street name” shares in connection with the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal, and will not be considered present at the Special Meeting for the purposes of determining a quorum to the extent they submit proxies.

All beneficial owners of shares of Everi common stock are urged to submit their proxy to indicate their votes or to contact the record holder of their shares to determine how to vote.

Failure to be Represented; Abstentions

If a quorum is present at the Special Meeting, the failure of any Everi stockholder of record to: (a) submit a signed proxy card; (b) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in “—Voting by Proxy or While Attending the Special Meeting”); or (c) attend the Special Meeting will have the same effect as a vote “AGAINST” the Merger Agreement Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal

If a quorum is present at the Special Meeting, for Everi stockholders who attend the Special Meeting or are represented by proxy and abstain from voting, such abstention will have the same effect as if the Everi stockholder voted “AGAINST” the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal.

“Broker Non-Votes”

Each “broker non-vote” will also count as a vote “AGAINST” the Merger Agreement Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal, because “broker non-votes” will not be counted as shares present and entitled to vote with respect to proposals on which the broker has not voted. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, trust, or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust, or other nominee how to vote their shares using the methods described above. Since the proposals are “non-routine matters,” your broker, bank, trust, or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares are held in street name, your broker, bank, trust, or other nominee has enclosed a voting instruction form with the proxy statement. Since all proposals presented to Everi stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

The Merger will not occur unless the Merger Agreement Proposal is approved. Approval of each proposal is not conditioned on the approval of any other proposal. Further, if the Merger closes, the compensation described in the Compensation Proposal may be paid to Everi’s named executive officers to the extent payable pursuant to the terms of their respective compensation agreements and contractual arrangements even if Everi stockholders do not approve the Compensation Proposal.

Voting by Proxy or While Attending the Special Meeting

Giving a proxy means that an Everi stockholder authorizes the persons named in the enclosed proxy card to vote his or her shares at the Special Meeting in the manner such stockholder directs. An Everi stockholder may cause his or her shares to be voted by granting a proxy in advance of the Special Meeting or by voting while attending the Special Meeting in person. Even if you plan to attend the Special Meeting in person, we urge you to promptly follow the instructions on the enclosed proxy card to vote on the matters to be considered at the Special Meeting.

Everi stockholders may vote their shares as follows:

1.

Internet—go to the website printed on the enclosed proxy card (www.proxydocs.com/EVRI) and follow the instructions outlined on the secured website using certain information provided on the front of the proxy card. If you vote using the Internet, there is no need to mail in your proxy card.

2.

Telephone—calling the toll-free number that is listed on the enclosed proxy card (1-866-416-3857). Please follow the instructions on your proxy card. If you vote using the telephone, there is no need to mail in your proxy card.

3.	Proxy Card—completing, signing, dating, and mailing the proxy card and returning it in the postage-paid, self-addressed envelope provided.

4.

Attending the Special Meeting in Person—voting in person at the Special Meeting if you are a stockholder of record or if you are a beneficial owner and have a legal proxy from the stockholder of record.

Submitting a proxy by Internet or by telephone provides the same authority to vote shares as if the stockholder had returned his or her proxy card by mail.

Each properly signed proxy received prior to the Special Meeting and not revoked before exercised at the Special Meeting will be voted at the Special Meeting according to the instructions indicated on the proxy or, if no instructions are given on a properly signed proxy, the shares represented by such proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and, if necessary or appropriate, “FOR” the Adjournment Proposal.

Everi requests that Everi stockholders complete, date, and sign the accompanying proxy card and return it to Everi in the enclosed postage-paid, self-addressed envelope or submit the proxy by telephone or the Internet as soon as possible.

If an Everi stockholder’s shares are held in “street name” by a broker, bank, or other nominee, such stockholder must obtain a voting instruction form from the nominee that holds such shares and follow the voting instructions given by that nominee.

If an Everi stockholder plans to attend the Special Meeting and wishes to vote while attending the Special Meeting, such stockholder will be able to do so. If an Everi stockholder’s shares are held in “street name” (through a broker, bank, or other nominee), such stockholder must obtain a legal proxy from the broker, bank, or other nominee to vote such shares while attending the Special Meeting. Whether or not an Everi stockholder plans to attend the Special Meeting in person, Everi requests that each Everi stockholder complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid, self-addressed envelope, or submit a proxy through the Internet or by telephone as described in the instructions accompanying this proxy statement as soon as possible. This will not prevent any Everi stockholder from voting while attending the Special Meeting, but will assure that such stockholder’s vote is counted if such stockholder is unable to attend the Special Meeting in person.

Revocability of Proxies and Changes to an Everi Stockholder’s Vote

Everi stockholders of record may revoke their proxies and change their votes at any time prior to the time their shares are voted at the Special Meeting. An Everi stockholder can revoke his or her proxy or change his or her vote by:

•

delivering a signed revocation letter to Kate C. Lowenhar-Fisher, Everi’s Corporate Secretary, at Everi’s address set forth in this proxy statement, which must be received prior to the Special Meeting, which states that you have revoked your proxy;

•	voting again by Internet or telephone (prior to [ ], 202[ ] at 11:59 p.m. Pacific Time), since only the latest vote will be counted;

•

signing and returning, prior to the prior proxy’s exercise at the Special Meeting, another proxy card that is dated after the date of the first proxy card and submitting it following the instructions on the enclosed proxy card; or

•

attending the Special Meeting and voting by ballot. Attending the Special Meeting alone will not in and of itself revoke your previously submitted proxy. You must specifically vote by ballot at the Special Meeting for your previous proxy to be revoked.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions, or written notice of revocation must be received by Everi’s Corporate Secretary prior to the Special Meeting.

If your shares are held in street name by a broker, bank, trust, or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust, or other nominee. You may also vote at the Special Meeting by ballot if you register in advance to attend the Special Meeting and if you provide a valid legal proxy from your broker, bank, trust, or other nominee. A registered Everi stockholder may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy.

Any adjournment, recess, or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow Everi stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting which was adjourned, recessed, or postponed.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows:

Everi Holdings Inc.

7250 S. Tenaya Way, Suite 100

Las Vegas, Nevada 89113

Attention: Corporate Secretary

Recommendation of the Board of Directors

The Board of Directors has unanimously: (a) determined that it is in the best interests of Everi and Everi stockholders, and declared it advisable, to enter into the Merger Agreement; (b) approved the execution, delivery, and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (c) recommended that Everi stockholders approve the Merger Agreement; and (d) directed that the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted for consideration by Everi stockholders at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE: (1) “FOR” THE MERGER AGREEMENT PROPOSAL; (2) “FOR” THE COMPENSATION PROPOSAL; AND (3) “FOR” THE ADJOURNMENT PROPOSAL.

Solicitation of Proxies

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors. Everi will bear the cost of the solicitation of proxies, including reimbursement of fees of certain brokers, banks, and nominees in obtaining voting instructions from beneficial owners, and the preparation and assembly of this proxy statement. All costs related to the printing and mailing of this proxy statement and any additional materials furnished to Everi stockholders will be borne by Everi.

In addition, Everi has retained Innisfree to assist in the solicitation of proxies for a fee of approximately $20,000, plus additional fees to be determined at the conclusion of the solicitation and reimbursement of reasonable expenses. Everi has also agreed to indemnify Innisfree for certain liabilities related to its engagement.

Proxies may be solicited by mail, telephone, facsimile, and other forms of electronic transmission and may also be solicited by directors, officers, and employees of Everi without additional compensation. Copies of solicitation materials will be furnished to brokers, banks, and other nominees holding shares in their names that are beneficially owned by others so that they may forward this solicitation materials to these beneficial owners. In addition, if asked, Everi will reimburse these persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners in accordance with SEC and NYSE regulations. Everi has requested brokers, banks, and other nominees to forward all solicitation materials to the beneficial owners of the shares they hold of record.

Certain Ownership of Everi Common Stock

As of the Record Date, Everi’s directors and executive officers beneficially owned [    ] shares of Everi common stock, representing approximately [    ]% of the shares issued and outstanding as of such date.

Everi currently expects that each of its directors and executive officers will vote their shares of Everi common stock “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and, if necessary or appropriate, “FOR” the Adjournment Proposal, although none of them has entered into an agreement requiring them to do so.

Ownership of Everi Following the Proposed Transaction

Everi stockholders will cease to own any shares of Everi and Everi will continue as a wholly owned subsidiary of Buyer following the Proposed Transaction. See “The Transaction Documents—The Merger Agreement—Merger Consideration.”

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by Everi stockholders of the Merger Agreement Proposal, we currently anticipate that the Merger will be consummated at the end of the third quarter of 2025. However, the exact timing of completion of the Merger cannot be predicted as the Merger is subject to the closing conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside of our control.

Appraisal Rights

If the Merger is consummated, Everi stockholders and beneficial owners who continuously hold or beneficially own, respectively, shares of Everi common stock through the effective date of the Merger, do not vote in favor of the adoption of the Merger Agreement and properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to exercise appraisal rights with respect to their shares under Section 262 of the DGCL. This means that such Everi stockholders and beneficial owners may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Everi common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any, or in certain circumstances described in further detail in “Proposal 1: Approval of the Merger Agreement—Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each Everi stockholder and beneficial owner entitled to appraisal prior to the entry of judgment in any appraisal proceeding. Due to the complexity of the appraisal process, Everi stockholders and beneficial owners who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Everi stockholders or beneficial owners considering exercising appraisal rights under Section 262 of the DGCL should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (a) submit a written demand for appraisal to Everi before the vote is taken on the adoption of the Merger Agreement; (b) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (c) continue to hold or beneficially own, as applicable, your shares of Everi common stock through the effective date of the Merger; and (d) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the Everi stockholders and beneficial owners seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in “Proposal 1: Approval of the Merger Agreement—Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights.

A copy of Section 262 of the DGCL may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262). If you are a beneficial owner of shares of Everi common stock held through a bank, brokerage firm, or other nominee and you wish to exercise appraisal rights, you may make a written demand for appraisal in your own name, but you must satisfy the conditions set forth above and your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the verified list required by Section 262(f) of the DGCL. For more information, see “Proposal 1: Approval of the Merger Agreement—Appraisal Rights.”

Delisting and Deregistration of Everi Common Stock

If the Merger is completed, the shares of Everi common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of Everi common stock will no longer be publicly traded.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Everi and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Upon written or oral request, Everi will deliver free of charge a separate copy of each of the proxy related materials, as applicable, to a stockholder at a shared address to which a single copy was delivered. Once you have received notice from your broker or Everi that they or Everi will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or Everi if you hold registered shares. You can notify Everi by sending a request to Everi Holdings Inc., 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113, Attention: Investor Relations, or by calling (800) 833-7110, and Everi will promptly deliver to you a separate copy of the proxy statement.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting, or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Everi common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY, 10022

Shareholders, please call toll-free: (877) 750-9497

Banks and Brokerage Firms, please call: (212) 750-5833

Other Matters

Pursuant to the DGCL and Everi’s bylaws, except as otherwise required by law, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting. As of the date of this proxy statement, the Board of Directors is not aware of any other matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

This proxy statement and the proxy card are first being sent to Everi stockholders on or about [    ], 202[  ].

The matters to be considered at the Special Meeting are of great importance to Everi stockholders. Accordingly, Everi stockholders are urged to read and carefully consider the information presented in this proxy statement and the annexes hereto, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid, self-addressed envelope, or vote by Internet or telephone, following the instructions on the enclosed proxy card.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

At the Special Meeting, Everi stockholders will be asked to vote on a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The approval of Proposal 1 is required for closing of the Proposed Transaction. Since the Board of Directors believes that it is in Everi’s and Everi stockholders’ best interest to engage in the Proposed Transaction, the Board of Directors recommends that Everi stockholders approve Proposal 1. The affirmative vote of the holders of at least a majority of the outstanding shares of Everi common stock entitled to vote thereon at the Special Meeting, where a quorum is present, is required to approve the Merger Agreement Proposal.

The following discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because it contains important information about the Merger and how it affects you.

Overview

On July 26, 2024, Everi entered into definitive agreements with IGT, Spinco, Buyer, and Buyer Sub with respect to the Proposed Transaction. The Transaction Documents entered into by the Company in connection with the Proposed Transaction include (a) the Merger Agreement, and (b) the Separation and Sale Agreement. Under the Proposed Transaction (and subject to the terms and conditions of the definitive agreements), Buyer will acquire the Company and the IGT Gaming & Digital Business as follows:

•	IGT will transfer (or cause to be transferred) to Spinco all of the assets primarily used in, and all of the liabilities arising out of, the IGT Gaming & Digital Business in the Separation;

•

Immediately following the Separation and immediately prior to the consummation of the Merger: (a) Buyer will purchase from IGT, and IGT will sell to Buyer, all of the outstanding Spinco units owned by IGT in the Equity Sale; and (b) the parties currently anticipate that, in connection with the Equity Sale, Buyer will separately purchase from IGT, and IGT will separately sell to Buyer, all of the outstanding IGT Canada Interests; and

•

Immediately following the consummation of the Equity Sale at the Equity Sale Closing Time and at the Merger Effective Time: (a) Buyer Sub will be merged with and into the Company in the Merger, with the Company surviving the Merger as a direct wholly owned subsidiary of Buyer; (b) as a result of the Merger, each share of Everi common stock that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and converted automatically into the right to receive the Per Share Price of $14.25 in cash per share of Everi common stock in accordance with the DGCL (other than any Dissenting Shares and any Owned Company Shares); and (c) all outstanding Company Equity Awards will be converted into cash-denominated awards (with Everi PSUs converting based on the assumed achievement of the performance metrics at 100% of target) representing the right to receive the Per Share Price, in each case, on the terms and subject to the conditions in the Merger Agreement, and in the case of (b) and (c), subject to adjustment for any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization, or other similar transaction, to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action, and without interest and subject to any required tax withholding.

De Agostini has entered into a letter agreement with certain affiliates of Buyer, pursuant to which De Agostini will make a minority investment in an indirect parent of Buyer. Buyer will own all of the outstanding Spinco units and IGT Canada Interests following the Equity Sale and Everi following the Merger.

To effect the Proposed Transaction, Everi, IGT, Spinco, Buyer, and Buyer Sub or their respective affiliates entered into certain ancillary agreements, including, among others: (a) the Employee Matters Agreement; (b) the

Real Estate Matters Agreement; and (c) the Tax Matters Agreement, which were entered into on July 26, 2024, by and among IGT, Spinco, the Company, and Buyer.

The Original Proposed Transaction

On February 28, 2024, Everi had entered into the Original Agreements with the Original Parties. Pursuant and subject to the terms and conditions of the Original Agreements, the Original Parties agreed to consummate the Original Proposed Transaction, which contemplated that, among other matters, substantially all of the assets and liabilities the IGT Gaming & Digital Business would be transferred to Spinco, and, through a series of transactions, the IGT Gaming & Digital Business would ultimately be acquired by Everi as a result of a merger of Merger Sub with and into Spinco, with Spinco surviving the merger, followed by a subsequent merger of Spinco with and into Gaming Holdco, with Gaming Holdco surviving the merger and continuing as a direct wholly owned subsidiary of Everi.

On July 26, 2024, immediately prior to and in connection with the entry into the Transaction Documents, each of the Original Agreements was terminated by mutual consent of the respective Original Parties thereto, effective immediately. There were no termination or other penalties surrounding the termination of such agreements.

Information about the Parties Involved in the Proposed Transaction

Everi Holdings Inc.

Everi Holdings Inc.

7250 Tenaya Way, Suite 100

Las Vegas, Nevada 89113

(800) 833-7110

Everi develops and offers products and services that provide gaming entertainment, improve its customers’ patron engagement, and help its casino customers operate their businesses more efficiently. Everi develops and supplies entertaining game content, gaming machines and gaming systems and services for land-based and iGaming operators. Everi is a provider of financial technology solutions that power casino floors, improve operational efficiencies, and help fulfill regulatory requirements. Everi also develops and supplies player loyalty tools and mobile-first applications that enhance patron engagement for its customers and venues in the casino, sports, entertainment, and hospitality industries. In addition, Everi provides bingo solutions through its consoles, electronic gaming tablets, and related systems. Shares of Everi common stock are listed and traded on the NYSE under the ticker symbol “EVRI.”

Voyager Parent, LLC

Voyager Parent, LLC

c/o Apollo Management X, L.P.

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

Buyer is a Delaware limited liability company formed on July 18, 2024 solely for the purpose of entering into the Merger Agreement, the other Transaction Documents, and related agreements and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement, the other Transaction Documents, and related agreements, and the related financing transactions. Buyer has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement, the other Transaction Documents, and related agreements.

Voyager Merger Sub, Inc.

Voyager Merger Sub, Inc.

c/o Apollo Management X, L.P.

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

Buyer Sub is a Delaware corporation and indirect wholly owned subsidiary of Buyer formed on July 19, 2024 solely for the purpose of entering into the Merger Agreement and, subject to the terms and conditions thereof, completing the transactions contemplated by the Merger Agreement and the related financing transactions. Buyer Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and related agreements.

International Game Technology PLC

International Game Technology PLC

10 Finsbury Square, Third Floor

London EC2A 1AF

United Kingdom

+44 (0) 203 866 1240

IGT, organized in 2014 as a public limited company under the laws of England and Wales, is a global leader in gaming that delivers entertaining and responsible gaming experiences for players across all channels and regulated segments, from Lotteries to Gaming Machines, Digital Gaming, and Sports Betting. Leveraging a wealth of compelling content, substantial investment in innovation, player insights, operational expertise, and leading-edge technology, IGT’s solutions deliver gaming experiences that responsibly engage players and drive growth. IGT has a well-established local presence and relationships with governments and regulators around the world, and creates value by adhering to the highest standards of service, integrity, and responsibility. IGT ordinary shares are listed and traded on the NYSE under the ticker symbol “IGT.”

Ignite Rotate LLC

c/o International Game Technology PLC

10 Finsbury Square, Third Floor

London EC2A 1AF

United Kingdom

+44 (0) 203 866 1240

Spinco was formed as a Delaware limited liability company in February 2024 and is currently a direct wholly owned subsidiary of IGT. In connection with the Separation and Equity Sale, IGT will transfer (or cause to be transferred) to Spinco, all of the assets primarily used in and all of the liabilities arising out of, the IGT Gaming & Digital Business, after which time all of the Spinco units and IGT Canada Interests will be sold by IGT to Buyer.

Certain Effects of the Merger

On the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Merger Effective Time, Buyer Sub will merge with and into Everi, the separate corporate existence of Buyer Sub will cease and Everi will continue as a wholly owned subsidiary of Buyer, and Everi common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, following the Merger it is expected that Everi common stock will be deregistered under the Exchange Act, and Everi will no longer file periodic or other reports with the SEC. If the Merger is consummated, you will not own any shares of the capital stock of Everi. See “The Transaction Documents—The Merger Agreement—Merger Consideration.”

Everi stockholders who properly and validly exercise and do not withdraw their demands for appraisal will receive appraisal rights under Section 262 of the DGCL. See “Proposal 1: Approval of the Merger Agreement—Appraisal Rights.” The Merger Effective Time will occur at such time as the certificate of merger meeting the requirements of Section 251 of the DGCL relating to the Merger has been properly executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as may be mutually agreed by the parties and designated in the certificate of merger as the effective time of the certificate of merger in accordance with the DGCL.

Effect on Everi If the Merger Is Not Completed

If the Merger Agreement is not adopted by Everi stockholders, or if the Merger is not completed for any other reason:

•	Everi stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Everi common stock pursuant to the Merger Agreement;

•

(a) Everi will remain an independent public company; (b) Everi common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (c) Everi will continue to file periodic and other reports with the SEC;

•	under specified circumstances, in connection with a termination of the Merger Agreement,

•	Everi would be required to pay IGT and Buyer a termination fee in an aggregate amount of $65.0 million;

•	Buyer would be required to pay Everi a termination fee in an aggregate amount of $80.0 million;

•	Buyer would be required to pay Everi and IGT a termination fee in an aggregate amount of $250.0 million (with $87.5 million apportioned to Everi and $162.5 million apportioned to IGT); or

•

Buyer would be required to pay IGT a termination fee in an aggregate amount of $40.0 million, each as described in “The Transaction Documents—The Merger Agreement—Termination Fee Payable in Certain Circumstances;” and

•	IGT would not be required to pay Everi or Buyer a termination fee in connection with a termination of the Merger Agreement.

See “The Transaction Documents—The Merger Agreement—Termination Fee Payable in Certain Circumstances.”

Merger Consideration

Everi Common Stock and Company Equity Awards

Immediately following the Equity Sale Closing Time, and the Merger Effective Time, by virtue of the Merger and without any action on the part of Everi, Buyer Sub, or the holders of any securities of Everi or Buyer Sub, each share of Everi common stock that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and converted automatically into the right to receive the Per Share Price of $14.25 in cash in accordance with the DGCL (other than any Dissenting Shares and any Owned Company Shares), and all outstanding Company Equity Awards (including each outstanding Everi RSU, each Everi PSU, and each Everi Stock Option) will be converted into cash-denominated awards (with Everi PSUs converting based on the assumed achievement of the performance metrics at 100% of target) representing the right to receive the Per Share Price, in each case on the terms and subject to the conditions in the Merger Agreement, and subject to adjustment for any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization, or other similar transaction, to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action, and without interest and subject to any required tax withholding. See “The Transaction Documents—The Merger Agreement—Merger Consideration.”

After the Merger is completed, you will have the right to receive the Per Share Price in respect of each share of Everi common stock that you own immediately prior to the Merger Effective Time (other than any Dissenting Shares and any Owned Company Shares), subject to any required tax withholding, but you will no longer have any rights as an Everi stockholder (except that Everi stockholders who properly and validly exercise and do not withdraw their demands for appraisal will receive appraisal rights under Section 262 of the DGCL). See “Proposal 1: Approval of the Merger Agreement—Appraisal Rights.”

Everi Equity Plans

Prior to the Merger Effective Time, the Board of Directors or, if appropriate, any committee thereof, will adopt appropriate resolutions and take other actions as are necessary or advisable to effect the termination of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) and the Company’s Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan,” and together with the 2012 Plan, the “Everi Equity Plans”), effective as of the Merger Effective Time, consistent with the terms of the Merger Agreement. Following the Merger Effective Time, no Company Equity Awards or other right that was outstanding immediately prior to the Merger Effective Time will remain outstanding and each former holder of any Company Equity Award will cease to have any rights with respect thereto, except the right to receive the Per Share Price set forth in the Merger Agreement, without interest and less all applicable taxes.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board of Directors, the representatives of each party to the Merger Agreement, their respective advisors, or any other persons.

The Board of Directors, acting independently and with the advice of its management team, and in the ordinary course of business, reviews and assesses the operations, financial performance, future growth prospects, market perception, and industry conditions of Everi in light of the current business and economic environment and in consideration of its business strategy to enhance value for Everi stockholders. From time to time, the Board of Directors and Everi’s management teams have evaluated and considered a variety of potential financial and strategic options to enhance business performance and stockholder value in light of industry developments and changing economic and market conditions. The evaluations have included, among other matters, monitoring the financial performance and strategic transactions of others in Everi’s industry, including IGT, and the consideration of potential opportunities for business combinations, acquisitions, and other financial and strategic alternatives, as compared to the benefits and risks of continued operation as a standalone, publicly traded company.

The Everi evaluations have included consideration, from time to time, of various potential strategic alternatives, partnerships, investments, acquisitions, business combinations, and other strategic transactions and opportunities as well as ongoing analysis of Everi’s business segments, both on an individual and collective basis and with a focus on both actual performance and market perception.

Also, from time to time, members of Everi’s management have met with others in the industry to discuss trends and developments in the gaming industry.

On February 23 and 24, 2022, the Board of Directors held a meeting during which, among other things, Mr. Michael D. Rumbolz, the Executive Chair of Everi, discussed the potential for a combination of Everi and IGT’s Global Gaming business (“Gaming”) and also potentially IGT’s PlayDigital business (“PlayDigital”). The Board of Directors discussed the strategic landscape, as well as other potential transactions being evaluated by Everi’s management team, and directed management to explore potential transactions.

On March 29, 2022, representatives of Global Leisure Partners LLC (“GLP”), an advisory and investment services provider in the global leisure industry, met in person and telephonically with Mr. Rumbolz, Mr. Randy L. Taylor, the President and Chief Executive Officer of Everi, and Mr. Timothy B. Richards, the Executive Vice-President, Strategy and Digital Gaming of Everi. GLP presented on and discussed the potential of a combination of Everi and Gaming and potentially also PlayDigital businesses.

On April 9, 2022, Everi entered into an engagement letter with GLP as Everi’s financial advisor with respect to a potential transaction with the IGT Gaming & Digital Business. Everi considered other financial advisors, but ultimately engaged GLP due to its extensive experience in the casino and gaming industries. GLP engaged Stonepine Partners to assist in a consultative capacity as certain Stonepine Partners’ principals have longstanding history with and knowledge of the gaming industry. Stonepine Partners is an advisory and investment firm that is active with both public and private companies at all stages of investment.

On April 11, 2022, representatives of Stonepine Partners contacted Mr. Vincent L. Sadusky, the Chief Executive Officer of IGT, and they discussed the potential of a combination of Everi and the IGT Gaming & Digital Business. Mr. Rumbolz and Mr. Taylor had agreed that a representative of Stonepine Partners should arrange a meeting between Mr. Rumbolz and Mr. Sadusky because of Stonepine Partners’ pre-existing relationship with Mr. Sadusky.

On May 20, 2022, Mr. Rumbolz met with Mr. Sadusky. They discussed general industry trends and the Everi and IGT businesses generally, as well as the potential of a combination of Everi and the IGT Gaming & Digital Business. Mr. Rumbolz and Mr. Sadusky agreed that although there were potential benefits to both Everi stockholders and IGT’s shareholders from a combination of Everi and the IGT Gaming & Digital Business, it made sense to revisit a potential transaction at a later date because IGT was still in the process of determining whether to pursue strategic alternatives for one or more of its businesses and had not yet reached a determination of what to pursue (if anything).

From time to time throughout the remainder of 2022, representatives of Everi and IGT or their advisors had discussions regarding a potential transaction involving Everi and the IGT Gaming & Digital Business. Also during that period, Everi continued to evaluate a potential transaction involving Everi and the IGT Gaming & Digital Business.

On October 10, 2022, representatives of Everi, including Mr. Taylor, Mr. Mark F. Labay, the Executive Vice President, Chief Financial Officer, and Treasurer of Everi, and Mr. Rumbolz, met in person in Las Vegas with representatives of IGT, including Mr. Sadusky and Mr. Fabio Celadon, the Executive Vice President of Strategy and Corporate Development of IGT, and discussed their respective businesses and the potential for a combination of Everi and the IGT Gaming & Digital Business. Also on October 10, 2022, representatives of GLP met with Mr. Celadon to discuss the prospect of a sale of the IGT sports betting business or a potential combination of Everi and the IGT Gaming & Digital Business.

From time to time in 2023, representatives of Everi or its advisors had discussions regarding and continued evaluating a potential transaction involving Everi and the IGT Gaming & Digital Business.

On February 15 and 16, 2023, the Board of Directors held a meeting, during which, among other things, Mr. Rumbolz updated the Board of Directors on discussions related to exploring a potential transaction involving Everi and the IGT Gaming & Digital Business.

On May 12, 2023, representatives of GLP and Stonepine Partners spoke with Everi’s management team and agreed to evaluate the potential of an acquisition of Everi by IGT, as well as the acquisition by Everi of the IGT Gaming & Digital Business.

On June 8, 2023, IGT issued a news release announcing that it would explore strategic alternatives for the IGT Gaming & Digital Business. Following the public announcement, representatives of Macquarie Capital (USA)

Inc. (“Macquarie”), one of the financial advisors to IGT, contacted Mr. Rumbolz and Mr. Taylor via email to offer a call to discuss the opportunity to acquire the IGT Gaming & Digital Business. Following the public announcement and through the end of June 2023, IGT’s financial advisors contacted 66 prospective counterparties for a potential acquisition of the IGT Gaming & Digital Business.

On June 9, 2023, Mr. Taylor and representatives of Macquarie met telephonically to discuss the auction process for the sale of the IGT Gaming & Digital Business (the “auction process”) and opportunity with respect to the IGT Gaming & Digital Business. Representatives of Macquarie followed up by sending Everi a confidentiality agreement with respect to the auction process. Also on June 9, 2023, GLP provided Everi’s management team an overview of a “Reverse Morris Trust” transaction as a possible means of executing a business combination of Everi and the IGT Gaming & Digital Business.

On June 27, 2023, Everi signed a confidentiality agreement with IGT for a potential transaction with the IGT Gaming & Digital Business and subsequently received access to the due diligence information being shared with prospective counterparties. Also on June 27, 2023, Everi engaged Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) as its external legal counsel in connection with a potential transaction based on a number of factors, including Pillsbury’s prior representation of Everi and the firm’s broad mergers and acquisitions and capital markets expertise, among other factors.

On July 5, 2023, GLP provided Everi management with an updated analysis of a Reverse Morris Trust transaction involving Everi and the IGT Gaming & Digital Business. GLP provided supplementary analysis and conducted video conferences with Everi management to discuss the analysis over the following seven days.

On July 6, 2023, Mr. Taylor had a call with representatives of Macquarie to further discuss the auction process as well as structural alternatives, including a Reverse Morris Trust transaction. Also on July 6, 2023, Mr. Rumbolz had a call with Mr. Sadusky to discuss the auction process as well as structural alternatives, including a Reverse Morris Trust transaction.

On July 10, 2023, representatives of Macquarie shared with GLP and Everi an initial phase one auction process letter requesting the submission of written non-binding indications of interest for a potential transaction with respect to the IGT Gaming & Digital Business by August 8, 2023.

From July 10 to July 11, 2023, Mr. Rumbolz, Mr. Taylor, and representatives of GLP had numerous conversations to discuss a potential transaction and Everi’s position.

On July 12, 2023, Mr. Taylor shared with representatives of IGT a presentation outlining two alternatives for a combination of Everi and the IGT Gaming & Digital Business. One alternative showed Everi stockholders being majority stockholders of the resulting company and IGT receiving cash and shares of Everi common stock and the other alternative showed IGT receiving cash and IGT’s shareholders receiving Everi common stock such that IGT’s shareholders would become the majority stockholders of the combined company, both of which attributed a $4.0 billion valuation to the IGT Gaming & Digital Business.

On July 20, 2023, Mr. Taylor spoke with representatives of IGT and Macquarie regarding potential transaction structures and valuation.

On July 24 and July 25, 2023, on behalf of IGT, representatives of Deutsche Bank Securities Inc. (“Deutsche Bank”), the other financial advisor to IGT, and Macquarie provided representatives of GLP and Everi with representatives of Deutsche Bank and Macquarie’s views of financing terms that might be available from Deutsche Bank and Macquarie to a purchaser of the IGT Gaming & Digital Business.

On July 26, 2023, Mr. Rumbolz, Mr. Taylor, and representatives of GLP and Macquarie discussed various financing considerations and potential financing terms for an acquisition of the IGT Gaming & Digital Business.

On July 27, 2023, Mr. Rumbolz, Mr. Taylor, and representatives of GLP met to discuss Macquarie’s views on financing terms that may be available in connection with a potential acquisition of the IGT Gaming & Digital Business.

On July 28, 2023, GLP met with Mr. Celadon to discuss the auction process and the structure of Everi’s potential proposal. Mr. Celadon shared that based on various data points, a $4.0 billion valuation may be too low to continue discussions in the second phase of the auction process and that IGT’s preference would be for an all cash transaction. GLP subsequently updated Everi management regarding the meeting.

On August 2, 2023, the Board of Directors held an executive session and, thereafter, representatives of Everi management joined the meeting of the Board of Directors, in each case, to discuss a potential transaction involving Everi and the IGT Gaming & Digital Business. Mr. Rumbolz and Mr. Taylor provided an overall update of the auction process. Everi management and the Board of Directors discussed the financial and business aspects of a potential transaction, the valuation of the IGT Gaming & Digital Business based on information provided to date, areas of diligence focus and considerations, and the potential benefits to Everi stockholders and potential synergies and dis-synergies if Everi combined with the IGT Gaming & Digital Business. The Board of Directors discussed the structure and terms of a draft non-binding indication of interest to acquire the IGT Gaming & Digital Business for $4.25 billion for a combination of cash and Everi common stock issued at $16.00 per share. The Board of Directors approved these terms and instructed management to submit the non-binding indication of interest.

On August 8, 2023, Everi submitted a non-binding indication of interest to representatives of Macquarie and Deutsche Bank providing that Everi would acquire the IGT Gaming & Digital Business for $2.91 billion in cash and $1.34 billion in shares of Everi common stock issued at $16.00 per share.

During the first half of August 2023, IGT received non-binding indications of interest from other prospective counterparties with respect to the potential acquisition of the IGT Gaming & Digital Business, with purchase prices ranging from $3.5 to $5.5 billion and consisting of different forms of consideration.

On August 17, 2023, Everi informed representatives of IGT it was willing to increase the cash component of its proposal to $3.14 billion and reduce the common stock component to $1.11 billion. Everi also indicated it would be willing to replace a portion of the common stock component with preferred securities with a value of approximately $250 million to $450 million. Also on August 17, 2023, representatives of Deutsche Bank and Macquarie informed representatives of Everi that Everi was invited to the second phase of the auction process and would be provided access to a second phase due diligence data room.

Between August 2023 and October 2023, Everi and representatives of GLP engaged in due diligence of the IGT Gaming & Digital Business and contacted a number of financing banks and potential equity investors with a request for proposals for financing a potential transaction.

On September 13, 2023, Everi and IGT entered into a clean team agreement to facilitate access to proprietary information of IGT for the purpose of allowing Everi to evaluate and negotiate a potential transaction. Access to proprietary information was limited to certain representatives of Everi and its outside advisors, as specified in the agreement.

On September 25 and September 26, 2023, members of Everi management and representatives of GLP met with potential lenders to discuss the financing of a potential transaction. Each lender presented on their suggested financing model, leads for the financing, and other metrics.

On September 26, 2023, members of Everi’s management and representatives of GLP met with members of management of the IGT Gaming & Digital Business via video conference to discuss the IGT Gaming & Digital Business’ operational plan and financial projections.

Throughout September 2023, representatives of Everi management had numerous calls and question and answer sessions with the management of the IGT Gaming & Digital Business and its representatives to financial diligence, standalone assumptions, and potential synergies.

On September 28, 2023, representatives of Everi and GLP conducted a conference call with a number of financing banks with regard to putting in place committed financing for a transaction offer. Additionally, representatives of GLP provided representatives of Macquarie with a list of potential equity investors to support Everi’s proposal.

On October 2, 2023, Macquarie authorized Everi and GLP to speak with potential equity investors to support Everi’s proposal identified by IGT. There were also follow up calls with lenders and Mr. Taylor, Mr. Des Champs, and representatives of GLP.

On October 4, 2023, the Board of Directors held a strategy session. The Board of Directors discussed management’s current view on the valuation of the IGT Gaming & Digital Business based on information provided and diligence to date, and the rationale for a transaction. Management provided an update on diligence items and diligence considerations. Management provided an update on discussions with lenders and equity investors, and the Board of Directors discussed a range of alternatives to raise capital, as well as reviewed a range of pro-forma capital structures and financial projections.

Also on October 4, 2023, Everi received a second phase auction process letter from representatives of Macquarie (the “Phase Two Process Letter”).

On October 11, 2023, Mr. Taylor, Mr. Rumbolz, and Mr. Labay met with representatives of Macquarie to discuss the pricing and structure of a potential proposal from Everi. Mr. Taylor stated that the all cash purchase price range that Everi would consider would be less than $4.0 billion. Representatives of Macquarie stated that, in light of the purchase price ranges IGT had received from other participants, a purchase price less than $4.0 billion would not provide Everi with an opportunity to be the winning bidder.

Also on October 11, 2023, Mr. Rumbolz and Mr. Taylor met in person with representatives from a group of two financial sponsors interested in a transaction (“Party 1”) and a financial advisor (“Potential Financial Advisor 1”), to discuss the potential for a transaction in which Party 1 might acquire the outstanding equity interests of Everi.

On October 12, 2023, Mr. Rumbolz and Mr. Taylor met with representatives of Potential Financial Advisor 1 to develop a better understanding of Party 1’s interest in a transaction for Everi and whether further discussions were warranted. Potential Financial Advisor 1 did not represent Everi or Party 1 but was interested in representing Everi if there was the potential for a transaction for Everi involving Party 1.

On October 13, 2023, Mr. Rumbolz spoke with Mr. Sadusky and indicated that Everi would not submit a final proposal in accordance with the Phase Two Process Letter given the reduction in the purchase price that Everi was willing to pay relative to the purchase price indicated in Everi’s initial indication of interest. Everi’s decision not to submit a final proposal was not related to the potential transaction with Party 1. Everi expressed a continued interest in a potential transaction involving a combination of stock and cash consideration, if IGT was interested in such a potential transaction. The parties discussed that, given IGT’s preference for an all cash purchase and the all cash purchase price which Everi was willing to pay, it would be appropriate for Everi to cease its diligence efforts. Everi indicated that if the auction process did not yield an outcome acceptable to IGT, then Everi would be willing to reengage with IGT.

On October 14, 2023, Mr. Taylor had another follow-up conversation with representatives of Potential Financial Advisor 1 to discuss and further understand the interest level of Party 1.

On November 1 and November 2, 2023, the Board of Directors held a meeting during which Mr. Rumbolz and Mr. Taylor updated the Board of Directors on their meetings with Party 1 and representatives of Potential Financial Advisor 1. The Board of Directors supported management’s intention to continue the discussions with Party 1 to see if there was a real interest in a transaction with Everi. Additionally, Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status of a potential transaction involving Everi and the IGT Gaming & Digital Business and the Board of Directors discussed potential next steps with respect to the potential transaction.

On November 3, 2023, Mr. Taylor sent a letter to representatives of Macquarie and Deutsche Bank stating that although Everi had paused its engagements with external advisors, lenders, and equity investors based on the prior guidance provided by Macquarie on price, Everi still believed in the financial and business logic of a potential transaction involving Everi and the IGT Gaming & Digital Business.

None of the prospective counterparties in the auction process to acquire the IGT Gaming & Digital Business, including those that previously submitted non-binding indications of interest in August 2023, submitted final bids or written updated indications of value, including such prospective counterparties that submitted non-binding indications of interest in August 2023. Accordingly, IGT terminated the auction process and continued its evaluation of other potential methods to separate the IGT Gaming & Digital Business from the remainder of IGT.

On November 10, 2023, Everi signed a confidentiality and standstill agreement with Party 1, restricting Party 1 from acquiring ownership in any securities or material assets of Everi for a period of 24 months following the date of the agreement and restricting Party 1 from asking Everi for a waiver of such restrictions, publicly or privately, such restrictions expiring immediately after Everi’s entry into certain fundamental transactions. Also on November 10, 2023, after entry into such confidentiality and standstill agreement, Everi provided diligence materials to Party 1 for purposes of evaluating a potential transaction.

On November 14, 2023, Mr. Rumbolz, Mr. Taylor, Mr. Labay, Ms. Kate Lowenhar-Fisher, the Chief Legal Officer, General Counsel, and Corporate Secretary of Everi, and representatives of Potential Financial Advisor 1 met telephonically to continue discussions regarding a potential transaction with Party 1.

On November 22 and November 30, 2023, Mr. Rumbolz, Mr. Taylor, Mr. Labay, and representatives of Potential Financial Advisor 1 met telephonically to discuss Party 1’s overall interest in a potential transaction with Everi.

On November 27, 2023, Mr. Rumbolz contacted Mr. Sadusky to propose Everi and IGT resume discussions with respect to a potential transaction involving Everi and the IGT Gaming & Digital Business, and they agreed to meet in person in New York City on December 7, 2023.

On December 7, 2023, Mr. Rumbolz and Mr. Taylor met in New York City with Mr. Sadusky, Mr. Celadon, and representatives of Macquarie to discuss a proposed combination of Everi and the IGT Gaming & Digital Business. Representatives of IGT presented a potential transaction structure as well as the strategic rationale for the potential transaction.

On December 10, 2023, representatives of Macquarie shared a draft mutual confidentiality agreement with Everi.

On December 11, 2023, representatives of Everi received from representatives of IGT a draft exclusivity agreement and non-binding term sheet regarding the Original Proposed Transaction involving Everi and the IGT Gaming & Digital Business whereby Everi would acquire the IGT Gaming & Digital Business in a reverse merger pursuant to which (a) IGT would spin-off Spinco by distributing pro rata all the equity interests of Spinco to existing IGT shareholders and (b) a subsidiary of Everi would merge with and into Spinco with Spinco continuing as the surviving company and a wholly-owned subsidiary of Everi and all the equity interests of Spinco held by IGT’s shareholders being converted into shares of Everi common stock. The term sheet contemplated an enterprise value of $4.0 billion for the IGT Gaming & Digital Business, consisting of a combination of (i) $2.585 billion of cash to be distributed to IGT and (ii) $1.415 billion of newly issued shares of Everi common stock to be issued to IGT’s shareholders, calculated based on an Everi share price of $14.00 per share, resulting in approximately 52.6% ownership by the IGT’s shareholders and 47.4% ownership by the Everi stockholders of the combined company, in each case, on a fully-diluted basis. The draft also contemplated that the combined company would have a board of directors of nine members, with five initially designated by IGT and four initially designated by Everi, and that IGT would designate the management of the combined company. The draft exclusivity agreement contemplated that Everi and IGT, with respect to the IGT Gaming & Digital Business, would not solicit or engage in discussions or negotiations with respect to alternative transactions until 11:59 pm, New York City time, on January 31, 2024.

Also on December 11, 2023, representatives of Macquarie shared an initial reverse diligence question list with representatives of Everi. On the same day, members of the management teams from Everi and IGT as well as Macquarie discussed reverse due diligence topics and questions, as well as logistics around the exchange of information.

On December 13 and 14, 2023, Mr. Rumbolz, Mr. Taylor, Mr. Labay, and other management of Everi met with representatives of Potential Financial Advisor 1 to discuss due diligence for Party 1 related to Everi’s digital, games, and FinTech operations. Potential Financial Advisor 1 did not represent Everi or Party 1 but was interested in representing Everi if there was the potential for a transaction.

Between December 14 and December 16, 2023, representatives of Everi, including Pillsbury and GLP, and representatives of IGT, including Sidley Austin LLP (“Sidley”), legal counsel to IGT, exchanged multiple drafts of the non-binding term sheet and discussed certain matters in the term sheet, including (a) the exchange ratio and resulting post-closing ownership of the combined company, (b) certain governance matters, and (c) whether Everi would be permitted to distribute cash above a threshold to its stockholders via a special dividend (the “Special Dividend”).

On December 16, 2023, Everi and IGT finalized the term sheet and exclusivity agreement (subject to approval of each company’s board of directors). The final term sheet contemplated (i) a $14.00 per share valuation for the combined company, with an exchange ratio that was estimated to result in IGT shareholders owning 53.6% of the outstanding shares of the combined company on a fully-diluted basis (excluding unvested restricted shares), (ii) a cash distribution to IGT from Spinco of $2.585 billion, (iii) the combined company incurring $3.720 billion of indebtedness to finance the cash distribution to IGT and to repay existing Everi debt, (iv) the board of the combined company consisting of nine directors, with five designated initially by IGT and four designated initially by Everi, (v) the management of the combined company designated by IGT after consulting with the existing Chair of the Board of Directors, and (vi) customary lock-up and other provisions with respect to De Agostini (IGT’s largest and controlling shareholder).

On December 19, 2023, the Board of Directors held a meeting. Representatives of Pillsbury and GLP attended the meeting. Representatives of Pillsbury advised the Board of Directors on their fiduciary duties in connection with mergers and acquisitions transactions. Mr. Rumbolz and Mr. Taylor discussed a potential sale transaction involving the IGT Gaming & Digital Business and alternatives to such a transaction including a potential transaction with Party 1. After discussion, the Board of Directors instructed management to continue exploring the Original Proposed Transaction, conduct further due diligence and analysis, and authorized entering into an exclusivity agreement with IGT subject to resolution of material points.

Also on December 19, 2023, Everi began populating the Everi data room with information requested by IGT.

On December 20, 2023, Everi entered into a confidentiality and standstill agreement with IGT, restricting the parties from acquiring ownership in any securities or material assets of the other party for a period of 18 months following the date of the agreement and restricting each party from asking the other party for a waiver of such restrictions, publicly or privately, such restrictions expiring immediately as to a party after the other party’s entry into certain fundamental transactions.

Also on December 20, 2023, Everi entered into a confidentiality agreement with De Agostini, restricting De Agostini from acquiring ownership in any securities or material assets of Everi for a period of 18 months following the date of the agreement and restricting De Agostini from asking Everi for a waiver of such restrictions, such restrictions expiring immediately after Everi’s entry into certain fundamental transactions.

On December 21, 2023, Party 1 sent representatives of Everi a non-binding proposal providing for Party 1 to acquire all the outstanding shares of Everi common stock for cash at $15.00 to $16.25 per share, subject to due diligence, a 90-day exclusivity period and other conditions. Also, on December 21, 2023, the Board of Directors held a meeting to discuss the non-binding proposal from Party 1. Representatives of Pillsbury attended the meeting. After discussion, the Board of Directors instructed management to have Party 1 clarify its non-binding proposal.

Also on December 21, 2023, IGT re-opened its data room to members of Everi and its advisors. Additionally, both Everi’s management and IGT’s management began the process of identifying which items should be made available on a limited basis to a subset of individuals through a separate data room.

On December 22, 2023, Mr. Sadusky sent Mr. Taylor the term sheet the parties had negotiated, which contemplated a per share valuation for the combined company of $14.00 per share. On December 22, 2023, the closing price of Everi common stock was $11.13. Also on December 22, 2023, Party 1 notified Potential Financial Advisor 1 that it would be willing to reduce the 90-day exclusivity period to 45 days if Everi agreed to reimburse Party 1’s expenses up to a cap of $3 million.

On December 22, 2023, the Board of Directors met to discuss the non-binding proposal from Party 1 for a cash transaction with a share price of $15.00 to $16.25 per share and to determine if the Board of Directors felt it was in the best interests of Everi and Everi stockholders to continue to explore the Original Proposed Transaction or a transaction with Party 1. Representatives of Pillsbury attended the meeting. The Board of Directors discussed the greater likelihood that a transaction could be consummated with IGT as compared to Party 1 given the lengthier discussions with IGT as compared to the limited interactions with Party 1, the uncertainty as to whether the terms proposed by Party 1 would change as a result of diligence or negotiation, IGT’s statement to Everi that IGT would not proceed with further negotiations without an exclusivity agreement, and the long-term value of the combination with IGT as compared to the share price proposed by Party 1. After such discussion, the Board of Directors concluded that the non-binding proposal from Party 1 involved too much execution risk relative to the Original Proposed Transaction, that based on the diligence and other information that had not yet been provided to Party 1, the Board of Directors expected the price included in the non-binding proposal from Party 1 to decrease after Party 1 conducted diligence, the non-binding proposal from Party 1 was subject to diligence and other conditions that had not yet occurred, the non-binding proposal from Party 1 was subject to either a 90-day exclusivity period or expense reimbursement provisions that were deemed unusual (including reimbursement of expenses related to due diligence review if a transaction did not close), and the non-binding proposal from Party 1 would likely foreclose the ability to consummate a transaction involving the IGT Gaming & Digital Business due to timing restraints communicated by IGT to Everi, among other concerns. Everi’s management provided an overall update on IGT’s proposal to date, and the Board of Directors discussed the preliminary financial analysis, Everi’s alternatives, findings from preliminary diligence, risks and costs associated with the Original Proposed Transaction and potential transaction with Party 1, and the potential short-term and long-term value for stockholders. Following this discussion, the Board of Directors reaffirmed its instructions to management to enter into a mutual exclusivity agreement with IGT.

On December 22, 2023, Everi entered into a mutual exclusivity agreement with IGT, with exclusivity expiring on January 31, 2024 (the “Exclusivity Agreement”). Everi subsequently provided data room access to IGT and its advisors. Representatives of Everi management informed Party 1 that Everi intended to end discussions of a potential transaction with Party 1.

Over the course of the following weeks until signing, Everi and IGT engaged in mutual due diligence across business, financial, operational, legal, and other workstreams.

Also on December 28, 2023, Everi and IGT entered into a mutual clean team agreement to facilitate access to proprietary information of each of Everi and IGT for the purpose of allowing the other party to evaluate and negotiate the Original Proposed Transaction. Access to proprietary information was limited to certain representatives of Everi and IGT, and their outside advisors, as specified in the agreement.

From January 9 to January 11, 2024, representatives of Everi management and representatives of IGT management held in-person meetings in Las Vegas. Representatives of GLP also attended the in person meetings. Representatives of Pillsbury and Sidley attended certain meetings via video conference. Everi management delivered a presentation providing an overview of the operations and financials of Everi. Various members of Everi’s management and various members of IGT’s management provided each other with additional information about their respective businesses and discussed strategy, certain historical and projected financials, industry trends, potential synergies and dis-synergies, and matters relating to integration in connection with the Original Proposed Transaction.

During the remainder of January 2024 until signing, members of management of IGT discussed the financing for the Original Proposed Transaction with representatives of Deutsche Bank, Macquarie, Sidley, Everi, and Pillsbury, including the types and amounts of financing, certain of the terms of the financing, and the timeline for the preparation and negotiation of the debt financing commitment papers to be entered into in connection with signing of the Original Agreements for the Original Proposed Transaction.

On January 12, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and GLP attended the meeting. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status of the Original Proposed Transaction, including an overview of the meetings that took place earlier in the week, as well as areas of focus for diligence and areas of negotiation, and approved the engagement of Houlihan Lokey to provide a fairness opinion to the Board of Directors after a discussion of Houlihan Lokey’s national prominence, qualifications, relevant experience, including in transactions of the size and nature of the Original Proposed Transaction, and whether there were any potential conflicts of interest after review of a relationships disclosure memorandum provided by Houlihan Lokey.

Between January 12 and February 7, 2024, representatives of Everi participated in multiple diligence calls and meetings with representatives of IGT, exchanged numerous emails regarding both the Everi business and the IGT Gaming & Digital Business, and both Everi and IGT uploaded additional diligence materials to their respective data rooms. In addition, during this period, Mr. Taylor and Mr. Celadon held frequent calls to discuss open items and other matters which, at the time of discussion, were relevant to the Original Proposed Transaction.

On January 15, 2024, Everi engaged Houlihan Lokey to, if requested by the Board of Directors, provide an opinion to the Board of Directors as to whether the consideration to be paid by Everi in the Original Proposed Transaction was fair to Everi, from a financial point of view.

Also on January 15, 2024, representatives of Sidley circulated to representatives of Pillsbury initial drafts of the separation agreement and the merger agreement for the Original Proposed Transaction. The draft of the merger agreement contemplated, among other things,

•

the transaction would be conditioned on, among other things, (a) Everi receiving stockholder approval for the issuance of shares to IGT/Spinco shareholders in the merger consistent with NYSE rules, and (b) IGT receiving shareholder approval from its shareholders for the distribution of the Spinco equity interests to IGT’s shareholders;

•

De Agostini would enter into a voting and support agreement with Everi and IGT pursuant to which it would agree to vote all its shares of IGT in favor of the distribution of Spinco equity interests (which shares would be sufficient to approve the Original Proposed Transaction), provided that De Agostini’s obligation to vote would be terminated if IGT’s board of directors changed its recommendation that IGT’s shareholders vote in favor of the distribution;

•

while each of Everi and IGT would have the right, prior to receipt of stockholder or shareholder approval (as applicable), to engage in negotiations with respect to unsolicited acquisition proposals that met certain requirements and each board of directors would have the right to change its recommendation to its stockholders or shareholders (as applicable) and recommend that they vote against the Original Proposed Transaction in favor of an acquisition that constituted a superior proposal and met certain other requirements, neither party would have the right to terminate the Original Agreements to accept such superior proposal and would instead have to submit the Original Proposed Transaction to its stockholders or shareholders (as applicable) (a “force the vote” provision);

•

if either party’s board of directors changed its recommendation and recommended that its stockholders or shareholders (as applicable) vote against the Original Proposed Transaction, the other party could terminate the Original Agreements and the party that changed its recommendation would be required to pay the other party a termination fee of $200 million;

•

to obtain regulatory approvals, Everi and IGT would be required to engage in remedial actions with respect to Everi and the IGT Gaming & Digital Business, respectively, unless such actions would result in a material adverse effect on Everi or the IGT Gaming & Digital Business (for purposes of measuring such an effect on the IGT Gaming & Digital Business, it would be measured as though it were the same size as Everi);

•	neither IGT nor Everi would be subject to a post-closing non-compete with respect to the business of the other party; and

•	Everi would be responsible for pre-closing tax liabilities of the IGT Gaming & Digital Business.

On January 17, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and GLP also attended the meeting. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status of the Original Proposed Transaction, including the work plan to evaluate the Original Proposed Transaction, the status of diligence, and the status of the Original Agreements, and an executive summary of the merger agreement and the separation agreement. The Board of Directors provided management direction on the proposed terms of the merger agreement and the separation agreement.

From mid-January 2024 through early February 2024, Everi and IGT and their respective advisors exchanged drafts of the Original Agreements and participated in meetings and calls to negotiate terms and provisions of the Original Agreements.

On January 18, 2024, representatives of Pillsbury circulated to representatives of Sidley initial drafts of the voting and support agreement and the investor rights agreement (pursuant to which Everi would grant De Agostini certain rights as an owner of shares of Everi common stock).

Also on January 18, 2024, Sidley and Pillsbury discussed the financing for the Original Proposed Transaction, including (i) the types and amounts of financing, (ii) debt/financing plans such as which entities would incur debt and use of proceeds, (iii) certain other of the terms of the financing, and (iv) the timeline for the debt financing commitment papers to be entered into in connection with signing of the Original Agreements.

On January 21, 2024, representatives of GLP shared an analysis of termination fees from comparable transactions with representatives of Macquarie, with Everi taking the position that the termination fee should be less than the $200 million fee proposed by IGT in the initial draft of the merger agreement. Later that day, representatives of GLP and Macquarie met via teleconference to discuss the termination fee and relevant precedents.

On January 23, 2024, representatives of GLP, Pillsbury, and Everi management discussed issues with the merger agreement and the separation agreement and created a combined issues list to share with IGT and its representatives. Later that day, Mr. Taylor sent Mr. Celadon a list of commercial issues relating to the initial drafts of the merger agreement and the separation agreement. Mr. Taylor had a call with Mr. Celadon to discuss the issues on such list, including:

•	the $200 million termination fee and the obligations of the parties to reimburse the financing expenses of the other under certain circumstances following a termination of the Original Agreements;

•	Everi’s obligation to execute debt commitment papers;

•	the “force the vote” provisions;

•	the “material adverse effect standard” for regulatory efforts covenant;

•	the method of calculating the exchange ratio, including how to address Everi equity awards granted prior to closing;

•	that Everi would be responsible for pre-closing taxes of the IGT Gaming & Digital Business; and

•	terms related to timing and proposed calculations of the Special Dividend.

On January 24, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and GLP also attended the meeting. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status of the Original Proposed Transaction and diligence, and provided a summary of terms of the Original Agreements being negotiated. The Board of Directors provided management direction on the items under negotiation. The Board of Directors also approved an extension of the expiration date of the exclusivity period under the Exclusivity Agreement from January 31, 2024 to February 14, 2024.

On January 25, 2024, Everi and IGT executed an agreement extending the expiration date of the exclusivity period under the Exclusivity Agreement from January 31, 2024 to February 14, 2024.

On January 26, 2024, representatives of De Agostini’s external legal counsel, Wachtell, Lipton, Rosen & Katz (“Wachtell”), shared a draft of the term sheet regarding De Agostini’s post-closing governance proposal for Everi, which provided, among other things, that De Agostini would maintain various consent rights, preemptive rights, information rights, and the right to designate three members of the Board of Directors. Everi rejected this proposal, noting that the governance terms were overly broad and countered with a set of more limited rights on January 27, 2024.

On January 31, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and GLP also attended the meeting. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status of the Original Proposed Transaction and representatives of Pillsbury and GLP advised the Board of Directors on diligence matters and the business and legal issues relating to the Original Agreements. The Board of Directors discussed outstanding issues under negotiation and reviewed the financial model and comparable companies and transactions.

Also on January 31, 2024, Sidley delivered to Pillsbury a revised draft of the merger agreement. The revised draft contemplated that IGT would accept the reduction in the termination fee to $80 million if Everi accepted the remainder of the “deal protection” terms as contemplated in the Sidley draft, including the “force the vote” provisions.

From February 5 to February 8, 2024, Everi management and IGT management met, together with representatives of Pillsbury, Sidley, GLP, and Macquarie, in person in Chicago to negotiate the Original Agreements. During these meetings, representatives of Everi and IGT negotiated numerous outstanding points, including:

•	the termination fee would be $80 million as proposed by Everi and the “force the vote” provisions would be retained as proposed by IGT;

•	De Agostini would be released of its obligation to vote for the Original Proposed Transaction if the IGT board of directors changed its recommendation;

•	IGT would be responsible for pre-closing taxes of the IGT Gaming & Digital Business; and

•	IGT would be subject to a non-compete agreement, with the details to be negotiated.

The parties exchanged drafts of the various Original Agreements during the week based on progress made during the discussions.

On February 8, 2024, representatives of Pillsbury and Mr. Rumbolz from Everi met with representatives of Wachtell and IGT and De Agostini management in person in New York City to discuss certain terms of the investor rights agreement, including De Agostini’s right to nominate directors of the Board of Directors and the ownership thresholds of such right, whether such directors would be forced to immediately resign if De Agostini falls below such thresholds, whether De Agostini’s consent would be required for certain actions, including increasing the size of the Board of Directors, selection of the post-closing chair of the Board of Directors and the chief executive officer and chief financial officer of Everi, standstill restrictions, information rights, and non-competition restrictions.

On February 9, 2024, the Board of Directors held a meeting. Representatives of Pillsbury, GLP, and Houlihan Lokey also attended the meeting. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status and timeline of the Original Proposed Transaction, including the progress of the deal negotiations, De Agostini’s requested governance rights, and key diligence items. Representatives of Pillsbury advised on certain matters. Representatives of GLP also provided input and advised on certain matters. Representatives of Houlihan Lokey reviewed with the Board of Directors Houlihan Lokey’s preliminary financial analyses with respect to Everi, the IGT Gaming & Digital Business, and the Original Proposed Transaction. The Board of Directors was provided with in advance of the meeting, and discussed, the 2024 budget of each of Everi and the IGT Gaming & Digital Business as well as financial projections with respect to the Everi business, the IGT Gaming & Digital Business, and the potential synergies of the combined company (the “financial projections”). The Board of Directors also approved an extension of the expiration date of the exclusivity period under the Exclusivity Agreement from February 14, 2024 to February 29, 2024.

On February 10, 2024, to permit the parties to continue to progress due diligence and negotiation of the Original Agreements, Everi and IGT executed an agreement extending the expiration date of the exclusivity period under the Exclusivity Agreement from February 14, 2024 to February 29, 2024.

On February 12, 2024, the parties agreed that for purposes of calculating the exchange ratio and considering the dilution that would occur as a result of vesting and other adjustments, the parties would fix the number of shares of Everi common stock to be issued to IGT shareholders at 103,379,870, resulting in IGT’s shareholders owning approximately 54.2% of the combined company’s issued and outstanding shares of common stock following the closing.

On February 15, 2024, the Board of Directors held an executive session that Mr. Rumbolz and Mr. Taylor did not attend. Representatives from Pillsbury, GLP, and Houlihan Lokey also attended. Representatives from Houlihan Lokey reviewed with the Board of Directors Houlihan Lokey’s updated preliminary financial analyses related to Everi, the IGT Gaming & Digital Business, and the Original Proposed Transaction.

On February 16, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and GLP also attended the meeting. Mr. Rumbolz and Mr. Taylor and representatives of Pillsbury updated the Board of Directors on the issues that were resolved at the in-person meetings and summarized the legal and business items that remained open. Representatives of GLP presented on the terms and structure of the financing. The Board of Directors was updated on the proposed timing of the Original Proposed Transaction.

Over the remainder of February 2024, Everi and IGT and their respective advisors negotiated the remaining outstanding items on the Original Agreements and the debt financing commitment papers, exchanged drafts of the Original Agreements and debt financing commitment papers, and completed business, financial, accounting, and legal due diligence. In addition, during this time Everi and De Agostini, together with their legal advisors, negotiated and exchanged drafts of the voting and support agreement and the investor rights agreement.

On February 26, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and GLP also attended the meeting. Representatives of Houlihan Lokey were also present for portions of the meeting. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the changes that were made to the Original Agreements since the last meeting. Management reviewed with the Board of Directors the financial projections. The Board of Directors also approved the formation of Merger Sub, a wholly owned subsidiary of Everi.

On February 28, 2024, the Board of Directors held a meeting to discuss the Original Proposed Transaction. Representatives of Pillsbury, GLP, and Houlihan Lokey also attended the meeting. Representatives of Pillsbury advised the Board of Directors on their fiduciary duties in connection with the Original Proposed Transaction. Mr. Rumbolz and Mr. Taylor and representatives of Pillsbury updated the Board of Directors on the changes made to the Original Agreements since the last meeting. At the request of the Board of Directors, Houlihan Lokey then reviewed and discussed its financial analysis with respect to Everi, the IGT Gaming & Digital Business, and the merger. Thereafter, as requested by the Board of Directors, Houlihan Lokey orally rendered its opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board of Directors dated February 28, 2024), that, based upon and subject to the assumptions, limitations, qualifications, and other matters considered in connection with the preparation of its opinion, the 103,379,870 shares of Everi common stock to be issued in the merger, was fair, from a financial point of view, to Everi, after giving effect to the related transactions, pursuant to the merger agreement and the separation agreement. After careful consideration, the Board of Directors resolved that the Original Proposed Transaction, including the merger, were advisable and in the best interests of Everi’s stockholders and unanimously approved the Original Proposed Transaction. Mr. Taylor and representatives of Pillsbury then summarized the proposed changes to the 2014 Plan relating to a change of control event. After careful consideration, the Board of Directors resolved that the changes to the 2014 Plan were advisable and in the best interests of Everi stockholders and unanimously approved the changes to the 2014 Plan. Following the Board of Directors’ approval, the parties executed the Original Agreements.

On February 29, 2024, Everi and IGT announced the Original Proposed Transaction in a joint news release.

On April 4, 2024, representatives of Apollo, a participant in the earlier auction process for the IGT Gaming & Digital Business, contacted IGT and De Agostini to request an in-person meeting with Everi and IGT to discuss what was described as a potential enhancement to the Original Proposed Transaction. Apollo said it was interested in only the Proposed Transaction, a potential acquisition of both Everi and the IGT Gaming & Digital Business and not an acquisition of just one or the other. On April 5, 2024, representatives of IGT informed Mr. Rumbolz of such request.

On April 5, 2024, representatives of Everi, IGT, Pillsbury, Sidley, and Wachtell discussed whether to engage with Apollo.

On April 8, 2024, the Board of Directors held a meeting. Representatives of Pillsbury attended the meeting. Mr. Rumbolz and Mr. Taylor informed the Board of Directors that Apollo contacted IGT and De Agostini to discuss Apollo’s proposal. The Board of Directors directed Everi’s management to meet with IGT and Apollo, subject to entering into a confidentiality agreement prior to the meeting.

On April 10, 2024, Everi and Apollo entered into a confidentiality and standstill agreement restricting Apollo and its affiliates from acquiring ownership in Everi greater than 4.99% of the outstanding equity securities of Everi or acquiring any material assets of Everi for a period of 18 months following the date of the agreement and containing a “don’t ask don’t waive” provision restricting Apollo from requesting Everi for a waiver of such restrictions, publicly or privately, with such “don’t ask don’t waive” restrictions expiring immediately after

Everi’s entry into certain fundamental transactions with a third party, such as an acquisition of a majority of the voting securities or assets of Everi.

Also on April 10, 2024, representatives of Everi, IGT, and Apollo met. Apollo proposed that an affiliate of the Apollo Funds would acquire all the outstanding equity interests of Everi for a price of $12.50 per share in cash and the IGT Gaming & Digital Business for $3.9 billion in cash (with all the $3.9 billion being paid directly to IGT). Apollo indicated that (a) with respect to diligence on Everi, Apollo would expect a highly focused diligence process, (b) with respect to diligence on the IGT Gaming & Digital Business, the vast majority of the business diligence was completed in connection with the auction process and therefore remaining diligence would be primarily focused on rolling forward financials and performance indicators for recent performance and completing cost and carve-out related work, and (c) transaction documents for the Proposed Transaction would leverage the Original Agreements.

On April 12, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and GLP attended the meeting. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status of the Proposed Transaction, including the discussions that occurred on April 10, 2024. The Board of Directors discussed the implications of the Proposed Transaction, including comparing the Original Proposed Transaction with the Proposed Transaction with respect to deal timing, closing certainty, and value creation, among other things. As part of the discussions, the Board of Directors noted (a) the uncertainty with respect to the Proposed Transaction as to, among other things, whether Apollo would continue to be interested following due diligence, whether the terms proposed by Apollo would change as a result of diligence or negotiations, and the likelihood that the number of regulatory filings would meaningfully increase in a transaction with Apollo, and (b) the potential adverse impact to the Original Proposed Transaction from engaging in negotiations with Apollo, including the delay in progressing the Original Proposed Transaction, the distraction to management and the potential of unauthorized communications, such as a leak. The Board of Directors reviewed various financial perspectives comparing the Original Proposed Transaction to Apollo’s proposal. Then, the Board of Directors directed management to reject Apollo’s proposal at the proposed price per share. The Board of Directors noted that it would reconsider the Proposed Transaction at a higher price.

On April 18, 2024, Mr. Sadusky communicated to representatives of Apollo that both Everi and IGT had rejected Apollo’s proposal.

On April 21, 2024, representatives of Apollo provided Everi and IGT with a revised proposal for the Apollo Funds to acquire all the outstanding equity interests of Everi for $13.00 per share in cash and the IGT Gaming & Digital Business for $3.95 billion in cash.

On May 1, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and GLP attended the meeting. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status of the Proposed Transaction. The Board of Directors discussed Apollo’s revised proposal for the Apollo Funds to acquire all the outstanding equity interests of Everi for $13.00 per share in cash and the IGT Gaming & Digital Business for $3.95 billion in cash and determined to reject Apollo’s revised proposal at the proposed price per share, including considering the potential value of the Proposed Transaction to Everi relative to the Original Proposed Transaction.

Thereafter, Mr. Sadusky communicated to representatives of Apollo that both Everi and IGT had rejected Apollo’s revised proposal.

Between May 5 and May 10, 2024, Mr. Rumbolz had various discussions with representatives of Apollo.

On May 9, 2024, Apollo submitted to Everi and IGT a non-binding proposal in writing, which outlined the offer by the Apollo Funds to acquire Everi and the IGT Gaming & Digital Business for the same prices as previously proposed on April 21, 2024. The letter indicated that Apollo expected, subject to diligence and except for revisions to conform to the new transaction structure, required regulatory approvals, and to effect the take-private of Everi, the existing Original Agreements would all remain in force for the Proposed Transaction and the Original Proposed Transaction contemplated by such agreements would be completed substantially as already agreed as part of the Proposed Transaction. Further, the letter stated that Apollo believed it would complete confirmatory due diligence on an expedited timeline and be in a position to sign definitive transaction documents as soon as 30 days after receiving reasonably requested due diligence and assuming sufficient access to management.

On May 10, 2024, Mr. Rumbolz informed representatives of Apollo that if Apollo proposed to acquire all the outstanding equity interests of Everi for $14.00 per share in cash, that he would take the proposal back to the Board of Directors for consideration based on direction from the Board of Directors at prior board meetings regarding share prices that would be high enough for the Board of Directors to consider entering into more detailed negotiations.

On May 13, 2024, Apollo submitted to Everi and IGT a revised non-binding proposal in writing for the Apollo Funds to acquire all the outstanding equity interests of Everi for $14.00 per share in cash and the IGT Gaming & Digital Business for $4.05 billion in cash. Apollo stated in such letter that it believed it could complete its diligence on an expedited basis and be in a position to sign definitive transaction documents in as soon as 30 days (assuming sufficient access to management).

On May 16, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and GLP attended the meeting. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status of discussions among Everi, IGT, and Apollo. The Board of Directors discussed Apollo’s revised non-binding proposal of $14.00 per share of Everi common stock in cash, including Apollo’s view that definitive transaction documents for such proposal could be signed within 30 days (assuming sufficient access to management) and the lack of clarity as to whether Apollo’s proposal would permit Everi to issue the Special Dividend. The Board of Directors discussed the risks and uncertainties associated with the Proposed Transaction. The Board of Directors provided management direction on how to evaluate and proceed with such proposal and authorized management’s negotiations with respect to the Proposed Transaction, including providing Apollo with access to a virtual data room. The Board of Directors also reviewed and discussed GLP’s conflict disclosures and confirmed that there were no conflicts of interests with respect to the Proposed Transaction that would prohibit GLP from serving as a financial advisor to Everi with respect to the Proposed Transaction.

On May 16, 2024, Everi and IGT provided access to a data room which included certain materials of Everi (excluding material contracts and most employment and employee compensation-related materials) to representatives of Apollo and its advisors.

Over the next two months, Everi and IGT provided additional diligence information in response to Apollo’s due diligence requests, and access to Everi and IGT Gaming & Digital Business management in due diligence calls and in-person due diligence sessions, and Apollo conducted due diligence with respect to Everi and the IGT Gaming & Digital Business as it received such access. Additionally, representatives of Apollo made a site visit at Everi’s production facility in Las Vegas.

On May 17, 2024, Sidley, Pillsbury, and Apollo’s external legal counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), discussed diligence, timing, and initial considerations regarding Apollo’s May 13, 2024 non-binding proposal.

On May 20, 2024, Sidley and Pillsbury, on behalf of Everi and IGT respectively, sent Paul, Weiss, a draft non-binding term sheet regarding the Proposed Transaction with the Apollo Funds acquiring all the outstanding equity interests of Everi for $14.00 per share in cash and the IGT Gaming & Digital Business for $4.05 billion in cash. The draft non-binding term sheet reflected that Everi would have the ability to issue the Special Dividend prior to a closing and provided that except as required by the new structure or specifically provided in the term sheet, the terms of the Original Proposed Transaction would be retained.

On May 22, 2024, Everi and Apollo entered into a clean team agreement to facilitate access to proprietary information of Everi for the purpose of allowing Apollo to evaluate and negotiate a potential transaction. Access to proprietary information was limited to certain representatives of Apollo and its outside advisors, as specified in the agreement.

On May 22 and May 23, 2024, representatives of Everi, IGT, and Apollo and certain of their respective advisors participated in in-person meetings in New York City to discuss the IGT Gaming & Digital Business, the Everi business, due diligence, and the Proposed Transaction.

Between May 23 and June 3, 2024, Pillsbury, Sidley, and Paul, Weiss exchanged multiple drafts of the term sheet and had discussions regarding certain matters in the draft term sheets, including whether Everi would be permitted to distribute cash above a threshold to its stockholders via the Special Dividend, recourse in the event of breach, the inclusion and size of reverse termination fees and whether Everi and IGT would be entitled to certain ‘ticking’ fees if the Proposed Transaction was not consummated by a certain date.

On May 24, 2024, the HSR waiting period expired with respect to the Original Proposed Transaction. As a result, all antitrust approvals with respect to the Original Proposed Transaction had been obtained.

On May 28, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and GLP attended the meeting. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status of discussions among Everi, IGT, and Apollo. The Board of Directors discussed the material open items in the then-latest non-binding term sheet. The Board of Directors noted that as a result of the expiration of the HSR waiting period, all antitrust approvals required for the Original Proposed Transaction had been obtained and there were no foreign direct investment approvals required. The Board of Directors also discussed the gaming and financial services approvals needed to close the Original Proposed Transaction as compared to those needed to close the Proposed Transaction and the uncertainty as to the degree of commitment that Buyer would provide to obtain regulatory approvals. The Board of Directors provided management direction on how to evaluate and proceed on the material open items. Additionally, the Board of Directors approved an amendment of the engagement letter between Everi and GLP clarifying that GLP would be engaged with respect to the Proposed Transaction.

On May 28 and May 29, 2024, representatives of Everi, IGT, and Apollo, and certain of their respective advisors participated in in-person meetings in Las Vegas to discuss the IGT Gaming & Digital Business, the Everi business, due diligence, and the Proposed Transaction.

From the end of May 2024 through June 2024, representatives of Everi, IGT, and Apollo participated in multiple due diligence calls and meetings across workstreams, and Everi and IGT addressed Apollo’s due diligence requests and questions to complete Apollo’s diligence with respect to the Proposed Transaction.

On May 30, 2024, Everi received an unsolicited written acquisition proposal from Party 1 offering to acquire all the outstanding shares of Everi common stock for $11.00 to $11.50 per share in cash (which price would be reduced by all costs related to the Original Proposed Transaction, including any termination fees and expense reimbursements due upon termination of the Original Proposed Transaction) subject to completion of confirmatory due diligence (the “Party 1 Unsolicited Proposal”). Also, on May 30, 2024, management of Everi sent the Party 1 Unsolicited Proposal to the Board of Directors.

On June 3, 2024, Apollo, after providing an updated proposal in writing for the Apollo Funds to acquire all the outstanding equity interests of Everi for $14.00 per share in cash and the IGT Gaming & Digital Business for $4.05 billion in cash, provided representatives of Everi and IGT certain financial diligence findings in written support of such proposal, stated that the updated proposal would not permit Everi to pay the Special Dividend, and increased the minimum cash amount required to be contributed to the IGT Gaming & Digital Business by IGT.

Also on June 3, 2024, Mr. Taylor notified Party 1, after consulting with all members of the Board of Directors, that pursuant to the non-solicitation provisions of the Original Merger Agreement, Everi was not permitted to engage in discussions or negotiations with respect to the Party 1 Unsolicited Proposal.

On June 5, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and GLP attended the meeting. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status of the Proposed Transaction. The Board of Directors provided management direction on how to evaluate and proceed with Apollo’s June 3, 2024 proposal, including items that would be required for Everi to agree to such proposal, such as larger reverse termination fees and an increase in price, or Everi being permitted to distribute cash above a threshold to its stockholders via the Special Dividend. The Board of Directors also approved and ratified the Board of Directors’ determination that the Party 1 Unsolicited Proposal was not and would not reasonably be expected to lead to a proposal superior to the Original Proposed Transaction. After the meeting of the Board of Directors on June 5, representatives of Everi and IGT met to discuss Apollo’s proposal and agreed that the consideration that Apollo offered for each of Everi and IGT was not sufficient due to the lack of the ability of Everi to issue the Special Dividend and the amount of cash and cash equivalents to be delivered with the IGT Gaming & Digital Business.

Also on June 5, 2024, representatives of Apollo and IGT discussed Apollo’s June 3, 2024 proposal. IGT requested that reverse termination fees be increased to $250 million, such proposal be revised to include the Special Dividend for Everi’s stockholders capped at $45 million, and the amount of cash and cash equivalents with which IGT would be required to deliver to the IGT Gaming & Digital Business be no greater than the amount required by the Original Proposed Transaction.

On June 6, 2024, representatives of Everi, IGT, and Apollo met telephonically and Apollo provided an updated proposal increasing the Everi share price to $14.25 per share, with no Special Dividend, and a general reverse termination fee of $250 million and a regulatory reverse termination fee of $175 million, each to be allocated between Everi and IGT. Also, on June 6, 2024, representatives of Sidley circulated to representatives of Pillsbury initial drafts of the separation and sale agreement and the merger agreement for the Proposed Transaction, which contemplated the termination of the Original Proposed Transaction and the Original Agreements.

On June 7, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and GLP attended the meeting. Mr. Rumbolz and Mr. Taylor provided an overview to the Board of Directors of Apollo’s updated June 6, 2024 proposal. The Board of Directors authorized management to engage in further negotiations and discussions with Apollo, proceeding to negotiating and drafting definitive transaction documents, and providing Apollo access to a virtual data room.

Between June 8 and June 13, 2024, representatives of Sidley, Pillsbury, and Paul, Weiss exchanged various drafts of, and had telephonic discussions regarding, the non-binding term sheet regarding the Proposed Transaction.

On June 10, 2024, Everi provided certain representatives of Apollo with access to a “clean team” virtual data room that included certain sensitive information of Everi, including its material contracts and employment and employee compensation materials not previously provided.

Between June 10 and June 15, 2024, representatives of Sidley and Pillsbury exchanged various drafts of, and had telephonic discussions regarding, the merger agreement and the separation and sale agreement for the Proposed Transaction.

On June 12, 2024, representatives of Pillsbury, GLP, and Everi met telephonically to discuss open issues in the then-latest drafts of the merger agreement and the separation and sale agreement for the Proposed Transaction.

As of June 12, 2024 and after negotiations among representatives of Everi, IGT, and Apollo, and their representatives, the proposed non-binding term sheet contemplated that, among other things and subject to the terms of the definitive documentation:

•

the Apollo Funds would (a) acquire Everi for $14.25 in cash per share of outstanding Everi common stock, (b) acquire the IGT Gaming & Digital Business for $4.05 billion in cash, and (c) finance the Proposed Transaction with a combination of equity commitments from the Apollo Funds and debt financing commitments, each of which would be delivered to Everi and IGT at signing;

•	Buyer would agree to take any and all actions with respect to Everi and Spinco to obtain all antitrust and foreign direct investment approvals;

•

subject to certain conditions, prior to obtaining stockholder approval, Everi would have the right to terminate the merger agreement to accept a superior proposal that satisfied certain conditions, subject to paying a termination fee of $65 million to be allocated between IGT and Buyer;

•

if the Proposed Transaction did not close because of failure to obtain regulatory approvals or an injunction under regulatory laws prohibiting the Proposed Transaction, Buyer would pay Everi and IGT a termination fee of $175 million to be allocated between Everi and IGT; and

•

if the merger agreement with Apollo was terminated because Apollo materially breached the Transaction Documents or did not close when it was required to do so in accordance with the terms of the merger agreement, Buyer would be required to pay a termination fee of $250 million to be allocated between Everi and IGT.

A number of material open issues, including the efforts standard with respect to obtaining gaming and financial services approvals, were not resolved as of the June 12, 2024 draft of the term sheet, and the parties committed to continue discussions to resolve such issues in parallel with ongoing diligence.

On June 14, 2024, representatives of Sidley, Pillsbury, Paul, Weiss, Everi, IGT, and Apollo’s external regulatory counsel, Brownstein Hyatt Farber Schreck, LLP (“Brownstein”), met telephonically to discuss considerations regarding gaming regulatory approvals required to consummate the Proposed Transaction.

Also on June 14, 2024, Everi received a response letter from Party 1 regarding the Party 1 Unsolicited Proposal restating materially the same terms in the initial letter sent on May 30, 2024, and noting that Party 1 estimated the costs described in its May 30, 2024 letter to be approximately $110 million, which would mean cash consideration to Everi stockholders of between $9.79 and $10.29 per share. The letter stated that the price per share may increase if Party 1 were provided diligence materials. Everi’s management sent this response letter to the Board of Directors later that day, which unanimously directed management by email to notify Party 1 that pursuant to the non-solicitation provisions of the Original Merger Agreement in the Original Proposed Transaction, Everi was not permitted to engage in discussions or negotiations with respect to the Party 1 Unsolicited Proposal.

On June 15, 2024, representatives of Sidley and Pillsbury sent representatives of Paul, Weiss drafts of the merger agreement and the separation and sale agreement for the Proposed Transaction.

Between June 18, and June 20, 2024, representatives of Sidley and Pillsbury exchanged various drafts of, and had telephonic discussions regarding, ancillary agreements for the Proposed Transaction.

On June 19, 2024, Mr. Taylor provided Party 1 a letter from Mr. Rumbolz responding to Party 1’s letter informing Party 1 of the Board of Directors’ determination.

Between June 19 and June 21, 2024, representatives of Sidley and Pillsbury sent representatives of Paul, Weiss drafts of ancillary agreements for the Proposed Transaction.

On June 21, 2024, the Board of Directors held a meeting, during which Everi’s management provided a general update regarding the Proposed Transaction and the Board of Directors discussed and ratified the determination with respect to the Party 1 Unsolicited Proposal.

On June 22, 2024, representatives of Paul, Weiss sent representatives of Sidley and Pillsbury comments to the draft of the merger agreement for the Proposed Transaction. Among other things, the revised draft:

•	added conditions that needed to be satisfied before Everi and IGT could receive the regulatory termination fee in the event the Proposed Transaction terminated because of regulatory reasons; and

•	specified the efforts Buyer and its affiliates, including Apollo, would be required to take to obtain gaming and financial services regulatory approvals.

On June 24, 2024, representatives of Paul, Weiss sent representatives of Sidley and Pillsbury a revised draft of the separation and sale agreement for the Proposed Transaction. Among other things, the markup:

•

modified the terms of the separation and sale agreement relating to IGT’s efforts to cause Spinco to be self-sufficient without IGT (the “stand-up”), providing for additional responsibilities and costs to be borne by IGT, including costs of Apollo relating to its involvement in the separation and stand-up process;

•	expanded the scope of liabilities for which IGT would be responsible;

•	provided for the ability of Apollo to pursue damages following closing against IGT for pre-closing breaches;

•	provided for a broad indemnification by IGT if certain contract consents and approvals were not obtained in connection with the separation; and

•	extended the term of the non-compete from three years to five years and removed certain exceptions to the non-compete.

On June 25, 2024, Sidley, Pillsbury, and Paul, Weiss met telephonically to discuss open issues with the draft merger agreement and the separation and sale agreement for the Proposed Transaction.

Throughout the remainder of June and into early July, the parties and their representatives continued to negotiate the merger agreement and the separation and sale agreement for the Proposed Transaction, including in particular:

•	the efforts that Buyer and its affiliates, including Apollo, would be required to take in order to obtain gaming and financial services approvals;

•

Apollo’s expansion of the costs that IGT would be required to pay for related to the “separation” and “stand-up” of the IGT Gaming & Digital Business beyond what was in the Original Separation Agreement for the Original Proposed Transaction;

•

Apollo’s proposed request to modify the Original Separation Agreement for the Original Proposed Transaction to provide for post-closing recourse against IGT for pre-closing breaches of the transaction documents for Proposed Transaction; and

•

the consequences if Apollo (or its affiliates other than the Apollo Funds participating in the Proposed Transaction) engaged in other acquisitions or investments that would prevent the closing or materially delay the closing of the Proposed Transaction.

On July 1, 2024, Sidley and Pillsbury delivered a revised draft of the separation and sale agreement to Paul, Weiss.

On July 2, 2024, Sidley and Pillsbury delivered a revised draft of the merger agreement to Paul, Weiss. Also on July 2, 2024, Pillsbury contacted Houlihan Lokey regarding the potential engagement of Houlihan Lokey to provide a fairness opinion to the Board of Directors with respect to the Proposed Transaction.

On July 3, 2024, Paul, Weiss delivered initial drafts of the equity commitment letter and the limited guarantee to Sidley and Pillsbury.

On July 4, 2024, Brownstein delivered to Phelps Dunbar LLP, gaming counsel to IGT (“Phelps Dunbar”), a list of jurisdictions where Apollo intended to make gaming and financial services filings which jurisdictions would likely require prior approval of the Proposed Transaction. Brownstein noted that the list was still being developed and suggested that some of the jurisdictions may be removed based on ongoing research regarding the applicable regulatory requirements in such jurisdictions. Following circulation of the list, Phelps Dunbar had preliminary discussions with Brownstein about such list.

Also on July 4, 2024, Houlihan Lokey delivered to Pillsbury a supplemental disclosure memorandum addressed to the Board of Directors regarding Houlihan Lokey’s relationships with Apollo.

On July 9, 2024, Apollo informed Everi and IGT that, based on negative findings in due diligence, including the risk that each of Everi and IGT would underperform the financial projections, Apollo was making a final revised proposal, which included:

•	with respect to Everi, Apollo was reducing the per share merger consideration the Apollo Funds were willing to pay for shares of Everi common stock from $14.25 per share to $13.50 per share; and

•

with respect to IGT, Apollo was reducing the purchase price for the IGT Gaming & Digital Business to $4.0 billion and requesting other changes that would provide for reductions that amounted to approximately $256 million.

On July 10, 2024, the Board of Directors held a meeting to consider whether to continue discussions with Apollo in light of Apollo’s revised proposal and price reduction or instead to file a joint proxy statement/prospectus-information statement with respect to the Original Proposed Transaction with the SEC. Representatives of Pillsbury and GLP also attended the meeting. Representatives of Pillsbury advised the members of the Board of Directors on their fiduciary duties in connection with mergers and acquisitions transactions. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status of the Proposed Transaction, including the discussions that occurred on July 9, 2024 and the updated proposal from Apollo decreasing the per share price of Everi common stock from $14.25 per share to $13.50 per share, decreasing the purchase price for the IGT Gaming & Digital Business to $4.0 billion and requesting other changes that would result in a $256 million adverse impact to IGT. The Board of Directors discussed the updated proposal, including:

•	the price decreases in the updated proposal, including analyzing the recent and anticipated near term future performance of both Everi and the IGT Gaming & Digital Business;

•	IGT’s likely position on the updated proposal in light of the cross-conditionality of sales of the IGT Gaming & Digital Business and Everi to Apollo;

•

the expectation that the period between signing and closing of the Proposed Transaction could be up to 15 months, which could impact the present value of the $13.50 per share offered by the Apollo Funds in the updated proposal;

•

the possibility that recent declines of the stock prices of both Everi and IGT may be due to concerns about the uncertainty of the Original Proposed Transaction, which may continue or worsen if the parties entered into the Proposed Transaction;

•	the proposed regulatory structure and risks of the Proposed Transaction;

•	that under certain circumstances, the debt financing marketing period proposed by Apollo for the Proposed Transaction could extend the outside date for the Proposed Transaction, thus resulting in

Everi and the IGT Gaming & Digital Business needing to provide new financial statements to obtain the debt financing, with a failure to do so leading to a breach of the merger agreement by Everi or IGT and resulting in the ability of Apollo to terminate without paying a termination fee;

•

the risk that Apollo would propose further price decreases and seek to renegotiate other transaction terms with continued protracted negotiations interfering with the closing of the Original Proposed Transaction;

•	the issues that remained to be negotiated with Apollo, creating uncertainty as to whether Apollo, Everi, and IGT would be able to agree to acceptable terms for the Proposed Transaction;

•

the fact that Apollo had not provided markups of certain ancillary agreements, making it difficult to determine whether there were any material issues that would need to be negotiated in those agreements beyond the issues previously identified by Apollo and its advisors;

•

that entering into the Proposed Transaction would require the termination of the Original Proposed Transaction and if the Proposed Transaction fails to close, Everi would fail to create stockholder value from either the closing of the Original Proposed Transaction or the closing of the Proposed Transaction;

•

the risk that certain fees under the existing debt commitments of the Original Proposed Transaction may become due if the closing of the Original Proposed Transaction is delayed due to the delayed filing of a joint proxy statement/prospectus-information statement with respect to the Original Proposed Transaction with the SEC to continue negotiations with Apollo;

•	that the long-term value of the Original Proposed Transaction may exceed the value of $13.50 per share offered by the Apollo Funds when adjusting for risk and present value;

•	whether to proceed with further negotiations with IGT and Apollo and various options for responding to Apollo, including whether to make a final counter proposal or cease negotiations;

•	whether to proceed to file a joint proxy statement/prospectus-information statement with respect to the Original Proposed Transaction with the SEC; and

•	the fact that Apollo or others could make an offer to acquire the combined company after the closing of the Original Proposed Transaction and potential resolution of transaction risks.

After consideration of these factors, the Board of Directors resolved to reject Apollo’s updated proposal and to proceed with preparing to file a joint proxy statement/prospectus-information statement with respect to the Original Proposed Transaction with the SEC. As a backstop measure, the Board of Directors authorized management to engage Houlihan Lokey to provide a fairness opinion to Everi should Apollo improve its offer to the point where Everi might consider it. The authorization occurred after the Board of Directors discussed Houlihan Lokey’s national prominence, qualifications, relevant experience, including in transactions of the size and nature of the Proposed Transaction, its prior work to date on the Original Proposed Transaction and its potential conflicts of interest after review of disclosures provided by Houlihan Lokey on July 4, 2024, including the fact that Apollo was a significant customer of Houlihan Lokey, noting that Houlihan Lokey identified engagements during the preceding two years with Apollo and its affiliates for which Houlihan Lokey and its affiliates received aggregate compensation in excess of $30 million and that Houlihan Lokey was currently providing services to Apollo and its affiliates.

On July 14, 2024, representatives of Apollo contacted representatives of Everi and IGT regarding the Proposed Transaction. Between July 14 and July 17, 2024, representatives of Apollo, Everi, IGT, Paul, Weiss, Pillsbury, and Sidley had various discussions and negotiations, that thereafter led to an updated proposal from Apollo providing for the following with respect to the material open issues in the parties’ negotiations:

•	with respect to Everi, Apollo restored the per share merger consideration the Apollo Funds were willing to pay for shares of Everi common stock back to $14.25 per share;

•

with respect to IGT, Apollo revised its proposal to provide for changes in the headline price and the purchase price adjustment that decreased the dollar amount of the purchase price adjustments included in Apollo’s July 9, 2024 proposal, thereby bringing the value closer to the value proposed by Apollo on June 6, 2024;

•	with respect to IGT, Apollo would not have post-closing recourse against IGT for representation or covenant breaches prior to closing;

•	the parties agreed to an alternative structure with respect to the allocations of costs, obligations, and liabilities for the stand-up; and

•

the regulatory termination fee payable by Buyer was increased to $250 million with the goal of addressing IGT’s and Everi’s concerns related to regulatory approvals required to close the Proposed Transaction.

Between July 15 and July 25, 2024, Pillsbury, Sidley, and Paul, Weiss exchanged various drafts of the Transaction Documents and negotiated the final outstanding terms.

On July 16, 2024, Everi engaged Houlihan Lokey to, if requested by the Board of Directors, provide an opinion to the Board of Directors as to whether the consideration to be received by Everi stockholders in the Proposed Transaction was fair, from a financial point of view, to such holders.

On July 18, 2024, the Board of Directors held a meeting to consider whether to continue discussions with Apollo in light of Apollo’s revised proposal. Representatives of Pillsbury and GLP also attended the meeting. Mr. Rumbolz and Mr. Taylor updated the Board of Directors on the status of the Proposed Transaction, including the discussions that occurred between July 14 through July 17, 2024 and the updated proposal from Apollo restoring the per share price of Everi common stock back to $14.25 per share, restoring the headline purchase price for the IGT Gaming & Digital Business back to $4.05 billion and making other changes that, in the aggregate, would have a positive impact on value to IGT and increasing the regulatory termination fee payable by Buyer to $250 million. The Board of Directors discussed the updated proposal, including:

•	the reinstatement of the per share price of Everi common stock at $14.25 per share;

•	the increase of the regulatory termination fee from $175 million to $250 million;

•	IGT’s likely position on the updated proposal;

•	the possibility that the value of $14.25 per share offered by the Apollo Funds may exceed the long-term value of the Original Proposed Transaction to Everi stockholders;

•	Apollo’s statements that indicated willingness to make further changes to the Proposed Transaction to improve deal certainty;

•	the parties’ conceptual alignment on the marketing period for the debt financing and its interaction with the outside date;

•	whether to proceed toward filing a joint proxy statement/prospectus-information statement with respect to the Original Proposed Transaction with the SEC; and

•	whether to proceed with further negotiations with Apollo.

The Board of Directors noted, among other things, that the $250 million regulatory termination fee included in Apollo’s updated proposal might improve deal certainty and decrease regulatory risk in the Proposed Transaction and recognized the progress made in the updated proposal. After discussion and consideration of the updated proposal, the Board of Directors authorized management to engage in further negotiations and discussions with Apollo regarding the Proposed Transaction and to postpone filing a joint proxy statement/prospectus-information statement with respect to the Original Proposed Transaction with the SEC. The Board of Directors also discussed the need for an employee retention program during the pendency of the Proposed Transaction, particularly for non-management employees, given the risk that the abandonment of the Original Proposed Transaction, the entry into the Proposed Transaction, and the uncertainty across the employee base resulting from these events would likely increase the number of departing employees.

On July 22, 2024, the Board of Directors held a meeting to discuss preliminary financial analyses of the Proposed Transaction. Representatives of Pillsbury, GLP, and Houlihan Lokey also attended the meeting. Mr. Labay discussed the Financial Projections and current business performance, noting that Everi had not prepared new projections for itself or for the IGT Gaming & Digital Business since February 2024, but that it was management’s current understanding that there was a risk that Everi and the IGT Gaming & Digital Business would each underperform the financial projections analyzed in the Board of Directors’ review of the Original Proposed Transaction. Mr. Labay and representatives of GLP then discussed the analyst reports on the IGT Gaming & Digital Business for potential use by Houlihan Lokey as part of its financial analyses. Mr. Labay noted that IGT would not permit Everi to use IGT’s February projections in Houlihan Lokey’s financial analyses and would not provide any updated projections to Everi. Mr. Labay and representatives of GLP reported to the Board of Directors that they had reviewed the analyst reports and believed that they provided a reasonable basis to evaluate the IGT Gaming & Digital Business. Thereafter, the Board of Directors discussed Everi’s financial inputs and the Financial Projections to be used by the Board of Directors in its evaluation of the Merger and by Houlihan Lokey in its financial analysis. The Board of Directors was of the view that the Financial Projections provided a reasonable basis to evaluate the Proposed Transaction’s fairness in light of the fact that any potential new projections would likely reflect less favorable forecasted financial results, based on Everi’s 2024 actual first quarter performance and anticipated second quarter results. Following discussion with management on the assumptions and inputs to be used, the Board of Directors approved the use of the Financial Projections and other financial inputs for the Houlihan Lokey opinion, including the use of analyst reports to analyze IGT’s performance. The Board of Directors directed management to inform Houlihan Lokey that Everi’s year-to-date performance presents a risk that the Financial Projections would not be met based on 2024 actual first quarter performance and anticipated second quarter results.

Mr. Rumbolz, Mr. Taylor, and representatives of GLP and Pillsbury then provided the Board of Directors with an update on the Proposed Transaction and detailed the changes to the proposed agreements that were made since the last meeting, including the fact that De Agostini and Apollo had recently requested that De Agostini be permitted to make a minority co-investment alongside Apollo in the Proposed Transaction and that this suggested that De Agostini may believe in the long-term value of the Combined Enterprise. The Board of Directors considered that IGT stated that when De Agostini initially raised the potential opportunity to co-invest with Apollo in the Proposed Transaction in early June, IGT formed a special committee of the board of directors comprised of directors who are independent of De Agostini and disinterested, and delegated the full and exclusive power and authority of the IGT board of directors with respect to the Proposed Transaction. The Board of Directors also considered that Apollo stated that it believed that having De Agostini participate as a co-investor could increase the certainty of the Proposed Transaction and the chances that the separation and stand-up of the IGT Gaming & Digital Business will occur as contemplated. The Board of Directors discussed the prospects of De Agostini participating in the Proposed Transaction, potential regulatory approval risks associated with such investment, and options for mitigating any such risks. After discussion, the Board of Directors determined that De Agostini’s minority co-investment alongside Apollo in the Proposed Transaction was unlikely to present an undue risk to Everi and withholding consent could delay or undermine the Proposed Transaction, and directed management to consent to it.

On July 24, 2024, the Board of Directors held a meeting to discuss the Proposed Transaction. Representatives of Pillsbury, GLP, and Houlihan Lokey also attended the meeting. Representatives of Pillsbury advised the members of the Board of Directors on their fiduciary duties in connection with the Proposed Transaction. Mr. Rumbolz and Mr. Taylor and representatives of Pillsbury and GLP provided a general update regarding the Proposed Transaction and the negotiations regarding the open issues that had occurred since the last meeting. Representatives of Pillsbury presented on the material terms of the definitive documentation for the Proposed Transaction, including deal structure, the anticipated transaction timeline, Apollo’s consent rights over certain of

Everi’s pre-closing actions, Apollo’s required efforts to obtain regulatory approvals, no-shop provisions and other deal protections, the fiduciary out provisions, the various termination fee scenarios, deal certainty related matters, the separation agreement, the equity and debt financing documents, and the support agreements for the transaction. Representatives of GLP presented their observations regarding the Proposed Transaction, including pros and cons of the Proposed Transaction as compared to the Original Proposed Transaction and a comparison of the stock valuation and EBITDA multiples of similarly situated public listed companies. GLP stated that, considering the value of Apollo’s proposal and deal certainty, especially the improvements made thereto in negotiations, the Proposed Transaction in its view was likely to maximize stockholder value (especially in the near-term) and was a supportable transaction for the Board of Directors to accept as in the best interest of Everi stockholders. GLP noted that the long-term value of Everi, including after giving effect to the Original Proposed Transaction, was hard to assess in the absence of the Proposed Transaction given the recent underperformance of Everi and the IGT Gaming & Digital business, the risk that underperformance of Everi and the IGT Gaming & Digital business may continue, the risk that the synergies expected with respect to the combined company may not be realized, and the risk that a rerating of Everi’s stock may not occur. At the request of the Board of Directors, representatives of Houlihan Lokey then reviewed with the Board of Directors Houlihan Lokey’s updated financial analyses with respect to Everi and the Proposed Transaction.

Thereafter, the Board of Directors, with the assistance of its legal and financial advisors, discussed the merits of the Proposed Transaction, with the discussion including, among other things:

•	the fact that the price per share of Everi’s common stock proposed in the Proposed Transaction was a 61.3% premium to the 6-month VWAP and an 80.3% premium to the 3-month VWAP as of July 19, 2024;

•	the negative trend in the stock prices of both Everi and IGT after the announcement of the Original Proposed Transaction;

•	the possibility that the value of $14.25 per share offered by the Apollo Funds may exceed the long-term value of the Original Proposed Transaction to Everi stockholders;

•

the breach and regulatory termination fees of $250 million payable by Buyer under certain conditions (of which $87.5 million would be apportioned to Everi and $162.5 million would be apportioned to IGT);

•	the subsequent deal fee of $80 million payable by Buyer to Everi under certain conditions;

•	IGT’s likely position on the Proposed Transaction;

•

the expectation that the period between signing and closing of the Proposed Transaction might be longer than was anticipated at the beginning of discussions with Apollo regarding the Proposed Transaction, with a longer period resulting in lower present value and possibly greater deal risk;

•	the recent and anticipated near-term future performance of both Everi and the IGT Gaming & Digital Business;

•	the possibility that recent declines of the stock prices of both Everi and IGT might be due to concerns about the Original Proposed Transaction;

•	the possibility that such concerns might continue or be heightened if the parties enter into the Proposed Transaction;

•	Apollo’s proposed approach to regulatory approvals, including:

•	Buyer’s conditions to closing, including the gaming and financial services approvals Apollo would require as conditions to closing;

•	the differences between the gaming and financial services approvals that Apollo would require and the gaming and services approvals required to close the Original Proposed Transaction;

•	Apollo’s proposed approach to, and required efforts in, obtaining regulatory approvals;

•

Apollo’s proposed limitation on the remedies available to Everi if the Proposed Transaction does not close, namely, the general reverse termination fee of $250 million (of which $87.5 million would be apportioned to Everi and $162.5 million would be apportioned to IGT);

•	the status of negotiations with Apollo regarding its approach to obtaining gaming and financial services approvals; and

•	the progress made with respect to the regulatory closing conditions;

•	the parties’ conceptual alignment on the marketing period for debt financing;

•	the fact that proceeding to close the Original Proposed Transaction would not prevent Apollo or others from making an offer to acquire the combined company post-closing;

•

the fact that the current draft of the merger agreement included more flexibility in the event of a superior proposal as compared to the Original Proposed Transaction, including greater flexibility to make a board recommendation change, the ability to terminate the agreement and pay a termination fee to accept a superior proposal, and a decrease of the termination fee payable by Everi from $80 million in the Original Proposed Transaction to $65 million in the Proposed Transaction;

•	the fact that De Agostini was interested in co-investing with Apollo in the Proposed Transaction, which suggests that De Agostini believes there is long-term value of the Combined Enterprise;

•

the fact that Apollo stated that the minority co-investment from De Agostini, among other things, could provide greater transaction certainty and comfort for the successful separation and stand up of the IGT Gaming & Digital Business;

•

the fact that the definitive documents for the Proposed Transaction permit Everi to grant non-management employees up to an aggregate of $12 million in retention awards and executive officers up to an aggregate of $875,000 in retention awards, the likely need for retention awards to retain employees, including key personnel, in light of the heightened retention risk during the pendency of the Proposed Transaction due to concerns and uncertainty across the employee base as a result of the abandonment of the Original Proposed Transaction and the approval of the Proposed Transaction, and the potential conflicts created by awards to executive officers;

•

the fact that Mr. Labay is currently anticipated to transition to the role of Chief Integration Officer of the Combined Enterprise (although no discussions of specific terms of employment or compensation with respect to Mr. Labay have occurred to date, as Mr. Labay has not been party to the negotiation of the Proposed Transaction, including with respect to the economic terms of the Proposed Transaction) and the possibility that other employees, including officers, might be offered employment opportunities in the future, although no discussions of future employment opportunities or compensation matters related to the same have occurred, and none have been contemplated, to date; and

•

the fact that each member of the Board of Directors, including Mr. Taylor and Mr. Rumbolz, owns shares and/or equity awards of Everi that will be exchanged for consideration in the Proposed Transaction (on the same terms as all other outstanding shares and equity awards), including the fact that non-employee directors of Everi have single-trigger change of control provisions in their existing/current equity awards and officers of Everi have double-trigger change of control provisions in their existing/current equity awards.

Thereafter, management, GLP, and Houlihan Lokey were excused and the Board of Directors met in executive session. Each independent director stated that he or she likely would support the Proposed Transaction given the merits and risks discussed earlier in the board meeting. The independent directors acknowledged that the final vote approving the Proposed Transaction would await receipt of Houlihan Lokey’s fairness opinion, and satisfactory resolution of any open items in the close-to-final documents.

Also on July 24, 2024, Everi and Apollo entered into a reverse confidentiality agreement with respect to certain confidential information of Apollo.

On July 25, 2024, the Board of Directors held a meeting to discuss the Proposed Transaction. Final versions of the Merger Agreement and other definitive documents were circulated to the Board of Directors in connection with the meeting. Mr. Rumbolz, Mr. Taylor, and Pillsbury provided a general update regarding the Proposed Transaction, the final negotiations regarding the remaining open issues that had occurred since the last meeting, and detailed the changes to the definitive documents that were made since the last meeting. The Board of Directors again considered the disclosure memorandum provided by Houlihan Lokey on July 4, 2024 regarding Houlihan Lokey’s relationships with Apollo and Houlihan Lokey’s updated conflicts disclosure that would be included in its opinion, and the Board of Directors affirmed its view that such relationships would not impact Houlihan Lokey’s ability to provide financial advice to the Board of Directors with respect to the Proposed Transaction. GLP noted that there were no updates to their conflict disclosures as previously provided. Pillsbury noted that, to their knowledge, there had been no material change with respect to conflicts with Apollo or IGT and that their work with Apollo was generally consistent with past disclosures. The Board of Directors determined that Pillsbury, GLP, and Houlihan Lokey did not have any significant updates with respect to conflicts in connection with the Proposed Transaction. At the request of the Board of Directors, Houlihan Lokey then reviewed and discussed its financial analyses with respect to Everi, the IGT Gaming & Digital Business, and the Proposed Transaction, which had not changed since the preliminary analysis discussed during the prior day’s meeting. Thereafter, at the request of the Board of Directors, Houlihan Lokey orally rendered its opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board of Directors dated July 25, 2024), to the effect that, based upon and subject to the assumptions, qualifications, limitations, and other matters considered in connection with the preparation of its opinion, the Per Share Price to be received by Everi stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Thereafter, Everi’s management reiterated the reasons for their recommendation that the Board of Directors approve the Proposed Transaction, including the view that the price maximized stockholder value and that negotiations, including the $250 million regulatory termination fee and removal of certain regulatory approvals as closing conditions, had increased the likelihood that the Proposed Transaction would close. Thereafter, the Board of Directors discussed the potential merits and risks of the Proposed Transaction, including noting that substantial discussion and analysis had occurred during the prior day’s meeting. The Board of Directors considered, among other things, the opinion of Houlihan Lokey that, based upon and subject to the assumptions, qualifications, limitations, and other matters considered in connection with the preparation of such opinion, the $14.25 per share of Everi’s common stock to be received by Everi stockholders in the Proposed Transaction was fair, from a financial point of view, to Everi stockholders and the view of GLP that the Proposed Transaction was likely to maximize stockholder value (especially in the near-term) and was a supportable transaction for the Board of Directors, GLP’s view that the long-term value of Everi was hard to assess in the absence of the Proposed Transaction given the recent performance of Everi and the IGT Gaming & Digital Business, the risk that underperformance of Everi and the IGT Gaming & Digital Business may continue, the risk that synergies expected with respect to the combined company may not be realized, and the risk that a rerating of Everi’s stock may not occur. After careful consideration, the Board of Directors resolved that the Proposed Transaction was advisable and in the best interests of Everi stockholders and unanimously approved the Proposed Transaction and the definitive Transaction Documents.

On July 26, 2024, IGT notified Everi and Apollo that the IGT board of directors approved the Proposed Transaction.

Following the Board of Directors’ approval and the approval of the IGT board of directors, on July 26, 2024, the parties executed the Transaction Documents and a termination and release agreement terminating the Original Proposed Transaction and the Original Agreements.

Also on July 26, 2024, Everi, IGT, and Apollo announced the Proposed Transaction and the termination of the Original Proposed Transaction in a joint news release.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously: (a) determined that it is in the best interests of Everi and Everi stockholders, and declared it advisable, to enter into the Merger Agreement; (b) approved the execution, delivery, and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (c) recommended that Everi stockholders approve the Merger Agreement; and (d) directed that the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted for consideration by Everi stockholders at the Special Meeting.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Reasons for the Merger

The following discussion of the information and factors considered by the Board of Directors is not exhaustive. In view of the wide variety of factors considered by the Board of Directors in connection with its evaluation of the Original Proposed Transaction and the Proposed Transaction, and the complexity of these matters, the Board of Directors did not consider it practical to, nor did it attempt to, quantify, rank, or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the Board of Directors based its recommendation on the totality of the information presented to and considered by it. The Board of Directors evaluated the factors described below with the assistance of Everi management and its legal and financial advisors. In considering the factors described below, individual members of the Board of Directors may have given different weights to other or different factors.

This explanation of the factors considered by the Board of Directors, and the factors themselves, are in part forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Statement Concerning Forward-Looking Statements.”

In reaching its decision to approve the Transaction Documents and the Merger and recommend that Everi stockholders approve the Merger, the Board of Directors considered, among other things, the amount of the Per Share Price offered to Everi stockholders in the Proposed Transaction, the strategic and financial benefits that could be achieved by combining Everi and the IGT Gaming & Digital Business in the Original Proposed Transaction, the relative actual results of operations and prospects of Everi and of the IGT Gaming & Digital Business and synergies potentially expected to be realized in a combination of Everi and the IGT Gaming & Digital Business, the alternatives to the Proposed Transaction, including the Original Proposed Transaction, and the risks and uncertainties associated with the Original Proposed Transaction, the Proposed Transaction, and with alternatives to them, including continuing on a stand-alone basis.

In the process of reaching its decision, the Board of Directors consulted with Everi’s financial and legal advisors and considered the following factors as generally supporting its decision to approve the Transaction Documents and the Merger and recommend that Everi stockholders approve the Merger:

•

the fact that the Per Share Price represents a premium of 55.9% to Everi’s closing stock price of $9.14 on July 25, 2024, the last trading day before the Merger Agreement was announced, and a premium of 72.0% over the 90-day volume-weighted average on the same date;

•

uncertainties associated with the long-term risks and challenges in continuing to implement Everi’s strategic plan with respect to the combined company if the Original Proposed Transaction was consummated or with respect to the stand-alone business if the Original Proposed Transaction was not consummated;

•

the Board of Directors’ belief that the value offered to Everi stockholders pursuant to the Merger is more favorable to Everi stockholders than the potential value from other alternatives reasonably available to Everi, including remaining an independent public company and/or consummating the Original Proposed Transaction;

•	increased volatility and uncertain outlook for each of Everi and the IGT Gaming & Digital Business driven by:

•	customer decisions to defer purchases of each company’s products and services until the Merger is completed;

•	enhanced competition by competitors of each of Everi and the IGT Gaming & Digital Business, seeking to take advantage of the near term uncertainty created by the Merger; and

•	overall uncertainty in the economy and gaming and entertainment industry, rising costs, and potential for decreased capital spending by casino operators;

•

the fact that the Per Share Price of $14.25 per share will be paid in cash, and provides near term value and liquidity to Everi stockholders, enabling them to realize value for their interest in Everi while eliminating business and execution risk inherent in Everi’s business;

•

Everi’s ability to respond to and negotiate an alternative acquisition proposal from a third party if such a proposal is determined to be or would reasonably be expected to lead to a superior proposal;

•

the Board of Directors’ belief that the termination fee is reasonable under the circumstances given the size of the transaction and the range of such termination fees in similar transactions and will not preclude or substantially impede a possible competing proposal;

•

the fact that Everi, based upon arm’s length negotiations, was able to increase the proposed price per share of $12.50 in Apollo’s first proposal on April 10, 2024 to $14.25 (as further described in “Proposal 1: Approval of the Merger Agreement—Background of the Merger”);

•

the belief of the Board of Directors that, if the Board of Directors declined to approve the Merger Agreement and the transactions contemplated thereby, there likely will not be another opportunity for Everi stockholders to receive a better or comparably priced offer with a comparable level of closing certainty in the near term;

•

the Board of Directors’ assessment, after discussion with GLP regarding its views, that the number of potential purchasers for Everi was limited, with a lower likely valuation for Everi as evidenced by the proposal by Party 1 that was rejected by the Board of Directors;

•	the business reputation and capabilities of Apollo and its proven ability to complete large acquisition transactions, such as the Merger;

•

the Board of Directors’ belief that Buyer has access to the resources needed to complete the Merger, based on, among other factors, that Buyer has obtained committed debt financing for the transaction from reputable financial institutions and committed equity financing from the Apollo Funds, and that Buyer had agreed to use reasonable best efforts to consummate the debt financing and the equity financing in accordance with their respective terms;

•

the fact that Apollo’s key principals have successfully completed gaming regulatory processes for a number of investments, including the Venetian Resort Las Vegas and the Venetian Expo, Caesars Entertainment, Great Canadian Gaming, and AGS;

•

the financial analysis presented by Houlihan Lokey to the Board of Directors as well as the oral opinion of Houlihan Lokey rendered to the Board of Directors on July 25, 2024 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board of Directors dated July 25, 2024), that, as of such date, the Per Share Price to be received by Everi stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in “—Opinion of Houlihan Lokey” beginning on page 79. The full text of the written opinion of Houlihan Lokey, dated July 25, 2024, which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Houlihan Lokey in connection with the preparation of its opinion, is attached as Annex D to this proxy statement;

•

the likelihood that the Merger will be consummated, based upon, among other things, the limited number of conditions to the Merger, the absence of a financing condition, the likelihood of obtaining required regulatory approvals, the contractual commitments by Buyer to obtain such regulatory approvals, and the remedies available under the Merger Agreement to Everi in the event of any breaches by Buyer;

•	Everi management’s recommendation in favor of the Proposed Transaction;

•	the other terms and conditions of the Merger Agreement, including, among others, the following:

•	the customary nature of the representations, warranties, and covenants of Everi in the Merger Agreement;

•

the ability of the Board of Directors, subject to certain limitations, to respond to a bona fide unsolicited acquisition proposal received from a third party prior to obtaining stockholder approval of the Merger Agreement Proposal if the Board of Directors determines in good faith, after consultation with its financial advisor, that the acquisition proposal is or would reasonably be expected to lead to a superior proposal, and after consultation with its outside legal counsel, that the failure to respond would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law;

•

the ability of the Board of Directors, subject to certain limitations, to withdraw or modify its recommendation that stockholders vote in favor of the Merger Agreement Proposal in connection with the receipt of a superior proposal or the occurrence of an intervening event, and to terminate the Merger Agreement to accept a superior proposal and enter into a definitive agreement with respect to such superior proposal, subject to payment to Buyer and IGT of a termination fee if the Board of Directors in good faith (after consultation with its financial and legal advisors) determines that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties;

•

the fact that Buyer agreed to take all actions with respect to Buyer and its subsidiaries, the members of the Everi Group, the members of the Spinco Group and their respective assets, businesses, operations, organizations, and equity interests necessary to obtain regulatory approval for the Merger under applicable competition laws, including defending against litigation and divesting assets of Everi, Spinco, and their respective subsidiaries;

•

the fact that Buyer and Buyer Sub agreed to use their reasonable best efforts to obtain regulatory approvals for the Merger under applicable gaming and financial services laws and, to the extent necessary to obtain such approvals, to defend against litigation and divest assets of Everi, IGT, and their respective subsidiaries up to a certain monetary threshold;

•

the fact that Buyer has received equity commitment letters from the Apollo Funds, which will provide sufficient funds for Buyer, together with the proceeds of the debt financing, to consummate the Merger;

•

the fact that, pursuant to the Merger Agreement and subject to certain limitations, Everi is entitled to specific performance and other equitable remedies to prevent breaches of the Merger Agreement and, under specified circumstances, may enforce Buyer’s obligation to cause the equity financing to be timely completed;

•

the fact that the Merger Agreement provides that, if the Merger is not consummated under certain specified circumstances, Buyer will pay Everi a reverse termination fee of $87.5 million, and that the aggregate amount of such payment obligation is guaranteed by the Apollo Funds;

•	the fact that the Outside Date (as it may be extended) under the Merger Agreement is intended to allow for sufficient time to complete the Merger; and

•

the availability of statutory appraisal rights to Everi stockholders who do not vote in favor of the Merger Agreement Proposal and who otherwise comply with all required procedures under Section 262 of the DGCL; and

•	the risks associated with the Original Proposed Transaction including, among others, the following:

•

that control of Everi would pass to IGT’s shareholders due to the dilution of the ownership interests of Everi stockholders that would have resulted from the issuance of Everi common stock to IGT’s shareholders in the consummation of the Original Proposed Transaction;

•

the challenges and difficulties, foreseen and unforeseen, relating to the separation of the IGT Gaming & Digital Business from the other businesses of IGT and the integration of the IGT Gaming & Digital Business with Everi’s operations as contemplated in the Original Proposed Transaction;

•

the possibility that the increased revenues, earnings, and synergies expected to result from the Original Proposed Transaction would fail to materialize or may not be realized within the expected time frame or that liabilities and expenses associated with the IGT Gaming & Digital Business may have been greater than anticipated;

•	the costs that Everi management believed were necessary to realize the anticipated synergies from the Original Proposed Transaction;

•	the increase in Everi’s indebtedness that was expected to result from the Original Proposed Transaction and the related financing transactions and the terms of such indebtedness;

•

while the Board of Directors could, under limited circumstances, recommend to its stockholders in response to a superior proposal that the stockholders not approve the Original Proposed Transaction, Everi could not terminate the merger agreement prior to its stockholder meeting to accept a superior proposal;

•	the risks of lost sales and customers as a result of Everi’s customers or customers of the IGT Gaming & Digital Business deciding not to do business with the combined company;

•

the announced underperformance of each of Everi and the IGT Gaming & Digital Business’ earnings in the fourth quarter of 2023, and the first and second quarters of 2024 relative to analyst consensus expectations, and the consequent reduction by such analysts of the earnings forecasts for the two companies and the Board of Directors’ belief that such underperformance was a primary driver in the share price reduction from $11.86 per share at the time of the announcement of the Original Proposed Transaction to a low of $6.40 per share on May 29, 2024;

•

the fact that De Agostini’s obligation to vote its shares in favor of the Original Proposed Transaction pursuant to the voting and support agreement would have terminated if IGT’s board of directors changed its recommendation with respect to the Original Proposed Transaction;

•	De Agostini’s director appointment and other rights and obligations under the investor rights agreement, including the on-going combined company board designation rights; and

•

the terms of the contemplated financing for the Original Proposed Transaction, including the fees that would be payable and the limited closing conditions contained in the financing arrangements, as well as the state of the financing markets and the likelihood that permanent financing would be available on reasonable terms.

The Board of Directors also considered certain factors in its deliberations concerning the Merger and the Proposed Transaction, including:

•

the fact that Everi stockholders will not participate in any potential future earnings or growth of Everi or the combined company and will not benefit from any appreciation in its value as a private company;

•

the fact that Everi did not initiate an auction or solicit bids from other potential counterparties, however the Board of Directors considered that (i) the Per Share Price was superior to the unsolicited proposal by Party 1 that was rejected by the Board of Directors and (ii) as compared to a standalone sale transaction, the Proposed Transaction could have increased value to Everi stockholders arising from the synergies of the combination of Everi and the IGT Gaming & Digital Business contemplated in the Proposed Transaction, evidenced by the inferior unsolicited proposal by Party 1 that was rejected by the Board of Directors;

•	the costs expected to be incurred in connection with the Proposed Transaction;

•	the risk that the Proposed Transaction and integration planning may divert management attention and resources away from other strategic opportunities and from operational matters;

•	the risk that failure to complete the Proposed Transaction could negatively affect the price of Everi common stock and Everi’s future business, financial condition, and operating results;

•

the fact that the time between the signing of the Transaction Documents and the closing of the Merger could be an extended period and there would be uncertainty created for Everi, its employees, and customers during that period;

•	the risk that Everi may be unable to retain key employees;

•	the possibility that certain provisions of the Merger Agreement may dissuade third parties from seeking to acquire Everi or otherwise increase the cost of any potential acquisition;

•

the provisions of the Merger Agreement that restrict Everi’s ability to solicit or participate in discussions or negotiations regarding alternative acquisition proposals, subject to specified exceptions such as the fiduciary out;

•	the fact that under the Merger Agreement, Everi may be required to pay IGT and Buyer a termination fee under certain circumstances;

•

the fact that, notwithstanding Everi’s specific performance remedy under the Merger Agreement, Everi’s remedy in the event of a breach of the Merger Agreement by Buyer or Buyer Sub is limited to (a) receipt of the reverse termination fee under certain circumstances, or (b) the ability to seek up to $87.5 million in recovery for damages suffered or incurred as a result of Buyer’s willful and material breach or fraud with respect to Buyer’s representations, warranties, covenants, or other agreements in the Merger Agreement in certain circumstances, and that under certain other circumstances, Everi may not be entitled to the reverse termination fee or recovery for damages at all;

•

the fact that Buyer and Buyer Sub are newly formed entities with essentially no assets and the Limited Guarantee provided by the Apollo Funds guarantees Buyer’s and Buyer Sub’s obligations under the Merger Agreement only with respect to payment of the Buyer termination fee of $250.0 million, certain other damages, associated enforcement costs, and other indemnification and reimbursement obligations, and thus does not cover the full amount of damages that could be incurred by Everi or Everi stockholders if the Proposed Transaction was not consummated;

•

the fact that any gain realized by Everi stockholders as a result of the Merger will generally be taxable for U.S. federal income tax purposes to those stockholders that are U.S. persons subject to taxation in the United States;

•

the potential personal interests of directors and executive officers of Everi in the Proposed Transaction and that certain directors and executive officers may receive benefits that are different from, and in addition to, those of Everi stockholders, as described in “—Interests of Everi’s Directors and Executive Officers in the Merger;”

•	that certain directors and officers might be offered employment at the combined company following the closing of the Merger;

•

that Everi, prior to the closing of the Proposed Transaction, is required to conduct its business in the ordinary course consistent with past practice, subject to certain limitations and exceptions, which could delay or prevent Everi from undertaking business opportunities that may arise prior to the closing of the Proposed Transaction;

•

the risks inherent in requesting regulatory approval from multiple government agencies in multiple jurisdictions, as more fully described in “—Regulatory Approvals,” or that governmental authorities could attempt to condition their approval of the Proposed Transaction on compliance with certain burdensome conditions or that regulatory approvals may be delayed;

•

the risk that the Proposed Transaction may not be completed in a timely manner or at all and the potential adverse consequences, including substantial costs that would be incurred and potential damage to Everi’s reputation, if the Proposed Transaction is not completed; and

•

the potential for litigation by stockholders in connection with the transactions contemplated by the Merger Agreement, which, even where lacking in merit, could nonetheless result in distraction and expense.

The foregoing discussion of the information and factors considered by the Board of Directors is not exhaustive, but it includes the material factors considered by the Board of Directors, including factors that support the Proposed Transaction as well as those that weigh against it. In view of the wide variety of factors considered by the Board of Directors in connection with its evaluation of the Proposed Transaction and the complexity of these matters, the Board of Directors did not consider it practical to, nor did it attempt to, quantify, rank, or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the Board of Directors based its recommendation on the totality of the information presented to and considered by it. The Board of Directors evaluated the factors described above with the assistance of Everi management and its legal and financial advisors. In considering the factors described above, individual members of the Board of Directors may have given different weights to other or different factors.

Opinion of Houlihan Lokey

All capitalized terms defined in this “—Opinion of Houlihan Lokey” section have the meanings specified in this section unless the context otherwise requires.

On July 25, 2024, Houlihan Lokey orally rendered its opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board of Directors dated July 25, 2024), as to whether, as of such date, the Per Share Price to be received by Everi stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

Houlihan Lokey’s opinion was directed to the Board of Directors (in its capacity as such) and only addressed whether the Per Share Price to be received by Everi stockholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex D to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board of Directors, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In connection with its opinion, Houlihan Lokey made such reviews, analyses, and inquiries as Houlihan Lokey deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

•

reviewed a draft, which Everi advised Houlihan Lokey was in substantially final form, received by Houlihan Lokey on July 25, 2024, of the Merger Agreement and a draft, which Everi advised Houlihan Lokey was in substantially final form, received by Houlihan Lokey on July 25, 2024, of the Separation and Sale Agreement;

•	reviewed the Original Agreements;

•

reviewed certain publicly available business and financial information relating to Everi and, for supplemental purposes, the IGT Gaming & Digital Business that Houlihan Lokey deemed to be relevant, including certain publicly available research analyst estimates with respect to the future financial performance of the IGT Gaming & Digital Business (the “Analyst Estimates for the IGT Gaming & Digital Business”);

•

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Everi made available to Houlihan Lokey by Everi, including the Financial Projections (as defined below under “—Certain Financial Projections”) prepared by the management of Everi relating to Everi and, for supplemental purposes, certain forecasts and estimates of potential cost savings, operating efficiencies, revenue effects, and other synergies expected to have resulted from the Original Proposed Transaction prepared by the management of Everi (the “Synergies”);

•

spoke with certain members of the management of Everi and certain of its representatives and advisors regarding the Merger, the Original Proposed Transaction, and related matters, as well as the respective businesses, operations, financial condition, and prospects of Everi and the IGT Gaming & Digital Business;

•

compared the financial and operating performance of Everi and, for supplemental purposes, the IGT Gaming & Digital Business with that of other companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant;

•

reviewed the current and historical market prices and trading volume for certain of Everi’s publicly traded equity securities and the current and historical market prices of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material, and other information. In addition, management of Everi advised Houlihan Lokey, and at Everi’s direction, Houlihan Lokey assumed, that the Financial Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of Everi. Management of Everi also advised Houlihan Lokey, and Houlihan Lokey at Everi’s direction assumed, that based on Everi’s recent financial performance, there was considerable risk that Everi would fail to achieve the Financial Projections. At Everi’s direction, Houlihan Lokey assumed that the Financial Projections provided a reasonable basis on which to evaluate Everi and the Merger, and Houlihan Lokey, at Everi’s direction, used and relied upon the Financial Projections for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Financial Projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Everi since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would have been material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

For certain supplemental analyses reviewed with the Board of Directors with respect to the IGT Gaming & Digital Business and the Original Proposed Transaction, Houlihan Lokey reviewed and discussed the Analyst Estimates for the IGT Gaming & Digital Business with the management of Everi, and such management advised Houlihan Lokey, and Houlihan Lokey assumed, that they represented reasonable estimates and judgments of the future financial results and condition of the IGT Gaming & Digital Business. As the Board of Directors was aware, Houlihan Lokey was not provided with access to the management of IGT following the execution of the Original Agreements. At the Board of Directors’ direction, Houlihan Lokey assumed that, was Houlihan Lokey to have had access to such management, any information received from such management would not have affected or changed Houlihan Lokey’s analyses or opinion. Furthermore, upon the advice of the management of Everi, Houlihan Lokey assumed that the estimated Synergies reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Everi as to the potential cost savings, operating efficiencies, revenue effects and other synergies that were expected to result from the Original Proposed Transaction. Houlihan Lokey expressed no view or opinion with respect to the Analyst Estimates for the IGT Gaming & Digital Business or the Synergies, or the respective assumptions on which they were based.

For purposes of its analyses and opinion, Houlihan Lokey with Everi’s agreement assumed that upon the termination of the Original Agreements pursuant to the transaction agreements for the Proposed Transaction (the “Agreements”), Everi would have no liability or obligation with respect to the Original Proposed Transaction. In addition, Houlihan Lokey relied upon, without independent verification, the assessments of the management of Everi as to Everi’s existing and future technology, products, services and intellectual property and the validity of, and risks associated with, such technology, products, services and intellectual property (including, without limitation, the validity and life of patents), and Houlihan Lokey assumed, at the direction of Everi, that there would be no developments with respect to any such matters that would affect its analyses or opinion.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreements and all other related documents and instruments referred to therein were true and correct, (b) each party to the Agreements and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger would be satisfied without waiver thereof, and (d) the Merger would be consummated in a timely manner in accordance with the terms described in the Agreements and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Merger would be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Merger or Everi that would be material to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of each Agreement would not differ in any respect from the draft of such Agreement identified above.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties, or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Everi, IGT or any other party. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Everi or IGT was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Everi or IGT was or may have been a party or was or may have been subject.

Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from third parties with respect to the Merger, the Original Proposed Transaction, the securities, assets, businesses or operations of Everi, IGT or any other party, or any alternatives to the Merger or the Original Proposed Transaction, or (b) advise the Board of Directors, Everi or any other party with respect to alternatives to the Merger (other than the Original Proposed Transaction). Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date of its opinion. Houlihan Lokey did not express any view or opinion as to the price or range of prices at which Everi common stock, IGT ordinary shares, Spinco units, or IGT Canada Interests could be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the Board of Directors (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the Board of Directors, Everi, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger, the Equity Sale, the Original Proposed Transaction or otherwise.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board of Directors, Everi, its security holders or any other party to proceed with or effect the Merger or to terminate the Original Proposed Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Per Share Price to the extent expressly specified in its opinion) including, without limitation, the Original Proposed Transaction or the Equity Sale, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of Everi, IGT, or to any other party, except if and only to the extent expressly set forth in the last sentence of its opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might have been available for Everi, IGT or any other party, including, without limitation, the Original Proposed Transaction, (v) the fairness of any portion or aspect of the Merger to any one class or group of Everi’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Everi’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) the fairness of the Per Share Price to Everi stockholders relative to the fairness of the purchase price for the Equity Sale to IGT, or vice versa, or the fairness of the Per Share Price to Everi stockholders relative to the fairness of the consideration for the Original Proposed Transaction to Everi, or vice versa, (vii) the solvency, creditworthiness or fair value of Everi, Buyer or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Per Share Price or otherwise. Furthermore, Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax, or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel, or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of Everi, on the assessments by the Board of Directors, Everi and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance, tax, and other similar matters with respect to Everi, IGT, Spinco, the Merger, the Original Proposed Transaction or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company or business used in Houlihan Lokey’s analyses for comparative purposes is identical to Everi or the Merger and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean, and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. The estimates contained in the Financial Projections and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Everi. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Board of Directors in evaluating the Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Per Share Price or of the views of the Board of Directors or management with respect to the Merger or the Per Share Price. Under the terms of its engagement by Everi, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the Merger or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Board of Directors, Everi, IGT, Spinco, Buyer, any security holder or creditor of Everi, IGT, Spinco, Buyer, or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the Merger were determined through negotiation between Everi and Buyer, and the decision to enter into the Merger Agreement was solely that of the Board of Directors.

Financial Analyses

In preparing its opinion to the Board of Directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative, and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies, and factors, without considering all analyses, methodologies, and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Board of Directors on July 25, 2024. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including the following:

•

Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization and stock-based compensation expense for a specified time period, as adjusted for certain non-recurring items. In the case of the IGT Gaming & Digital Business, “Adjusted EBITDA” did not include a corporate support allocation and was reviewed on segment reporting basis.

•

Adjusted EBITDA less Capital Expenditures — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization and stock-based compensation expense for a specified time period, as adjusted for certain non-recurring items, minus capital expenditures.

•

Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding dilutive options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, net unfunded pension & postretirement benefit obligations, preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

Unless the context indicates otherwise, enterprise values used in the selected companies’ analysis described below were calculated using the closing prices of the Everi common stock and the common stock of the selected companies listed below as of July 23, 2024. The estimates of the future financial performance of Everi relied upon for the financial analyses described below were based on the Financial Projections. The estimates of the future financial performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.

Selected Companies Analysis. Houlihan Lokey reviewed certain data for selected companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant.

The financial data reviewed included:

•	Enterprise value as a multiple of Adjusted EBITDA for the twelve-month period ended June 30, 2024, or “LTM Adjusted EBITDA;”

•	Enterprise value as a multiple of estimated Adjusted EBITDA for the calendar year ending December 31, 2024, or “CY 2024E Adjusted EBITDA;” and

•	Enterprise value as a multiple of estimated Adjusted EBITDA less capital expenditures for the calendar year ending December 31, 2024, or “CY 2024E Adjusted EBITDA Less CapEx.”

The selected companies and corresponding financial data, included the following:

	Enterprise Value (millions)	Enterprise Value /
		LTM Adjusted EBITDA	CY 2024E Adjusted EBITDA	CY 2024E Adjusted EBITDA Less CapEx
Gaming Products Companies
Accel Entertainment, Inc.	$1,186.7	6.7x	6.5x	NA
Ainsworth Game Technology Limited	$186.1	4.6x	4.7x	5.9x
Aristocrat Leisure Limited	$21,851.5	14.1x	13.4x	16.0x
Inspired Entertainment, Inc.	$533.7	6.5x	5.3x	8.0x
Light & Wonder, Inc.	$13,360.7	11.4x	11.0x	14.3x
PlayAGS, Inc.*	$1,016.8	6.6x	5.9x	9.7x
B2B Online Gaming Companies
Evolution AB (publ)	$19,320.7	13.2x	12.2x	13.0x
Gaming Innovation Group Inc	$440.3	6.2x	6.5x	6.8x
GAN Limited*	$78.4	NMF	NMF	NA
Kambi Group plc	$249.5	4.0x	4.1x	4.4x
Playtech plc	$2,321.4	5.4x	4.7x	7.2x
Sportradar Group AG	$3,207.0	17.3x	14.5x	NMF
Low		4.0x	4.1x	4.4x
High		17.3x	14.5x	16.0x
Median		6.6x	6.5x	7.6x
Mean		8.9x	8.3x	9.4x

NA refers to “Not Available.”

NMF refers to “Not Meaningful Figure.”

* PlayAGS and GAN Limited metrics were excluded from low, high, median, and mean statistics, due pending take private transactions.

Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 5.0x to 6.0x to Everi’s Adjusted EBITDA for the twelve-month period ended June 30, 2024, 4.5x to 5.5x to Everi’s estimated Adjusted EBITDA for the calendar year ending December 31, 2024, and 8.5x to 9.5x to Everi’s estimated Adjusted EBITDA less capital expenditures for the calendar year ending December 31, 2024. The selected companies analysis indicated implied per share value reference ranges of $8.00 to $11.64 per share of Everi common stock based on the selected range of multiples and Everi’s Adjusted EBITDA for the twelve-month period ended June 30, 2024, $8.08 to $12.14 per share of Everi Common Stock based on the selected range of multiples and Everi’s estimated Adjusted EBITDA for the calendar year ending December 31, 2024, and $9.73 to $12.08 per share of Everi Common Stock based on the selected range of multiples and Everi’s estimated Adjusted EBITDA less capital expenditures for the calendar year ending December 31, 2024, in each case as compared to the Per Share Price of $14.25 per share of Everi common stock in the Merger pursuant to the Merger Agreement.

Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of Everi by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of Everi based on the Financial Projections. Houlihan Lokey applied perpetual growth rates ranging from 2.50% to 3.50%, taking into account its experience and professional judgement, and discount rates ranging from 11.0% to 12.0%, taking into account its experience and professional judgment and an estimate of Everi’s weighted average cost of capital. The discounted cash flow analysis indicated an implied value reference range of $10.29 to $14.92 per share of Everi common stock, as compared to the Per Share Price of $14.25 per share of Everi common stock in the Merger pursuant to the Merger Agreement.

Supplemental Financial Analysis

In connection with its opinion to the Board of Directors, Houlihan Lokey also performed a supplemental financial analysis of Everi after giving effect to the then pending Original Proposed Transaction, taking into account the results of the selected companies analysis described above for Everi, a selected companies analysis of the IGT Gaming & Digital Business based on the Analyst Estimates for the IGT Gaming & Digital Business and the selected companies listed above, the implied net present value of the estimated Synergies provided by management of Everi and the implied present value of an estimate provided by management of Everi of the amount and timing of the special dividend that would have been payable on the Everi common stock in the Original Proposed Transaction.

For purposes of this supplemental analysis, Houlihan Lokey reviewed LTM Adjusted EBITDA and CY 2024E Adjusted EBITDA for the selected companies listed above. Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 5.0x to 6.0x to Everi’s Adjusted EBITDA for the twelve-month period ended June 30, 2024, 6.0x to 7.0x to the IGT Gaming & Digital Business’ Adjusted EBITDA for the twelve-month period ended March 31, 2024, 4.5x to 5.5x to Everi’s estimated Adjusted EBITDA for the calendar year ending December 31, 2024, and 5.5x to 6.5x to the IGT Gaming & Digital Business’ estimated Adjusted EBITDA for the calendar year ending December 31, 2024. Houlihan Lokey calculated the implied net present value of the Synergies based on the estimates of the Synergies provided by the management of Everi, applying a perpetual growth rate of 0.0%, taking into account Houlihan Lokey’s experience and professional judgment, and discount rates ranging from 11.0% to 12.0%, taking into account Houlihan Lokey’s experience and professional judgment and an estimate of Everi’s weighted average cost of capital. Houlihan Lokey calculated the estimated present value of the special dividend that would have been payable in the Original Proposed Transaction, applying a discount rate of 15.0%, taking into account Houlihan

Lokey’s experience and professional judgment, to the estimated aggregate amount of the dividend of $10.0 million and assuming a payment date of December 31, 2024, taking into account Everi management’s estimate that the Original Proposed Transaction would have been consummated during the first quarter of 2025.

The supplemental analysis indicated implied pro forma value reference ranges of $8.54 to $13.32 per share of Everi common stock based on (i) the selected range of multiples and Everi’s Adjusted EBITDA for the twelve-month period ended June 30, 2024, the selected range of multiples and the IGT Gaming & Digital Business’ Adjusted EBITDA for the twelve-month period ended March 31, 2024, the implied net value of the Synergies and the estimated present value of the special dividend, and (ii) $8.69 to $13.94 per share of Everi common stock based on the selected range of multiples and Everi’s estimated Adjusted EBITDA for the calendar year ending December 31, 2024, the selected range of multiples and the IGT Gaming & Digital Business’ estimated Adjusted EBITDA for the calendar year ending December 31, 2024, the implied net value of the Synergies and the estimated present value of the special dividend, in each case as compared to the Per Share Price of $14.25 per share of Everi Common Stock in the Merger pursuant to the Merger Agreement.

Miscellaneous

Houlihan Lokey was engaged by Everi to provide an opinion to the Board of Directors as to the fairness, from a financial point of view, to Everi stockholders of the Per Share Price to be received by such holders in the Merger pursuant to the Merger Agreement. Everi engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by Everi, Houlihan Lokey became entitled to an aggregate fee of $1,100,000 for its services, of which $150,000 became payable to Houlihan Lokey upon its retention by Everi and the remainder of which became payable upon the delivery of Houlihan Lokey’s opinion to the Board of Directors. No portion of such fee is contingent on the successful consummation of the Merger. Everi has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Everi, IGT, or any other party that may be involved in the Merger, the Equity Sale or the Original Proposed Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger, the Equity Sale or the Original Proposed Transaction.

Houlihan Lokey provided financial advisory services to the Board of Directors of Everi in connection with its evaluation of the Original Proposed Transaction, for which Houlihan Lokey received aggregate compensation of $1.8 million. Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Apollo Global Management, Inc., or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with Apollo Global Management, Inc. (collectively, with Apollo Global Management, Inc., the “Apollo Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation. Based on a review of its information management systems, Houlihan Lokey identified engagements during the two years prior to the date of its opinion with members of the Apollo Group for which Houlihan Lokey and its affiliates received aggregate compensation of approximately $32 million, including, among other things, (i) having acted as financial advisor to a special committee and a conflicts committee of the boards of directors or similar governing bodies of Athene Holding Ltd. (“Athene”) and/or related or affiliated entities in connection with their review of various matters pertaining to Athene’s or such other related or affiliated entities’ agreements and other arrangements with affiliates of Apollo, (ii) having acted as financial advisor to certain funds of the Apollo Group in connection with its investment in a physician-led buyout of GI Alliance, which transaction closed in September 2022, (iii) having acted as financial advisor to Blume Global, then a member of the Apollo Group, in connection with its sale transaction, which transaction closed in April 2023, (iv) having acted as financial advisor to an ad hoc group of lenders, of which one or more members of the Apollo Group were significant members, in relation to their interests as lenders to Schur Flexibles GmbH in connection with a restructuring transaction, which concluded in September 2022, (v) having acted as financial advisor to Northwoods Energy, then a member of the Apollo Group, in connection with its sale transaction, which transaction closed in August 2023, and (vi) having acted as financial advisor to certain funds of the Apollo Group in connection with the acquisition of a minority stake in AUTODOC, which transaction closed in April 2024. In addition, in the course of its review, Houlihan Lokey also identified certain current engagements with one or more members of the Apollo Group unrelated to the Merger for which Houlihan Lokey and/or its affiliates could receive, in the upcoming year, aggregate compensation of $3 million or more, including providing financial advisory and/or valuation advisory services to members of the Apollo Group. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Everi, IGT, members of the Apollo Group, other participants in the Merger or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates, and certain of Houlihan Lokey’s and its affiliates’ respective employees, may have committed to invest in private equity or other investment funds managed or advised by Apollo, other participants in the Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the Apollo Group, other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Everi, IGT, members of the Apollo Group, other participants in the Merger or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

Certain Financial Projections

As a matter of course, Everi generally does not make public any long-term projections as to its future performance, earnings, or other results, other than annual guidance with periodic quarterly updates and, from time to time, longer-term financial targets, given the inherent unpredictability of the underlying assumptions and estimates for extended periods.

In connection with its consideration of the Proposed Transaction, Everi management reviewed various financial projections originally prepared and provided to the Board of Directors in connection with the Original Proposed Transaction. Among other things, Everi management prepared and provided to the Board of Directors in February 2024 certain non-public financial projections with respect to Everi’s business, as a standalone company and without giving effect to the Original Proposed Transaction, for the years ending December 31, 2024 through December 31, 2028 (the “Financial Projections”). The Financial Projections were also provided to IGT in connection with its evaluation of the Original Proposed Transaction, and to IGT’s financial advisors for use in connection with the Original Proposed Transaction. Everi management furnished the Financial Projections to (a) the Board of Directors in connection with its evaluation of the Proposed Transaction, (b) Houlihan Lokey for use by Houlihan Lokey in connection with the opinion described under “—Opinion of Houlihan Lokey,” and (c) Buyer and its advisors in connection with their evaluation of the Proposed Transaction.

The Financial Projections are included in this proxy statement solely to give Everi stockholders access to certain information that was made available in connection with the Board of Directors’ consideration of the Proposed Transaction, and are not included in this proxy statement to influence any Everi stockholder to make any investment or voting decision with respect to the Proposed Transaction or for any other purpose. In particular, the

Financial Projections should not be viewed as public guidance. The Financial Projections are included in this proxy statement because they were accepted by the Board of Directors for provision to Houlihan Lokey for use in connection with the opinion described under “Proposal 1: Approval of the Merger Agreement—Opinion of Houlihan Lokey” beginning on page 79.

The Financial Projections were prepared by or at the direction of, and are the responsibility of, Everi management (and were not prepared with a view towards public disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information). Neither any independent registered public accounting firm of Everi, nor any other independent accountant, has audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the Financial Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Financial Projections described below. The reports of the independent registered public accounting firms incorporated by reference into or included elsewhere in this proxy statement relate to the historical financial statements of Everi and do not extend to the Financial Projections and should not be read to do so.

Although the Financial Projections were prepared with numerical specificity, they are forward-looking statements that involve inherent risks and uncertainties. Further, the Financial Projections cover multiple years in the future and projections by their nature become less reliable with each successive quarter and year. Everi stockholders are urged to read “Cautionary Statement Concerning Forward-Looking Statements” for additional information regarding the risks inherent in forward-looking information such as the Financial Projections. Everi stockholders also should review those risk factors incorporated by reference into this proxy statement from Item 1A of Everi’s annual report on Form 10-K for the year ended December 31, 2023, and from Item 1A of Part II of Everi’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 and subsequent filings with the SEC. The Financial Projections also reflect numerous variables, expectations, and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Financial Projections. Accordingly, there can be no assurance that the projected results summarized below will be realized. Everi stockholders are urged to review the description of the reported and anticipated results of operations and financial condition and capital resources, including Everi’s historical financial statements included in its filings with the SEC.

The inclusion of the projections in this proxy statement should not be regarded as an indication that Everi or any of its affiliates, advisors, officers, directors, or representatives considered or considers the Financial Projections to be necessarily predictive of actual future events, and the Financial Projections should not be relied upon as such. The inclusion of the Financial Projections herein should not be deemed an admission or representation by Everi that its management views the Financial Projections as material information.

Everi does not intend to, and, except to the extent required by applicable law expressly disclaim any obligation to, update, revise, or correct the Financial Projections to reflect circumstances existing or arising after the date such projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error or any of the Financial Projections would not be realized.

Certain of the financial information contained in the Financial Projections are considered non-GAAP financial measures. These non-GAAP measures are defined below and include Adjusted EBITDA, EBIT, Net Operating Profit After Taxes, and Unlevered Free Cash Flow. The most directly comparable GAAP financial measure to Adjusted EBITDA, EBIT, and Net Operating Profit After Taxes is net income, which reflects total revenues less total costs and expenses, interest expense, net, and provision for income taxes. The most directly comparable GAAP financial measure to Unlevered Free Cash Flow is Cash Flows from Operating Activities. Everi management provided this information because Everi management believed it could be useful in evaluating the businesses that are the subject of such financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Everi may not be comparable to similarly titled amounts used by other companies. The non-GAAP financial measures were selected for use in the Financial Projections as they were provided to and relied upon by Everi’s financial advisor for the purposes of the fairness opinion and/or by the Board of Directors in connection with its consideration of the Proposed Transaction. Financial measures provided to any financial advisor in this context were not prepared with a view toward public disclosure and are excluded from the definition of non-GAAP financial measures under applicable SEC rules and regulations. As a result, such Financial Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures.

The Financial Projections were based upon numerous estimates or expectations, beliefs, opinions, and assumptions with respect to Everi’s business, including its results of operations and financial condition, customer requirements and competition, and with respect to general business, economic, market, regulatory and financial conditions and other future events, all of which are difficult to predict and many of which are beyond Everi’s control and may not be realized. The Financial Projections: (a) do not take into account any transactions, circumstances, or events occurring after the date they were prepared, including the Proposed Transaction, costs and expenses incurred or to be incurred in connection with the Proposed Transaction, synergies expected to result from the Proposed Transaction or costs and expenses necessary to achieve anticipated synergies, or the effect of any failure of the Merger or any other Proposed Transaction to occur; (b) are not necessarily indicative of current market conditions or values or future performance, which may be significantly more or less favorable than as set forth in the Financial Projections; and (c) are not, and should not be regarded as, a representation that any of the results or expectations contained in, or forming a part of, the Financial Projections will be achieved.

Everi management believes that the assumptions used as a basis for the Financial Projections were reasonable based on the information available to Everi management at the time prepared. However, the Financial Projections are not a guarantee of actual future performance. The future financial results of Everi’s business may differ materially from those expressed in the Financial Projections due to factors that are beyond Everi’s ability to control or predict.

For the foregoing reasons, and considering that the Special Meeting will be held more than eight months after the Financial Projections were prepared, as well as the uncertainties inherent in any forecasting assumptions/information, Everi stockholders and readers of this proxy statement are cautioned not to place unwarranted reliance on the Financial Projections set forth below. The inclusion of the Financial Projections in this proxy statement should not be regarded as an indication that Everi or its affiliates, representatives, or advisors considered or consider the Financial Projections to be necessarily predictive of actual future events, and the Financial Projections should not be relied upon as such. The Financial Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in Everi’s public filings with the SEC. Everi urges all of its stockholders to review its most recent SEC filings for a description of its reported financial results. See “Where You Can Find More Information; Incorporation by Reference” for additional information.

Everi has not made and makes no representation to any Everi stockholder or to the Apollo Funds, Buyer, or Buyer Sub, in the Merger Agreement or otherwise concerning the Financial Projections or regarding Everi’s ultimate performance compared to the information contained in the Financial Projections or that the projected results will be achieved.

The following table presents a summary of the Financial Projections for the years ending December 31, 2024 through December 31, 2028. Information included in tables may not foot due to rounding.

	Financial Projections(1)
	Year Ending December 31,
($ in millions)	2024E	2025E	2026E	2027E	2028E
Revenue	$868	$950	$979	$1,016	$1,056
Adjusted EBITDA(2)	$375	$390	$400	$414	$430
EBIT(3)	$204	$208	$213	$221	$230
Net Operating Profit After Taxes(4)	$153	$156	$160	$165	$173
Depreciation & Amortization(5)	$140	$152	$156	$162	$169
Accretion of Contract Rights(6)	$9	$9	$9	$9	$9
Capital Expenditures	$(159)	$(161)	$(137)	$(152)	$(158)
Change in Net Working Capital	$(6)	$(12)	$(2)	$(3)	$(4)

Unlevered Free Cash Flow(7)	$138	$144	$187	$181	$189

Adjusted EBITDA less Capital Expenditures	$217	$229	$263	$261	$272

(1)	Certain figures presented in this table are immaterially different from the figures provided to Buyer and its advisors and are identified in the footnotes to this table.
(2)

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, and adjusted for non-cash stock compensation expense, accretion of contract rights, and non-recurring litigation costs.

(3)

EBIT is defined as Adjusted EBITDA less depreciation and amortization, non-cash stock compensation expense, accretion of contract rights, and non-recurring litigation costs. This measure was not directly presented to the Board of Directors. Buyer and its advisors were provided with EBIT figures for 2027E and 2028E of $222 million and $234 million, respectively.

(4)

Net Operating Profit After Taxes is defined as EBIT less Cash Taxes. Cash Taxes were estimated to be $(51) million, $(52) million, $(53) million, $(55) million, and $(58) million in 2024E, 2025E, 2026E, 2027E and 2028E, respectively. “Cash Taxes” is defined as the estimated amount of taxes, assuming a tax rate of 25%, that is required to be paid to the applicable governmental authority to satisfy tax obligations and excludes any differences arising from book tax expense calculated in accordance with GAAP that could arise as a result of limitations on interest deductibility. This measure was not directly presented to Buyer and its advisors.

(5)	Buyer and its advisors were also provided with Depreciation and Amortization figures for 2027E and 2028E of $161 million and $165 million, respectively.
(6)	Buyer and its advisors were provided with Accretion of Contract Rights for 2027E and 2028E of $10 million and $10 million, respectively.
(7)

Unlevered Free Cash Flow is defined as Net Operating Profit After Taxes, plus Depreciation and Amortization, less Capital Expenditures, plus Accretion of Contract Rights, less increase in Net Working Capital. This arithmetically calculated Unlevered Free Cash Flow was not provided to Buyer and its advisors.

Interests of Everi’s Directors and Executive Officers in the Merger

Certain of Everi’s directors and executive officers may have interests in the Merger that differ from, or are in addition to, those of Everi stockholders generally.

Overview

In considering the recommendations of the Board of Directors to approve the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal in connection with the Proposed Transaction, Everi stockholders should be aware that, similar to other transactions of this type, certain of Everi’s directors and executive officers may have interests in the Merger that differ from, or are in addition to, those of Everi stockholders generally. The Board of Directors was aware of and considered these potential interests, among other matters, in evaluating, negotiating, and reaching the determination to approve the Transaction Documents and the Proposed Transaction, and to recommend to Everi stockholders that they vote to approve the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal. These interests are described and quantified in detail in the narratives and tables below.

Everi’s executive officers for purposes of the discussion below are: Mr. Michael D. Rumbolz, Executive Chair; Mr. Randy L. Taylor, President and Chief Executive Officer; Mr. Mark F. Labay, Executive Vice President, Chief Financial Officer and Treasurer; Mr. David J. Lucchese, Executive Vice President, Sales and Marketing; Mr. Darren D.A. Simmons, Executive Vice President, FinTech Business Leader; Ms. Kate C. Lowenhar-Fisher, Executive Vice President, Chief Legal Officer, General Counsel and Secretary; and Mr. Todd A. Valli, Senior Vice President, Corporate Finance and Tax and Chief Accounting Officer.

In connection with the Closing, it is anticipated that Mr. Labay will transition from the role of Executive Vice President, Chief Financial Officer and Treasurer of Everi to the role of Chief Integration Officer of the Combined Enterprise.

As of [   ], 202[ ], no executive officers or directors of Everi beneficially own any shares or ownership interest in Buyer or Buyer Sub.

Treatment of Everi Equity-Based Awards in the Merger—In General

As noted above, subject to the terms and conditions of the Merger Agreement, at the Merger Effective Time, (a) each Everi RSU that is outstanding as of immediately prior to the Merger Effective Time will be cancelled and automatically converted into a right to receive a cash payment equal to the product of (i) the number of shares of Everi common stock subject to each such Everi RSU, and (ii) the Per Share Price; (b) each Everi PSU that is outstanding as of immediately prior to the Merger Effective Time will be cancelled and automatically converted into a right to receive a cash payment equal to the product of (i) the number of shares of Everi common stock subject to each such Everi PSU (based on the assumed achievement of the performance metrics at 100% of target under each such Everi PSU), and (ii) the Per Share Price; (c) each Everi Stock Option that is outstanding and unexercised immediately prior to the Merger Effective Time will be cancelled and automatically converted into a right to receive a cash payment equal to the excess, if any, of (i) the Per Share Price over the per share exercise price of such Everi Stock Option, multiplied by (ii) the number of shares of Everi common stock covered by such Everi Stock Option immediately prior to the Merger Effective Time; and (d) each Everi Stock Option with a per share exercise price that equals or exceeds the Per Share Price will be cancelled for no consideration, with the cash awards contemplated in clauses (a), (b) and (c) referred to as the “Newco Cash Awards.” The Newco Cash Awards will be subject to the same time-based vesting terms and otherwise substantially the same terms and conditions (excluding the form of settlement and any terms related to performance, but including any double-trigger vesting provisions) as in effect for the corresponding Company Equity Award immediately prior to the Merger Effective Time. Any portion of the Newco Cash Awards attributable to Everi Stock Options that vested prior to the Closing shall be paid to the holder within seven business days following the Closing and any portion attributable to Everi Stock Options that vest following the Closing shall be paid to the holder within seven business days of the relevant vesting event.

The Merger will qualify as a “change in control” (as defined in the Everi Equity Plans) for certain accelerated vesting provisions contained in awards granted under the Everi Equity Plans.

Equity-Based Awards Held by Non-Employee Directors

The terms of time-vested deferred Everi RSUs granted to Everi’s non-employee directors under the 2014 Plan provide that any such unvested awards will become vested upon the date of a change in control (within the meaning of the 2014 Plan). As a result, any then-unvested deferred Everi RSUs granted to non-employee directors will be entitled to accelerated vesting and settlement on the Closing, subject to compliance with Section 409A of the Code. Everi recently made the grants of deferred Everi RSUs listed in the table below to each of its non-employee directors on May 1, 2024 as part of their annual retainer, which will normally vest in full on the 12-month anniversary of the grant date. Accordingly, if the Merger closes prior to May 1, 2025, such deferred Everi RSUs will become fully vested and subject to settlement on the Closing. All outstanding Everi Stock Options and all deferred Everi RSUs granted to Everi non-employee directors prior to May 1, 2024 are fully vested and will be settled in a cash payment within seven business days following the Closing.

For illustrative purposes, if the Closing were to have occurred on September 11, 2024, the latest practicable date prior to the filing of this proxy statement, the table below shows (a) the number shares subject to unvested Company Equity Awards held by Everi non-employee directors, and (b) the value Everi’s non-employee directors would receive in respect of their then-outstanding unvested Company Equity Awards if such awards were subject to accelerated vesting and settlement on the Closing, based on the Per Share Price of $14.25 per share. Depending on when the Merger Effective Time actually occurs, unvested Company Equity Awards may vest and/or be cancelled, in each case, prior to the Merger Effective Time in accordance with their terms and independent of the Closing. All share numbers have been rounded to the nearest whole number.

Non-Employee Director	Unvested Deferred Everi RSUs (#)(1)	Single Trigger Value of Unvested Deferred Everi RSUs ($)
Linster W. Fox	10,700	152,475
Geoffrey P. Judge	10,700	152,475
Maureen T. Mullarkey	10,700	152,475
Atul Bali	10,700	152,475
Paul W. Finch, Jr.	10,700	152,475
Secil Tabli Watson	10,700	152,475
Debra L. Nutton	10,700	152,475

(1)

Represents deferred Everi RSUs granted to each of Everi’s non-employee directors on May 1, 2024 as part of their annual retainer. The following equity awards are excluded from the table above as they do not accelerate in connection with the Proposed Transaction:

Non-Employee Director	Vested Everi Stock Options (#)	Vested Deferred Everi RSUs (#)
Linster W. Fox	110,000	74,564
Geoffrey P. Judge	155,000	74,564
Maureen T. Mullarkey	—	74,564
Atul Bali	—	51,673
Paul W. Finch, Jr.	—	19,200
Secil Tabli Watson	—	19,200
Debra L. Nutton	—	9,200

For more information on equity holdings of Everi’s non-employee directors, see “Security Ownership of Certain Beneficial Owners and Management.”

Equity-Based Awards Held by Executive Officers of Everi

As noted above, the Company Equity Awards will be replaced with Newco Cash Awards, with substantially the same terms and conditions as the underlying Company Equity Award (other than form of settlement and performance conditions).

The terms of Everi RSUs and Everi PSUs granted to Everi’s employees and executive officers under the 2014 Plan provide that, in the event of the termination of a participant’s employment by Everi without “cause” or by the participant for “good reason,” in each case, within 10 days prior to a change in control or within 24 months thereafter (the “double trigger vesting provision”), such participant’s outstanding Everi RSUs and Everi PSUs will accelerate and fully vest. Accordingly, because the Merger will constitute a change in control under the 2014 Plan, the first prong of the double trigger vesting provision contained in awards granted under the 2014 Plan and held by executives employed through the Closing will have been satisfied as of the Closing and will continue to apply to Everi RSUs and Everi PSUs that have been converted into Newco Cash Awards. In addition, the Everi PSUs also provide that on a termination of employment without cause during the performance period, regardless of whether a change in control occurs, the Everi PSUs held by such participant will remain outstanding and eligible to vest and settle on a prorated basis based on actual achievement of the performance metrics through the end of the performance period (the “delayed settlement provision”).

In the case of Everi PSUs, the terms of the Merger Agreement provide that such Everi PSUs will be converted into Newco Cash Awards based on the assumed achievement of the performance metrics at 100% of target. In applying the double trigger vesting provision or the delayed settlement provision to Everi PSUs that have been converted into Newco Cash Awards, the cash payment payable upon a qualifying termination or the Closing, as applicable, will be determined on a prorated basis based on the number of days that have elapsed during the applicable performance period through the participant’s termination date.

All outstanding Everi Stock Options held by Everi executive officers are fully vested as of the date of the filing of this proxy statement and will be settled in a cash payment within seven business days following the Closing.

For illustrative purposes, if the Closing were to have occurred on September 11, 2024, the latest practicable date prior to the filing of this proxy statement, the table below shows the value Everi’s executive officers would receive in respect of their then-outstanding and unvested Company Equity Awards on a “double-trigger” basis (except as noted below), applying the same assumptions used in “—Quantification of Potential Payments to Everi’s Named Executive Officers in Connection with the Merger,” which includes the Per Share Price of $14.25 per share. The amounts shown in the chart below do not include any Company Equity Awards that were vested as of September 11, 2024, the latest practicable date prior to the filing of this proxy statement. The amounts in the chart below reflect the value in respect of Company Equity Awards that would vest in accordance with the applicable equity plan and award agreement and without regard to applicable tax withholding. For Everi PSUs with a performance period that is not yet complete as of the assumed date of the Closing, the amounts reflect vesting at target performance levels in accordance with the terms of the Merger Agreement. Depending on when Merger Effective Time actually occurs, certain of these awards may vest and/or be cancelled, in each case, prior to the Merger Effective Time in accordance with their terms and independent of the Closing. All share numbers have been rounded to the nearest whole number.

Executive Officer	Everi RSUs (#)	Everi PSUs (#)	Double Trigger Value ($)
Michael D. Rumbolz Executive Chair	14,600	—	208,050
Randy L. Taylor President and Chief Executive Officer	219,045	183,479	5,735,967
Mark F. Labay Executive Vice President, Chief Financial Officer and Treasurer	79,399	54,145	1,903,002
Darren D.A. Simmons Executive Vice President, FinTech Business Leader	64,966	40,490	1,502,748
David J. Lucchese Executive Vice President, Sales and Marketing	46,150	31,894	1,112,127
Kate C. Lowenhar-Fisher Executive Vice President, Chief Legal Officer, General Counsel and Secretary	45,783	30,906	1,092,818
Todd A. Valli Senior Vice President, Corporate Finance and Tax and Chief Accounting Officer	21,166	—	301,616

For more information on equity holdings of Everi’s executive officers, see “Security Ownership of Certain Beneficial Owners and Management.”

Fiscal Year 2025 Equity Grants

Everi may grant fiscal year 2025 equity awards under the 2014 Plan (the “Permitted Equity Awards”) in the ordinary course of business consistent with past practice, including to executive officers, up to an aggregate of 1,600,000 shares of Everi common stock, including up to an aggregate of 750,000 shares of Everi common stock to executive officers and up to an aggregate of 75,000 shares of Everi common stock to non-employee directors. All Permitted Equity Awards subject to performance-based vesting conditions will count toward such limits based on the assumed achievement of the performance metrics at 100% of target. No Permitted Equity Award will provide for single-trigger vesting or double-trigger vesting acceleration other than such awards granted to non-employee directors to the extent consistent with past practice. Upon the Closing, the Pro-Rata Portion of such Permitted Equity Awards will be converted into Newco Cash Awards and will be subject to ratable time-based vesting over the original vesting period, subject to continued employment through each applicable vesting date, provided that upon a termination by Everi without cause during the 24-month period following the Closing, the Pro-Rata Portion will be paid out within 30 days following such termination. The “Pro-Rata Portion” is determined by multiplying the number of shares in each vesting tranche by a fraction, (a) the numerator of which is equal to the number of days that have elapsed from the date of grant through the Closing Date plus 90, and (b) the denominator of which is the number of days in the applicable vesting period.

Severance Arrangements for Everi Executive Officers

Mr. Rumbolz entered into an Executive Chair Agreement with Everi on April 1, 2023 that is scheduled to expire on March 31, 2025 or Mr. Rumbolz’s earlier death, incapacity, removal, or resignation. Upon expiration of his Executive Chair Agreement, Mr. Rumbolz is entitled to reimbursement for continued group health coverage for the executive and his eligible dependents for up to 18 months.

Each of the Everi executive officers listed below is party to an employment agreement with Everi that provides for certain severance benefits upon a termination without “cause” by Everi or termination for “good reason” by such executive officer, regardless of a “change in control” (including the Merger). None of Everi’s executive officers will be eligible for any enhanced severance benefits as a result of the Merger.

Severance benefits under such arrangements generally include:

•

Continued payment of the executive officer’s current salary plus a multiple of the executive officer’s target bonus for the year of termination payable over the number of months set forth in the chart below; and

•	Reimbursement for continued health coverage up to the number of months set forth in the chart below.

As a condition to receiving the severance payments described below, each Everi executive officer listed below is required to sign a general release of claims and comply with the restrictive covenants in his or her employment agreement.

Executive Officer	Salary Continuation Period (# of months)	Health Coverage Continuation Period (up to # of months)	Target Bonus Multiplier
Randy L. Taylor President and Chief Executive Officer	24	24	2x
Mark F. Labay Executive Vice President, Chief Financial Officer and Treasurer	12	18	1x
Darren D.A. Simmons Executive Vice President, FinTech Business Leader	12	18	1x
David J. Lucchese Executive Vice President, Sales and Marketing	12	18	1x
Kate C. Lowenhar-Fisher Executive Vice President, Chief Legal Officer, General Counsel and Secretary	12	18	1x

Separately, Everi’s severance program for employees below the Executive Vice President level provides for certain cash severance payments upon an involuntary termination due to reasons unrelated to individual performance, such as mergers, acquisitions, or other business restructuring activities. Under such program, Mr. Valli is entitled to receive 24 weeks’ of salary as severance if he experiences a qualifying termination of employment (including in connection with the Merger), and if such termination occurs after December 31, and prior to the payment of annual bonuses for the prior year, he will also remain eligible to receive an annual bonus for the prior year based on the terms of Everi’s annual incentive bonus plan. As a condition to receiving each of these payments, Mr. Valli is required to sign a general release of claims.

Retention Bonus Program

In connection with the Original Proposed Transaction, Everi adopted a retention bonus program in March 2024, providing for a $20.0 million retention bonus pool (the “First Retention Pool”) and entered into retention agreements with employees, including the executive officers listed below. In connection with the Proposed Transaction, Everi established an additional $12.0 million incremental bonus pool (the “Second Retention Pool”) and amended and restated the terms of such retention agreements with the intent to facilitate a smooth transition of the business, including during the pendency of the Proposed Transaction. The retention agreements, as amended and restated, provide that an executive officer will earn the right to receive retention bonus installment payments as follows:

•	35% of the amount from the First Retention Pool was earned and payable on August 27, 2024;

•	35% of the amount from the Second Retention Pool is earned and payable on March 14, 2025;

•	65% of the amount from the First Retention Pool is earned and payable upon the Closing; and

•	65% of the amount from the Second Retention Pool is earned and payable upon the nine (9) month anniversary of the Closing.

Each executive officer’s retention agreement requires that the executive officer remain continuously employed by Everi and continue to perform his or her duties satisfactorily through the applicable retention date above (except as provided below) in order to receive any installment payment. The retention bonus installment payments will be subject to withholding and paid in the next regular payroll cycle following the applicable retention date.

If the executive officer is terminated without cause by Everi prior to March 15, 2025, such executive officer will remain entitled to receive the second and third installment payments described above, but will forfeit the fourth installment payment. If the executive officer is terminated without cause by Everi or the Combined Enterprise on or after March 15, 2025, such executive officer will remain entitled to receive the third and fourth installment payments described above. If the Closing does not occur for any reason, then the third and fourth installment payments will be automatically forfeited.

The maximum aggregate amount of each executive officer’s retention bonus opportunity is listed in the table below.

Executive Officer	Aggregate Retention Bonus Opportunity ($)(1)
Mark F. Labay Executive Vice President, Chief Financial Officer, and Treasurer	325,000
Darren D.A. Simmons Executive Vice President, FinTech Business Leader	195,000
David J. Lucchese Executive Vice President, Sales and Marketing	165,000
Kate C. Lowenhar-Fisher Executive Vice President, Chief Legal Officer, General Counsel and Secretary	275,000
Todd A. Valli Senior Vice President, Corporate Finance and Tax and Chief Accounting Officer	220,000

(1)	Includes amounts earned on August 27, 2024 and paid on August 30, 2024 from the First Retention Pool.

Quantification of Potential Payments to Everi’s Named Executive Officers in Connection with the Merger

The information below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of Everi’s “named executive officers” that is based on or otherwise relates to the Merger. Under applicable SEC rules, Everi’s named executive officers for this purpose are required to consist of Everi’s named executive officers for whom disclosure was required in Everi’s most recent proxy statement filed with the SEC, who are:

•	Randy L. Taylor, President and Chief Executive Officer

•	Mark F. Labay, Executive Vice President, Chief Financial Officer, and Treasurer

•	Darren D.A. Simmons, Executive Vice President, FinTech Business Leader

•	David J. Lucchese, Executive Vice President, Sales and Marketing

•	Dean A. Ehrlich, Former Executive Vice President, Games Business Leader

To the extent that any of Everi’s named executive officers’ compensation arrangements are described in “Interests of Everi’s Directors and Executive Officers in the Merger,” they are incorporated herein by reference. The amounts set forth in the table below, titled “Everi ‘Golden Parachute’ Compensation,” represent an estimate of each named executive officer’s “golden parachute” compensation, and assume the following:

•

the Merger Effective Time is on September 11, 2024, which is the most recent practicable date prior to the date of this proxy statement solely for purposes of this transaction-related compensation disclosure;

•	the relevant price per share of Everi common stock is $14.25 per share;

•	the amounts are based on compensation levels as of September 11, 2024, which is the latest practicable date prior to the date of this proxy statement; and

•

each named executive officer is terminated by Everi without “cause” or resigns for “good reason” (as each such term is defined in the relevant plans and agreements and collectively, referred to as a “qualifying termination”) on the Closing Date (except for Mr. Ehrlich).

The amounts shown are estimates based on multiple assumptions and do not reflect compensation actions that could occur after the date of this proxy statement and before the Closing, such as the vesting of currently outstanding Company Equity Awards, the grant of new Company Equity Awards, and/or any amounts payable under Everi’s annual incentive plan for calendar year 2024. As a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table, titled “Everi ‘Golden Parachute’ Compensation.”

For purposes of this discussion, “double-trigger” refers to benefits that require satisfaction of two conditions, which are the Closing as well as a qualifying termination of employment.

Everi “Golden Parachute” Compensation

Everi is required, pursuant to Section 14A of the Exchange Act, to include in this proxy statement an advisory (non-binding) vote on certain compensation to which each of its named executive officers is or may become entitled under the circumstances described below, as determined pursuant to Item 402(t) of Regulation S-K, in connection with the Merger.

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Randy L. Taylor	2,920,000	5,735,967	23,351	8,679,318
Mark F. Labay	1,112,500	1,903,002	20,520	3,036,022
Darren D.A. Simmons	947,500	1,502,748	20,520	2,470,768
David J. Lucchese	900,000	1,112,127	14,330	2,026,457
Dean A. Ehrlich	125,000	579,776	—	704,776

(1)

The amounts in this column (other than for Mr. Ehrlich) represent the value of cash severance payments payable under each named executive officer’s employment agreement as described in “—Severance Arrangements for Everi Executive Officers” after applying the applicable multiplier, and the aggregate retention bonus opportunity as described in “—Retention Bonus Program.” The severance amounts in the first two columns below are payable on termination without cause or a resignation for good reason (with or without a change in control). In addition, such payments (a) are conditioned upon the execution and non-revocation of a release of claims, and (b) are also subject to continued compliance with any applicable restrictive covenants. The retention bonus amounts in the third column below are payable as described above under the heading “—Retention Bonus Program” and include amounts previously paid on August 30, 2024. Mr. Ehrlich’s employment with the Company terminated effective September 1, 2024, and the amount in this column represents his entire retention bonus opportunity from the First Retention Pool, of which 35% has been paid and 65% of which is payable upon the Closing pursuant to his separation agreement. Mr. Ehrlich did not receive any allocation from the Second Retention Pool. In connection with his separation, Mr. Ehrlich also became entitled to receive the severance benefits payable under his employment agreement upon a termination without cause or a resignation for good reason, which were consistent with the separation benefits described above in “—Severance Arrangements for Everi Executive Officers” for other executive vice president-level employees, in the aggregate amount of approximately $779,270. Such severance benefits are not included in this column because his separation was not in connection with the Closing and therefore are not “double trigger” payments within the meaning of Item 402(t) of Regulation S-K.

Name	Base Salary Severance ($)	Target Annual Bonus Severance ($)	Retention Bonus ($)	Total Cash Severance ($)
Randy L. Taylor	1,460,000	1,460,000	—	2,920,000
Mark F. Labay	450,000	337,500	325,000	1,112,500
Darren D.A. Simmons	430,000	322,500	195,000	947,500
David J. Lucchese	420,000	315,000	165,000	900,000
Dean A. Ehrlich	—	—	81,250	81,250

(2)

The amounts in this column (other than for Mr. Ehrlich) represent the “double trigger” value of the Company Equity Awards (including Everi RSUs and Everi PSUs) held by the named executive officers that were outstanding and unvested as of September 11, 2024, the assumed date of the Closing solely for purposes of this compensation-related disclosure, calculated in the same manner as in the table above under “—Equity-Based Awards Held by Executive Officers of Everi.” The amounts shown in this column do not include any Company Equity Awards that were vested as of September 11, 2024. As noted above, pursuant to the Merger Agreement, each Company Equity Award will be converted into a Newco Cash Award, subject to the same terms as the underlying Company Equity Award other than form of settlement and performance conditions. In the case of Mr. Ehrlich, the outstanding and unvested Everi PSUs held by him as of his termination date are subject to the delayed settlement provision, and the value of Mr. Ehrlich’s Everi PSUs in this column are also calculated the same manner as in the table above under “—Equity-Based Awards Held by Executive Officers of Everi” except that the proration calculation used his actual termination date of September 1, 2024.

(3)

The amounts in this column represent the estimated cost of continued coverage under Everi’s group health benefit plans for the severance period as described in “—Severance Arrangements for Everi Executive Officers.” The amounts in this column are payable on termination without cause or a resignation for good reason (with or without a change in control).

Indemnification

Pursuant to the terms of the Merger Agreement, certain directors and officers of any member of the Everi Group will be entitled to certain ongoing exculpation, indemnification, and advancement rights and coverage under directors’ and officers’ liability and fiduciary liability insurance policies following the Merger.

•

From and after the Merger Effective Time, the Surviving Corporation will indemnify and hold harmless each person who at the Merger Effective Time is a present or former director or officer (or manager or similar title in the case of any such entity that is not a corporation) of any member of the Everi Group (each a “D&O Indemnitee”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages, or liabilities incurred in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of or pertaining to the fact that a D&O Indemnitee is or was a director or officer of a member of the Everi Group or is or was serving at the request of a member of the Everi Group as a director, officer, manager, member, trustee, fiduciary, employee, or agent of another person at or prior to the Merger Effective Time, in each case, whether asserted or claimed prior to, at, or after the Merger Effective Time, to the fullest extent that any member of the Everi Group would have been permitted under the organizational documents of any member of the Everi Group, and under applicable law in effect on the date of the Merger Agreement to indemnify such person (and for all purposes of this “—Indemnification” section, all references to “indemnification” or like terms are deemed to include rights to advancement of such indemnifiable expenses in defending any such claim, action, suit, proceeding, or investigation prior to the disposition thereof).

•

Buyer will cause the Surviving Corporation, the other members of the Everi Group and any successors in interest: (a) to maintain for a period of not less than six (6) years from the Merger Effective Time provisions in their respective organizational documents concerning the indemnification and exculpation or exoneration of the members of the Everi Group’s respective former and current directors and officers (or managers or similar title in the case of any such entity that is not a corporation) that are no less favorable to those persons than the provisions of the organizational documents of such members of the Everi Group, as applicable, in each case, as of the date of the Merger Agreement; and (b) not to amend, repeal, or otherwise modify such provisions in any respect that would adversely affect the rights of those persons thereunder, in each case, except as required by any law. All rights to indemnification, advancement of expenses, and exculpation by Everi existing in favor of each D&O Indemnitee as provided in the organizational documents of any member of the Everi Group or pursuant to certain specified contracts, in each case as in effect on the date of the Merger Agreement, will be assumed by the Surviving Corporation in the Merger, without any action, at the Merger Effective Time and will survive the Merger and will remain in full force and effect in accordance with their terms.

Furthermore, pursuant to the terms of the Separation and Sale Agreement, after the Merger Effective Time, Buyer will be responsible for securing customary insurance policies for the members of the Buyer Group for any claim asserted against, or any occurrence, claim, loss, injury, or damage incurred by, any member of the Buyer Group, whether arising out of occurrences or matters taking place before or after the effective time of the Equity Sale, related to or arising out of the IGT Gaming & Digital Business and the operation thereof by the members of the Spinco Group.

Financing of the Merger

Although the consummation of the Merger is not conditioned on Buyer’s receipt of the Financing or any alternative financing, if Buyer is unable to obtain sufficient financing to complete the Equity Sale and the Merger, the Merger will not close. Buyer plans to fund the consideration for the Proposed Transaction with committed Equity Financing and Debt Financing, as described below.

The Apollo Funds have committed to severally and not jointly, contribute, or cause to be contributed, to Buyer an aggregate amount in cash of up to approximately $2.3 billion, subject to the terms and conditions set forth in the Equity Commitment Letter.

In connection with entry into the Merger Agreement, Buyer obtained a Debt Commitment Letter for (a) a $2.825 billion senior secured term loan facility, (b) a $1.5 billion senior secured bridge facility, and (c) a $750.0 million senior secured revolving credit facility. The availability of the Debt Financing is subject to customary conditions precedent as limited by the “limited conditionality provisions” provided in the Debt Commitment Letter.

The Debt Commitment Letter also contemplates that Buyer will, at its option, either (a) issue Senior Secured Notes in a Rule 144A or other private placement on or prior to the Closing Date yielding up to $1.5 billion in aggregate gross cash proceeds and/or (b) if any or all of the Senior Secured Notes are not issued on or prior to the Closing Date and the proceeds thereof made available to Buyer on the Closing Date, borrow up to such unissued amount in the form of senior secured bridge loans under the senior secured bridge facility.

The proceeds of the Financing will be used by Buyer, together with available cash of Spinco and its subsidiaries, and Everi and its subsidiaries (if any), to fund the Obligations.

Limited Guarantee

Subject to the terms and conditions set forth in the Limited Guarantee provided by the Apollo Guarantors, the Apollo Guarantors have severally guaranteed certain payment obligations of Buyer under the Merger Agreement, subject to an aggregate maximum cap of $258.0 million for the Apollo Guarantors, for payment of: (a) the Buyer Breach Termination Fee or Buyer Regulatory Termination Fee (each, if, when, and as due pursuant to the Merger Agreement); (b) certain costs and expenses of Everi, IGT, and any of their respective subsidiaries in connection with the Debt Financing of the Merger and other actions to be taken to effect the Closing; (c) certain damages payable by Buyer or Buyer Sub in respect of fraud or an intentional breach of representations, covenants, or agreements in the Merger Agreement under and in accordance with the terms of the Merger Agreement; and (d) certain costs and expenses of IGT and Everi in connection with the enforcement by IGT and Everi of certain of Buyer’s and Buyer Sub’s obligations under the Merger Agreement.

Closing and Effective Time

Unless the Merger Agreement is terminated earlier pursuant to its terms, the Closing will take place at 10:00 a.m., Central time, on a date to be designated jointly by IGT, Everi, and Buyer, which will be: (a) no later than the third business day after the later of (i) the date on which the satisfaction or waiver of the closing conditions set forth in the Merger Agreement (as described under “The Transaction Documents—The Merger Agreement—Conditions to the Merger and the Equity Sale”) (other than the conditions, which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of each of such conditions at the Closing) and (ii) the earlier of (A) a business day during the Marketing Period (as defined below) specified by Buyer on no less than three (3) business days’ prior written notice to Everi and IGT and (B) the final day of the Marketing Period (subject, in the case of each of (A) and (B), to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement (other than the conditions, which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of each of such conditions at the Closing)); or (b) at such other date and time as Everi, IGT, and Buyer may mutually agree, provided that the Equity Sale will occur substantially concurrently with the Merger Effective Time and Buyer will not be required to effect the Closing prior to the third business day following the Inside Date (as defined below).

“Marketing Period” means the first period of thirteen (13) consecutive business days commencing after:

•

the later of (a) the date on which all conditions to the Closing (as described in “The Transaction Documents—The Merger Agreement—Conditions to the Merger and the Equity Sale”) have been satisfied or waived (other than those conditions which by their nature are to be satisfied at the Closing, each of which is, as of such date, capable of being satisfied if the Closing were to occur at such time); and (b) if the Inside Date (as defined below) has not occurred on or prior to such date in (a), the Inside Date Marketing Period Start Date (as defined below), provided in each case that nothing has occurred to prevent any of the conditions to the Closing to be satisfied (other than those conditions that by their nature can only be satisfied at the Closing, each of which is, as of such date, capable of being satisfied if the Closing were to occur at such time), assuming the conditions applied at any time during the thirteen (13) consecutive business day period;

•	Everi delivers to Buyer and the debt financing sources certain required and compliant financial information of Everi in accordance with the Merger Agreement; and

•	IGT delivers to Buyer and the debt financing sources certain required and compliant financial information of Spinco in accordance with the Merger Agreement;

provided in all cases that certain specified dates will not be included in the calculation of the thirteen (13) consecutive business day period (and the Marketing Period need not be consecutive if it would have otherwise included any of those days) and if the thirteen (13) consecutive business day period has not ended on or prior to certain specified dates, the respective periods will be deemed not to commence until certain dates after such specified dates.

Notwithstanding the foregoing: (a) if the Debt Financing is closed or its proceeds are obtained, and/or the Senior Facilities (as defined in the Debt Commitment Letter) are fully allocated, the Marketing Period will end before the expiration of the thirteen (13) consecutive business day period; and (b) until remedied, the Marketing Period will not commence and will be deemed not to have commenced if, on or prior to the closing of the thirteen (13) consecutive business day period, certain events were to occur, including: (i) the announcement by any members of the IGT Group or the Everi Group (as the case may be) of an intention to restate any financial statements or financial information included in their respective required and compliant financial information or that any such restatement is under consideration or possible; (ii) IGT’s or Everi’s independent accountants have withdrawn their audit opinion with respect to any financial statements contained in or that includes their respective required and compliant financial information for which they have provided an opinion; or (iii) IGT’s and Everi’s respective required and compliant financial information is not compliant on the first day, throughout, or on the last day of such thirteen (13) consecutive business day period.

“Inside Date” means the date following the date on which all of the applicable gaming approvals have been received that is the earlier of (a) three (3) business days following the date on which certain gaming approvals listed on a schedule to the Merger Agreement have been received and (b) the later of (i) May 26, 2025 and (ii) the earlier of (A) two (2) months following the date on which all of the applicable gaming approvals have been received and (B) October 20, 2025. In no event will the Inside Date be later than October 20, 2025.

“Inside Date Marketing Period Start Date” means the earlier of (a) the occurrence of the Inside Date and (b) the date that is thirteen (13) business days prior to the latest date upon which the Inside Date may occur in accordance with its definition.

Accounting Treatment

The Merger will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations.

Appraisal Rights

This section summarizes Delaware law pertaining to appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL (“Section 262”), which may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262). The following summary does not constitute any legal or other advice and does not constitute a recommendation that you exercise your appraisal rights under Section 262.

Any person contemplating the exercise of such appraisal rights should carefully review the provisions of Section 262, particularly the procedural steps required to properly demand and perfect such rights. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights. All references in Section 262 of the DGCL and in this summary to a (a) “stockholder” or “holder” are to the record holder of Everi common stock, (b) “beneficial owner” are to a person who is the beneficial owner of shares of Everi common stock held either in voting trust or by a nominee on behalf of such person, and (c) “person” are to an individual, corporation, partnership, unincorporated association, or other entity.

Under Section 262, stockholders and beneficial owners desiring to exercise their right to appraisal must (1) properly deliver a written demand for an appraisal of their shares of Everi common stock to Everi prior to the stockholder vote on the adoption of the Merger Agreement; (2) not submit a proxy or otherwise vote in favor of the adoption of the Merger Agreement; (3) hold of record or beneficially own, as applicable, shares of Everi common stock upon the making of a demand under clause (1) and continue to hold or beneficially own, respectively, such shares of Everi common stock through the effective date of the Merger; (4) not thereafter withdraw their demand for appraisal of their shares or otherwise lose their appraisal rights, in each case in accordance with the DGCL; and (5) otherwise meet the criteria and follow the procedures set forth in Section 262. However, assuming the shares of Everi common stock remain listed on a national securities exchange immediately prior to the Merger Effective Time (which we expect to be the case), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all stockholders and beneficial owners of Everi common stock who are otherwise entitled to appraisal rights unless (x) the total number of shares of Everi common stock entitled to appraisal exceeds 1% of the outstanding shares of Everi common stock eligible for appraisal or (y) the value of the Price Per Share offered pursuant to the Merger Agreement in respect of such total number of shares exceeds $1,000,000 (such conditions, the “Minimum Conditions”).

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the Price Per Share offered pursuant to the Merger Agreement if they did not seek appraisal of their shares.

Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of the stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes such notice that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the Delaware Code Online (available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262). In connection with the Merger, any person who wishes to exercise appraisal rights or who wishes to preserve such person’s right to do so should review Section 262 carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her, or its appraisal rights will be entitled to receive the Price Per Share in accordance with the terms of the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal, we believe that if a person considers exercising such rights, that person should seek the advice of legal counsel.

Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Everi common stock must comply with Section 262 of the DGCL. In addition, a stockholder of record, a beneficial owner or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Since a proxy that does not contain voting instructions will, unless timely revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the adoption of the Merger Agreement, abstain or not vote his, her, or its shares. Beneficial owners should consult with their bank, broker, or other nominee regarding methods of voting.

Filing Written Demand

Any stockholder or beneficial owner wishing to exercise appraisal rights must deliver to us, before the vote on the adoption of the Merger Agreement at the Special Meeting, a written demand for the appraisal of such person’s shares. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement and the Merger will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting may constitute a waiver of appraisal rights.

Record Holders

A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger. If a holder of record is submitting a demand with respect to shares owned of record in a fiduciary or representative capacity, such as by a trustee, guardian, or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust, or other nominee, who holds shares of Everi common stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of Everi common stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Everi common stock as to which appraisal is sought. Where no number of shares of Everi common stock is expressly mentioned, the demand will be presumed to cover all shares of Everi common stock held in the name of the holder of record.

Beneficial Owners

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (a) such beneficial owner continuously owns such shares through the effective date of the Merger and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262, and (b) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Everi under Section 262 and to be set forth on the Verified List (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to: Corporate Secretary, Everi Holdings Inc., 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113. Demands for appraisal may not be submitted by electronic transmission.

Actions After Completion of the Merger

If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each holder of Everi common stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement, and any beneficial owner who has properly demanded appraisal, that the Merger has become effective and the effective date thereof.

At any time within 60 days after the effective date of the Merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal in respect of some or all of such person’s shares and accept the Price Per Share offered pursuant to the Merger Agreement with respect to the shares subject to the withdrawal by delivering to us as the Surviving Corporation a written withdrawal of the demand for appraisal.

Within 120 days after the effective date of the Merger, the Surviving Corporation or any person who has complied with Section 262 and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the fair value of the shares held by all our stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and no person should assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Everi common stock. Accordingly, any stockholders or beneficial owners who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Everi common stock within the time and in the manner prescribed in Section 262. The failure of a record holder or beneficial owner of shares of Everi common stock to file such a petition within the period specified in Section 262 could result in the loss of appraisal rights.

Within 120 days after the effective date of the Merger, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand on his, her, or its own behalf, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting stockholder or beneficial owner within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a record holder of shares of Everi common stock or a beneficial owner and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the persons shown on the Verified List at the addresses stated therein. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs of these notices shall be borne by the Surviving Corporation.

After notice to the persons whose names appear on the Verified List as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares and who hold certificates representing such shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

In addition, assuming the Everi common stock remains listed on a national securities exchange immediately prior to the Merger Effective Time (which we expect to be the case), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless one of the Minimum Conditions is met.

Determination of Fair Value

After determining the persons entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of the shares of Everi common stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262 of the DGCL that have the effect of limiting the sum on which interest accrues as described above).

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares of Everi common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Price Per Share they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Everi common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the Price Per Share offered pursuant to the Merger Agreement is not an opinion as to, and may not in any manner address, “fair value” under Section 262. Although we believe that the Price Per Share offered pursuant to the Merger Agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and persons considering exercising appraisal rights should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Price Per Share offered pursuant to the Merger Agreement. Neither Everi nor Buyer anticipates offering more than the Price Per Share offered pursuant to the Merger Agreement to any holder or beneficial owner of shares of Everi common stock exercising appraisal rights, and Everi and Buyer each reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Everi common stock is less than the Price Per Share offered pursuant to the Merger Agreement. If a demand for appraisal is duly withdrawn, a petition for appraisal is not timely filed, neither of the Minimum Conditions is met (assuming the Everi common stock remained listed on a national securities exchange immediately prior to the Merger Effective Time) or other requirements imposed by Section 262 to perfect and seek appraisal are not satisfied, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

The costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of jurisdiction under Subsection (k) of Section 262. In the absence of such an order, each party bears its own expenses.

If any person who demands appraisal of his, her, or its shares of Everi common stock under Section 262 fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, such person’s shares of Everi common stock will be deemed to have been converted at the Merger Effective Time into the right to receive the Price Per Share offered pursuant to the Merger Agreement, without interest. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, neither of the Minimum Conditions is met (assuming the Everi common stock remained listed on a national securities exchange immediately prior to the Merger Effective Time) or if the person delivers to the Surviving Corporation a written withdrawal of the person’s demand for appraisal in accordance with Section 262 of the DGCL.

From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares of Everi common stock will be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares, except dividends or other distributions payable to stockholders of record as of a time prior to the Merger Effective Time. If a person who has made a demand for appraisal delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal in respect of some or all of such person’s shares within 60 days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, no appraisal proceeding shall be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262; provided that this does not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand in respect of some or all of such person’s shares and to accept the terms offered upon the Merger with respect to the shares subject to the withdrawal within 60 days after the effective date of the Merger.

Failure to comply with the procedures set forth in Section 262 may result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights. Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of certain U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders (as defined below) of shares of Everi common stock whose shares of Everi common stock are converted into the right to receive cash pursuant to the Merger. This discussion is limited to U.S. Holders who hold their shares of Everi common stock as “capital assets” within the meaning of Section 1221 of the United States Internal Revenue Code of 1986 (which we refer to, as amended, as the “Code”) (generally, property held for investment). This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. Holders. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, regarding any matter discussed below.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Everi common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity or arrangement taxable as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (b) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to Everi stockholders subject to special rules under the U.S. federal income tax laws, including, for example:

•	banks and other financial institutions;

•	mutual funds;

•	insurance companies;

•	brokers or dealers in securities, currencies, or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Everi common stock;

•	regulated investment companies and real estate investment trusts;

•	retirement plans, individual retirement, and other deferred accounts;

•	tax-exempt organizations, governmental agencies, instrumentalities, or other governmental organizations and pension funds;

•	holders that hold shares of Everi common stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

•	holders whose functional currency is not the U.S. dollar;

•

partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	holders that own or have owned (directly, indirectly, or constructively) 5% or more of Everi common stock (by vote or value);

•	holders that received their shares of Everi common stock in a compensatory transaction, through a tax-qualified retirement plan, or pursuant to the exercise of options or warrants;

•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	holders subject to any applicable minimum tax;

•	holders exercising appraisal rights under the DGCL; and

•	persons required to accelerate the recognition of any item of gross income with respect to Everi common stock as a result of such income being taken into account on an applicable financial statement.

This discussion does not address any U.S. federal tax considerations other than those pertaining to income tax (such as estate, gift, or other non-income tax consequences) or any state, local, or non-U.S. income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or any considerations in respect of the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations and administrative guidance promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations, or practices adopted in connection with any such agreement).

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of shares of Everi common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships holding shares of Everi common stock, and any partners therein, should consult their tax advisors as to the particular tax consequences to them of the Merger.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE PROPOSED TRANSACTION DISCUSSED HEREIN TO ANY PARTICULAR EVERI STOCKHOLDER WILL DEPEND ON THE EVERI STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.

The receipt of cash by a U.S. Holder in exchange for shares of Everi common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for Everi common stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of Everi common stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Everi common stock. A U.S. Holder’s gain or loss on the disposition of shares of Everi common stock generally will be characterized as capital gain or loss. Any such gain or loss will generally be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, currently are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Everi common stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Everi common stock.

Information Reporting and Backup Withholding

Information reporting requirements may apply in connection with payments made to U.S. Holders in connection with the Merger.

Backup withholding of tax (currently, at a rate of 24% as set by the IRS) generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such U.S. Holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder generally will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

THIS DISCUSSION IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE, OR JUDICIAL CHANGES TO OR INTERPRETATIONS OF CURRENT LAW, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH HEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. JURISDICTION, AND HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Regulatory Approvals

HSR Act and U.S. Antitrust Matters

The Merger is subject to the requirements of the HSR Act, and rules and regulations promulgated thereunder, which provide that certain transactions may not close until required information has been furnished to the DOJ and the FTC, and until certain waiting periods have been terminated or have expired. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a 30-day waiting period following the parties’ filings of their HSR Act notification and report forms. If the FTC or DOJ issues a Second Request for additional information and documentary materials prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after the parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.

At any time before or after the consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under applicable antitrust laws it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under applicable antitrust laws as such state deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under applicable antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail. While Everi does not believe that the Merger violates federal antitrust laws, there can be no guarantee that the DOJ or the FTC will not take a different position. If the Merger does not close within 12 months after the expiration of the HSR Act waiting period, Buyer, Everi, and IGT will be required to submit new information to the DOJ and the FTC, and a new HSR Act waiting period will have to expire or be earlier terminated before the Merger could close. The parties have mutually consented to extend the timing of the required filings under the HSR Act to reduce the likelihood that any additional required regulatory approvals, including from gaming regulators and state money transmitter regulators in certain jurisdictions, could take more than one year after the expiration of the HSR waiting period. The initial 30-day waiting period will expire at 11:59 p.m. Eastern Time on the thirtieth (30th) day after the initial filing, unless otherwise terminated or extended.

Gaming and State Money Transmitter Approvals, and Other Regulatory Clearances

The Closing is conditioned on the receipt of various consents or approvals from regulators, including from gaming and state money transmitter regulators. The parties have begun the process of making submissions to the applicable gaming and state money transmitter regulators and are continuing to take actions to obtain the required approvals prior to the Closing to satisfy the regulatory conditions for the Closing. The timing of such approvals, if granted, cannot be determined at this time. The parties have mutually consented to delay filing certain gaming regulatory submissions to allow for additional time to discuss the scope of information to be provided in such submissions and the expectations for the submissions with such gaming regulators. The failure to obtain regulatory approvals (if such failure is not waived by the requisite parties) could give rise to termination rights and related termination fees, payable by Buyer, subject to specified qualifications and exclusions. See “The Transaction Documents—The Merger Agreement—Conditions to the Merger and the Equity Sale,” “—Termination,” and “—Termination Fee Payable in Certain Circumstances.”

To complete the Proposed Transaction, there are additional filings, notices, and waiting periods required in order for the parties to obtain required authorizations, approvals, or consents from a number of regulatory authorities. The parties have agreed to use their respective reasonable best efforts to obtain such authorizations, approvals, or consents.

In each case, the Merger cannot be completed until the parties obtain clearance or approval to consummate the Merger or the applicable waiting periods have expired or been terminated. The parties have agreed to cooperate with each other and use their reasonable best efforts to make these filings as promptly as practicable. The relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties, requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights, or requiring the parties to commit to certain undertakings with respect to the operations of Buyer or the Combined Enterprise after the Closing.

Required Vote

The affirmative vote of the holders of at least a majority of the outstanding shares of Everi common stock entitled to vote thereon at the Special Meeting, where quorum is present, is required for approval of the Merger Agreement Proposal.

Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting, (b) abstentions, and (c) “broker non-votes” (if any) will each have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Shares of Everi common stock represented by properly executed, timely received, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If an Everi stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Everi common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.

The Board of Directors unanimously recommends that you vote “FOR” the Merger Agreement Proposal.

THE TRANSACTION DOCUMENTS

The Merger Agreement

The following is a summary of the material provisions of the Merger Agreement. The summary is qualified in its entirety by the Merger Agreement, which is incorporated by reference into this proxy statement. Everi stockholders are urged to read the Merger Agreement in its entirety. This summary of the Merger Agreement has been included to provide Everi stockholders with information regarding its terms. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information included in this proxy statement.

The Merger Agreement contains representations and warranties of Everi that are solely for the benefit of IGT, Spinco, Buyer, and Buyer Sub, representations and warranties of IGT and Spinco that are solely for the benefit of Everi, Buyer, and Buyer Sub, and representations and warranties of Buyer and Buyer Sub that are solely for the benefit of Everi, IGT, and Spinco. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement as of a specified date. Moreover, the representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement and were used for the purpose of allocating risk among the respective parties. Therefore, Everi stockholders should not treat them as categorical statements of fact. Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to Everi stockholders and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, and Everi stockholders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information included in this proxy statement and in other reports and statements Everi and the other parties file with the SEC.

The Merger; Effective Time

Upon the terms and subject to the conditions set forth in the Merger Agreement, immediately following the Equity Sale Closing Time and at the Merger Effective Time, Buyer Sub will be merged with and into Everi. As a result of the Merger, the separate corporate existence of Buyer Sub will cease and Everi will continue as the Surviving Corporation in the Merger and as a direct wholly owned subsidiary of Buyer, and the Surviving Corporation will succeed to and assume all the property, rights, privileges, powers, and franchises, and be subject to all of the restrictions, indebtedness, and duties, of Everi and Buyer Sub pursuant to the DGCL.

Subject to the provisions of the Merger Agreement, Everi and Buyer Sub will duly execute and concurrently with the Closing file with the Secretary of State of the State of Delaware a certificate of merger satisfying the applicable requirements of the DGCL. The Merger will become effective at the time of the filing of such certificate of merger or at such later time as may be designated jointly by IGT, Everi, and Buyer and specified in such certificate of merger, provided that the Merger Effective Time will be immediately following the Equity Sale Closing Time.

Closing; Effective Time

Unless the Merger Agreement is terminated earlier pursuant to its terms, the Closing will take place at 10:00 a.m., Central time, on a date to be designated jointly by IGT, Everi, and Buyer, which will be: (a) no later than the third business day after the later of (i) the date on which the satisfaction or waiver of the conditions to Closing set forth in the Merger Agreement (as described below under “—Conditions to the Merger and the Equity Sale”) (other than the conditions, which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of each of such conditions at the Closing), and (ii) the earlier of (A) a business day during the Marketing Period specified by Buyer on no less than three (3) business days’ prior written notice to Everi and IGT, and (B) the final day of the Marketing Period (subject, in the case of each of (A) and (B), to the satisfaction or waiver of the conditions to Closing set forth in the Merger Agreement (other than the conditions, which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of each of such conditions at the Closing)); or (b) at such other date and time as Everi, IGT, and Buyer may mutually agree, provided that the Equity Sale will occur substantially concurrently with the Merger Effective Time and Buyer will not be required to effect the Closing prior to the third business day following the Inside Date.

Organizational Documents; Directors and Officers

The certificate of incorporation of the Surviving Corporation will, by virtue of the Merger and without any action on the part of the parties or any other person, be amended so as to read in its entirety in the form set forth as Exhibit B to the Merger Agreement until thereafter amended. The bylaws of Buyer Sub in effect immediately prior to the Merger Effective Time will, by virtue of the Merger and without any action on the part of the parties or any shareholder of IGT or any stockholder of Everi, be the bylaws of the Surviving Corporation until thereafter amended.

The directors of the Surviving Corporation immediately after the Merger Effective Time will be the same as the directors of Buyer Sub as of immediately prior to the Merger Effective Time and, except as otherwise determined by Buyer in its sole discretion, the officers of the Surviving Corporation immediately after the Merger Effective Time will be the same as the officers of Everi as of immediately prior to the Merger Effective Time. It is currently anticipated that immediately after the Merger Effective Time, Mr. Mark F. Labay will transition from the role of Chief Financial Officer of Everi to the role of Chief Integration Officer of the Combined Enterprise and Mr. Fabio Celadon, Executive Vice President of Strategy and Corporate Development of IGT, will be named Chief Financial Officer of the Combined Enterprise.

Merger Consideration

Conversion of Everi Common Stock

At the Merger Effective Time, each share of Everi common stock that is issued and outstanding immediately prior to the Merger Effective Time will be cancelled and will cease to exist, and will be converted automatically into the right to receive the Per Share Price of $14.25 in cash per share of Everi common stock (other than any Dissenting Shares and any Owned Company Shares), without interest and subject to any required tax withholding. Each share of Everi common stock that is (a) held by Everi as treasury stock, or (b) an Owned Company Share, will be cancelled and will cease to exist, without any conversion thereof or consideration paid therefor.

The Merger Agreement provides for certain customary adjustments of the Per Share Price in the event of any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combinations of shares, reclassification, recapitalization, or other similar transaction with respect to shares of Everi common stock from the date of the Merger Agreement through the Merger Effective Time.

Conversion of Buyer Sub Capital Stock

All outstanding shares of capital stock of Buyer Sub held immediately prior to the Merger Effective Time will be converted into and become (in the aggregate) one share of newly and validly issued, fully paid, and non-assessable shares of common stock of the Surviving Corporation.

Treatment of Company Equity Awards

At the Merger Effective Time: (a) each Everi RSU that is outstanding as of immediately prior to the Merger Effective Time will be cancelled and automatically converted into a right to receive a cash payment equal to the product of (i) the number of shares of Everi common stock subject to each such Everi RSU, and (ii) the Per Share Price; (b) each Everi PSU that is outstanding as of immediately prior to the Merger Effective Time will be cancelled and automatically converted into a right to receive a cash payment equal to the product of (i) the number of shares of Everi common stock subject to each such Everi PSU (based on the assumed achievement of the performance metrics at 100% of target under each such Everi PSU), and (ii) the Per Share Price; (c) each Everi Stock Option that is outstanding and unexercised immediately prior to the Merger Effective Time will be cancelled and automatically converted into a right to receive a cash payment equal to the excess, if any, of (i) the Per Share Price over the per share exercise price of such Everi Stock Option, multiplied by (ii) the number of shares of Everi common stock covered by such Everi Stock Option immediately prior to the Merger Effective Time; and (d) each Everi Stock Option with a per share exercise price that equals or exceeds the Per Share Price will be cancelled for no consideration. The Surviving Corporation will, and Buyer will cause the Surviving Corporation to, pay to the holders of such equity awards the foregoing amounts less any required tax withholding and Newco will be permitted to withhold any such taxes.

Appraisal Rights

Dissenting Shares, or shares of Everi common stock that are outstanding immediately prior to the Merger Effective Time (other than Owned Company Shares) and that are held by stockholders or beneficial owners who have not voted in favor of the Merger Agreement Proposal and who have properly demanded appraisal for such shares of Everi common stock in accordance with Section 262 of the DGCL, will not be cancelled and converted into, or represent the right to receive, the Per Share Price in accordance with the Merger Agreement. Instead, such persons will be entitled only to the rights as are afforded a holder or beneficial owner of such Dissenting Shares under Section 262 of the DGCL. Any Dissenting Shares held by stockholders or beneficial owners who have failed to perfect or who effectively will have withdrawn or otherwise lost their rights to appraisal of such shares of Everi common stock under Section 262 of the DGCL will cease to remain Dissenting Shares and resume the state of Everi common stock converted into and be exchangeable for, as of the Merger Effective Time, the right to receive the Per Share Price upon surrender in the manner provided for in the Merger Agreement. See “Proposal 1: Approval of the Merger Agreement—Appraisal Rights.”

Exchange of Securities and Payment Procedures

At or prior to the Closing, Buyer will cause to be deposited with the Paying Agent, for the payment to the holders of issued and outstanding shares of Everi common stock (other than holders of Dissenting Shares and Owned Company Shares) pursuant to the Merger Agreement (as described above under “—Merger Consideration—Conversion of Everi Common Stock”), an amount of cash sufficient, when taken together with available cash of the Everi Group that is deposited with the Paying Agent at the Closing, to pay the aggregate consideration to which holders of issued and outstanding shares of Everi common stock (other than holders of Dissenting Shares and Owned Company Shares) become entitled pursuant to the Merger Agreement (as described above under “—Merger Consideration”) (the “Payment Fund”).

Promptly following and in no event later than two business days after the Closing, Buyer and the Surviving Corporation will direct the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior the Merger Effective Time represented issued and outstanding shares of Everi common stock (other than Dissenting Shares and Owned Company Shares): (a) a letter of transmittal in customary form; and (b) instructions for use in effecting the surrender of the certificates in exchange for the Per Share Price, payable pursuant to the Merger Agreement (as described above under “—Merger Consideration—Conversion of Everi Common Stock”). Upon surrender of certificates for cancellation (or effective affidavits of loss in lieu thereof) to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such certificates will be entitled to receive in exchange therefor the Per Share Price, payable in respect thereof pursuant to the Merger Agreement (as described above under “—Merger Consideration—Conversion of Everi Common Stock”) without interest and subject to any required tax withholding, and the certificates so surrendered will forthwith be cancelled.

Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of uncertificated shares of issued and outstanding Everi common stock (other than Dissenting Shares and Owned Company Shares), the holders of such uncertificated shares will be entitled to receive in exchange therefor the Per Share Price, payable in respect thereof pursuant to the Merger Agreement (as described above under “—Merger Consideration—Conversion of Everi Common Stock”), without interest and subject to any required tax withholding, and the transferred uncertificated shares so surrendered will be cancelled. Notwithstanding anything to the contrary contained in the Merger Agreement, no holder of uncertificated shares will be required to provide a certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to the Merger Agreement (as described above under “—Merger Consideration—Conversion of Everi Common Stock”).

No interest will be paid or accrued on any amount payable upon due surrender of certificates (or effective affidavits of loss in lieu thereof) or uncertificated shares.

If payment of the Per Share Price is to be made to a person other than the person in whose name the surrendered certificate in exchange therefor is registered, it will be a condition of payment that (a) the person requesting the exchange present proper evidence of transfer or will otherwise be in proper form for surrender and transfer, and (b) the person requesting such payment will have paid any transfer and other taxes required by reason of the payment of the Per Share Price to a person other than the registered holder of such certificate surrendered or will have established to the reasonable satisfaction of Buyer that such tax either has been paid or is not applicable. Payment of the Per Share Price in respect of uncertificated shares will only be made to the person in whose name such uncertificated shares are registered as of immediately prior to the Merger Effective Time.

Any portion of the amounts deposited with the Paying Agent under the Merger Agreement that remains undistributed to the holders of certificates or the uncertificated shares of Everi common stock on the date that is one year after the Closing Date will be delivered to the Surviving Corporation upon demand, and any holders of shares of Everi common stock that were issued and outstanding immediately prior to the Merger Effective Time that have not surrendered or transferred their certificates or their uncertificated shares representing such shares of Everi common stock for exchange will thereafter look for payment of the Per Share Price without interest thereon, payable in respect of the shares of Everi common stock represented by such certificates or such uncertificated shares, solely to Buyer (subject to abandoned property, escheat or similar laws) for any claim to the Per Share Price to which such holders may be entitled pursuant to the Merger Agreement (as described above under “—Merger Consideration—Conversion of Everi Common Stock”).

If any certificates have been lost, stolen, or destroyed, upon making of an affidavit of that fact by the holder thereof and, if required by Buyer or the Paying Agent, the delivery of a bond in such customary amount as it may direct as indemnity against any claims that may be made against Buyer, Newco, or the Paying Agent with respect to the certificates alleged to have been lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen, or destroyed certificate the Per Share Price payable in respect thereof pursuant to the Merger Agreement (as described above under “—Merger Consideration—Conversion of Everi Common Stock”).

From and after the Merger Effective Time: (a) all shares of Everi common stock will no longer be outstanding and will automatically be converted or cancelled and retired, as applicable, in accordance with the Merger Agreement (as described above under “—Merger Consideration—Conversion of Company Stock”) and cease to exist; and (b) each holder of certificates or uncertificated shares representing any shares of Everi common stock will cease to have any rights with respect thereto, except to receive the Per Share Price payable therefor in accordance with the Merger Agreement (as described above under “—Merger Consideration—Conversion of Company Stock”) and, in the case of Dissenting Shares, the rights pursuant to the Merger Agreement (as described above under “—Merger Consideration—Appraisal Rights”).

From and after the Merger Effective Time, there will be no further registration of transfers on the books and records of the Surviving Corporation of shares of Everi common stock that were issued and outstanding immediately prior to the Merger Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Merger Effective Time. If, after the Merger Effective Time, certificates or uncertificated shares are presented to the Surviving Corporation for any reason, they will, subject to certain procedures, be cancelled and exchanged as provided in the Merger Agreement. No dividends or other distributions with respect to the capital stock of the Surviving Corporation with a record date on or after the Merger Effective Time will be paid to the holder of any unsurrendered certificates or uncertificated shares.

Withholding

Each of the Paying Agent, Buyer, Buyer Sub, and the Surviving Corporation will be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to the Merger Agreement such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local, or foreign tax law, or under any other applicable law. Any amounts that are deducted or withheld and paid to the appropriate governmental authority will be treated for all purposes under the Merger Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Representations and Warranties

Subject to certain exceptions set forth in the Merger Agreement, Everi has made representations and warranties to IGT, Spinco, Buyer, and Buyer Sub relating to Everi, IGT and Spinco have made representations and warranties to Everi, Buyer, and Buyer Sub relating to IGT and Spinco, and Buyer and Buyer Sub have made representations and warranties to IGT, Spinco, and Everi relating to Buyer and Buyer Sub, in each case, as of the date of the Merger Agreement, which representations and warranties will also be made, subject to certain materiality, “material adverse effect,” knowledge and other qualifications, as of the Closing (except for certain representations and warranties that by their terms address matters only as of a specified date, which are made only as of such specified date), as described below. These representations and warranties relate to, among other things:

•	due organization and good standing;

•	qualification to conduct business (by Everi, IGT, and Spinco only);

•	ownership of certain subsidiaries (by Everi, IGT, and Spinco only);

•	capital structure (by Everi, IGT, and Spinco only);

•	corporate authority to enter into the Transaction Documents;

•	absence of conflicts with or violations of organizational documents, other obligations, or laws;

•	SEC filings (by Everi only);

•	financial statements (by Everi, IGT, and Spinco only);

•	absence of certain changes or events (by Everi, IGT, and Spinco only);

•	sufficiency of assets (by IGT and Spinco only);

•	title to assets (by Everi, IGT, and Spinco only);

•	real property (by Everi, IGT, and Spinco only);

•	intellectual property (by Everi, IGT, and Spinco only);

•	certain contracts (by Everi, IGT, and Spinco only);

•	compliance with applicable laws;

•	regulatory matters;

•	anti-corruption and trade compliance (by Everi, IGT, and Spinco only);

•	permits (by Everi, IGT, and Spinco only);

•	tax matters by (Everi, IGT, and Spinco only);

•	benefit arrangements and labor matters (by Everi, IGT, and Spinco only);

•	environmental matters (by Everi, IGT, and Spinco only);

•	insurance (by Everi, IGT, and Spinco only);

•	absence of litigation;

•	certain customers and suppliers (by Everi, IGT, and Spinco only);

•	stockholder approval (by Everi only);

•	payment of fees to brokers, finders, investment bankers, or financial advisors, as applicable, in connection with the Proposed Transaction;

•	takeover statutes (by Everi, IGT, and Spinco only);

•	absence of anti-takeover plans (by Everi, IGT, and Spinco only);

•	securities matters (by Buyer and Buyer Sub only);

•	financing (by Buyer and Buyer Sub only);

•	solvency (by IGT, Spinco, Buyer, and Buyer Sub only);

•	guaranty (by Buyer and Buyer Sub only);

•	certain arrangements (by Buyer and Buyer Sub only);

•	data privacy and information security (by Everi, IGT, and Spinco only);

•	affiliate transactions (by IGT and Spinco only);

•	fairness opinion (by Everi only);

•	gaming approvals and licensing matters;

•	proxy statement (by Buyer and Buyer Sub only);

•	CFIUS foreign person (by Buyer and Buyer Sub only); and

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operations by, and assets and liabilities of, Spinco since formation (by IGT and Spinco only) and operations by, and assets and liabilities of, Buyer Sub since its formation (by Buyer and Buyer Sub only).

Many of the representations and warranties contained in the Merger Agreement are subject to a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, may, as the case may be, have a material adverse effect on (a) the business of the Everi Group, taken as a whole (the “Everi Business”); (b) the IGT Gaming & Digital Business, taken as a whole; (c) the Everi Business and the IGT Gaming & Digital Business (collectively, the “Newco Business”), taken as a whole; or (d) the Buyer, as applicable), knowledge qualifications, or both. All of the representations and warranties of Everi, IGT, Spinco, Buyer, and Buyer Sub that are contained in or made pursuant to the Merger Agreement will terminate at the Closing.

Under the Merger Agreement, a material adverse effect with respect to the Buyer means any effect that, individually or in the aggregate, has or would reasonably be expected to prevent or materially interfere with, impair, or delay the Closing or ability of Buyer or Buyer Sub to consummate the Equity Sale, the Merger, or the Closing.

In addition, a material adverse effect with respect to the Everi Business, the IGT Gaming & Digital Business, or the Newco Business, as the case may be, means any effect, change, event, development, occurrence, or circumstance that, individually or in the aggregate with all other effects, changes, events, developments, occurrences, or circumstances, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on the business, assets, financial condition, results of operations, or cash flows of the Everi Business, the IGT Gaming & Digital Business, or the Newco Business, each taken as a whole, as the case may be. However, in no event will any effect, change, event, development, occurrence, or circumstance to the extent directly or indirectly resulting from or arising out of any of the following be deemed to constitute or be taken into account in determining whether there has occurred a material adverse effect as described above (but in respect of the first, second, third, eighth, and tenth bullet points below, only to the extent such conditions do not have a materially disproportionate effect on the Everi Business, the IGT Gaming & Digital Business, or the Newco Business, as applicable, relative to other participants in the industry in which the Everi Business, the IGT Gaming & Digital Business, or the Newco Business, as applicable, operate; and in respect of the ninth and eleventh bullet points below, only to the extent that the underlying causes of any such change will not be deemed excluded from consideration in determining whether a material adverse effect has occurred or would be reasonably likely to occur solely as a result of such bullet point and to the extent not otherwise excluded by the definition of material adverse effect):

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general economic, financial, credit, regulatory, or political conditions, or any conditions generally affecting any of the foregoing, or affecting any segment of the industries or any regions in which the Everi Business, the IGT Gaming & Digital Business, or the Newco Business, as applicable, operate;

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any changes in the United States or global economy, or the economy of any other jurisdiction or region, or any changes in any capital, credit, or financial markets in the United States, or any other jurisdiction or region (including interest rate and exchange rate changes, inflationary matters or tariffs or trade wars);

•	any change in law applicable to the Everi Business, the IGT Gaming & Digital Business, or the Newco Business, as applicable;

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any changes in U.S. GAAP or the accounting principles, practices, or policies of any member of the Everi Group, the Spinco Group, or the Combined Enterprise, as applicable (or the enforcement or interpretation thereof);

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the execution, announcement, or pendency of any of the Transaction Documents, the closing of any of the Proposed Transactions, or the performance of the obligations of the members of the Everi Group, IGT Group or the Spinco Group, or the Combined Enterprise, as applicable, under any of the Transaction Documents (including compliance with the terms of any of the Transaction Documents), including any adverse changes in the relationship of the Everi Business, the IGT Gaming & Digital Business, or the Newco Business, as applicable, with its respective employees, customers, partners, governmental authorities, suppliers, or vendors, in all cases subject to certain exceptions;

•	actions taken or omitted with the consent of, or at the request of, Buyer;

•	any acts of God, including certain weather conditions and other natural disasters;

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hostilities, acts of war, sabotage, terrorism or military actions or civil unrest, disease, outbreak, pandemic, epidemic, in each case, or any escalation or worsening thereof, or any actual or potential, complete or partial, sequester, stoppage, shutdown, default, or similar event or occurrence by or involving or affecting any government authority;

•	the failure to meet internal or public projections or forecasts of revenues or earnings or other financial metrics;

•	COVID-19;

•	changes in the trading price or trading volume of shares of Everi common stock or IGT ordinary shares, as applicable;

•	any stockholder or derivative litigation arising from or relating to the Merger Agreement or the Proposed Transaction; or

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solely with respect to IGT, any IGT Retained Asset, IGT Retained Liability (each as defined below in “—The Separation and Sale Agreement—Transfer of Assets and Assumption of Liabilities”) or other asset or property of any member of the IGT Group (other than a member of the Spinco Group) that is not being transferred pursuant to the Merger Agreement or any matters relating to the business and operations of the IGT Group other than the IGT Gaming & Digital Business, including the global lottery business of IGT (the “IGT Retained Business”).

Conduct of Business Pending the Merger and the Equity Sale

Each of IGT and Everi has undertaken to perform certain customary covenants that place restrictions on such party and its subsidiaries during the Pre-Closing Period. In general, each of Everi (with respect to it and the Everi Group) and IGT (with respect to it and the IGT Group) has agreed that, prior to the Closing, except as required by and subject to applicable law, as contemplated, required, or expressly permitted by the terms of the Transaction Documents, as required or contemplated by any contract set forth on applicable sections of the confidential disclosure letter, or as consented to by Buyer in advance (which consent may not be unreasonably withheld, delayed, or conditioned), subject to certain agreed exceptions, such party will use its reasonable best efforts to conduct the IGT Gaming & Digital Business (in the case of the IGT Group) and the Everi Business (in the case of the Everi Group) in all material respects in the ordinary course of business consistent with past practice and, to the extent consistent therewith, preserve intact in all material respects the material components of its business organizations and maintain existing relations and goodwill with governmental authorities and all top customers, top suppliers, and material licensors, and such party will use its commercially reasonable efforts to maintain satisfactory relations and goodwill with all other customers, suppliers, and licensors.

In addition, Everi has agreed that, prior to the Closing, except as required by and subject to applicable law, as required, contemplated, or expressly permitted by the terms of any Transaction Documents, or as consented to by Buyer in advance (which consent may not be unreasonably withheld, delayed or conditioned), subject to certain agreed exceptions, Everi will not, and will cause the other members of the Everi Group not to, take any of the following actions:

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declare, accrue, set aside, or pay any dividend, or make any other distribution in respect of any equity interests or other securities, or repurchase, redeem, or reacquire any equity interests or other securities of any member of the Everi Group, subject to certain exceptions including, among other things, dividends or distributions between or among any member of the Everi Group;

•	amend the organizational documents of any member of the Everi Group in a manner adverse to Spinco, IGT, or Buyer;

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enter into any material new lines of business, withdraw from any existing material lines of business, or terminate, discontinue, close, or dispose of any material plant, facility, or other business operation;

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(a) sell, transfer, assign, lease, license, exchange, or otherwise dispose of, other than in the ordinary course of business or to any member of the Everi Group, any asset of any member of the Everi Group or the Everi Business, that is material to the Everi Business or to the members of the Everi Group; or (b) other than in the ordinary course of business, grant any encumbrance other than a permitted encumbrance on any such asset that will not be released prior to or at the Closing;

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incur or guarantee any indebtedness, or credit support obligations other than those required by any gaming authority or under any applicable gaming laws (“Non-Gaming Credit Support Obligations”), or assume, grant, guaranty, or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, in each case, other than the incurrence or guaranty of indebtedness or Non-Gaming Credit Support Obligations (a) in the ordinary course of business, (b) related to the making of loans between members of the Everi Group, or (c) that does not exceed $10.0 million individually or $20.0 million in the aggregate;

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(a) acquire any corporation, partnership, joint venture, association or other business organization, or division thereof, or substantially all of the assets of any of the foregoing; or (b) liquidate, dissolve, restructure or reorganize, or adopt a plan or agreement therefor;

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(a) sell, issue, grant, transfer, repurchase, subject to any encumbrance, or redeem, or authorize the sale, issuance, grant, transfer, repurchase, encumbrance or redemption of certain equity interests or securities of any member of the Everi Group; or (b) reclassify, split, combine, subdivide, or redeem any equity interests or other securities of any member of the Everi Group;

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with respect to any Company Equity Awards, except as otherwise required by the terms of any Everi benefit arrangement as in effect as of the date of the Merger Agreement: (a) amend or waive any of its rights under, or accelerate the vesting under, any provision of the Everi Equity Plans; (b) amend any provision of any contract evidencing any issued and outstanding Company Equity Award; (c) otherwise modify any of the terms of any issued and outstanding Company Equity Award or any related contract; or (d) grant any Company Equity Award;

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except to the extent required by applicable law or the terms of any Everi benefit arrangement as in effect on the date of the Merger Agreement, to the extent required for the members of the Everi Group to comply with their respective obligations under the Employee Matters Agreement: (a) establish, adopt, enter into, amend, modify, provide discretionary benefits under, or terminate any Everi benefit arrangement, except that Everi and its affiliates may make amendments or modifications to such Everi benefit arrangement in the ordinary course of business in connection with annual enrollment; (b) subject to certain exceptions, modify the compensation or benefits of certain employees of Everi; (c) accelerate the timing of payment, funding, or vesting under any Everi benefit arrangement, or make any discretionary payment under or contribution to any Everi benefit arrangement; or (d) hire or terminate the employment of any employee with a title above Vice President or any employee who would so be if employed on the date of the Merger Agreement, other than to fill any vacancy, terminate any such employee for cause, or at the request of any gaming authority;

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(a) enter into any new employment, change in control, severance, termination, or retention agreements with certain employees of Everi; or (b) modify or waive any non-competition, non-solicitation, confidentiality, or other similar obligation of certain employees of Everi;

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grant recognition to any labor union or enter into, modify, amend, or terminate any collective bargaining or similar agreement with any labor union, labor organization, works council, or other staff representative body, in each case, if doing so would be adverse to the Everi Business;

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enter into, amend in any material respect, terminate, or waive performance of any material terms under, certain real property leases of Everi or certain material contracts of Everi, other than (a) amendments that in the aggregate are not materially adverse to the Everi Business; (b) in the ordinary course of business; or (c) in the case of terminations, other than any termination of certain real property leases of Everi or certain material contracts of Everi occurring pursuant to the terms thereof;

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enter into any settlement or release with respect to any action against any member of the Everi Group, other than any settlement or release in the ordinary course of business, including any settlement of any action involving certain Everi employees;

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(a) make or commit to make any capital expenditures, except as set forth in the confidential disclosure letter of Everi; or (b) fail to use commercially reasonable efforts to make any capital expenditures at the times and in the amounts contemplated by the confidential disclosure letter of Everi;

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change any of its methods of accounting or accounting policies in any material respect, other than in the ordinary course of business and consistent with past practices, or as required by concurrent changes in applicable laws, U.S. GAAP, or SEC rules and regulations;

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other than as required by applicable law consistent with past practice: (a) make any change (or file any such change) in any method of tax accounting other than in the ordinary course of business; (b) make, change, or rescind any tax election other than in the ordinary course of business; (c) settle or compromise any tax liability, or consent to any claim or assessment relating to taxes; (d) other than in the ordinary course of business, file any amended income or other material tax return or claim for refund; (e) make, rescind, or amend any claim for group relief in a manner which affects the liability to tax a member of the Everi Group; (f) enter into any closing agreement relating to taxes; or (g) to the extent that doing so could reasonably be expected to result in a material incremental cost to Buyer (or any of its affiliates) or any member of the Everi Group, waive or extend the statute of limitations in respect of taxes other than in the ordinary course of business;

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change in any material respect its cash management practices, policies, or procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts receivable, accrual of accounts receivable, inventory control, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue, and acceptance of customer deposits, from such practices, policies, or procedures with respect thereto used by the Everi Business in the ordinary course of business consistent with past practice, or take or refrain from taking any action in respect of working capital of the members of the Everi Group or the Everi Business that is outside of the ordinary course of business consistent with past practices;

•	take any action that will create a notice obligation or other liability under the WARN Act;

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other than in the ordinary course of business and consistent with past practice, license, covenant not to sue, abandon, disclaim, sell, assign, or grant any security interest in, to, or under any material Everi intellectual property, including failing to make any applicable filings, to pay applicable fees or taxes, or to maintain and protect its interest in any material Everi intellectual property;

•	permit to expire or fail to timely renew any material permit;

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fail to maintain (with insurance companies substantially as financially responsible as its existing insurers) insurance in at least the same amounts and against at least such risks and losses as are consistent in all material respects with past practice; or

•	enter into any legally binding commitment with respect to any of the foregoing.

IGT has agreed that, during the Pre-Closing Period, except as required by and subject to applicable law, as required, contemplated, or expressly permitted by the terms of any Transaction Documents, as reasonably necessary to consummate the Separation, or as consented to by Buyer in advance (which consent may not be unreasonably withheld, delayed, or conditioned), subject to certain agreed exceptions, IGT will not, and will cause the other members of the IGT Group not to, take any of the following actions:

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(a) declare, accrue, set aside, or pay any dividend, or make any other distribution in respect of any equity interests or other securities of any member of the Spinco Group, or repurchase, redeem, or reacquire any equity interests or other securities of any member of the Spinco Group, other than dividends or distributions between or among any of the members of the Spinco Group, and distributions or dividends of any cash or assets of the IGT Retained Business to any member of the IGT Group; or (b) declare, accrue, set aside, or pay any dividend, or make any distribution on any equity interest of IGT if doing so would reasonably be expected to result in IGT failing to be solvent;

•	amend the organizational documents of IGT or any member of the Spinco Group in a manner adverse to Everi or Buyer;

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with respect to the IGT Gaming & Digital Business, enter into any material new lines of business, withdraw from any existing material lines of business, or terminate, discontinue, close, or dispose of any material plant, facility, or other business operation;

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(a) sell, transfer, assign, lease, license, exchange, or otherwise dispose of, other than in the ordinary course of business or to any member of the Spinco Group, any Spinco Assets (as defined below in “—The Separation and Sale Agreement—Transfer of Assets and Assumption of Liabilities”) (that are material to the IGT Gaming & Digital Business or to the members of the Spinco Group, taken as a whole); or (b) other than in the ordinary course of business, grant any encumbrance other than a permitted encumbrance on any such asset that will not be released prior to or at the Closing;

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with respect to the IGT Gaming & Digital Business, incur or guarantee any indebtedness, or Non-Gaming Credit Support Obligations, or assume, grant, guaranty, or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, in each case, other than the incurrence or guaranty of indebtedness or Non-Gaming Credit Support Obligations (a) in the ordinary course of business, (b) related to the making of loans between members of the IGT Group, or (c) that does not exceed $20.0 million individually or $40.0 million in the aggregate;

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(a) with respect to the IGT Gaming & Digital Business, except as otherwise permitted by the Merger Agreement, acquire any corporation, partnership, joint venture, association, or other business organization or division thereof, or substantially all of the assets of any of the foregoing; or (b) with respect to IGT or any member of the Spinco Group, liquidate, dissolve, restructure or reorganize, or adopt a plan or agreement therefor;

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(a) sell, issue, grant, transfer, repurchase, subject to any encumbrance, or redeem, or authorize the sale, issuance, grant, transfer, repurchase, encumbrance, or redemption of certain equity interests or other securities of any member of the Spinco Group (other than any member of the IGT Group); or (b) reclassify, split, combine, subdivide, or redeem any equity interests or other securities of any member of the Spinco Group;

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with respect to any IGT equity awards held by any Spinco Employee (as defined below in “Additional Agreements Related to the Separation and the Equity Sale, and the Merger—Employee Matters Agreement”), except as otherwise required by the terms of certain IGT benefit arrangement or any Spinco benefit arrangement as in effect on the date of the Merger Agreement: (a) amend or waive any of its rights under, or accelerate the vesting under, any provision of the IGT equity plans; (b) amend any provision of any contract evidencing any such issued and outstanding IGT equity award; (c) otherwise modify any of the terms of any such issued and outstanding IGT equity award or any related contract; or (d) grant any IGT equity award to any Spinco Employee;

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except to the extent required by applicable law or the terms of any IGT benefit arrangement or any Spinco benefit arrangement as in effect on the date of the Merger Agreement, or to the extent required for the members of the IGT Group to comply with their respective obligations under the Employee Matters Agreement: (a) establish, adopt, enter into, amend, modify, provide discretionary benefits under, or terminate any Spinco benefit arrangement, except that IGT and its affiliates may make amendments or modifications to such Spinco benefit arrangement in the ordinary course of business in connection with annual enrollment; (b) subject to certain exceptions, modify the compensation or benefits of any Spinco Employee; (c) accelerate the timing of payment, funding, or vesting under any Spinco benefit arrangement, or make any discretionary payment under, or contribution to, any Spinco benefit arrangement; or (d) hire or terminate the employment of any Spinco Employee with a title above Vice President or any employee of Spinco who would so be if employed on the date of the Merger Agreement, other than to fill any vacancy, terminate any such employee for cause, or at the request of any gaming authority;

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(a) amend any existing, or enter into any new, employment, change in control, severance, termination, or retention agreements with Spinco Employees; or (b) modify or waive any non-competition, non-solicitation, confidentiality, or other similar obligation of any Spinco Employee;

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other than in the ordinary course of business or with respect to transfers of any Spinco Employee who is an Inactive Employee (as defined in the Employee Matters Agreement), transfer or reallocate the employment or services of any Spinco Employees to a member of the IGT Group (other than a member of the Spinco Group) if such transfer or reallocation would result in such employee no longer being a

Spinco Employee, or transfer or allocate the employment or services of any employee of any member of the IGT Group (other than a member of the Spinco Group) who is not a Spinco Employee to the IGT Gaming & Digital Business if such transfer or reallocation would result in such employee becoming a Spinco Employee;

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grant recognition to any labor union or enter into, modify, amend, or terminate any collective bargaining or similar agreement with any labor union, labor organization, works council. or other staff representative body, in each case, if doing so would be adverse to the IGT Gaming & Digital Business;

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enter into, amend in any material respect, terminate, or waive performance of any material terms under, certain real property leases of Spinco or certain material contracts of Spinco, other than (a) amendments that in the aggregate are not materially adverse to the IGT Gaming & Digital Business, (b) in the ordinary course of business, or (c) in the case of terminations, other than any termination of certain real property leases of Spinco or certain material contracts of Spinco occurring pursuant to the terms thereof;

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enter into any settlement or release with respect to any action against any member of the Spinco Group, other than (a) settlements for the payment of liabilities reflected or reserved against in the IGT Gaming & Digital Business financial statements or of amounts that do not exceed $2.5 million individually or $5.0 million in the aggregate, or (b) any settlement or release in the ordinary course of business, including any settlement of any action involving any Spinco Employees, or certain former employees of Spinco (“Spinco Former Employees”);

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with respect to the IGT Gaming & Digital Business, (a) make or commit to make any capital expenditures which are not contemplated by Spinco’s budget for which the aggregate cash consideration paid or payable in any individual transaction is in excess of $10.0 million or in the aggregate in excess of $40.0 million, or (b) fail to use commercially reasonable efforts to make any capital expenditures at the times and in the amounts contemplated by Spinco’s budget;

•

with respect to the members of the Spinco Group or the IGT Gaming & Digital Business, change any of its methods of accounting or accounting policies in any material respect, other than in the ordinary course of business and consistent with past practices, or as required by concurrent changes in applicable laws, GAAP, or SEC rules and regulations;

•

other than as required by applicable law consistent with past practice: (a) make any change (or file any such change) in any method of tax accounting other than in the ordinary course of business; (b) make, change, or rescind any tax election other than in the ordinary course of business; (c) settle or compromise any tax liability, or consent to any claim or assessment relating to taxes; (d) other than in the ordinary course of business, file any amended income or other material tax return or claim for refund; (e) make, rescind, or amend any claim for group relief in a manner which affects the liability to tax a member of the Spinco Group; (f) enter into any closing agreement relating to taxes; or (g) to the extent that doing so could reasonably be expected to result in a material incremental cost to Buyer (or any of its affiliates) or any member of the Spinco Group, waive or extend the statute of limitations in respect of taxes other than in the ordinary course of business;

•

with respect to the members of the Spinco Group or the IGT Gaming & Digital Business, change in any material respect its cash management practices, policies, or procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts receivable, accrual of accounts receivable, inventory control, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue, and acceptance of customer deposits, from such practices, policies, or procedures with respect thereto used by the IGT Gaming & Digital Business in the ordinary course of business consistent with past practice, or take or refrain from taking any action in respect of working capital of the members of the Spinco Group or the IGT Gaming & Digital Business that is outside of the ordinary course of business consistent with past practices;

•	take any action that will create a notice obligation or other liability under the WARN Act with respect to any Spinco Employee;

•

other than in the ordinary course of business and consistent with past practice, license, covenant not to sue, abandon, disclaim, sell, assign, or grant any security interest in, to, or under any material Spinco intellectual property, including failing to make any applicable filings, to pay applicable fees and taxes, or to maintain and protect its interest in any material Spinco intellectual property;

•	with respect to the IGT Gaming & Digital Business, permit to expire or fail to timely renew any material permit;

•

with respect to the members of the Spinco Group and the IGT Gaming & Digital Business, fail to maintain (with insurance companies substantially as financially responsible as its existing insurers) insurance in at least the same amounts and against at least such risks and losses as are consistent in all material respects with past practice; or

•	enter into any legally binding commitment with respect to any of the foregoing.

Conditions to the Merger and the Equity Sale

The obligations of each of the parties to effect the Closing are subject to the satisfaction or waiver of a number of conditions, including those described below.

Mutual Conditions

The obligations of IGT and Spinco to effect the Equity Sale, and of Everi, Buyer, and Buyer Sub to effect the Merger, are subject to the satisfaction or waiver of the following conditions:

•	Everi stockholder approval of the Merger Agreement Proposal;

•

the expiration or termination of any waiting period and any extensions thereof applicable to the Equity Sale or the Merger under the HSR Act, and the receipt of any governmental approvals required under certain Antitrust Laws, FDI Laws, Gaming Laws, and Financial Services Laws (each as defined in the Merger Agreement); and

•	the absence of any governmental order issued by a court of competent jurisdiction that prevents, makes illegal, or prohibits the Equity Sale or Merger.

Everi’s Conditions

Everi’s obligations to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the truth and correctness of the representations and warranties set forth in the Merger Agreement of IGT and Spinco, on the one hand, and Buyer and Buyer Sub, on the other hand, generally both when made and at the time of Closing, subject in each case to certain specified materiality standards (provided that, in the case of the representations and warranties of IGT and Spinco, notwithstanding anything to the contrary, subject to certain conditions, this condition may be waived);

•

the performance or compliance in all material respects by IGT, Spinco, or the other members of the Spinco Group, on the one hand, and Buyer and Buyer Sub, on the other hand, of all covenants and obligations required under the Transaction Documents to be complied with or performed by them at or prior to the Closing (provided that, in the case of the covenants of IGT, Spinco, or the other members of the Spinco Group, notwithstanding anything to the contrary, subject to certain conditions, this condition may be waived); and

•

the receipt by Everi of a certificate executed by a duly authorized officer (or equivalent) of IGT or Buyer, as the case may be, confirming the satisfaction of the conditions described in the preceding two bullet points with respect to IGT, Spinco, or the other members of the Spinco Group, as applicable, on the one hand, and Buyer and Buyer Sub, on the other hand (other than to the extent satisfaction of any such condition has been waived or deemed to be waived).

IGT’s and Spinco’s Conditions

IGT’s and Spinco’s obligations to effect the Equity Sale are subject to the satisfaction or waiver of the following additional conditions:

•

the truth and correctness of the representations and warranties set forth in the Merger Agreement of Everi, on the one hand, and Buyer and Buyer Sub, on the other hand, generally both when made and at the time of Closing, subject in each case to certain specified materiality standards (provided that, in the case of the representations and warranties of Everi, notwithstanding anything to the contrary, subject to certain conditions, this condition may be waived);

•

the performance or compliance in all material respects by Everi or the other members of the Everi Group, on the one hand, and Buyer and Buyer Sub, on the other hand, of all covenants and obligations required under the Transaction Documents to be complied with or performed by them at or prior to the Closing (provided that, in the case of the covenants of Everi or the other members of the Everi Group, notwithstanding anything to the contrary, subject to certain conditions, this condition may be waived);

•

the receipt by IGT of a certificate executed by a duly authorized officer (or equivalent) of Everi or Buyer, as the case may be, confirming the satisfaction of the conditions described in the preceding two bullet points with respect to Everi or the other members of the Everi Group, as applicable, on the one hand, and Buyer and Buyer Sub, on the other hand (other than to the extent satisfaction of any such condition has been waived or deemed to be waived); and

•

the consummation in all material respects of the Separation in accordance with and subject to the terms of the Separation and Sale Agreement and the other relevant Transaction Documents, and the execution and delivery of other ancillary agreements relating to the post-closing operations of the IGT Gaming & Digital Business, including technology license agreements and a transition services agreement.

Buyer’s and Buyer Sub’s Conditions

Buyer’s and Buyer Sub’s obligations to effect the Merger are subject to the satisfaction or waiver of the following additional conditions:

•

the truth and correctness of the representations and warranties set forth in the Merger Agreement of Everi, on the one hand, and IGT and Spinco, on the other hand, generally both when made and at the time of Closing, subject in each case to certain specified materiality standards;

•

the performance or compliance in all material respects by Everi or the other members of the Everi Group, on the one hand, and IGT, Spinco, or the other members of the Spinco Group, on the other hand, of all covenants and obligations required under the Transaction Documents to be complied with or performed by them at or prior to the Closing;

•

the receipt by Buyer of a certificate executed by a duly authorized officer (or equivalent) of IGT or Everi, as the case may be, confirming the satisfaction of the conditions described in the preceding two bullet points with respect to Everi or the other members of the Everi Group, as applicable, on the one hand, and IGT, Spinco, or the other members of the Spinco Group, as applicable, on the other hand (other than to the extent satisfaction of any such condition has been waived or deemed to be waived); and

•

the consummation in all material respects of the Separation in accordance with and subject to the terms of the Separation and Sale Agreement and the other relevant Transaction Documents, and the execution and delivery of certain other ancillary agreements relating to the post-closing operations of the IGT Gaming & Digital Business, including technology license agreements and a transition services agreement.

No Solicitation

The Merger Agreement contains provisions restricting both IGT’s and Everi’s ability to seek an alternative transaction during the Pre-Closing Period. Under these provisions, each of IGT and Everi agrees that it will not (and will cause the other members of the IGT Group or the Everi Group, as the case may be, and will use reasonable best efforts to cause its and their respective representatives not to), directly or indirectly:

•

solicit, initiate, knowingly encourage, or knowingly facilitate the making, submission, or announcement of any Acquisition Proposal or any Acquisition Inquiry (each as defined below) with respect to IGT, the members of the Spinco Group, or the IGT Gaming & Digital Business, or Everi, as the case may be;

•

furnish any information regarding any member of the IGT Group or the Everi Group, as the case may be, to any person in connection with or in response to any Acquisition Proposal or any Acquisition Inquiry with respect to IGT, the members of the Spinco Group, or the IGT Gaming & Digital Business, or Everi, as the case may be;

•

engage in discussions or negotiations with any person relating to any Acquisition Proposal or any Acquisition Inquiry with respect to IGT, the members of the Spinco Group, or the IGT Gaming & Digital Business, or Everi, as the case may be (other than to state that they are not currently permitted to have discussions);

•

approve, endorse, or recommend any Acquisition Proposal or any Acquisition Inquiry with respect to IGT, the members of the Spinco Group, or the IGT Gaming & Digital Business, or Everi, as the case may be; or

•

except for any permitted confidentiality agreements in the case of Everi, enter into any letter of intent or similar contract contemplating or relating to any Acquisition Transaction (as defined below) or any Acquisition Inquiry with respect to IGT, the Spinco Group, or the IGT Gaming & Digital Business, or Everi, as the case may be.

The Merger Agreement provides that the term “Acquisition Inquiry” means an inquiry, indication of interest, or request for information (other than an inquiry, indication of interest, or request for information made or submitted by Buyer to Everi) that would reasonably be expected to lead to an Acquisition Proposal, and the term “Acquisition Proposal” means an offer or proposal (other than an offer or proposal made or submitted by Buyer to Everi) contemplating or otherwise relating to an Acquisition Transaction.

Additionally, the Merger Agreement provides that the term “Acquisition Transaction” means, with respect to an entity, any transaction or series of transactions (other than the Proposed Transaction) involving, directly or indirectly:

•

any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, amalgamation, scheme of arrangement, reorganization, recapitalization, takeover offer, tender offer, exchange offer, or other similar transaction: (a) in which such entity or any of its subsidiaries is a constituent corporation and which would result in a third party, or the equity holders of that third party, beneficially owning twenty percent (20%) or more of any class of equity or voting securities of such entity, or the entity resulting from such transaction, or the parent of such entity; (b) in which a person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of such entity; or (c) in which such entity issues securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of such entity;

•

any sale, lease, exchange, transfer, exclusive license, acquisition, or disposition of any business, or businesses, or assets of such entity or its subsidiaries that constitute or account for twenty percent (20%) or more of the consolidated net revenues, or consolidated net income for the twelve

(12) full months immediately prior to the receipt of the related Acquisition Proposal, or twenty percent (20%) or more of the fair market value of the consolidated assets of such entity and its subsidiaries, taken as a whole;

•

any issuance, sale, or other disposition, directly or indirectly, to any person (or the equity holders of any person) or group of securities (or options, rights, or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power of such entity; or

•	any liquidation or dissolution of such entity.

Each of IGT and Everi has further agreed that it will (and will cause the other members of the IGT Group and the Everi Group, as the case may be, to use reasonable best efforts to cause their respective representatives to), immediately cease and cause to be terminated any discussions conducted on or before the date of the Merger Agreement with any person that relate to any Acquisition Proposal or any Acquisition Inquiry, and request the prompt return or destruction of all confidential information previously furnished.

Under the Merger Agreement, during the Pre-Closing Period, Everi has agreed to promptly (and in no event later than thirty-six (36) hours) after receipt of any Acquisition Inquiry or Acquisition Proposal advise the other parties to the Merger Agreement in writing of any such Acquisition Inquiry or Acquisition Proposal (including the identity of the person making or submitting such Acquisition Inquiry or Acquisition Proposal and the terms thereof, including a copy of any written Acquisition Inquiry or Acquisition Proposal and any other agreements proposed to be entered into by any member of the Everi Group and the person making such Acquisition Inquiry or Acquisition Proposal or any of its subsidiaries or its or their respective representatives, and any documentation in respect of such Acquisition Inquiry or Acquisition Proposal received from the proponent thereof or its representatives) that is made or submitted by any person during the Pre-Closing Period.

Everi is also obligated, following receipt of an Acquisition Inquiry or an Acquisition Proposal, to keep the other parties to the Merger Agreement reasonably informed on a reasonably prompt basis with respect to the status, and the status and terms of any modifications, related to such matters.

Notwithstanding the covenants described in the foregoing paragraphs of this section, at any time prior to obtaining Everi stockholder approval of the Merger Agreement Proposal, Everi may furnish information to, and enter into discussions and negotiations with, a third party making a written Acquisition Proposal with respect to Everi that did not result from a material breach by Everi of the no solicitation provisions described above, so long as (a) prior to furnishing such information and entering into such discussions or negotiations, (i) the Board of Directors determines in good faith (A) after consultation with Everi’s financial advisor that such Acquisition Proposal is or would reasonably be expected to lead to a Superior Proposal (as defined below) and (B) after consultation with Everi’s outside legal counsel that the failure to take action would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law; and (ii) Everi receives from the person who made such Acquisition Proposal an executed confidentiality agreement that contains customary provisions (including nondisclosure provisions, use restrictions, and non-solicitation provisions) at least as favorable in the aggregate to Everi as the provisions contained in certain confidentiality agreements in effect and allows Everi to comply with its obligations in the Merger Agreement; (b) Everi gives IGT and Buyer prompt notice of any such determination by the Board of Directors (which notice shall be no later than thirty-six (36) hours after such determination by the Board of Directors); and (c) Everi furnishes or makes available to IGT and Buyer any non-public information furnished or made available to such person within twenty-four (24) hours of the time it is provided or made available to such person.

The Merger Agreement provides that the term “Superior Proposal” means a bona fide written offer by a third party that is not solicited in material breach of the provisions described in the first paragraph (including bullet points) under “—No Solicitation” above to acquire, directly or indirectly, at least a majority of the outstanding shares of Everi common stock or at least a majority of the assets of the members of the Everi Group (whether through a tender offer, merger, or otherwise), that is determined by the Board of Directors in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and after considering such factors that the Board of Directors determines to be relevant, including the terms and conditions of the offer, likelihood of consummation, and other relevant information, (i) to be more favorable, from a financial point of view, to Everi stockholders than the Proposed Transaction (considering any amendments to the Transaction Documents or the Financing proposed by IGT) and (ii) to be reasonably likely to be completed, considering such factors that the Board of Directors determines to be relevant.

Notwithstanding anything contained in the Merger Agreement or any other Transaction Document, the IGT Group, its affiliates, and their respective representatives are permitted to:

•

make any inquiry, proposal, or offer for or relating to any Excluded Transaction to any person, where “Excluded Transaction” means any transaction or series of transactions (other than the Proposed Transaction) involving, directly or indirectly: (a) any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, amalgamation, scheme of arrangement, reorganization, recapitalization, takeover offer, tender offer, exchange offer, or other similar transaction: (i) in which any member of the IGT Group would acquire or become owners of equity interests of any entity in exchange for cash, equity interests of any member of the IGT Group (other than any member of the Spinco Group), any IGT Retained Assets or a combination thereof; (ii) to which any member of the IGT Group (other than any member of the Spinco Group) is a party or a constituent entity and which would result in a third party, or the equity holders of that third party, acquiring or owning equity interests of any member of the IGT Group (other than any member of the Spinco Group), the new parent of the IGT Group, or the entity resulting from such transaction; or (iii) in which IGT issues equity interests or other securities; (b) any sale, lease, exchange, transfer, exclusive license, acquisition, or disposition: (i) by any member of the IGT Group of the IGT Retained Business, any IGT Retained Assets or equity interests of any member of the IGT Group (other than a member of the Spinco Group); or (ii) by any entity to any member of the IGT Group (other than any member of the Spinco Group) of any business or assets of such entity or its subsidiaries; (c) any issuance, sale, or other disposition, directly or indirectly, to any person or persons of equity interests of IGT; or (d) any members of the IGT Group that would otherwise constitute an Acquisition Transaction (without regard to the percentages in the definition of Acquisition Transaction); provided that the definitive agreement for such transaction includes an acknowledgement and agreement from all parties thereto that it will not be a breach of such definitive agreement for the Proposed Transaction to be consummated if the conditions to Closing (as described above under “—Conditions to the Merger and the Equity Sale”) are satisfied or waived in accordance with the terms of the Merger Agreement prior to the Outside Date, subject to certain conditions set forth in the Merger Agreement;

•

pursue, consider, or evaluate any Excluded Matter, where “Excluded Matter” means (a) any Excluded Transaction, (b) any offer or proposal contemplating or otherwise relating to an Excluded Transaction (an “Excluded Transaction Proposal”), or (c) any inquiry, indication of interest, or request for information that would reasonably be expected to lead to an Excluded Transaction Proposal (an “Excluded Transaction Inquiry”);

•	solicit, initiate, encourage, or facilitate the making, submission, or announcement of any Excluded Transaction Inquiry or any Excluded Transaction Proposal;

•	furnish information in connection with any Excluded Matter;

•	engage in discussions or negotiations with any person relating to any Excluded Matter;

•	make any announcements relating to or in connection with any Excluded Matter;

•	approve, endorse, or make any recommendations relating to any Excluded Matter;

•	authorize, approve, or enter into contracts that provide for, relate to, or are in furtherance of any Excluded Matter;

•	consummate, or take any actions to consummate, any Excluded Transaction; or

•

take any actions in furtherance of any foregoing, in each case, so long as the foregoing would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, materially interfere with, or materially impair the ability to consummate the Closing (including the Separation in all material respects, the Equity Sale, and the execution and delivery of certain agreements, including an intellectual property license agreement, intellectual property sublicensing agreements, software license and support agreements, a management contract and subcontract, and a transition services agreement).

Board Recommendation

Everi has agreed in the Merger Agreement that neither the Board of Directors, nor any committee thereof will, prior to the Closing:

•

directly or indirectly, withdraw or modify (or propose to withdraw or modify), or adopt, approve, endorse, declare advisable, or recommend to Everi stockholders an Acquisition Proposal with respect to Everi other than the Proposed Transaction, in a manner adverse to IGT (a “Change in Recommendation”);

•

fail to publicly reaffirm its recommendation to Everi stockholders to approve the Merger Agreement Proposal within ten (10) business days following receipt of a written request from IGT or Buyer to provide such reaffirmation after an Acquisition Proposal has been publicly disclosed or becomes publicly known;

•

fail to include in the proxy statement the recommendation of the Board of Directors, or include in the proxy statement any proposal to vote upon or consider any Acquisition Proposal with respect to Everi other than the Proposed Transaction; or

•

fail to recommend against a competing tender offer or exchange offer for 20% or more of the outstanding capital stock of Everi within ten (10) business days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by the Everi stockholders).

Notwithstanding the foregoing, the Board of Directors may, at any time prior to obtaining the approval of Everi stockholders of the Merger Agreement Proposal:

•

make a Change in Recommendation or cause Everi to terminate the Merger Agreement pursuant to the Superior Proposal Termination Right (as defined below in “—Termination”) in order to simultaneously enter into a definitive agreement to effect a Superior Proposal if (and only if) Everi has received a written Acquisition Proposal from a third party that did not result from a material breach of the provisions described in the first paragraph (including bullet points) under “—No Solicitation” above and is not withdrawn; or

•

make a Change in Recommendation but not terminate the Merger Agreement if, other than in connection with or as a result of the making of an Acquisition Inquiry from a third party or an Acquisition Proposal from any third party, there has occurred an Intervening Event (as defined below);

provided, in each case, the Board of Directors determines in its good faith judgment, after consultation with Everi’s financial advisor that the Acquisition Proposal constitutes a Superior Proposal (or the Intervening Event has occurred, as the case may be) and after consultation with Everi’s outside legal counsel that the failure to make a Change in Recommendation or cause Everi to terminate the Merger Agreement in order to simultaneously enter into a definitive agreement to effect the Superior Proposal (or the failure to make a Change in Recommendation in the case of an Intervening Event, as the case may be) would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law. Everi’s obligation to submit the Merger Agreement Proposal to Everi stockholders for a vote at the Special Meeting will not be affected by the existence of an Acquisition Proposal or an Intervening Event (as further described below and in the section “—Stockholders Meeting”).

The Merger Agreement provides that the term “Intervening Event” means, with respect Everi, a material development, event, effect, state of facts, or change in circumstances that was not known to or reasonably foreseeable by the Board of Directors (or if known or reasonably foreseeable, the consequences of which were not known and could not have been reasonably foreseeable on or prior to the date of the Merger Agreement), that occurs, arises, or becomes known to the Board of Directors after the date of the Merger Agreement and prior to obtaining Everi stockholder approval of the Merger Agreement Proposal. However, none of the following events, nor their consequences, will constitute an Intervening Event:

•

any action taken or not taken (or required to be taken or not taken) by any party to the Merger Agreement or any of its respective subsidiaries pursuant to and in compliance with the covenants set forth in the Transaction Documents;

•	any status of discussion with governmental authorities to obtain, including any proposed requirements to obtain, any governmental approvals relating to the Proposed Transaction;

•	the status of efforts to obtain, or any terms of, the Financing;

•	the receipt, existence of, or terms of an Acquisition Proposal or an Acquisition Inquiry;

•	changes in the trading price or trading volume of the shares of Everi common stock;

•	any changes in any credit rating of Everi, or any indebtedness thereof; or

•	Everi meeting, failing to meet, or exceeding published or unpublished forecasts of revenues, earnings, or other measures of financial performance;

provided that, with respect to the fifth, sixth, and seventh bullet points above, the Board of Directors may consider the underlying causes of such changes or matters.

The Board of Directors may not make a Change in Recommendation under the circumstances described above, unless:

•	prior to effecting a Change in Recommendation, the Board of Directors provides IGT and Buyer with notice advising IGT and Buyer of the Superior Proposal or Intervening Event, as the case may be;

•

during the four (4) business days after the delivery of such notice advising the Superior Proposal (or five (5) business days after the delivery of such notice advising the Intervening Event, as the case may be), if requested by Buyer, Everi engages in good faith negotiations, and directs its financial advisor and outside legal counsel to engage in good faith negotiations, with Buyer and IGT (or with Buyer in the case of an Intervening Event, as the case may be) to amend the Transaction Documents and the Financing in such a manner that obviates the need for the Change in Recommendation;

•

the Board of Directors determines in good faith, after consultation with Everi’s financial advisor that such Acquisition Proposal constitutes a Superior Proposal (considering any changes to the terms of the Transaction Documents or Financing proposed by Buyer or IGT as a result of the required negotiations) and after consultation with Everi’s outside legal counsel that, in light of such Superior Proposal, a failure to make a Change in Recommendation and to cause Everi to terminate the Merger Agreement in order to simultaneously enter into a definitive agreement to effect a Superior Proposal would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law; and

•

the Board of Directors determines in good faith, after consultation with Everi’s financial advisor that an Intervening Event has occurred and after consultation with Everi’s outside legal counsel that, in light of such Intervening Event, a failure to make a Change in Recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors applicable law.

However, under the Merger Agreement, such a Change in Recommendation does not affect Everi’s obligation to submit the Merger Agreement Proposal to Everi stockholders for a vote at the Special Meeting.

SEC Filings

The Merger Agreement provides that, as promptly as reasonably practicable, Everi will prepare and cause to be filed with the SEC, in preliminary form, this proxy statement.

Stockholders Meeting

Under the terms of the Merger Agreement, as promptly as reasonably practicable following the earlier of: (a) the date on which any comments of the SEC or its staff with respect to the proxy statement, in preliminary form, have been resolved; or (b) receipt of confirmation from the SEC that it will not review, or that it has completed its review of, the proxy statement (which confirmation will be deemed to occur if the SEC has not affirmatively notified Everi prior to the end of the 10th calendar day after filing this proxy statement, in preliminary form, that the SEC will or will not be reviewing this proxy statement), Everi is required to take all action necessary under applicable law and its certificate of incorporation to call, give notice of, and hold a meeting of the holders of shares of Everi common stock to approve the Merger Agreement Proposal.

The Merger Agreement provides that, unless the Merger Agreement has been terminated according to its terms (as further described in the section titled “—Termination” below), Everi’s obligation to hold the Special Meeting will not be affected by the commencement, public proposal, or public disclosure of, or communication to, Everi of any Acquisition Proposal or Acquisition Inquiry with respect to Everi, or any Change in Recommendation by the Board of Directors with respect to the Merger Agreement Proposal.

Regulatory Matters

The Merger Agreement provides that each of Everi, IGT, and Buyer will (and will cause each of their respective directors, officers, and employees to) and will cause their respective regulatory affiliates and gaming licensees to, as applicable, use their respective reasonable best efforts to: (a) file all notices, reports, submissions, and other documents required to be filed by such person or entity with any governmental authority with respect to the Proposed Transaction, and respond as promptly as reasonably practicable to any additional information requests by such governmental authority; (b) as promptly as reasonably practicable, consummate the Proposed Transaction and cause to be satisfied the conditions of the Closing (as described above in “—Conditions to the Merger and the Equity Sale”); and (c) obtain as promptly as reasonably practicable, all governmental approvals that may be or become necessary for its execution and delivery of, performance of its obligations pursuant to, and consummation of the transactions contemplated by, the Transaction Documents, in each case subject to the terms, conditions, and limitations set forth in the Merger Agreement.

Everi, IGT, and Buyer also agreed to, and each of Everi, IGT, and Buyer agreed to cause their respective directors and officers, regulatory affiliates, and gaming licensees, as applicable, to: (a) file and not withdraw the notifications required under the HSR Act in connection with the Equity Sale and the Merger within fifteen (15) business days of the date of the Merger Agreement; (b) file and not withdraw or, if required, make initial contact with the applicable governmental authority and then file appropriate filings as required under the applicable Antitrust Laws or applicable FDI Laws as promptly as practicable after the date of the Merger Agreement, but in any event within twenty-five (25) business days after the date of the Merger Agreement; (c) file and not withdraw appropriate filings with the certain governmental authorities within forty-five (45) days after the date of the Merger Agreement; and (d) file and not withdraw, or if required make initial contact with the applicable governmental authority and then file appropriate filings, applications, registrations, and notices as required under applicable Financial Services Laws that require a governmental approval in connection with the Equity Sale and the Merger as promptly as practicable after the date of the Merger Agreement.

The parties have mutually consented to extend the timing of the required filings under the HSR Act to reduce the likelihood that any additional required regulatory approvals, including from gaming regulators and state money transmitter regulators in certain jurisdictions, could take more than one year after the expiration of the HSR waiting period.

With respect to Antitrust Laws and FDI Laws, Buyer will, and will cause its subsidiaries and each of its and their respective directors and officers to, take any and all actions with respect to Buyer and its subsidiaries, the members of the Everi Group, the members of the Spinco Group, and their respective assets, businesses, operations, organizations, and equity interests necessary to: (a) avoid the entry of, or to have vacated, lifted, reversed, or overturned any order that would restrain, prevent, or delay the Closing; (b) avoid or eliminate all impediments to the consummation of the Proposed Transaction; and (c) obtain all governmental approvals that may be required or advisable by any governmental authority, in each case with competent jurisdiction, so as to enable the parties to consummate the Proposed Transaction as promptly as reasonably practicable, including, in each case, taking certain remedial actions.

With respect to Gaming Laws and Financial Services Laws: (a) if (i) a gaming authority objects to or otherwise expresses concerns regarding the suitability of any gaming licensee required by Buyer who would be a director, officer, or employee of any member of the Combined Enterprise or any member of the Buyer licensing group following the Closing; and (ii) the failure to replace such gaming licensee with a suitable alternative replacement gaming licensee would reasonably be expected to cause or materially contribute to the Equity Sale or the Merger not occurring prior to the Outside Date, then Buyer will promptly replace, or cause to be replaced, such specified gaming licensee required by Buyer with a suitable alternative individual as determined by Buyer in its sole discretion; and (b) if (i) a gaming authority objects to or otherwise expresses concerns regarding the suitability of any gaming licensee required by Everi or any gaming licensee required by Spinco who would be a director, officer, or employee of any member of the Combined Enterprise following the Closing; and (ii) the failure to replace such gaming licensee with a suitable alternative gaming licensee would reasonably be expected to cause or materially contribute to the Equity Sale or the Merger not occurring prior to the Outside Date, then Buyer will use commercially reasonable efforts to promptly designate a suitable replacement for such individual.

In addition, solely with respect to Gaming Laws and Financial Services Laws, Buyer will and will cause the gaming licensees required by Buyer to take any and all actions necessary with respect to Buyer and its subsidiaries, the members of the Buyer licensing group, the members of the Everi Group, the members of the Spinco Group, and their respective assets, businesses, operations, organizations, and equity interests, to: (a) avoid the entry of, or to have vacated, lifted, reversed, or overturned any order that would restrain, prevent, or delay the Closing; (b) avoid or eliminate all impediments to the consummation of the Proposed Transaction; and (c) obtain all governmental approvals that may be required or advisable by any governmental authority, in each case with competent jurisdiction, so as to enable the parties to consummate the Proposed Transaction as promptly as reasonably practicable, including, in each case, taking certain remedial actions, provided in certain circumstances that Buyer, or any of its subsidiaries, their respective directors, officers, and employees, any gaming licensee required by Buyer or any Buyer regulatory affiliate will not be required to take in certain circumstances certain Buyer Extraordinary Actions (as defined in the Merger Agreement).

Delisting and Deregistration

Buyer and Everi are required to cooperate with each other and use reasonable best efforts to cause Everi’s securities to be delisted from the NYSE and deregistered under the Exchange Act as promptly as practicable following the Merger Effective Time.

Financing

The Merger Agreement provides that Buyer and Buyer Sub will, and will cause each of their representatives and affiliates (which will, with respect to the Equity Financing, include the Apollo Guarantors) to, use reasonable best efforts to do all things necessary or advisable to obtain the Financing as promptly as reasonably practicable after the date of the Merger Agreement and, in any event, not later than the Closing Date, on the same terms and conditions contained in the Equity Commitment Letter and the Debt Commitment Letter, subject to the right to obtain alternative financing under certain circumstances. The Merger Agreement also includes, at Buyer’s sole expense and subject to the provisions of the Merger Agreement, obligations of Everi and IGT to, and to cause the other members of the Everi Group and the IGT Group, as the case may be, to, use reasonable best efforts to provide such customary cooperation reasonably requested by Buyer and Buyer Sub in connection with the arrangement of the Debt Financing (or, if applicable, alternative financing), as may be reasonably requested by Buyer. Although the consummation of the Merger is not conditioned on Buyer’s receipt of the Financing or any alternative financing, if Buyer is unable to obtain sufficient financing to complete the Equity Sale and the Merger, the Merger will not close.

Certain Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants (with certain exceptions specified in the Merger Agreement) relating to:

•

requirements of Everi, IGT, and Buyer to consult with each other and consider the other parties’ views and comments before issuing any press releases or public statements regarding the Merger Agreement, the Separation and Sale Agreement, or the Proposed Transaction, and requirements that Everi or IGT, as the case may be, consult with and consider the views and comments of Buyer before communicating with any current or former director, officer, or employee of any member of the Everi Group, or any Spinco Employee, as the case may be, in any broad based communication with respect to the Proposed Transaction;

•

steps by Everi or Buyer as may be reasonably necessary or advisable to cause any disposition of shares of Everi common stock resulting from the Proposed Transaction by each individual who is subject to reporting requirements of Section 16(a) of the Exchange Act with respect to Everi to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•

rights of Everi and Buyer to participate in the defense or settlement of any securityholder litigation brought against IGT, the board of directors of IGT, or the special committee of IGT relating to the Proposed Transactions, and the rights of IGT and Buyer to participate in the defense or settlement of any securityholder litigation brought against Everi or the Board of Directors relating to the Proposed Transaction;

•	financial statements for the IGT Gaming & Digital Business that IGT will provide to Buyer between the signing of the Merger Agreement and the Closing;

•	reports on Forms 10-K, 10-Q, and 8-K that are required to be filed by Everi with the SEC pursuant to the Exchange Act prior to the Closing Date;

•	access to certain information of Buyer and its affiliates, on the one hand, and IGT and its affiliates, on the other hand, for a certain period following the Closing;

•

indemnification obligations of the Surviving Corporation (as successor in interest to Everi as of the Merger Effective Time) with respect to, at the Merger Effective Time, any present or former directors or officers (or managers or similar title in the case of any such entity that is not a corporation) of any member of the Everi Group (see “Proposal 1: Approval of the Merger Agreement—Indemnification”);

•

requirements of Buyer to provide, or to cause the applicable member of the Everi Group or one of its subsidiaries to provide, to certain employees of any member of the Everi Group, certain base salaries or base hourly wage rates, target short-term and long-term incentive compensation opportunities, employee benefits and perquisites, and as appliable, severance benefits; and

•	the right of Buyer to obtain a buyer’s representations and warranties insurance policy.

The Merger Agreement provides that, unless the Merger Agreement has been terminated according to its terms (as further described below in the section titled “—Termination”), Everi’s obligation to submit the Merger Agreement Proposal to Everi stockholders for a vote at the Special Meeting will not be affected by the commencement, public proposal or public disclosure of, or communication to, Everi of any Acquisition Proposal with respect to Everi, or by any inquiry in connection with such Acquisition Proposal. The obligation of Everi to submit the Merger Agreement Proposal to Everi stockholders for vote at the Special Meeting will also not be affected by a Change in Recommendation by the Board of Directors with respect to the Merger Agreement Proposal.

Termination

The Merger Agreement may be terminated at any time prior to the Closing by the mutual written consent of Everi, IGT, and Buyer. In addition, subject to specified qualifications and exceptions, each of Everi, IGT, or Buyer may terminate the Merger Agreement if:

•

the Closing has not been consummated on or prior to the Outside Date of July 26, 2025: (a) subject to automatic extension to October 26, 2025 if on the Outside Date any or all of the conditions to Closing related to required government approvals or no legal restraints have not been satisfied but all other conditions to Closing set forth in the Merger Agreement (as described above under “—Conditions to the Merger and the Equity Sale”) have been satisfied; (b) subject to automatic extension to September 30, 2025 if the conditions to Closing related to required government approvals are not satisfied on July 15, 2025 but are satisfied on or prior to July 26, 2025; (c) subject to automatic extension to October 26, 2025 if any or all of the conditions to Closing related to required government approvals or no legal restraints have not been satisfied by such date that would allow for both the Inside Date and the Marketing Period to be completed prior to July 21, 2025; and (d) if the Marketing Period has commenced but has not yet been completed on or prior to the then applicable Outside Date, then the Outside Date will be automatically extended to the fourth (4th) business day following completion of the Marketing Period (the “Outside Date Termination Right”);

•

any governmental order or other action permanently preventing, making illegal, or otherwise prohibiting the consummation of the Equity Sale or the Merger becomes final and non-appealable (the “Governmental Order Termination Right”); or

•	the Everi stockholders fail to approve the Merger Agreement Proposal at the Special Meeting (including any adjournment or postponement thereof) (the “Special Meeting Termination Right”).

In addition, subject to specified qualifications and exceptions, Everi may terminate the Merger Agreement:

•

prior to obtaining Everi stockholder approval of the Merger Agreement Proposal, to enter into a definitive agreement to consummate a Superior Proposal (as described above under “—Board Recommendation”), provided that (a) such Superior Proposal did not result from a material breach by Everi of the provisions described above under “—No Solicitation” and is not withdrawn, (b) Everi has complied in all respects with the provisions relating to the entry into a definitive agreement to consummate a Superior Proposal (as described above under “—Board Recommendation”), and (c) prior to or concurrently with such termination, Everi pays the termination fee due in connection with the Superior Proposal (as described below under “—Termination Fee Payable in Certain Circumstances”) (the “Superior Proposal Termination Right”); or

•

if any of IGT’s or Spinco’s representations and warranties contained in the Merger Agreement will be or have become inaccurate, or any of IGT’s or Spinco’s covenants or obligations contained in the Merger Agreement or the Transaction Documents will have been breached or not performed, in each case such that certain conditions to the Merger of Everi (as described above under “—Conditions to the Merger and the Equity Sale—Everi’s Conditions”) would not then be satisfied; provided, that Everi will only have the right to terminate the Merger Agreement for such breaches if such breaches giving rise to such right to terminate the Merger Agreement adversely affect Everi.

In addition, subject to specified qualifications and exceptions, each of IGT or Buyer may terminate the Merger Agreement if prior to obtaining the approval of Everi stockholders of the Merger Agreement Proposal, a “Triggering Event” has occurred, which means:

•

the Board of Directors (or any committee thereof) withdraws or modifies its recommendation that Everi stockholders vote to approve the Merger Agreement Proposal at the Special Meeting (or effects a Change in Recommendation (as described above under “—Recommendation of the Board of Directors Board Recommendation”));

•

the Board of Directors fails to publicly reaffirm its recommendation within ten (10) business days following notice of IGT’s request for such reaffirmation after an Acquisition Proposal has become public knowledge;

•

Everi fails to include in the proxy statement the Board of Directors’ recommendation that Everi stockholders vote to approve the Merger Agreement Proposal or includes in the proxy statement any proposal to vote upon or consider any Acquisition Proposal other than the Proposed Transaction;

•	any member of the Everi Group enters into any letter of intent or similar document or any contract relating to any Acquisition Transaction;

•

the Board of Directors fails to recommend against a competing tender offer or exchange offer for twenty percent (20%) or more of the outstanding capital stock of Everi within ten (10) business days after commencement of such offer; or

•

any member of the Everi Group (or any of their directors or officers, in their capacity as such) materially breaches its non-solicitation obligations (as described above under “—No Solicitation”) (collectively, the “Triggering Event Termination Right”).

In addition, subject to specified qualifications and exceptions, each of Everi or IGT may terminate the Merger Agreement if:

•

any of Buyer’s or Buyer Sub’s representations and warranties contained in the Merger Agreement will be or have become inaccurate, or any of Buyer’s or Buyer Sub’s covenants or obligations contained in the Merger Agreement or the Transaction Documents will have been breached or not performed, in each case such that certain conditions to the Merger of Everi, on the one hand, or conditions to the Equity Sale of IGT and Spinco, on the other hand (each as described above under “—Conditions to the Merger and the Equity Sale”), as the case may be, would not then be satisfied; provided, that Everi will not have the right to terminate the Merger Agreement for such breaches if such breaches giving rise to such right to terminate the Merger Agreement solely affect IGT, and IGT will not have the right to terminate the Merger Agreement for such breaches if such breaches giving rise to such right to terminate the Merger Agreement solely affect Everi (the “Termination Right for Buyer R&W and Covenants”); or

•

(a) the Marketing Period has been completed; (b) all of the conditions to the Merger of Buyer and Buyer Sub (as described above under “—Conditions to the Merger and the Equity Sale—Buyer’s and Buyer Sub’s Conditions”) have been satisfied or, to the extent permitted, waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied at the Closing); (c) IGT and Everi have each delivered to Buyer written confirmation at least three (3) business days prior to such termination (or, if the Outside Date would fall within such three (3) business day period, by the Outside Date) that all of the conditions to the Equity Sale of IGT and Spinco, on the one hand, and the conditions to the Merger of Everi, on the other hand (each as described above under “—Conditions to the Merger and the Equity Sale”) have been satisfied (or are waived effective as of immediately prior to the Closing, but subject to the Closing occurring) and that IGT or Everi, as applicable, is ready, willing, and able to consummate the Equity Sale or the Merger (as applicable) and the Closing during such three (3) business day period (or, if the Outside Date falls within such three (3) business day period, by the Outside Date); and (d) Buyer or

Buyer Sub (as applicable) fails to consummate the Equity Sale or the Merger at the time the Equity Sale or the Merger were required to be consummated pursuant to the terms of the Merger Agreement and the Separation and Sale Agreement, including the deposit of the Payment Fund with the Paying Agent pursuant to the terms of the Merger Agreement and the payment of the Estimated Purchase Price to IGT pursuant to the provisions of the Separation and Sale Agreement (collectively, the “Delayed Closing Termination Right”).

In addition, subject to specified qualifications and exceptions, Buyer may terminate the Merger Agreement if:

•

any of Everi’s representations and warranties contained in the Merger Agreement will be or have become inaccurate, or any of Everi’s covenants or obligations contained in the Merger Agreement or the Transaction Documents will have been breached or not performed, in each case such that certain conditions to the Merger of Buyer and Buyer Sub (as described above under “—Conditions to the Merger and the Equity Sale—Buyer’s and Buyer Sub’s Conditions”) would not then be satisfied (the “Buyer Termination Right for Everi R&W and Covenants”); or

•

any of IGT’s or Spinco’s representations and warranties contained in the Merger Agreement will be or have become inaccurate, or any of IGT’s or Spinco’s covenants or obligations contained in the Merger Agreement or the Transaction Documents will have been breached or not performed, in each case such that certain conditions precedent of Buyer and Buyer Sub (as described above under “—Conditions to the Merger and the Equity Sale—Buyer’s and Buyer Sub’s Conditions”) would not then be satisfied (the “Buyer Termination Right for IGT R&W and Covenants”).

In addition, subject to specified qualifications and exceptions, IGT may terminate the Merger Agreement if any of Everi’s representations and warranties contained in the Merger Agreement will be or have become inaccurate, or any of Everi’s covenants or obligations contained in the Merger Agreement or the Transaction Documents will have been breached or not performed, in each case such that certain conditions to the Equity Sale of IGT and Spinco (as described above under “—Conditions to the Merger and the Equity Sale—IGT’s and Spinco’s Conditions”) would not then be satisfied; provided, that IGT will only have the right to terminate the Merger Agreement for such breaches if such breaches giving rise to such right to terminate the Merger Agreement adversely affect IGT (the “IGT Termination Right for Everi R&W and Covenants”).

Before terminating the Merger Agreement pursuant to the Outside Date Termination Right, the Termination Right for Buyer R&W and Covenants, or the Delayed Closing Termination Right, IGT and Everi will consult with and consider the views of the other for at least one (1) business day and no consultation or consideration is required if it would materially prejudice the rights of, or materially adversely affect, IGT or Everi.

In the event of termination of the Merger Agreement, the Merger Agreement will be of no further force or effect, provided that certain provisions will survive and remain in full force and effect, including the fees described below under “—Termination Fee Payable in Certain Circumstances,” certain confidentiality agreements, and certain of Buyer’s indemnification or reimbursement obligations. In addition, termination will not relieve any party from liability for fraud or any intentional breach of any representation, warranty, covenant, obligation, or other provision in the Merger Agreement prior to the termination, and provided that in no event will the maximum aggregate liability of Buyer and certain of its related parties, collectively, arising from the Merger Agreement and the other Transaction Documents (including amounts that may be payable by the Apollo Guarantors pursuant to the Limited Guarantee), including damages for fraud, intentional breach, or any other breach, or monetary damages in lieu of specific performance, exceed an amount equal to the “Maximum Aggregate Amount” set forth in the Limited Guarantee, subject to certain limitations.

Termination Fee Payable in Certain Circumstances

The Merger Agreement provides that in the event of termination of the Merger Agreement prior to the Closing under the circumstances described below, Everi or Buyer may be required to pay a termination fee to the other parties.

Everi would be required to pay IGT and Buyer a termination fee in an aggregate amount of $65.0 million (the “Everi Termination Fee”) in the event the Merger Agreement is terminated by:

•	either IGT or Buyer pursuant to the Triggering Event Termination Right;

•	Everi pursuant to the Superior Proposal Termination Right;

•

any of Everi, IGT, or Buyer pursuant to the Special Meeting Termination Right, and before the Special Meeting an Acquisition Proposal with respect to Everi has been made directly to Everi stockholders or has been publicly announced or became publicly known and within twelve (12) months after such termination, Everi enters into a definitive agreement to consummate, or has consummated, an Acquisition Transaction, subject to specified qualifications and exclusions; or

•

Buyer pursuant to the Buyer Termination Right for Everi R&W and Covenants or by IGT pursuant to the IGT Termination Right for Everi R&W and Covenants and after the date of the Merger Agreement, an Acquisition Proposal with respect to Everi has been made to Everi or becomes known to Everi and within twelve (12) months after such termination, Everi enters into a definitive agreement to consummate, or has consummated, an Acquisition Transaction, subject to specified qualifications and exclusions.

Buyer would be required to pay IGT a termination fee in an aggregate amount of $40.0 million in the case of the first bullet point below or a termination fee in an aggregate amount of $80.0 million in the case of the second and third bullet points below in the event the Merger Agreement is terminated by:

•	any of Everi, IGT, or Buyer pursuant to the Special Meeting Termination Right;

•	Buyer pursuant to the Buyer Termination Right for Everi R&W and Covenants; or

•	either Everi or IGT pursuant to the Termination Right for Buyer R&W and Covenants;

and in each case Buyer or any of its affiliates enters into a definitive agreement with Everi or any of its affiliates to consummate an Acquisition Transaction with respect to Everi within twelve (12) months of the date of such termination and consummates such Acquisition Transaction, subject to specified qualifications and exclusions.

Buyer would be required to pay Everi a termination fee in an aggregate amount of $80.0 million in the event the Merger Agreement is terminated by:

•	Buyer pursuant to the Buyer Termination Right for IGT R&W and Covenants; or

•	either Everi or IGT pursuant to the Termination Right for Buyer R&W and Covenants;

and in each case Buyer or any of its affiliates enters into a definitive agreement with IGT or any of its affiliates to consummate an Acquisition Transaction with respect to Spinco or the IGT Gaming & Digital Business within twelve (12) months of the date of such termination and consummates such Acquisition Transaction, subject to specified qualifications and exclusions.

Buyer would be required to pay Everi and IGT a termination fee in an aggregate amount of $250.0 million (with $87.5 million apportioned to Everi and $162.5 million apportioned to IGT), subject to specified qualifications and exclusions, in the event the Merger Agreement is terminated by:

•

either Everi or IGT pursuant to (a) the Termination Right for Buyer R&W and Covenants at a time when Buyer was not entitled to terminate the Merger Agreement pursuant to the termination provisions (as described above under”—Termination”), or (b) the Delayed Closing Termination Right (such fee, the “Buyer Breach Termination Fee”); or

•

any of Everi, IGT, or Buyer pursuant to (a) the Outside Date Termination Right and at the time of such termination all of the conditions to Closing (as described above under “—Conditions to the Merger and the Equity Sale”)

are satisfied or capable of being satisfied other than any or all of the conditions to Closing related to required government approvals or no legal restraints based on certain laws specified in the Merger Agreement, or (b) the Governmental Order Termination Right based on certain laws specified in the Merger Agreement (such fee, the “Buyer Regulatory Termination Fee”).

If Everi or Buyer fails to pay when due any amount payable by it under the provisions described above, Everi or Buyer, as the case may be, will reimburse IGT and Buyer or IGT and Everi, as the case may be, for all reasonable and documented out-of-pocket costs and expenses (including reasonable fees and disbursements of legal counsel of IGT and Buyer or IGT and Everi, as the case may be) incurred in connection with the collection of such overdue amount and the enforcement by IGT and Buyer or IGT and Everi, as the case may be, of their respective rights in connection therewith, in each case plus interest and subject to a cap of an aggregate amount of $5.0 million. Notwithstanding anything to the contrary in the Merger Agreement, Everi is not obligated to pay the Everi Termination Fee more than once, regardless of the number of occurrences or events that would otherwise result in multiple payments thereof.

IGT would not be required to pay Everi or Buyer a termination fee in connection with a termination of the Merger Agreement.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions that would result in the application of the laws of any jurisdiction other than the State of Delaware.

Forum

The parties to the Merger Agreement have agreed that, in any action arising out of or relating to the Transaction Documents, the Proposed Transaction, the formation, breach, termination, or validity of the Transaction Documents, the actions of Everi, IGT, or Buyer, or any of their respective affiliates in the negotiation, administration, performance, or enforcement of the Transaction Documents, or the recognition and enforcement of any judgment with respect to the Transaction Documents, the parties submit to the exclusive jurisdiction and venue of the Delaware Court of Chancery in and for New Castle County. If such Delaware Court of Chancery does not have subject matter jurisdiction over a matter, the United States District Court for the District of Delaware shall have exclusive jurisdiction and venue or, if neither such court has subject matter jurisdiction over a matter, in any other state court in the State of Delaware sitting in New Castle County, and appellate courts having jurisdiction of appeals from any of the foregoing, shall have exclusive jurisdiction and venue.

Each of the parties has also agreed that: (a) it will not bring or support any action against the debt financing sources arising out of or relating to the Merger Agreement or any of the Proposed Transactions, including any dispute related to any Debt Financing, in any forum other than the United States District Court for the Southern District of New York, or if that court does not have subject matter jurisdiction, any New York state court located in the Borough of Manhattan in the City of New York, New York; (b) all claims or causes of action (whether at law, in equity, in contract, in tort, or otherwise) against any of the debt financing sources arising out of or relating to the Merger Agreement or any of the Proposed Transactions, including any claims or causes of action relating to any Debt Financing, will be exclusively governed by, and construed pursuant to, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that: (i) the interpretation of the definition of a Combined Enterprise “material adverse effect” and whether a Combined Enterprise “material adverse effect” has occurred; (ii) the determination of the truth and correctness of any representations and warranties under the Merger Agreement and whether as a result of any breach thereof IGT, Spinco, Everi, Buyer, or Buyer Sub has the right (taking into account any applicable cure periods) to terminate its obligations under the Merger Agreement or decline to consummate the Equity Sale or the Merger (pursuant to the terms of the Merger Agreement) as a result of a breach of such representations in the

Merger Agreement without any liability to such person; and (iii) the determination of whether the Separation, the Equity Sale, or the Merger has been consummated in accordance with the terms of the Separation and Sale Agreement or the Merger Agreement, respectively, in each case shall be governed by, and construed and interpreted pursuant to, the laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdiction); (c) it will not bring or permit any of its respective controlled affiliates to bring or support anyone else in bringing any such legal action in any other court; and (d) the provisions relating to the waiver of trial by jury in the Merger Agreement will apply to any action described in item (a) above.

Assignability; No Third-Party Beneficiary

The Merger Agreement provides that neither the Merger Agreement nor the rights of any party thereto may be assigned or delegated by such party without the prior written consent of the other parties, and that any attempted assignment or delegation of the Merger Agreement or any of the underlying rights or obligations of any party in violation of the Merger Agreement, without the prior written consent of the other parties will be void and of no effect. However a party to the Merger Agreement may assign its respective rights under the Merger Agreement and any other Transaction Document: (a) as collateral security to a creditor; (b) after the Closing, to one of its affiliates; or (c)(i) to the acquirer of all or substantially all of such party’s assets; (ii) in the case of the Transaction Documents other than the Merger Agreement, to the acquirer of any member of such party’s group or any lines of business of such party; or (iii) in connection with any merger or consolidation involving such party; provided in each case of (i), (ii), and (iii), that (A) no such assignment will relieve such party of any of its obligations and (B) no such assignment will result in (1) any change to the sequencing of the Equity Sale and the Merger; or (2) the Surviving Corporation or any of its subsidiaries owning any member of the Spinco Group, or any member of the Spinco Group owning the Surviving Corporation or any of its subsidiaries. The Merger Agreement also provides that, except as provided in certain provisions, including, with respect to the debt financing sources, the rights described in the second paragraph under “—Forum” above, the Merger Agreement is for the sole benefit of the parties of the Merger Agreement and their permitted successors and assigns, and nothing in the Merger Agreement confers upon any other person or entity any legal or equitable right, benefit, or remedy whatsoever under or by reason of the Merger Agreement.

Waiver

The parties to the Merger Agreement may waive any term or provision of the Merger Agreement, or extend the time for its performance, in writing at any time by the party or parties entitled to the benefit thereof. The failure of a party to enforce at any time any provision of the Merger Agreement will not be construed to be a waiver of such provision, nor in any way to affect the validity of the Merger Agreement or any part of it or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of the Merger Agreement will constitute a waiver of any preceding or subsequent breach of the Merger Agreement. Certain provisions of the Merger Agreement may not be waived in a manner that would be adverse in any material respect to any debt financing source without the prior written consent of such debt financing source.

Specific Performance

The parties to the Merger Agreement have agreed that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the covenants or obligations contained in the Merger Agreement were not performed pursuant to their specific terms or were breached, and that the parties to the Merger Agreement are entitled to injunctive or other equitable relief to prevent or cure any breaches of the Merger Agreement and to specifically enforce the terms and provisions of the Merger Agreement without posting any bond or other security. Notwithstanding the foregoing, neither IGT nor Everi will be entitled to specific performance or any other equitable relief to cause Buyer to draw down proceeds of the Equity Financing, or to cause Buyer and Buyer Sub to effect the Equity Sale in accordance with the Separation Agreement or the Merger and the Closing in accordance with the terms of the Merger Agreement, unless certain conditions are met.

Amendment

The Merger Agreement provides that it may be amended, supplemented, or modified with the approval of the Board of Directors, the special committee of the board of directors of IGT, and Buyer prior to the Closing, provided that after obtaining any such approval, no amendment will be made which by law or regulation of the NYSE requires further approval of Everi stockholders or IGT shareholders, as applicable, unless the approval of such stockholders or shareholders will have been obtained. Certain limited provisions of the Merger Agreement may not be amended, supplemented, or modified in any manner so as to be adverse in any material respect to any debt financing source without the prior written consent of such debt financing source.

The Separation and Sale Agreement

The following is a summary of the material provisions of the Separation and Sale Agreement. This summary is qualified in its entirety by the Separation and Sale Agreement, which is incorporated by reference in this proxy statement. Everi stockholders are urged to read the Separation and Sale Agreement in its entirety. This summary of the Separation and Sale Agreement has been included to provide Everi stockholders with information regarding its terms. The rights and obligations of the parties are governed by the express terms and conditions of the Separation and Sale Agreement and not by this summary or any other information included in this proxy statement.

Overview

The Separation and Sale Agreement provides for the separation of the IGT Gaming & Digital Business from IGT. Among other things, the Separation and Sale Agreement specifies which assets of IGT related to the IGT Gaming & Digital Business are to be transferred to, and which liabilities of IGT related to the IGT Gaming & Digital Business are to be assumed by, members of the Spinco Group, and sets forth when and how these transfers and assumptions will occur. The Separation and Sale Agreement also provides for Buyer’s purchase from IGT of all outstanding Spinco units owned by IGT, together with all of the IGT Canada Interests that are currently anticipated to be purchased and sold separately from, but contemporaneously with, the purchase and sale of the Spinco units. The matters addressed by the Separation and Sale Agreement include the matters described below.

Transfer of Assets and Assumption of Liabilities

The Separation and Sale Agreement identifies the assets to be transferred (including the contracts to be assigned) and the liabilities to be assumed to each of IGT and Spinco as part of the separation of the IGT Gaming & Digital Business into an independent company, and it provides for when and how these transfers, assumptions, and assignments will occur. For the purpose of the Separation and Sale Agreement, and subject to terms of and any exceptions set forth in the Separation and Sale Agreement, the assets consist of all rights, title, and ownership interests (including intellectual property) in and to all properties, claims, contracts, businesses, or assets (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued, contingent or otherwise, in each case, whether or not recorded or reflected on the books and records or financial statements of any entity. Liabilities consist of any and all indebtedness, liabilities, expenses, commitments, or obligations, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, or determined or determinable, disputed or undisputed, joint or several, secured or unsecured, liquidated or unliquidated, whenever (including in the past, present or future) and however arising (including out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in any financial statements or disclosed in the notes thereto.

In particular, the Separation and Sale Agreement provides that subject to the terms and conditions contained therein, the following assets will generally be retained by or transferred to Spinco, subject to certain exceptions (collectively, “Spinco Assets”):

•	all interests in the capital stock of, or any other equity interests in, the members of the Spinco Group;

•	all Spinco current assets as reflected in the working capital calculation for Spinco;

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all contracts that are primarily related to and primarily used in the IGT Gaming & Digital Business as well as certain other specified contracts listed on a certain schedule to the Separation and Sale Agreement (collectively, “Spinco Contracts”), including certain real estate leases and subleases set forth on Schedule 1.1(i) of the Separation and Sale Agreement (collectively, “Spinco Leases”), the offices, third-party warehouse facilities, storage facilities, parking facilities, and data center facilities set forth on Schedule 1 of the Real Estate Matters Agreement, and the interests in any properties that are partially subleased or sublicensed by a member of the Spinco Group from a member of the IGT Group pursuant to the Real Estate Matters Agreement;

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the portion of any shared contracts assigned to Spinco pursuant to the Separation and Sale Agreement, subject to the rights of IGT and the obligations of the parties to the Separation and Sale Agreement as set forth in the Separation and Sale Agreement and, in each case, any rights or claims arising thereunder;

•	any prepaid expenses, credits, deposits, and advance payments, in each case, to the extent primarily related to or primarily used in the IGT Gaming & Digital Business;

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all intellectual property and intellectual property rights owned by an asset transferor and conveyed and transferred to a member of the Spinco Group as a Spinco Asset pursuant to the Separation and Sale Agreement by virtue of such intellectual property and intellectual property rights being primarily used in the IGT Gaming & Digital Business, including certain other specified intellectual property;

•	all software primarily related to or primarily used in the IGT Gaming & Digital Business, including certain other specified software listed on a certain schedule to the Separation and Sale Agreement;

•	all technology used primarily in the IGT Gaming & Digital Business, including certain other technology;

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all tangible and personal property, including inventory, equipment, furniture, tools, laptop computers, and mobile phones that is owned by any member of the IGT Group and primarily related to or primarily used in the IGT Gaming & Digital Business;

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(a) all personnel and employment records of the Spinco Employees and Spinco Former Employees, subject to applicable laws; and (b) all other books and records, whether in hard copy or computer format, including marketing and advertising materials (including marketing strategies, ongoing and past advertising and marketing campaigns, ongoing and past market research) and customer correspondence, that are owned by any member of the IGT Group and primarily related to or primarily used in the IGT Gaming & Digital Business, subject to the terms of the Separation and Sale Agreement;

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all information technology assets primarily used in the IGT Gaming & Digital Business and all information technology assets allocated to the IGT Gaming & Digital Business pursuant to any plan developed by IGT and Spinco for the separation of certain information technology assets, intellectual property, technology, and software pursuant to the Separation and Sale Agreement, including certain other information technology assets listed on a certain schedule to the Separation and Sale Agreement;

•	all assets owned by or held for use by an asset transferor and primarily used in the IGT Gaming & Digital Business;

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all permits which have been issued by any governmental body and relate primarily to, or are used primarily in, the IGT Gaming & Digital Business, including all environmental permits (“Spinco Permits”);

•	all information, content, and data to the extent primarily related to or primarily used in the IGT Gaming & Digital Business;

•	any and all goodwill and other intangibles to the extent related to the IGT Gaming & Digital Business and the Spinco owned intellectual property;

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all rights, interests, causes of action, choses in action, rights to proceeds, judgments, recoveries, and all similar rights of or owned by any member of the IGT Group against third parties, in each case, to the extent primarily related to any Spinco Asset or the IGT Gaming & Digital Business;

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the cash and cash equivalents of the members of the Spinco Group that constitute “restricted cash” under GAAP or that otherwise cannot be freely used without violation of law or breach of contract (“Spinco Restricted Cash”) primarily related to the IGT Gaming & Digital Business;

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the cash and cash equivalents, marketable securities, checks, drafts, and deposits received by Spinco or included within the Spinco Assets, and certain prepaid royalty amounts, subject to certain conditions and exceptions (“Spinco Closing Cash Amount”);

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all other assets that are expressly provided by any of the Transaction Documents as assets which have been or are to be transferred to or retained by any member of the Spinco Group, including all goodwill and other intangibles in connection with such assets and the IGT Gaming & Digital Business;

•	certain prepaid royalty amounts;

•	all assets considered to be Spinco material contracts as set forth in the IGT disclosure letter to the Merger Agreement; and

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all other assets (other than those described above) that are held by any member of the IGT Group (including any member of the Spinco Group) immediately prior to the Equity Sale Closing Time that primarily relate to or are primarily used in IGT Gaming & Digital Business, as conducted immediately prior to the Equity Sale Closing Time.

All of the assets other than the Spinco Assets will generally be retained by, or transferred to, IGT (collectively, “IGT Retained Assets”). The Separation and Sale Agreement identifies specific assets that will not be allocated to Spinco, including, subject to certain exceptions:

•	other than the Spinco Restricted Cash, all cash, cash equivalents, marketable securities, checks, drafts, and deposits, except the Spinco Closing Cash Amount;

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subject to certain exceptions set forth in the Separation and Sale Agreement and Real Estate Matters Agreement, all of the right, title and interest of the members of the IGT Group in owned and leased real property, including all such right, title, and interest under each real property lease pursuant to which any of them leases, subleases (as sub-landlord or sub-tenant), or otherwise occupies any such leased real property, including all improvements, fixtures, and appurtenances thereto, and rights in respect thereof;

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all rights to any trademark other than intellectual property owned by Spinco, together with any contracts granting rights to use the same and any intellectual property to the extent incorporating any of the same and any and all goodwill, registrations, and applications relating thereto other than intellectual property owned by Spinco;

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any intellectual property (including certain intellectual property and software retained by IGT) other than software or intellectual property owned by Spinco, together with any contracts granting rights to use the same;

•	all software other than software owned by Spinco and the intellectual property owned by Spinco related thereto;

•	certain specified contracts (and all rights thereunder);

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the insurance policies of any member of the IGT Group in effect prior to the effective time of the Equity Sale Closing Time and any benefits, proceeds, or premium refunds payable or paid thereunder or with respect thereto;

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certain books and records, financial records, confidentiality agreements, regulatory filings, personnel and employment records, and certain other information, provided Spinco is entitled to a copy of certain of them pursuant to the terms of the Separation and Sale Agreement;

•	all permits other than the Spinco Permits;

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other than causes of action and defenses primarily relating to the IGT Gaming & Digital Business, all causes of action (including counterclaims), and defenses against third parties relating to any IGT Retained Asset or any IGT Retained Liability;

•	certain assets, rights, and properties listed on a certain schedule to the Separation and Sale Agreement;

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except as set forth in the Transition Services Agreement or primarily related to the IGT Gaming & Digital Business, all rights to receive, and all rights with respect to the delivery of, enterprise-wide services of the type provided prior to the date of the Separation and Sale Agreement to the IGT Gaming & Digital Business by any member of the IGT Group (other than the members of the Spinco Group), including assets used or held for use by members of the IGT Group in connection with such corporate-level services;

•	other than the equity interests of the members of the Spinco Group, any other equity interests of any entity;

•	other than the intellectual property and software owned by Spinco, any assets, properties, rights, contracts, and claims of the members of the IGT Group that are not Spinco Assets;

•	the bank accounts of the post-Closing IGT Group members;

•	any and all assets that are expressly contemplated by any of the Transaction Documents as assets to be retained by, or transferred to, IGT or any other member of the IGT Group; and

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except for those assets expressly identified as Spinco Assets in the definition of “Spinco Assets” above, any other assets, properties, rights, contracts, and claims of the members of the IGT Group or the IGT Retained Business, including as described on a certain schedule to the Separation and Sale Agreement.

The Separation and Sale Agreement provides that liabilities related to the IGT Gaming & Digital Business or the assets allocated to Spinco will generally be retained by or transferred to Spinco (collectively, “Spinco Liabilities”), including, except to the extent constituting liabilities to be retained by IGT, the following, subject to certain exceptions:

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all liabilities of the members of the Spinco Group to the extent arising out of the ownership, operation, use, or conduct of the Spinco Assets or the IGT Gaming & Digital Business following the date of the Equity Sale Closing Time;

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any and all liabilities to the extent relating to, arising out of, or resulting from the ownership, operation, use, or conduct of the IGT Gaming & Digital Business or the Spinco Assets, or any former business associated with the IGT Gaming & Digital Business (“Spinco Former Business”), whether prior to, at, or after the Equity Sale Closing Time (including any liability relating to, arising out of, or resulting from any act or failure to act by any director, officer, employee (except to the extent allocated pursuant to the Employee Matters Agreement), agent, distributor, or representative (whether or not such act or failure to act is or was within such person’s authority) of the Spinco Group);

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all liabilities to the extent relating to, arising out of, or resulting from the Spinco Contracts, whether arising prior to, on, or after the Equity Sale Closing Time, or the actions or omissions of Spinco or any of its affiliates;

•	all liabilities to the extent reflected on the unaudited, combined balance sheet of the IGT Gaming & Digital Business at a certain date;

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all liabilities to the extent arising out of or resulting from any claim by a third party to the extent relating to the ownership or operation of the IGT Gaming & Digital Business, the Spinco Assets, or the other Spinco Liabilities;

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all liabilities to the extent relating to, arising out of or resulting from the lease, use, or occupancy of certain real property, in each case, whether arising prior to, on or after the Equity Sale Closing Time;

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all liabilities to the extent relating to, arising out of, or resulting from in any way to the environment or human health and safety, or arising under environmental laws in connection with the ownership or operation of the IGT Gaming & Digital Business (including the Spinco Assets), whether arising prior to, on or after the Equity Sale Closing Time, including those related to: (a) the release or threatened release of a hazardous material at, on, under or from any real property (including any off-site migration of hazardous materials); (b) any non-compliance with or violation of any environmental law; or (c) any disposal, transportation or arrangement for transportation or disposal prior to the Equity Sale Closing Time of any hazardous material sent to any third-party property for treatment, storage, recycling, incineration, or disposal;

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all liabilities to the extent relating to the IGT Gaming & Digital Business arising out of or resulting from any litigation, arbitration, administrative, workers’ compensation, or other actions, pending or threatened against the IGT Gaming & Digital Business, any Spinco Former Business, or the Spinco Assets, and all performance obligations under any non-financial settlement obligation to the extent relating to the IGT Gaming & Digital Business or the Spinco Assets;

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(a) indebtedness solely between or among members of the Spinco Group, (b) the indebtedness of members of the Spinco Group and certain other specified indebtedness, and (c) liabilities relating to the Financing, including certain new indebtedness incurred by the members of the Spinco Group pursuant to the Financing; provided that, any liabilities (including fees, costs, and expenses) relating to or arising out of the Original Commitment Letter or the financing contemplated thereby or the termination thereof shall not be Spinco Liabilities (subject to certain exceptions);

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all liabilities to the extent relating to, arising out of, or resulting from the allocated portion of certain shared contracts pursuant to the Separation and Sale Agreement or any other contract that is assigned to a member of the Spinco Group; and

•	all other liabilities of the members of the Spinco Group that are expressly contemplated by any of the Transaction Documents as liabilities to be retained or assumed by any member of the Spinco Group.

All of the liabilities other than the Spinco Liabilities will generally be retained by or transferred to IGT (collectively, “IGT Retained Liabilities”). The Separation and Sale Agreement identifies specific liabilities that will not be allocated to Spinco, including:

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all liabilities of the IGT Group to the extent such liabilities are not Spinco Liabilities, or arise out of the ownership, operation, use, or conduct of the IGT Retained Business or the IGT Retained Assets following the Equity Sale Closing Time;

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any indebtedness of the members of the IGT Group that is outstanding immediately prior to the Equity Sale Closing Time, including indebtedness between any member of the IGT Group, on the one hand, and any member of the Spinco Group, on the other hand, subject to certain exceptions set forth in the Separation and Sale Agreement;

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(a) all out-of-pocket costs, fees, and expenses of the members of the IGT Group incurred prior to the Equity Sale Closing Time in connection with the negotiation, preparation, and execution of the Transaction Documents and the consummation of the Proposed Transaction or relating to exploring, discussing, or negotiating the sale or separation of the IGT Gaming & Digital Business or any other portion of the IGT Retained Business; (b) except as otherwise mutually agreed by Everi and IGT and except for liabilities under any contracts entered into in connection with the Financing (which shall allocate liabilities relating thereto), any liabilities under any engagement letters or contracts entered into by any member of the IGT Group with any financial advisors prior to the Equity Sale Closing Time in connection with the negotiation, preparation, and execution of the Transaction Documents or relating to exploring, discussing, or negotiating the sale or separation of the IGT Gaming & Digital Business; (c) any change of control, exit, success, sale, retention, transaction, or similar bonuses, payments, benefits, or compensatory amounts pursuant to any contract entered into prior to the Closing with any member of the IGT Group, in each case payable to Spinco employees solely as a result of the closing of the Equity Sale and the Merger (whether payable in connection with, at or following the Equity Sale and the Merger), and (d) any liabilities relating to or arising out of the Original Commitment Letter or the financing contemplated thereby or the termination thereof (subject to certain exceptions); provided that any liabilities (including fees, costs, and expenses) relating or arising out of the Financing will not be considered IGT Retained Liabilities;

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all liabilities of the members of the IGT Group to the extent arising under the related to the ownership, operation, or use by any member of the IGT Group of any IGT Retained Asset or the IGT Retained Business, whether at, before, or after the Equity Sale Closing Time;

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all liabilities to the extent relating to, arising out of, or resulting from the ownership, conduct, or operation of any business (other than the IGT Gaming & Digital Business or any Spinco Former Business) of the members of the IGT Group (including any former business of the IGT Group that is not a Spinco Former Business), whether prior to, at, or after the Equity Sale Closing Time;

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any liabilities for any actions brought under applicable federal or state securities laws relating to, arising out of, or resulting from information regarding IGT, the Spinco Group, and the IGT Gaming & Digital Business in this proxy statement, with respect to any information relating to IGT, the Spinco Group, and the IGT Gaming & Digital Business that was provided prior to the Closing by any distributor or representative of the IGT Group;

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all liabilities to the extent relating to, arising out of, or resulting from the allocated portion of any shared contract pursuant to the Separation and Sale Agreement or any other contract that is assigned to a member of the IGT Group;

•	all liabilities under any contracts between De Agostini, on the one hand, and any member of the IGT Group, on the other hand, other than the Support Agreement; and

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all other liabilities of the members of the IGT Group that are expressly indicated by any of the Transaction Documents as liabilities to be retained or assumed by IGT or any other member of the IGT Group.

Information in this preliminary proxy statement with respect to the assets and liabilities of Spinco and IGT following the Separation is presented based on the allocation of such assets and liabilities pursuant to the Separation and Sale Agreement and the other Transaction Documents, unless the context otherwise requires.

Consents and Delayed Transfers

The Separation and Sale Agreement provides that IGT, Spinco Everi, and Buyer will use reasonable best efforts to obtain any consents and approvals that may be required under any contracts of the parties, in connection with the closing of the Separation and the Equity Sale, for the transfer or assignment of any assets or the assumption of any liabilities under the Separation and Sale Agreement. To the extent that (a) Buyer and IGT agree to pay a monetary fee to a third party to obtain such consents and approvals, each of Buyer and IGT will pay 50% of any such monetary fee, and (b) Everi and Buyer agree to pay a monetary fee to obtain such consents and approvals, Buyer will pay 100% of any such monetary fee.

The transfer or assignment of assets or the assumption of liabilities, as the case may be, will not be deemed a transfer, assignment, or assumption, as the case may be, if and to the extent that the valid, complete, and perfected transfer, assignment, or assumption of such assets or liabilities would be a violation of applicable law, constitute a default under or breach of any contract, or require any approvals or notifications that have not been made or obtained at or prior to the separation of Spinco until such time as all legal impediments are removed or such approvals and notifications have been obtained or made. The party retaining such asset or liability will hold such asset or liability for the use and benefit of the other party (at such other party’s expense) until properly conveyed. Any party retaining any liabilities will also be entitled to indemnification for such liabilities. The obligation to seek and obtain consents or hold assets or liabilities for the use and benefit of the other party will generally terminate five years after the separation of Spinco, except that the party for whom an asset or liability is being held may extend the arrangement by the provision of notice within such five-year period.

Shared Contracts

The Separation and Sale Agreement provides that certain contracts listed on a schedule to the Separation and Sale Agreement will be treated as shared contracts. Each shared contract will be assigned in part to the applicable member of the applicable group, if so assignable, or be appropriately amended prior to, at, or after the Equity Sale Closing Time so that each of IGT or Spinco or the members of their respective group, as of the Equity Sale Closing Time, will be entitled to the rights and benefits, and will assume the related portion of any liabilities, inuring to their respective businesses. In no event will any member of the IGT Group or the Spinco Group be required to assign or amend any shared contract in its entirety or assign any portion of any shared contract that is not assignable or that cannot be amended without consent of the counterparty. For any shared contract that cannot be so partially assigned or amended, the party for which such shared contract is an asset will, at the reasonable request of the other party to which the benefit of such shared contract inures in part, for a period of not more than five years after the separation of Spinco, take reasonable and permissible actions to cause such party to receive the benefit of that portion of the shared contract that relates to such party’s business as if such shared contract had been assigned or amended, and to bear the burden of the corresponding liabilities as if such liabilities had been assumed, and the party to which the benefit of such shared contract inures in part will use its reasonable best efforts to enter into a separate contract pursuant to which it procures such rights and obligations as are necessary such that it no longer needs to avail itself of the arrangements described above (such arrangements, “shared contracts alternative arrangements”). Prior to the Equity Sale Closing Time, IGT, Spinco, and Everi will not, and will cause the other members of the respective groups not to, enter into any shared contracts alternative arrangements without the prior written consent of Buyer (not to be unreasonably withheld, conditioned, or delayed).

The Equity Sale

In the Equity Sale, at the Closing and immediately prior to the consummation of the Merger, Buyer will purchase and acquire from IGT all Spinco units, free and clear of all encumbrances (other than encumbrances (a) arising under the Securities Act and applicable state securities laws, or (b) created or incurred by, or at the written direction of, Buyer). The parties currently anticipate that, in connection with the Equity Sale, Buyer will separately purchase from IGT, and IGT will separately sell to Buyer, all of the IGT Canada Interests. At the Closing, Buyer will deliver or cause to be delivered to IGT an aggregate amount in cash equal to the Estimated Purchase Price (as defined in the Separation and Sale Agreement), subject to an adjustment mechanism set forth in the Separation and Sale Agreement.

Spinco Post-Closing Adjustments

The Separation and Sale Agreement provides for a post-closing adjustment with respect to the IGT Gaming & Digital Business, which it provides will be an amount equal to:

•	plus or minus the absolute value of the amount by which the working capital of the Spinco Group as of immediately prior to the Equity Sale Closing Time is greater or less than $460 million;

•	plus or minus the absolute value of the amount by which the cash and cash equivalents of the Spinco Group as of immediately prior to the Equity Sale Closing Time is greater or less than $75 million;

•	minus the amount of indebtedness of the Spinco Group as of immediately prior to the Equity Sale Closing Time, subject to certain exceptions.

If the adjusted amount is a positive amount, then Spinco will pay to IGT the absolute value of that amount. If the adjusted amount is a negative amount, then IGT will pay to Spinco the absolute value of that amount.

Calculation of the above amounts are subject to a dispute resolution mechanism set forth in the Separation and Sale Agreement in the event that Spinco and IGT do not agree on such amounts.

Access to Information

The Separation and Sale Agreement provides for the following access to information:

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Until the sixth (6th) anniversary of the date of the Equity Sale, each of the parties agrees to provide to the other party, as soon as reasonably practicable after written request therefor, any information in the possession or under the control of such respective party which: (a) relates to the requesting party or such party’s business (or in the case of Buyer, Spinco or the IGT Gaming & Digital Business) prior to the Equity Sale Closing Time; or (b) the requesting party needs to comply with the terms of any ancillary agreement;

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Following the date of the Equity Sale, each of Buyer and IGT agrees to provide to the other party, as soon as reasonably practicable after written request therefor, any information in the possession or under the control of such respective party which: (a) is required by the requesting party with regard to reasonable compliance with reporting, disclosure, filing or other legal requirements; or (b) is for use in any other judicial, regulatory, administrative or other proceeding or to satisfy audit, accounting, claims, regulatory, litigation, arbitration, legal proceeding or other similar requirements; and

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Following the Merger, each of IGT, Spinco and Buyer shall have the right to request in writing (including on behalf of any member of its group) that the other parties make available for inspection any non-privileged books, records, or other documents within its control or that it otherwise has the ability to make available, to the extent such books, records, or other documents may reasonably be required in connection with any legal proceeding or threatened or contemplated legal proceeding (including preparation for such legal proceeding), regardless of whether such legal proceeding is a matter with respect to which indemnification may be sought under the Separation and Sale Agreement.

Treatment of Intercompany Agreements, Receivables and Payables

The Separation and Sale Agreement provides that prior to the Equity Sale Closing Time, the members of the Spinco Group and the members of the IGT Group will take action to settle, discharge, offset, pay, or repay, and otherwise terminate in full, all liabilities, accounts, and contracts (other than certain specified accounts and contracts) that are between members of the Spinco Group and the members of the IGT Group, respectively, in each case with no further liability. Except for any services provided pursuant to the Transition Services Agreement or other Transaction Documents, following the Equity Sale Closing Time, the members of the Spinco Group and the members of the IGT Group will have no further obligation to provide any ancillary or corporate shared services to the members of the other group.

The Separation and Sale Agreement also provides that prior to the Equity Sale Closing Time or as soon as possible thereafter, IGT and Spinco will use their reasonable best efforts to cause all bank and brokerage accounts (including lock boxes) owned by a member of the Spinco Group to be de-linked from the accounts owned by IGT or any of its other subsidiaries, and all bank and brokerage accounts (including lock boxes) owned by IGT or any of its other subsidiaries to be de-linked from the accounts owned by a member of the Spinco Group. IGT and Spinco will also use their reasonable best efforts to cause the contracts governing such bank and brokerage accounts to be amended to transfer such contracts and the related assets to the relevant group prior to the Equity Sale Closing Time, or as soon as possible thereafter. Further, any outstanding checks issued by IGT, Spinco, or any of their respective subsidiaries prior to the Equity Sale Closing Time will be honored from and after the Equity Sale Closing Time by a person or entity or a group owning the account on which the check is drawn, without limiting the ultimate allocation of liability for such amounts under the Separation and Sale Agreement or any other Transaction Document.

Releases

The Separation and Sale Agreement provides that, subject to certain exceptions specified in the Separation and Sale Agreement, Buyer (solely in its capacity as an equity holder of the members of the Spinco Group), and Spinco, each on behalf of itself and each member of its respective group, and certain other of its affiliates and representatives will release and discharge each member of the IGT Group and certain other affiliates and representatives of IGT from any and all liabilities to the extent existing or arising from any acts and events occurring or failing to occur, and any conditions existing, at or prior to the Equity Sale Closing Time. The Separation and Sale Agreement provides that, subject to certain exceptions specified in the Separation and Sale Agreement, IGT, on behalf of itself and each other member of the IGT Group, and certain other of its affiliates and representatives will release and discharge each member of the Spinco Group and certain other affiliates and representatives of Spinco from any and all liabilities to the extent existing or arising from any acts and events occurring or failing to occur, and any conditions existing, at or prior to the Equity Sale Closing Time.

Indemnification

In the Separation and Sale Agreement, each member of the Spinco Group, each member of the Everi Group, and each member of the Buyer Group, on a joint and several basis, agrees to indemnify, defend and hold harmless each member of the IGT Group and its affiliates, from and against all liabilities to the extent relating to, arising out of, or resulting from:

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the Spinco Liabilities, including the failure of any member of the Spinco Group or any other person to pay, perform, or otherwise discharge any Spinco Liability pursuant to its respective terms, whether arising prior to, at, or after the Equity Sale Closing Time;

•	the non-transferable liabilities that would otherwise be considered Spinco Liabilities (whether such liabilities arose prior to, at, or after the Equity Sale Closing Time);

•	any credit support instruments with respect to which any member of the IGT Group has any liabilities to the extent relating to any of the Spinco Liabilities;

•	any Spinco Asset or any Spinco Liability, whether arising prior to, at, or after the Equity Sale Closing Time; and

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any breach after the Equity Sale Closing Time by any member of the Spinco Group, any member of the Everi Group, or any member of the Buyer Group of any covenant or agreement in any of the Transaction Documents that is to be performed following the Equity Sale Closing Time, unless such Transaction Document expressly provides for separate indemnification therein.

Each member of the IGT Group agrees to indemnify, defend, and hold harmless each member of the Buyer Group, the Spinco Group, the Everi Group, and each of their affiliates, from and against all liabilities relating to, arising out of, or resulting from:

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the IGT Retained Liabilities, including the failure of any member of the IGT Group or any other person to pay, perform, or otherwise discharge any IGT Retained Liability pursuant to its respective terms, whether arising prior to, at, or after the Equity Sale Closing Time;

•	the non-transferable liabilities that would otherwise be considered IGT Retained Liabilities (whether such liabilities arose prior to, at, or after the Equity Sale Closing Time);

•	the IGT Retained Assets or IGT Retained Liabilities, whether arising prior to, at, or after the Equity Sale Closing Time;

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any breach after the Equity Sale Closing Time by any member of the IGT Group of any covenant or agreement in any of the Transaction Documents that is to be performed following the Equity Sale Closing Time, unless such Transaction Document expressly provides for separate indemnification therein;

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any amendments, modifications, or supplementations to the separation plan under the Separation and Sale Agreement made by IGT prior to the separation of Spinco not consented to by Buyer, subject to certain exceptions;

•	any credit support instruments with respect to which any member of the Spinco Group has any liabilities to the extent relating to any of the IGT Retained Liabilities; and

•	IGT’s ownership, use, or operation of any Spinco Former Business during the time such Spinco Former Business was owned by a member of the IGT Group.

Under the Separation and Sale Agreement, the amount of any indemnifiable loss will be reduced by any (a) tax benefit and (b) insurance proceeds, or indemnification or similar proceeds from any unaffiliated third party, actually received by the indemnified party in respect of the indemnifiable loss. Pursuant to the Separation and Sale Agreement, the indemnified party shall use its commercially reasonable efforts to collect or recover any insurance proceeds or other third-party proceeds to which the indemnified party is entitled in connection with any liability for which the indemnified party seeks indemnification pursuant to the Separation and Sale Agreement. Also, the IGT Group will not be required to indemnify, defend, or hold harmless any member of the Spinco Group, the Buyer Group, the Everi Group, or their affiliates in connection with IGT’s ownership, use, or operation of any Spinco Former Business during the time such Spinco Former Business was owned by a member of the IGT Group for any amounts in the aggregate in excess of $150.0 million. Further, the IGT Group’s indemnification obligations with respect to IGT’s ownership, use, or operation of any Spinco Former Business terminates two years after the Equity Sale Closing Time. The Separation and Sale Agreement also establishes procedures with respect to third-party claims subject to indemnification and related matters.

Restrictive Covenants

The Separation and Sale Agreement provides certain restrictive covenants prohibiting one or more of the parties from engaging in certain actions following the time of the Closing Date, including a four-year non-competition that restricts IGT and each other member of the IGT Group from engaging in, managing, or operating, anywhere in the world, or owning an equity interest in any person who engages in, manages, or operates anywhere in the world, any business that competes with the design, development, assembly, distribution, and provision to the types of customers of the IGT Gaming & Digital Business (e.g., casinos, online casinos (real money and social) and, with respect to video lottery, governmental authorities) of the types of goods and services provided by the IGT Gaming & Digital Business (subject to certain exceptions) and a mutual, two-year non-solicitation covenant prohibiting each member of the IGT Group and each member of the Buyer Group (including the members of the Spinco Group), from soliciting or hiring any employee or independent contractor of the other party or such other party’s subsidiaries (in each case, subject to certain exceptions).

Certain Additional Covenants

The Separation and Sale Agreement also addresses additional obligations of the parties relating to, among other matters, establishing and implementing a plan to stand up the Spinco business, further assurances, guarantees, financial statements and accounting, provision of corporate records, witness cooperation, reimbursement, confidentiality, privilege, ownership of information, cooperating in good faith to negotiate, prior to the Equity Sale Closing Time, the services to be provided under the Transition Services Agreement, and other matters.

The Separation and Sale Agreement also provides that following the Equity Sale Closing Time, (a) Buyer guarantees to IGT the obligations of Spinco arising at or after the closing of the Transaction Documents and (b) IGT guarantees to Buyer the obligations IGT arising at or after the closing of the Transaction Documents.

Insurance

The Separation and Sale Agreement provides that prior to the Equity Sale Closing Time, Spinco and the IGT Gaming & Digital Business will continue to be covered under insurance policies of IGT or the subsidiaries of IGT. Following the Equity Sale Closing Time, Spinco and the IGT Gaming & Digital Business will no longer be covered under the insurance policies of IGT or the subsidiaries of IGT. However, from and after the Equity Sale Closing Time, Buyer and each member of the Buyer Group may (subject to certain exceptions and limitations) pursue a claim for coverage under any IGT insurance policy under which any member of the Spinco Group is insured, to the extent permitted under such applicable insurance policies of IGT, for any claim asserted against or loss, injury, or damage incurred by, any member of the Spinco Group related to or arising out of the IGT Gaming & Digital Business arising out of any occurrence or matter that took place during any period ending at or prior to the Equity Sale Closing Time. Buyer will be responsible for securing customary insurance policies for the members of the Buyer Group, including Spinco, and any claim asserted against, or any occurrence, claim, loss injury, or damage incurred by, any member of the Buyer Group, including those related to or arising out of the IGT Gaming & Digital Business and the operation thereof by the members of the Spinco Group.

Termination

The Separation and Sale Agreement will terminate simultaneously with a termination of the Merger Agreement prior to the Closing. In the event of such a termination, none of the parties will have any liability to any person by reason of the Separation and Sale Agreement, except as provided in the Merger Agreement.

Governing Law

The parties to the Separation and Sale Agreement have agreed that the Separation and Sale Agreement is governed by, and will be construed pursuant to, the laws of the State of Delaware.

Forum

The parties to the Separation and Sale Agreement have agreed that, in any action between any of the parties arising out of or relating to the Separation and Sale Agreement or any of the transactions contemplated therein, the parties submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware. If the Court of Chancery does not have subject matter jurisdiction over a matter, the United States District of Delaware will have exclusive jurisdiction and venue or, if neither such court has subject matter jurisdiction over a matter, any other state court in the State of Delaware sitting in New Castle County shall have exclusive jurisdiction and venue.

No Third-Party Beneficiary

The Separation and Sale Agreement is solely for the benefit of the parties to the Separation and Sale Agreement and it does not confer upon any person (other than the parties to the Separation and Sale Agreement) any right, benefit, or remedy of any nature. However, certain persons under any ancillary agreement, and those persons noted above in each of the “Releases” and “Indemnification” subsections to this Separation and Sale Agreement summary (and further noted in the Separation and Sale Agreement) are conferred certain rights, benefits, or remedies under certain provisions of the Separation and Sale Agreement.

Waiver

The parties to the Separation and Sale Agreement have agreed that any term or provision of the Separation and Sale Agreement may be waived, or the time for its performance may be extended, in writing at any time signed by the party or parties entitled to the benefit thereof. The failure of a party to enforce at any time any provision of the Separation and Sale Agreement will not be construed to be a waiver of such provision, nor in any way to affect the validity of the Separation and Sale Agreement or the right of a party thereafter to enforce each and every such provision. No waiver of any breach of the Separation and Sale Agreement will be deemed a waiver of any preceding or subsequent breach of the Separation and Sale Agreement.

Specific Performance

The Separation and Sale Agreement incorporates by reference the provision of the Merger Agreement pursuant to which the parties have agreed that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of the Separation and Sale Agreement were not performed pursuant to specific terms or were breached, and that the parties to the Separation and Sale Agreement are entitled to injunctive or other equitable relief to prevent breaches of the Separation and Sale Agreement and to enforce specifically the terms and provisions of the Separation and Sale Agreement without posting any bond or other security in connection with such order or injunction.

ADDITIONAL AGREEMENTS RELATED TO THE SEPARATION AND THE EQUITY SALE, AND THE MERGER

Everi, IGT, Spinco, Buyer, and certain of their respective subsidiaries, stockholders, shareholders, directors, and officers, in each case as applicable, have entered into or, before the closing of the Proposed Transaction, will enter into, certain other agreements relating to the Proposed Transaction and various interim and ongoing relationships among Everi, IGT, Spinco, and Buyer. The material terms of these agreements are summarized below. The summaries below are qualified in their entirety by the contents of the respective agreements and, in the case of the Support Agreement, a copy of which is attached as Annex C to this proxy statement, is incorporated by reference in this proxy statement. Everi stockholders are urged to read these agreements in their entirety. The summary of the agreements described below has been included to provide Everi stockholders with information regarding their terms. The rights and obligations of the parties to these agreements are governed by the express terms of the agreements and not by this summary or any other information included in this document. This summary is not intended to provide any other factual information about Everi, IGT, Spinco, or Buyer. Information about Everi, IGT, Spinco, and Buyer can be found elsewhere in this proxy statement and, in the case of Everi, in the documents incorporated by reference into this proxy statement.

Support Agreement

In connection with the Equity Sale and the Merger, IGT, Spinco, Everi, Buyer, and De Agostini entered into the Support Agreement, which provides for certain agreements, rights, and obligations with respect to De Agostini. This summary is qualified by reference to the complete text of the Support Agreement, which is incorporated by reference and is attached as Annex C hereto.

The Support Agreement contains, among other things, an agreement by De Agostini not to, directly or indirectly, and not to permit any of its affiliates to, engage in, manage, or operate, anywhere in the world (or own an equity interest in any person who engages in, manages, or operates anywhere in the world), any business that competes with the design, development, assembly, distribution, and provision to the types of customers of the IGT Gaming & Digital Business, so long as a designee of De Agostini or its affiliates is serving as a member of the board of directors or similar body of Buyer or an affiliate thereof or De Agostini and its affiliates collectively own, directly or indirectly, at least 10% of the outstanding equity interests of Buyer, provided certain activities are precluded from such restriction.

Subject to certain exceptions and limitations, De Agostini has agreed not to, and to cause its affiliates not to, take any action, including to (a) transfer any of the shares of capital stock of IGT owned or subsequently acquired by De Agostini, (b) acquire or agree to acquire any business or entity, or (c) otherwise acquire or agree to acquire any assets, in each case if doing so would reasonably be expected to prevent, materially impede, or materially delay consummation of the Proposed Transaction. De Agostini also agreed not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, certain claims, derivative or otherwise, against Buyer, Everi, IGT, Spinco, any of their respective affiliates or successors or any of their respective directors, managers, or officers.

The Support Agreement also contains a requirement for De Agostini to, and to cause its affiliates and gaming licensees, directors, and officers to, make and not withdraw certain regulatory filings pursuant to the HSR Act in connection with the Equity Sale or, if required by law, the Merger, and to provide to Buyer, Everi, or IGT all information concerning De Agostini, its subsidiaries and shareholders, in support of the preparation and filing of this proxy statement or other documents required by the SEC to consummate the Proposed Transaction, or in connection with the Financing. The Support Agreement also provides that until the Closing Date, De Agostini will not, and will direct its representatives to not, disclose or reveal any Everi or IGT proprietary information to Buyer and its affiliates.

The Support Agreement automatically terminates upon the earliest of the Closing, the valid termination of the Merger Agreement, and the valid termination of the Separation and Sale Agreement.

Employee Matters Agreement

In connection with the Proposed Transaction, IGT, Spinco, Everi, and Buyer entered into the Employee Matters Agreement with respect to the transfer of the employment of certain employees of the IGT Group who will become employees of Spinco (“Spinco Employees”) and related matters, including allocation among the parties of assets, liabilities, and responsibilities with respect to terms of employment, benefit plan transition and coverage and other compensation and labor matters, as well as responsibility for employee and benefit plan liabilities for certain current and former employees of the IGT Group who will become Spinco Employees. This summary is qualified by reference to the complete text of the Employee Matters Agreement.

Transfer of Employees

With respect to transfer of employment, the Employee Matters Agreement generally provides that:

•

In general, no later than immediately prior to the Equity Sale Closing Time, IGT and Spinco will, or will cause the other members of their groups to, cause each Spinco Employee (other than any Inactive Employee) to cease to be employed by a member of the IGT Group to the extent such employees are not already employed by the Spinco Group, and (a) to be employed by a member of the Spinco Group, (b) subject to prior consultation with Buyer, to be employed by a third party engaged by a member of the Spinco Group as an employer of record (each, a “Spinco EOR”), or (c) in certain jurisdictions, to be engaged as a consultant by a member of the Spinco Group. Each Spinco Employee who is employed by a member of the Spinco Group or who becomes employed by a member of the Spinco Group or a Spinco EOR but excluding any Spinco Employee who is engaged as a consultant under section (c) above, a “Spinco Transferred Employee.”

•

Buyer will, or will cause a member of the Buyer Group to, offer employment to any Inactive Employee who returns to employment within twelve (12) months following the closing date of the Equity Sale, on terms and conditions consistent with the Employee Matters Agreement.

•

Spinco shall, or shall cause an applicable member of the Spinco Group (or as applicable, a Spinco EOR) to, either establish an employee representative body or negotiate a collective bargaining agreement, as required under applicable law, or assume, certain collective bargaining agreements covering Spinco Employees.

Allocation of Certain Employment and Benefit Plan Liabilities

With respect to the allocation of liabilities, the Employee Matters Agreement generally provides that:

•

Spinco will assume: (a) all liabilities related to benefit arrangements of IGT relating to the Spinco Transferred Employees and Spinco Former Employees, and Spinco will reimburse the IGT Group for certain benefit claims by such persons made following the Equity Sale Closing Time which are not funded by an insurance policy or trust; (b) all liabilities arising out of, relating to, or resulting from the employment, service, and termination of employment or service, of all Spinco Employees and Spinco Former Employees; and (c) all severance liabilities for Spinco Transferred Employees and Spinco Former Employees.

•

Buyer Group will be responsible for providing continued COBRA continuation coverage to Spinco Transferred Employees (and their qualifying beneficiaries) who experience a COBRA qualifying event on or after the Equity Sale Closing Time. The IGT Group will be responsible for providing continued COBRA continuation coverage to Spinco Employees and Spinco Former Employees (and their qualifying beneficiaries) who experience a COBRA qualifying event prior to the Equity Sale Closing Time; provided, that Spinco shall be responsible for reimbursing the IGT Group for the cost of such COBRA continuation coverage which is not covered by a stop-loss or other insurance policy.

•

The IGT Group is required to assume or retain (a) all liabilities relating to or arising with respect to the employees of a member of the IGT Group, other than a Spinco Employee, any former employee of the

IGT Group who is not a Spinco Transferred Employee or a Spinco Former Employee; (b) all liabilities related to benefit arrangements sponsored or maintained by IGT not related to Spinco Transferred Employees and Spinco Former Employees; and (c) all liabilities related to any change of control, exit, success, sale, retention, transaction, or similar bonuses, payments, benefits, or compensatory amounts payable to a Spinco Employee or Spinco Former Employee solely as a result of the Closing.

Post-Closing Preservation of Compensation and Benefits

With respect to the pay and benefits of Spinco Transferred Employees, the Employee Matters Agreement generally provides that:

•

During the twelve (12) month period following the Closing, Buyer will, or will cause another member of the Buyer Group (or a Spinco EOR) to, provide each Spinco Transferred Employee (excluding certain employees covered by collective bargaining or similar arrangements) with compensation and benefits at certain minimum levels.

•

Buyer will, or will cause another member of the Buyer Group (or a Spinco EOR) to, assume earned but unused vacation or paid time off of Spinco Employees as of the Equity Sale Closing Time. Where required by applicable law, IGT will, or will cause an applicable member of the IGT Group to, pay out all earned but unused vacation benefits to each Spinco Employee entitled to such benefits due to the Separation or the Equity Sale.

Treatment of Other Forms of Employee Compensation and Benefits

The Employee Matters Agreement provides generally that:

•	Buyer will, or shall cause another member of the Buyer Group (or a Spinco EOR) to, pay amounts due under certain designated cash incentive programs to Spinco Employees.

•

At or prior to the Equity Sale Closing Time, the IGT board of directors (or the compensation committee thereof) will adopt resolutions to effectuate the specified treatment of certain IGT equity incentive awards granted to Spinco Transferred Employees under the IGT equity plans.

•

As of the Merger Effective Time or such later time at which the applicable individual becomes a Spinco Transferred Employee, Buyer will or will cause another member of the Buyer Group (or a Spinco EOR) to: (a) cause the Spinco Transferred Employee to commence participation in Buyer Group employee benefits plans for which the employee is eligible; (b) recognize prior service with the IGT Group and with certain predecessor employers for all purposes (subject to certain exceptions); and (c) waive waiting periods under certain Buyer Group employee benefit plans, waive pre-existing condition exclusions, and actively-at-work requirements under certain Buyer Group employee benefit plans providing for welfare benefits, and take certain eligible expenses previously incurred by Spinco Transferred Employees and their dependents into account for purposes of satisfying certain deductible, coinsurance, copayments, and maximum out-of-pocket requirements under certain Buyer Group medical benefit plans.

Indemnification

The IGT Group is required to indemnify each member of the Buyer Group and its affiliates (including the Everi Group) (a) for any losses related to a breach by any member of the IGT Group of any covenant or agreement in the Employee Matters Agreement that is to be performed by the IGT Group following the Equity Sale Closing Time; and (b) the Spinco Group, the Everi Group, and the Buyer Group are required to indemnify each member of the IGT Group and its affiliates for losses related to a breach by any member of the Spinco Group, the Everi Group, or the Buyer Group of any covenant or agreement in the Employee Matters Agreement that is to be performed by the Spinco Group, or the Everi Group, or the Buyer Group following the Equity Sale Closing Time.

Real Estate Matters Agreement

IGT, Spinco, Everi, and Buyer entered into the Real Estate Matters Agreement, pursuant to which IGT will transfer to, and/or share with, Spinco certain leased real property associated with the IGT Gaming & Digital Business (including the Spinco Leases) and Spinco will transfer to, and/or share with, IGT, certain leased real property associated with the IGT Retained Business. This summary is qualified by reference to the complete text of the Real Estate Matters Agreement.

For a subset of leased real properties (including the Spinco Leases), IGT will assign or transfer certain leased real property to Spinco, and Spinco will assign or transfer certain leased real property to IGT. For a second subset of leased real properties, the Real Estate Matters Agreement describes the manner in which IGT will conduct an internal feasibility review to determine the suitability of subleasing or licensing certain leased real property from IGT to Spinco, or from Spinco to IGT, as applicable.

If any leased real property intended to be assigned or transferred to Spinco is not actually assigned or transferred prior to the Closing Date, Buyer or another member of the Buyer Group will pay to IGT all sums payable with respect to any such leased real property accruing after the Closing Date, observe the covenants, obligations, and conditions contained in any such lease in all material respects, and indemnify IGT against all losses arising on account of any breach of any such lease by the Buyer Group arising after the Closing Date. Similarly, if any leased real property that is intended to be assigned or transferred to IGT is not actually assigned or transferred prior to the Closing Date, IGT will pay to Spinco or Buyer all sums payable with respect to any such leased real property accruing after the Closing Date, observe the covenants, obligations, and conditions contained in any such lease in all material respects, and indemnify Spinco, Buyer, and the applicable Asset Transferor against all losses arising on account of any breach of any such lease by IGT arising after the Closing Date.

The Real Estate Matters Agreement also assigns responsibility for obtaining any required consents of the landlords as required under any of the relevant leases. IGT, Buyer, and Spinco, as applicable, will diligently make requests to the relevant landlords pursuant to the terms and conditions of the relevant leases and will use commercially reasonable efforts to obtain such landlords’ consents. IGT, Buyer, Everi, and Spinco, as applicable, will satisfy any lawful requirements for the landlords’ consent either as set forth in the relevant leases or as reasonably requested by the landlords, including providing a guarantee, surety, or other commercially reasonable security for the obligations of the assignee.

If any third-party consent required to assign or transfer a lease is unconditionally denied, the parties to the Real Estate Matters Agreement agreed to commence good faith negotiations and use commercially reasonable efforts to resolve the issue, which efforts may include providing a parent guaranty, entering into amendments of the relevant lease, or restructuring a proposed lease assignment to be a sublease, license, or other similar agreement.

Tax Matters Agreement

IGT, Spinco, Everi, and Buyer entered into the Tax Matters Agreement that governs the parties’ respective rights, responsibilities, and obligations with respect to taxes of the members of the Spinco Group and IGT Group, tax benefits and attributes, group relief conduct, the preparation and filing of tax returns, the control of audits and other tax proceedings, and assistance and cooperation in respect of tax matters. This summary is qualified by reference to the complete text of the Tax Matters Agreement.

In general, under the Tax Matters Agreement:

•

IGT will be responsible for, and will indemnify and hold harmless the Buyer Group and Spinco Group from and against any liability for: (a) any taxes attributable to any IGT Group consolidated return; (b) any taxes that are attributable to the IGT Retained Assets or the IGT Retained Business; (c) any taxes attributable to a member of the Spinco Group with respect to any tax period ending on or before the Closing Date and, in the case of any straddle period, the Pre-Closing Period; and (d) any taxes imposed on a member of the Spinco Group with respect to the Separation (and any restructuring in connection therewith), or the Equity Sale ((a) through (d), the “IGT Taxes”).

•

Everi, Spinco, and Buyer will be responsible for, and will indemnify and hold harmless the IGT Group from and against any liability for: (a) any taxes required to be paid by the Spinco Group attributable to any tax period beginning after the Closing Date, and, in the case of any straddle period, the portion of such straddle period beginning the day after the Closing Date (the “Post-Closing Period”), other than IGT Taxes; (b) any taxes attributable to the Spinco Assets or the IGT Gaming & Digital Business in respect of a Post-Closing Period; and (c) any taxes attributable to an action that is not in the ordinary course of business effected on the Closing Date after the Equity Sale Closing Time by a member of the Spinco Group at the voluntary direction of Buyer, other than IGT Taxes.

The parties’ obligations under the Tax Matters Agreement are not limited in amount or subject to any cap. The Tax Matters Agreement provides that any tax indemnity payment required to be made by one company will be reduced by any corresponding tax benefit payment required to be made to such company by the other company. To the extent allowed under applicable law, any tax indemnity payments, refund payments, and tax benefit payments made by a party will be treated as an adjustment to the Final Purchase Price (as defined in the Separation and Sale Agreement). In general, the party that would be primarily liable under the Tax Matters Agreement for the taxes resulting from a tax contest will administer and control such tax contest, provided that: (a) with respect to any tax contest relating to a Pre-Closing Period and the Spinco Group with respect to which IGT is the controlling company, upon the consent of the applicable member of the Spinco Group, IGT may appoint the applicable member of the Spinco Group to conduct all or part of such tax contest at IGT’s expense, in which case the applicable member of the Spinco Group will be the controlling company with respect to such tax contest; and (b) in no event will (i) IGT be entitled to control a tax contest that relates to a Buyer consolidated return or (ii) Spinco, Everi, or Buyer be entitled to control a tax contest that relates to an IGT consolidated return. Further, the other party or parties, as the case may be, has certain participation and consent rights over a tax proceeding by the controlling company. In addition, the Tax Matters Agreement provides for cooperation and information sharing with respect to tax matters.

The Tax Matters Agreement also provides that in the event of a party’s non-compliance with its cooperation and information sharing obligations under the Tax Matters Agreement, if such non-compliance results in the imposition of additional taxes, upon reasonable request and notice by the other party, the non-performing party will be liable in full for such additional taxes.

PROPOSAL 2: THE COMPENSATION PROPOSAL

At the Special Meeting, Everi stockholders will be asked to vote on a proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation that will or may be paid or become payable to Everi’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement. Under Section 14A of the Exchange Act, Everi is required to provide its stockholders with the opportunity to vote and approve, on an advisory (non-binding) basis, the compensation that will or may be made by Everi to its named executive officers in connection with the Merger, as disclosed in “Proposal 1: Approval of the Merger Agreement—Interests of Everi’s Directors and Executive Officers in the Merger—Quantification of Potential Payments to Everi’s Named Executive Officers in Connection with the Merger” and “Proposal 1: Approval of the Merger Agreement—Interests of Everi’s Directors and Executive Officers in the Merger—Everi ‘Golden Parachute’ Compensation,” including the table titled “Everi ‘Golden Parachute’ Compensation” and accompanying footnotes beginning on page 97. Accordingly, Everi stockholders are being provided with the opportunity to cast an advisory vote on such payments. The Board of Directors recommends that Everi stockholders vote in favor of the following resolution, on an advisory (non-binding) basis:

“RESOLVED, that the compensation that will or may become payable to the named executive officers of Everi Holdings Inc. in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in “Proposal 1: Approval of the Merger Agreement—Interests of Everi’s Directors and Executive Officers in the Merger—Quantification of Potential Payments to Everi’s Named Executive Officers in Connection with the Merger” and “Proposal 1: Approval of the Merger Agreement—Interests of Everi’s Directors and Executive Officers in the Merger—Everi ‘Golden Parachute’ Compensation” (which disclosure includes the Everi “Golden Parachute” Compensation table required pursuant to Item 402(t) of Regulation S-K) is hereby APPROVED.”

Since the Board of Directors believes that it is in Everi’s and Everi stockholders’ best interest to effect the “golden parachute” compensation payments, the Board of Directors recommends that Everi stockholders approve Proposal 2 on an advisory (non-binding) basis. As an advisory vote, the Compensation Proposal is not binding upon Everi, the Board of Directors, or the compensation committee of the Board of Directors, and approval of this proposal is not a condition to Closing. Accordingly, if the Merger closes, the compensation payments described in the Compensation Proposal that are contractually required to be paid by Everi to its named executive officers will remain in place, subject only to the existing conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of Everi stockholders.

Required Vote

The affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote generally on the proposal, where a quorum is present, is required to approve the Compensation Proposal. The approval of Proposal 2 will not affect the approval of any other proposal at the Special Meeting, including Proposals 1 and 3.

Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting will have no effect on the outcome of the Compensation Proposal, (b) abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal and (c) “broker non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Since all proposals presented to Everi stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Shares of Everi common stock represented by properly executed, timely received, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If an Everi stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Everi common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EVERI STOCKHOLDERS VOTE “FOR” THE COMPENSATION PROPOSAL.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

At the Special Meeting, Everi stockholders may be asked to vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1 at the time of the Special Meeting. The approval of Proposal 1 is required for closing of the Proposed Transaction. Since the Board of Directors believes that it is in Everi’s and Everi stockholders’ best interest to engage in the Proposed Transaction, the Board of Directors recommends that Everi stockholders approve Proposal 3, which would allow for the adjournment of the Special Meeting if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

Required Vote

The affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Special Meeting and entitled to vote generally on the proposal, where a quorum is present, is required to approve the Adjournment Proposal.

Assuming a quorum is present, (a) a failure to be represented by proxy or attend the Special Meeting will have no effect on the outcome of the Adjournment Proposal, (b) abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and (c) “broker non-votes” (if any) will have no effect on the outcome of the Adjournment Proposal. Since all proposals presented to Everi stockholders will be considered non-discretionary, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will have no effect on the Adjournment Proposal. Shares of Everi common stock represented by properly executed, timely received, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Everi stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Everi common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EVERI STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Everi common stock as of September 3, 2024, except as otherwise indicated, by:

•	each current Everi director;

•	each of the persons named in the Summary Compensation Table in Everi’s Definitive Proxy Statement on Schedule 14A for Everi’s 2024 annual meeting of stockholders;

•	all current Everi directors and executive officers as a group; and

•

each person who is known by Everi to own beneficially five percent or more of Everi’s issued and outstanding shares of common stock, each of whom we refer to as a five percent owner, as of September 3, 2024.

The percentage ownership information is based on 85,789,232 shares of Everi common stock outstanding as of September 3, 2024.

Information given below regarding beneficial owners of more than five percent of Everi’s issued and outstanding shares of common stock is based solely on information provided by such persons in filings with the SEC on Schedules 13D or 13G. Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Accordingly, the information in the table below may not be consistent with, and is not intended to indicate, ownership of such shares for other purposes. Except as indicated by footnote, each person identified in the table possesses sole voting and investment power with respect to all shares of Everi common stock held by them. Shares of Everi common stock subject to options currently exercisable or exercisable within 60 days of September 3, 2024 are deemed issued and outstanding for the purpose of calculating the percentage of issued and outstanding shares of the person holding these securities, but are not deemed issued and outstanding for the purpose of calculating the percentage of issued and outstanding shares owned by any other person. Unless otherwise indicated, the address for each person is c/o Everi Holdings Inc., 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Outstanding(1)
Beneficial Owners of More than 5%
BlackRock, Inc.(2)	8,398,125	9.8
The Vanguard Group(3)	7,178,509	8.4
American Century Investment Management, Inc.(4)	4,664,685	5.4
Directors and Named Executive Officers(5)
Michael D. Rumbolz(6)	1,919,271	2.2
Randy L. Taylor(7)	1,106,822	1.3
David J. Lucchese(8)	795,880	*
Dean A. Ehrlich(9)	404,644	*
Darren D. A. Simmons(10)	365,425	*
Mark F. Labay(11)	287,426	*
Geoff P. Judge(12)	246,572	*
Linster W. Fox(13)	110,000	*
Maureen T. Mullarkey(14)	10,000	*
Secil Tabli Watson(15)	1,000	*
Debra L. Nutton(16)	500	*
Atul Bali(17)	—	*
Paul W. Finch, Jr.(18)	—	*
Current directors and executive officers as a group (15 persons)	5,463,430	6.2

*	Less than 1 percent.
(1)

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of September 3, 2024 plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the numerator and denominator for calculating beneficial ownership percentages may be different for each beneficial owner.

(2)

As reported on Schedule 13G/A filed on March 7, 2024 for shares held by BlackRock, Inc. (“BlackRock”) as of February 29, 2024. According to the Schedule 13G/A, BlackRock has sole voting power over 8,121,262 shares, shared voting and dispositive power over no shares, and sole dispositive power over 8,398,125 shares. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.

(3)

As reported on Schedule 13G/A filed on February 13, 2024 for shares held by The Vanguard Group (“Vanguard”) as of December 29, 2023. According to the Schedule 13G/A, Vanguard has sole dispositive power over 6,978,850 shares, sole voting power over no shares, shared dispositive power over 199,659 shares, and shared voting power over 116,888 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

As reported on Schedule 13G filed on February 12, 2024 for shares held by American Century Investment Management, Inc. (“ACIM”), American Century Companies, Inc. (“ACC”), and Stowers Institute for Medical Research (“SIMR”) as of December 31, 2023. According to the Schedule 13G, ACIM, ACC and SIMR have sole voting power over 4,583,507 shares, shared voting and dispositive power over no shares, and sole dispositive power over 4,664,685 shares. The address for ACIM, ACC and SIMR is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

(5)	Includes shares owned and shares issuable upon exercise of stock options that are currently exercisable or will be within 60 days of September 3, 2024.
(6)

Consists of 1,082,062 shares owned by Mr. Rumbolz and 837,209 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days of September 3, 2024 for Mr. Rumbolz.

(7)

Consists of 794,822 shares owned by Mr. Taylor and 312,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days of September 3, 2024 for Mr. Taylor.

(8)

Consists of 588,404 shares owned by Mr. Lucchese and 207,476 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days of September 3, 2024 for Mr. Lucchese.

(9)

Mr. Ehrlich’s employment with the Company terminated effective September 1, 2024. Mr. Ehrlich owned 184,627 shares as of such date. There were 220,017 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days of September 3, 2024 for Mr. Ehrlich.

(10)

Consists of 190,425 shares owned by Mr. Simmons and 175,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days of September 3, 2024 for Mr. Simmons.

(11)	Consists of 192,426 shares owned by Mr. Labay and 95,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days of September 3, 2024 for Mr. Labay.
(12)	Consists of 91,572 shares owned by Mr. Judge and 155,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days of September 3, 2024 for Mr. Judge.
(13)	Consists of 110,000 shares issuable upon the exercise of stock options that are currently exercisable or will be within 60 days of September 3, 2024 for Mr. Fox.
(14)	Consists of 10,000 shares owned by Ms. Mullarkey.
(15)	Consists of 1,000 shares owned by Ms. Watson.
(16)	Consists of 500 shares owned by Ms. Nutton.
(17)	As of the date of this filing, Mr. Bali is not a beneficial owner of any securities, nor does he have a right to acquire beneficial ownership within 60 days of September 3, 2024.
(18)	As of the date of this filing, Mr. Finch is not a beneficial owner of any securities, nor does he have a right to acquire beneficial ownership within 60 days of September 3, 2024.

FUTURE STOCKHOLDER PROPOSALS

If the Proposed Transaction is completed, we will have no public stockholders and there will be no public participation in any future meetings of Everi stockholders. However, if the Proposed Transaction is not completed, Everi stockholders will continue to be entitled to attend and participate in stockholder meetings.

After the 2025 Annual Meeting of Stockholders, there will be no annual meetings of Everi stockholders if the Proposed Transaction is completed.

As described in our annual proxy statement for the 2024 Annual Meeting of Stockholders, filed on April 19, 2024, stockholder proposals may be included in Everi’s proxy materials for an annual meeting so long as they are provided to Everi on a timely basis and satisfy certain other conditions established by the SEC, including specifically under Rule 14a-8 of the Exchange Act. To be timely, a proposal must be received at Everi’s principal executive offices, addressed to Everi’s Corporate Secretary, not less than 120 calendar days before the date Everi’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. That proxy statement was first mailed to stockholders on April 19, 2024. Accordingly, for a stockholder proposal to be included in Everi’s proxy materials for its 2025 Annual Meeting of Stockholders, the proposal must be received at Everi’s principal executive offices, addressed to Everi’s Corporate Secretary, not later than the close of business on December 20, 2024.

Subject to certain exceptions, stockholder business (including nominations) that is not intended for inclusion in Everi’s proxy materials may be brought before an annual meeting so long as notice of the proposal—as specified by, and subject to the conditions set forth in, Everi’s bylaws—is delivered to Everi’s Corporate Secretary at Everi’s principal executive offices not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting. For Everi’s 2025 Annual Meeting of Stockholders, proper notice of business that is not intended for inclusion in Everi’s proxy statement must be received no earlier than the close of business on January 22, 2025, nor later than the close of business on February 21, 2025. In addition to giving notice pursuant to the advance notice provisions of Everi’s bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must also provide proper written notice that sets forth all information required by Rule 14a-19, the SEC’s universal proxy rule, to the Secretary of Everi at Everi’s principal executive offices by no later than March 24, 2025 (or, if the 2025 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 30 days after the one-year anniversary date, then notice must be provided not later than 60 calendar days prior to the date of the 2025 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made by Everi).

A stockholder’s notice to the Corporate Secretary of Everi must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•

Director Nomination: all information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•

Stockholder Proposals: a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

Each stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made must also include: (a) the name and address of such stockholder, as they appear on Everi’s books, and of such beneficial owner; (b) the class and number of shares of Everi which are owned beneficially and of record by such stockholder and such beneficial owner; and (c) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of Everi’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of Everi’s voting shares to elect such nominee or nominees.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Everi files annual, quarterly, and current reports, proxy statements, and other information with the SEC. Everi’s SEC filings are also available to the public on the SEC’s website at www.sec.gov. In addition, Everi’s SEC filings are also available to the public on Everi’s website, https://www.everi.com/investor-relations/. Everi’s website address are provided as inactive textual references only. Information contained on Everi’s website is not incorporated by reference into this proxy statement, and you should not consider information contained on that website as part of this proxy statement.

The SEC permits Everi to “incorporate by reference” information into this proxy statement. This means that Everi can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered a part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or by information contained in documents filed with or furnished to the SEC after the date of the information that is incorporated by reference in this proxy statement.

This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC, other than, in each case, documents or information deemed to have been furnished and not filed according to SEC rules. These documents contain important information about Everi and its financial condition.

Everi SEC Filings (SEC File Number 001-32622)	Period or Date Filed

Annual Report on Form 10-K	Fiscal year ended December 31, 2023

Quarterly Report on Form 10-Q for the quarter ended March 31, 2024	Filed May 8, 2024

Quarterly Report on Form 10-Q for the quarter ended June 30, 2024	Filed August 7, 2024

Definitive Proxy Statement on Schedule 14A	Filed April 19, 2024

Current Reports on Form 8-K	Filed February 29, 2024 (other than Item 7.01 and Exhibits 99.1 and 99.2), March 15, 2024, May 6, 2024, May 23, 2024, May 28, 2024, May 31, 2024, July 26, 2024, and August 8, 2024 (other than the portions of those documents not deemed to be filed)

Description of Securities contained in Exhibit 4.4 on Form 10-K for the year ended December 31, 2023, including any amendments or reports filed for the purposes of updating that description.	February 29, 2024

In addition, Everi also incorporates by reference additional documents that Everi may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the foregoing, Everi will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 or otherwise of Everi’s Current Reports on Form 8-K, after the date of this proxy statement unless, and except to the extent, specified in such Current Reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Documents incorporated by reference are available from Everi, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement. You can obtain copies of this proxy statement and any documents incorporated by reference in this proxy statement from the SEC’s website or from Everi’s website as described above or by requesting them in writing or by telephone from Everi at the following address and telephone number:

Everi Holdings Inc.

7250 S. Tenaya Way, Suite 100

Las Vegas, Nevada 89113

Attention: Investor Relations

Telephone: (800) 833-7110

In order for you to receive timely delivery of this proxy statement in advance of the special meeting of Everi stockholders to be held on [    ], 202[ ] and any adjournment or postponement thereof, the “Special Meeting,” you must request the information no later than [    ], 202[ ].

The requested documents will be provided by first class mail or other similarly prompt means.

If you have any questions concerning the Merger, the Special Meeting, or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Everi common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY, 10022

Shareholders, please call toll-free: (877) 750-9497

Banks and Brokerage Firms, please call: (212) 750-5833

MISCELLANEOUS

Everi has supplied all information relating to Everi, Buyer has supplied, and Everi has not independently verified, all of the information relating to Buyer, Buyer Sub, and their affiliates contained in this proxy statement. IGT has supplied, and Everi has not independently verified, all of the information relating to IGT and its affiliates contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement, and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information or make any representation about the Proposed Transaction or the Special Meeting that is different from what is contained in this proxy statement or in any of the materials that are incorporated by reference into this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated [    ], 202[ ]. The information contained in this proxy statement speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and you should not assume that the information contained in any document incorporated by reference herein is accurate as of any date other than the date of such document, and neither the mailing of this proxy statement to the stockholders of Everi, nor the taking of any actions contemplated hereby by Everi at any time, will create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

INTERNATIONAL GAME TECHNOLOGY PLC

IGNITE ROTATE LLC

EVERI HOLDINGS INC.

VOYAGER PARENT, LLC

and

VOYAGER MERGER SUB, INC.

Dated as of July 26, 2024

A-ii

A-iii

Exhibit A	—	Certain Definitions
Exhibit B	—	Form of Certificate of Incorporation of the Surviving Corporation

Schedule A	—	Knowledge of Remainco
Schedule B	—	Knowledge of Merger Partner
Schedule C-1	—	Antitrust Approvals and FDI Approvals
Schedule C-2	—	Gaming Approvals
Schedule C-3	—	Financial Services Notice Filings and Approvals

A-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 26, 2024, by and among: (a) INTERNATIONAL GAME TECHNOLOGY PLC, a public limited company incorporated under the laws of England and Wales (“Remainco”); (b) IGNITE ROTATE LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Remainco (“Spinco”); (c) EVERI HOLDINGS INC., a Delaware corporation (“Merger Partner”); (d) VOYAGER PARENT, LLC, a Delaware limited liability company (“Buyer”); and (e) VOYAGER MERGER SUB, INC., a Delaware corporation and a direct wholly owned Subsidiary of Buyer (“Buyer Sub”) (each a “Party” and together, the “Parties”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, Remainco is engaged, directly and indirectly through the other members of the Remainco Group, in the Spinco Business;

WHEREAS, on the terms and subject to the conditions set forth in the Separation Agreement, Remainco desires to undertake the Separation and, in connection with the Spinco Contribution, Spinco desires to issue to Remainco additional Spinco Units;

WHEREAS, on the terms and subject to the conditions set forth in the Separation Agreement, following the completion of the Separation and the Spinco Contribution, Remainco shall own all of the outstanding Spinco Units;

WHEREAS, Merger Partner is engaged, directly and indirectly, in the Merger Partner Business;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Separation Agreement and the other Transaction Documents, the Parties have agreed to enter into a business combination transaction pursuant to which, among other things, (a) immediately following the Spinco Contribution, Remainco will sell to Buyer, and Buyer will purchase from Remainco, all of the Spinco Units owned by Remainco (the “Equity Sale”), and (b) immediately following the consummation of the Equity Sale (the “Equity Sale Closing Time”), at the Merger Effective Time, pursuant to this Agreement, Buyer Sub shall be merged with and into Merger Partner (the “Merger”), with Merger Partner surviving the Merger as a direct wholly owned Subsidiary of Buyer and all outstanding shares of Merger Partner Common Stock shall be converted into the right to receive the Per Share Price in accordance with the DGCL and all outstanding Merger Partner Equity Awards shall be converted into the right to receive the consideration set forth in Section 1.6, in each case, on the terms and subject to the conditions of this Agreement;

WHEREAS, the Board of Directors of Remainco (the “Remainco Board”) has established a special committee of the Remainco Board composed solely of independent and disinterested directors (the “Special Committee”) to, among other things, review, evaluate and negotiate this Agreement, the Separation Agreement, the other Transaction Documents and the Contemplated Transactions and, if the Special Committee deems appropriate, approve the execution and delivery of this Agreement by Remainco;

WHEREAS, the Special Committee has unanimously determined that the consummation of the transactions contemplated by the terms and conditions set forth in this Agreement, the Separation Agreement and the other Transaction Documents, including the Equity Sale, is most likely to promote the success of Remainco for the benefit of its members as a whole;

WHEREAS, the Board of Directors of Merger Partner (the “Merger Partner Board”) has determined that the consummation of the transactions contemplated by the terms and conditions set forth in this Agreement and the other Transaction Documents, including the Merger, is advisable and in the best interests of Merger Partner and its stockholders;

WHEREAS, concurrently with the execution and delivery of this Agreement (or, in the case of the following clause (f), by operation of the applicable terms thereof) and as a condition to Buyer and Buyer Sub entering into this Agreement and the other Transaction Documents, Remainco, Spinco, Merger Partner and Ember Sub LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Merger Partner (“Ember Sub”), are, effective upon the entry into this Agreement, the Separation Agreement, the Employee Matters Agreement, the Real Estate Matters Agreement and the Tax Matters Agreement, terminating each of the following agreements: (a) the Agreement and Plan of Merger, dated as of February 28, 2024, by and among Remainco, Spinco, Merger Partner and Ember Sub; (b) the Separation and Distribution Agreement, dated as of February 28, 2024, by and among Remainco, Spinco, International Game Technology, a Nevada corporation and a direct wholly owned subsidiary of Remainco (“Gaming Holdco”), and Merger Partner; (c) the Employee Matters Agreement, dated as of February 28, 2024, by and among Remainco, Spinco, Gaming Holdco and Merger Partner; (d) the Real Estate Matters Agreement, dated as of February 28, 2024, by and among Remainco, Spinco, Gaming Holdco and Merger Partner; (e) the Tax Matters Agreement, dated as of February 28, 2024, by and among Remainco, Spinco, Gaming Holdco and Merger Partner; and (f) the Existing Commitment Documents (collectively, the “Existing Agreements”);

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Remainco, Spinco and Merger Partner to enter into this Agreement, (a) the Guarantors have delivered to Remainco, Merger Partner and Buyer an equity commitment letter (the “Equity Commitment Letter”), pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to provide equity financing in an aggregate amount set forth therein to Buyer; (b) the Guarantors have entered into a limited guarantee in favor of Remainco, Spinco and Merger Partner (the “Guaranty”), pursuant to which the Guarantors are guaranteeing certain of the obligations of Buyer and Buyer Sub in connection with this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Merger Partner and Buyer to enter into this Agreement, Remainco, Delta, Merger Partner and Buyer have entered into an amended and restated Delta Support Agreement pursuant to which, among other things, Delta has agreed to certain covenants and obligations with respect to the obligations described in Sections 6.1(a) and 6.3 and other matters set forth therein; and

WHEREAS, the Parties desire to set forth the principal arrangements among them regarding the foregoing transactions and to make certain covenants and agreements specified herein in connection therewith and to prescribe certain conditions relating thereto.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DESCRIPTION OF TRANSACTION

1.1 The Equity Sale. Immediately following the Spinco Contribution (and immediately prior to the Merger Effective Time), Remainco and Buyer shall consummate the Equity Sale in accordance with the terms and conditions set forth in the Separation Agreement.

1.2 The Merger; Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, at the Merger Effective Time, Buyer Sub shall be merged with and into Merger Partner. By virtue of the Merger, at the Merger Effective Time, the separate existence of Buyer Sub shall cease and Merger Partner shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) as a direct wholly owned Subsidiary of Buyer, and the Surviving Corporation shall succeed to and assume all the property, rights, privileges, powers and franchises and be subject to all of the restrictions, debt and duties of Merger Partner and Buyer Sub in accordance with the DGCL. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by Merger Partner and Buyer Sub and concurrently with the Closing shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be designated jointly by Remainco, Merger Partner and Buyer and specified in such certificate of merger (the time as of which the Merger becomes effective being referred to as the “Merger Effective Time”); provided, that the Merger Effective Time shall be immediately following the Equity Sale Closing Time. At the Merger Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3 Closing; Effective Time. Unless this Agreement shall have been terminated pursuant to Section 10.1, the closing of the Equity Sale and the Merger (the “Closing”) shall occur at 10:00 a.m., Central time, remotely via the exchange of executed documents and the Closing deliverables on a date to be designated jointly by Remainco, Merger Partner and Buyer, which shall be (a) no later than the third (3rd) Business Day following the later of (i) the date on which the conditions set forth in Articles VII, VIII and IX are satisfied or waived (other than the conditions, which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of each of such conditions at the Closing) and (ii) the earlier of (A) a Business Day during the Marketing Period specified by Buyer on no less than three (3) Business Days’ prior written notice to Merger Partner and Remainco and (B) the final day of the Marketing Period (subject, in the case of each of clauses (A) and (B), to the satisfaction or waiver of the conditions set forth in Articles VII, VIII and IX (other than the conditions, which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of each of such conditions at the Closing)) or (b) such other date and time as Merger Partner, Remainco and Buyer may mutually agree; provided that the Equity Sale shall occur substantially concurrently with the Merger Effective Time; provided, further, that notwithstanding the foregoing, Buyer shall not be required to effect the Closing prior to the third (3rd) Business Day following the Inside Date. The date on which the Closing actually occurs is referred to as the “Closing Date”.

1.4 Organizational Documents; Managers and Officers.

(a) The certificate of incorporation of the Surviving Corporation shall, by virtue of the Merger and without any action on the part of the Parties or any other Person, be amended so as to read in its entirety in the form set forth as Exhibit B hereto until thereafter amended in accordance with such certificate of incorporation and applicable Law.

(b) The bylaws of Buyer Sub as in effect immediately prior to the Merger Effective Time shall, by virtue of the Merger and without any action on the part of the Parties or any shareholder of Remainco or any stockholder of Merger Partner, be the bylaws of the Surviving Corporation until thereafter amended in accordance with such bylaws and applicable Law.

(c) The directors of the Surviving Corporation immediately after the Merger Effective Time shall be the same as the directors of Buyer Sub as of immediately prior to the Merger Effective Time.

(d) Except as otherwise determined by Buyer in its sole discretion, the officers of the Surviving Corporation immediately after the Merger Effective Time shall be the same as the officers of Merger Partner as of immediately prior to the Merger Effective Time.

1.5 Conversion of Merger Partner Common Stock.

(a) Subject to the terms and conditions of this Agreement, at the Merger Effective Time, by virtue of the Merger and without any further action on the part of the Parties, or any stockholder of Buyer Sub or any stockholder of Merger Partner, respectively, the following will occur:

(i) each share of Merger Partner Common Stock that is issued and outstanding immediately prior to the Merger Effective Time, other than Dissenting Shares and Owned Merger Partner Shares, shall be cancelled and shall cease to exist and shall be converted automatically into the right to receive $14.25 in cash per share of Merger Partner Common Stock, without interest (the “Per Share Price”), in accordance with Section 1.8 (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with Section 1.9);

(ii) each share of Merger Partner Common Stock that is (A) held by Merger Partner in treasury or (B) owned by any member of the Merger Partner Group or any member of the Buyer Group as of immediately prior to the Merger Effective Time (in each case, other than any such shares held in a fiduciary, representative or other capacity on behalf of third parties) (each, an “Owned Merger Partner Share”), shall be cancelled and shall cease to exist without any conversion thereof or consideration paid therefor; and

(iii) all outstanding shares of capital stock of Buyer Sub held immediately prior to the Merger Effective Time shall be converted into and become (in the aggregate) one (1) share of newly and validly issued, fully paid and non-assessable shares of common stock of the Surviving Corporation.

(b) If, during the period from the date hereof through the Merger Effective Time, the issued and outstanding shares of Merger Partner Common Stock are changed into a different number or class of shares by reason of any stock or interest split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization or other similar transaction, then the Per Share Price shall be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action; provided that nothing in this Section 1.5(b) shall be construed to permit Merger Partner to take any action with respect to its Equity Interests that is prohibited by the terms of this Agreement.

1.6 Treatment of Merger Partner Equity Awards.

(a) Subject to the terms and conditions of this Agreement, at the Merger Effective Time, by virtue of the Merger and without any further action on the part of any Party, or any other Person, respectively, the following will occur:

(i) each Merger Partner RSU that is outstanding as of immediately prior to the Merger Effective Time shall, be cancelled and automatically converted into a right to receive, in full satisfaction of the rights of such holder with respect thereto, a cash payment from a member of the Buyer Group equal to the product of (A) the number of shares of Merger Partner Common Stock subject to each such Merger Partner RSU, and (B) the Per Share Price (a “Surviving Corporation RSU Cash Award”). The Surviving Corporation RSU Cash Awards shall be subject to the same time-based vesting terms and otherwise substantially the same terms and conditions (excluding the form of settlement, but including the double-trigger vesting provisions) as in effect for the corresponding Merger Partner RSUs immediately prior to the Merger Effective Time; provided that any portion of the Surviving Corporation RSU Cash Award that becomes vested following the Merger Effective Time shall be paid to the holder no later than seven (7) Business Days following the vesting date, less any applicable Taxes required to be withheld with respect to such payment. Notwithstanding the foregoing, if a Merger Partner RSU vests prior to the Merger Effective Time, such award shall be settled in shares of Merger Partner Common Stock, less any applicable Taxes required to be withheld with respect to such settlement in accordance with the terms of such Merger Partner RSUs no later than immediately prior to the Merger Effective Time; provided that with respect to any such Merger Partner RSU that

(1) constitutes nonqualified deferred compensation subject to Section 409A of the Code, and (2) fully vests prior to the Merger Effective Time but is not permitted to be paid at the Merger Effective Time without triggering a Tax or other penalty under Section 409A of the Code, such award shall be converted to a Surviving Corporation RSU Cash Award as described above and be settled in cash at the earliest time permitted under the applicable Merger Partner Equity Plan and award agreement that will not trigger a Tax or other penalty under Section 409A of the Code.

(ii) each Merger Partner PSU that is outstanding as of immediately prior to the Merger Effective Time shall be cancelled and automatically converted into a right to receive, in full satisfaction of the rights of such holder with respect thereto, a cash payment from a member of the Buyer Group equal to the product of (A) the number of shares of Merger Partner Common Stock subject to each such Merger Partner PSU (based on the achievement of 100% of performance under each such Merger Partner PSU) and (B) the Per Share Price (a “Surviving Corporation PSU Cash Award”). The Surviving Corporation PSU Cash Awards shall be subject to the same time-based vesting terms and otherwise substantially the same terms and conditions (excluding the form of settlement and any terms related to performance which will be fixed as of the Merger Effective Time, but including the double-trigger vesting provision) as in effect for the corresponding Merger Partner PSUs immediately prior to the Merger Effective Time; provided that any portion of the Surviving Corporation PSU Cash Award that becomes vested following the Merger Effective Time shall be paid to the holder no later than seven (7) Business Days following the vesting date, less any applicable Taxes required to be withheld with respect to such payment. Notwithstanding the foregoing, if a Merger Partner PSU vests prior to the Merger Effective Time, such award shall be settled in shares of Merger Partner Common Stock, less any applicable Taxes required to be withheld with respect to such settlement in accordance with the terms of such Merger Partner PSUs no later than immediately prior to the Merger Effective Time; provided that with respect to any such Merger Partner PSU that (x) constitutes nonqualified deferred compensation subject to Section 409A of the Code, and (y) fully vests prior to the Merger Effective Time but is not permitted to be paid at the Merger Effective Time without triggering a Tax or other penalty under Section 409A of the Code, such award shall be converted to a Surviving Corporation PSU Cash Award as described above and be settled in cash at the earliest time permitted under the applicable Merger Partner Equity Plan and award agreement that will not trigger a Tax or other penalty under Section 409A of the Code.

(iii) each Merger Partner Option that is outstanding and unexercised immediately prior to the Merger Effective Time shall, be cancelled and automatically converted into a right to receive, in full satisfaction of the rights of such holder with respect thereto, a cash payment from a member of the Buyer Group equal to the excess, if any, of (A) the Per Share Price over the per share exercise price of such Merger Partner Option, multiplied by (B) the number of shares of Merger Partner Common Stock covered by such Merger Partner Option immediately prior to the Merger Effective Time (a “Surviving Corporation Option Cash Award”). The Surviving Corporation Option Cash Awards shall be subject to the same time-based vesting terms and as in effect for the corresponding Merger Partner Options immediately prior to the Merger Effective Time. Any portion of the Surviving Corporation Option Cash Award that is attributable to Merger Partner Options that are vested prior to the Merger Effective Time shall be paid to the holder no later than seven (7) Business Days following the Merger Effective Time, less any applicable Taxes required to be withheld with respect to such payment. Any portion of the Surviving Corporation Option Cash Award that is attributable to Merger Partner Options that are unvested as of the Merger Effective Time shall be paid to the holder no later than seven (7) Business Days following the vesting date, less any applicable Taxes required to be withheld with respect to such payment. Notwithstanding anything to the contrary contained in this Agreement, if the per share exercise price of such Merger Partner Option equals or exceeds the Per Share Price, such Merger Partner Option shall be cancelled for no consideration. From and after the Merger Effective Time, no Merger Partner Option shall be exercisable, and each Merger Partner Option shall entitle the holder thereof only to the cash payment, if any, provided for in this Section 1.6.

(b) The Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, pay to the holders of Merger Partner Equity Awards the amounts described in Section 1.6(a), less any Taxes required to be withheld under applicable Law with respect to such payments, and the Surviving Corporation shall be permitted to withhold any such Taxes.

(c) As of the Merger Effective Time, the Merger Partner Equity Plans shall be terminated and no further shares of Merger Partner Common Stock, Merger Partner Equity Awards or other rights with respect to shares of Merger Partner Common Stock shall be granted thereunder. Following the Merger Effective Time, no such Merger Partner Equity Award or other right that was outstanding immediately prior to the Merger Effective Time shall remain outstanding and each former holder of any such Merger Partner Equity Award shall cease to have any rights with respect thereto, except the right to receive the cash consideration set forth in this Section 1.6 without interest and less all applicable Taxes.

(d) Prior to the Merger Effective Time, the Merger Partner Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take such other actions as are necessary or advisable to effect the transactions described in this Section 1.6, and Merger Partner has the authority to effectuate the foregoing.

(e) By approving the adoption of this Agreement, the Merger Partner Board intends to exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and officers of the Merger Partner Group, and the Merger Partner Board also intends expressly to approve, in respect of any equity-based award, the satisfaction of any applicable Tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of shares from delivery in satisfaction of applicable Tax withholding requirements) to the extent that such method is permitted under the applicable Merger Partner Equity Plan.

(f) Upon the vesting or payment, as applicable, of the Surviving Corporation RSU Cash Award, the Surviving Corporation PSU Cash Award, or the Surviving Corporation Option Cash Award, a member of the Buyer Group and the holder of such award shall be responsible for ensuring the satisfaction of all applicable Tax payment and withholding requirements in respect thereof and for ensuring the collection and remittance of applicable Taxes to the applicable Governmental Authority, and the Surviving Corporation shall be permitted to withhold any such Taxes.

1.7 Appraisal Rights. Notwithstanding anything to the contrary contained in this Agreement, shares of Merger Partner Common Stock that are outstanding immediately prior to the Merger Effective Time (other than Owned Merger Partner Shares) and that are held by stockholders or beneficial owners thereof who, in either case, have not voted in favor of the adoption of this Agreement and who have demanded, properly in writing, appraisal for such shares of Merger Partner Common Stock in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be cancelled and converted into, or represent the right to receive, the Per Share Price in accordance with Section 1.5, but instead will entitle such person only to such rights as are afforded a holder or beneficial owner of Dissenting Shares under Section 262 of the DGCL. Any Dissenting Shares held by stockholders or beneficial owners, as applicable, who have demanded appraisal thereof but who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares of Merger Partner Common Stock under Section 262 of the DGCL shall thereupon cease to remain Dissenting Shares and resume the state of Merger Partner Common Stock converted into and be exchangeable for, as of the Merger Effective Time, the right to receive the Per Share Price in accordance with Section 1.5, without any interest thereon, upon surrender, in the manner provided in Section 1.8 of such shares of Merger Partner Common Stock. Merger Partner shall give Buyer prompt notice and copies of any demands for appraisal received by Merger Partner, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by Merger Partner, and Buyer and Merger Partner shall consult with each other with respect to all negotiations and proceedings with respect to such appraisals and demands. Merger Partner shall not, except with the prior written consent of Buyer, make any payment, or offer or agree to make any payment, with respect to any demands for appraisal or offer to settle or settle any such demands in respect of Dissenting Shares.

1.8 Exchange of Securities.

(a) Prior to the Closing, Buyer shall appoint a nationally recognized bank or trust company reasonably satisfactory to Merger Partner to act as the paying agent for the Merger (the “Paying Agent”) pursuant to a customary paying agent agreement (approved by Merger Partner prior to the Closing (such approval not to be unreasonably withheld, conditioned or delayed)) providing for, among other things, the matters set forth in this Section 1.8 and otherwise reasonably satisfactory to Merger Partner. At or prior to the Closing, Buyer will deposit (or cause to be deposited) with the Paying Agent pursuant to irrevocable instructions from Buyer, by wire transfer of immediately available funds, for the payment to the holders of shares of Merger Partner Common Stock pursuant to Section 1.5, an amount of cash sufficient, when taken together with available cash of the Merger Partner Group that is deposited with the Paying Agent at the Closing, to pay the aggregate consideration to which holders of shares of Merger Partner Common Stock (other than holders of Owned Merger Partner Shares and Dissenting Shares) become entitled pursuant to Section 1.5 (such cash being deposited with the Paying Agent is hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any other purpose other than as contemplated by this Agreement. The Paying Agent may invest any cash included in the Payment Fund as directed by Buyer; provided that (i) no such investment shall relieve Buyer (or its applicable Affiliates) or the Paying Agent from making the payments contemplated hereunder, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation. Any and all interest or other amounts earned with respect to the Payment Fund shall be the property of the Surviving Corporation. To the extent that there are losses with respect to such investments, or the Payment Fund is reduced for other reasons below the level required to make prompt payments of the Per Share Price to holders of shares of Merger Partner Common Stock (other than Owned Merger Partner Shares and Dissenting Shares), Buyer shall promptly replace or restore (or cause to be replaced or restored) the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments. All fees and expenses of the Paying Agent shall be borne by Buyer or the Surviving Corporation upon the Closing.

(b) Promptly following the Closing (and in no event later than two (2) Business Days thereafter), Buyer and the Surviving Corporation will direct the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Merger Effective Time represented issued and outstanding shares of Merger Partner Common Stock (other than Owned Merger Partner Shares and Dissenting Shares) (the “Certificates”): (i) a letter of transmittal in customary form (approved by Merger Partner prior to the Closing (such approval not to be unreasonably withheld, conditioned or delayed)) (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Share Price, payable in respect thereof pursuant to Section 1.5. Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor the Per Share Price, payable in respect thereof pursuant to Section 1.5 (subject to Section 1.12), and the Certificates so surrendered will forthwith be cancelled. No interest will be paid or will accrue for the benefit of holders of the Certificates on the Per Share Price payable upon surrender of such Certificates pursuant to this Section 1.8(b). Until so surrendered, outstanding Certificates shall be deemed, from and after the Merger Effective Time, to evidence only the right to receive the Per Share Price without interest thereon, payable in respect thereof pursuant to Section 1.5.

(c) Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of uncertificated shares of Merger Partner Common Stock (other than Owned Merger Partner Shares and Dissenting Shares) (“Uncertificated Shares”), the holders of such Uncertificated Shares will be entitled to receive in exchange therefor the Per Share Price, payable in respect thereof pursuant to Section 1.5 (subject to Section 1.12), and the transferred Uncertificated Shares so surrendered will be cancelled. No interest will be paid or will accrue for the benefit of holders of the Uncertificated Shares on the Per Share Price payable upon surrender of such Uncertificated Shares pursuant to this Section 1.8(c). Until so surrendered, outstanding Uncertificated Shares will be deemed from and after the Merger Effective Time to evidence only the right to receive the Per Share Price without interest thereon, payable in respect thereof pursuant to Section 1.5. Notwithstanding anything to the contrary contained in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 1.5.

(d) Prior to the Closing, Merger Partner and Buyer will cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs prior to 1:00 p.m. Central time on the Closing Date, then the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount, in cash, by wire transfer of immediately available funds, equal to the product of (A) the number of shares of Merger Partner Common Stock (other than Owned Merger Partner Shares and Dissenting Shares) held of record by DTC or such nominee immediately prior to the Merger Effective Time and (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 1:00 p.m. Central time on the Closing Date, then the Paying Agent will transmit the DTC Payment to DTC or its nominees on the first (1st) Business Day after the Closing Date.

(e) If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for surrender and transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate surrendered or shall have established to the reasonable satisfaction of Buyer that such Tax either has been paid or is not applicable. Payment of the Per Share Price in respect of Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered as of immediately prior to the Merger Effective Time.

(f) None of the Paying Agent, the Surviving Corporation, any Party or any other Person shall be liable to any holder or former holder of shares of Merger Partner Common Stock or to any other Person with respect to any shares of Merger Partner Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, required to be delivered to any public official pursuant to any applicable abandoned property law, escheat law or other applicable Law.

(g) Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or the Uncertificated Shares on the date that is one (1) year after the Closing Date, as applicable, will be delivered to the Surviving Corporation (as directed by Buyer) upon demand, and any holders of shares of Merger Partner Common Stock that were issued and outstanding immediately prior to the Merger Effective Time that have not theretofore surrendered or transferred their Certificates or their Uncertificated Shares representing such shares of Merger Partner Common Stock for exchange pursuant to this Section 1.8 will thereafter look for payment of the Per Share Price without interest thereon, payable in respect of the shares of Merger Partner Common Stock represented by such Certificates or such Uncertificated Shares, solely to Buyer (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 1.5. Any amounts remaining unclaimed by holders of any such Certificates or such Uncertificated Shares at such date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

1.9 Lost, Stolen or Destroyed Certificates. If any Certificates have been lost, stolen or destroyed, the Paying Agent will issue in exchange therefor, upon making of an affidavit of that fact by the holder thereof, the

Per Share Price payable in respect thereof pursuant to Section 1.5. Buyer or the Paying Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such customary amount as it may direct as indemnity against any claims that may be made against Buyer, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.10 No Further Rights. From and after the Merger Effective Time, (a) all shares of Merger Partner Common Stock will no longer be outstanding and will automatically be converted or cancelled and retired, as applicable, in accordance with Section 1.5 and cease to exist and (b) each holder of Certificates or Uncertificated Shares theretofore representing any shares of Merger Partner Common Stock will cease to have any rights with respect thereto, except to receive the Per Share Price payable therefor in accordance with Section 1.5 and, in the case of Dissenting Shares, the rights pursuant to Section 1.7. The Per Share Price paid in accordance with the terms of this Article I will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Merger Partner Common Stock. From and after the Merger Effective Time, there will be no further registration of transfers on the books and records of the Surviving Corporation of shares of Merger Partner Common Stock that were issued and outstanding immediately prior to the Merger Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Merger Effective Time. If, after the Merger Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 1.8) be cancelled and exchanged as provided in this Article I. No dividends or other distributions with respect to the capital stock of the Surviving Corporation with a record date on or after the Merger Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

1.11 Further Action. Subject to the terms and limitations set forth herein, if, at any time after the Closing, the Parties reasonably believe that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Contemplated Transactions or to carry out the purposes and intent of this Agreement, the Parties and their respective directors and officers shall execute and deliver all such instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Contemplated Transactions and to carry out the purposes and intent of this Agreement.

1.12 Withholding. Each of the Paying Agent, Buyer, Buyer Sub and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Law. To the extent such amounts are so deducted or withheld and paid to the appropriate Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF REMAINCO AND SPINCO

Except as set forth (a) in the part or subpart of the Remainco Disclosure Letter corresponding to the particular Section or subsection in this Article II in which such representation and warranty appears, (b) in any other part or subpart of the Remainco Disclosure Letter to the extent it is reasonably apparent on the face of such disclosure that such disclosure is relevant to such other representation and warranty and (c) other than with respect to the representations and warranties in Section 2.3 (Capitalization), Section 2.4 (Authority; Binding Nature of Agreement), Section 2.5 (Non-Contravention; Consents), Section 2.21 (Financial Advisors) and Section 2.22 (Takeover Statutes), any information set forth in the Remainco SEC Documents filed on the SEC’s EDGAR database on or after the Lookback Date and publicly available at least three (3) Business Days prior to the date hereof (the “Qualifying Remainco SEC Documents”) (but excluding any supplements or amendments thereto to the extent such supplement or amendment is not publicly filed prior to the date hereof) to the extent it is reasonably apparent on the face of such disclosure that such information is relevant to such representation or warranty, other than information set forth therein under the headings “Risk Factors” or “Forward-Looking Statements” and any other information or statement set forth therein that is primarily cautionary, predictive or forward-looking in nature, Remainco and Spinco hereby represent and warrant to Merger Partner, Buyer and Buyer Sub as follows:

2.1 Subsidiaries; Due Organization.

(a) Section 2.1(a) of the Remainco Disclosure Letter identifies, as of the date hereof, each existing Entity that will be a Subsidiary of Spinco, in each case, as of immediately following the Spinco Contribution as contemplated by the Separation Plan as of the date hereof and indicates its jurisdiction of organization.

(b)

(i) Each of Remainco and Spinco is an Entity duly organized and validly existing under the laws of the jurisdiction of its organization. Remainco and Spinco are each in good standing (to the extent that the laws of the jurisdiction of its organization recognize the concept of good standing or any similar concept) under the laws of the jurisdiction of its organization, and has all necessary corporate or other Entity right, power and authority (A) to conduct its business and, if applicable, any business that will be transferred to it pursuant to the Separation Agreement in the manner in which its business is currently being conducted; (B) to own and use its assets and, if applicable, any assets that will be transferred to it pursuant to the Transaction Documents in the manner in which such assets are currently owned and used; and (C) to perform its obligations under all Contracts by which it is bound or, if applicable, which will be transferred to it pursuant to the Transaction Documents, other than in the case of clauses (A) through (C) as, individually or in the aggregate, would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole, or would not reasonably be expected to prevent, materially delay, materially interfere with or materially impair the ability of any member of the Remainco Group to consummate the Contemplated Transactions.

(ii) Each member of the Spinco Group (other than Spinco) is (or, if formed after the date hereof, shall be at the Equity Sale Closing Time) an Entity duly organized and validly existing under the laws of the jurisdiction of its organization. Each member of the Spinco Group (other than Spinco) is in good standing (to the extent that the laws of the jurisdiction of its organization recognize the concept of good standing or any similar concept) under the laws of the jurisdiction of its organization, and has all necessary corporate or other Entity right, power and authority (A) to conduct its business and, if applicable, any business that will be transferred to it pursuant to the Separation Agreement in the manner in which its business is currently being conducted; (B) to own and use its assets and, if applicable, any assets that will be transferred to it pursuant to the Transaction Documents in the manner in which such assets are currently owned and used; and (C) to perform its obligations under all Contracts by which it is bound or, if applicable, which will be transferred to it pursuant to the Transaction Documents, other than in the case of clauses (A) through (C) as, individually or in the aggregate, would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole, or would not reasonably be expected to prevent, materially delay, materially interfere with or materially impair the ability of any member of the Remainco Group to consummate the Contemplated Transactions.

(c) Each member of the Spinco Group is (or, if formed after the date hereof, shall be at the Equity Sale Closing Time) qualified to do business as a foreign corporation, and is in good standing (to the extent that the laws of the applicable jurisdiction recognize the concept of good standing or any similar concept), under the laws of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole, or would not reasonably be expected to prevent, materially delay, materially interfere with or materially impair the ability of any member of the Remainco Group to consummate the Contemplated Transactions.

2.2 Certificate of Organization and Other Governing Documents. Remainco has delivered or Made Available to Merger Partner and Buyer accurate and complete copies of the Organizational Documents of Remainco and each member of the Spinco Group, including all amendments thereto as in effect on the date hereof. Remainco and each member of the Spinco Group has complied with its Organizational Documents except for such non-compliance that, individually or in the aggregate, would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole.

2.3 Capitalization.

(a) Spinco Group Capitalization.

(i) On the date hereof there are ten (10) Spinco Units issued and outstanding. Immediately following the Spinco Contribution, all the outstanding Spinco Units will be owned directly by Remainco free and clear of any Encumbrance, other than restrictions under applicable securities Laws. As of the date hereof and as of the Equity Sale Closing Time, all of the outstanding Spinco Units have been and will be duly authorized and validly issued, and are and will be fully paid and nonassessable and the only Equity Interests of Spinco will be the Spinco Units.

(ii) Section 2.3(a)(ii) of the Remainco Disclosure Letter sets forth for each member of the Spinco Group, as of the date hereof and, assuming the Separation is completed, as of immediately following the Spinco Contribution, the member of the Spinco Group that is the record and beneficial owner of any outstanding Equity Interests of such member of the Spinco Group and the percentage of the total outstanding Equity Interests owned by such member of the Spinco Group.

(iii) Except as set forth on Section 2.3(a)(iii) of the Remainco Disclosure Letter, as of the date hereof, there are no outstanding or existing (A) securities of any member of the Spinco Group convertible into or exchangeable for other Equity Interests of any member of the Spinco Group; (B) options, calls, warrants, pre-emptive rights, anti-dilution rights or other rights, rights agreements, shareholder rights plans or other agreements, arrangements or commitments of any character (other than publicly traded options listed on a national exchange) binding on any member of the Spinco Group that relate to the issued or unissued Equity Interests of any member of the Spinco Group; (C) obligations of any member of the Spinco Group to repurchase, redeem or otherwise acquire any Equity Interest of any member of the Spinco Group or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any member of the Spinco Group; (D) phantom stock, restricted stock units or other contractual rights binding on any member of the Spinco Group the value of which is determined in whole or in part by reference to the value of any Equity Interest of any member of the Spinco Group and there are no outstanding stock appreciation rights issued by any member of the Spinco Group with respect to the Equity Interests of any member of the Spinco Group; (E) voting trusts or other agreements or understandings to which any member of the Spinco Group or any of their directors or officers is a party with respect to the voting of Equity Interests of any member of the Spinco Group; or (F) bonds, debentures, notes or other indebtedness of any member of the Spinco Group having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the stockholders or other equityholders of any member of the Spinco Group may vote.

(iv) All outstanding Spinco Units and other Equity Interests of the members of the Spinco Group have been issued and granted in compliance in all material respects with (A) all applicable securities Laws and (B) all requirements set forth in applicable Organizational Documents and were not issued in violation of any preemptive or participation rights. All of the outstanding Equity Interests of each member of the Spinco Group have been duly authorized and validly issued, are fully paid and nonassessable (to the extent applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof. All of the outstanding Equity Interests of each member of the Spinco Group (other than Spinco) are, or following the Spinco Contribution will be owned beneficially and of record, directly or indirectly, by Spinco free and clear of any material Encumbrances, other than restrictions under applicable securities Laws or set forth in their respective Organizational Documents.

(v) Except for its interests in the other members of the Spinco Group or as set forth on Section 2.3(a)(v)(I) of the Remainco Disclosure Letter, as of the Equity Sale Closing Time, Spinco will not own, directly or indirectly, any Equity Interests in, other Entities with an aggregate value in excess of $2,500,000. Except as set forth on Section 2.3(a)(v)(II) of the Remainco Disclosure Letter, no member of the Spinco Group has any obligation in connection with any joint venture, investment Contract or similar Contract to contribute or loan any funds to other Persons in excess of $2,500,000 individually or in the aggregate.

(b) Remainco Capitalization.

(i) As of the close of business on July 25, 2024 (the “Remainco Specified Time”), (A) a maximum of zero (0) of Remainco Ordinary Shares may be issued in connection with Remainco RSUs held by Spinco Employees, (B) a maximum of 2,318,524 of Remainco Ordinary Shares may be issued in connection with Remainco PSUs held by Spinco Employees and (C) a maximum of zero (0) of Remainco Ordinary Shares are subject to stock options held by Spinco Employees.

(ii) Remainco has delivered or Made Available to Merger Partner and Buyer a complete and accurate list that sets forth the following information with respect to Remainco Equity Awards held by a Spinco Employee as of the Remainco Specified Time: (A) the type of such Remainco Equity Award (i.e., whether a Remainco RSU or Remainco PSU); (B) the name of the Remainco Equity Plan under which the Remainco Equity Award was issued; (C) the number of Remainco Ordinary Shares subject to such Remainco Equity Award; (D) the per share exercise price (if any) of such Remainco Equity Award; (E) the applicable vesting schedule in respect of such Remainco Equity Award; (F) the number of Remainco Ordinary Shares which are vested and unvested with respect to the Remainco Equity Award; (G) the grant date of the Remainco Equity Award; and (H) the expiration date of the term of such Remainco Equity Award (if applicable).

(iii) There are no outstanding or existing obligations of any member of the Remainco Group to repurchase, redeem or otherwise acquire any Equity Interests of any member of the Spinco Group or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any member of the Spinco Group.

(iv) Except as permitted after the date hereof pursuant to Section 5.2, there are no Spinco Employees or independent contractors with an offer letter, other employment Contract or other arrangement or Contract that contemplates a grant of options to purchase Remainco Ordinary Shares or of any other equity or equity-based award, or who has otherwise been promised options to purchase Remainco Ordinary Shares or other securities of Remainco, which options or other awards have not been granted as of the Remainco Specified Time. All Remainco Equity Awards held by Spinco Employees and all other outstanding securities of the members of the Spinco Group have been issued and granted in compliance in all material respects with (A) all applicable securities Laws and other applicable Law and (B) all requirements set forth in applicable Contracts.

2.4 Authority; Binding Nature of Agreement. Remainco and Spinco each have all requisite corporate or other Entity right, power and authority to enter into and perform their respective obligations under the Transaction Documents, as applicable, to which it is or will be a party and has all requisite corporate or other Entity right, power and authority to consummate the Contemplated Transactions. The Special Committee, at a meeting duly called and held and not subsequently rescinded or modified in any way, has (a) determined that this Agreement, the other Transaction Documents, the Separation and the Equity Sale are most likely to promote the success of Remainco for the benefit of its members as a whole and Spinco and its members, respectively, and

(b) authorized and approved the execution, delivery and performance of the Transaction Documents by Remainco and Spinco, as applicable, and approved the Contemplated Transactions. No vote of Remainco’s shareholders is necessary to consummate the Contemplated Transactions. This Agreement has been duly executed and delivered by Remainco and Spinco, and assuming the due authorization, execution and delivery of this Agreement by Merger Partner, Buyer and Buyer Sub, this Agreement constitutes a legal, valid and binding obligation of each of Remainco and Spinco, enforceable against each of Remainco and Spinco in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exceptions”). The Separation Agreement, the Employee Matters Agreement, the Intellectual Property License Agreement, the Real Estate Matters Agreement and the Tax Matters Agreement have been (and the Transition Services Agreement and the IP License and Technology Agreements will be as of immediately prior to the Equity Sale Closing Time) duly executed and delivered, as applicable, by the members of the Remainco Group that are or will be party thereto, and assuming the due authorization, execution and delivery of such agreements by the applicable members of the Merger Partner Group and the applicable Buyer Parties, each such agreement does (or, in the case of each of the Transition Services Agreement and the IP License and Technology Agreements will when executed and delivered) constitute a legal, valid and binding obligation of each member of the Remainco Group party thereto, as applicable, enforceable against each of them party thereto in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

2.5 Non-Contravention; Consents.

(a) Assuming compliance with the applicable provisions of the Companies Act, the HSR Act and all applicable foreign Antitrust Laws and FDI Laws, the listing requirements of the NYSE, and provided that all consents, approvals, authorizations and other actions described in Section 2.5(b) have been obtained or taken, except as set forth in Section 2.5(a) of the Remainco Disclosure Letter, neither (1) the execution, delivery or performance of this Agreement or the other Transaction Documents nor (2) the consummation of any of the Contemplated Transactions, will, directly or indirectly (with or without notice or lapse of time) (i) require a consent or approval under, contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of (A) Remainco or Spinco or (B) any other member of the Spinco Group, except, in the case of clause (B), where such consent, approval, contravention, conflict or violation, individually or in the aggregate, would not reasonably be expected to (1) be material to the Spinco Business or the Spinco Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Remainco Group of the Equity Sale or any of the other material Contemplated Transactions; (ii) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy to obtain any relief under, any Law or any Governmental Order to which any member of the Remainco Group, or any of the assets owned or used by any member of the Spinco Group, is subject, except where such contravention, conflict, violation, challenge or remedy, individually or in the aggregate, would not reasonably be expected to (1) be material to the Spinco Business or the Spinco Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Remainco Group of the Equity Sale or any of the other material Contemplated Transactions; (iii) contravene, conflict with or result in a violation of any of the terms or requirements of any Permit that is held by any member of the Spinco Group or that relates to the Spinco Business or to any of the assets owned or used by any member of the Spinco Group or the Spinco Business, except where such contravention, conflict or violation, individually or in the aggregate, would not reasonably be expected to (A) be material to the Spinco Business or the Spinco Group, taken as a whole, or (B) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Remainco Group of the Equity Sale or any of the other material Contemplated Transactions; or (iv) require a consent or approval under, contravene, conflict with or result in a violation or breach of, or result in a termination (or right of termination) or default under, any provision of any Spinco Material Contract, or give any Person the right to (A) declare a default or exercise any remedy under any such Spinco Material Contract; (B) accelerate the maturity or performance of any such Spinco Material Contract (other than any Remainco Benefit Arrangement); (C) cancel, terminate or modify any right, benefit, obligation or other term of such Spinco Material Contract; or (D) result in the imposition or creation of any Encumbrance (other than a Permitted Encumbrance) upon or with respect to any asset owned or used by any member of the Spinco Group or the Spinco Business, in each case, except where such consent, approval, contravention, conflict, violation, default, acceleration, cancellation, termination, modification or Encumbrance, individually or in the aggregate, would not reasonably be expected to (1) be material to the Spinco Business or the Spinco Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Remainco Group of the Equity Sale or any of the other material Contemplated Transactions.

(b) Except (i) as set forth in Section 2.5(b) of the Remainco Disclosure Letter, or (ii) as may be required by the Securities Act, the Exchange Act, state securities Laws or “blue sky” Laws, the Companies Act, the receipt of Governmental Approvals under the HSR Act, Gaming Laws, all applicable foreign Antitrust Laws and FDI Laws, Financial Services Laws or the listing requirements of the NYSE, no member of the Remainco Group is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Authority in connection with (A) the execution, delivery or performance of this Agreement or the other Transaction Documents or (B) the consummation of any of the Contemplated Transactions, except where the failure to make any such filing or give any such notice or to obtain any such Consent would not, individually or in the aggregate, reasonably be expected to (1) be material to the Spinco Business or the Spinco Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Remainco Group of the Equity Sale or any of the other material Contemplated Transactions.

2.6 Financial Statements.

(a) Section 2.6(a) of the Remainco Disclosure Letter sets forth (i) (A) the audited, combined balance sheet of the Spinco Business (the “Spinco Reference Balance Sheet”) as of December 31, 2023 and the audited combined statements of operations, other comprehensive income, net parent investment and cash flows of the Spinco Business for the year ended on December 31, 2023, together with all related notes thereto and (B) the audited, combined balance sheet of the Spinco Business as of December 31, 2022 and the audited combined statements of operations, other comprehensive income, net parent investment and cash flows of the Spinco Business for the year ended on December 31, 2022, together with all related notes thereto (collectively, the “Spinco Business Audited Financial Statements”) and (ii) the unaudited combined balance sheet of the Spinco Business as of the Spinco Reference Balance Sheet Date and the unaudited combined statements of operations, other comprehensive income, net parent investment and cash flows of the Spinco Business for the three (3)-month period ended on the Spinco Reference Balance Sheet Date (the “Spinco Business Interim Financial Statements”, and together with the Spinco Business Audited Financial Statements, the “Spinco Business Financial Statements”). The Spinco Business Financial Statements (1) have been derived from Remainco’s consolidated financial information and other books and records of the Remainco Group, (2) have been prepared in good faith by management of Remainco from source documentation subject to the controls and procedures of Remainco’s accounting systems, (3) were prepared in accordance with GAAP consistently applied based on the historic practices and accounting policies of Remainco (to the extent compliant with GAAP) throughout the periods involved, except as noted therein, and (4) conform in all material respects to the published rules and regulations of the SEC applicable to financial statements for such periods. The books, records and other financial reports of Remainco relating to the operations of the Spinco Business used by Remainco as source documentation for the Spinco Business Financial Statements are correct in all material respects and have been maintained in accordance with sound business practices. The Spinco Business Financial Statements fairly present, in all material respects, the financial position, the results of operations and cash flows of the Spinco Business, in the aggregate, as of the dates thereof and for the periods presented; provided that (A) the Spinco Business has not operated on a separate standalone basis and has historically been reported within Remainco’s combined financial statements and (B) the Spinco Business Financial Statements assume certain allocated charges and credits, which do not necessarily reflect what the consolidated results of operations and financial positions would have been if the Spinco Business had been operated a standalone basis independently of the Remainco Retained Business during the periods presented. The Spinco Business Audited Financial Statements have been audited in accordance with AICPA auditing standards and with the auditing standards generally accepted in the United States by a PCAOB-registered auditor.

(b) The members of the Spinco Group are not subject to any Liabilities of any nature whatsoever (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except (i) as set forth in Section 2.6(b) of the Remainco Disclosure Letter or the Spinco Business Financial Statements; (ii) for those Liabilities that have been incurred by the members of the Spinco Group since the Spinco Reference Balance Sheet Date in the ordinary course of the Spinco Business consistent with past practice; (iii) for Remainco Retained Liabilities; (iv) for Liabilities under this Agreement or the Separation Agreement or incurred in connection with the Contemplated Transactions and in compliance with the Transaction Documents; and (v) for Liabilities that do not, individually or in the aggregate, exceed $7,500,000.

(c) When delivered pursuant to Section 6.8, the Audited Financial Statements and the Interim Financial Statements will have been prepared in accordance with GAAP, consistently applied based on the historic practices and accounting policies of Remainco (to the extent compliant with GAAP) throughout the periods involved (except that the Interim Financial Statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which will be material), and fairly present in all material respects the financial position, results of operations and cash flows of the Spinco Business as of the dates and for the periods presented on the basis for the periods presented (subject to year-end adjustments, in the case of the Interim Financial Statements); provided that (i) the Spinco Business has not operated on a separate standalone basis and has historically been reported within Remainco’s combined financial statements and (ii) the Audited Financial Statements and the Interim Financial Statements assume certain allocated charges and credits, which do not necessarily reflect what the consolidated results of operations and financial positions would have been if the Spinco Business had been operated a standalone basis independently of the Remainco Retained Business during the periods presented. The Audited Financial Statements and the Interim Financial Statements shall conform in all material respects to the published rules and regulations of the SEC applicable to financial statements for such periods.

(d) Remainco has delivered or Made Available to Merger Partner and Buyer accurate and complete copies of all Remainco SEC Documents. All statements, reports, schedules, forms and other documents required to have been filed by Remainco or its officers with the SEC since the Lookback Date have been so filed on a timely basis. None of the members of the Spinco Group is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) (i) each of the Remainco SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and (ii) none of the Remainco SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements relating to the Remainco SEC Documents required by (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the Remainco SEC Documents (collectively, the “Remainco Certifications”) is accurate and complete, and complies as to form in all material respects with all applicable Law.

(e) The Remainco Group maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act with respect to the Remainco Group. Such disclosure controls and procedures are effective to ensure that all information required to be disclosed by Remainco is reported on a timely basis to the individuals responsible for the preparation of Remainco Group filings with the SEC and other public disclosure documents. Remainco’s management has completed an assessment of the effectiveness of the Remainco Group’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended as of December 31, 2023, and such assessment concluded that such internal control system was effective. Remainco’s internal control over financial reporting (as defined in Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act) is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that are in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Remainco Group; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Remainco Group are being made only in accordance with authorizations of management and directors of Remainco; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Remainco Group’s assets that could have a material effect on its financial statements.

(f) Remainco has disclosed, based on its assessment of internal controls as of the Spinco Reference Balance Sheet Date, to Remainco’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Remainco’s ability to record, process, summarize and report financial information with respect to the Spinco Business and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Remainco’s internal control over financial reporting with respect to the Spinco Business.

(g) Remainco’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Remainco within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of Remainco, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) thereunder. All non-audit services performed by Remainco’s auditors for the Remainco Group that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved.

(h) None of the information supplied or to be supplied by or on behalf of Remainco or Spinco for inclusion or incorporation by reference in the Merger Partner Proxy Statement will (i) at the time the Merger Partner Proxy Statement is filed with the SEC or (ii) after giving effect to any amendments or supplements that have theretofore been made thereto, (A) at the time the Merger Partner Proxy Statement is first mailed to the stockholders of Merger Partner or (B) at the time of the Merger Partner Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

2.7 Absence of Certain Changes. Except as contemplated by this Agreement or the other Transaction Documents (including the Separation), since December 31, 2023, (a) the members of the Remainco Group (to the extent related to the Spinco Business) have conducted the Spinco Business in all material respects in the ordinary course consistent with past practice, (b) there has not occurred any event or events that, individually or in the aggregate, have had or would reasonably be expected to have a Spinco Material Adverse Effect and (c) none of Remainco or any member of the Spinco Group has taken any action or failed to take any action that would constitute a breach of Sections 5.2(b)(iii), 5.2(b)(iv), 5.2(b)(vi), 5.2(b)(xii), 5.2(b)(xiii) (solely with respect to material waivers, amendments and terminations), 5.2(b)(xiv), 5.2(b)(xv), 5.2(b)(xvi), 5.2(b)(xvii) 5.2(b)(xix), 5.2(b)(xx), 5.2(b)(xxi), or 5.2(b)(xxiii) (solely with respect to the foregoing Sections) had such Sections been in effect from December 31, 2023.

2.8 Sufficiency of Assets; Title to Assets.

(a) On the Closing Date (after giving effect to the Separation and assuming the receipt of all consents, approvals and authorizations under any Contracts, Intellectual Property, Laws and Permits, including relating to the matters set forth in Section 2.5(a) or Section 2.5(b) of the Remainco Disclosure Letter or as contemplated by Section 2.5), the Spinco Assets and the properties and rights of the members of the Spinco Group, taken together with the benefits of any alternative arrangements actually provided pursuant to Section 1.4 of the Separation Agreement, the services available from Remainco under the Transition Services Agreement and the licenses and agreements from Remainco under the Intellectual Property License Agreement, the IP License and Technology Agreements, the Real Estate Matters Agreement and the other Transaction Documents, will constitute all of the assets, rights and properties (other than Intellectual Property (which are addressed in Section 2.10(j)) and rights under Insurance Policies) necessary to conduct the Spinco Business immediately following the Closing Date in all material respects in substantially the same manner as the Spinco Business is being conducted as of the date hereof, as it has been conducted in the twelve (12) months prior to the date hereof and as conducted as of the Closing; provided that (i) nothing in this Section 2.8 shall be deemed to constitute a representation or warranty regarding (A) the adequacy of the amounts of cash or working capital (or the availability of the same), (B) whether the Spinco Employees who become (or remain) employed by a member of the Spinco Group following the Closing will be sufficient to permit Buyer and the members of the Spinco Group to conduct the Spinco Business immediately following Closing in all material respects in substantially the same manner as it is conducted immediately prior to Closing or (C) any infringement, misappropriation, dilution or violation of any Intellectual Property of any Third Party (which are addressed in Section 2.10); and (ii) the representations and warranties set forth in this Section 2.8 shall not be breached or inaccurate or deemed to be breached or inaccurate as a result of any Remedial Action taken with respect to Remainco or any member of the Spinco Group in accordance with Section 6.3 or for which Buyer has provided its written consent (including pursuant to Section 5.2). The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property included in the Spinco Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except (i) for ordinary, routine maintenance and repairs or (ii) as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole.

(b) The members of the Spinco Group own as of the date hereof, or will own as of the Closing (assuming the consummation of the Separation Plan as in effect on the date hereof), and have as of the date hereof, or will have as of the Closing (assuming the consummation of the Separation Plan as in effect on the date hereof), good and valid title, in all material respects, to all assets purported to be owned by them, including (i) all assets reflected on the Spinco Business Financial Statements, including the Spinco Assets, except for assets sold or otherwise disposed of in the ordinary course of business since the Spinco Reference Balance Sheet Date, and (ii) all other assets reflected in the books and records of the members of the Spinco Group as being owned by a member of the Spinco Group. All of such assets are owned, or will be owned assuming the consummation of the Separation Plan (as in effect on the date hereof) by the members of the Spinco Group free and clear of any Encumbrances, except (A) where the failure to have such good and valid title results from any liens described in Section 2.8(b) of the Remainco Disclosure Letter or (B) any other Permitted Encumbrance. The members of the Spinco Group are the lessees of (or will be lessees of assuming the consummation of the Separation Plan (as in effect on the date hereof)), and hold valid leasehold interests in (or will hold valid leasehold interests in assuming the consummation of the Separation Plan (as in effect on the date hereof)), all personal property purported to have been leased by them, and the members of the Spinco Group enjoy (or will enjoy assuming the consummation of the Separation Plan (as in effect on the date hereof)) undisturbed possession of such leased personal property, except where the failure to have such valid leasehold interest results from any liens described in Section 2.8(b) of the Remainco Disclosure Letter, liens created or otherwise imposed by any Buyer Party or any other Permitted Encumbrance.

2.9 Real Property.

(a) The members of the Spinco Group hold, or will hold (assuming the Separation is completed), valid fee simple title to the Spinco Owned Real Property set forth in Section 2.9(a) of the Remainco Disclosure Letter, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Neither the whole nor any part of the Spinco Owned Real Property is subject to any pending suit for condemnation or other taking by any Governmental Authority and, to the Knowledge of Remainco, no such condemnation or other taking is threatened or contemplated. To the Knowledge of Remainco, all improvements constituting part of the Spinco Owned Real Property (i) comply with valid and current certificates of occupancy or similar Permits to the extent required by applicable Laws for the use thereof, (ii) are in good operating condition and repair (ordinary wear and tear excepted), (iii) are adequately served with all necessary utilities for the operation of the business of the Spinco Business in the ordinary course of business in all material respects, and (iv) have current uses and operations that do not violate in any material respect any Laws, covenants, conditions, restrictions, easements, licenses, permits, or agreements except in the case of clauses (i) through (iv), as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole.

(b) The members of the Spinco Group have, or will have after giving effect to the Contemplated Transactions described in or contemplated by the Separation Agreement and the Real Estate Matters Agreement, a valid leasehold interest (as lessee, sublessee, licensee or sublicensee) in all real property leased, licensed or otherwise used by the members of the Spinco Group (collectively with all buildings, structures, fixtures and other improvements leased thereunder, the “Spinco Leased Real Property”). After giving effect to the Contemplated Transactions described in or contemplated by the Separation Agreement and the Real Estate Matters Agreement, each of the leases or other Contracts relating to the Spinco Leased Real Property will create (or will have created) as of the Closing (i) a valid and subsisting leasehold interest, or valid right to use, of one of the members of the Spinco Group; (ii) a valid and binding obligation of such member of the Spinco Group free of Encumbrances (other than Permitted Encumbrances); and (iii) enforceable by and against such member of the Spinco Group in accordance with its terms except in the case of clauses (i) through (iii), as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. None of the members of the Spinco Group, nor, to the Knowledge of Remainco, any other party to any such lease or other Contract (each, a “Spinco Real Property Lease”) is in breach or default under such Spinco Real Property Lease, and no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Spinco Real Property Lease, except as individually or in the aggregate, would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. Remainco has Made Available to Merger Partner and Buyer complete and correct copies of (A) all leases, licenses, subleases or other Contracts pursuant to which any member of the Spinco Group leases or uses (or intends to lease or use upon the Spinco Contribution) real property and (B) all subleases, licenses, occupancy agreements and other Contracts granting to any Person (other than any member of the Spinco Group ) a right of use or occupancy of any of the Spinco Leased Real Property in effect as of the date hereof. There are no material disputes with respect to any Spinco Real Property Lease. The Spinco Leased Real Property is adequately served with all necessary utilities for the operation of the business of the Spinco Business in the ordinary course of business in all material respects and has current uses and operations that do not violate in any material respect any Laws, covenants, conditions, restrictions, easements, licenses, permits, or agreements. Except as set forth in Section 2.9(b) of the Remainco Disclosure Letter, no consent of any lessor, sublessor, licensor or other third-party to a Spinco Real Property Lease is required in connection with the execution and delivery of this Agreement or the other Transaction Documents by the applicable members of the Spinco Group or the consummation of the Contemplated Transactions. Section 2.9(b) of the Remainco Disclosure Letter includes an accurate and complete list, as of the date hereof, of all Spinco Real Property Leases.

(c) None of the members of the Remainco Group (to the extent related to the Spinco Business) owns, leases, subleases, licenses or occupies any real property other than the Spinco Real Property.

2.10 Intellectual Property.

(a) Section 2.10(a) of the Remainco Disclosure Letter identifies, as of the date hereof, each item of Registered IP included in the Spinco Owned Intellectual Property (the “Spinco Registered IP”). For each item of

Registered IP, Section 2.10(a) of the Remainco Disclosure Letter includes, where applicable, as of the date hereof (excluding with respect to internet domain names), (i) the current owner and the current registrant; (ii) the jurisdiction where the application, registration or issuance is filed; (iii) the application, registration or issue number; and (iv) the application, registration or issue date.

(b) The Spinco Registered IP is, to the Knowledge of Remainco, subsisting, valid and enforceable. A member of the Remainco Group owns and has the right to transfer to the Spinco Group all Spinco Owned Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole, the Spinco Owned Intellectual Property is solely owned by a member of the Remainco Group free and clear of all Encumbrances, except for Permitted Encumbrances. The members of the Remainco Group (to the extent related to the Spinco Business) have taken commercially reasonable actions to maintain the confidentiality of all trade secrets and other material confidential information included in the Spinco Owned Intellectual Property.

(c) To the Knowledge of Remainco, since the Lookback Date, the operation of the Spinco Business, including the sale of any products or the provision of any services by the members of the Spinco Group, has not infringed, misappropriated, diluted or violated any Intellectual Property of any third party. To the Knowledge of Remainco, since the Lookback Date, no Person has been or is engaging in any activity that infringes, misappropriates, dilutes or violates any of the Spinco Owned Intellectual Property.

(d) There is no pending Action with respect to which any member of the Remainco Group (to the extent related to the Spinco Business) has been served with written notice, or any other Action pending or threatened in writing against any member of the Remainco Group (to the extent related to the Spinco Business) alleging that the operation of the Spinco Business as conducted since the Lookback Date, including the sale of any products or the provision of any services by the members of the Spinco Group, infringes, misappropriates, dilutes or violates the Intellectual Property of any third party in any manner which would, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole.

(e) Each current and former employee, consultant and contractor of any member of the Remainco Group (to the extent related to the Spinco Business) who materially contributed to the development of any material Spinco Owned Intellectual Property has executed a written Contract in a form substantially as that which has been provided by the Remainco Group (i) assigning all right, title, and interest of such employee, consultant or contractor in such developments to a member of the Remainco Group, as applicable, except where a member of the Remainco Group owns the Spinco Owned Intellectual Property by operation of law, and (ii) acknowledging confidentiality obligations that such employee, consultant or contractor has with respect to the treatment of confidential information of any confidential materials of the Spinco Group or any third party.

(f) The members of the Remainco Group have taken commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce their respective rights in all trade secrets and material proprietary information pertaining to the Spinco Business and the products and services of the members of the Spinco Group.

(g) The manner in which any Open Source Software is incorporated into, linked to or called by, or otherwise combined or distributed with any Spinco Owned Software has complied, in all materials respects, with the terms of the Open Source Software license applicable to such Software and does not, according to the terms of the license applicable to such Open Source Software, obligate any member of the Remainco Group (to the extent related to the Spinco Business) to disclose, make available, offer or deliver all or any portion of any source code of any such software product or service or any component thereof to any third party, other than the applicable Open Source Software.

(h) No material source code for any Spinco Owned Software has been made available to any third party except for disclosures to third parties subject to written agreements containing reasonable protections of such source code.

(i) No Spinco Owned Intellectual Property is subject to any outstanding judgment, injunction, Governmental Order, decree or agreement materially restricting any member of the Remainco Group’s (to the extent related to the Spinco Business) use or licensing thereof.

(j) A member of the Remainco Group owns or otherwise has, and after giving effect to the Separation and the Intellectual Property License Agreement (and assuming the transfer of Spinco Employees to the applicable members of the Spinco Group and the receipt of all consents, approvals and authorizations under any Contracts, Intellectual Property and Permits set forth in Section 2.5(a) or Section 2.5(b) of the Remainco Disclosure Letter or as contemplated by Section 2.5) one of the members of the Spinco Group will have (including after giving effect to the contemplated transfers under the Separation Agreement and the Intellectual Property License Agreement), taken together with the benefits of any alternative arrangements provided pursuant to Section 2.5 of the Separation Agreement, the services available from Remainco under the Transition Services Agreement and the licenses from Remainco under the Intellectual Property License Agreement and the IP License and Technology Agreements, all Intellectual Property and Technology needed to conduct the Spinco Business immediately following the Closing Date in all material respects in substantially the same manner as it is being conducted as of the date hereof and as it has been conducted in the twelve (12) months prior to the date hereof and as conducted as of the Closing.

2.11 Contracts.

(a) Section 2.11(a) of the Remainco Disclosure Letter contains a true and correct list of each of the following undischarged or unsatisfied Contracts in force as of the date hereof to which any member of the Remainco Group is a party that are primarily used in or primarily related to the Spinco Business or which are contemplated after giving effect to the Separation to be binding on a member of the Spinco Group (each such Contract, a “Spinco Material Contract”):

(i) any Contract that involved during the twelve (12) months ended on the Spinco Reference Balance Sheet Date aggregate payments or receipts in excess of $25,000,000 by the Spinco Business or any Contract under which the Spinco Business reasonably expects to receive or make payments during the twelve (12) months ending on December 31, 2024 in excess of $25,000,000;

(ii) any distribution, dealer, representative, agency or similar Contract that involved during the twelve (12) months ended on the Spinco Reference Balance Sheet Date, or is expected to involve during the twelve (12) months ending on December 31, 2024, aggregate payments in excess of $25,000,000, other than any such Contract that is terminable on less than sixty (60) days’ notice without penalty or payment in connection with termination (other than amounts accrued prior to such termination);

(iii) any Contract that involved a non-affiliated Person license (as licensor or licensee) of Intellectual Property or Software to or from the Spinco Business that involved during the twelve (12) months ended on the Spinco Reference Balance Sheet Date, or is expected to involve during the twelve (12) months ending on December 31, 2024, aggregate payments in excess of $25,000,000, or pursuant to which any third party creates, develops or customizes Intellectual Property or Software material to the operation of the Spinco Business as conducted on the date hereof for or on behalf of the Spinco Business to the extent created, developed or customized exclusively in connection with the Spinco Business, except to the extent (A) any of the foregoing is shrink-wrap or off-the-shelf license for Software or (B) were entered into in the ordinary course of business consistent with past practice where such licenses were incidental to the transactions contemplated by such Contracts;

(iv) any Contract that is material to the Spinco Business that (A) prohibits the Spinco Business from engaging or competing in any line of business, in any geography or with any Entity (other than any Contract that would otherwise be included in this clause solely because it requires any member of the Remainco Group with respect to the Spinco Business to operate in a geographic location where wager-based gaming is permitted by Laws, or with a Person properly licensed to sell or otherwise place wager-based games), (B) requires the Spinco Business to deal exclusively with any Person or contains “most favored nation” or similar provision in favor of the counterparty thereto, (C) is with a vendor, supplier or service provider and requires the Spinco Business to purchase a minimum amount of product or provide a minimum amount of revenue to the counterparty and was entered into outside the ordinary course of business or (D) was entered into outside the ordinary course of business and prohibits the Spinco Business from soliciting any customer of another Person;

(v) any collective bargaining agreements (including any material memorandums of understanding), works council or similar labor Contracts with a labor union or works council or similar organization;

(vi) any mortgage, deeds of trust, indenture, loan or credit agreement, security agreement or other agreement or instrument evidencing the Indebtedness of any member of the Spinco Group in excess of $10,000,000 (other than Indebtedness between members of the Spinco Group);

(vii) any Contract that creates a strategic alliance, joint venture or partnership with a Person that is not a member of the Remainco Group, profit sharing or other similar Contract with respect to the Spinco Business and is material to the Spinco Business;

(viii) any Contract to which any member of the Spinco Group is a party in favor of a credit support provider relating to a Credit Support Instrument with aggregate face amounts in excess of $20,000,000;

(ix) any Contract for the pending acquisition or disposition of any business or Person with a purchase price in excess of $10,000,000 or any Contract with respect to any consummated acquisition or disposition of a business under which the Spinco Business has any future liability with respect to an “earn-out,” contingent purchase price, deferred purchase price or similar contingent payment obligations in excess of $10,000,000 individually;

(x) any Contract with a Spinco Top Customer that provides for some or all of the payments from such Person that resulted in such Person being considered a Spinco Top Customer;

(xi) any Contract with a Spinco Top Supplier that provides for some or all of the payments to such Person that resulted in such Person being considered a Spinco Top Supplier;

(xii) any Contract with a Governmental Authority that is not a customer Contract and is material to the Spinco Business;

(xiii) any Contract containing any future capital expenditure obligation of the members of the Spinco Group or the Spinco Business in excess of $5,000,000;

(xiv) any Contract that restricts the ability of any member of the Spinco Group from pledging any of its assets or making a dividend or distribution to any holder of its Equity Interests; and

(xv) any Contract with (A) a provider of transaction processing or settlement services for the funding of transfers initiated using products of the members of the Spinco Group; (B) any Person appointing any member of the Spinco Group to act as the agent or authorized delegate of such Person pursuant to any Money Services Laws; or (C) any Person providing services to the Spinco Group in connection with the purchase, sale, exchange, trading or custody of virtual currency or digital assets.

(b) Remainco has delivered or Made Available to Merger Partner and Buyer an accurate and complete copy of each Spinco Material Contract. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole, (i) each Spinco Material Contract is a legal, valid and binding obligation of a member of the Remainco Group (to the extent related to the Spinco Business), and, to the Knowledge of Remainco, each other party to such Spinco Material Contract, and is enforceable against the applicable member of the Remainco Group, and, to the Knowledge of Remainco, such other party, in accordance with its terms subject, in each case, to the effect of any Bankruptcy and Equity

Exceptions, and (ii) neither the applicable member of the Remainco Group nor, to the Knowledge of Remainco, any other party to a Spinco Material Contract is in material default or breach of a Spinco Material Contract, and, to the Knowledge of Remainco, there does not exist any event, condition or omission that would constitute such a material default or breach by any member of the Remainco Group (whether by lapse of time or notice or both) under any Spinco Material Contract.

2.12 Compliance with Laws; Regulatory Matters.

(a) Each member of the Remainco Group (to the extent related to the Spinco Business) is, and since the Regulatory Lookback Date has been, in compliance with all applicable Laws, including Laws relating to money transmission, virtual currency or other digital assets, consumer protection, credit reporting, data privacy, financial privacy, cybersecurity, securities Law matters, and payment services Law matters (including payment network rules) and Governmental Orders directly applicable to it, except where failure to so comply would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. Since the Regulatory Lookback Date, none of the members of the Remainco Group (to the extent related to the Spinco Business) have received any written notice or other written communication from any Governmental Authority or any written notice from any other Person (i) regarding any actual or possible violation of, or failure to comply with, any Law or (ii) that it is or has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, except as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole.

(b) Since the Regulatory Lookback Date, none of the members of the Spinco Group have been in violation of Money Services Laws, or, to the extent applicable, denied a Money Services Permit or other Permit by any Governmental Authority or had any Money Services Permit or other Permit revoked or suspended.

(c) Each member of the Remainco Group is, and at all times since the Regulatory Lookback Date has been, in compliance with all applicable Laws, including the Bank Secrecy Act and the USA PATRIOT Act, related to recordkeeping, reporting, and the prevention of money laundering or terrorist financing (collectively, the “Anti-Money Laundering Laws”). None of the members of the Remainco Group or any of their respective directors, officers, employees or, to the Knowledge of Remainco, agents designated by the applicable member of the Remainco Group to act on behalf of any member of the Spinco Group is in violation of any applicable Anti-Money Laundering Laws.

(d) Since the Regulatory Lookback Date, none of the members of the Remainco Group (to the extent related to the Spinco Business) have (i) received written notice of any actual, alleged or potential violation of any Anti-Money Laundering Laws or (ii) been a party to or the subject of any pending (or to the Knowledge of Remainco, threatened) action, audit, or investigation, by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any applicable Anti-Money Laundering Laws.

(e) The Remainco Group maintains, and has at all times since the Regulatory Lookback Date maintained, (i) an adequate system of internal controls reasonably designed to ensure compliance with the Anti-Money Laundering Laws and to prevent and detect violations of the Anti-Money Laundering Laws and (ii) an operational and effective anti-money laundering compliance program that includes, at a minimum, policies, procedures and training intended to detect, prevent and deter violations of applicable Anti-Money Laundering Laws.

2.13 Anti-Corruption Compliance; Trade Compliance.

(a) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Spinco Business or the Spinco Group, taken as a whole, since the Statutory Lookback Date, the members of the

Remainco Group (to the extent related to the Spinco Business) and, to the Knowledge of Remainco, their respective agents, channel partners, Affiliates, distributors, resellers or other representatives to the extent related to any member of the Spinco Group or the Spinco Business and acting on their behalf, have complied in all respects with the Anti-Corruption Laws and International Trade Laws of each jurisdiction in which the members of the Remainco Group (to the extent related to the Spinco Business) operate. Since January 1, 2018, the members of the Remainco Group (to the extent related to the Spinco Business) have maintained accurate books and records and implemented adequate internal accounting controls and policies to enforce the Anti-Corruption Laws.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Spinco Business or the Spinco Group, taken as a whole, since the Statutory Lookback Date, none of the members of the Remainco Group (to the extent related to the Spinco Business) or, to the Knowledge of Remainco, their respective agents, channel partners, Affiliates, distributors, resellers or other representatives to the extent related to any member of the Spinco Group or the Spinco Business and acting on their behalf, (i) have directly or indirectly offered, given, reimbursed, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, travel expense or entertainment) in the course of their actions for, or on behalf of, the Spinco Business payable to (A) any Person who is an official, officer, or employee of any Governmental Authority or of any existing or prospective customer (whether or not owned by a Governmental Authority); (B) any political party or official thereof; (C) any candidate for political or political party office; or (D) any other Person affiliated with any such customer, political party or official or political office, or (ii) have otherwise violated any Anti-Corruption Laws.

(c) (i) Since the Statutory Lookback Date, the members of the Remainco Group (to the extent related to the Spinco Business) and their respective directors, officers, employees and, to the Knowledge of Remainco, agents, have complied with all applicable International Trade Laws; (ii) since the Statutory Lookback Date, none of the members of the Remainco Group (to the extent related to the Spinco Business) have (A) received written notice of any actual, alleged or potential violation of any International Trade Laws or (B) been a party to or the subject of any pending (or to the Knowledge of Remainco, threatened) action, audit, disclosure, or investigation, by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any International Trade Laws; (iii) none of the members of the Remainco Group (to the extent related to the Spinco Business) or any of their respective directors, employees, officers or, to the Knowledge of Remainco, agents, are Sanctioned Parties; and (iv) to the extent related to the Spinco Business, none of the members of the Remainco Group or any of their respective directors, officers or, to the Knowledge of Remainco, employees or agents have engaged in any transactions with or dealt with the property of Sanctioned Parties in violation of International Trade Laws.

2.14 Permits. Since the Lookback Date, the members of the Remainco Group have held, and after giving effect to the Separation (and assuming the receipt of all consents, approvals and authorizations under any Contracts and Permits, including relating to the matters set forth in Section 2.5(a) or Section 2.5(b)), the members of the Spinco Group will hold, all Permits necessary to enable the members of the Spinco Group to conduct the Spinco Business in the manner in which it is currently being conducted, except where the failure to so hold would not, individually or in the aggregate, reasonably be expected to be material and adverse to the Spinco Business or the members of the Spinco Group. Since the Lookback Date, (a) all such Permits are valid and in full force and effect and (b) none of the members of the Remainco Group (to the extent related to the Spinco Business) is in default or violation, in any material respect, of any such Permits. Since the Lookback Date, none of the members of the Remainco Group (to the extent related to the Spinco Business) has received any written notice or written communication from any Governmental Authority regarding any default or violation in any material respect of any Permit. The foregoing representations and warranties set forth in this Section 2.14 shall not apply to Permits required under Environmental Laws, which are exclusively set forth in Section 2.17.

2.15 Tax Matters.

(a) Each material Tax Return required to be filed by or on behalf of the respective members of the Spinco Group or with respect to the Spinco Business with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (the “Spinco Company Returns”) (i) has been or will be filed on or before the applicable due date (including any extensions of such due date) and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Law. All material Taxes required to be paid by or with respect to the members of the Spinco Group have been duly paid, except for Taxes contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(b) No member of the Spinco Group and no Spinco Company Return is subject to an audit with respect to Taxes by any Governmental Authority. No extension or waiver of the limitation period applicable to any of the Spinco Company Returns has been granted (by Remainco, Spinco or any other Person), and no such extension or waiver has been requested from any member of the Spinco Group.

(c) No claim or Action is pending, has been asserted in writing or, to the Knowledge of Remainco, has been threatened against or with respect to any member of the Spinco Group or with respect to the Spinco Business in respect of any material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any member of the Remainco Group with respect to the Spinco Business with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the members of the Spinco Group and with respect to which adequate reserves for payment have been established on the Spinco Business Financial Statements). There are no liens for material Taxes upon any of the Spinco Assets except Permitted Encumbrances.

(d) There are no Contracts relating to the allocation, sharing or indemnification of Taxes to which any member of the Spinco Group is a party, other than (i) the Tax Matters Agreement; (ii) Contracts containing customary gross-up or indemnification provisions in credit agreements, derivatives, leases and similar agreements entered into in the ordinary course of business and the primary purposes of which do not relate to Taxes; and (iii) Contracts which solely involve any member of the Spinco Group.

(e) No member of the Spinco Group has participated in, or is currently participating in, a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(f) The members of the Spinco Group have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Person.

(g) No written claim has ever been made by any Governmental Authority in a jurisdiction where a member of the Spinco Group does not file a Tax Return that it is or may be subject to taxation by that jurisdiction which has resulted or could reasonably be expected to result in an obligation to pay material Taxes.

(h) No member of the Spinco Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) entered into on or prior to the Closing Date; (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) with respect to a transaction occurring on or prior to the Closing Date; (iv) an installment sale or open transaction disposition made on or prior to the Closing Date; (v) a prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vi) Section 965 of the Code.

(i) No member of the Spinco Group (i) has been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or non-U.S. Tax Law), other than a group the common parent of which was a current member of the Spinco Group or (ii) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Law), as a transferee or successor or by contract (other than agreements or contracts entered into in the ordinary course of business and not primarily related to Taxes).

(j) No member of the Spinco Group has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code, in each case, within the two (2)-year period ending on the date hereof.

(k) Section 2.15 and, to the extent related to Tax matters, Section 2.16, contain the sole and exclusive representations and warranties of Remainco and Spinco herein with respect to Tax matters.

2.16 Benefit Arrangements; Labor Matters.

(a) Section 2.16(a) of the Remainco Disclosure Letter sets forth an accurate and complete list, as of the date hereof, of each material Remainco Benefit Arrangement (to the extent related to any Spinco Employees) and each material Spinco Benefit Arrangement, and separately identifies each as such. Remainco has delivered or Made Available to Merger Partner and Buyer accurate and complete copies of the following with respect to each material Spinco Benefit Arrangement, as applicable: (i) the plan document (or, in the case of any unwritten Spinco Benefit Arrangement, a description of the material terms thereof), all related trust agreements, insurance contracts and policy documents, and any amendments thereto; (ii) the most recent summary plan description and any summaries of material modifications thereto; (iii) the three most recently filed annual reports (Form 5500 series), if any, with all corresponding schedules and financial statements attached thereto (including any related actuarial valuation report); (iv) the most recent IRS determination, advisory or opinion letter issued with respect to any Spinco Benefit Arrangement intended to be qualified under Section 401(a) of the Code; and (v) any material notices, letters or other correspondence with the IRS, the DOL, the Pension Benefit Guaranty Corporation or any other Governmental Authority. Remainco has delivered to Merger Partner and Buyer accurate and complete copies of the following with respect to each material Spinco Benefit Arrangement, as applicable: (A) the plan document or a description of the material terms and (B) the most recent IRS determination, advisory or opinion letter issued with respect to any Spinco Benefit Arrangement intended to be qualified under Section 401(a) of the Code.

(b) None of the members of the Spinco Group or any of their respective ERISA Affiliates has ever maintained, contributed, had an obligation to contribute to, or had any Liability with respect to, (i) a “defined benefit plan” within the meaning of Section 3(35) of ERISA or pension plan subject to the funding standards of Title IV or Section 302 of ERISA or Section 412 of the Code; (ii) a “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) a “multiple employer plan” described in Section 413 of the Code. No Spinco Benefit Arrangement provides, and, with respect to the Spinco Employees, the members of the Spinco Group are not obligated to provide, or have an obligation to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Spinco Employee or any Spinco Former Employee, except as may be required by COBRA or other applicable Law. None of the members of the Spinco Group or any of their respective ERISA Affiliates have any material Liability on account of a violation of COBRA.

(c) Each Spinco Benefit Arrangement has been established, maintained and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other Laws. Except as would not reasonably be expected to result in material liability to the members of the Spinco Group, (i) the members of the Spinco Group have timely performed all obligations required to be performed by it under each Spinco Benefit Arrangement; (ii) there are no Actions pending or, to the Knowledge of Remainco, threatened or reasonably anticipated with respect to any Spinco Benefit Arrangement, its assets or any fiduciary thereof (other than routine claims for benefits); and (iii) no event has occurred and no condition exists that would subject any member of the Spinco Group to any excise Tax, fine, Encumbrance, material penalty or other liability imposed by ERISA, the Code or any other applicable Law with respect to any Spinco Benefit Arrangement.

(d) Each Spinco Benefit Arrangement that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter, or is the subject of an opinion or advisory letter, from the IRS, and to the Knowledge of Remainco, no fact or event has occurred since the date of such determination letter that would reasonably be expected to adversely affect such qualification.

(e) Except as would not reasonably be expected to result in material liability to any member of the Spinco Group or the imposition of a material Tax on any Spinco Employee under Section 409A(a)(1)(B) of the Code, each Remainco Benefit Arrangement (to the extent related to any Spinco Employees) and Spinco Benefit Arrangement that is a “nonqualified deferred compensation plan” (as defined under Section 409A of the Code) has been operated in compliance with Section 409A of the Code and has complied with applicable documentary requirements of Section 409A of the Code.

(f) Except as set forth in Section 2.16(f) of the Remainco Disclosure Letter, none of the execution or delivery of this Agreement or the other Transaction Documents, the consummation of any of the Contemplated Transactions will, either alone or in conjunction with any other event, (i) entitle any Spinco Employee or any Spinco Former Employee to any payment or benefit (or result in the funding of any such payment or benefit); (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any Spinco Employee or any Spinco Former Employee; or (iii) accelerate the time of payment, funding or vesting of amounts due to any Spinco Employee or any Spinco Former Employee. No amount paid or payable by Remainco and its Affiliates (whether in cash, in property, or in the form of benefits) to any Spinco Employee as a result of the consummation of the Contemplated Transactions will, either alone or in conjunction with any other event, be an “excess parachute payment” within the meaning of Section 280G of the Code. No Spinco Benefit Arrangement provides, and, with respect to the Spinco Employees, Remainco is not obligated to provide, or has an obligation to provide, compensation to any Person for excise taxes payable pursuant to Section 4999 of the Code or for taxes payable pursuant to Section 409A of the Code.

(g) With respect to each Benefit Arrangement maintained primarily for current and Spinco Former Employee located outside the United States (each, a “Spinco International Benefit Plan”), in all material respects, (i) if intended to qualify for special Tax treatment, each Spinco International Benefit Plan is so qualified; (ii) if required to be registered with a Governmental Authority, is so registered; and (iii) the fair market value of the assets of each Spinco International Benefit Plan, the liability of each insurer for any Spinco International Benefit Plan funded through insurance, or the book reserve established for any such plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such plan. As of the Closing Date, each transfer of employment of a Spinco Employee from a member of the Remainco Group to a member of the Spinco Group (or applicable Spinco EOR (as defined in the Employee Matters Agreement)) implemented under the Separation Plan will comply in all material respects with applicable Law.

(h) With respect to Spinco Employees, no member of the Remainco Group has been a party to, a sponsoring employer of, or otherwise is under any liability with respect to any defined benefit pension scheme, any final salary scheme or any death, disability or retirement benefit calculated by reference to age, salary or length of service or any other item.

(i) Remainco has provided to Merger Partner and Buyer a list as of July 1, 2024 of the Spinco Employees (by unique identifier), and including the following information pertaining to each such Spinco

Employee: (i) job title; (ii) location of employment (including, for U.S. employees, state of residence); (iii) employing Entity; (iv) annual base salary or hourly rate of pay; (v) targets under short term incentive, long term incentive or sales incentive plan, to the extent applicable; (vi) employment status (active or on leave, and, if on leave, expected return date); (vii) date of commencement of employment; (viii) for U.S.-based employees, accrued and unused paid-time off; (x) for U.S. Spinco Employee, status as exempt or nonexempt under the federal Fair Labor Standards Act of 1938 (the “Fair Labor Standards Act ”) or similar state law; and (xi) whether covered by the terms of a collective bargaining agreement.

(j) Remainco has provided to Merger Partner and Buyer a list as of July 1, 2024 of all independent contractors and consultants engaged by any member of the Remainco Group to perform work for the Spinco Business containing (i) country where engaged (including, for U.S. based contractors, state where work was performed); (ii) engaging Entity (or Entity such individual provides services to, if different); (iii) whether the individual is engaged directly or via an intermediary; and (iv) contract rate or amount paid to each such independent contractor or consultant, year to date in calendar year 2024. To the Knowledge of Remainco, no independent contractor or consultant performs services for the Spinco Business in the State of California.

(k) To the Knowledge of Remainco, as of the date hereof, all Spinco Employees who are based and ordinarily working in the U.S. (the “U.S. Spinco Employees”) are authorized to work in the United States. Since the Statutory Lookback Date, each member of the Remainco Group has complied in all material respects with all applicable Laws regarding immigration and U.S. work authorization compliance, and, to the Knowledge of Remainco, has a valid Form I-9 on file for each U.S. Spinco Employee. To the Knowledge of Remainco, all Spinco Employees who are based and ordinarily working outside of the U.S. have the legal right to work in the country in which they are employed, and the members of the Remainco Group (to the extent related to the Spinco Business) have complied in all material respects with their respective obligations under applicable non-U.S. Laws with respect to such Spinco Employees.

(l) As of the date hereof (and, except as would not, individually or in the aggregate be material to the Spinco Business, after the date hereof and prior to the Closing), (i) there are no strikes or work stoppages pending or, to the Knowledge of Remainco, threatened by any Spinco Employees; (ii) no such strike or work stoppage involving Spinco Employees has occurred since the Lookback Date; and (iii) to the Knowledge of Remainco, there is no organizing activity by any union or labor organization as to any Spinco Employees.

(m) Each member of the Remainco Group (to the extent related to the Spinco Business) is, and since the Lookback Date has been, in material compliance with all applicable Laws directly applicable to the Spinco Business respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health requirements, employment classification, immigration, the WARN Act, plant closings and layoffs, the Fair Labor Standards Act, employment discrimination, equal opportunity, employee leave issues and unemployment insurance. Each member of the Reimainco Group (to the extent related to the Spinco Business) is, and since the Lookback Date has been, operating in a manner consistent in all material respects with the United Nations Convention on the Rights of the Child and International Labor Organization’s Minimum Age Convention (No. 138).

(n) Except as set forth in Section 2.16(n) of the Remainco Disclosure Letter, (and, except as would not, individually or in the aggregate be material to the Spinco Business, after the date hereof and prior to the Closing), (i) there is no trade union recognized by, or works council, staff association or other employee representative body established by any member of the Remainco Group (to the extent related to the Spinco Business); (ii) there is no outstanding material dispute between any member of the Remainco Group (to the extent related to the Spinco Business) and any trade union, or, to the Knowledge of Remainco, threatened in writing; and (iii) there is no collective bargaining agreement or other labor arrangement in place or currently being negotiated with any trade union or employee representatives to which any member of the Remainco Group (to the extent related to the Spinco Business) is a party or subject. Since the Lookback Date, no member of the Remainco Group (to the extent related to the Spinco Business) has received any written requests for recognition from a trade union.

(o) Except as set forth in Section 2.16(o) of the Remainco Disclosure Letter, (i) to the Knowledge of Remainco, since the Lookback Date, to the extent related to any Spinco Employee, the members of the Remainco Group have not received notice of any charge or complaint or of the intent to conduct an investigation (or notice that such an investigation is in progress) from, or pending before, any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, immigration, or occupational safety and health Laws, and (ii) there is no charge, complaint, lawsuit, or other proceeding pending or, to the Knowledge of Remainco, threatened against any member of the Remainco Group before any Governmental Authority by or on behalf of any Spinco Employee, any Spinco Former Employee or any applicant for employment as a Spinco Employee, in each case alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, in the case of each of clause (i) and (ii), that would, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole.

(p) To the Knowledge of Remainco, since the Lookback Date, (i) no allegations of sexual or other harassment or misconduct have been made against any Spinco Employee with a title above Vice President and (ii) no Action is pending or threatened, and no settlement agreement has been entered into, with respect to any member of the Remainco Group involving allegations of sexual or other harassment or misconduct by any Spinco Employee, in each case, that, individually or in the aggregate, is reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole.

(q) Except as set forth in Section 2.16(q)(i) of the Remainco Disclosure Letter, since the Lookback Date, no member of the Remainco Group (to the extent related to the Spinco Business) has implemented any employee layoffs or plant closings that would require notice under the WARN Act. No member of the Remainco Group (to the extent related to the Spinco Business) has any outstanding WARN Act liability. Section 2.16(q)(ii) of the Remainco Disclosure Letter, which shall be supplemented in advance of the Closing, contains an accurate and complete list of all employees who would be Spinco Employees if employed on the date hereof and who experienced an “employment loss” (as defined in the WARN Act) during the ninety (90) days prior to July 1, 2024 (and, with respect to the supplement, prior to the estimated Closing), listing for each such employee the date and nature of the employment loss and the individual’s position and work location.

(r) Since the Lookback Date, the members of the Remainco Group (to the extent related to the Spinco Business) have not made, or started implementation of, any collective dismissals that have required or will require notification or consultation with any state authority, trade union, works or supervisory council, staff association or body representing or in relation to any of their employees.

2.17 Environmental Matters. Except as set forth in Section 2.17 of the Remainco Disclosure Letter, (a) each of the members of the Remainco Group (to the extent related to the Spinco Business) is, and at all times since the Regulatory Lookback Date has been, in compliance in all material respects with all Environmental Laws applicable to the Spinco Business, (b) each of the members of the Remainco Group (to the extent related to the Spinco Business) possess and are, and at all times since the Regulatory Lookback Date have been, in compliance in all material respects with all Environmental Permits that are required for the operation of the Spinco Business, (c) there are no Actions pending or, to the Knowledge of Remainco, threatened that seek the revocation, cancellation, or suspension of any of the Environmental Permits, (d) none of the members of the Remainco Group (to the extent related to the Spinco Business) have received any written notice, complaint or claim, and there are no Actions pending or, to the Knowledge of Remainco, threatened against any member of the Spinco Group or with respect to the Spinco Business, in each case, alleging a violation of or Liability (including any investigatory, remedial or corrective action liability) under any Environmental Law that, in each case, would reasonably be expected to result in material Liability to any member of the Spinco Group, (e) no member of the Remainco Group (to the extent related to the Spinco Business) is currently operating the Spinco Business subject to any Governmental Order addressing a violation of or Liability under any Environmental Law, (f) no member of the Remainco Group (to the extent related to the Spinco Business) has assumed by contract or, to the Knowledge of Remainco, by operation of law, any material Liability of any third party arising under any Environmental Law and (g) there has been no Release of Hazardous Materials by any member of the Remainco Group (to the extent related to the Spinco Business) or, to the Knowledge of Remainco, at, on, in, under or from (i) the Spinco Real Property, (ii) any real property formerly owned, leased, licensed, used or operated by any member of the Remainco Group (to the extent related to the Spinco Business) or (iii) at any facility to which any Hazardous Materials generated by the Spinco Business were sent for disposal, in each case of subclauses (i) through (iii), in a manner that could reasonably be expected to result in material liability under any Environmental Law. Notwithstanding any of the representations and warranties contained elsewhere in this Agreement, the representations and warranties in this Section 2.17 and in Section 2.7 shall be the sole representations and warranties of Remainco and Spinco with respect to environmental matters, Environmental Laws, Environmental Permits or Hazardous Materials.

2.18 Insurance. Except as would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole, each Insurance Policy and Self-Insurance program and arrangement relating to the Spinco Business and the members of the Spinco Group is binding and in full force and effect. With respect to each such Insurance Policy, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Spinco Business or the Spinco Group, taken as a whole, (i) all premiums with respect thereto are currently paid; (ii) none of the members of the Remainco Group is in breach or default and, to the Knowledge of Remainco, no event has occurred which, with notice or lapse or time, would constitute a breach or default or permit termination or modification of the policy; (iii) none of Remainco or any member of the Spinco Group has received any written notice of cancellation or non-renewal of the policy; and (iv) the consummation of the Contemplated Transactions will not cause a breach, termination or modification of the policy.

2.19 Absence of Litigation.

(a) Except as set forth in Section 2.19(a) of the Remainco Disclosure Letter, (i) there are no Actions pending or, to the Knowledge of Remainco, threatened, against any member of the Remainco Group relating to the Spinco Business which would, individually or in the aggregate, reasonably be expected to have a Spinco Material Adverse Effect and (ii) as of the date hereof, there are no Actions pending or, to the Knowledge of Remainco, threatened, against any member of the Remainco Group relating to the Spinco Business alleging Liabilities or Losses in excess of $1,000,000.

(b) As of the date hereof, there are no Actions pending or, to the Knowledge of Remainco, threatened against any member of the Remainco Group that question the validity of, or seek injunctive relief with respect to, any of the Transaction Documents or the right of any member of the Remainco Group to enter into any of the Transaction Documents.

(c) No member of the Spinco Group is a party to or subject to the provisions of any Governmental Order that would reasonably be expected, individually or in the aggregate, to be material to the Spinco Business or the Spinco Group, taken as a whole.

(d) As of the date hereof, no member of the Spinco Group is a party to or subject to the provisions of any Governmental Order that would reasonably be expected to prevent or materially delay, materially interfere with or materially impair (i) the consummation by the members of the Remainco Group of the Contemplated Transactions or (ii) the compliance by any member of the Remainco Group with the Transaction Documents.

2.20 Customers and Suppliers.

(a) Section 2.20(a) of the Remainco Disclosure Letter sets forth (i) a correct and complete list identifying the top ten (10) customers of the Spinco Business, measured by revenue recognized by the Spinco Business on a combined basis during the one (1)-year period ended on the Spinco Reference Balance Sheet Date (collectively, the “Spinco Top Customers”); and (ii) a correct and complete list identifying the top ten

(10) suppliers of the Spinco Business, measured by expense incurred by the Spinco Business on a combined basis during the one (1)-year period ended on the Spinco Reference Balance Sheet Date (collectively, the “Spinco Top Suppliers”).

(b) Since the Spinco Reference Balance Sheet Date through the date hereof, to the Knowledge of Remainco, Remainco has not received, from any Spinco Top Customer or Spinco Top Supplier, written communications (i) terminating, not renewing or materially reducing (or stating the intent to terminate, not renew or materially reduce), or materially altering the terms (or stating the intent to materially alter the terms) of such Spinco Top Customer’s or Spinco Top Supplier’s relationship with any member of the Remainco Group (to the extent related to the Spinco Business) or (ii) indicating a material breach of the terms of any Contracts with such Spinco Top Customer, or Spinco Top Supplier, in each case, except as, individually or in the aggregate, would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole.

2.21 Financial Advisors. Remainco is solely responsible for the payment of the fees and expenses of any broker, investment banker, financial advisors or other Person acting in a similar capacity in connection with the transactions contemplated by any of the Transaction Documents based upon arrangements made by or on behalf of Remainco or any of its Affiliates, including Spinco.

2.22 Takeover Statutes. As of the date hereof, there is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar device in effect to which any member of the Remainco Group is a party or otherwise is bound. The Contemplated Transactions are and, as of the Closing, shall be exempt from any such stockholder rights plan, “poison pill,” anti-takeover plan or other similar device adopted prior to the Closing to which any member of the Remainco Group is a party or otherwise is bound. No “fair price,” “moratorium,” “control share acquisition,” “business combination,” “interested stockholder,” “stockholder protection” or other similar anti-takeover law applicable to Remainco or Spinco enacted under Law applies to this Agreement, the Merger or any other Contemplated Transactions.

2.23 Data Privacy and Information Security.

(a) The members of the Remainco Group (to the extent related to the Spinco Business) and, to the Knowledge of Remainco, its Data Processors and other Persons with whom the Remainco Group (to the extent related to the Spinco Business) has shared Personal Data, in each case since the Lookback Date, (i) have complied with applicable Privacy Laws, Spinco Company Privacy Policies and other Contracts relating to the collection, use, protection, or processing of Spinco IT Systems or Spinco Company Data, (ii) have not suffered and are not currently suffering a Security Incident and (iii) have not been subject to any complaints, litigation or regulatory investigations or enforcement actions from any Person or Governmental Authority and have not received any notices or inquiries alleging noncompliance with any applicable Privacy Laws in each case, except in the case of each of clause (i) through (iii), as would not, individually or in the aggregate, reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. To the Knowledge of Remainco, neither the execution, delivery or performance of any of the Transaction Documents, nor the consummation of the Contemplated Transactions, violate any Privacy Laws or Spinco Company Privacy Policies, except as, individually or in the aggregate, would not reasonably be expected to (A) be material to the Spinco Business or the Spinco Group, taken as a whole or (B) prevent or materially delay, materially interfere with or materially impair (1) the consummation by the members of the Remainco Group of the Contemplated Transactions or (2) the compliance by any member of the Remainco Group with the Transaction Documents. When any member of the Spinco Group uses a Data Processor to Process Personal Data, the relevant Data Processor has provided guarantees, warranties or covenants in relation to the Processing of Personal Data, confidentiality, and security measures, and has agreed to comply with those obligations in a manner sufficient for the relevant member of the Spinco Group’s material compliance with applicable Privacy Law.

(b) The members of the Remainco Group (to the extent related to the Spinco Business) have established and maintain a Spinco Information Security Program, and since the Lookback Date there have been no material violations of the Spinco Information Security Program. The Spinco Information Security Program has been assessed and tested on a no less than annual basis; all critical and high risks and vulnerabilities have been remediated; and the Spinco Information Security Program has proven sufficient and compliant with applicable Privacy Laws in all material respects. The Spinco IT Systems currently used by the members of the Remainco Group (to the extent related to the Spinco Business) are in good working condition, do not contain any Malicious Code or defect, and operate and perform as necessary to conduct the Spinco Business. All Spinco Company Data will continue to be available for Processing by the relevant member of the Spinco Group following the Closing on substantially the same terms and conditions as existed immediately before the Closing.

2.24 Affiliate Transactions.

(a) Section 2.24(a) of the Remainco Disclosure Letter sets forth a true and correct list, as of the date hereof, of all material Contracts between a member of the Spinco Group, on the one hand, and a member of the Remainco Group (other than a member of the Spinco Group) or any director, officer or equityholder of any member of the Remainco Group, on the other hand, that will not terminate at the Closing (in each case, other than any Benefit Arrangement).

(b) Section 2.24(b) of the Remainco Disclosure Letter sets forth a true and correct list and amount, as of the date hereof, of each intercompany loan, note, advance, receivable and payable, in each case, between a member of the Spinco Group, on one hand, and a member of the Remainco Group (other than a member of the Spinco Group) or any director, officer or equityholder of any member of the Remainco Group, on the other hand, that will not be settled, terminated or extinguished as of the Closing (in each case, other than any Benefit Arrangement).

(c) Section 2.24(c) of the Remainco Disclosure Letter sets forth a true and correct list and amount, as of the date hereof of any Shared Contract with aggregate payments by the member of the Remainco Group that were allocated by Remainco to the Spinco Business or a member of the Spinco Group that were in excess of $2,500,000 during the twelve (12) months ended on the Spinco Reference Balance Sheet Date (other than Shared Contracts that (A) are Remainco Retained Assets and relate to services to be provided by members of the Remainco Group under the Transition Services Agreement or (B) relate to enterprise-wide or other administrative services of the Remainco Group prior to the Equity Sale Closing Time).

(d) Immediately after the Closing, except for the Delta Support Agreement, there will not be any Contracts between a member of the Spinco Group, on the one hand, and Delta or any of its Subsidiaries (other than members of the Remainco Group), directors, officers or equityholders holding greater than five (5%) of the Equity Interests in Delta, on the other hand.

2.25 Acknowledgement by Remainco and Spinco. Neither Remainco nor Spinco is relying or has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article III, in Article IV or in any of the other Transaction Documents, in each case, to the extent made to Remainco or Spinco. The representations and warranties by Merger Partner contained in Article III, by Buyer and Buyer Sub contained in Article IV, or by any of them in any of the other Transaction Documents, in each case, to the extent made to Remainco or Spinco, constitute the sole and exclusive representations and warranties of Merger Partner and the members of the Merger Partner Group, of Buyer and Buyer Sub and of each of their respective Representatives in connection with the Contemplated Transactions, and each of Remainco and Spinco understand, acknowledge and agree that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Merger Partner, Buyer and Buyer Sub. Without limiting the generality of the foregoing, each of Remainco and Spinco acknowledges that, except for the representations and warranties of Merger Partner contained in Article III, of Buyer and Buyer Sub contained in Article IV or of any of them in any of the other Transaction Documents, in each case, to the extent made to Remainco or Spinco, no representations or warranties are made by Merger Partner, Buyer, Buyer Sub or their respective Representatives with respect to the accuracy or completeness of any information, documents or other materials (including any such materials contained in any data room or otherwise reviewed by Remainco or Spinco or any of their respective Representatives) or any management presentations that have been or shall hereafter be provided to Remainco or Spinco or any of their respective Representatives. Notwithstanding the foregoing, nothing in this Section 2.25 shall limit Remainco’s rights and remedies in the event of Fraud.

2.26 Gaming Approvals and Licensing Matters.

(a) As of the date hereof, none of Spinco Business Required Gaming Licensees has ever been denied a gaming license, approval, or related finding of suitability by any Gaming Authority or had any gaming license or approval revoked, suspended or denied, except for such denials, suspensions or revocations that, individually or in the aggregate, would not reasonably be expected to be material to the Spinco Business or the Spinco Group, taken as a whole. To the Knowledge of Remainco, there are no facts or circumstances with respect to any Spinco Business Required Gaming Licensee that have had or would reasonably be expected to have a Spinco Material Adverse Effect.

(b) There are no conditions, constraints, limitations or qualifications existing with respect to any gaming license or approval previously granted to Remainco or any of its Affiliates (including, for purposes of this sentence, Delta and its Affiliates), in respect of the ownership, management and operation of the Spinco Business that materially affect the ownership, management or operation of the Spinco Business, other than those that are generally applicable to similar licensed gaming businesses. The members of the Remainco Group with respect to the Spinco Business are in compliance with all Gaming Laws applicable to the Spinco Business in all material respects.

2.27 Spinco. Spinco was formed solely for the purpose of engaging in the transactions contemplated by the Existing Agreements and the Contemplated Transactions and it has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by the Existing Agreements and the Contemplated Transactions. As of the date hereof, Spinco does not have any assets or liabilities other than those incident to its formation or related to the evaluation, negotiation and execution of the Existing Agreements and the Transaction Documents.

2.28 Solvency. Immediately after giving effect to the Contemplated Transactions, the Remainco Group (excluding, for the avoidance of doubt, the members of the Spinco Group) will be Solvent. No transfer of property is being made by any member of the Remainco Group and no obligation is being incurred by any member of the Remainco Group in connection with the Contemplated Transactions with the actual intent to hinder, delay or defraud either present or future creditors of Remainco or any other member of the Remainco Group.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MERGER PARTNER

Except as set forth (a) in the part or subpart of the Merger Partner Disclosure Letter corresponding to the particular Section or subsection in this Article III in which such representation and warranty appears, (b) in any other part or subpart of the Merger Partner Disclosure Letter to the extent it is reasonably apparent on the face of such disclosure that such disclosure is relevant to such other representation and warranty and (c) other than with respect to the representations and warranties in Section 3.3 (Capitalization), Section 3.4 (Authority; Binding Nature of Agreement), Section 3.5 (Non-Contravention; Consents), Section 3.21 (Vote Required), Section 3.22 (Financial Advisors) and Section 3.23 (Takeover Statutes), any information set forth in the Merger Partner SEC Documents filed on the SEC’s EDGAR database on or after the Lookback Date and publicly available at least three (3) Business Days prior to the date hereof (the “Qualifying Merger Partner SEC Documents ”) (but excluding any supplements or amendments thereto to the extent such supplement or amendment is not publicly filed prior to the date hereof) to the extent it is reasonably apparent on the face of such disclosure that such information is relevant to such representation or warranty, other than information set forth therein under the headings “Risk Factors” or “Forward-Looking Statements” and any other information or statement set forth therein that is primarily cautionary, predictive or forward-looking in nature, Merger Partner hereby represents and warrants to Remainco, Spinco, Buyer and Buyer Sub as follows:

3.1 Subsidiaries; Due Organization.

(a) Section 3.1(a) of the Merger Partner Disclosure Letter identifies, as of the date hereof, each Entity that is a Subsidiary of Merger Partner and indicates its jurisdiction of organization.

(b)

(i) Merger Partner is an Entity duly organized and validly existing under the laws of the state of Delaware. Merger Partner is in good standing under the laws of the state of Delaware, and has all necessary corporate or other Entity right, power and authority (A) to conduct its business in the manner in which its business is currently being conducted; (B) to own and use its assets in the manner in which such assets are currently owned and used; and (C) to perform its obligations under all Contracts by which it is bound, other than in the case of clauses (A) through (C) as, individually or in the aggregate, would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or would not reasonably be expected to prevent, materially delay, materially interfere with or materially impair the ability of any member of the Merger Partner Group to consummate the Contemplated Transactions.

(ii) Each member of the Merger Partner Group (other than Merger Partner) is (or, if formed after the date hereof, shall be at the Merger Effective Time) an Entity duly organized and validly existing under the laws of the jurisdiction of its organization. Each member of the Merger Partner Group (other than Merger Partner) is in good standing (to the extent that the laws of the jurisdiction of its organization recognize the concept of good standing or any similar concept) under the laws of the jurisdiction of its organization, and has all necessary corporate or other Entity right, power and authority (A) to conduct its business in the manner in which its business is currently being conducted; (B) to own and use its assets in the manner in which such assets are currently owned and used; and (C) to perform its obligations under all Contracts by which it is bound, other than in the case of clauses (A) through (C) as, individually or in the aggregate, would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or would not reasonably be expected to prevent, materially delay, materially interfere with or materially impair the ability of any member of the Merger Partner Group to consummate the Contemplated Transactions.

(c) Each member of the Merger Partner Group is (or, if formed after the date hereof, shall be at the Merger Effective Time) qualified to do business as a foreign corporation, and is in good standing (to the extent that the laws of the applicable jurisdiction recognize the concept of good standing or any similar concept), under the laws of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or would not reasonably be expected to prevent, materially delay, materially interfere with or materially impair the ability of any member of the Merger Partner Group to consummate the Contemplated Transactions.

3.2 Certificate of Organization and Other Governing Documents. Merger Partner has delivered or Made Available to Remainco and Buyer accurate and complete copies of the Organizational Documents of the members of the Merger Partner Group, including all amendments thereto as in effect on the date hereof. Merger Partner and each member of the Merger Partner Group has complied with its Organizational Documents except for such non-compliance that, individually or in the aggregate, would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole.

3.3 Capitalization.

(a) The authorized capital stock of Merger Partner consists of 550,000,000 shares of capital stock, consisting of 500,000,000 shares of Merger Partner Common Stock and 50,000,000 shares of preferred stock (“Merger Partner Preferred Stock”). As of the close of business on July 18, 2024 (the “Merger Partner Specified Time”), (i) 85,137,909 shares of Merger Partner Common Stock were issued and outstanding; (ii) 39,451,042 shares of Merger Partner Common Stock were held in the treasury of Merger Partner and none were held by any other member of the Merger Partner Group; (iii) no shares of Merger Partner Preferred Stock were issued and outstanding or held in the treasury of Merger Partner; (iv) 2,104,536 shares of Merger Partner Common Stock were subject to outstanding Merger Partner RSUs; (v) 1,013,930 shares of Merger Partner Common Stock were subject to outstanding Merger Partner PSUs, assuming performance at target level; and (vi) 4,256,444 shares of Merger Partner Common Stock were subject to outstanding Merger Partner Options. As of the date hereof and as of the Merger Partner Specified Time, all of the outstanding shares of Merger Partner Common Stock have been and will be duly authorized and validly issued, and are and will be fully paid and nonassessable.

(b) Merger Partner has delivered or Made Available to Remainco and Buyer a complete and accurate list that sets forth the following information with respect to Merger Partner Equity Awards held by each Merger Partner Employee as of the Merger Partner Specified Time: (i) the type of such Merger Partner Equity Award (i.e., whether a Merger Partner Option, Merger Partner RSU or Merger Partner PSU); (ii) the name of the Merger Partner Equity Plan under which the Merger Partner Equity Award was issued; (iii) the number of shares of Merger Partner Common Stock subject to such Merger Partner Equity Award; (iv) the per share exercise price (if any) of such Merger Partner Equity Award; (v) the applicable vesting schedule in respect of such Merger Partner Equity Award; (vi) the number of shares of Merger Partner Common Stock which are vested and unvested with respect to the Merger Partner Equity Award; (v) the grant date of the Merger Partner Equity Award; and (vi) the expiration date of the term of such Merger Partner Equity Award (if applicable).

(c) Except for Merger Partner Options, Merger Partner RSUs and Merger Partner PSUs, and except as permitted under Section 5.3(b)(vii), there are no outstanding or existing (i) securities of any member of the Merger Partner Group convertible into or exchangeable for Equity Interests of any member of the Merger Partner Group; (ii) options, calls, warrants, pre-emptive rights, anti-dilution rights or other rights, rights agreements, shareholder rights plans or other agreements, arrangements or commitments of any character (other than publicly traded options listed on a national exchange) binding on any member of the Merger Partner Group that relate to the issued or unissued Equity Interests of any member of the Merger Partner Group; (iii) obligations of any member of the Merger Partner Group to repurchase, redeem or otherwise acquire any Equity Interests of any member of the Merger Partner Group or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other member of the Merger Partner Group; (iv) phantom stock, restricted stock units or other contractual rights binding on any member of the Merger Partner Group the value of which is determined in whole or in part by reference to the value of any Equity Interests of any member of the Merger Partner Group and there are no outstanding stock appreciation rights issued by any member of the Merger Partner Group with respect to the Equity Interests of any member of the Merger Partner Group; (v) voting trusts or other agreements or understandings to which any member of the Merger Partner Group or any of their directors or officers is a party with respect to the voting of Equity Interests of any member of the Merger Partner Group; or (vi) bonds, debentures, notes or other indebtedness of any member of the Merger Partner Group having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the stockholders or other equityholders of any member of the Merger Partner Group may vote.

(d) Since the Merger Partner Specified Time, Merger Partner has not issued, granted, delivered, sold, pledged, disposed of or encumbered any shares of its capital stock, except (i) as permitted by Section 5.3 or (ii) pursuant to the vesting of Merger Partner Options, Merger Partner RSUs or Merger Partner PSUs described in Section 3.3(a) or Section 3.3(b) in accordance with their terms as in effect as of the Merger Partner Specified

Time. Except as permitted after the date hereof pursuant to Section 5.3, there are no employees, directors, independent contractors or other service providers with an offer letter, other employment Contract or other arrangement or Contract that contemplates a grant of options to purchase Merger Partner Common Stock or other equity or equity-based awards with respect to Merger Partner Common Stock, or who has otherwise been promised options to purchase Merger Partner Common Stock or other securities of Merger Partner or other equity or equity-based awards with respect to Merger Partner Common Stock or other securities of Merger Partner, which options or other awards have not been granted as of the Merger Partner Specified Time. All outstanding shares of Merger Partner Common Stock, all Merger Partner Equity Awards and all other outstanding securities of the members of the Merger Partner Group have been issued and granted in compliance in all material respects with (A) all applicable securities Laws and other applicable Law and (B) all requirements set forth in applicable Contracts.

(e) All outstanding shares of Merger Partner Common Stock, and all Merger Partner Equity Awards and other outstanding Equity Interests of the members of the Merger Partner Group, have been issued and granted in compliance in all material respects with (i) all applicable securities Laws and (ii) all requirements set forth in applicable Organizational Documents and were not issued in violation of any preemptive or participation rights. All of the outstanding Equity Interests of each member of the Merger Partner Group have been duly authorized and validly issued, are fully paid and nonassessable (to the extent applicable) and free of preemptive rights, with no personal liability attaching to the ownership thereof. All of the outstanding Equity Interests of each member of the Merger Partner Group are beneficially and of record, directly or indirectly, owned by a member of the Merger Partner Group free and clear of any material Encumbrances, other than restrictions under applicable securities Laws or set forth in their respective Organizational Documents.

(f) Except for its interests in the other members of the Merger Partner Group, Merger Partner does not own, directly or indirectly, any Equity Interests in, other Entities with an aggregate value in excess of $2,500,000. No member of the Merger Partner Group has any obligation in connection with any joint venture, investment Contract or similar Contract to contribute or loan any funds to other Persons in excess of $2,500,000 individually or in the aggregate.

(g) Except for the Merger Partner Options, Merger Partner RSUs and Merger Partner PSUs referred to in Section 3.3(a) or granted after the date hereof in accordance with Section 5.3(b)(vii), (i) none of the Equity Interests of any member of the Merger Partner Group are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right and none of the outstanding securities of any of members of the Merger Partner Group were issued in violation of any preemptive or participation rights; (ii) none of the outstanding Equity Interests of any member of the Merger Partner Group is subject to any right of first refusal; (iii) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of or from granting any option or similar right with respect to, any Equity Interests of any member of the Merger Partner Group; and (iv) none of the members of the Merger Partner Group is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Equity Interests of any member of the Merger Partner Group.

3.4 Authority; Binding Nature of Agreement. Merger Partner has all requisite corporate power and authority to enter into and perform their respective obligations under the Transaction Documents, as applicable, to which it is or will be a party and, subject to obtaining the Required Merger Partner Stockholder Vote, has all requisite corporate or other Entity right, power and authority to consummate the Contemplated Transactions. The Merger Partner Board (at a meeting duly called and held and not subsequently rescinded or modified in any way) has (a) determined and declared that this Agreement, the other Transaction Documents and the Merger are advisable and in the best interests of Merger Partner and its stockholders (such determination by the Merger Partner Board, the “Merger Partner Board Determination”); (b) authorized and approved the execution, delivery and performance of the Transaction Documents by Merger Partner; and (c) recommended the adoption of this Agreement by the holders of Merger Partner Common Stock and directed that this Agreement be submitted for adoption by Merger Partner’s stockholders at the Merger Partner Stockholders’ Meeting. This Agreement has been duly executed and delivered by Merger Partner, and assuming the due authorization, execution and delivery of this Agreement by Remainco, Spinco, Buyer and Buyer Sub, this Agreement constitutes a legal, valid and binding obligation of Merger Partner, enforceable against Merger Partner in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. The Separation Agreement, the Employee Matters Agreement, the Real Estate Matters Agreement and the Tax Matters Agreement have been duly executed and delivered by the members of the Merger Partner Group that are or will be party thereto, and assuming the due authorization, execution and delivery of such agreements by the applicable members of the Remainco Group and the applicable Buyer Parties, each such agreement does constitute a legal, valid and binding obligation of each member of the Merger Partner Group party thereto, as applicable, enforceable against each of them party thereto in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

3.5 Non-Contravention; Consents.

(a) Assuming compliance with the HSR Act and all applicable foreign Antitrust Laws and FDI Laws, the listing requirements of the NYSE and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, pursuant to the applicable provisions of the DGCL, and provided that all consents, approvals, authorizations and other actions described in Section 3.5(b) have been obtained or taken, except as set forth in Section 3.5(a) of the Merger Partner Disclosure Letter, neither (1) the execution, delivery or performance of this Agreement or the other Transaction Documents nor (2) the consummation of any of the Contemplated Transactions, will, directly or indirectly (with or without notice or lapse of time), (i) require a consent or approval under, contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of (A) Merger Partner or (B) any of the other members of the Merger Partner Group, except, in the case of clause (B), where such contravention, conflict or violation, individually or in the aggregate, would not reasonably be expected to (1) be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Merger Partner Group of the Merger or any of the other material Contemplated Transactions; (ii) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy to obtain any relief under, any Law or any Governmental Order to which any member of the Merger Partner Group, or any of the assets owned or used by any member of the Merger Partner Group, is subject, except where such contravention, conflict, violation, challenge or remedy, individually or in the aggregate, would not reasonably be expected to (1) be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Merger Partner Group of the Merger or any of the other material Contemplated Transactions; (iii) contravene, conflict with or result in a violation of any of the terms or requirements of any Permit that is held by any member of the Merger Partner Group or that relates to the Merger Partner Business or to any of the assets owned or used by any member of the Merger Partner Group, except where such contravention, conflict or violation, individually or in the aggregate, would not reasonably be expected to (A) be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (B) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Merger Partner Group of the Merger or any of the other material Contemplated Transactions; or (iv) require a consent or approval under, contravene, conflict with or result in a violation or breach of, or result in a termination (or right of termination) or default under, any provision of any Merger Partner Material Contract, or give any Person the right to, (A) declare a default or exercise any remedy under any such Merger Partner Material Contract; (B) accelerate the maturity or performance of any such Merger Partner Material Contract (other than any Merger Partner Benefit Arrangement); (C) cancel, terminate or modify any right, benefit, obligation or other term of such Merger Partner Material Contract; or (D) result in the imposition or creation of any Encumbrance (other than a Permitted Encumbrance) upon or with respect to any asset owned or used by any member of the Merger Partner Group or the Merger Partner Business, in each case, except where such consent, approval, contravention, conflict, violation, default, acceleration, cancellation, termination, modification or Encumbrance, individually or in the aggregate, would not reasonably be expected to (1) be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Merger Partner Group of the Merger or any of the other material Contemplated Transactions.

(b) Except (i) as set forth in Section 3.5(b) of the Merger Partner Disclosure Letter, or (ii) as may be required by the Securities Act, the Exchange Act (including the filing of the Merger Partner Proxy Statement with the SEC), state securities Laws or “blue sky” Laws, the DGCL (including the Required Merger Partner Stockholder Vote), the receipt of Governmental Approvals under the HSR Act, Gaming Laws, all applicable foreign Antitrust Laws and FDI Laws, Financial Services Laws, the listing requirements of the NYSE and those matters, regulatory Consents, approvals and waivers set forth in Section 3.5(c) of the Merger Partner Disclosure Letter (which shall include a list of all Consents required under any Money Services Laws), no member of the Merger Partner Group is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Authority in connection with (A) the execution, delivery or performance of this Agreement or the other Transaction Documents or (B) the consummation of any of the Contemplated Transactions, except where the failure to make any such filing or give any such notice or to obtain any such Consent would not, individually or in the aggregate, reasonably be expected to (1) be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (2) prevent or materially delay, materially interfere with or materially impair the consummation by the members of the Merger Partner Group of the Merger or any of the other material Contemplated Transactions.

(c) Section 3.5(c) of the Merger Partner Disclosure Letter sets forth each jurisdiction in which each member of the Merger Partner Group holds any Money Services Permits and other Permits that are required for each member of the Merger Partner Group (as applicable) to operate the Merger Partner Business and indicates whether any Consent or approval from, or notice to or registration with, any Governmental Authority is required in connection with the change of control of the Merger Partner Business as a result of or in connection with the Contemplated Transactions. To the extent that any member of the Merger Partner Group engages in activities in any jurisdiction, directly or indirectly through agents, authorized delegates, or other third parties, involving money transmission, the sale of payment instruments, the issuance, sale or loading of prepaid or stored value, the cashing of checks or the sale, exchange, trading or custody of virtual currency or other digital assets and such activity is not conducted pursuant to a Money Services Permit of such member of the Merger Partner Group, Section 3.5(c) of the Merger Partner Disclosure Letter sets forth each contractual or other arrangement currently in place upon which such member of the Merger Partner Group relies as a basis for engaging in such conduct in such jurisdiction without a Money Services Permit.

3.6 SEC Filings; Financial Statements.

(a) Merger Partner has delivered or Made Available to Remainco and Buyer accurate and complete copies of all registration statements, proxy statements, Merger Partner Certifications and other statements, reports, schedules, forms and other documents filed by Merger Partner with the SEC, including all amendments or supplements thereto, since the Lookback Date (collectively, the “Merger Partner SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed by Merger Partner or its officers with the SEC since the Lookback Date have been so filed on a timely basis. No member of the Merger Partner Group other than Merger Partner is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), (i) each of the Merger Partner SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and (ii) none of the Merger Partner SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements relating to the Merger Partner SEC Documents required by (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the Merger Partner SEC Documents (collectively, the “Merger Partner Certifications”) is accurate and complete, and complies as to form in all material respects with all applicable Law.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Merger Partner SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which will be material); and (iii) fairly present, in all material respects, the consolidated financial position of the Merger Partner Group as of the respective dates thereof and the consolidated results of operations and cash flows of the Merger Partner Group for the periods covered thereby. No financial statements of any Person other than the members of the Merger Partner Group are required by GAAP to be included in the consolidated financial statements of Merger Partner. There are no comments from the SEC or its staff pending with respect to any statements, reports, schedules, forms or other documents filed by Merger Partner with the SEC that remain outstanding and unresolved. The members of the Merger Partner Group are not subject to any Liabilities of any nature whatsoever (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except (A) as set forth in Section 3.6(b) of the Merger Partner Disclosure Letter or those liabilities that are reflected or reserved for in the latest balance sheet included in the Merger Partner SEC Documents filed with the SEC prior to the date hereof; (B) for those Liabilities that have been incurred by the members of the Merger Partner Group since the Merger Partner Reference Balance Sheet Date in the ordinary course of the Merger Partner Business consistent with past practice; (C) for Liabilities under this Agreement or the Separation Agreement or incurred in connection with the Contemplated Transactions and in compliance with the Transaction Documents; and (D) for Liabilities that do not, individually or in the aggregate, exceed $3,750,000.

(c) Merger Partner maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all information required to be disclosed by Merger Partner is reported on a timely basis to the individuals responsible for the preparation of Merger Partner’s filings with the SEC and other public disclosure documents. Merger Partner’s management has completed an assessment of the effectiveness of Merger Partner’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2023, and such assessment concluded that such internal control system was effective. Merger Partner’s internal control over financial reporting (as defined in Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act) is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that are in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Merger Partner, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Merger Partner are being made only in accordance with authorizations of management and directors of Merger Partner and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Merger Partner’s assets that could have a material effect on its financial statements.

(d) Merger Partner has disclosed, based on its assessment of internal controls as of the Merger Partner Reference Balance Sheet Date, to Merger Partner’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Merger Partner’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Merger Partner’s internal control over financial reporting.

(e) Merger Partner’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Merger Partner within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of Merger Partner, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the PCAOB thereunder. All non-audit services performed by Merger Partner’s auditors for the Merger Partner Group that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved.

(f) None of the information supplied or to be supplied by or on behalf of Merger Partner for inclusion or incorporation by reference in the Merger Partner Proxy Statement will (i) at the time the Merger Partner Proxy Statement is filed with the SEC or (ii) after giving effect to any amendments or supplements that have theretofore been made thereto, (A) at the time the Merger Partner Proxy Statement is first mailed to the stockholders of Merger Partner or (B) at the time of the Merger Partner Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Merger Partner Proxy Statement will, at the time the Merger Partner Proxy Statement is mailed to the stockholders of Merger Partner or at the time of the Merger Partner Stockholders’ Meeting (or any adjournment or postponement thereof), comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. For the avoidance of doubt, no representation or warranty is made by Merger Partner with respect to any statements made or incorporated by reference in the Merger Partner Proxy Statement based on information supplied, or required to be supplied, by or on behalf of Remainco or Spinco or by Buyer or Buyer Sub or any of its Affiliates for inclusion, use, or incorporation by reference in the Merger Partner Proxy Statement.

3.7 Absence of Certain Changes. Except as contemplated by this Agreement or the other Transaction Documents, since December 31, 2023, (a) the members of the Merger Partner Group have conducted the Merger Partner Business in all material respects in the ordinary course consistent with past practice, (b) there has not occurred any event or events that, individually or in the aggregate, have had or would reasonably be expected to have a Merger Partner Material Adverse Effect and (c) none of the members of the Merger Partner Group has taken any action or failed to take any action that would constitute a breach of Sections 5.3(b)(iii), 5.3(b)(iv), 5.3(b)(vi), 5.3(b)(xi), 5.3(b)(xii) (solely with respect to material waivers, amendments and terminations), 5.3(b)(xiii), 5.3(b)(xiv), 5.3(b)(xv), 5.3(b)(xvi), 5.3(b)(xviii), 5.3(b)(xix), 5.3(b)(xx) or 5.3(b)(xxii) (solely with respect to the foregoing Sections) had such Sections been in effect from December 31, 2023.

3.8 Title to Assets. The members of the Merger Partner Group own, and have good and valid title, in all material respects, to all assets purported to be owned by them, including (a) all assets reflected on the Merger Partner Reference Balance Sheet (except for assets sold or otherwise disposed of in the ordinary course of business since the Merger Partner Reference Balance Sheet Date) and (b) all other assets reflected in the books and records of the members of the Merger Partner Group as being owned by the members of the Merger Partner Group. All of such assets are owned by the members of the Merger Partner Group free and clear of any Encumbrances, except (i) for Encumbrances securing the Merger Partner Credit Agreement (provided that if Buyer pays, or provides Merger Partner sufficient cash to pay, all amounts outstanding under the Merger Partner Credit Agreement, then such Encumbrances will be released on or prior to the Closing); (ii) where the failure to have such good and valid title results from any liens described in Section 3.8 of the Merger Partner Disclosure Letter; or (iii) any other Permitted Encumbrance. The members of the Merger Partner Group are the lessees of, and hold valid leasehold interests in, all personal property purported to have been leased by them, and the members of the Merger Partner Group enjoy undisturbed possession of such leased personal property, except where the failure to have such valid leasehold interest results from any liens described in Section 3.8 of the Merger Partner Disclosure Letter, liens created or otherwise imposed by any Buyer Party or any other Permitted Encumbrance. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property included in the assets of the members of the Merger Partner Group are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs and except as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole.

3.9 Real Property.

(a) The members of the Merger Partner Group hold valid fee simple title to the Merger Partner Owned Real Property set forth in Section 3.9(a) of the Merger Partner Disclosure Letter, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Neither the whole nor any part of the Merger Partner Owned Real Property is subject to any pending suit for condemnation or other taking by any Governmental Authority and, to the Knowledge of Merger Partner, no such condemnation or other taking is threatened or contemplated. To the Knowledge of Merger Partner, all improvements constituting part of the Merger Partner Owned Real Property (i) comply with valid and current certificates of occupancy or similar Permits to the extent required by applicable Laws for the use thereof, (ii) are in good operating condition and repair (ordinary wear and tear excepted), (iii) are adequately served with all necessary utilities for the operation of the business of the Merger Partner Business in the ordinary course of business in all material respects, and (iv) have current uses and operations that do not violate in any material respect any Laws, covenants, conditions, restrictions, easements, licenses, permits, or agreements, except in the case of each of clauses (i) through (iv), as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole.

(b) The members of the Merger Partner Group have a valid leasehold interest (as lessee, sublessee, licensee or sublicensee) in all real property leased, licensed or otherwise used by the members of the Merger Partner Group (collectively with all buildings, structures, fixtures and other improvements leased thereunder, the “Merger Partner Leased Real Property”). After giving effect to the Contemplated Transactions and in the event that all necessary consents (written or otherwise) are obtained from the relevant lessors, sublessors, or licensors of each lease or Contract relating to the Merger Partner Leased Real Property, each of the leases or other Contracts relating to the Merger Partner Leased Real Property will create (or will have created) as of the Closing (i) a valid and subsisting leasehold interest, or valid right to use, of one of the members of the Merger Partner Group; (ii) a valid and binding obligation of such member of the Merger Partner Group free of Encumbrances (other than Permitted Encumbrances); and (iii) enforceable by and against such member of the Merger Partner Group in accordance with its terms, except in the cases of clauses (i) through (iii), as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. None of the members of the Merger Partner Group, nor, to the Knowledge of Merger Partner, any other party to any such lease or other Contract (each, a “Merger Partner Real Property Lease”) is in breach or default under such Merger Partner Real Property Lease, and no event has occurred or failed to occur or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Merger Partner Real Property Lease, except as individually or in the aggregate, would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. Merger Partner has Made Available to Remainco and Buyer complete and correct copies of (A) all leases, licenses, subleases or other Contracts pursuant to which any member of the Merger Partner Group leases or uses real property and (B) all subleases, licenses, occupancy agreements and other Contracts granting to any Person (other than any member of the Merger Partner Group) a right of use or occupancy of any of the Merger Partner Leased Real Property in effect as of the date hereof. There are no material disputes with respect to any Merger Partner Real Property Lease. The Merger Partner Leased Real Property is adequately served with all necessary utilities for the operation of the business of the Merger Partner Business in the ordinary course of business in all material respects and has current uses and operations that do not violate in any material respect any Laws, covenants, conditions, restrictions, easements, licenses, permits, or agreements. Except as set forth in Section 3.9(b) of the Merger Partner Disclosure Letter, no consent of any lessor, sublessor, licensor or other third-party to a Merger Partner Real Property Lease is required in connection with the execution and delivery of this Agreement or the other Transaction Documents by the applicable members of Merger Partner Group or the consummation of the Contemplated Transactions. Section 3.9(b) of the Merger Partner Disclosure Letter includes an accurate and complete list, as of the date hereof, of all Merger Partner Real Property Leases.

(c) None of the members of the Merger Partner Group owns, leases, subleases, licenses or occupies any real property other than the Merger Partner Real Property.

3.10 Intellectual Property.

(a) Section 3.10(a) of the Merger Partner Disclosure Letter identifies, as of the date hereof, each item of Merger Partner Registered IP. For each item of Merger Partner Registered IP, Section 3.10(a) of the Merger Partner Disclosure Letter includes, where applicable, as of the date hereof (excluding with respect to internet domain names), (i) the current owner and the current registrant; (ii) the jurisdiction where the application, registration or issuance is filed; (iii) the application, registration or issue number; and (iv) the application, registration or issue date.

(b) The Merger Partner Registered IP is, to the Knowledge of Merger Partner, subsisting, valid and enforceable. A member of the Merger Partner Group, as applicable, owns or has the rights to use all Merger Partner IP. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, the Merger Partner IP is solely owned by a member of the Merger Partner Group free and clear of all Encumbrances, except for Permitted Encumbrances. The members of the Merger Partner Group have taken commercially reasonable actions to maintain the confidentiality of all trade secrets and other material confidential information included in the Merger Partner IP.

(c) To the Knowledge of Merger Partner, since the Lookback Date, the operation of the Merger Partner Business, including the sale of any products or the provision of any services by the members of the Merger Partner Group, has not infringed, misappropriated, diluted or violated any Intellectual Property of any third party. To the Knowledge of Merger Partner, since the Lookback Date, no Person has been or is engaging in any activity that infringes, misappropriates, dilutes or violates any of the Merger Partner IP.

(d) There is no pending Action with respect to which any member of the Merger Partner Group has been served with written notice, or any other Action pending or threatened in writing against any member of the Merger Partner Group, in any case, alleging that the operation of the Merger Partner Business as conducted since the Lookback Date, including the sale of any products or the provision of any services by the members of the Merger Partner Group, infringes, misappropriates, dilutes or violates the Intellectual Property of any third party in any manner which would, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole.

(e) Each current and former employee, consultant and contractor of any member of the Merger Partner Group who materially contributed to the development of any material Merger Partner IP has executed a written Contract in a form substantially as that which has been provided by the Merger Partner Group (i) assigning all right, title, and interest of such employee, consultant or contractor in such developments to a member of the Merger Partner Group, as applicable, except where a member of the Merger Partner Group owns the Merger Partner IP by operation of law, and (ii) acknowledging confidentiality obligations that such employee, consultant or contractor has with respect to the treatment of confidential information of any confidential materials of the Merger Partner or any third party.

(f) The members of the Merger Partner Group have taken commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce their respective rights in all trade secrets and material proprietary information pertaining to the Merger Partner Business and the products and services of the members of the Merger Partner Group.

(g) The manner in which any Open Source Software is incorporated into, linked to or called by, or otherwise combined or distributed with any Merger Partner Software has complied, in all materials respects, with the terms of the Open Source Software license applicable to such Software and does not, according to the terms of the license applicable to such Open Source Software, obligate any member of the Merger Partner Group to disclose, make available, offer or deliver all or any portion of any source code of any such software product or service or any component thereof to any third party, other than the applicable Open Source Software.

(h) No material source code for any Merger Partner Software has been made available to any third party except for disclosures to third parties subject to written agreements containing reasonable protections of such source code.

(i) No Merger Partner IP is subject to any outstanding judgment, injunction, Governmental Order, decree or agreement materially restricting any member of the Merger Partner Group use or licensing thereof.

(j) A member of the Merger Partner Group owns or otherwise has all Intellectual Property and Technology needed to conduct the Merger Partner Business in all material respects as it is being conducted as of the date hereof and as it has been conducted in the twelve (12) months prior to the date hereof; provided that the foregoing is not a representation or warranty with respect to infringement, misappropriation or other violation of third party Intellectual Property or unfair competition.

3.11 Contracts.

(a) Section 3.11(a) of the Merger Partner Disclosure Letter contains a true and correct list of each of the following undischarged or unsatisfied Contracts in force as of the date hereof to which any member of the Merger Partner Group is a party or by which the Merger Partner Business or any member of the Merger Partner Group is bound (each such Contract, a “Merger Partner Material Contract”):

(i) any Contract that involved during the twelve (12) months ended on the Merger Partner Reference Balance Sheet Date aggregate payments or receipts in excess of $12,500,000 by the Merger Partner Business or any Contract under which the Merger Partner Business reasonably expects to receive or make payments during the twelve (12) months ending on March 31, 2024 in excess of $12,500,000;

(ii) any distribution, dealer, representative, agency or similar Contract that involved during the twelve (12) months ended on the Merger Partner Reference Balance Sheet Date, or is expected to involve during the twelve (12) months ending on March 31, 2024, aggregate payments in excess of $12,500,000, other than any such Contract that is terminable on less than sixty (60) days’ notice without penalty or payment in connection with termination (other than amounts accrued prior to such termination);

(iii) any Contract that involved a non-affiliated Person license (as licensor or licensee) of Intellectual Property or Software to or from the Merger Partner Business that involved during the twelve (12) months ended on the Merger Partner Reference Balance Sheet Date, or is expected to involve during the twelve (12) months ending on March 31, 2024, aggregate payments in excess of $12,500,000, or pursuant to which any third party creates, develops or customizes Intellectual Property or Software material to the operation of the Merger Partner Business as conducted on the date hereof for or on behalf of the Merger Partner Business to the extent created, developed or customized exclusively in connection with the Merger Partner Business, except to the extent (A) any of the foregoing is shrink-wrap or off-the-shelf license for Software or (B) were entered into in the ordinary course of business consistent with past practice where such licenses were incidental to the transactions contemplated by such Contracts;

(iv) any Contract that is material to the Merger Partner Business that (A) prohibits the Merger Partner Business from engaging or competing in any line of business, in any geography or with any Entity (other than any Contract that would otherwise be included in this clause solely because it requires any member of the Merger Partner Group to operate in a geographic location where wager-based gaming is permitted by Laws, or with a Person properly licensed to sell or otherwise place wager-based games), (B) requires the Merger Partner Business to deal exclusively with any Person or contains “most favored nation” or similar provision in favor of the counterparty thereto, (C) is with a vendor, supplier or service provider and requires the Merger Partner Business to purchase a minimum amount of product or provide a minimum amount of revenue to the counterparty and was entered into outside the ordinary course of business or (D) was entered into outside the ordinary course of business and prohibits the Merger Partner Business from soliciting any customer of another Person;

(v) any collective bargaining agreements (including any material memorandums of understanding), works council or similar labor Contracts with a labor union or works council or similar organization;

(vi) any mortgage, deeds of trust, indenture, loan or credit agreement, security agreement or other agreement or instrument evidencing the Indebtedness of any member of the Merger Partner Group in excess of $5,000,000 (other than Indebtedness between members of the Merger Partner Group);

(vii) any Contract that creates a strategic alliance, joint venture or partnership with a Person that is not a member of the Merger Partner Group, profit sharing or other similar Contract with respect to the Merger Partner Business and is material to the Merger Partner Business;

(viii) any Contract to which any member of the Merger Partner group is a party in favor of a credit support provider relating to a Credit Support Instrument with aggregate face amounts in excess of $10,000,000;

(ix) any Contract for the pending acquisition or disposition of any business or Person with a purchase price in excess of $5,000,000 or any Contract with respect to any consummated acquisition or disposition of a business under which the Spinco Business has any future liability with respect to an “earn-out,” contingent purchase price, deferred purchase price or similar contingent payment obligations in excess of $5,000,000 individually;

(x) any Contract with a Merger Partner Top Customer that provides for some or all of the payments from such Person that resulted in such Person being considered a Merger Partner Top Customer;

(xi) any Contract with a Merger Partner Top Supplier that provides for some or all of the payments to such Person that resulted in such Person being considered a Merger Partner Top Supplier;

(xii) any Contract with a Governmental Authority that is not a customer Contract and is material to the Merger Partner Business;

(xiii) any Contract containing any future capital expenditure obligation of a member of the Merger Partner Group or the Merger Partner Business in excess of $2,500,000;

(xiv) any Contract that restricts the ability of any member of the Merger Partner Group from pledging any of its assets or making a dividend or distribution to any holder of its Equity Interests; and

(xv) any Contract with (A) a provider of transaction processing or settlement services for the funding of transfers initiated using Merger Partner Products; (B) any Person appointing any member of the Merger Partner Group to act as the agent or authorized delegate of such Person pursuant to any Money Services Laws; or (C) any Person providing services in connection with the purchase, sale, exchange, trading or custody of virtual currency or digital assets.

(b) Merger Partner has delivered or Made Available to Remainco and Buyer an accurate and complete copy of each Merger Partner Material Contract. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, (i) each Merger Partner Material Contract is a legal, valid and binding obligation of a member of the Merger Partner Group and, to the Knowledge of Merger Partner, each other party to such Merger Partner Material Contract, and is enforceable against the applicable member of the Merger Partner Group and, to the Knowledge of Merger

Partner, such other party, in accordance with its terms subject, in each case, to the effect of any Bankruptcy and Equity Exceptions, and (ii) neither the applicable member of the Merger Partner Group nor, to the Knowledge of Merger Partner, any other party to a Merger Partner Material Contract is in material default or breach of a Merger Partner Material Contract, and, to the Knowledge of Merger Partner, there does not exist any event, condition or omission that would constitute such a material default or breach by any member of the Merger Partner Group (whether by lapse of time or notice or both) under any Merger Partner Material Contract.

3.12 Compliance with Laws; Regulatory Matters.

(a) Each member of the Merger Partner Group is, and since the Regulatory Lookback Date has been, in compliance with all applicable Laws, including Laws relating to money transmission, virtual currency or other digital assets, consumer protection, credit reporting, data privacy, financial privacy, cybersecurity, securities Law matters, and payment services Law matters (including payment network rules) and Governmental Orders directly applicable to it, except where failure to so comply would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. Since the Regulatory Lookback Date, none of the members of the Merger Partner Group has received any written notice or other written communication from any Governmental Authority or any written notice from any other Person (i) regarding any actual or possible violation of, or failure to comply with, any Law or (ii) that it is or has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, except as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole.

(b) Since the Regulatory Lookback Date, none of the members of the Merger Partner Group have been in violations of Money Services Laws, or, to the extent applicable, been denied a Money Services Permit or other Permit by any Governmental Authority or had any Money Services Permit or other Permit revoked or suspended.

(c) Each member of the Merger Partner Group is, and at all times since the Regulatory Lookback Date has been, in compliance with all applicable Anti-Money Laundering Laws. None of the members of the Merger Partner Group or any of their respective directors, officers, employees or, to the Knowledge of Merger Partner, agents designated by any member of the Merger Partner Group to act on behalf of any member of the Merger Partner Group is in violation of any applicable Anti-Money Laundering Laws.

(d) Since the Regulatory Lookback Date, none of the members of the Merger Partner Group have (i) received written notice of any actual, alleged or potential violation of any Anti-Money Laundering Laws or (ii) been a party to or the subject of any pending (or to the Knowledge of Merger Partner, threatened) action, audit, or investigation, by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any applicable Anti-Money Laundering Laws.

(e) Each member of the Merger Partner Group maintains, and has at all times since the Regulatory Lookback Date maintained, (i) an adequate system of internal controls reasonably designed to ensure compliance with the Anti-Money Laundering Laws and to prevent and detect violations of the Anti-Money Laundering Laws and (ii) an operational and effective anti-money laundering compliance program that includes, at a minimum, policies, procedures and training intended to detect, prevent and deter violations of applicable Anti-Money Laundering Laws.

(f) None of the members of the Merger Partner Group, nor any of their respective Representatives or Affiliates, nor any other Person associated with or acting on behalf of any of the foregoing, has at any time taken or failed to take any action, or engaged in any activity, practice, or conduct that would result in a violation by such member of the Merger Partner Group, or its Representatives or Affiliates, or any other Person associated with or acting on behalf of any of the foregoing, of the FCRA. Each member of the Merger Partner Group has in place, and each has caused each of its Affiliates to maintain, a compliance program and internal controls and procedures appropriate to the applicable requirements of the FCRA. Except as set forth in Section 3.12(f) of the

Merger Partner Disclosure Letter, no member of the Merger Partner Group, nor any of their respective Representatives or Affiliates, nor any other Person associated with or acting on behalf of any of the foregoing, is the subject of any pending or, to the Knowledge of Merger Partner, threatened claims, allegations, charges, investigations, violations, settlements, voluntary disclosures, prosecutions, civil or criminal actions, lawsuits, or other court or enforcement actions with respect to the FCRA.

3.13 Anti-Corruption Compliance; Trade Compliance.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, since the Statutory Lookback Date, the members of the Merger Partner Group and, to the Knowledge of Merger Partner, their respective agents, channel partners, Affiliates, distributors, resellers or other representatives to the extent related to any member of the Merger Partner Group or the Merger Partner Business and acting on their behalf, have complied in all material respects with the Anti-Corruption Laws of each jurisdiction in which the members of the Merger Partner Group operate. Since January 1, 2018, the members of the Merger Partner Group have maintained accurate books and records and implemented adequate internal accounting controls and policies to enforce the Anti-Corruption Laws.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, since the Statutory Lookback Date, none of the members of the Merger Partner Group or, to the Knowledge of Merger Partner, their respective agents, channel partners, Affiliates, distributors, resellers or other representatives to the extent related to any member of the Merger Partner Group or the Merger Partner Business and acting on their behalf, (i) have directly or indirectly offered, given, reimbursed, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, travel expense or entertainment) in the course of their actions for, or on behalf of, the Merger Partner Business payable to (A) any Person who is an official, officer, or employee of any Governmental Authority or of any existing or prospective customer (whether or not owned by a Governmental Authority); (B) any political party or official thereof; (C) any candidate for political or political party office; or (D) any other Person affiliated with any such customer, political party or official or political office, or (ii) have otherwise violated any Anti-Corruption Laws.

(c) (i) Since the Statutory Lookback Date, the members of the Merger Partner Group and their respective directors, officers, employees and, to the Knowledge of Merger Partner, agents, have complied with all applicable International Trade Laws; (ii) since the Statutory Lookback Date, none of the members of the Merger Partner Group have (A) received written notice of any actual, alleged or potential violation of any International Trade Laws or (B) been a party to or the subject of any pending (or to the Knowledge of Merger Partner, threatened) action, audit, disclosure or investigation, by or before any Governmental Authority (including receipt of any subpoena) related to any actual, alleged or potential violation of any International Trade Laws; (iii) none of the members of the Merger Partner Group or any of their respective directors, officers, employees or, to the Knowledge of Merger Partner, agents, are Sanctioned Parties; and (iv) none of the members of the Merger Partner Group or any of their respective directors, officers or, to the Knowledge of Merger Partner, employees or agents have engaged in any transactions with or dealt with the property of Sanctioned Parties in violation of International Trade Laws.

3.14 Permits.

(a) Since the Lookback Date, the members of the Merger Partner Group have held all Permits (including all Money Services Permits) necessary to enable the members of the Merger Partner Group to conduct the Merger Partner Business in the manner in which it is currently being conducted, except where the failure to so hold would not, individually or in the aggregate, reasonably be expected to be material and adverse to the Merger Partner Business or the members of the Merger Partner Group. Since the Lookback Date, (i) all such Permits are valid and in full force and effect and (ii) none of the members of the Merger Partner Group is in default or violation, in any material respect, of any such Permits. Since the Lookback Date, none of the members of the Merger Partner Group has received any written notice or written communication from any Governmental Authority regarding any default or violation in any material respect of any Permit. The foregoing representations and warranties set forth in this Section 3.14 shall not apply to Permits required under Environmental Laws, which are exclusively set forth in Section 3.17.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, routine examination findings in connection with the maintenance of applicable Money Services Permits that do not, individually or when taken in the aggregate, allege a violation of Laws, for which no fine or other sanction has been imposed or remains pending, and that have been fully remediated, or as set forth in Section 3.14(b) of the Merger Partner Disclosure Letter, since the Lookback Date, none of the members of the Merger Partner Group have received any notice or other communication from any Governmental Authority regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any material Money Services Permits; (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Money Services Permits; or (iii) any failure to obtain or receive any material Money Services Permit. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, no member of the Merger Partner Group has any pending or outstanding memorandum of understanding, Governmental Order, or other form of formal or informal written Contract, arrangement or understanding with any Governmental Authority with respect to any such Money Services Permit. Except as set forth in Section 3.14(b) of the Merger Partner Disclosure Letter or as would not reasonably be expected to be, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, each Consent of a Governmental Authority required for any acquisition or disposition completed by any member of the Merger Partner Group was timely obtained in final form. Except as set forth in Section 3.14(b) of the Merger Partner Disclosure Letter or as would not reasonably be expected to be, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, each member of the Merger Partner Group has fully and timely performed in all material respects any and all conditions or requirements of such Consents prior to the date hereof.

3.15 Tax Matters.

(a) Each material Tax Return required to be filed by or on behalf of the respective members of the Merger Partner Group or with respect to the Merger Partner Business with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (the “Merger Partner Returns”) (i) has been or will be filed on or before the applicable due date (including any extensions of such due date) and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Law. All material Taxes required to be paid by or with respect to the members of the Merger Partner Group have been duly paid, except for Taxes contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(b) No member of the Merger Partner Group and no Merger Partner Return is subject to an audit with respect to Taxes by any Governmental Authority. No extension or waiver of the limitation period applicable to any of the Merger Partner Returns has been granted (by Merger Partner or any other Person), and no such extension or waiver has been requested from any member of the Merger Partner Group.

(c) No claim or Action is pending, has been asserted in writing or, to the Knowledge of Merger Partner, has been threatened against or with respect to any member of the Merger Partner Group or with respect to the Merger Partner Business in respect of any material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any member of the Merger Partner Group or with respect to the Merger Partner Business with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the members of the Merger Partner Group and with respect to which adequate reserves for payment have been established on the Merger Partner Reference Balance Sheet). There are no liens for material Taxes upon the assets of any member of the Merger Partner Group except Permitted Encumbrances.

(d) There are no Contracts relating to the allocation, sharing or indemnification of Taxes to which any member of the Merger Partner Group is a party, other than (i) the Tax Matters Agreement; (ii) Contracts containing customary gross-up or indemnification provisions in credit agreements, derivatives, leases and similar agreements entered into in the ordinary course of business and the primary purposes of which do not relate to Taxes; and (iii) Contracts which solely involve any member of the Merger Partner Group.

(e) No member of the Merger Partner Group has participated in, or is currently participating in, a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(f) The members of the Merger Partner Group have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Person.

(g) No written claim has ever been made by any Governmental Authority in a jurisdiction where a member of the Merger Partner Group does not file a Tax Return that it is or may be subject to taxation by that jurisdiction which has resulted or could reasonably be expected to result in an obligation to pay material Taxes.

(h) No member of the Merger Partner Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) entered into on or prior to the Closing Date; (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) with respect to a transaction occurring on or prior to the Closing Date; (iv) an installment sale or open transaction disposition made on or prior to the Closing Date; (v) a prepaid amount received or deferred revenue accrued on or prior to the Closing Date; or (vi) Section 965 of the Code.

(i) No member of the Merger Partner Group (i) has been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or non-U.S. Tax Law), other than a group the common parent of which was a current member of the Merger Partner Group or (ii) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Law), as a transferee or successor or by contract (other than agreements or contracts entered into in the ordinary course of business and not primarily related to Taxes).

(j) No member of the Merger Partner Group has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code, in each case, within the two (2)-year period ending on the date hereof.

(k) Section 3.15 and, to the extent related to Tax matters, Section 3.16, contain the sole and exclusive representations and warranties of Merger Partner herein with respect to Tax matters.

3.16 Benefit Arrangements; Labor Matters.

(a) Section 3.16(a) of the Merger Partner Disclosure Letter sets forth an accurate and complete list, as of the date hereof, of each material Merger Partner Benefit Arrangement, and separately identifies each as such. Merger Partner has delivered or Made Available to Remainco and Buyer accurate and complete copies of the following with respect to each material Merger Partner Benefit Arrangement, as applicable: (i) the plan document

(or, in the case of any unwritten Merger Partner Benefit Arrangement, a description of the material terms thereof), all related trust agreements, insurance contracts and policy documents, and any amendments thereto; (ii) the most recent summary plan description and any summaries of material modifications thereto; (iii) the three most recently filed annual reports (Form 5500 series), if any, with all corresponding schedules and financial statements attached thereto (including any related actuarial valuation report); (iv) the most recent IRS determination, advisory or opinion letter issued with respect to any Merger Partner Benefit Arrangement intended to be qualified under Section 401(a) of the Code; and (v) any material notices, letters or other correspondence with the IRS, the DOL, the Pension Benefit Guaranty Corporation or any other Governmental Authority. Merger Partner has delivered to Remainco and Buyer accurate and complete copies of the following with respect to each material Merger Partner Benefit Arrangement, as applicable: (A) the plan document or a description of the material terms and (B) the most recent IRS determination, advisory or opinion letter issued with respect to any Merger Partner Benefit Arrangement intended to be qualified under Section 401(a) of the Code.

(b) None of the members of the Merger Partner Group or any of their respective ERISA Affiliates has ever maintained, contributed, had an obligation to contribute to, or had any Liability with respect to, (i) a “defined benefit plan” within the meaning of Section 3(35) of ERISA or pension plan subject to the funding standards of Title IV or Section 302 of ERISA or Section 412 of the Code; (ii) a “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) a “multiple employer plan” described in Section 413 of the Code. No Merger Partner Benefit Arrangement provides, and, with respect to the Merger Partner Employees, the members of the Merger Partner Group are not obligated to provide, or have an obligation to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any current or former Merger Partner Employee, except as may be required by COBRA or other applicable Law. None of the members of the Merger Partner Group or any of their respective ERISA Affiliates have any material Liability on account of a violation of COBRA.

(c) Each Merger Partner Benefit Arrangement has been established, maintained and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other Laws. Except as would not reasonably be expected to result in material liability, (i) the members of the Merger Partner Group have timely performed all obligations required to be performed by it under each Merger Partner Benefit Arrangement; (ii) there are no Actions pending or, to the Knowledge of Merger Partner, threatened or reasonably anticipated with respect to any Merger Partner Benefit Arrangement, its assets or any fiduciary thereof (other than routine claims for benefits); and (iii) no event has occurred and no condition exists that would subject any member of the Merger Partner Group to any excise Tax, fine, Encumbrance, material penalty or other liability imposed by ERISA, the Code or any other applicable Law with respect to any Merger Partner Benefit Arrangement.

(d) Each Merger Partner Benefit Arrangement that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter, or is the subject of an opinion or advisory letter, from the IRS, and to the Knowledge of Merger Partner, no fact or event has occurred since the date of such determination letter that would reasonably be expected to adversely affect such qualification.

(e) Except as would not reasonably be expected to result in material liability to any member of the Merger Partner Group or the imposition of a material Tax on any Merger Partner Employee under Section 409A(a)(1)(B) of the Code, each Merger Partner Benefit Arrangement that is a “nonqualified deferred compensation plan” (as defined under Section 409A of the Code) has been operated in compliance with Section 409A of the Code and has complied with applicable documentary requirements of Section 409A of the Code.

(f) Except as set forth in Section 3.16(f) of the Merger Partner Disclosure Letter, none of the execution or delivery of this Agreement or the other Transaction Documents, the consummation of any of the Contemplated Transactions will, either alone or in conjunction with any other event, (i) entitle any current or former Merger

Partner Employee to any payment or benefit (or result in the funding of any such payment or benefit); (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former Merger Partner Employee; or (iii) accelerate the time of payment, funding or vesting of amounts due to any current or former Merger Partner Employee. No amount paid or payable by Merger Partner and its Affiliates (whether in cash, in property, or in the form of benefits) to any Merger Partner Employee as a result of the consummation of the Contemplated Transactions will, either alone or in conjunction with any other event, be an “excess parachute payment” within the meaning of Section 280G of the Code. No Merger Partner Benefit Arrangement provides, and, with respect to the Merger Partner Employees, Merger Partner is not obligated to provide, or has an obligation to provide, compensation to any Person for excise taxes payable pursuant to Section 4999 of the Code or for taxes payable pursuant to Section 409A of the Code.

(g) With respect to each Benefit Arrangement maintained primarily for current and former Merger Partner Employees located outside the United States (each, a “Merger Partner International Benefit Plan”), in all material respects (i) if intended to qualify for special Tax treatment, each Merger Partner International Benefit Plan is so qualified; (ii) if required to be registered with a Governmental Authority, is so registered; and (iii) the fair market value of the assets of each Merger Partner International Benefit Plan, the liability of each insurer for any Merger Partner International Benefit Plan funded through insurance, or the book reserve established for any such plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such plan. None of the members of the Merger Partner Group have been a party to, a sponsoring employer of, or otherwise is under any liability with respect to any defined benefit pension scheme, any final salary scheme or any death, disability or retirement benefit calculated by reference to age, salary or length of service or any other item.

(h) Merger Partner has provided to Remainco and Buyer a list as of June 17, 2024 of the Merger Partner Employees, and includes the following information pertaining to each such Merger Partner Employee: (i) job title; (ii) location of employment (including, for U.S. employees, state of residence); (iii) employing Entity; (iv) annual base salary or hourly rate of pay; (v) bonus or other incentive opportunity; (vi) employment status (active or on leave, and, if on leave, expected return date); (vii) date of commencement of employment; (viii) notice period, if applicable; (ix) accrued and unused paid-time off; (x) with respect to U.S. Merger Partner Employees, status as exempt or nonexempt under the federal Fair Labor Standards Act or similar state law; and (xi) whether covered by the terms of a collective bargaining agreement.

(i) Merger Partner has provided to Remainco and Buyer a list as of June 30, 2024 of all independent contractors or consultants currently engaged by any member of the Merger Partner Group, containing (i) country where engaged (including, for U.S. based contractors, state where work was performed); (ii) engaging Entity (or Entity such individual provides services to, if different); (iii) whether the individual is engaged directly or via an intermediary; and (iv) amount paid to each such independent contractor or consultant, year to date in calendar year 2024.

(j) To the Knowledge of Merger Partner, as of the date hereof, all Merger Partner Employees who are based and ordinarily working in the U.S. (the “U.S. Merger Partner Employees”) are authorized to work in the United States. Since the Statutory Lookback Date, each member of the Merger Partner Group has complied in all material respects with all applicable Laws regarding immigration and U.S. work authorization compliance, and, to the Knowledge of Merger Partner, has a valid Form I-9 on file for each U.S. Merger Partner Employee. To the Knowledge of Merger Partner, all Merger Partner Employees who are based and ordinarily working outside of the U.S. have the legal right to work in the country in which they are employed, and each of the members of the Merger Partner Group have complied in all material respects with their respective obligations under applicable non-U.S. Laws with respect to such Merger Partner Employees.

(k) As of the date hereof (and, except as would not, individually or in the aggregate be material to the Merger Partner Business, after the date hereof and prior to the Closing), (i) there are no strikes or work stoppages pending or, to the Knowledge of Merger Partner, threatened by any Merger Partner Employees, (ii) no such strike or work stoppage involving Merger Partner Employees has occurred since the Lookback Date and (iii) to the Knowledge of Merger Partner, there is no organizing activity by any union or labor organization as to any Merger Partner Employees.

(l) Each of the members of the Merger Partner Group is, and since the Lookback Date has been, in material compliance with all applicable Laws directly applicable to the Merger Partner Business respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health requirements, employment classification, immigration, the WARN Act, plant closings and layoffs, the Fair Labor Standards Act, employment discrimination, equal opportunity, employee leave issues and unemployment insurance. Each member of the Merger Partner Group is, and since the Lookback Date has been, operating in a manner consistent in all material respects with the United Nations Convention on the Rights of the Child and the International Labor Organization’s Minimum Age Convention (No. 138).

(m) As of the date hereof (and, except as would not, individually or in the aggregate be material to the Merger Partner Business, after the date hereof and prior to the Closing), (i) there is no trade union recognized by, or works council, staff association or other employee representative body established by any member of the Merger Partner Group, (ii) there is no outstanding material dispute between any member of the Merger Partner Group and any trade union, or, to the Knowledge of Merger Partner, threatened in writing and (iii) there is no collective bargaining agreement or other labor arrangement in place or currently being negotiated with any trade union or employee representatives to which any member of the Merger Partner Group is a party or subject. Since the Lookback Date, none of the members of the Merger Partner Group has received any written requests for recognition from a trade union.

(n) Except as set forth in Section 3.16(n) of the Merger Partner Disclosure Letter, (i) to the Knowledge of Merger Partner, since the Lookback Date, to the extent related to any Merger Partner Employee, the members of the Merger Partner Group have not received notice of any charge or complaint or of the intent to conduct an investigation (or notice that such an investigation is in progress) from, or pending before, any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, immigration, or occupational safety and health Laws and (ii) there is no charge, complaint, lawsuit, or other material proceeding pending or, to the Knowledge of Merger Partner, threatened against any member of the Merger Partner Group before any Governmental Authority by or on behalf of any Merger Partner Employee or former Merger Partner Employee or any applicant for employment as a Merger Partner Employee, in each case alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, in the case of each of clause (i) and (ii), that would, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole.

(o) To the Knowledge of Merger Partner, since the Lookback Date, (i) no allegations of sexual or other harassment or misconduct have been made against any employee of Merger Partner with a title above Vice President and (ii) no Action is pending or threatened, and no settlement agreement has been entered into, with respect to any member of the Merger Partner Group involving allegations of sexual or other harassment or misconduct by any Merger Partner Employee, in each case, that, individually or in the aggregate, is reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole.

(p) Except as set forth in Section 3.16(p)(i) of the Merger Partner Disclosure Letter, since the Lookback Date, none of members of the Merger Partner Group has implemented any employee layoffs or plant closings that would require notice under the WARN Act. None of the members of the Merger Partner Group has any outstanding WARN Act liability. Section 3.16(p)(ii) of the Merger Partner Disclosure Letter, which shall be supplemented through Closing, further contains an accurate and complete list of all employees who experience an “employment loss” (as defined in the WARN Act) during the ninety (90) days prior to the Closing Date, listing for each such employee the date and nature of the employment loss and the employee’s position and work location.

(q) Since the Lookback Date, the members of the Merger Partner Group have not made, or started implementation of, any collective dismissals that have required or will require notification or consultation with any state authority, trade union, works or supervisory council, staff association or body representing or in relation to any of their employees.

3.17 Environmental Matters. Except as set forth in Section 3.17 of the Merger Partner Disclosure Letter, (a) each of the members of the Merger Partner Group is, and at all times since the Regulatory Lookback Date has been, in compliance in all material respects with all Environmental Laws applicable to the Merger Partner Business, (b) each of the members of the Merger Partner Group possess and are, and at all times since the Regulatory Lookback Date have been, in compliance in all material respects with all Environmental Permits that are required for the operation of the Merger Partner Business, (c) there are no Actions pending or, to the Knowledge of Merger Partner, threatened that seek the revocation, cancellation, or suspension of any of the Environmental Permits, (d) none of the members of the Merger Partner Group have received any written notice, complaint or claim, and there are no Actions pending or, to the Knowledge of Merger Partner, threatened against any member of the Merger Partner Group or with respect to the Merger Partner Business, in each case, alleging a violation of or Liability (including any investigatory, remedial or corrective action liability) under any Environmental Law that, in each case, would reasonably be expected to result in material Liability to any member of the Merger Partner Group, (e) none of the members of the Merger Partner Group is currently operating the Merger Partner Business subject to any Governmental Order addressing a violation of or Liability under any Environmental Law, (f) none of the members of the Merger Partner Group has assumed by contract or, to the Knowledge of Merger Partner, by operation of law, any material Liability of any third party arising under any Environmental Law and (g) there has been no Release of Hazardous Materials by any member of the Merger Partner Group or, to the Knowledge of Merger Partner, at, on, in, under or from (i) the Merger Partner Real Property, (ii) any real property formerly owned, leased, or operated by any member of the Merger Partner Group or (iii) at any facility to which any Hazardous Materials generated by the Merger Partner Business were sent for disposal, in each case of subclauses (i) through (iii), in a manner that could reasonably be expected to result in material liability under Environmental Law. Notwithstanding any of the representations and warranties contained elsewhere in this Agreement, the representations and warranties in this Section 3.17 and in Section 3.7 shall be the sole representations and warranties of Merger Partner with respect to environmental matters, Environmental Laws, Environmental Permits or Hazardous Materials.

3.18 Insurance. Except as would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, each Insurance Policy and Self-Insurance program and arrangement relating to the Merger Partner Business and the members of the Merger Partner Group is binding and in full force and effect. With respect to each such Insurance Policy, and except as would not reasonably be expected to be, individually or in the aggregate, material to the Merger Partner Business or the Merger Partner Group, taken as a whole, (i) all premiums with respect thereto are currently paid, (ii) none of the members of the Merger Partner Group is in breach or default and, to the Knowledge of Merger Partner, no event has occurred which, with notice or lapse or time, would constitute a breach or default or permit termination or modification of the policy, (iii) none of the members of the Merger Partner Group has received any written notice of cancellation or non-renewal of the policy and (iv) the consummation of the Contemplated Transactions will not cause a breach, termination or modification of the policy.

3.19 Absence of Litigation.

(a) Except as set forth in Section 3.19(a) of the Merger Partner Disclosure Letter, (i) there are no Actions pending or, to the Knowledge of Merger Partner, threatened, against any member of the Merger Partner Group which would, individually or in the aggregate, reasonably be expected to have a Merger Partner Material Adverse Effect and (ii) as of the date hereof, there are no Actions pending or, to the Knowledge of Merger Partner, threatened, against any member of the Merger Partner Group alleging Liabilities or Losses in excess of $1,000,000.

(b) As of the date hereof, there are no Actions pending or, to the Knowledge of Merger Partner, threatened against any member of the Merger Partner Group that question the validity of, or seek injunctive relief with respect to, any of the Transaction Documents or the right of any member of the Merger Partner Group to enter into any of the Transaction Documents.

(c) None of the Merger Partner Business or any member of the Merger Partner Group is a party to or subject to the provisions of any Governmental Order that would reasonably be expected, individually or in the aggregate, to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole.

(d) As of the date hereof, none of the Merger Partner Business or any member of the Merger Partner Group is a party to or subject to the provisions of any Governmental Order that would reasonably be expected to prevent or materially delay, materially interfere with or materially impair (i) the consummation by the members of the Merger Partner Group of the Contemplated Transactions or (ii) the compliance by any member of the Merger Partner Group with the Transaction Documents.

3.20 Customers and Suppliers.

(a) Section 3.20(a) of the Merger Partner Disclosure Letter sets forth (i) a correct and complete list identifying the top ten (10) customers of Merger Partner Business, measured by revenue recognized by the Merger Partner Business on a consolidated basis during the one (1)-year period ended on the Merger Partner Reference Balance Sheet Date (collectively, the “Merger Partner Top Customers”); and (ii) a correct and complete list identifying the top ten (10) suppliers of the Merger Partner Business, measured by expense incurred by the Merger Partner Business on a consolidated basis during the one (1)-year period ended on the Merger Partner Reference Balance Sheet Date (collectively, the “Merger Partner Top Suppliers”).

(b) Since the Merger Partner Reference Balance Sheet Date through the date hereof, to the Knowledge of Merger Partner, Merger Partner has not received, from any Merger Partner Top Customer or Merger Partner Top Supplier, written communications (i) terminating, not renewing or materially reducing (or stating the intent to terminate, not renew or materially reduce), or materially altering the terms (or stating the intent to materially alter the terms) of such Merger Partner Top Customer’s or Merger Partner Top Supplier’s relationship with the members of the Merger Partner Group or (ii) indicating a material breach of the terms of any Contracts with such Merger Partner Top Customer, or Merger Partner Top Supplier, in each case, except as, individually or in the aggregate, would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole.

3.21 Vote Required. The only vote of Merger Partner’s stockholders required to consummate the Contemplated Transactions is the affirmative vote of the holders of a majority of the outstanding shares of Merger Partner Common Stock entitled to vote thereon to adopt this Agreement in accordance with the DGCL (the “Required Merger Partner Stockholder Vote”).

3.22 Financial Advisors. Except for Global Leisure Partners LLP (“GLP”) and Houlihan Lokey Capital, Inc. (“Houlihan Lokey”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with any of the Contemplated Transactions based upon arrangements made by or on behalf of any member of the Merger Partner Group. Prior to the date hereof, Merger Partner has provided Remainco and Buyer with copies of all engagement letters and similar Contracts with GLP and Houlihan Lokey concerning or related to any of the Contemplated Transactions.

3.23 Takeover Statutes. As of the date hereof, there is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar device in effect to which any member of the Merger Partner Group is a party or otherwise is bound. The Contemplated Transactions are and, as of the Closing, shall be exempt from any such stockholder rights plan, “poison pill,” anti-takeover plan or other similar device adopted prior to the Closing to which any member of the Merger Partner Group is a party or otherwise is bound. No “fair price,” “moratorium,”

“control share acquisition,” “business combination,” “interested stockholder,” “stockholder protection” or other similar anti-takeover law applicable to Merger Partner enacted under Law applies to this Agreement, the Merger or any other Contemplated Transactions.

3.24 Data Privacy and Information Security.

(a) The members of the Merger Partner Group and, to the Knowledge of Merger Partner, the Merger Partner Data Processors and other Persons with whom the Merger Partner Group has shared Personal Data, in each case since the Lookback Date, (i) have complied with applicable Privacy Laws, Merger Partner Privacy Policies and other Contracts relating to the collection, use, protection, or processing of Merger Partner IT Systems or Merger Partner Data, (ii) have not suffered and are not currently suffering a Security Incident and (iii) have not been subject to any complaints, litigation or regulatory investigations or enforcement actions from any Person or Governmental Authority and have not received any notices or inquiries alleging noncompliance with any applicable Privacy Laws in each case, except in the case of each of clause (i) through (iii), as would not, individually or in the aggregate, reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. To the Knowledge of Merger Partner, neither the execution, delivery or performance of any of the Transaction Documents, nor the consummation of the Contemplated Transactions, violate any Privacy Laws or Merger Partner Privacy Policies, except as, individually or in the aggregate, would not reasonably be expected to (A) be material to the Merger Partner Business or the Merger Partner Group, taken as a whole, or (B) prevent or materially delay, materially interfere with or materially impair (1) the consummation by the members of the Merger Partner Group of any of the Contemplated Transactions or (2) the compliance by any member of the Merger Partner Group with the Transaction Documents. When any member of the Merger Partner Group uses a Merger Partner Data Processor to Process Personal Data, the relevant Merger Partner Data Processor has provided guarantees, warranties or covenants in relation to the Processing of Personal Data, confidentiality, and security measures, and has agreed to comply with those obligations in a manner sufficient for the relevant member of the Merger Partner Group’s material compliance with applicable Privacy Law.

(b) Merger Partner has established and maintains a Merger Partner Information Security Program, and since the Lookback Date there have been no material violations of the Merger Partner Information Security Program. The Merger Partner Information Security Program has been assessed and tested on a no less than annual basis; all critical and high risks and vulnerabilities have been remediated; and the Merger Partner Information Security Program has proven sufficient and compliant with applicable Privacy Laws in all material respects. The Merger Partner IT Systems currently used by the members of the Merger Partner Group are in good working condition, do not contain any Malicious Code or defect, and operate and perform as necessary to conduct the Merger Partner Business. All Merger Partner Data will continue to be available for Processing by the relevant member of the Merger Partner Group following the Closing on substantially the same terms and conditions as existed immediately before the Closing.

3.25 Fairness Opinion. The Board of Directors (in such capacity) of Merger Partner has received the written opinion of Houlihan Lokey to the effect that, as of the date of such opinion, based upon and subject to the assumptions, limitations, conditions, qualifications and other matters considered in connection with the preparation of such opinion, the Per Share Price to be received by the holders of shares of Merger Partner Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. It is agreed and understood that such opinion is for the benefit of the Merger Partner Board and may not be relied on by Remainco, Spinco, Buyer or Buyer Sub for any purpose. A written copy of such opinion will be delivered to Remainco and Buyer promptly following the date hereof, solely for informational purposes.

3.26 Acknowledgement by Merger Partner. Merger Partner is not relying and has not has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article II, in Article IV or in any of the other Transaction Documents, in each case, to the extent made to Merger Partner. The representations and warranties by Remainco and Spinco contained in Article II, by Buyer and Buyer Sub contained in Article IV, or by any of them in any of the other Transaction Documents, in each case, to the extent made to Merger Partner, constitute the sole and exclusive representations and warranties of Remainco and the members of the Remainco Group, of Buyer and Buyer Sub and of each of their respective Representatives in connection with the Contemplated Transactions, and Merger Partner understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Remainco, Spinco, Buyer and Buyer Sub. Without limiting the generality of the foregoing, Merger Partner acknowledges that, except for the representations and warranties of Remainco and Spinco contained in Article II, of Buyer and Buyer Sub contained in Article IV or of any of them in any of the other Transaction Documents, in each case, to the extent made to Merger Partner, no representations or warranties are made by Remainco, Spinco, Buyer, Buyer Sub or their respective Representatives with respect to the accuracy or completeness of any information, documents or other materials (including any such materials contained in any data room or otherwise reviewed by Merger Partner or any of its respective Representatives) or any management presentations that have been or shall hereafter be provided to Merger Partner or any of its Representatives. Notwithstanding the foregoing, nothing in this Section 3.26 shall limit Merger Partner’s rights and remedies in the event of Fraud.

3.27 Gaming Approvals and Licensing Matters.

(a) As of the date hereof, none of Merger Partner Required Gaming Licensees has ever been denied a gaming license, approval, or related finding of suitability by any Gaming Authority or had any gaming license or approval revoked, suspended or denied, except for such denials, suspensions or revocations that, individually or in the aggregate, would not reasonably be expected to be material to the Merger Partner Business or the Merger Partner Group, taken as a whole. To the Knowledge of Merger Partner, there are no facts or circumstances with respect to any Merger Partner Required Gaming Licensee that have had or would reasonably be expected to have a Merger Partner Material Adverse Effect.

(b) There are no conditions, constraints, limitations or qualifications existing with respect to any gaming license or approval previously granted to Merger Partner or any of its Affiliates that materially affect the management and operation of the Merger Partner Business, other than those that are generally applicable to similar licensed gaming businesses. The members of the Merger Partner Group are in compliance with all Gaming Laws applicable to the Merger Partner Group in all material respects.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING BUYER AND BUYER SUB

Except as set forth (a) in the part or subpart of the Buyer Disclosure Letter corresponding to the particular Section or subsection in this Article IV in which such representation and warranty appears or (b) in any other part or subpart of the Buyer Disclosure Letter to the extent it is reasonably apparent on the face of such disclosure that such disclosure is relevant to such other representation and warranty, Buyer and Buyer Sub hereby represent and warrant to Remainco, Spinco and Merger Partner as follows:

4.1 Due Organization; Authority; Binding Nature of Agreement. Each of Buyer and Buyer Sub is an Entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Buyer and Buyer Sub each have all requisite corporate or other Entity right, power and authority to enter into and perform their respective obligations under the Transaction Documents, as applicable, to which it is or will be a party and has all other requisite corporate or other Entity right, power and authority to consummate the Contemplated Transactions. The execution and delivery by Buyer and Buyer Sub of the Transaction Documents, the consummation by Buyer and Buyer Sub of the Contemplated Transactions by, and the performance by Buyer and Buyer Sub of their respective obligations under, the Transaction Documents have been duly authorized by all requisite corporate action on the part of Buyer and Buyer Sub, subject, in the case of Buyer Sub, to the adoption of this Agreement by Buyer as the sole stockholder of Buyer Sub immediately following the execution and delivery of this Agreement. The Board of Directors of Buyer Sub has (a) determined and declared that this Agreement, the other Transaction Documents and the Merger are advisable and in the best interests of Buyer Sub and its stockholder; (b) authorized and approved the execution, delivery and performance of the Transaction Documents by Buyer Sub; and (c) recommended the adoption of this Agreement by the holders of common stock of Buyer Sub and directed that this Agreement be submitted for adoption by Buyer Sub’s sole stockholder immediately following the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by Buyer and Buyer Sub, and assuming the due authorization, execution and delivery of this Agreement by Remainco, Spinco and Merger Partner, this Agreement constitutes a legal, valid and binding obligation of Buyer and Buyer Sub, enforceable against Buyer and Buyer Sub in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. The Separation Agreement, the Employee Matters Agreement, the Intellectual Property License Agreement, the Real Estate Matters Agreement and the Tax Matters Agreement have been (and the Transition Services Agreement and the IP License and Technology Agreements will be as of immediately following the Spinco Contribution) duly executed and delivered by the applicable Buyer Party or Buyer Parties that are or will be party thereto, and assuming the due authorization, execution and delivery of such agreements by the applicable members of the Remainco Group and the applicable members of the Merger Partner Group, each such agreement does (or, in the case of each of the Transition Services Agreement and the IP License and Technology Agreements will when executed and delivered) constitute a legal, valid and binding obligation of the Buyer Parties party thereto, as applicable, enforceable against each of them party thereto in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. Buyer has Made Available to Remainco and Merger Partner all Organizational Documents of Buyer, Buyer Sub and VoteCo. Buyer is the sole stockholder of Buyer Sub.

4.2 Non-Contravention; Consents.

(a) Provided that all consents, approvals, authorizations and other actions described in Section 4.2(b) have been obtained or taken, neither (1) the execution, delivery or performance of this Agreement or the other Transaction Documents nor (2) the consummation of any of the Contemplated Transactions, will, directly or indirectly (with or without notice or lapse of time) (i) require a consent or approval under, contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of any Buyer Party, (ii) contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy to obtain any relief under, any Law or any Governmental Order to which any Buyer Party, or any of the assets owned or used by any Buyer Party, is subject; or (iii) require a consent or approval under, contravene, conflict with or result in a violation or breach of, or result in a termination (or right of termination) or default under, any provision of any material Contract binding on a Buyer Party or give any Person the right to (A) declare a default or exercise any remedy under any such Contract; (B) accelerate the maturity or performance of any such Contract; (C) cancel, terminate or modify any right, benefit, obligation or other term of such Contract; or (D) result in the imposition or creation of any Encumbrance (other than a Permitted Encumbrance) upon or with respect to any asset owned or used by any Buyer Party except, in the case of each of clauses (i), (ii) and (iii), as do not have, and would not, individually or in the aggregate, reasonably be expected to have, a Buyer Material Adverse Effect.

(b) Except (i) as set forth in Section 4.2(b) of the Buyer Disclosure Letter, or (ii) as may be required by the Securities Act, the Exchange Act, state securities Laws or “blue sky” Laws, the Companies Act, the DGCL, the receipt of Governmental Approvals under the HSR Act, Gaming Laws, all applicable foreign Antitrust Laws and FDI Laws, Financial Services Laws or the listing requirements of the NYSE, no Buyer Party or Buyer Required Gaming Licensee is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Authority in connection with (A) the execution, delivery or performance of this Agreement or the other Transaction Documents or (B) the consummation of any of the Contemplated Transactions, except where the failure to make any such filing or give any such notice or to obtain any such

Consent would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

4.3 Compliance with Laws; Regulatory Matters.

(a) Each Buyer Party is, and since the Regulatory Lookback Date has been, in compliance with all applicable Laws, including Laws relating to money transmission, virtual currency or other digital assets, consumer protection, credit reporting, data privacy, financial privacy, cybersecurity, securities Law matters, and payment services Law matters (including payment network rules) and Governmental Orders directly applicable to it, except where failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. Since the Regulatory Lookback Date, no Buyer Party has received any written notice or other written communication from any Governmental Authority or any written notice from any other Person (i) regarding any actual or possible violation of, or failure to comply with, any Law or (ii) that it is or has been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Authority, except as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

(b) Since the Regulatory Lookback Date, no Buyer Party or any other member of the Buyer Licensing Group, has been in violation of Money Services Laws, or, to the extent applicable, been denied a Money Services Permit or other Permit by any Governmental Authority or had any Money Services Permit or other Permit revoked or suspended.

(c) Each Buyer Party is, and at all times since the Regulatory Lookback Date has been, in compliance with all applicable Anti-Money Laundering Laws. None of the Buyer Parties or any other member of the Buyer Licensing Group, nor any of their respective directors, officers, employees or, to the knowledge of Buyer, agents designated by any Buyer Party or any other member of the Buyer Licensing Group to act on behalf of any Buyer Party or any other member of the Buyer Licensing Group, is in violation of any applicable Anti-Money Laundering Laws.

4.4 Absence of Litigation. As of the date hereof, there are no Actions pending with respect to which Buyer has been served with written notice, or, to the knowledge of Buyer, any other Action pending or threatened in writing against any Buyer Party or any other member of the Buyer Licensing Group that has had, or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

4.5 Securities Matters. None of Buyer, Buyer Sub or the Guarantors beneficially owns, directly or indirectly (including pursuant to any derivatives contract), any Equity Interests of member of the Remainco Group or any Equity Interests of any member of the Merger Partner Group. The Spinco Units are being acquired by Buyer in the Equity Sale for its own account and without a view to the public distribution or sale of the Spinco Units or any interest in them. Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Spinco Units and Buyer is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Spinco Units. Buyer (i) acknowledges that the Spinco Units have not been registered under the Securities Act, or any securities Laws of any state or other jurisdiction and (b) understands that it may not sell, transfer, assign, pledge or otherwise dispose of any of the Spinco Units other than pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and applicable securities Laws of any state or other jurisdiction. None of Buyer, Buyer Sub nor any of their respective “affiliates” or “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” of Merger Partner (as each such term is defined in Section 203 of the DGCL).

4.6 Financing; Solvency.

(a) As of the date hereof, Buyer has delivered to Remainco and Merger Partner (i) a true, correct and complete copy of the executed debt commitment letter, dated as of the date hereof, from the Debt Financing

Sources party thereto, together with true, correct and complete copies of any related executed fee letters (each, a “Fee Letter”); provided that, solely with respect to any Fee Letter, the economic and financial terms, including fee amounts, “market flex” provisions, “securities demand” provisions, pricing terms, pricing caps and other commercially sensitive terms (none of which, individually or in the aggregate, adversely affects availability, timing, conditionality, enforceability, termination or aggregate principal amount of the Debt Financing below the amount required to pay the Required Amount) may be redacted in a customary manner from such true, correct and complete copies (collectively, including all exhibits, schedules and annexes thereto, the “Debt Commitment Letter”), pursuant to which, and subject only to the terms and conditions thereof, the Debt Financing Sources party thereto have committed to lend the aggregate amount of Debt Financing set forth therein to Buyer for the purpose of funding the Contemplated Transactions on the date on which the Closing should occur pursuant to Section 1.3 (together with any Alternative Financing pursuant to Section 6.8, the “Debt Financing”) and (ii) a true, correct and complete copy of the executed Equity Commitment Letter (together with the Debt Commitment Letter, the “Financing Commitments”) from each of the Guarantors, pursuant to which the Guarantors have, on the terms and subject to the conditions set forth therein, committed to invest in Buyer the amounts set forth therein (the “Equity Financing” and, together with the Debt Financing, the “Financing”). The Equity Commitment Letter expressly provides that Remainco and Merger Partner are third party beneficiaries thereof as provided therein.

(b) Assuming the Financing is funded in accordance with the Financing Commitments, the aggregate net proceeds from the Financing (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect of the maximum amount of “flex” (including any original issue discount flex) provided for under the Debt Financing) when funded in accordance with the Financing Commitments are sufficient to fund the Required Amount.

(c) As of the date hereof, the Financing Commitments are in full force and effect and have not been withdrawn, terminated or rescinded or otherwise amended, supplemented or modified in any respect and, except to the extent permitted by Section 6.8, no such amendment, supplement or modification is contemplated by Buyer or Buyer Sub or, to the knowledge of Buyer, by the other parties thereto. The Financing Commitments, in the form delivered to Remainco and Merger Partner, constitute legal, valid and binding obligations of Buyer and, to the knowledge of Buyer, the other parties thereto and are enforceable against such parties in accordance with their respective terms, except, in each case, subject to the Bankruptcy and Equity Exceptions. There are no side letters or other Contracts or written agreements to which Buyer is a party relating to the Financing Commitments that could (i) adversely affect the conditionality or enforceability of, or termination rights under, the Financing Commitments or the availability of the Financing or (ii) reduce the aggregate amount of the Financing below the Required Amount, other than as expressly contained in the Financing Commitments. As of the date hereof, to the knowledge of Buyer, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Buyer or any other Buyer Party under any term, or a failure of any condition, of the Financing Commitments or otherwise result in the amount of Financing necessary to fund the Required Amount being unavailable on the date on which the Closing should occur pursuant to Section 1.3. As of the date hereof and assuming the conditions set forth in Article IX have been satisfied, Buyer has no reason to believe that it or, to the knowledge of Buyer, any other party to the Financing Commitments would be unable to satisfy on a timely basis any term or condition of the Financing Commitments required to be satisfied by it. Buyer has fully paid any and all commitment fees or other fees required by the Financing Commitments to be paid on or before the date hereof. There are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Financing necessary, other than as expressly set forth in the Financing Commitments.

(d) Assuming (i) the accuracy of the representations and warranties of Remainco and Spinco set forth in Article II (to the extent required by Article IX), (ii) the accuracy of the representations and warranties of Merger Partner set forth in Article III (to the extent required by Article IX), (iii) the satisfaction of the conditions to Buyer and Buyer Sub set forth in Article IX and (iv) that each of (x) Spinco and (y) Merger Partner are Solvent on the Closing Date immediately prior to giving effect to the Equity Sale and the Merger, immediately following the Equity Sale and the Merger and after giving effect to all of the Contemplated Transactions, Buyer will be Solvent. No transfer of property is being made by Buyer or Buyer Sub, and no obligation is being incurred by Buyer or Buyer Sub in connection with the Contemplated Transactions, with the actual intent to hinder, delay or defraud either present or future creditors of Buyer, any member of the Spinco Group or any member of the Merger Partner Group or, in each case, any Affiliates thereof.

4.7 Guaranty. Concurrently with the execution of this Agreement, Buyer has delivered to Remainco and Merger Partner a duly and validly executed Guaranty of the Guarantors, dated as of the date hereof, in favor of Remainco and Merger Partner in respect of certain obligations of Buyer under this Agreement as set forth therein. The Guaranty is in full force and effect, has not been withdrawn, rescinded or terminated or otherwise amended or modified in any respect, and is a legal, valid and binding obligation of each of the Guarantors and is enforceable by Remainco and Merger Partner in accordance with its terms (subject to the Bankruptcy and Equity Exceptions). None of the Guarantors is in default or breach under the terms and conditions of the Guaranty, and no event has occurred or circumstances exist which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute or result in a default or breach under, or a failure to satisfy any condition provided by, the terms and conditions of the Guaranty. Each of the Guarantors has access to sufficient capital to satisfy the amount of its guaranteed obligations under the Guaranty in full.

4.8 Certain Arrangements. There are no Contracts or other legally binding commitments, whether written or oral, in effect on the date hereof, (a) between any Buyer Party or their respective Affiliates or the Guarantors, on the one hand, and (i) any beneficial owner (or Affiliate of a beneficial owner) of more than five percent (5%) of the shares of Merger Partner Common Stock or (ii) any member of Merger Partner’s management or the Merger Partner Board, on the other hand, relating in any way to the Contemplated Transactions or the operations of the Combined Company following the Closing, (b) pursuant to which any stockholder of Merger Partner would be entitled to receive consideration for such stockholder’s Merger Partner Common Stock of a different amount or nature than the Per Share Price (excluding any Owned Merger Partner Shares) or (c) pursuant to which any stockholder of Merger Partner has agreed to vote to adopt this Agreement or has agreed to vote against any Acquisition Proposal or Merger Partner Superior Proposal.

4.9 Gaming Approvals and Licensing Matters.

(a) As of the date hereof, to Buyer’s knowledge, each of (x) the Buyer Required Gaming Licensees set forth in clause (a)(i) of the definition thereof and (y) the Buyer Required Gaming Licensees described in clause (b) of the definition thereof (who are set forth on Section 4.9(a) of the Buyer Disclosure Letter) are reasonably likely to be authorized, licensed or found suitable under the Applicable Gaming Laws in connection with the consummation of Contemplated Transactions.

(b) Except as set forth on Section 4.9(b) of the Buyer Disclosure Letter, no Person (i) is or will be immediately following the Closing, the holder, directly or indirectly, of five percent (5%) or more of the voting stock, economic interests or Equity Interests of Buyer or (ii) will be immediately following the Closing, the holder, directly or indirectly, of five percent (5%) or more of the voting stock, economic interests or Equity Interests of Merger Partner or Spinco, in each case, other than any Persons who will be licensed by, or obtain any qualification, approval or suitability determinations by or from any Gaming Authority as required in connection with such ownership in the voting stock, economic interests or Equity Interests of Buyer, Merger Partner or Spinco, as applicable, and whose licensing, qualification, approval or suitability determination, as applicable, is not reasonably expected to prevent or materially delay receipt of any Gaming Approvals.

(c) As of the date hereof, none of Buyer, Buyer Sub, the Buyer Regulatory Affiliates or any of the Buyer Required Gaming Licensees described in clauses (x) or (y) of Section 4.9(a) has ever been denied a gaming license, approval, or related finding of suitability by any Gaming Authority or had any gaming license or approval revoked, suspended or denied. As of the date hereof, to the knowledge of Buyer, there are no facts or circumstances with respect to Buyer, any Buyer Regulatory Affiliate or any other Buyer Required Gaming Licensee described in clauses (x) or (y) of Section 4.9(a) that would prevent or materially delay receipt of any

Gaming Approvals required to consummate the Contemplated Transactions. As of the date hereof, there is no pending or, to the knowledge of Buyer, threatened investigation being conducted by any Gaming Authority which would reasonably be expected to result in the denial, revocation, limitation or suspension of any Permit under any Gaming Laws with respect to Buyer, Buyer Sub or any Buyer Required Gaming Licensee described in clauses (x) or (y) of Section 4.9(a).

4.10 Proxy Statement. None of the information supplied or to be supplied by Buyer or Buyer Sub for inclusion or incorporation by reference in the Merger Partner Proxy Statement will, (i) at the time the Merger Partner Proxy Statement is filed with the SEC or (ii) after giving effect to any amendments or supplements that have theretofore been made thereto, (A) at the time the Merger Partner Proxy Statement is first mailed to the stockholders of Merger Partner or (B) at the time of the Merger Partner Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by Buyer or Buyer Sub with respect to any statements made or incorporated by reference in the Merger Partner Proxy Statement based on information supplied, or required to be supplied, by or on behalf of Remainco, Spinco, Merger Partner or any of their respective Affiliates for inclusion, use or incorporation by reference in the Merger Partner Proxy Statement.

4.11 Financial Advisors. Buyer is solely responsible for the payment of the fees and expenses of any broker, investment banker, financial adviser or other Person acting in a similar capacity in connection with the transactions contemplated by any Transaction Document based upon arrangements made by or on behalf of Buyer or any Affiliate.

4.12 Acknowledgement by Buyer and Buyer Sub. No Buyer Party or any of their respective Affiliates is relying or has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Article II, in Article III or in any of the other Transaction Documents. The representations and warranties by Remainco and Spinco contained in Article II, by Merger Partner contained in Article III, or by any of them in any of the other Transaction Documents constitute the sole and exclusive representations and warranties of Remainco, Spinco and Merger Partner and the members of the Spinco Group and the members of the Merger Partner Group, respectively, and of each of their respective Representatives in connection with the Contemplated Transactions, and each of Buyer and Buyer Sub understand, acknowledge and agree that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Remainco, Spinco and Merger Partner. Without limiting the generality of the foregoing, each of Buyer and Buyer Sub acknowledges that, except for the representations and warranties of Remainco and Spinco contained in Article II, of Merger Partner contained in Article III or of any of them in any of the other Transaction Documents, no representations or warranties are made by Remainco, Spinco, Merger Partner or their respective Representatives with respect to the accuracy or completeness of any information, documents or other materials (including any such materials contained in any data room or otherwise reviewed by Buyer or Buyer Sub or any of their respective Representatives) or any management presentations that have been or shall hereafter be provided to Buyer or Buyer Sub or any of their respective Representatives. Notwithstanding the foregoing, nothing in this Section 4.12 shall limit Buyer’s rights and remedies in the event of Fraud.

4.13 CFIUS Foreign Person. Neither Buyer nor Buyer Sub is a foreign person, as defined in 31 C.F.R. § 800.224. No foreign person has an ownership interest in Buyer or Buyer Sub, except where such investment by a foreign person satisfies the requirements of 31 C.F.R. § 800.307(a).

4.14 Buyer Sub. Buyer Sub was formed solely for the purpose of engaging in the Contemplated Transactions and it has not engaged in any business activities or conducted any operations other than in connection with the Contemplated Transactions. All of the outstanding Equity Interests of Buyer Sub have been duly authorized and validly issued. All of the issued and outstanding Equity Interests of Buyer Sub are, and at the Merger Effective Time will be, owned directly or indirectly by Buyer. As of the date hereof, Buyer Sub does not have any assets or liabilities other than those incident to its formation or related to the evaluation, negotiation and execution of the Transaction Documents.

ARTICLE V

CERTAIN COVENANTS OF THE PARTIES REGARDING OPERATIONS DURING THE PRE-CLOSING PERIOD

5.1 Access and Investigation. During the period commencing on the date hereof and ending as of the earlier of (x) the termination of this Agreement and (y) the Closing (the “Pre-Closing Period”), subject to applicable Law, upon reasonable advance notice, Remainco and Merger Partner shall each, and shall cause each member of their respective Groups to, (a) provide the Representatives of Buyer (and, at the request of Buyer, the other non-Buyer Party) with reasonable access during normal business hours to its Representatives and assets and to all existing books, records, work papers and other documents and information relating to such Entity or its applicable Affiliate (but in the case of the members of the Remainco Group, solely as it relates to the Spinco Business or the Spinco Group), in each case as reasonably requested by Buyer; provided that such access shall be conducted at Buyer’s sole expense (except to the extent such access is in connection with the Parties’ obligations pursuant to Section 1.15 of the Separation Agreement (Separation Planning and Day-One Readiness), in which case such expenses shall be borne by the Parties in accordance with Section 1.15(g) of the Separation Agreement), in accordance with applicable Laws (including any applicable Laws relating to antitrust, competition, gaming, employment or privacy issues), under the supervision of the non-requesting party or its personnel and in such a manner as to maintain confidentiality and not to unreasonably interfere with the normal operations of the non-requesting party; (b) provide the Representatives of Buyer (and, at the request of Buyer, the other non-Buyer Party) with such copies of the existing books, records, work papers and other documents and information relating to such Entity and the other members of its respective Group (but in the case of the members of the Remainco Group, solely as it relates to the Spinco Business or the Spinco Group) as reasonably requested by Buyer; and (c) provide (1) any material notice, report or other document received by any member of such party’s Group from any Governmental Authority, including any report of examination conducted by a Governmental Authority in connection with Money Services Laws or compliance with other Laws, and (2) any notice of any inquiry from a Governmental Authority regarding any member of such party’s Group’s compliance with Laws promptly following the receipt of such inquiry. Subject in all respects to Section 6.3 and without limiting the generality of any of the foregoing, during the Pre-Closing Period, Remainco, Merger Partner and Buyer shall provide each other with copies of any notice, report or other document filed with or sent to any Governmental Authority on behalf of any member of the Remainco Group, any member of the Merger Partner Group or any Buyer Party, respectively, in connection with any of the Contemplated Transactions a reasonable time in advance of the filing or sending of such document to permit a review thereof. Nothing in this Agreement shall require Remainco, Merger Partner or Buyer to disclose any information if, in the reasonable judgement of Remainco, Merger Partner or Buyer, as applicable, such disclosure would (i) jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine, (ii) contravene any applicable Law or any Governmental Order, fiduciary duty or contractual confidentiality obligation, (iii) jeopardize the health and safety of any employee of Remainco, Merger Partner or Buyer, as applicable, or (iv) result in competitive harm to any member of the Remainco Group, any member of the Merger Partner Group or any Buyer Party, it being understood that Remainco, Merger Partner and Buyer shall each use commercially reasonable efforts to make other arrangements (including redacting information or entering into joint defense agreements), in each case, that would enable any otherwise required disclosure to the other party to occur without so jeopardizing any such privilege or immunity or contravening such applicable Law, Governmental Order, fiduciary duty or contractual confidentiality obligation. Without limiting the foregoing, each of Remainco and Merger Partner shall, to the extent reasonably requested by Buyer from time to time and subject to applicable Law, provide Buyer and its Representatives with (x) management reports to the extent prepared in the ordinary course of business, (y) business reviews to the extent prepared in the ordinary course of business, and (z) strategic planning studies and capital investment project documents to the extent prepared in the ordinary course of business; provided that with respect to Remainco, such information shall only be provided to the extent it relates to the Spinco Business or the Spinco Group. All information exchanged pursuant to this Section 5.1 shall be subject to the Confidentiality Agreements. This Section 5.1 shall not apply with respect to any Tax matters. Nothing in this Section 5.1 shall require any member of the Remainco Group to provide any information to any member of the Merger Partner Group or to any Buyer Party relating to any Excluded Matter.

5.2 Operation of the Spinco Business.

(a) Except as required by and subject to applicable Law, as required, contemplated or expressly permitted by the terms of any of the Transaction Documents, as required or contemplated by any Contract set forth on the Remainco Disclosure Letter, as reasonably necessary to consummate the Separation or as set forth in Section 5.2 of the Remainco Disclosure Letter, during the Pre-Closing Period, unless Buyer otherwise consents in advance (which consent shall not be unreasonably withheld, delayed or conditioned), Remainco shall, and shall cause the other members of the Remainco Group (subject in the case of members of the Remainco Group which are not wholly owned to applicable fiduciary duties) to, use (i) reasonable best efforts to (A) conduct the business and operations of the Spinco Business in all material respects in the ordinary course of business consistent with past practice (to the extent within Remainco’s control) and (B) to the extent consistent therewith, preserve intact in all material respects the material components of their current business organization and maintain satisfactory relations and goodwill with all Spinco Top Customers, all Spinco Top Suppliers, all material licensors and all Governmental Authorities, and (ii) commercially reasonable efforts to maintain satisfactory relations and goodwill with all other customers, suppliers and licensors, in each case of the foregoing clauses (i) and (ii), to the extent related to the Spinco Business.

(b) Except as required by and subject to applicable Law, as required, contemplated or expressly permitted by the terms of any of the Transaction Documents, as reasonably necessary to consummate the Separation or as set forth in Section 5.2 of the Remainco Disclosure Letter, during the Pre-Closing Period, unless Buyer otherwise consents in advance (which consent shall not be unreasonably withheld, delayed or conditioned), Remainco shall not, and shall cause the other members of the Remainco Group (subject in the case of members of the Remainco Group which are not wholly-owned to applicable fiduciary duties) not to, take any of the following actions (it being agreed that compliance with this clause (b) shall not be deemed to be a breach by Remainco of Section 5.2(a)):

(i) (A) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any Equity Interests of any member of the Spinco Group or other securities of any member of the Spinco Group, or repurchase, redeem or otherwise reacquire any Equity Interests of any member of the Spinco Group or other securities of any member of the Spinco Group, other than dividends or distributions between or among any of the members of the Spinco Group; provided that members of the Spinco Group shall be permitted to distribute or dividend any cash or any Remainco Retained Assets to any member of the Remainco Group; or (B) declare, accrue, set aside or pay any dividend or make any distribution on any Equity Interest of Remainco if doing so would reasonably be expected to result in Remainco failing to be Solvent;

(ii) amend the Organizational Documents of Remainco or any member of the Spinco Group in a manner adverse to Merger Partner or Buyer;

(iii) with respect to the Spinco Business, enter into any material new lines of business, withdraw from any existing material lines of business, or terminate, discontinue, close or dispose of any material plant, facility or other business operation;

(iv) (A) sell, transfer, assign, lease, license, exchange or otherwise dispose of, other than in the ordinary course of business or to any member of the Spinco Group, any Spinco Assets, that is, in the case of this clause (A), material to the Spinco Business or to the members of the Spinco Group, taken as a whole (each such Spinco Asset, a “Material Spinco Business Asset”); or (B) other than in the ordinary course of business, grant any Encumbrance other than a Permitted Encumbrance on any Material Spinco Business Asset that will not be released prior to or at the Closing;

(v) with respect to the Spinco Business, incur any Indebtedness or obligations relating to Non-Gaming Credit Support Obligations, or assume, grant, guaranty or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances to any Person, in each case, other than the incurrence or guaranty of Indebtedness or obligations relating to Non-Gaming Credit Support Obligations (A) in the ordinary course of business, (B) related to making of loans between members of the Remainco Group, or (C) that does not exceed $20,000,000 individually or $40,000,000 in the aggregate; provided that no such Indebtedness incurred pursuant to clause (A) or clause (B) by any member of the Spinco Group shall include any prepayment penalties or fees and all such Indebtedness shall have terms that permit its repayment at or prior to the Closing;

(vi) (A) with respect to the Spinco Business, except as permitted by Section 5.5(g), acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture, association or other business organization or division thereof, or substantially all of the assets of any of the foregoing or (B) with respect to Remainco or any member of the Spinco Group, liquidate, dissolve, restructure or reorganize or adopt a plan or agreement therefor;

(vii) (A) sell, issue, grant, transfer, repurchase, subject to any Encumbrance or redeem, or authorize the sale, issuance, grant, transfer, repurchase, Encumbrance or redemption of, any Equity Interest or other securities of any member of the Spinco Group (other than to any member of the Remainco Group), or (B) reclassify, split, combine, subdivide or redeem any Equity Interests or other securities of any member of the Spinco Group;

(viii) with respect to any Remainco Equity Awards held by any Spinco Employee, except as otherwise required by the terms of any Remainco Benefit Arrangement or any Spinco Benefit Arrangement as in effect on the date hereof, (A) amend or waive any of its rights under, or accelerate the vesting under, any provision of the Remainco Equity Plans, (B) amend any provision of any Contract evidencing any such outstanding Remainco Equity Award, (C) otherwise modify any of the terms of any such outstanding Remainco Equity Award or related Contract or (D) grant any Remainco Equity Award to any Spinco Employee;

(ix) other than to the extent required by applicable Law or the terms of any Remainco Benefit Arrangement or any Spinco Benefit Arrangement as in effect on the date hereof, or to the extent required for the members of the Remainco Group to comply with their respective obligations under the Employee Matters Agreement, (A) establish, adopt, enter into, amend, modify, provide discretionary benefits under, or terminate any Spinco Benefit Arrangement (or any benefit plan, program, agreement or arrangement that would be a Spinco Benefit Arrangement if in effect on the date hereof), except that Remainco and its Affiliates may make amendments or modifications to such Spinco Benefit Arrangements in the ordinary course of business in connection with annual enrollment, (B) except as permitted under clause (A) hereof as a result of amendments to a Remainco Benefit Arrangement made in the ordinary course of business or otherwise applicable to similarly situated employees of a member of the Remainco Group, modify the compensation or benefits of any Spinco Employee, or (C) accelerate the timing of payment, funding or vesting under any Spinco Benefit Arrangement or make any discretionary payment under or contribution to any Spinco Benefit Arrangement, or (D) hire or terminate the employment of any Spinco Employee with a title above Vice President (each, a “Spinco Senior Executive Employee”) or any Spinco Employee who would be a Spinco Senior Executive Employee if employed on the date hereof, other than to (1) terminate any Spinco Senior Executive Employee for cause or at the request or direction of any Gaming Authority (including following a finding of unsuitability by a Gaming Authority) or (1) fill any vacancy (including any vacancies resulting from any termination in the foregoing clause (1) or resulting from any role that is created to satisfy a directive or order of a Gaming Authority);

(x) (A) amend any existing, or enter into any new, employment, change in control, severance, termination or retention agreements with any Spinco Employees (other than agreements terminable for any or no reason on no more than thirty (30) days’ notice (or statutory notice, if longer) without resulting in any payment, other obligation or penalty) or (B) modify or waive any non-competition, non-solicitation, confidentiality or other similar obligation of any Spinco Employee;

(xi) other than in the ordinary course of business or with respect to transfers of any Spinco Employee who is an Inactive Employee (as defined in the Employee Matters Agreement), transfer or reallocate the employment or services of any Spinco Employee to a member of the Remainco Group (other than a member of the Spinco Group) if such transfer or reallocation would result in such employee no longer being a Spinco Employee, or transfer or reallocate the employment or services of any employee of any member of the Remainco Group (other than a member of the Spinco Group) who is not a Spinco Employee to the Spinco Business if such transfer or reallocation would result in such employee becoming a Spinco Employee;

(xii) grant recognition to any labor union or enter into, modify, amend, or terminate any collective bargaining agreement or similar agreement with any labor union, labor organization, works council or other staff representative body, in each case, if doing so would be adverse to the Spinco Business;

(xiii) enter into, amend in any material respect, terminate or waive performance of any material terms under, any Spinco Real Property Lease or any Spinco Material Contract, other than (A) amendments that in the aggregate are not materially adverse to the Spinco Business, (B) in the ordinary course of business or (C) in the case of terminations, other than any termination of any Spinco Real Property Lease or any Spinco Material Contract occurring pursuant to the terms thereof;

(xiv) enter into any settlement or release with respect to any Action against any member of the Spinco Group, other than (A) settlements for the payment of liabilities reflected or reserved against in the Spinco Business Financial Statements or of amounts that do not exceed $2,500,000 individually or $5,000,000 in the aggregate or (B) any settlement or release in the ordinary course of business, including any settlement of any action involving any Spinco Employees or any Spinco Former Employees; provided that such settlements and releases (1) do not impose any restrictions on the operation of the Spinco Business following the Equity Sale Closing Time, (2) do not admit wrongdoing, and (3) include a full release of the members of the Spinco Group;

(xv) with respect to the Spinco Business, (A) make or commit to make any capital expenditures for which the aggregate cash consideration paid or payable in any individual transaction is in excess of $10,000,000 or in the aggregate in excess of $40,000,000; provided that in addition to the foregoing, the Spinco Business shall be permitted to make capital expenditures in the aggregate in an amount up to the aggregate amount of capital expenditures contemplated by the Spinco Budget for the period ending on the date three (3) months after the Outside Date or (B) fail to use commercially reasonable efforts to make any capital expenditures at the times and in the amounts contemplated by the Spinco Budget;

(xvi) with respect to the members of the Spinco Group or the Spinco Business, other than (A) in the ordinary course of business and consistent with past practices or (B) as required by concurrent changes in applicable Laws, GAAP or SEC rules and regulations, change any of its methods of accounting or accounting policies in any material respect;

(xvii) other than as required by applicable Law consistent with past practice, (A) make any change (or file any such change) in any method of Tax accounting other than in the ordinary course of business, (B) make, change or rescind any Tax election other than in the ordinary course of business, (C) settle or compromise any Tax liability or consent to any claim or assessment relating to Taxes, (D) file any amended income or other material Tax Return or claim for refund, in each case, other than in the ordinary course of business, (E) make, rescind or amend any claim for Group Relief in a manner which affects the liability to Tax a member of the Spinco Group, (F) enter into any closing agreement relating to Taxes or (G) waive or extend the statute of limitations in respect of Taxes other than in the ordinary course of business; in each case, to the extent that doing so could reasonably be expected to result in a material incremental cost to Buyer (or any of its Affiliates) or any member of the Spinco Group;

(xviii) with respect to the members of the Spinco Group or the Spinco Business, change in any material respect its cash management practices, policies or procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts receivable, accrual of accounts receivable, inventory control, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits, from such practices, policies or procedures with respect thereto used by the Spinco Business in the ordinary course of business consistent with past practice, or take or refrain from taking any action in respect of working capital of the members of the Spinco Group or the Spinco Business that is outside of the ordinary course of business consistent with past practices, in each case including (A) taking (or omitting to take) any action that would have the effect of materially accelerating revenues, cash receipts or the collection of accounts receivable to pre-Closing periods that would otherwise be expected to take the place or be incurred in post-Closing periods or (B) taking (or omitting to take) any action that would have the effect of materially delaying or postponing the payment of any accounts payable to post-Closing periods that would otherwise be expected to be paid in pre-Closing periods;

(xix) take any action that will create a notice obligation or other liability under the WARN Act with respect to any Spinco Employee;

(xx) other than in the ordinary course of business and consistent with past practice, license, covenant not to sue, abandon, disclaim, sell, assign or grant any security interest in, to or under any material Spinco Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in any material Spinco Intellectual Property;

(xxi) with respect to the Spinco Business, permit to expire or fail to timely renew any material Permit;

(xxii) with respect to the members of the Spinco Group and the Spinco Business, fail to maintain (with insurance companies substantially as financially responsible as its existing insurance insurers) insurance in at least the same amounts and against at least such risks and losses as are consistent in all material respects with past practice; or

(xxiii) enter into any legally binding commitment with respect to any of the foregoing.

(c) During the Pre-Closing Period, Remainco shall promptly notify Merger Partner and Buyer of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article VII or Article IX impossible or that has had or would reasonably be expected to have or result in a Combined Company Material Adverse Effect. No notification given to Merger Partner and Buyer pursuant to this Section 5.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Remainco contained in this Agreement or the conditions to the obligations of the Parties under this Agreement. A failure to comply with this Section 5.2(c) shall not constitute the failure of any condition set forth in Article VII or Article IX to be satisfied unless the underlying event, condition, fact or circumstance would independently result in the failure of a condition set forth in Article VII or Article IX to be satisfied. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 5.2 shall be deemed to limit (i) the transfer of the Remainco Retained Assets or the assumption of the Remainco Retained Liabilities prior to the Closing, or (ii) Remainco’s ability to cause the other members of the Remainco Group to make any of the transfers or take such other actions contemplated by the Separation Plan or the Separation Agreement. In furtherance of the foregoing, Merger Partner and Buyer acknowledge that prior to the Closing, Remainco intends to remove from all of the Spinco Real Property any Remainco Books and Records and any Remainco Retained Assets and such actions by the members of the Remainco Group shall not be considered a breach of this Agreement.

5.3 Operation of the Merger Partner Business.

(a) Except as required by and subject to applicable Law, as required, contemplated or expressly permitted by the terms of any of the Transaction Documents, as required or contemplated by any Contract set forth on the Merger Partner Disclosure Letter or as set forth in Section 5.3 of the Merger Partner Disclosure Letter, during the Pre-Closing Period, unless Buyer otherwise consents in advance (which consent shall not be unreasonably withheld, delayed or conditioned), Merger Partner shall, and shall cause the other members of the Merger Partner Group (subject in the case of members of the Merger Partner Group which are not wholly owned to applicable fiduciary duties) to, use (i) reasonable best efforts to (A) conduct the business and operations of the Merger Partner Business in all material respects in the ordinary course of business consistent with past practice (to the extent within Merger Partner’s control), and (B) to the extent consistent therewith, preserve intact in all material respects the material components of their current business organization and maintain satisfactory relations and goodwill with all Merger Partner Top Customers, Merger Partner Top Suppliers, material licensors and Governmental Authorities and (ii) commercially reasonable efforts to maintain satisfactory relations and goodwill with all other customers, suppliers and licensors.

(b) Except as required by and subject to applicable Law, as required, contemplated or expressly permitted by the terms of any of the Transaction Documents, as set forth in Section 5.3 of the Merger Partner Disclosure Letter, during the Pre-Closing Period, unless Buyer otherwise consents in advance (which consent shall not be unreasonably withheld, delayed or conditioned), Merger Partner shall not, and shall cause the other members of the Merger Partner Group (subject in the case of members of the Merger Partner Group which are not wholly owned to applicable fiduciary duties) not to, take any of the following actions, (it being agreed that compliance with this clause (b) shall not be deemed to be a breach by Merger Partner of Section 5.3(a)):

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any Equity Interests or other securities, or repurchase, redeem or otherwise reacquire any Equity Interests or other securities of any member of the Merger Partner Group, other than (A) dividends or distributions between or among any member of the Merger Partner Group; and (B) in connection with the withholding of Taxes in connection with the vesting of Merger Partner Equity Awards (to the extent required by the terms as of the date hereof or in the ordinary course consistent with past practice) or forfeitures of Merger Partner Equity Awards;

(ii) amend the Organizational Documents of any member of the Merger Partner Group in a manner adverse to Spinco, Remainco or Buyer;

(iii) enter into any material new lines of business, withdraw from any existing material lines of business, or terminate, discontinue, close or dispose of any material plant, facility or other business operation;

(iv) (A) sell, transfer, assign, lease, license, exchange or otherwise dispose of, other than in the ordinary course of business or to any member of the Merger Partner Group, any asset of any member of the Merger Partner Group or the Merger Partner Business, that is, in the case of this clause (A), material to the Merger Partner Business or to the members of the Merger Partner Group (each such asset (individually or in the aggregate), a “Material Merger Partner Business Asset”); or (B) other than in the ordinary course of business, grant any Encumbrance other than a Permitted Encumbrance on any Material Merger Partner Business Asset that will not be released prior to or at the Closing;

(v) incur any Indebtedness or obligations relating to Non-Gaming Credit Support Obligations, or assume, grant, guaranty or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, in each case, other than the incurrence or guaranty of Indebtedness or obligations relating to Non-Gaming Credit Support Obligations (A) in the ordinary course of business, (B) related to the making of loans between members of the Merger Partner Group or (C) that does not exceed $10,000,000 individually or $20,000,000 in the aggregate; provided that no such Indebtedness incurred pursuant to clause (A) or clause (B) shall include any prepayment penalties or fees and all such Indebtedness shall have terms that permit its repayment at or prior to the Closing;

(vi) (A) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture, association or other business organization or division thereof, or substantially all of the assets of any of the foregoing or (B) liquidate, dissolve, restructure or reorganize or adopt a plan or agreement therefor;

(vii) (A) sell, issue, grant, transfer, repurchase, subject to any Encumbrance or redeem, or authorize the sale, issuance, grant, transfer, repurchase, Encumbrance or redemption of, any Equity Interest or other securities of any member of the Merger Partner Group (except that Merger Partner may issue shares of Merger Partner Common Stock upon the vesting of any Merger Partner Equity Awards outstanding as of the date hereof pursuant to the terms of such Merger Partner Equity Award as in effect on the date hereof), or (B) reclassify, split, combine, subdivide or redeem any Equity Interests or other securities of any member of the Merger Partner Group;

(viii) with respect to any Merger Partner Equity Awards, except as otherwise required by the terms of any Merger Partner Benefit Arrangement as in effect on the date hereof, (A) amend or waive any of its rights under, or accelerate the vesting under, any provision of the Merger Partner Equity Plans, (B) amend any provision of any Contract evidencing any outstanding Merger Partner Equity Award, (C) otherwise modify any of the terms of any outstanding Merger Partner Equity Award or related Contract or (D) grant any Merger Partner Equity Award;

(ix) other than to the extent required by applicable Laws or the terms of any Merger Partner Benefit Arrangement as in effect on the date hereof, to the extent required for the members of the Merger Partner Group to comply with their respective obligations under the Employee Matters Agreement, (A) establish, adopt, enter into, amend, modify, provide discretionary benefits under, or terminate any Merger Partner Benefit Arrangement (or any benefit plan, program, agreement or arrangement that would be a Merger Partner Benefit Arrangement if in effect on the date hereof), except that Merger Partner and its Affiliates may make amendments or modifications to such Merger Partner Benefit Arrangements in the ordinary course of business in connection with annual enrollment, (B) except as permitted under clause (A) hereof as a result of amendments to a Merger Partner Benefit Arrangement made in the ordinary course of business, modify the compensation or benefits of any Merger Partner Employee, or (C) accelerate the timing of payment, funding or vesting under any Merger Partner Benefit Arrangement or make any discretionary payment under or contribution to any Merger Partner Benefit Arrangement or (D) hire or terminate the employment of any employee with a title above Vice President (each, a “Merger Partner Senior Executive Employee” ) or any employee who would be a Merger Partner Senior Executive Employee if employed on the date hereof, other than to (1) terminate any Merger Partner Senior Executive Employee for cause or at the request or direction of any Gaming Authority (including following a finding of unsuitability by a Gaming Authority) or (2) fill any vacancy (including any vacancies resulting from any termination in the foregoing clause (1) or resulting from any role that is created to satisfy a directive or order of a Gaming Authority);

(x) (A) enter into any new employment, change in control, severance, termination or retention agreements with any Merger Partner Employees (other than agreements terminable for any or no reason on no more than thirty (30) days’ notice (or statutory notice, if longer) without resulting in any payment, other obligation or penalty) or (B) modify or waive any non-competition, non-solicitation, confidentiality or other similar obligation of any Merger Partner Employee;

(xi) grant recognition to any labor union or enter into, modify, amend, or terminate any collective bargaining agreement or similar agreement with any labor union, labor organization, works council or other staff representative body, in each case, if doing so would be adverse to the Merger Partner Business;

(xii) enter into, amend in any material respect, terminate or waive performance of any material terms under, any Merger Partner Real Property Lease or any Merger Partner Material Contract, other than (A) amendments that in the aggregate are not materially adverse to the Merger Partner Business, (B) in the ordinary course of business or (C) in the case of terminations, other than any termination of any Merger Partner Real Property Lease or any Merger Partner Material Contract occurring pursuant to the terms thereof;

(xiii) enter into any settlement or release with respect to any Action against any member of the Merger Partner Group, other than any settlement or release in the ordinary course of business, including any settlement of any action involving any Merger Partner Employees;

(xiv) make or commit to make any capital expenditures, except as set forth on Section 5.3(b)(xiv) of the Merger Partner Disclosure Letter or (B) fail to use commercially reasonable efforts to make any capital expenditures at the times and in the amounts contemplated by the Section 5.3(b)(xiv) of the Merger Partner Disclosure Letter;

(xv) other than (A) in the ordinary course of business and consistent with past practices or (B) as required by concurrent changes in applicable Laws, GAAP or SEC rules and regulations, change any of its methods of accounting or accounting policies in any material respect;

(xvi) other than as required by applicable Law consistent with past practice, (A) make any change (or file any such change) in any method of Tax accounting other than in the ordinary course of business, (B) make, change or rescind any Tax election other than in the ordinary course of business, (C) settle or compromise any Tax liability or consent to any claim or assessment relating to Taxes, (D) file any amended income or other material Tax Return or claim for refund, in each case, other than in the ordinary course of business, (E) make, rescind or amend any claim for Group Relief in a manner which affects the liability to Tax a member of the Merger Partner Group, (F) enter into any closing agreement relating to Taxes or (G) waive or extend the statute of limitations in respect of Taxes other than in the ordinary course of business, in each case, to the extent that doing so could reasonably be expected to result in a material incremental cost to Buyer (or any of its Affiliates) or any member of the Merger Partner Group;

(xvii) change in any material respect its cash management practices, policies or procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts receivable, accrual of accounts receivable, inventory control, prepayment of expenses, payment of accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits, from such practices, policies or procedures with respect thereto used by the Merger Partner Business in the ordinary course of business consistent with past practice, or take or refrain from taking any action in respect of working capital of the members of the Merger Partner Group or the Merger Partner Business that is outside of the ordinary course of business consistent with past practices, in each case including (A) taking (or omitting to take) any action that would have the effect of materially accelerating revenues, cash receipts or the collection of accounts receivable to pre-Closing periods that would otherwise be expected to take the place or be incurred in post-Closing periods or (B) taking (or omitting to take) any action that would have the effect of materially delaying or postponing the payment of any accounts payable to post-Closing periods that would otherwise be expected to be paid in pre-Closing periods;

(xviii) take any action that will create a notice obligation or other liability under the WARN Act;

(xix) other than in the ordinary course of business and consistent with past practice, license, covenant not to sue, abandon, disclaim, sell, assign or grant any security interest in, to or under any material Merger Partner IP, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in any material Merger Partner IP;

(xx) permit to expire or fail to timely renew any material Permit, including any Money Services Permit;

(xxi) fail to maintain (with insurance companies substantially as financially responsible as its existing insurance insurers) insurance in at least the same amounts and against at least such risks and losses as are consistent in all material respects with past practice; or

(xxii) enter into any legally binding commitment with respect to any of the foregoing.

(c) During the Pre-Closing Period, Merger Partner shall promptly notify Remainco and Buyer of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article VIII or Article IX impossible or that has had or would reasonably be expected to have or result in a Combined Company Material Adverse Effect. No notification given to Remainco or Buyer pursuant to this Section 5.3(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Merger Partner contained in this Agreement or the conditions to the obligations of the Parties under this Agreement. A failure to comply with this Section 5.3(c) shall not constitute the failure of any condition set forth in Article VIII or Article IX to be satisfied unless the underlying event, condition, fact or circumstance would independently result in the failure of a condition set forth in Article VIII or Article IX to be satisfied.

5.4 Control of Other Party’s Business. Nothing contained in this Agreement shall give Remainco, Spinco or Buyer, directly or indirectly, the right to control or direct Merger Partner’s operations prior to the Merger Effective Time. Nothing contained in this Agreement shall give Merger Partner or Buyer, directly or indirectly, the right to control or direct the operations of the Spinco Business (prior to the Equity Sale Closing Time) or the Remainco Retained Business. Prior to the Merger Effective Time, with respect to Merger Partner, and prior to the Equity Sale Closing Time, with respect to Remainco and Spinco, Remainco, Spinco and Merger Partner shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

5.5 No Shop.

(a) During the Pre-Closing Period, Merger Partner shall not, directly or indirectly, and Merger Partner shall cause the other members of the Merger Partner Group and shall use reasonable best efforts to cause its and their respective Representatives acting on behalf or at the direction of a member of the Merger Partner Group not to, directly or indirectly (i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or any Acquisition Inquiry with respect to Merger Partner; (ii) furnish any information regarding any member of the Merger Partner Group to any Person in connection with or in response to any Acquisition Proposal or any Acquisition Inquiry with respect to Merger Partner; (iii) engage in discussions or negotiations with any Person relating to any Acquisition Proposal or any Acquisition Inquiry with respect to Merger Partner (other than to state that they are not currently permitted to have discussions); (iv) approve, endorse or recommend any Acquisition Proposal or any Acquisition Inquiry with respect to Merger Partner; or (v) enter into any letter of intent or similar Contract contemplating or relating to any Acquisition Transaction or any Acquisition Inquiry with respect to Merger Partner (excluding any Permitted Confidentiality Agreements).

(b) During the Pre-Closing Period, Remainco shall not, directly or indirectly, and Remainco shall cause the other members of the Remainco Group and shall use reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly (i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or any Acquisition Inquiry with respect to Remainco, the members of the Spinco Group or the Spinco Business; (ii) furnish any information regarding any member of the Remainco Group to any Person in connection with or in response to any Acquisition Proposal or any Acquisition Inquiry with respect to Remainco, the members of the Spinco Group or the Spinco Business; (iii) engage in discussions or negotiations with any Person relating to any Acquisition Proposal or any Acquisition Inquiry with respect to Remainco, the members of the Spinco Group or the Spinco Business (other than to state that they are not currently permitted to have discussions); (iv) approve, endorse or recommend any

Acquisition Proposal or any Acquisition Inquiry with respect to Remainco, the members of the Spinco Group or the Spinco Business; or (v) enter into any letter of intent or similar Contract contemplating or relating to any Acquisition Transaction or any Acquisition Inquiry with respect to Remainco, the members of the Spinco Group or the Spinco Business.

(c) Notwithstanding anything to the contrary contained in Section 5.5(a), if at any time on or after the date hereof and prior to obtaining the Required Merger Partner Stockholder Vote (and in no event after obtaining the Required Merger Partner Stockholder Vote), (i) Merger Partner shall receive a written Acquisition Proposal from a Third Party with respect to Merger Partner that did not result from a material breach of Section 5.5(a) and (ii) the Merger Partner Board determines in good faith (x) after consultation with Merger Partner’s financial advisor that such Acquisition Proposal is or would reasonably be expected to lead to a Merger Partner Superior Proposal and (y) after consultation with Merger Partner’s outside legal counsel that the failure to take the following actions would reasonably be expected to be inconsistent with the fiduciary duties of the Merger Partner Board under applicable Law, then Merger Partner may (A) furnish information regarding the members of the Merger Partner Group (it being understood that in no event shall any member of the Merger Partner Group or their respective Representatives furnish any information regarding the members of the Remainco Group (including the members of the Spinco Group or the Spinco Business) or Buyer to the Person making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal) or (B) enter into discussions and negotiations with the Person making such Acquisition Proposal and its Representatives regarding such Acquisition Proposal; provided that (1) prior to furnishing any such information to such Person, Merger Partner receives from such Person an executed confidentiality agreement that contains customary provisions (including nondisclosure provisions, use restrictions and non-solicitation provisions) at least as favorable in the aggregate to Merger Partner as the provisions of the Confidentiality Agreements as in effect immediately prior to the date hereof and allows for Merger Partner to comply with its obligations in this Agreement; (2) Merger Partner gives Remainco and Buyer prompt notice of any such determination by the Merger Partner Board (which notice shall be no later than thirty-six (36) hours after such determination by the Merger Partner Board and prior to Merger Partner or any of its Representatives taking any of the actions described in clause (A) or clause (B)); and (3) Merger Partner furnishes or Makes Available to Remainco and Buyer any non-public information furnished or Made Available to such Person (to the extent such information has not been previously furnished or Made Available by Merger Partner to Remainco and Buyer) within twenty-four (24) hours of the time it is provided or made available to such Person.

(d) Except as expressly permitted by Section 6.2(c), during the Pre-Closing Period, the Merger Partner Board (or any committee thereof) shall not (i) effect a Merger Partner Change in Recommendation, (ii) adopt, approve, endorse, declare advisable or recommend to Merger Partner’s stockholders an Acquisition Proposal with respect to Merger Partner other than the Contemplated Transactions, (iii) fail to publicly reaffirm the Merger Partner Board Recommendation within ten (10) Business Days following receipt of a written request by Remainco or Buyer to provide such reaffirmation after an Acquisition Proposal shall have been publicly disclosed or shall have become publicly known; provided that Remainco and Buyer may each only make such request once with respect to any Acquisition Proposal with respect to Merger Partner and once with respect to each material amendment to any Acquisition Proposal with respect to Merger Partner, (iv) fail to include in the Merger Partner Proxy Statement the Merger Partner Board Recommendation or include in the Merger Partner Proxy Statement any proposal to vote upon or consider any Acquisition Proposal with respect to Merger Partner other than the Contemplated Transactions or (v) fail to recommend against a competing tender offer or exchange offer for twenty percent (20%) or more of the outstanding capital stock of Merger Partner within ten (10) Business Days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders).

(e) During the Pre-Closing Period, Merger Partner shall promptly (and in no event later than thirty-six (36) hours) after receipt of any Acquisition Proposal or any Acquisition Inquiry advise the other Parties to this Agreement in writing of any such Acquisition Inquiry or any such Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Inquiry or such Acquisition Proposal and the terms thereof, including a copy of any written Acquisition Inquiry or any written Acquisition Proposal and any other agreements proposed to be entered into by any member of the Merger Partner Group and the Person making such Acquisition Inquiry or such Acquisition Proposal or any of its Subsidiaries or its or their respective Representatives and any documentation in respect of such Acquisition Inquiry or such Acquisition Proposal received from the proponent thereof or its Representatives) that is made or submitted by any Person during the Pre-Closing Period. During the Pre-Closing Period, Merger Partner shall, following receipt of an Acquisition Inquiry or an Acquisition Proposal, keep the other Parties reasonably informed on a reasonably prompt basis with respect to (1) the status of any such Acquisition Inquiry or any such Acquisition Proposal, including any negotiations with respect thereto and (2) the status and terms of any modification or proposed modification thereto, copies of any written materials (including e-mail correspondence) received from the proponent thereof or its Representatives proposing any such changes to any such Acquisition Inquiry or any such Acquisition Proposal and drafts of any agreements proposed to be entered into by any member of the Merger Partner Group and the Person making such Acquisition Inquiry or such Acquisition Proposal or any of its Subsidiaries or its or their respective directors, officers or employees.

(f) During the Pre-Closing Period, Remainco and Merger Partner shall, and shall cause the other members of their respective Groups to, use reasonable best efforts to cause their respective Representatives to, immediately cease and cause to be terminated any discussions conducted on or before the date hereof with any Person that relate to any Acquisition Proposal or any Acquisition Inquiry and request the prompt return or destruction of all confidential information previously furnished.

(g) Merger Partner agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, non-solicitation, no hire, “standstill” or similar Contract to which any such Person or any of its Subsidiaries is a party or under which any such Person or any of its Subsidiaries has any rights, and will use its commercially reasonable efforts to cause each such Contract to be enforced at the request of the Remainco and Buyer except to the extent that the Merger Partner Board determines in good faith, after consultation with Merger Partner’s outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Merger Partner Board to its stockholders under applicable Law.

(h) Notwithstanding anything to the contrary contained in this Agreement, including Section 5.2(b)(vi), Section 5.5(b) and Section 6.3, or any other Transaction Document, it shall not be a breach of any of the Transaction Documents for any member of the Remainco Group, any of its Affiliates or any of their respective Representatives to, and there shall be no restrictions on the ability of any member of the Remainco Group, any of its Affiliates or any of their respective Representatives to (i) pursue, consider or evaluate any Excluded Matter; (ii) make any inquiry, proposal or offer for or relating to any Excluded Transaction to any Person; (iii) solicit, initiate, encourage or facilitate the making, submission or announcement of any Excluded Transaction Inquiry or any Excluded Transaction Proposal; (iv) furnish information in connection with any Excluded Matter; (v) engage in discussions or negotiations with any Person relating to any Excluded Matter; (vi) make any announcements relating to or in connection with any Excluded Matter; (vii) approve, endorse or make any recommendations relating to any Excluded Matter; (viii) authorize, approve or enter into Contracts that provide for, relate to or are in furtherance of any Excluded Matter; (ix) consummate, or take any actions to consummate, any Excluded Transaction; or (x) take any actions in furtherance of any foregoing, in each case, so long as the foregoing would not, individually or in the aggregate, reasonably be expected to prevent, materially delay, materially interfere with or materially impair the ability to consummate the Closing (including the Separation in all material respects, the Spinco Contribution, the Equity Sale and the execution and delivery of the IP License and Technology Agreements, the Rhode Island VLT JV Interest Management Contract, the Rhode Island VLT System Subcontract and the Transition Services Agreement) (any such action, or any action in furtherance of any of the foregoing, an “Excluded Action”). No member of the Remainco Group shall be required to provide any notice to Merger Partner or Buyer relating to any Excluded Action or any Excluded Matter, provided that Remainco shall provide notice to Merger Partner at least fifteen (15) Business Days prior to the execution of any definitive agreement to effect a transaction that would be an Excluded Transaction with any Affiliates of Buyer or the consummation of any transaction that would be an Excluded Transaction with any Affiliates of Buyer and, thereafter, consult with Merger Partner in good faith as to whether such Excluded Transaction or Excluded Transaction Proposal would, individually or in the aggregate, reasonably be expected to prevent, materially delay, materially interfere with or materially impair the ability of Remainco or Spinco to consummate the Closing (including the Separation in all material respects, the Spinco Contribution, the Equity Sale and the execution and delivery of the IP License and Technology Agreements, the Rhode Island VLT JV Interest Management Contract, the Rhode Island VLT System Subcontract and the Transition Services Agreement). If any member of the Remainco Group or any of its Representatives receives any inquiry, request, proposal or offer and it is uncertain whether such inquiry, request, proposal or offer relates to an Excluded Matter or an Acquisition Transaction, then such member of the Remainco Group and its Representatives may ask the Person making such inquiry, request, proposal or offer to clarify whether it relates to an Excluded Matter or an Acquisition Transaction.

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

6.1 Merger Partner Proxy Statement.

(a) As promptly as reasonably practicable after the date hereof, Merger Partner shall prepare and cause to be filed with the SEC, in preliminary form, the Merger Partner Proxy Statement. Remainco and Buyer shall cooperate with Merger Partner in connection with the preparation and filing by Merger Partner of the Merger Partner Proxy Statement. Merger Partner shall file or cause to be filed such other appropriate documents with the SEC as may be applicable. Merger Partner shall (i) cause the Merger Partner Proxy Statement to comply as to form in all material respects with the applicable rules, regulations and requirements of the Exchange Act or Securities Act; (ii) promptly notify Remainco and Buyer of, cooperate with Remainco and Buyer with respect to, provide Remainco and Buyer (and their respective Representatives) with a reasonable opportunity to review and comment on, and respond promptly to, any comments of the SEC or its staff with respect to the Merger Partner Proxy Statement; and (iii) provide Remainco and Buyer (and their respective Representatives) with a reasonable opportunity to review and comment on the Merger Partner Proxy Statement prior to filing of any such proxy statement with the SEC, including any amendments or supplements thereto. Remainco and Buyer shall promptly furnish to Merger Partner all information concerning such Party, their respective Affiliates and Subsidiaries and stockholders or shareholders, respectively, that may be required or reasonably requested in connection with any action contemplated by this Section 6.1. If, at any time prior to the Merger Effective Time, any event or circumstance shall be discovered by any of Merger Partner, Remainco or Buyer, or if Merger Partner, Remainco or Buyer becomes aware of any information furnished by it, in either case, that should be disclosed in an amendment or supplement to the Merger Partner Proxy Statement so that such document or documents would not include any untrue statement of a material fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then such Party shall (A) promptly inform the other Parties thereof; (B) provide the other Parties (and their respective Representatives) with a reasonable opportunity to review and comment on any amendment or supplement to the Merger Partner Proxy Statement prior to it being filed with the SEC; (C) provide the other Parties with a copy of such amendment or supplement promptly after it is filed with the SEC; and (D) cooperate, if appropriate, in mailing such amendment or supplement to the stockholders of Merger Partner.

(b) If any state takeover statute or similar Law shall become applicable to the Merger, each Party and its boards of directors shall, considering the potential effects (if any) that such statutes or Law may have on the Merger, grant such approvals and take such actions as are reasonably necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the other Transaction Documents and otherwise act to eliminate or minimize the effects of such statute or Law on the Merger.

6.2 Merger Partner Stockholders’ Meeting.

(a) As promptly as reasonably practicable following the earlier of (x) the date on which any comments of the SEC or the staff of the SEC with respect to the preliminary Merger Partner Proxy Statement have been resolved or (y) receipt of confirmation from the SEC that it will not review, or that it has completed its review of, the Merger Partner Proxy Statement (which confirmation will be deemed to occur if the SEC has not affirmatively notified Merger Partner prior to the end of the 10th calendar day after filing the preliminary Merger Partner Proxy Statement that the SEC will or will not be reviewing the Merger Partner Proxy Statement), Merger Partner (i) shall take all action necessary under all applicable Law and the certificate of incorporation of Merger Partner to call, give notice of and hold a meeting of the holders of Merger Partner Common Stock (the “Merger Partner Stockholders’ Meeting”) to solicit and obtain the Required Merger Partner Stockholder Vote and (ii) shall submit such proposal to such holders at the Merger Partner Stockholders’ Meeting. Except as set forth in Section 6.2(a) of the Merger Partner Disclosure Letter, Merger Partner shall not submit any other proposals for approval at the Merger Partner Stockholders’ Meeting without the prior written consent of Remainco and Buyer (such consent not to be unreasonably withheld, conditioned or delayed). Merger Partner, in consultation with Remainco and Buyer and in accordance with applicable Law and Merger Partner’s Organizational Documents, shall set a record date for Persons entitled to notice of, and to vote at, the Merger Partner Stockholders’ Meeting and shall not change such record date without the prior written consent of Remainco and Buyer (such consent not to be unreasonably withheld, conditioned or delayed). Merger Partner shall use its reasonable best efforts to ensure that all proxies solicited by or on behalf of any member of the Merger Partner Group and their Representatives in connection with the Merger Partner Stockholders’ Meeting are solicited in material compliance with all applicable Law; provided that no such efforts shall be required in the event that, prior to such solicitation, there has been a Merger Partner Change in Recommendation made in accordance with Section 6.2(c). Subject to the other terms of this Agreement, Merger Partner may, after consultation with Remainco and Buyer, adjourn or postpone the Merger Partner Stockholders’ Meeting (or shall, if requested in writing by Remainco or Buyer) (A) to the extent necessary to ensure that any supplement or amendment to the Merger Partner Proxy Statement that is required by applicable Law (or in connection with the settlement of any applicable litigation) is timely provided to Merger Partner’s stockholders; (B) if as of the time for which the Merger Partner Stockholders’ Meeting is then scheduled there are insufficient shares of Merger Partner Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Merger Partner Stockholders’ Meeting; or (C) if as of the time for which the Merger Partner Stockholders’ Meeting is then scheduled there are insufficient shares of Merger Partner Common Stock voting in favor of the adoption of this Agreement to obtain the Required Merger Partner Stockholder Vote, if additional time is reasonably required to solicit proxies in favor of the adoption of this Agreement; provided that the Merger Partner Stockholders’ Meeting shall not be postponed or adjourned for more than thirty (30) days without the prior written consent of Remainco and Buyer (which consent shall not be unreasonably withheld). Unless this Agreement shall have been terminated in accordance with Article X, nothing contained in this Agreement shall be deemed to relieve Merger Partner of its obligations to submit this Agreement for adoption to its stockholders for a vote at the Merger Partner Stockholders’ Meeting. Unless this Agreement shall have been terminated in accordance with Article X, Merger Partner’s obligation to hold the Merger Partner Stockholders’ Meeting pursuant to this Section 6.2(a) shall not be affected by (1) the commencement, public proposal or public disclosure of, or communication to, Merger Partner of any Acquisition Proposal with respect to Merger Partner, (2) any Acquisition Inquiry with respect to Merger Partner or (3) any Merger Partner Change in Recommendation.

(b) Unless there has been a Merger Partner Change in Recommendation made in accordance with Section 6.2(c), (i) the Merger Partner Board shall recommend that Merger Partner’s stockholders vote in favor of the adoption of this Agreement at the Merger Partner Stockholders’ Meeting; (ii) the Merger Partner Proxy Statement shall include the Merger Partner Board Determination and a statement to the effect that the Merger Partner Board recommends that Merger Partner’s stockholders vote in favor of the adoption of this Agreement at the Merger Partner Stockholders’ Meeting (such determination and recommendation being referred to as the “Merger Partner Board Recommendation”); (iii) the Merger Partner Board Recommendation shall not be directly or indirectly withdrawn or modified (or proposed to be withdrawn or modified and the Merger Partner Board shall not have adopted, approved, endorsed, declared advisable or recommended to Merger Partner’s stockholders an Acquisition Proposal with respect to Merger Partner other than the Contemplated Transactions) by the Merger Partner Board nor any committee thereof in a manner adverse to Remainco (a “Merger Partner Change in Recommendation”); and (iv) Merger Partner shall use reasonable best efforts to solicit proxies in favor of the proposal to adopt this Agreement.

(c) Notwithstanding anything to the contrary contained in Section 6.2(a), Section 6.2(b) or any other provision of in this Agreement, at any time prior to obtaining the Required Merger Partner Stockholder Vote, the Merger Partner Board may effect a Merger Partner Change in Recommendation or cause Merger Partner to terminate this Agreement pursuant to Section 10.1(f) in order to simultaneously enter into a definitive agreement to effect a Merger Partner Superior Proposal if (and only if): (i) after the date hereof, Merger Partner has received a written Acquisition Proposal from a Third Party that did not result from a material breach of Section 5.5(a) and is not withdrawn; (ii) the Merger Partner Board determines in its good faith judgment, (A) after consultation with Merger Partner’s financial advisor that such Acquisition Proposal constitutes a Merger Partner Superior Proposal and (B) after consultation with Merger Partner’s outside legal counsel that the failure to make a Merger Partner Change in Recommendation or cause Merger Partner to terminate this Agreement in order to simultaneously enter into a definitive agreement to effect such Merger Partner Superior Proposal would reasonably be expected to be inconsistent with the fiduciary duties of the Merger Partner Board under applicable Law (it being understood and agreed that none of the determination by the Merger Partner Board in this clause (ii), the delivery of the Notice of Merger Partner Superior Proposal or the public announcement that Merger Partner has delivered such notice shall in and of itself constitute a Merger Partner Change in Recommendation); (iii) prior to effecting a Merger Partner Change in Recommendation or terminating this Agreement to enter into a definitive agreement to effect such Merger Partner Superior Proposal, the Merger Partner Board provides Remainco and Buyer notice (a “Notice of Merger Partner Superior Proposal”) advising Remainco and Buyer that Merger Partner has received a Merger Partner Superior Proposal, specifying the terms and conditions of such Merger Partner Superior Proposal, identifying the Person making such Merger Partner Superior Proposal and providing copies of any agreements intended to effect (or to finance such Merger Partner Superior Proposal, which financing commitments may include customary redactions) such Merger Partner Superior Proposal, and that the Merger Partner Board has made the determination required under clause (ii) (including the basis on which such determination has been made); (iv) during the four (4) Business Days (together with any subsequent shorter period as contemplated by the proviso below in this clause (iv), solely for purposes of this Section 6.2, the “Buyer Notice Period”) after delivery of the Notice of Merger Partner Superior Proposal, if requested by Buyer, Merger Partner engages in good faith negotiations, and directs its financial advisor and outside legal counsel to, engage in good faith negotiations, with Buyer and Remainco to amend the Transaction Documents and the Financing in such a manner that such competing Acquisition Proposal does not constitute a Merger Partner Superior Proposal (it being understood and agreed that (1) Remainco and Spinco shall agree to any such amendments proposed by Buyer that solely increase the Per Share Price or the other consideration paid to the stockholders of Merger Partner in exchange for their shares of Merger Partner Common Stock or otherwise do not adversely affect the Remainco Group and (2) in no event shall Remainco or Spinco be required to agree to any amendment that adversely affects the Remainco Group); provided that a new Notice of Merger Partner Superior Proposal shall be required to be delivered to Remainco and Buyer with respect to each material modification to such offer (it being understood that any change in the purchase price or form of consideration in such offer shall be deemed a material modification) and a new Buyer Notice Period (of two (2) Business Days) shall begin following the expiration of the prior Buyer Notice Period; (v) at the end of the applicable Buyer Notice Period, such Acquisition Proposal has not been withdrawn and constitutes a Merger Partner Superior Proposal (considering any changes to the terms of the Transaction Documents and the Financing proposed by Buyer as a result of the negotiations required by clause (v) or otherwise); and (vi) the Merger Partner Board determines in good faith, (A) after consultation with Merger Partner’s financial advisor that such Acquisition Proposal constitutes a Merger Partner Superior Proposal (considering any changes to the terms of the Transaction Documents or the Financing proposed by Buyer and Remainco as a result of the negotiations required by clause (iv) or otherwise) and (B) after consultation with Merger Partner’s outside legal counsel that the failure to make a Merger Partner Change in Recommendation and to cause Merger Partner to terminate this Agreement in order to simultaneously enter into a definitive agreement to effect a Merger Partner Superior Proposal would reasonably be expected to be inconsistent with the fiduciary duties of the Merger Partner Board under applicable Law. If Buyer determines not to engage in good faith negotiations or propose any amendments to the Transaction Documents as contemplated by clause (iv) above or has failed to provide proposed amendments to Merger Partner by the end of the third (3rd) Business Day of the Buyer Notice Period (or the end of the first (1st) Business Day in the case of an extension contemplated by the above), then Remainco shall from and after such event be permitted to make proposals to Merger Partner with respect to any alternative transaction (a “Remainco Alternative Proposal”). If Remainco makes a Remainco Alternative Proposal, then the Merger Partner Board shall be required to consider such Remainco Alternative Proposal prior to terminating this Agreement to effect a Merger Partner Superior Proposal. If the Merger Partner Board determines that such Remainco Alternative Proposal is more favorable to the stockholders of Merger Partner than both (x) the Contemplated Transactions and (y) the Acquisition Proposal that resulted in the Notice of Merger Partner Superior Proposal (for the avoidance of doubt, in each case, taking into account any amendments to the Transaction Documents proposed by Buyer pursuant to this Section 6.2(c)), then (I) Merger Partner shall terminate this Agreement and enter into definitive agreements to effect the Remainco Alternative Proposal and (II) such termination and the entry into the definitive agreements to effect the Remainco Alternative Proposal shall not be a breach of (and shall be expressly authorized by) this Agreement and the other Transaction Documents.

(d) Notwithstanding anything to the contrary contained in Section 6.2(a), Section 6.2(b) or any other provision of in this Agreement, at any time prior to obtaining the Required Merger Partner Stockholder Vote, the Merger Partner Board may effect a Merger Partner Change in Recommendation (but not a termination of this Agreement) if, other than in connection with or as a result of the making of an Acquisition Inquiry from any Third Party or an Acquisition Proposal from any Third Party, a material development, event, effect, state of facts or change in circumstances that was not known to the Merger Partner Board or reasonably foreseeable by the Merger Partner Board (or if known or reasonably foreseeable, the consequences of which were not known and could not have been reasonably foreseeable on or prior to the date hereof) occurs, arises or becomes known to the Merger Partner Board after the date hereof and prior to obtaining the Required Merger Partner Stockholder Vote (such material development, event, effect, state of facts or change in circumstances being referred to as a “Merger Partner Intervening Event”) (it being understood that that in no event shall the following (or the consequences thereof) constitute a Merger Partner Intervening Event): (A) (1) any action taken or not taken (or required to be taken or not taken) by any Party or any of its Subsidiaries pursuant to and in compliance with the covenants set forth in any of the Transaction Documents, (2) any status of discussions with Governmental Authorities to obtain, including any proposed requirements to obtain, any Governmental Approvals relating to the Contemplated Transactions or (3) the status of efforts to obtain, or any terms of, the Financing; (B) the receipt, existence of or terms of an Acquisition Inquiry or an Acquisition Proposal; (C) changes in the market price or trading volume of the shares of Merger Partner Common Stock; (D) any changes in any credit rating of Merger Partner, or any debt thereof; or (E) Merger Partner meeting, failing to meet or exceeding published or unpublished forecasts of revenues, earnings or other measures of financial performance; provided that with respect to clauses (C) through (E), the Merger Partner Board may consider the underlying causes of such changes or matters; (1) the Merger Partner Board determines in its good faith judgment, (x) after consultation with Merger Partner’s financial advisor that a Merger Partner Intervening Event has occurred and (y) after consultation with Merger Partner’s outside legal counsel that the failure to make a Merger Partner Change in Recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the Merger Partner Board under applicable Law (it being understood and agreed that none of the determination by the Merger Partner Board in this clause (1), the delivery of the Notice of Merger Partner Intervening Event or the public announcement that Merger Partner has delivered such notice shall in and of itself constitute a Merger Partner Change in Recommendation); (2) prior to effecting a Merger Partner Change in Recommendation, the Merger Partner Board provides Remainco and Buyer notice (a “Notice of Merger Partner Intervening Event”) advising Remainco and Buyer of the Merger Partner Intervening Event, including a reasonable description of the terms and circumstances of such Merger Partner Intervening Event; (3) during the five (5) Business Days after the delivery to Remainco and Buyer of the Notice of Merger Partner Intervening Event, if requested by Buyer, Merger Partner engages in good faith negotiations, and directs its financial advisor and outside legal counsel to, engage in good faith negotiations, with Buyer to amend the Transaction Documents and the Financing in such a manner that obviates the need for the Merger Partner Board to effect, or cause Merger Partner to effect, a Merger Partner Change in Recommendation as a result of such Merger Partner Intervening Event (it being understood and agreed that (I) Remainco and Spinco shall agree to any such amendments proposed by Buyer that solely increase the Per Share Price or the other consideration to be paid the stockholders of Merger Partner in exchange for their shares of Merger Partner Common Stock or otherwise do not adversely affect the Remainco Group, (II) in no event shall Remainco or Spinco be required to agree to any amendment that adversely affects the Remainco Group and (III) if Buyer does not propose any such amendment to the Transaction Documents and the Financing, then Remainco may make its own proposal to Merger Partner and Buyer to amend the Transaction Documents and the Financing in such a manner that obviates the need for the Merger Partner Board to effect, or cause Merger Partner to effect, a Merger Partner Change in Recommendation as a result of such Merger Partner Intervening Event); provided, that in no event shall Buyer be required to agree to, or to take any action or refrain from taking any action with respect to, such amendment proposed by Remainco pursuant to clause (III) without Buyer’s prior consent (in its sole discretion); provided that a new Notice of Merger Partner Intervening Event shall be required with respect to any change in circumstances with respect to such Merger Partner Intervening Event and a new Buyer Notice Period of two (2) Business Days shall begin following the expiration of the prior Buyer Notice Period; and (4) the Merger Partner Board determines in good faith, (x) after consultation with Merger Partner’s financial advisor that a Merger Partner Intervening Event has occurred and (y) after consultation with Merger Partner’s outside legal counsel that the failure to make a Merger Partner Change in Recommendation would reasonably be expected to be inconsistent with the fiduciary duties of the Merger Partner Board under applicable Law.

(e) (i) Nothing contained in this Section 6.2 or this Agreement will prohibit Merger Partner from taking and disclosing to its stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act and (ii) no disclosure that the Merger Partner Board may determine in good faith (after consultation with outside legal counsel) that it or Merger Partner, as applicable, is required to make under applicable Law will constitute a violation of this Agreement; provided that in any event under clause (i) or (ii) the Merger Partner Board shall not make a Merger Partner Change in Recommendation except in accordance with this Section 6.2. It is expressly understood and agreed by the Parties that a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act shall not be deemed a Merger Partner Change in Recommendation; provided that such communication (A) is a factually accurate public statement by Merger Partner or the Merger Partner Board (or a committee thereof) that describes Merger Partner’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal and the material terms of such Acquisition Proposal, (B) states that Merger Partner has not taken any action with respect to such Acquisition Proposal although it is under consideration and (C) expressly confirms that as of the date of such communication, the Merger Partner Board has not changed or withdrawn the Merger Partner Board Recommendation.

6.3 Efforts; Regulatory Approvals and Related Matters.

(a) Prior to the Closing, Merger Partner, Remainco and Buyer shall (and shall cause each of their respective their respective directors, officers and employees to) and shall cause their respective Regulatory Affiliates and Gaming Licensees, as applicable, to, use their respective reasonable best efforts, to (i) file all notices, reports, submissions and other documents required to be filed by such Person with any Governmental Authority with respect to the Contemplated Transactions, and respond as promptly as reasonably practicable to any additional information requests by any such Governmental Authority, (ii) as promptly as reasonably practicable consummate the Contemplated Transactions and cause the conditions set forth in Article VII, Article VIII and Article IX, in each case as applicable, to be satisfied and (iii) obtain as promptly as reasonably practicable, all Governmental Approvals that may be or become necessary for its execution and delivery of, performance of its obligations pursuant to, and consummation of the transactions contemplated by, the Transaction Documents, in each case, subject to terms, conditions and limitations of this Section 6.3.

(b) Without limiting the generality of the obligations set forth in Section 6.3(a), Merger Partner, Remainco and Buyer shall, and Merger Partner, Remainco and Buyer shall cause each of their respective directors and officers, Regulatory Affiliates and Gaming Licensees, as applicable, to, (i) within fifteen (15) Business Days after the date hereof, make and not withdraw (without the prior written consent of the other Parties) a filing of a Notification and Report Form pursuant to the HSR Act in connection with the Equity Sale and the Merger; provided that there are no changes in the applicable regulations under the HSR Act between the date hereof and the date of filing pursuant to the HSR Act, in which instance the Parties shall use reasonable best efforts to file such Notification and Report Form as promptly as commercially practicable thereafter, (ii) as promptly as practicable after the date hereof, but in any event within twenty-five (25) Business Days after the date hereof, make and not withdraw (without the prior written consent of the other Parties), or, if required, make initial contact with the applicable Governmental Authority and then file appropriate filings (whether in draft or final form), as required under applicable Antitrust Laws or applicable FDI Laws listed on Schedule C-1, (iii) within forty-five (45) days after the date hereof, make and not withdraw (without the prior written consent of the other Parties) appropriate filings with the Gaming Authorities listed on Schedule C-2 and (iv) as promptly as practicable after the date hereof, make and not withdraw (without the prior written consent of the other Parties), or if required make initial contact with the applicable Governmental Authority and then file appropriate filings, applications, registrations and notices as required under applicable Financial Services Laws that require a Governmental Approval in connection with the Equity Sale and the Merger. Merger Partner, Remainco and Buyer shall, and shall cause each of its and their respective directors and officers and each of their respective Regulatory Affiliates and Gaming Licensees (in each case, solely with respect to the Antitrust Filings, FDI Filings, Gaming Law Filings or Financial Services Notice Filings and Approvals contemplated to be made in accordance with this Agreement in connection with the Contemplated Transactions, and subject to Section 6.3(h) with respect to Buyer and its Regulatory Affiliates and Gaming Licensees) to, (A) cooperate with the other Parties in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a Person other than a Governmental Authority, (B) promptly supply the other Parties with any information which may be required to effectuate applications, notices, reports, documents, registrations, declarations or other filings with any Governmental Authority required to be made pursuant to the HSR Act and mandatory notifications required under any applicable foreign Antitrust Laws listed on Schedule C-1 (the “Antitrust Filings”), under any applicable FDI Laws listed on Schedule C-1 (the “FDI Filings”), under any applicable Gaming Laws with the Gaming Authorities listed on Schedule C-2 (the “Gaming Law Filings”) and under any Financial Services Laws with the Governmental Authorities listed on Schedule C-3 (“Financial Services Notice Filings and Approvals”) and (C) respond as promptly as reasonably practicable to any additional information requests by any Governmental Authority in connection with Antitrust Filings, FDI Filings, Gaming Law Filings or Financial Services Notice Filings and Approvals. During the Pre-Closing Period, Merger Partner, Remainco and Buyer shall notify each other Party promptly upon the receipt of (and, if in writing, share a copy of) any communication received by such Party from, or given by such Party to, any Governmental Authorities and of any communication received or given in connection with any proceeding by a Person other than a Governmental Authority in connection with any applications, notices, reports, documents, registrations, declarations or other filings with any Governmental Authority, in each case in connection with any of the Contemplated Transactions, and permit the other Party to review and discuss in advance any proposed written communication to any Governmental Authorities in connection with any of the Contemplated Transactions. During the Pre-Closing Period, whenever any event occurs that is required to be set forth in an amendment or supplement to any Antitrust Filings, any FDI Filings, any Gaming Law Filings or any Financial Services Notice Filings and Approvals, Merger Partner, Remainco or Buyer (as the case may be) shall promptly inform the other Parties of such occurrence and cooperate in filing with the applicable Governmental Authority and, subject to Sections 6.3(j)(ii) and 6.3(j)(iii), share a copy of such amendment or supplement, and, subject to Sections 6.3(j)(ii) and 6.3(j)(iii), permit the other Parties to review and discuss prior to submission of such amendment or supplement. During the Pre-Closing Period, Merger Partner, Remainco and Buyer shall give each other prompt notice of the commencement or known threat of commencement of any Action by or before any Governmental Authority with respect to any of the Contemplated Transactions and shall keep the other Parties reasonably informed as to the status of any such Action or threat. During the Pre-Closing Period, none of Remainco, Merger Partner or Buyer shall or shall permit their Regulatory Affiliates to participate in any meeting, teleconference or videoconference with any Governmental Authority having competent jurisdiction over applicable Antitrust Laws, FDI Laws, Gaming Laws or Financial Services Laws with respect to any such Actions or any of the Antitrust Filings, the FDI Filings, the Gaming Law Filings or the Financial Services Notice Filings and Approvals relating to any of the Contemplated Transactions that is expected to be substantive (each, a “Regulatory Meeting” ) unless it consults with the other Parties in advance and, unless prohibited by such Governmental Authority, gives the other Parties the opportunity to attend and participate thereat (other than attendance and participation in that portion of a Regulatory Meeting that is reasonably determined by a Party to be regarding the matters described in Section 6.3(j) (as applicable to such Party or its Gaming Licensees, or in the case of Buyer, the Buyer Regulatory Affiliates)). Notwithstanding the foregoing, Merger Partner, Remainco and Buyer may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Parties under this Section 6.3(b) as “Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside legal counsel to Representatives of the recipient unless express permission is obtained in advance from Remainco, Merger Partner or Buyer (as the case may be) or outside legal counsel to Remainco, Merger Partner or Buyer (as the case may be). Merger Partner, Remainco and Buyer shall cause their respective counsel regarding applicable Antitrust Laws, FDI Laws, Gaming Laws and Financial Services Laws to comply with this Section 6.3(b).

(c) With respect to Antitrust Laws and FDI Laws, in furtherance and not in limitation of the covenants of the Parties contained in Sections 6.3(a) and 6.3(b) during the Pre-Closing Period, Buyer shall and shall cause its Subsidiaries and each of its and their respective directors and officers to take any and all actions with respect to Buyer and its Subsidiaries, the members of the Merger Partner Group, the members of the Spinco Group and their respective assets, businesses, operations, organizations and Equity Interests necessary to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, including defending (with sufficient time for resolution in advance of the Outside Date) against litigation over any claim asserted in any court with respect to any of the Contemplated Transactions by any Governmental Authority having competent jurisdiction or any natural person or Entity, (ii) avoid or eliminate each and every impediment to the consummation of the Contemplated Transactions, and (iii) obtain all Governmental Approvals that may be required or advisable by any Governmental Authority, in each case with competent jurisdiction, so as to enable the Parties to consummate the Contemplated Transactions as promptly as reasonably practicable, including, in each case, (A) proposing, negotiating, committing to effecting and otherwise taking any other action, whether by consent decree, hold separate order or otherwise, that limits the freedom of action of Buyer or its Subsidiaries, any member of the Merger Partner Group or any member of the Spinco Group with respect to, or their ability to retain, particular products, Equity Interests, assets or businesses of the members of the Merger Partner Group, the members of the Spinco Group or the Combined Company Business or any Equity Interests or assets of Buyer or any of its Subsidiaries, or agreeing to take any such action, which actions Buyer acknowledges may be required to have an effect on Buyer’s Affiliates, the Buyer Regulatory Affiliates or the Buyer Required Gaming Licensees; (B) executing settlements, undertakings, consent decrees, stipulations or other agreements with any Governmental Authority; (C) terminating existing relationships, contractual rights or obligations of any member of the Merger Partner Group or any member of the Spinco Group, in each case of such clauses (A) through (C), to the extent necessary to obtain any Governmental Approvals with respect to Antitrust Laws and FDI Laws, including the Governmental Approvals from the Governmental Authorities set forth on Schedule C-1 or consummate the Contemplated Transactions, in each case as promptly as reasonably practicable and in any event to allow such consummation to occur prior to the Outside Date (any such action is referred to as a “Remedial Action”).

(d) With respect to Gaming Laws and Financial Services Laws, (i) if (A) a Gaming Authority objects to or otherwise expresses concerns regarding the suitability of any Buyer Required Gaming Licensee who would be a director, officer or employee of any member of the Combined Company or any member of the Buyer Licensing Group following the Closing and (B) the failure to replace such Buyer Required Gaming Licensee with a suitable alternative replacement Gaming Licensee would reasonably be expected to cause or materially contribute to the Equity Sale or the Merger not occurring prior to the Outside Date, then Buyer shall promptly replace, or cause to be replaced, such specified Buyer Required Gaming Licensee with a suitable alternative individual (as determined by Buyer in its sole discretion), which individual shall thereafter be a Buyer Required Gaming Licensee for all purposes hereunder, and (ii) if (A) a Gaming Authority objects to or otherwise expresses concerns regarding the suitability of any Merger Partner Required Gaming Licensee or any Spinco Required Gaming Licensee who would be a director, officer or employee of any member of the Combined Company following the Closing and (B) the failure to replace such Gaming Licensee with a suitable alternative Gaming Licensee would reasonably be expected to cause or materially contribute to the Equity Sale or the Merger to not occur prior to the Outside Date, then Buyer shall use commercially reasonable efforts to promptly designate a suitable replacement for such individual (with such replacement’s employment to begin effective as of or following the Closing), and such replacement individual will thereafter be a Buyer Required Gaming Licensee; provided that, in case of this clause (ii), no delay, impairment or impediment to the grant to, or receipt by, any of Buyer, Buyer Sub, the Combined Company, a Buyer Regulatory Affiliate or a Buyer Required Gaming Licensee of any Gaming Approval as a result of such objection by a Gaming Authority or finding or expression of concern regarding the suitability of a Merger Partner Required Gaming Licensee or a Spinco Required Gaming Licensee, as applicable, or failure to replace such Gaming Licensee with a suitable alternative Gaming Licensee, shall be attributable to the efforts of the Buyer Group, the Buyer Regulatory Affiliates and the Buyer Required Gaming Licensees or deemed to be a breach in any manner by Buyer or Buyer Sub of their respective obligations set forth in this Section 6.3; and provided, further, that nothing in this Section 6.3(d) modifies or relieves Remainco or Merger Partner or Remainco (as the case may be) of its obligations pursuant to Sections 5.2 or 5.3, as applicable. Solely with respect to Gaming Laws and Financial Services Laws, Buyer shall, and shall cause the Buyer Required Gaming Licensees to take any and all actions necessary with respect to Buyer and its Subsidiaries, the members of the Buyer Licensing Group, the members of the Merger Partner Group, the members of the Spinco Group and their respective assets, businesses, operations, organizations and Equity Interests, to (1) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, including defending (with sufficient time for resolution in advance of the Outside Date) against litigation over any claim asserted in any court with respect to any of the Contemplated Transactions by any Governmental Authority having competent jurisdiction or any natural person or Entity, (2) avoid or eliminate each and every impediment to the consummation of the Contemplated Transactions, and (3) obtain all Governmental Approvals that may be required or advisable by any Governmental Authority, in each case with competent jurisdiction, so as to enable the Parties to consummate the Contemplated Transactions as promptly as reasonably practicable, including, in each case, (I) proposing, negotiating, committing to effecting and otherwise taking any other action, whether by consent decree, hold separate order or otherwise, that limits the freedom of action of Buyer, its Subsidiaries, or any Buyer Required Gaming Licensees, any member of the Merger Partner Group or any member of the Spinco Group with respect to, or their ability to retain, particular products, assets or businesses or Equity Interests of the members of the Merger Partner Group, the members of the Spinco Group or the Combined Company Business or any assets or Equity Interests of Buyer or any of its Subsidiaries, or agreeing to take any such action, which actions Buyer acknowledges may be required to have an effect on Buyer’s Affiliates; (II) executing settlements, undertakings, consent decrees, stipulations or other agreements with any Governmental Authority; (III) terminating existing relationships, contractual rights or obligations of any member of the Merger Partner Group or any member of the Spinco Group, in each case of such clauses (I) through (III), to the extent necessary to obtain any Governmental Approvals with respect to Gaming Laws and Financial Services Laws or consummate the Contemplated Transactions, in each case as promptly as reasonably practicable and in any event to allow such consummation to occur prior to the Outside Date; provided that neither “reasonable best efforts” under this Section 6.3 with respect to obtaining any Governmental Approvals under Gaming Laws and Financial Services Laws, nor anything in this Section 6.3(d), shall require Buyer or any of its Subsidiaries, their respective directors, officers and employees, any Buyer Required Gaming Licensee or any Buyer Regulatory Affiliate, to (x) take, or agree to take any of the foregoing actions set forth in clauses (I) through (III) above or (y) commit to or effect any capital commitment, monetary payment or any other financial accommodations (including by the Combined Company following the Closing) (each, a “Buyer Extraordinary Action” ), if, in any case, such action (or agreement to take such action) would have the effect set forth in Section 6.3(d) of the Buyer Disclosure Letter.

(e) Notwithstanding anything to the contrary contained in this Section 6.3 or otherwise in the Transaction Documents, except as set forth on Section 6.3(e) of the Buyer Disclosure Letter, no AGM Person (other than Buyer, Buyer Sub, the Buyer Regulatory Affiliates or any of the Buyer Required Gaming Licensees) shall be required or obligated to take any action pursuant to the terms of this Agreement.

(f) Notwithstanding anything to the contrary contained in this Agreement, (i) neither Merger Partner nor Remainco shall agree to or take any Remedial Action or Buyer Extraordinary Action (with respect to the members of the Merger Partner Group or the members of the Spinco Group, as applicable) without the prior written consent of Buyer, and (ii) Remainco shall not be required take or agree to any Remedial Action or any other action that would, individually or in the aggregate, adversely affect any Post-Closing Remainco Group Member, the Remainco Retained Business or the Remainco Retained Assets (any Remedial Action or other action described in this clause (ii), a “Remainco Burdensome Action”). Notwithstanding the foregoing, nothing in this Agreement shall require any Party to agree to any modifications, amendments or changes to any of the Transaction Documents. At the request of Buyer, Merger Partner and Remainco shall, and shall cause their respective Subsidiaries to, enter into one or more agreements prior to the Closing with respect to any Remedial Action (other than any Remainco Burdensome Action) or Buyer Extraordinary Action with respect to the members of the Merger Partner Group or the Spinco Business (but not the Remainco Retained Business), as applicable; provided that such agreements are conditioned upon the Closing.

(g) Without limiting the efforts and obligations of Merger Partner, Remainco or Buyer under this Section 6.3, Buyer shall, after consulting with Merger Partner and Remainco and considering their suggestions and views in good faith, control and make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to obtaining Governmental Approvals or expiration of any applicable waiting periods, including any requests that may be made by, or any actions, omissions, or Governmental Approvals that may be sought from, (i) any Governmental Authority under any Antitrust Law, (ii) any Governmental Authority under any FDI Law, (iii) any Gaming Authority under any Gaming Law, and (iv) any Governmental Authority under any Financial Services Law (each a “Financial Services Authority”), in each case of clauses (i) through (iv), including determining the strategy for contesting, litigating or otherwise responding to objections to, or Actions thereunder challenging, any of the Contemplated Transactions.

(h) Buyer shall, and each Party shall, use reasonable best efforts to attend and cause its Regulatory Affiliates and Gaming Licenses to attend, any discussions, negotiations, hearings, proceedings or meetings (telephonic or otherwise) with any Gaming Authority or any Financial Services Authority in connection with the Gaming Approvals and the Financial Services Approvals that are contemplated in connection with the Equity Sale and the Merger. Nothing in this Agreement shall limit any Party hereto from attending any hearings or public proceedings or meetings of any Gaming Authority or Financial Services Authority. Each Party shall inform the applicable Gaming Authorities and Financial Services Authorities of its obligations under Section 6.3(b) and this Section 6.3(h) to permit the other Parties to participate in any Regulatory Meetings. If any impromptu Regulatory Meeting is initiated by any Gaming Authority or Financial Services Authority to a Party or any of its Regulatory Affiliates with respect to the Contemplated Transactions that is substantive in nature, such Party and its Regulatory Affiliates shall not be in violation of the obligations under Section 6.3(b) or this Section 6.3(h) to permit the other Parties to attend Regulatory Meetings if such Party or its Regulatory Affiliates has (i) complied with the immediately preceding sentence in advance of such impromptu communication, and (ii) the applicable Party promptly notifies the other Parties that such communications or interactions have taken place, which notice shall include a reasonably detailed summary of the matters discussed (including the substance thereof). During the Pre-Closing Period, Buyer may, (A) following reasonable consultation with Merger Partner and Remainco, approach one or more Gaming Authorities or Financial Services Authorities (in each case, at an appropriate time in light of the status of pending regulatory processes and to the extent advisable in order to expedite satisfaction of the closing conditions set out in Section 7.5, 8.5 and 9.5 or the receipt of any Governmental Approval with respect to any of the Gaming Law Filings or Financial Services Notice Filings and Approvals) regarding the possibility of completing the Contemplated Transactions before obtaining full customary approval from such Gaming Authority or such Financial Services Authority or full licensing of all applicable Gaming Licensees as required by such Gaming Authority or such Financial Services Authority, and

(B) discuss and negotiate with such applicable Governmental Authorities an acceptable solution that would permit the Parties to consummate the Contemplated Transactions prior to the receipt of such full customary approval or full customary licensing, as applicable (each, an “Alternative Arrangement”); provided that (1) Buyer shall permit Merger Partner and Remainco to attend and participate in any such meetings, discussions or negotiations (and provide reasonable advance notice of the time and place such meetings, discussions or negotiations are occurring) and (2) the foregoing shall not require Remainco or Merger Partner to agree to any such solution that would require any modification, amendment or other change to any of the Transaction Documents. Subject to the other terms and conditions of this Agreement (including Section 6.3(j)), during the Pre-Closing Period, to the extent reasonably requested by Buyer, Merger Partner and Remainco (with respect to the Spinco Business), shall reasonably cooperate with Buyer to effect any Alternative Arrangement, provided that (I) such Alternative Arrangement would not require any amendment to the Transaction Documents and (II) any changes to the rights, assets or operations of Merger Partner Business or Spinco Business needed to effect such Alternative Arrangement would not be effective until immediately prior to the Closing. During the Pre-Closing Period, Merger Partner, Remainco and Buyer shall each promptly advise the other Parties upon it or its Gaming Licensees receiving any communications (written or oral) or documentary material from any Gaming Authority from which any Gaming Approval is required or from any Financial Services Authority from which any Financial Services Approval is required for the consummation of the Contemplated Transactions which indicates (x) a material issue in connection with any Gaming Law Filings or Financial Services Notice Filings and Approvals, (y) a request from such Gaming Authority or such Financial Services Authority that is outside the ordinary course for customary investigations conducted by such Gaming Authority or customary review and approval processes by such Financial Services Authority, as applicable, for similar or comparable transactions, or (z) that there is a reasonable likelihood that any such Gaming Approval or such Financial Services Approval, as applicable, will not be timely obtained or that the receipt of any such Gaming Approval or such Financial Services Approval will be materially delayed, conditioned or withheld.

(i) Subject to the terms and conditions of this Agreement, including subject to Section 5.5(c) and Section 6.2(c), prior to the Closing, (A) each of Merger Partner and Remainco shall not, and shall cause its Affiliates not to, knowingly take any action, including, acquire or agree to acquire any business or Entity, or otherwise acquire or agree to acquire any assets, if doing so would reasonably be expected to prevent or materially delay consummation of the Contemplated Transactions, (B) Buyer and Buyer Sub shall not knowingly take any action, including, acquire or agree to acquire any business or Entity, or otherwise acquire or agree to acquire any assets, if doing so would reasonably be expected to prevent or materially delay consummation of the Contemplated Transactions and (C) Buyer and Buyer Sub shall not, and shall cause each of the Buyer Regulatory Affiliates and the Guarantors not to, make any direct or indirect acquisition of, or investment in, (i) any regulated gaming business or casino or gaming-related fintech business that competes with the Spinco Business or the Merger Partner Business, or (ii) businesses or operations that are vertically related to any regulated gaming business or any casino or gaming-related fintech business of the Merger Partner Group or the Spinco Business, as applicable, in each case, if such acquisition or investment would reasonably be expected to prevent or materially delay consummation of the Contemplated Transactions.

(j) Notwithstanding anything to the contrary in this Section 6.3, (i) Remainco shall not be required to (A) allow Merger Partner or Buyer to review any information relating to, or any portions of filings or submissions relating to, any Excluded Matter or (B) include Merger Partner or Buyer in any meetings (or portions thereof) with any Governmental Authority at which any Excluded Matter may be considered or discussed, (ii) no Party shall be required to disclose confidential personal information of any natural person (or family or trust of a natural person) to any other Party or its Representatives and (iii) natural person suitability filings and other natural person personal or ownership information or confidential and proprietary information provided pursuant to Section 6.3(e) of the Buyer Disclosure Letter shared with Gaming Authorities and Financial Services Authorities by or on behalf of any Party or its Gaming Licensees need not be disclosed to, exchanged with or preapproved by the other Parties hereto; provided, that the submitting Party shall provide the other Parties with notice of any such filing or other submission to Gaming Authorities, and include in such notification the cover note for the submission if applicable.

(k) Notwithstanding anything to the contrary contained in this Agreement, Merger Partner and Buyer acknowledge on behalf of itself and its Affiliates and its and their Representatives that the operation of the Spinco Business shall remain in the dominion and control of Remainco until the Closing and that none of Merger Partner, Buyer or any of their respective Affiliates or Representatives will provide, directly or indirectly, any directions, orders, advice, aid or assistance to any Representative of a member of the Remainco Group except as permitted by any applicable Laws in the performance of the Parties’ respective obligations under this Article VI. Notwithstanding anything to the contrary contained in this Agreement, Remainco and Buyer acknowledge on behalf of itself and its Affiliates and its and their Representatives that the operation of the Merger Partner Business shall remain in the dominion and control of Merger Partner until the Closing and that none of Remainco, Buyer or any of their respective Affiliates or Representatives will provide, directly or indirectly, any directions, orders, advice, aid or assistance to any Representative of a member of the Merger Partner Group except as permitted by any applicable Laws in the performance of the Parties’ respective obligations under this Article VI.

(l) Except as set forth on Section 6.3(l) of the Buyer Disclosure Letter each Party shall be responsible and pay for its own filing and similar fees incurred in connection with seeking and obtaining the Governmental Approvals contemplated by this Section 6.3.

(m) Notwithstanding anything to the contrary contained in this Section 6.3, the obligations of the Parties with respect to the Financing shall be governed by Section 6.8 and not this Section 6.3.

6.4 Disclosure. The initial press release and other public statements announcing this Agreement, the Separation Agreement and the Contemplated Transactions shall be in substantially the form mutually agreed upon by Merger Partner, Remainco and Buyer. Thereafter, Merger Partner, Remainco and Buyer shall consult with each other and consider the other Parties’ views and comments before issuing any press or news release or otherwise making any public statement regarding this Agreement, the Separation Agreement or the Contemplated Transactions; provided that no Party will make any statement that is inconsistent with the Transaction Documents; provided, further, that if the focus of any press release or other public statement is a communication with respect to the rights of Spinco Employees or Merger Partner Employees (in their capacities as such), then such press release or other public statement (x) with respect to Spinco Employees shall be governed by the immediately following sentence and (y) with respect to Merger Partner Employees shall be governed by the penultimate sentence of this Section 6.4. Remainco shall consult with Buyer and consider the views and comments of Buyer before any member of the Remainco Group or any of its Representatives sends any emails or other documents to the Spinco Employees in any broad based communication or otherwise communicates with the Spinco Employees in any broad based communication, with respect to any of the Contemplated Transactions, and, without Buyer’s prior consent, shall only send such emails and documents, and make such communications, that are consistent with the Parties’ prior public disclosures regarding the Contemplated Transactions. Merger Partner shall consult with Buyer and consider the views and comments of Buyer before any member of the Merger Partner Group or any of their Representatives sends any emails or other documents to the Merger Partner Employees in any broad based communication or otherwise communicates with the Merger Partner Employees in any broad based communication, with respect to any of the Contemplated Transactions, and, without Buyer’s prior consent, shall only send such emails and documents, and make such communications, that are consistent with the Parties’ prior public disclosures regarding the Contemplated Transactions. Notwithstanding the foregoing (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press or media, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements are consistent with previous press or news releases, public disclosures or public statements made jointly by the Parties (or individually, after consultation is completed with, or consent obtained from, the other Parties); (b) each Party may, without the prior consent of the other Parties, issue any such press or news release or make any such public announcement or statement as may be required by Law or the rules and regulations of the NYSE, in which case such Party shall use its reasonable best efforts to provide the other Parties with reasonable advance notice of such requirement and consult in good faith with the other Parties prior to issuing any such press or news release or making any such public announcement or statement; (c) Merger Partner need not consult with Remainco or Buyer in connection with any press or news release, public statement or filing to be issued or made with respect to any Merger Partner Change in Recommendation; and (d) Buyer and its Affiliates shall be permitted to make communications to, and provide ordinary course information regarding this Agreement, the other Transaction Documents and the Contemplated Transactions to the Debt Financing Sources and to any equityholders, existing or prospective general and limited partners, members, managers and investors of Buyer or its Affiliates, in each case, who are subject to customary confidentiality and non-use restrictions.

6.5 Section 16 Matters. Prior to the Merger Effective Time, Merger Partner and Buyer shall be permitted to take such steps as may be reasonably necessary or advisable to cause any dispositions of shares of Merger Partner Common Stock (including derivative securities with respect thereto) resulting from the Contemplated Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Merger Partner to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.6 Obligations with respect to Merger Partner, Spinco and Buyer.

(a) Merger Partner shall take all action necessary to cause the other members of the Merger Partner Group, prior to the Merger Effective Time, to perform their respective obligations under this Agreement and to consummate the Contemplated Transactions upon the terms and subject to the conditions set forth in this Agreement. Remainco shall take all action necessary to cause the members of the Spinco Group, prior to the Closing, to perform their obligations under the Transaction Documents to be performed prior to the Closing and to consummate the Contemplated Transactions to be consummated prior to the Closing upon the terms and subject to the conditions set forth in the applicable Transaction Documents. Upon and subject to the terms and the conditions set forth in the applicable Transaction Documents, Buyer shall take all action necessary to cause Buyer Sub, prior to the Closing, to perform its obligations under the Transaction Documents to be performed prior to the Closing and to consummate the Contemplated Transactions to be consummated prior to the Closing.

(b) Immediately following the execution and delivery of this Agreement, (i) Buyer Sub shall submit this Agreement to Buyer and recommend to Buyer that Buyer adopt this Agreement pursuant to written consent and (ii) Buyer, as the sole stockholder of Buyer Sub, shall execute and deliver to Buyer Sub, Merger Partner and Remainco a written consent pursuant to Section 228 and the other provisions of the DGCL, adopting this Agreement.

(c) During the Pre-Closing Period, Buyer and Buyer Sub shall promptly notify Merger Partner and Remainco of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article VII, Article VIII or Article IX impossible or that has had or would reasonably be expected to have or result in a Buyer Material Adverse Effect. No notification given to Merger Partner and Remainco pursuant to this Section 6.6(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Buyer or Buyer Sub contained in this Agreement or the conditions to the obligations of the Parties under this Agreement. A failure to comply with this Section 6.6(c) shall not constitute the failure of any condition set forth in Article VII, Article VIII or Article IX to be satisfied unless the underlying event, condition, fact or circumstance would independently result in the failure of a condition set forth in Article VII, Article VIII or Article IX to be satisfied.

6.7 Securityholder Litigation.

(a) Prior to the Equity Sale Closing Time, Remainco shall give Merger Partner and Buyer the right to participate in the defense or settlement of any securityholder litigation against Remainco, the Remainco Board or the Special Committee relating to the Contemplated Transactions, except for any Action between any member of the Remainco Group, on the one hand, and any Buyer Party, on the other hand. Prior to the Equity Sale Closing Time, Remainco shall not enter into or agree to any settlement with respect to such securityholder litigation without Buyer’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), other than settlements involving only additional disclosures by Remainco regarding the Remainco Group or monetary consideration (including fees) to be paid exclusively by Remainco; provided that the prior written consent of Merger Partner (which consent shall not be unreasonably withheld, conditioned or delayed) shall be required (in addition to Buyer’s consent) for any settlement that would adversely affect any member of the Merger Partner Group.

(b) Prior to the Merger Effective Time, Merger Partner shall give Remainco and Buyer the right to participate in the defense or settlement of any securityholder litigation against Merger Partner or the Merger Partner Board relating to the Contemplated Transactions, except for any Action between any member of the Merger Partner Group, on the one hand, and any Buyer Party, on the other hand. Prior to the Merger Effective Time, Merger Partner shall not enter into or agree to any settlement with respect to such securityholder litigation without Buyer’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the prior written consent of Remainco (which consent shall not be unreasonably withheld, conditioned or delayed) shall be required (in addition to Buyer’s consent) for any settlement that would adversely affect any member of the Remainco Group, including any member of the Spinco Group.

(c) For purposes of this Section 6.7, “participate” means that the non-litigating party will be kept apprised of proposed strategy and other significant decisions with respect to any securityholder litigation by the litigating party (to the extent the attorney-client privilege between the litigating party and its legal counsel is not undermined or otherwise adversely affected), and the non-litigating party may offer comments or suggestions with respect to the litigation but will not be afforded any decision making power or authority over the litigation, except for the right to consent to applicable settlements as set forth in this Section 6.7.

6.8 Financing.

(a) Buyer and Buyer Sub shall, and shall cause each of their Representatives and Affiliates (which shall, with respect to the Equity Financing, include the Guarantors for purposes of this Section 6.8(a) and Section 6.8(b)) to, use reasonable best efforts to do all things necessary or advisable to obtain the Financing as promptly as reasonably practicable after the date hereof and, in any event, not later than the date the Closing is required to be effected in accordance with Section 1.3, on the same terms and conditions (including market flex) contained in the Financing Commitments (or on such other terms so long as such other terms would not (A) delay or prevent the Closing, (B) impose new or additional conditions or otherwise amend, modify or expand the conditions from those set forth in the Debt Commitment Letter, in each case, in a manner adverse to Buyer or Buyer Sub, (C) reduce the committed amount below the amount necessary to fund the Required Amount, (D) adversely impact or delay in any respect the likelihood of the funding of the Financing required to fund the Required Amount (or satisfaction of the conditions to obtaining the Financing required to fund the Required Amount) or (E) adversely impact the ability of Buyer to enforce its rights against the other parties to the Financing Commitments or the Financing Agreements (as defined below)) or, in the case of the Debt Financing, the definitive agreements with respect thereto (such definitive agreements in respect of the Debt Financing, the “Financing Agreements”), including using reasonable best efforts to (i) comply with and maintain in full force and effect the Financing Commitments in accordance with the terms thereof and negotiate and execute the Financing Agreements on the terms and conditions (including market flex) contained in the Financing Commitments (or on such other terms so long as such other terms would not have any result, event or consequence described in clauses (A) through (E) above) and, upon the reasonable request of Merger Partner or Remainco, deliver to Merger Partner and Remainco, as applicable, drafts of such Financing Agreements; (ii) satisfy or cause the satisfaction of all conditions in the Financing Commitments and the Financing Agreements that are within its control or, if necessary or deemed advisable by Buyer, seek the waiver of conditions applicable to Buyer and its Affiliates, as applicable, contained in the Financing Commitments and the Financing Agreements; (iii) in the event of a breach or purported breach thereof by the Debt Financing Sources, fully enforce its rights to funding under the Debt Commitment Letter and the Financing Agreements; and (iv) consummate and draw upon the Financing (including by instructing the Debt Financing Sources and the other Persons providing the Financing to provide such Financing) prior to or substantially contemporaneously with the Equity Sale Closing Time. Prior to the Closing, neither Buyer nor Buyer Sub shall release or consent to the termination of the obligations of the Debt Financing Sources under the Debt Commitment Letter or the Financing Agreements. In the event any funds in the amounts set forth in the Debt Commitment Letter or the Financing Agreements related thereto, or any portion thereof, become unavailable on the terms and conditions contemplated in the Debt Commitment Letter or the Financing Agreements related thereto, or it becomes reasonably likely that such funds may become unavailable on the terms and conditions set forth therein (in each case other than on account of the commitments under the Debt Commitment Letter being replaced with commitments set forth in the Financing Agreements related thereto), Buyer and Buyer Sub shall use reasonable best efforts to obtain as promptly as reasonably practicable any such portion from alternative sources on terms and conditions not less favorable to Buyer than those set forth in the Debt Commitment Letter (including market flex), which shall not expand upon the conditions precedent to the funding on the Closing Date of the Debt Financing as set forth in the Debt Commitment Letter in effect on the date hereof or otherwise adversely affect the ability or likelihood of Buyer and Buyer Sub to timely consummate the Contemplated Transactions and in an amount necessary to fund the Required Amount (after taking into account any portion of the Debt Financing that is and remains available and any available Equity Financing) (the “Alternative Financing”) and to provide promptly to Merger Partner and Remainco with a copy of the new financing commitment in respect of such Alternative Financing (the “Alternative Debt Commitment Letter”) together with any related fee letter (an “Alternative Fee Letter”), which may be redacted in a manner consistent with the provisions of Section 4.6. The definitive agreements for the Alternative Financing shall be on the same terms and conditions (including market flex) contained in the Alternative Debt Commitment Letter (or on such other terms so long as such other terms would not (A) delay or prevent the Closing, (B) impose new or additional conditions or otherwise amend, modify or expand the conditions from those set forth in the Alternative Debt Commitment Letter, in each case, in a manner adverse to Buyer or Buyer Sub, (C) reduce the committed amount below the amount necessary to fund the Required Amount, (D) adversely impact or delay in any respect the likelihood of the funding of the Financing required to fund the Required Amount (or satisfaction of the conditions to obtaining the Financing required to fund the Required Amount) or (E) adversely impact the ability of Buyer to enforce its rights against the other parties to the Alternative Debt Commitment Letter or the Alternative Financing Agreements (as defined below)) (such definitive agreements in respect of the Alternative Financing, the “Alternative Financing Agreements”). To the extent an Alternative Debt Commitment Letter is obtained, the provisions in this Section 6.8(a) shall apply to such Alternative Debt Commitment Letter, any reference in this Agreement to the “Debt Commitment Letter” (and any definition incorporating the term “Debt Commitment Letter”) shall be deemed to include the Debt Commitment Letter to the extent not superseded by an Alternative Debt Commitment Letter at the time in question and any Alternative Debt Commitment Letter to the extent then in effect and any reference in this Agreement to the “Fee Letter” (and any definition incorporating the term “Fee Letter”) shall be deemed to include the Fee Letter to the extent not superseded by an Alternative Fee Letter at the time in question and any Alternative Fee Letter to the extent then in effect.

(b) Buyer shall give Merger Partner and Remainco prompt notice (and in any event within two (2) Business Days) (i) of any breach (or threatened breach) or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party to the Financing Commitments, the Financing Agreements, the Alternative Debt Commitment Letter or the Alternative Financing Agreements, in each case, of which it becomes aware; (ii) of any actual withdrawal, repudiation or termination of the Financing Agreements or commitments for the Financing of which it becomes aware; (iii) of the receipt by it of any written notice from any Person with respect to any dispute or disagreement between or among any of the parties to the Financing Commitments or the Financing Agreements and, if applicable, the Alternative Debt Commitment Letter or the Alternative Financing Agreements that could reasonably be expected to prevent or materially delay the Closing or adversely impact the ability of Buyer or Buyer Sub to obtain all or any portion of the Financing necessary to fund the Required Amount on the Closing Date; (iv) of any amendment or modification of, or waiver under, the Debt Commitment Letter or the Financing Agreements and, if applicable, the Alternative Debt Commitment Letter or the Alternative Financing Agreements or any related fee letters; or (v) if for any reason it believes in good faith that it or its Subsidiaries or Affiliates will not be able to timely obtain all or any portion of the Financing, on the terms, in the manner or from sources contemplated by the Financing Commitments or the Financing Agreements and, if and as applicable, the Alternative Debt Commitment Letter or the Alternative Financing Agreements (or on such other terms so long as such other terms would not have any result, event or consequence described in clauses (A) through (E) in Section 6.8(a) above). Buyer shall, and shall cause its Representatives to, upon request, keep Merger Partner and Remainco reasonably informed (in reasonable detail) with respect to all material activity concerning the Financing and, if applicable, the Alternative Financing, including by providing copies of all definitive agreements and, upon reasonable request, any applicable information relating to the Financing. Buyer and Buyer Sub shall not, without the prior written consent of Merger Partner and Remainco (other than any amendment of the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or any person with similar roles or titles who had not executed the Debt Commitment Letter as of the date hereof), amend, modify, supplement, restate, substitute, replace, terminate, assign or agree to any waiver under the Financing Commitments, any Alternative Debt Commitment Letter, any Financing Agreements or any Alternative Financing Agreements, in each case, in a manner that would (or would be reasonably expected to) (A) reduce the aggregate amount of any Financing to an amount that would not be sufficient (I) to pay the Purchase Price in accordance with the terms and conditions set forth in the Separation Agreement, (II) to pay the Per Share Price in accordance with the terms and conditions set forth in this Agreement, (III) to refinance, redeem or otherwise repay the Merger Partner Existing Indebtedness and other “Subject Indebtedness” identified by Buyer to be paid off in accordance with Section 6.8(i) (including any related premiums, fees and expenses), (IV) to pay all commitment fees or other fees required by the Financing Commitments that have not been paid prior to the Closing and (V) to satisfy all of the other payment obligations required to be paid at Closing by Buyer or Buyer Sub hereunder or under the Separation Agreement (such amount, collectively, the “Required Amount”), (B) modify or expand upon any of the conditions precedent to any Financing from those set forth in the Equity Commitment Letter, the Debt Commitment Letter or the Alternative Debt Commitment Letter, as applicable, or adds any new conditions precedent to such Financing from those set forth in the Equity Commitment Letter, the Debt Commitment Letter or the Alternative Debt Commitment Letter, as applicable, in each case in a manner adverse to Buyer or Buyer Sub or that would reasonably be expected to have the result, effect or consequence described in any of clauses (A), (C), (D) or (E) of this sentence, (C) prevent, materially impede or materially delay the availability of any Financing or (D) modify the terms thereof in a manner that makes the funding of the Debt Financing or the Equity Financing (or the satisfaction of the conditions to obtaining any of the Financing) less likely to occur or (E) adversely impact the ability of Buyer or Buyer Sub to enforce its rights against the other parties to the Equity Commitment Letter, the Debt Commitment Letter, the Alternative Debt Commitment Letters, the Financing Agreements or the Alternative Financing Agreements, as applicable. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.8 will require, and in no event will the reasonable best efforts of Buyer or Buyer Sub be deemed or construed to require, either Buyer or Buyer Sub to (1) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter or (2) pay any fees in excess of those contemplated by the Equity Commitment Letter or the Debt Commitment Letter; provided that each of Buyer and Buyer Sub acknowledges and agrees that neither the obtaining of the Financing or any Alternative Financing is a condition to the Closing in accordance with the terms of this Agreement.

(c) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Buyer or any of its Affiliates engage any bank, investment bank or other potential provider of debt or equity financing on an exclusive basis or otherwise on terms that prohibit or are designed to prevent such financing provider from providing or seeking to provide financing or other services to any Person in connection with a transaction relating to Spinco or any other member of the Spinco Group or to Merger Partner or any other member of the Merger Partner Group.

(d) Prior to the Closing, at Buyer’s sole expense and subject to the other provisions of this Section 6.8(d), Merger Partner shall, and shall cause the other members of the Merger Partner Group to, and Remainco shall, and shall cause the other members of the Remainco Group to, and in each case, shall cause their respective Representatives to, use reasonable best efforts to provide such customary cooperation reasonably requested by Buyer and Buyer Sub in connection with the arrangement of the Debt Financing, or, if applicable, the Alternative Financing, as may be reasonably requested by Buyer (with information regarding the Spinco Business or the members of the Spinco Group presumed to be the primary responsibility of Remainco and Spinco and information regarding the Merger Partner Business or the members of the Merger Partner Group presumed to be the primary responsibility of Merger Partner), including using reasonable best efforts to:

(i) participate in a reasonable number of meetings, drafting sessions, rating agency and roadshow presentations and due diligence sessions in connection with the Debt Financing, at reasonable times and locations upon reasonable prior notice;

(ii) furnish Buyer with (A) pertinent information regarding the Spinco Business and the members of the Spinco Group and the Merger Partner Business and the members of the Merger Partner Group, as applicable, as is customary to provide in connection with the Debt Financing or, if applicable, the Alternative Financing, as may be reasonably requested by Buyer, (B) the Required Merger Partner Financial Information and the Required Spinco Financial Information, as applicable, and (C) the information required by paragraph 2 and paragraph 3 of Exhibit D to the Debt Commitment Letter;

(iii) assist Buyer and the Debt Financing Sources in the preparation of (A) a customary offering document (including a private placement memorandum, prospectus, offering memorandum or any similar document), including the information required to be provided by Merger Partner or Remainco, as appliable, to satisfy the requirements of paragraph 4 of Exhibit D of the Debt Commitment Letter for all or a portion of the Debt Financing and, if applicable, the Alternative Financing, but only with respect to the information included therein regarding the (1) Merger Partner Business and the members of the Merger Partner Group and (2) Spinco Business and the members of the Spinco Group, as applicable, and (B) bank information memoranda and bank marketing and syndication materials and similar documents required in connection with the Debt Financing and, if applicable, the Alternative Financing, in each case to the extent information contained therein relates to the Spinco Business or the members of the Spinco Group or the Merger Partner Business or the members of the Merger Partner Group, as applicable;

(iv) subject to the proviso at the end of this Section 6.8(d), (A) facilitate the granting of guarantees by, or pledging of, granting of security interests in and obtaining perfection of any liens on collateral owned by, the members of the Merger Partner Group and the members of the Spinco Group in connection with the Financing and, if applicable, the Alternative Financing subject, in each case, to the occurrence of the Merger Effective Time and (B) execute and deliver any definitive financing documents or other certificates or documents as may be reasonably requested by Buyer or the Debt Financing Sources in connection with the Financing and, if applicable, the Alternative Financing, it being understood that such documents will not take effect until the Merger Effective Time (including entering into the applicable Financing Agreements or the applicable Alternative Financing Agreements,);

(v) provide customary authorization and management representation letters with respect to the information provided by Merger Partner, Remainco (solely with respect to representing that such information does not include material non-public information pursuant to clause (C) below) or Spinco, as applicable, for inclusion in any confidential information memorandum or lender presentation, including a customary representation that such confidential information memorandum or lender presentation, as applicable, is correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading and representing that such information does not include material non-public information about the members of (A) the Merger Partner Group and the Merger Partner Business, (B) the Spinco Group and the Spinco Business or (C) the Remainco Group or the Remainco Retained Business, and designating such information provided by Merger Partner or Remainco, as applicable, for presentation to the Debt Financing Sources as suitable to be made available to lenders who do not wish to receive material non-public information with respect to the members of the Merger Partner Group, the Spinco Group or the Remainco Group, as applicable;

(vi) provide reasonable assistance to the Debt Financing Sources (including by providing customary certificates and representation letters) in obtaining from independent auditors for (A) the Merger Partner Business and the members of the Merger Partner Group or (B) the Spinco Business and the members of the Spinco Group, as applicable, auditor “comfort letters” (including customary “negative assurances”) or similar agreed upon procedures letters, and consents or authorization letters to the inclusion of auditor reports in marketing materials for the Debt Financing if it takes the form of debt securities and, if applicable, the Alternative Financing;

(vii) cooperate with the Debt Financing Sources’ due diligence with respect to the Spinco Business and the members of the Spinco Group and the Merger Partner Business and members of the Merger Partner Group, as applicable, to the extent customary and reasonable, including providing any customary legal opinions and negative assurance letters that the Debt Financing Sources’ may require in connection with the offering of any debt securities; and

(viii) provide, no less than three (3) Business Days prior to the Closing Date, all documentation and other information about (A) the Merger Partner Business and the members of the Merger Partner Group or (B) the Spinco Business and the members of the Spinco Group, as applicable, required by applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act to the extent reasonably requested at least ten (10) Business Days prior to the Closing Date;

provided, that notwithstanding anything contained in this Section 6.8 or elsewhere in this Agreement to the contrary, (I) in no event shall the “reasonable best efforts” of Merger Partner, Remainco or Spinco, the members of their respective Groups or their respective Representatives be deemed or construed to require such Persons to, and such Persons shall not be required to, provide such cooperation to the extent it would, (A) unreasonably interfere with or unreasonably disrupt the ongoing operation and management of Merger Partner or the Merger Partner Business or Remainco, the Remainco Retained Business, Spinco or the Spinco Business, as applicable, (B) require Merger Partner, Remainco or Spinco or any of the members of their respective Groups to take any action that would reasonably be expected to (x) cause any representation or warranty or covenant contained in this Agreement to be breached, (y) cause any condition to the Closing set forth in Article VII, Article VIII or Article IX to fail to be satisfied or otherwise cause any breach of this Agreement or (z) conflict with or violate its Organizational Documents or applicable Law or would reasonably be expected to result in the contravention, violation or breach of any material Contract to which any member of the Merger Partner Group or any member of the Remainco Group, as applicable, is a party; provided that no member of the Merger Partner Group and no member of the Remainco Group, as applicable, shall be required to take any action that would reasonably be expected to cause any director, officer or employee of a member of the Merger Partner Group or a member of the Remainco Group, as applicable, to incur any personal liability, (II) such activities do not require provision or access to or disclosure of information that Merger Partner reasonably determines would jeopardize any attorney-client privilege of any member of the Merger Partner Group; provided that Merger Partner shall use reasonable best efforts to provide or disclose such information to the extent possible without jeopardizing such privilege, (III) such activities do not require provision or access to or disclosure of information that Remainco reasonably determines would jeopardize any attorney-client privilege of any member of the Remainco Group; provided that Remainco shall use reasonable best efforts to provide or disclose such information to the extent possible without jeopardizing such privilege, (IV) neither Merger Partner, Remainco, Spinco nor any of the members of their respective Groups shall be required to take any action pursuant to any agreement, certificate or instrument (other than, in each case, customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing) contemplated by the Debt Commitment Letter) that is not contingent upon the occurrence of the Closing or that would be effective prior to the Closing, (V) neither the Merger Partner Board, the Remainco Board, the Special Committee nor any of the boards of directors (or equivalent bodies) of the members of the Remainco Group shall be required to approve or adopt any Financing or agreements related thereto (or any Alternative Financing) or to execute or deliver any agreements, certificates or instruments in connection with the Financing (or any Alternative Financing) (other than, in each case, customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing)), (VI) neither the members of the Remainco Group, the members of the Spinco Group nor the members of the Merger Partner Group shall be required to approve or adopt any Financing or agreements related thereto (or any Alternative Financing) that is not contingent upon the occurrence of the Closing or that would be effective prior to the Closing and no employees of any member of the Remainco Group, the Spinco Group or the Merger Partner Group shall be required to take such action, in each case, other than officers, directors or equivalent of the Spinco Group or the Merger Partner Group that Buyer has confirmed will continue as an officer, director or equivalent following the Closing, and that have been apprised of and integrally involved in the Financing, (VII) neither Merger Partner, Remainco, Spinco nor any of the members of their respective Groups shall be responsible for information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing or pro forma adjustments, desired to be incorporated into any information used in connection with the Debt Financing, (VIII) neither Merger Partner, Remainco, Spinco nor any of the members of their respective Groups shall be required to pay any commitment or other similar fee or make any other payment (other than for documented and reasonable out-of-pocket costs or expenses that are reimbursed by Buyer as provided below in Section 6.8(e)) or incur any other liability or provide or agree to provide any indemnity in connection with the Financing or any of the foregoing prior to the Closing and (IX) nothing contained in this Section 6.8(d) or otherwise shall require Merger Partner, Remainco, Spinco or any of the members of their respective Groups, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing. All non-public or other confidential information provided by any member of the Merger Partner Group or any member of the Remainco Group, as applicable, or their respective Representatives pursuant to this Section 6.8(d), shall be kept confidential in accordance with the Buyer Confidentiality Agreements; provided, that Buyer and Buyer Sub shall be permitted to disclose such confidential information to the Debt Financing Sources, rating agencies, prospective lenders and their respective representatives either (i) pursuant to the terms of the Buyer Confidentiality Agreements and such Debt Financing Sources and their applicable representatives shall be deemed to be “Representatives” thereunder or (ii) in accordance with customary “click through” confidentiality arrangements or other confidentiality arrangements customary for syndication procedures with respect to the Debt Financing.

(e) Buyer and Buyer Sub shall, promptly upon request by Merger Partner or Remainco, reimburse Merger Partner or Remainco, as applicable, for all documented and reasonable out-of-pocket costs and expenses incurred by Merger Partner, Remainco or Spinco, as applicable, or any of the members of their respective Groups in connection with such cooperation contemplated by this Section 6.8. Buyer shall indemnify, defend and hold harmless Merger Partner, Remainco or Spinco, as applicable, and each of the members of their respective Groups and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the Financing (including any action taken in accordance with this Section 6.8) and any information utilized in connection therewith (other than historical information provided in writing by Merger Partner, Remainco or Spinco or the members of their respective Groups specifically for use in connection therewith), in each case, except to the extent any of the foregoing was suffered or incurred as a result of bad faith, gross negligence or willful misconduct by Merger Partner, Remainco or Spinco, any of the members of their respective Groups or their respective Representatives.

(f) Buyer and Buyer Sub shall offer to each Commitment Party (as defined in the Existing Commitment Documents) under the Existing Commitment Documents the opportunity to participate (including for such Commitment Party to act in the same role as under the Existing Commitment Documents and with allocations and economics that are no less than the allocations and economics for such Commitment Party in the Existing Commitment Documents (or such other role, allocations and economics as are mutually agreed between Buyer and such Commitment Party)) in the Debt Financing.

(g) Each of Buyer and Buyer Sub acknowledges and agrees that neither the obtaining of the Financing or any Alternative Financing is a condition to the Closing.

(h) At the reasonable request of Buyer or Buyer Sub, Merger Partner shall (A) issue a notice of redemption (a “Redemption Notice”) for all or a portion of the outstanding aggregate principal amount of the Merger Partner Senior Notes, pursuant to the redemption provisions of the indenture governing the Merger Partner Senior Notes (the “Indenture”), which notice of redemption shall be expressly conditioned on the occurrence of the Closing and (B) take any other actions reasonably requested by Buyer or Buyer Sub to facilitate the redemption or satisfaction and discharge of the Merger Partner Senior Notes at the Closing pursuant to the applicable redemption or satisfaction and discharge provisions of the Indenture and the other provisions of the Indenture applicable thereto; provided that no such redemption or satisfaction and discharge of the Merger Partner Senior Notes shall be effective (and no redemption or satisfaction and discharge shall be required to be consummated) prior to the Closing. If a notice of conditional redemption or satisfaction and discharge of the Merger Partner Senior Notes is given in accordance with the foregoing, Buyer shall ensure that, at the Closing, Merger Partner has all funds necessary to effect any such redemption or satisfaction and discharge.

(i) Merger Partner shall deliver with respect to the Merger Partner Credit Agreement and, in respect of any indebtedness other than the Merger Partner Credit Agreement and in respect of any documentation described in clause (b) below, use reasonable best efforts to deliver, in each case, to Buyer and Buyer Sub prior to the Closing (with drafts being delivered in advance as reasonably requested by Buyer or Buyer Sub) (a) copies of payoff letters (subject to the delivery of funds as arranged by Buyer) with respect to the Merger Partner Credit Agreement and any other indebtedness for borrowed money of Merger Partner that is identified by Buyer prior to the Closing Date and that Buyer or Buyer Sub reasonably requests to be paid off in connection with the Closing (other than the Merger Partner Senior Notes) (the indebtedness under the Merger Partner Credit Agreement and any such other indebtedness, the “Subject Indebtedness”) in customary form, which payoff letters shall each (i) indicate the total amount required to be paid to fully satisfy all principal, interest, fees, prepayment premiums, termination costs, penalties, breakage costs and any other monetary obligations then due and payable under the Subject Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”), (ii) state that, upon receipt of the Payoff Amount under such payoff letter, the Subject Indebtedness and all related loan documents shall be terminated (other than provisions that by their nature survive payoff) (or words to that effect) and (iii) provide that all security interests and guarantees (if any) in connection with the Subject Indebtedness relating to the assets and properties of Merger Partner or its Subsidiaries securing the obligations under the Subject Indebtedness shall be released and terminated upon payment of the Payoff Amount on the Closing Date and (b) all documentation relating to the repayment, prepayment, redemption, discharge or termination of all obligations under the Subject Indebtedness and the release of all related pledges, security interests and guarantees with respect to the Subject Indebtedness (including any mortgage releases and termination statements on Form UCC-3 or other releases reasonably necessary to effect the release of all applicable security interests granted in connection with such Subject Indebtedness).

(j) On or prior to the Closing Date, Remainco shall provide to Buyer and Buyer Sub customary guarantee and lien release documentation as may be reasonably requested by Buyer or Buyer Sub to release the members of the Spinco Group as borrowers or guarantors, as applicable, under any existing indebtedness for borrowed money of Remainco and its Subsidiaries and the release and termination of any and all security interests granted in connection with such indebtedness on the Spinco Assets (including any mortgage releases and termination statements on Form UCC-3 or other releases reasonably necessary to evidence the release of all security interests granted in connection with such existing indebtedness for borrowed money of Remainco and its Subsidiaries) (collectively, the “Lien and Guarantee Release”); provided that Remainco shall use reasonable best efforts to provide drafts of such Lien and Guarantee Release documentation prior to the Closing Date. For the avoidance of doubt, the obligations set forth in this Section 6.8(j) shall not apply with respect to any Credit Support Instruments which are subject to Section 1.10 of the Separation Agreement.

(k) If the Closing Date is sixty (60) days or more after the end of the fiscal year ending December 31, 2024, then Remainco shall prepare and deliver to Buyer as promptly as reasonably practicable (but in no event later than ninety (90) days after the end of such fiscal year), the audited combined financial statements for the Spinco Business and Spinco as of the end of, and for, such fiscal year consisting of the balance sheets as of the end of such fiscal years and the statements of operations, other comprehensive income, net parent investment and cash flows for such fiscal years, in each case, accompanied by a report satisfying the requirements of Regulation S-X of the independent registered public accounting firm (which firm shall be registered with the PCAOB) for the Spinco Business and Spinco (the “Audited Financial Statements”); provided that Remainco shall reasonably cooperate, as may be reasonably requested by Buyer, in connection with Spinco’s completion of the audit for the Audited Financial Statements in the event that the Closing Date occurs prior to the sixtieth (60th) day after the end of the fiscal year ending December 31, 2024. For the quarterly period ending June 30, 2024 and each subsequent quarterly period ending prior to the Closing Date, other than any quarterly period ending December 31 (each, an “Interim Financial Period”), Remainco shall prepare and deliver to Buyer the combined unaudited financial statements of the Spinco Business and Spinco as of the end of, and for, such Interim Financial Period (the “Interim Financial Statements”) consisting of the combined balance sheets as of the end of such Interim Financial Period and combined statements of operations, other comprehensive income, net parent investment and cash flows for such Interim Financial Period (and the portion of the fiscal year then ended) and the corresponding period of the prior fiscal year, which Interim Financial Statements will have been reviewed by the independent registered public accounting firm (which firm shall be registered with the PCAOB) for the Spinco Business and Spinco, as provided in AS 4105, Interim Financial Information. The Interim Financial Statements will be delivered as promptly as practicable following the end of the corresponding Interim Financial Period but no later than sixty (60) days after the end of such Interim Financial Period.

(l) Merger Partner agrees to use reasonable best efforts to (A) file all reports on Form 10-K and Form 10-Q and Form 8-K (to the extent required to include financial information pursuant to Item 9.01 thereof) and (B) file all other Forms 8-K, in each case, required to be filed with the SEC pursuant to the 1934 Act prior to the Closing Date in accordance with the periods required by the 1934 Act. If, in connection with a marketing effort contemplated by the Debt Commitment Letter, (x) Buyer reasonably requests Merger Partner to file a Current Report on Form 8-K pursuant to the 1934 Act that contains material non-public information with respect to the Merger Partner and the other members of the Merger Partner Group, which Buyer reasonably determines (and which Merger Partner does not unreasonably object) to include in a customary offering document or marketing materials for the Debt Financing, then Merger Partner shall file a Current Report on Form 8-K containing such material non-public information or (y) Buyer reasonably requests Remainco to file a report on Form 6-K pursuant to the 1934 Act that contains material non-public information with respect to Spinco and the Spinco Business, which Buyer reasonably determines (and which Remainco does not unreasonably object) to include in a customary offering document or marketing materials for the Debt Financing, then Remainco shall file a report on Form 6-K containing such material non-public information.

6.9 Agreement for Exchange of Information.

(a) Generally. Buyer and its Affiliates, on the one hand, and Remainco and its Affiliates, on the other hand, will provide, or cause to be provided, to the other Party, at any time after the Closing and until the later of (i) the sixth (6th) anniversary of the Closing Date and (ii) the expiration of the relevant statute of limitations period, if applicable, as soon as reasonably practicable after written request therefor, reasonable access during normal business hours (insofar as such access is reasonably required by the requesting Party), any Shared Information specifically identified in such written request in its possession or under its control to enable the applicable Party to comply with Law or for any other purpose set forth in the definition of “Shared Information”. Buyer and Remainco shall make their respective personnel reasonably available during regular business hours to discuss any Shared Information exchanged pursuant to this Section 6.9. The requesting Party shall, promptly upon request by the Party providing such information, reimburse the providing Party for all documented and reasonable third-party out-of-pocket costs incurred by providing Party or its Subsidiaries in connection with this Section 6.9(a). Notwithstanding the foregoing or the following provisions of this Section 6.9, the Tax Matters Agreement will govern the sharing, exchange and retention of Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters.

(b) Financial Information.

(i) Until the end of the sixth (6th) full fiscal year occurring after the Closing Date, the members of the Remainco Group shall reasonably cooperate in good faith with Buyer to enable the applicable members of the Buyer Group or its Affiliates to timely prepare and file PCAOB compliant consolidated financial statements that include the financial results of the Spinco Business. Buyer shall promptly reimburse Remainco for the reasonable out-of-pocket third-party costs, if any, incurred in connection with the performance of the obligations under this Section 6.9(b)(i).

(ii) Until the end of the sixth (6th) full fiscal year occurring after the Closing Date, the members of the Buyer Group shall reasonably cooperate in good faith with Remainco to enable Remainco to timely prepare and file SEC and PCAOB compliant consolidated financial statements or complete a financial statement audit for any period during which the financial results of the Spinco Business were consolidated with those of Remainco. As part of such efforts, to the extent reasonably necessary for the preparation of financial statements or completing an audit or review of financial statements or an audit of internal control over financial reporting, (A) Buyer shall authorize and reasonably request that its auditors make available to Remainco’s auditors, within a reasonable time prior to the date of Remainco’s auditors opinion or review report, both (1) the personnel who performed or will perform the annual audits and quarterly reviews of Spinco and (2) work papers related to such annual audits and quarterly reviews, to enable Remainco’s auditors to perform any procedures reasonably necessary to take responsibility for the work of Spinco’s auditors as it relates to Remainco’s auditors’ opinion or report and (B) until all governmental audits are complete, Buyer shall provide, or cause to be provided, reasonable access during normal business hours for Remainco’s internal auditors, counsel and other designated representatives to (1) the premises of the members of the Spinco Group, all Information (and duplicating rights) within the knowledge, possession or control of the members of the Spinco Group and (2) the officers and employees of the members of the Spinco Group, so that Remainco may conduct reasonable audits relating to the financial statements provided by the members of the Spinco Group; provided that such access shall not be unreasonably disruptive to the business and affairs of the members of the Spinco Group. Remainco shall promptly reimburse Buyer for the reasonable out-of-pocket third-party costs and expenses, if any, incurred in connection with this Section 6.9(b).

(c) Ownership of Information. Any Information owned at a particular moment in time by a Party that is provided to another Party pursuant to this Section 6.9(c) remains the property of the Party that owned and provided such Information. Except as expressly provided in the Transaction Documents, no Party nor any of their Affiliates hereunder grants or confers rights of license in any Information owned by such Party or any of its Affiliates to any other Party or its Affiliates hereunder.

(d) Record Retention. Each Party shall use its commercially reasonable efforts to retain all Shared Information that relates to the operations of the Spinco Business or any member of the Spinco Group in its respective possession or control at the Closing for a period of six (6) years following the Closing.

(e) Costs of Providing Information. Except as otherwise provided in this Section 6.9, the Party requesting Shared Information will be responsible for paying the third-party fees and expenses incurred by the Parties in connection with complying with the provisions of this Section 6.9.

(f) Production of Witnesses; Privileged Matters. With respect to (i) the production of witnesses and (ii) the attorney-client and work product privileged information, following the Closing, the respective rights and obligations of the members of the Remainco Group, on the one hand, and the members of the Buyer Group, on the other hand, to produce witnesses and to maintain, preserve, assert or waive any or all privileges will be governed by the Separation Agreement.

(g) Confidentiality Agreement. During the Pre-Closing Period, the Parties shall negotiate in good faith a mutual confidentiality agreement covering any Shared Information disclosed in connection with the provisions of this Section 6.9 and enter into such agreement prior to or at the Closing.

6.10 D&O Indemnification and Insurance.

(a) From and after the Merger Effective Time, the Surviving Corporation (as successor in interest to Merger Partner as of the Merger Effective Time) shall, and Buyer shall cause the Surviving Corporation to, indemnify and hold harmless each Person who at the Merger Effective Time is a present or former director or officer (or manager or similar title in the case of any such Entity that is not a corporation) of any member of the Merger Partner Group (each a “D&O Indemnitee”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that a D&O Indemnitee is or was a director or officer of a member of the Merger Partner Group or is or was serving at the request of a member of the Merger Partner Group as a director, officer, manager, member, trustee, fiduciary, employee or agent of another Person at or prior to the Merger Effective Time, in each case, whether asserted or claimed prior to, at or after the Merger Effective Time, to the fullest extent that any member of the Merger Partner Group would have been permitted under the Organizational Documents of any member of the Merger Partner Group, and under applicable Law in effect on the date hereof to indemnify such Person (for all purposes of this Section 6.10, all references to “indemnification” or like terms deemed to include rights to advancement of such indemnifiable expenses in defending any such claim, action, suit, proceeding or investigation prior to the disposition thereof). Without limiting the foregoing, Buyer shall cause the Surviving Corporation, the other members of the Merger Partner Group and any successors in interest (i) to maintain for a period of not less than six (6) years from the Merger Effective Time provisions in their respective Organizational Documents concerning the indemnification and exculpation or exoneration of the members of the Merger Partner Group’s respective former and current directors and officers (or managers or similar title in the case of any such Entity that is not a corporation) that are no less favorable to those Persons than the provisions of the Organizational Documents of such members of the Merger Partner Group, as applicable, in each case, as of the date hereof and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by any Law. Buyer and Buyer Sub agree that all rights to indemnification, advancement of expenses, and exculpation by Merger Partner now existing in favor of each D&O Indemnitee as provided in the Organizational Documents of any member of the Merger Partner Group or pursuant to any Contracts set forth on Section 6.10(a) of the Merger Partner Disclosure Letter, in each case as in effect on the date of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Merger Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms.

(b) At or prior to the Merger Effective Time, Merger Partner shall procure, at Merger Partner’s sole cost and expense, a prepaid, non-cancelable six (6)-year “tail” insurance policy, endorsement or otherwise, effective as of the Merger Effective Time containing terms not less favorable in the aggregate than the terms of directors’ and officers’ liability insurance covering any directors and officers (or manager or similar title in the case of any such Entity that is not a corporation) of the members of the Merger Partner Group who are currently covered by the directors’ and officers’ liability insurance policies of the Merger Partner Group with respect to matters existing or occurring at or prior to the Merger Effective Time; provided, that Merger Partner shall not pay a premium for such “tail” insurance policy in excess of 300% of the last annual premium paid by Merger Partner prior to the date of this Agreement, it being understood that if the total premiums payable for such insurance policy exceeds such amount, Merger Partner shall obtain a policy with the greatest coverage available for a cost equal to such amount. Merger Partner shall, and after the Merger Effective Time Buyer shall cause the Surviving Corporation to, maintain such policy in full force and effect in accordance with its terms and continue to honor the obligations thereunder. If any claim is asserted or made within such six (6)-year period, then any insurance required to be maintained under this Section 6.10(b) shall be continued in respect of such claim until the final disposition thereof.

(c) Notwithstanding anything to the contrary contained in this Agreement, this Section 6.10 shall survive the consummation of the Contemplated Transactions and shall be binding, jointly and severally, on all successors and assigns of Buyer and the Surviving Corporation and are intended to be for the benefit of, and will be enforceable by, each D&O Indemnitee and his or her heirs and representatives. If Buyer or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger, or transfers or conveys all or substantially all of its assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns or transferees or like title, as applicable, of Buyer or the Surviving Corporation (as the case may be) shall succeed to and assume the obligations set forth in this Section 6.10. The provisions of this Section 6.10 are intended to be in addition to the rights otherwise available to any D&O Indemnitee by law, charter, statute, bylaw or Contract.

6.11 Stock Exchange Delisting. Buyer and Merger Partner shall cooperate with each other and use reasonable best efforts to cause Merger Partner’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Merger Effective Time.

6.12 Remainco Equity Awards. Remainco shall Make Available to Buyer an updated version of the list referenced in Section 2.3(b)(ii) to reflect any applicable changes thereto no later than thirty (30) days prior to the anticipated Closing Date and promptly following the expiration of each month ending thereafter prior to the Closing Date.

6.13 Employee Benefit Matters.

(a) Except to the extent otherwise required by applicable Law or any Merger Partner Labor Agreement, effective as of the Merger Effective Time and during the one (1)-year period immediately following the Merger Effective Time, Buyer shall provide, or shall cause the applicable member of the Merger Partner Group or one of its Subsidiaries to provide, to each employee of any member of the Merger Partner Group immediately prior to the Merger Effective Time (collectively, “Merger Partner Employees ”), while the applicable employee remains employed Buyer or any Subsidiary of Buyer, including the Surviving Corporation and its Subsidiaries, following the Merger Effective Time, with:

(i) a base salary or base hourly wage rate, as applicable, that is no less than the base salary or base hourly wage rate, as applicable, for such Merger Partner Employee as in effect immediately prior to the Merger Effective Time;

(ii) a target short-term incentive compensation opportunity that is no less than the target short-term incentive compensation opportunity (including under sales incentive and other similar arrangements) for such Merger Partner Employee in effect immediately prior to the Merger Effective Time;

(iii) a target long-term incentive compensation opportunity that is no less than the target long-term incentive compensation opportunity for such Merger Partner Employee in effect immediately prior to the Merger Effective Time; provided that there is no requirement to provide any equity or equity-based compensation and such long term-incentive may be cash based;

(iv) employee benefits and perquisites (excluding post-termination or retirement welfare benefits, retention, short-term or long-term incentive opportunities and change-in-control benefits) that have an aggregate value which is no less than either (i) the aggregate value of such employee benefits and perquisites provided to such Merger Partner Employee immediately prior to the Merger Effective Time, or (ii) the employee benefits and perquisites provided to similarly situated employees of Buyer from time to time; and

(v) to each Merger Partner Employee whose employment is involuntarily terminated without cause by the Company during the one (1)-year period following the Merger Effective Time, severance benefits that are no less favorable than the greater of the severance benefits that would have been provided to the Merger Partner Employee under the applicable member of the Merger Partner Group’s severance arrangements in effect immediately prior to the Merger Effective Time and set forth on

Section 3.16(a) of the Merger Partner Disclosure Letter and the severance benefits due under the applicable severance plan of Buyer (it being understood that this sentence does not limit the obligations of Buyer or the Surviving Corporation or one of its Subsidiaries to honor the terms of any Merger Partner Benefit Arrangement providing severance benefits), in each case, (x) subject to the execution of a release of claims to the extent both permitted by the terms of the applicable severance arrangement and applicable Laws and customary in the applicable jurisdiction (which release of claims shall not include restrictive covenants not applicable to the employee as of the date hereof or terms more onerous to the applicable Merger Partner Employee than those contemplated by the severance arrangement) and (y) determined taking into account each Merger Partner Employee’s service with the applicable member of the Merger Partner Group (and any predecessor entities) and, after the Closing, the Surviving Corporation and its Subsidiaries, except as would result in a duplication of benefits.

(b) With respect to Benefit Arrangements maintained by Buyer or any Subsidiary of Buyer, including the Surviving Corporation and its Subsidiaries, (including any vacation, paid time-off and severance plans, but excluding any plan providing for qualified or non-qualified defined benefit pension benefits, nonqualified deferred compensation, or post-termination or retiree health or welfare benefits), for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Merger Partner Employee’s service with any member of the Merger Partner Group (and any predecessor thereto), shall be treated as service with Buyer or any Subsidiary of Buyer, including the Surviving Corporation and its Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

(c) Buyer shall, or shall cause any Subsidiary of Buyer, including the Surviving Corporation and its Subsidiaries, to use commercially reasonable efforts to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Buyer or any Subsidiary of Buyer in which Merger Partner Employees (and their eligible dependents) will be eligible to participate from and after the Merger Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Merger Partner Benefit Arrangement immediately prior to the Merger Effective Time. Buyer shall, or shall cause any Subsidiary of Buyer, including the Surviving Corporation, to use commercially reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Merger Partner Employee (and his or her eligible dependents) during the calendar year in which the Merger Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Merger Partner Employee (and dependents) will be eligible to participate from and after the Merger Effective Time.

(d) Buyer hereby acknowledges that a “change in control” or “change of control” of the Merger Partner or other term with similar import, within the meaning of the Merger Partner Benefit Arrangements that contain such terms, will occur upon the Merger Effective Time; provided that none of such Merger Partner Benefit Arrangements provide for single-trigger vesting.

(e) The provisions of this Section 6.13 are solely for the benefit of the parties to this Agreement, and no Merger Partner Employee or other current or former service provider any member of the Merger Partner Group (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 6.13 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of Buyer, the Surviving Corporation or their respective Affiliates to terminate the employment of any Merger Partner Employee at any time and for any reason or no reason; (ii) require Buyer, the Surviving Corporation or any of their respective Affiliates to continue any Merger Partner Benefit Arrangement or other employee benefit plans, programs or Contracts or prevent the amendment, modification or termination thereof following the Merger Effective Time; or (iii) amend any Merger Partner Benefit Arrangements or other employee benefit plans, programs or Contracts.

6.14 R&W Insurance Policy. Buyer may, prior to Closing, obtain a buyer’s representations and warranties insurance policy (the “R&W Insurance Policy”). Buyer acknowledges and agrees that (a) the receipt of a representation and warranty insurance policy is not a condition to the Closing, and (b) none of Remainco, Merger Partner or any of the members of their respective Groups, or any directors, managers, officers or employees of any of the foregoing, shall be required to execute or deliver any certifications or other documents in connection with the issuance of the R&W Insurance Policy. The R&W Insurance Policy shall be in the form provided to Remainco and Merger Partner on the date hereof (subject to any amendments permitted by this Section 6.14). Buyer shall not, without the prior written consent of Remainco and Merger Partner, amend, modify or waive any provision of the R&W Insurance Policy in a manner that would have an adverse impact on Remainco or Merger Partner. All premiums, underwriting fees, brokers’ commissions and other costs and expenses related to such R&W Insurance Policy shall be borne solely by Buyer (or its applicable Affiliate). Remainco and Merger Partner shall provide information as may be reasonably requested by Buyer in order for Buyer to obtain coverage under and bind the R&W Insurance Policy.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF MERGER PARTNER

The obligations of Merger Partner to effect the Merger are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

7.1 Accuracy of Representations.

(a) The representations and warranties of Remainco and Spinco (i) set forth in Section 2.1(b)(i) (Subsidiaries; Due Organization), Section 2.4 (Authority; Binding Nature of Agreement), Section 2.21 (Financial Advisors) and Section 2.22 (Takeover Statutes) shall be true and correct (without giving effect to any qualification as to materiality, Spinco Material Adverse Effect or similar qualification set forth therein) in all material respects both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time) and (ii) set forth in this Agreement and not described in clause (i) shall be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time), except where the failure of such representations and warranties to be so true and correct (A) (without giving effect to any qualification as to materiality, Spinco Material Adverse Effect or similar qualification set forth therein) individually or in the aggregate (and collectively with any failures of the representations and warranties of Merger Partner described in Section 9.1(b)(iv) to be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time, and without giving effect to any qualification as to materiality, Merger Partner Material Adverse Effect or similar qualification set forth therein), has not had, and would not reasonably be expected to have, a Combined Company Material Adverse Effect, and (B) individually or in the aggregate would not reasonably be expected to prevent or materially delay, materially interfere with or materially impair the consummation by the applicable members of the Remainco Group of the Equity Sale or the material Contemplated Transactions. Notwithstanding anything to the contrary contained in this Agreement, if (I) all of the conditions to the obligations of Buyer, Buyer Sub, Remainco and Spinco in Article IX and Article VIII have been satisfied or waived (other than one or more of Section 9.1, Section 9.2, Section 8.1 and Section 8.2) and (II) Buyer irrevocably waives the conditions in Section 9.1 and Section 9.2 to the extent such conditions have not been satisfied, then the condition set forth in this Section 7.1(a) shall also be deemed to be waived.

(b) The representations and warranties of Buyer and Buyer Sub set forth in Article IV shall be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or similar qualification set forth therein) individually or in the aggregate, has not had, and would not reasonably be expected to have, a Buyer Material Adverse Effect.

7.2 Performance of Covenants.

(a) The covenants and obligations in the Transaction Documents that Remainco, Spinco or the other members of the Spinco Group are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects (for purposes of measuring the materiality of any non-compliance with respect to Section 5.2 and Section 5.3, the Spinco Business and the Merger Partner Business shall be treated as though they were a single combined business). Notwithstanding anything to the contrary contained in this Agreement, if (I) all of the conditions to the obligations of Buyer, Buyer Sub, Remainco and Spinco in Article IX and Article VIII have been satisfied or waived (other than one or more of Section 9.1, Section 9.2, Section 8.1 and Section 8.2), (II) Buyer irrevocably waives the conditions in Section 9.1 and Section 9.2 to the extent such conditions have not been satisfied, then the condition set forth in this Section 7.2(a) shall also be deemed to be waived.

(b) The covenants and obligations in the Transaction Documents that Buyer or the other Buyer Parties are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Stockholder Approval. This Agreement shall have been duly adopted by the Required Merger Partner Stockholder Vote.

7.4 [Intentionally Omitted].

7.5 Required Governmental Approvals. (a) Any waiting period, and any extensions thereof pursuant to statute, timing agreement, stipulation or otherwise, applicable to the consummation of the Equity Sale or the Merger under the HSR Act shall have expired or been terminated; (b) any applicable Governmental Approvals required under the Antitrust Laws of the other jurisdictions listed at Schedule C-1 (collectively with the Governmental Approvals in clause (a), the “Antitrust Approvals”) shall have been obtained and remain in full force and effect; (c) any applicable Governmental Approvals required under any FDI Laws of the jurisdictions listed at Schedule C-1 (collectively, the “FDI Approvals”) shall have been obtained and remain in full force and effect; (d) any applicable Gaming Approvals from the Gaming Authorities listed at Schedule C-2(b) (the “Applicable Gaming Approvals”) shall have been obtained and remain in full force and effect; and (e) any applicable Governmental Approvals required under any Financial Services Laws from the Governmental Authorities listed at Schedule C-3 (collectively, the “Financial Services Approvals”) shall have been obtained and remain in full force and effect, and any waiting periods relating to such Financial Services Approvals shall have expired or been terminated.

7.6 Closing Certificate. Merger Partner shall have received (a) a certificate executed by a duly authorized officer (or equivalent) of Remainco confirming that the conditions set forth in Sections 7.1(a) and 7.2(a) have been duly satisfied (other than, with respect to Sections 7.1(a) and 7.2(a), to the extent satisfaction of any such condition has been waived by Buyer) and (b) a certificate executed by a duly authorized officer (or equivalent) of Buyer confirming that the conditions set forth in Sections 7.1(b) and 7.2(b) have been duly satisfied.

7.7 No Legal Restraints. No court of competent jurisdiction shall have issued, enacted or entered any Governmental Order that is in effect that prevents, makes illegal or prohibits the Equity Sale or the Merger.

ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATION OF REMAINCO AND SPINCO

The obligations of Remainco and Spinco to effect the Equity Sale are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

8.1 Accuracy of Representations.

(a) The representations and warranties of Merger Partner (i) set forth in Section 3.1(b)(i) (Subsidiaries; Due Organization), Section 3.4 (Authority; Binding Nature of Agreement), Section 3.21 (Vote Required), Section 3.22 (Financial Advisors) and Section 3.23 (Takeover Statutes) shall be true and correct (without giving effect to any qualification as to materiality, Merger Partner Material Adverse Effect or similar qualification set forth therein) in all material respects both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time) and (ii) set forth in this Agreement and not described in clause (i) shall be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time), except where the failure of such representations and warranties to be so true and correct (A) (without giving effect to any qualification as to materiality, Merger Partner Material Adverse Effect or similar qualification set forth therein) individually or in the aggregate (and collectively with any failures of the representations and warranties of Remainco and Spinco described in Section 9.1(a)(iv) to be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time, and without giving effect to any qualification as to materiality, Spinco Material Adverse Effect or similar qualification set forth therein), has not had, and would not reasonably be expected to have, a Combined Company Material Adverse Effect, and (B) individually or in the aggregate would not reasonably be expected to prevent or materially delay, materially interfere with or materially impair the consummation by the applicable members of the Merger Partner Group of the Merger or the material Contemplated Transactions. Notwithstanding anything to the contrary contained in this Agreement, if (I) all of the conditions to the obligations of Buyer, Buyer Sub and Merger Partner in Article IX and Article VII have been satisfied (other than one or more of Section 9.1, Section 9.2, Section 7.1 and Section 7.2), (II) Buyer irrevocably waives the conditions in Section 9.1 and Section 9.2 to the extent such conditions have not been satisfied, then the condition set forth in this Section 8.1(a) shall be deemed to be waived.

(b) The representations and warranties of Buyer and Buyer Sub set forth in Article IV shall be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or similar qualification set forth therein) individually or in the aggregate, has not had, and would not reasonably be expected to have, a Buyer Material Adverse Effect.

8.2 Performance of Covenants.

(a) The covenants and obligations in the Transaction Documents that Merger Partner or the other members of the Merger Partner Group are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects (for purposes of measuring the materiality of any non-compliance with respect to Section 5.2 and Section 5.3, the Spinco Business and the Merger Partner Business shall be treated as though they were a single combined business). Notwithstanding anything to the contrary contained in this Agreement, if (I) all of the conditions to the obligations of Buyer, Buyer Sub and Merger Partner in Article IX and Article VII have been satisfied (other than one or more of Section 9.1, Section 9.2, Section 7.1 and Section 7.2), (II) Buyer irrevocably waives the conditions in Section 9.1 and Section 9.2 to the extent such conditions have not been satisfied, then the condition set forth in this Section 8.2(a) shall be deemed to be waived.

(b) The covenants and obligations in the Transaction Documents that Buyer or the other Buyer Parties are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

8.3 Stockholder Approval. This Agreement shall have been duly adopted by the Required Merger Partner Stockholder Vote.

8.4 Separation. The Separation, including the Transfer of Assets and Assumption of Liabilities contemplated by, as applicable, the Separation Agreement, the Employee Matters Agreement, the Real Estate Matters Agreement and the other relevant Transaction Documents to occur prior to the Closing, shall have been consummated in all material respects in accordance with and subject to the terms of the Separation Agreement, the Employee Matters Agreement, the Intellectual Property License Agreement, the Real Estate Matters Agreement and the other relevant Transaction Documents. The Spinco Contribution shall have been consummated in accordance with the terms of the Separation Agreement. The IP License and Technology Agreements, the Rhode Island VLT JV Interest Management Contract, the Rhode Island VLT System Subcontract and the Transition Services Agreement shall have been executed and delivered by the parties (other than the members of the Remainco Group) thereto.

8.5 Required Governmental Approvals. (a) Any waiting period, and any extensions thereof pursuant to statute, timing agreement, stipulation or otherwise, applicable to the consummation of the Equity Sale or the Merger under the HSR Act shall have expired or been terminated; (b) the Antitrust Approvals shall have been obtained and remain in full force and effect; (c) the FDI Approvals shall have been obtained and remain in full force and effect; (d) the Applicable Gaming Approvals shall have been obtained and remain in full force and effect; and (e) the Financial Services Approvals shall have been obtained and remain in full force and effect, and any waiting periods relating to such Financial Services Approvals shall have expired or been terminated. None of the Antitrust Approvals, the FDI Approvals, the Gaming Approvals, the Financial Services Approvals or any other Governmental Order relating to the Contemplated Transactions shall, individually or in the aggregate, impose or reasonably be expected to require a Remainco Burdensome Action.

8.6 Closing Certificate. Remainco shall have received (a) a certificate executed by a duly authorized officer (or equivalent) of Merger Partner confirming that the conditions set forth in Sections 8.1(a) and 8.2(a) have been duly satisfied (other than to the extent satisfaction of any such condition has been waived by Buyer) and (b) a certificate executed by a duly authorized officer (or equivalent) of Buyer confirming that the conditions set forth in Sections 8.1(b) and 8.2(b) have been duly satisfied.

8.7 No Legal Restraints. No court of competent jurisdiction shall have issued, enacted or entered any Governmental Order that is in effect that prevents, makes illegal or prohibits the Equity Sale or the Merger.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATION OF BUYER AND BUYER SUB

The obligations of Buyer and Buyer Sub to effect the Merger are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

9.1 Accuracy of Representations.

(a) The representations and warranties of Remainco and Spinco (i) set forth in Sections 2.3(a), 2.3(b)(i) and 2.3(b)(iii) (other than the last sentence thereof), in each case, solely with respect to the capitalization of Remainco and Spinco shall be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time), except for inaccuracies that are de minimis in the aggregate, (ii) set forth in Section 2.7(b) (Absence of Certain Changes) shall be true and correct in all respects both when made and at and as of the Closing, as if made at and as of such time, except where the failure of such representation and warranty to be true and correct, collectively with any failures of the representations and warranties of Merger Partner described in Section 9.1(b)(ii) to be true and correct when made and at and as of the Closing, as if made at and as of such time, has not had and would not reasonably be expected to have a Combined Company Material Adverse Effect, (iii) set forth in Section 2.1(b) (Subsidiaries; Due Organization), Section 2.4 (Authority; Binding Nature of Agreement), Section 2.21 (Financial Advisors) and Section 2.22 (Takeover Statutes) shall be true and correct (without giving effect to any qualification as to materiality, Spinco Material Adverse Effect or similar qualification set forth therein) in all material respects both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time) and (iv) set forth in this Agreement and not described in clauses (i) through (iii) shall be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time), except where the failure of such representations and warranties to be so true and correct (A) (without giving effect to any qualification as to materiality, Spinco Material Adverse Effect or similar qualification set forth therein) individually or in the aggregate (and collectively with any failures of the representations and warranties of Merger Partner described in Section 9.1(b)(iv) to be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time, and without giving effect to any qualification as to materiality, Merger Partner Material Adverse Effect or similar qualification set forth therein), has not had, and would not reasonably be expected to have, a Combined Company Material Adverse Effect, and (B) individually or in the aggregate, would not reasonably be expected to prevent or materially delay, materially interfere with or materially impair the consummation by the applicable members of the Remainco Group of the Equity Sale or the material Contemplated Transactions.

(b) The representations and warranties of Merger Partner (i) set forth in Sections 3.3(a), 3.3(c) and 3.3(d) (other than the last sentence thereof) solely with respect to the capitalization of Merger Partner shall be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time), except for inaccuracies that are de minimis in the aggregate, (ii) set forth in Section 3.7(b) (Absence of Certain Changes) shall be true and correct in all respects both when made and at and as of the Closing, as if made at and as of such time except where the failure of such representation and warranty to be true and correct, collectively with any failures of the representations and warranties of Remainco and Spinco described in Section 9.1(a)(ii) to be true and correct when made and at and as of the Closing, as if made at and as of such time, has not had and would not reasonably be expected to have a Combined Company Material Adverse Effect, (iii) set forth in Section 3.1(b) (Subsidiaries; Due Organization), Section 3.4 (Authority; Binding Nature of Agreement), Section 3.21 (Vote Required), Section 3.22 (Financial Advisors), Section 3.23 (Takeover Statutes) and Section 3.25 (Fairness Opinion) shall be true and correct (without giving effect to any qualification as to materiality, Merger Partner Material Adverse Effect or similar qualification set forth therein) in all material respects both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time) and (iv) set forth in this Agreement and not described in clauses (i) through (iii) shall be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time), except where the failure of such representations and warranties to be so true and correct (A) (without giving effect to any qualification as to materiality, Merger Partner Material Adverse Effect or similar qualification set forth therein) individually or in the aggregate (and collectively with any failures of the representations and warranties of Remainco and Spinco described in Section 9.1(a)(iv) to be true and correct both when made and at and as of the Closing, as if made at and as of such time (except to the extent expressly made as of an earlier time, in which case as of such time, and without giving effect to any qualification as to materiality, Spinco Material Adverse Effect or similar qualification set forth therein), has not had, and would not reasonably be expected to have, a Combined Company Material Adverse Effect, and (B) individually or in the aggregate would not reasonably be expected to prevent or materially delay, materially interfere with or materially impair the consummation by the applicable members of the Merger Partner Group of the Merger or the material Contemplated Transactions.

9.2 Performance of Covenants. (a) The covenants and obligations in the Transaction Documents that Remainco, Spinco or the other members of the Spinco Group are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects (for purposes of measuring the effect of any non-compliance with respect to Section 5.2 and Section 5.3, the Spinco Business and the Merger Partner Business shall be treated as though they were a single combined business) and (b) the covenants and obligations in the Transaction Documents that Merger Partner or the other members of the Merger Partner Group are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

9.3 Stockholder Approval. This Agreement shall have been duly adopted by the Required Merger Partner Stockholder Vote.

9.4 Separation. The Separation, including the Transfer of Assets and Assumption of Liabilities contemplated by, as applicable, the Separation Agreement, the Employee Matters Agreement, the Real Estate Matters Agreement and the other relevant Transaction Documents to occur prior to the Closing, shall have been consummated in all material respects in accordance with and subject to the terms of the Separation Agreement, the Employee Matters Agreement, the Intellectual Property License Agreement, the Real Estate Matters Agreement and the other relevant Transaction Documents. The Spinco Contribution shall have been consummated in accordance with the terms of the Separation Agreement. The IP License and Technology Agreements, the Rhode Island VLT JV Interest Management Contract, the Rhode Island VLT System Subcontract and the Transition Services Agreement shall have been executed and delivered by the parties (other than the Buyer Parties) thereto.

9.5 Required Governmental Approvals. (a) Any waiting period, and any extensions thereof pursuant to statute, timing agreement, stipulation or otherwise, applicable to the consummation of the Equity Sale or the Merger under the HSR Act shall have expired or been terminated; (b) the Antitrust Approvals shall have been obtained and remain in full force and effect; (c) the FDI Approvals shall have been obtained and remain in full force and effect; (d) the Applicable Gaming Approvals shall have been obtained and remain in full force and effect; and (e) the Financial Services Approvals shall have been obtained and remain in full force and effect, and any waiting periods relating to such Financial Services Approvals shall have expired or been terminated. None of the Antitrust Approvals, the FDI Approvals, the Gaming Approvals, the Financial Services Approvals or any other Governmental Order relating to the Contemplated Transactions shall, individually or in the aggregate, impose or reasonably be expected to require a Remainco Burdensome Action.

9.6 Closing Certificate. Buyer shall have received (a) a certificate executed by a duly authorized officer (or equivalent) of Remainco confirming that the conditions set forth in Sections 9.1(a) and 9.2(a) have been duly satisfied (other than to the extent satisfaction of any such condition has been waived or deemed to been waived) and (b) a certificate executed by a duly authorized officer (or equivalent) of Merger Partner confirming that the conditions set forth in Sections 9.1(b) and 9.2(b) have been duly satisfied (other than to the extent satisfaction of any such condition has been waived or deemed to been waived).

9.7 No Legal Restraints. No court of competent jurisdiction shall have issued, enacted or entered any Governmental Order that is in effect that prevents, makes illegal or prohibits the Equity Sale or the Merger.

ARTICLE X

TERMINATION

10.1 Termination. This Agreement may be terminated prior to the Closing (whether before or after the Required Merger Partner Stockholder Vote, except as otherwise provided below):

(a) by mutual written consent of Merger Partner, Remainco and Buyer;

(b) by any of Merger Partner, Remainco or Buyer if the Closing shall not have been consummated on or prior to July 26, 2025 (such applicable date, the “Outside Date”); provided that (i) if, on such date, any or all of the conditions to Closing set forth in Sections 7.5, 7.7, 8.5, 8.7, 9.5 or 9.7 shall not have been satisfied but all other conditions to Closing in Articles VII, VIII and IX shall have been satisfied (or are capable of being satisfied if the Closing were to occur no later than the extended Outside Date), then the Outside Date shall automatically be extended to October 26, 2025, in which case the Outside Date shall be deemed for all purposes to be October 26, 2025, (ii) if the conditions in Sections 7.5, 8.5 and 9.5 are not satisfied on July 15, 2025 but are satisfied on or prior to July 26, 2025, then the Outside Date shall automatically be extended to September 30, 2025, in which case the Outside Date shall be deemed for all purposes to be September 30, 2025, (iii) if any or all of the conditions to Closing set forth in Sections 7.5, 7.7, 8.5, 8.7, 9.5 or 9.7 shall not have been satisfied by such date that would allow for both the Inside Date and the Marketing Period to be completed prior to July 21, 2025, then the Outside Date shall automatically be extended to October 26, 2025, and in which case the Outside Date shall be deemed for all purposes to be October 26, 2025, and (iv) if the Marketing Period has commenced but has not been completed on or prior to the then applicable Outside Date, then the Outside Date shall be automatically extended to the fourth (4th) Business Day following completion of the Marketing Period. Notwithstanding anything to the contrary contained in this Article X, (A) the Parties may mutually agree in writing to extend the Outside Date, (B) a Party shall not be permitted to terminate this Agreement pursuant to this Section 10.1(b) if the failure to consummate the Closing on or before the Outside Date is primarily attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Closing (it being understood that Remainco and Spinco, on the one hand, and Buyer and Buyer Sub, on the other hand, shall each be considered a single Party for purposes of this Section 10.1(b)), and (C) in no event shall any Party hereto have the right to terminate pursuant to this Section 10.1(b) prior to the occurrence of the Inside Date and the Outside Date shall be extended as applicable if, after giving effect to all other applicable extensions pursuant to this Section 10.1(b), the Inside Date were to be later than such otherwise applicable Outside Date, until the date that is the third (3rd) Business Day following occurrence of the Inside Date;

(c) by any of Merger Partner, Remainco or Buyer if a court of competent jurisdiction shall have issued a final and nonappealable Governmental Order permanently preventing, making illegal or prohibiting the consummation of the Equity Sale or the Merger; provided that a Party shall not be permitted to terminate this Agreement pursuant to this Section 10.1(c) if such Governmental Order is primarily attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Closing (it being understood that Remainco and Spinco, on the one hand, and Buyer and Buyer Sub, on the other hand, shall be considered a single Party for purposes of this Section 10.1(c));

(d) by any of Merger Partner, Remainco or Buyer if (i) the Merger Partner Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and Merger Partner’s stockholders shall have taken a final vote on the adoption of this Agreement and (ii) this Agreement shall not have been adopted at the Merger Partner Stockholders’ Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Merger Partner Stockholder Vote;

(e) by Remainco or Buyer (at any time prior to the adoption of this Agreement by the Required Merger Partner Stockholder Vote) if a Merger Partner Triggering Event shall have occurred;

(f) by Merger Partner (at any time prior to the adoption of this Agreement by the Required Merger Partner Stockholder Vote) to enter into a definitive agreement to consummate a Merger Partner Superior Proposal in accordance with Section 6.2(c); provided that (i) such Merger Partner Superior Proposal did not result from a material breach of Section 5.5(a) and is not withdrawn, (ii) Merger Partner has complied in all respects with Section 6.2(c) and (iii) prior to or concurrently with such termination, Merger Partner pays the Merger Partner Termination Fee due under Section 10.3(b);

(g) by Buyer if (i) any of Merger Partner’s representations and warranties contained in this Agreement shall be or have become inaccurate such that the condition set forth in Section 9.1(b) would not then be satisfied or (ii) any of Merger Partner’s covenants or obligations contained in this Agreement or the other Transaction Documents shall have been breached or not performed such that the condition set forth in Section 9.2(b) would not then be satisfied; provided that, for purposes of clauses (i) and (ii) above, if an inaccuracy in any of Merger Partner’s representations and warranties (as of the date hereof or as of a date subsequent to the date hereof) or a breach or nonperformance of a covenant or obligation by Merger Partner is curable by Merger Partner on or before the Outside Date and Merger Partner is continuing to exercise reasonable best efforts to cure such inaccuracy, breach or nonperformance, then Buyer may not terminate this Agreement under this Section 10.1(g) on account of such inaccuracy, breach or nonperformance unless such inaccuracy, breach or nonperformance shall remain uncured as of the earlier of (A) the end of the thirty (30)-day period commencing on the date that Buyer gives Merger Partner notice of such inaccuracy, breach or nonperformance and (B) the date that is three (3) Business Days prior to the Outside Date; provided that (1) Buyer may not terminate this Agreement pursuant to this Section 10.1(g) if Buyer is then in breach of this Agreement in any material respect and (2) if Buyer fails to terminate this Agreement within thirty (30) days after it has provided Merger Partner notice of such inaccuracy, breach or nonperformance (provided that such thirty (30)-day period shall be tolled at any time during which Buyer is undertaking efforts to address such inaccuracy, breach or nonperformance (I) by seeking specific performance, (II) by other means; provided, that in the case of this clause (II), such thirty (30)-day period shall not be tolled beyond an additional thirty (30) days (i.e. sixty (60) days in total) without the prior written consent of Remainco), then Buyer shall have irrevocably waived the right to terminate this Agreement with respect to such breaches;

(h) by Buyer if (i) any of Remainco’s or Spinco’s representations and warranties contained in this Agreement shall be or have become inaccurate such that the condition set forth in Section 9.1(a) would not then be satisfied or (ii) any of Remainco’s or Spinco’s covenants or obligations contained in this Agreement or the other Transaction Documents shall have been breached or not performed such that the condition set forth in Section 9.2(a) would not then be satisfied; provided that, for purposes of clauses (i) and (ii) above, if an inaccuracy in any of Remainco’s or Spinco’s representations and warranties (as of the date hereof or as of a date subsequent to the date hereof) or a breach or nonperformance of a covenant or obligation by Remainco or Spinco is curable by Remainco or Spinco on or before the Outside Date and Remainco and Spinco are continuing to exercise reasonable best efforts to cure such inaccuracy, breach or nonperformance, then Buyer may not terminate this Agreement under this Section 10.1(h) on account of such inaccuracy, breach or nonperformance unless such inaccuracy, breach or nonperformance shall remain uncured as of the earlier of (A) the end of the thirty (30)-day period commencing on the date that Buyer gives Remainco notice of such inaccuracy, breach or nonperformance and (B) the date that is three (3) Business Days prior to the Outside Date; provided that (1) Buyer may not terminate this Agreement pursuant to this Section 10.1(h) if Buyer is then in breach of this Agreement in any material respect and (2) if Buyer fails to terminate this Agreement within thirty (30) days after it has provided Remainco notice of such inaccuracy, breach or nonperformance (provided that such thirty (30)-day period shall be tolled at any time during which Buyer is undertaking efforts to address such inaccuracy, breach or nonperformance (I) by seeking specific performance, (II) by other means; provided, that in the case of this clause (II), such thirty (30)-day period shall not be tolled beyond an additional thirty (30) days (i.e. sixty (60) days in total) without the prior written consent of Merger Partner), then Buyer shall have irrevocably waived the right to terminate this Agreement with respect to such breaches;

(i) by Remainco or Merger Partner if (x) any of Buyer’s or Buyer Sub’s representations and warranties contained in this Agreement shall be or have become inaccurate such that the conditions set forth in Section 7.1(b) or Section 8.1(b) would not then be satisfied, or (y) any of Buyer’s or Buyer Sub’s covenants or obligations contained in this Agreement or the other Transaction Documents shall have been breached or not performed such that the conditions set forth in Section 7.2(b) or Section 8.2(b) would not then be satisfied; provided that:

(i) for purposes of clauses (x) and (y) above, if an inaccuracy in any of Buyer’s or Buyer Sub’s representations and warranties (as of the date hereof or as of a date subsequent to the date hereof) or a breach or nonperformance of a covenant or obligation by Buyer or Buyer Sub is curable by Buyer or Buyer Sub on or before the Outside Date and Buyer or Buyer Sub is continuing to exercise reasonable best efforts to cure such inaccuracy, breach or nonperformance, then Remainco and Merger Partner may not terminate this Agreement under this Section 10.1(i) on account of such inaccuracy, breach or nonperformance unless such inaccuracy, breach or nonperformance shall remain uncured as of the earlier of (A) the end of the thirty (30) day period commencing on the date that Remainco or Merger Partner gives Buyer notice of such inaccuracy, breach or nonperformance and (B) the date that is three (3) Business Days prior to the Outside Date;

(ii) (A) Remainco may not terminate this Agreement pursuant to this Section 10.1(i) if Remainco is then in breach of this Agreement in any material respect and (B) Merger Partner may not terminate this Agreement pursuant to this Section 10.1(i) if Merger Partner is then in breach of this Agreement in any material respect; and

(iii) (A) Remainco shall not have a right to terminate this Agreement pursuant to this Section 10.1(i) with respect to a material breach by Buyer or Buyer Sub of any covenant or obligation solely affecting Merger Partner and (B) Merger Partner shall not have a right to terminate this Agreement pursuant to this Section 10.1(i) with respect to a material breach by Buyer or Buyer Sub of any covenant or obligation solely affecting Remainco or Spinco; or

(j) by Remainco if (i) any of Merger Partner’s representations and warranties contained in this Agreement shall be or have become inaccurate such that the condition set forth in Section 8.1(a) would not then be satisfied or (ii) any of Merger Partner’s covenants or obligations contained in this Agreement or the other Transaction Documents shall have been breached or not performed such that the condition set forth in Section 8.2(a) would not then be satisfied; provided that, for purposes of clauses (i) and (ii) above, if an inaccuracy in any of Merger Partner’s representations and warranties (as of the date hereof or as of a date subsequent to the date hereof) or a breach or nonperformance of a covenant or obligation by Merger Partner is curable by Merger Partner on or before the Outside Date and Merger Partner is continuing to exercise reasonable best efforts to cure such inaccuracy, breach or nonperformance, then Remainco may not terminate this Agreement under this Section 10.1(j) on account of such inaccuracy, breach or nonperformance unless such inaccuracy, breach or nonperformance shall remain uncured as of the earlier of (A) the end of the thirty (30) day period commencing on the date that Remainco gives Merger Partner notice of such inaccuracy, breach or nonperformance and (B) the date that is three (3) Business Days prior to the Outside Date; provided that (1) Remainco may not terminate this Agreement pursuant to this Section 10.1(j) if Remainco is then in breach of this Agreement in any material respect and (2) Remainco shall only have the right to terminate this Agreement pursuant to this Section 10.1(j) if the breaches giving rise to such right to terminate this Agreement adversely affect Remainco;

(k) by Merger Partner if (i) any of Remainco’s or Spinco’s representations and warranties contained in this Agreement shall be or have become inaccurate such that the condition set forth in Section 7.1(a) would not then be satisfied or (ii) any of Remainco’s or Spinco’s covenants or obligations contained in this Agreement or the other Transaction Documents shall have been breached or not performed such that the condition set forth in Section 7.2(a) would not then be satisfied; provided that, for purposes of clauses (i) and (ii) above, if an inaccuracy in any of Remainco’s or Spinco’s representations and warranties (as of the date hereof or as of a date subsequent to the date hereof) or a breach or nonperformance of a covenant or obligation by Remainco or Spinco is curable by Remainco or Spinco on or before the Outside Date and Remainco and Spinco are continuing to exercise reasonable best efforts to cure such inaccuracy, breach or nonperformance, then Merger Partner may not terminate this Agreement under this Section 10.1(k) on account of such inaccuracy, breach or nonperformance unless such inaccuracy, breach or nonperformance shall remain uncured as of the earlier of (A) the end of the thirty (30) day period commencing on the date that Merger Partner gives Remainco notice of such inaccuracy, breach or nonperformance and (B) the date that is three (3) Business Days prior to the Outside Date; provided that (1) Merger Partner may not terminate this Agreement pursuant to this Section 10.1(k) if Merger Partner is then in breach of this Agreement in any material respect and (2) Merger Partner shall only have the right to terminate this Agreement pursuant to this Section 10.1(k) if the breaches giving rise to such right to terminate this Agreement adversely affect Merger Partner; or

(l) by Remainco or Merger Partner if (i) the Marketing Period has been completed, (ii) all of the conditions set forth in Article IX shall have been satisfied or, to the extent permitted, waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied at the Closing), (iii) Remainco and Merger Partner have each delivered to Buyer confirmation in writing at least three (3) Business Days prior to such termination (or, if the Outside Date would fall within such three (3) Business Day period, by the Outside Date) that all of the conditions set forth in Article VII and Article VIII have been satisfied (or are waived effective as of immediately prior to the Closing, but subject to the Closing occurring) and that Remainco or Merger Partner, as applicable, is ready, willing and able to consummate the Equity Sale or the Merger (as applicable) and the Closing during such three (3) Business Day period (or, if the Outside Date falls within such three (3) Business Day period, by the Outside Date) and (iv) Buyer or Buyer Sub (as applicable) fails to consummate the Equity Sale or the Merger at the time the Equity Sale or the Merger were required to be consummated pursuant to Section 1.3 of this Agreement and Section 2.1 of the Separation Agreement, including the deposit of the Payment Fund with the Paying Agent pursuant to Section 1.8 of this Agreement and the payment of the Estimated Purchase Price to Remainco pursuant to Section 2.2 of the Separation Agreement.

Prior to terminating this Agreement pursuant to Section 10.1(b), Section 10.1(i) or Section 10.1(l), Remainco and Merger Partner shall consult with each other and consider the views of the other; provided that such consultation and consideration shall not be required to be for more than one (1) Business Day and in no event shall any consultation or consideration be required if it would materially prejudice the rights of, or materially adversely affect, Remainco or Merger Partner.

10.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect; provided that (a) this Section 10.2, Section 10.3 and Article XI shall survive the termination of this Agreement and shall remain in full force and effect; (b) the Confidentiality Agreements shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; (c) the indemnification or reimbursement obligations of Buyer pursuant to Section 6.3(l) and Section 6.8(e) of this Agreement shall remain in full force and effect and survive the termination of this Agreement; and (d) the termination of this Agreement shall not relieve any Party from any liability for Fraud or any Intentional Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement prior to the termination of this Agreement; provided that, in the event of a termination of this Agreement, then notwithstanding anything in this Agreement or any other Transaction Document to the contrary, in no event shall the maximum aggregate liability of the Buyer Related Parties, collectively, arising from this Agreement and the other Transaction Documents (including the amounts that may be payable by the Guarantors pursuant to and in accordance with the terms of the Guaranty), including damages for Fraud, Intentional Breach or any other breach, whether willful, intentional, unintentional or otherwise or monetary damages in lieu of specific performance, exceed the an amount equal to the “Maximum Aggregate Amount” set forth in the Guaranty (such amount, the “Maximum Liability Amount”), subject in all respects to the limitations set forth in Section 10.3(g), except with respect to Remainco and Merger Partner’s respective rights in connection with claims against the parties to the applicable Confidentiality Agreements to which Remainco or Merger Partner, as applicable, are party.

10.3 Fees and Expenses.

(a) Except as set forth in Section 6.3(l), Section 6.8, this Section 10.3 or otherwise in any of the Transaction Documents, all fees and expenses incurred in connection with the Transaction Documents and the Contemplated Transactions, including fees and disbursements of outside legal counsel, financial advisors and independent accountants, shall be paid by the Party incurring such expenses, whether or not the Closing occurs; provided that whether or not the Closing occurs, Merger Partner and Remainco shall share equally (i) all printing and mailing costs associated with the Merger Partner Proxy Statement and (ii) all SEC filing fees that are incurred prior to Closing relating to the Contemplated Transactions.

(b) If:

(i) this Agreement is terminated pursuant to Section 10.1(e);

(ii) this Agreement is terminated pursuant to Section 10.1(f); or

(iii) this Agreement is terminated (A) pursuant to Section 10.1(d) or (B) pursuant to Section 10.1(g) or Section 10.1(j), and (1)(I) in the case of a termination pursuant to Section 10.1(d), after the date hereof but before the Merger Partner Stockholders’ Meeting an Acquisition Proposal with respect to Merger Partner shall have been made directly to stockholders of Merger Partner or shall have been publicly announced to or shall have become publicly known by the stockholders of Merger Partner generally or (II) in the case of a termination pursuant to Section 10.1(g) or Section 10.1(j), after the date hereof an Acquisition Proposal with respect to Merger Partner shall have been made to Merger Partner or shall have become known to Merger Partner and (2) within twelve (12) months after such termination Merger Partner shall have entered into a definitive agreement to consummate, or shall have consummated, an Acquisition Transaction that (I) involves the Person or group that made the Acquisition Proposal referred to in clause (1) or any of the Affiliates of any such Person or any member of such group or (II) is for consideration that is greater than the consideration contemplated by the Acquisition Proposal described in clause (1); provided, for purposes of this Section 10.3(b)(iii), all instances of twenty percent (20%) in the definition of Acquisition Transaction shall be deemed to be fifty percent (50%);

then Merger Partner shall pay to each of Remainco and Buyer, in cash by wire transfer of same-day funds, (x) in the case of clause (b)(i) above, within three (3) Business Days after termination of this Agreement, a nonrefundable fee in an amount equal to its Pro Rata Portion of $65,000,000 (the “Merger Partner Termination Fee”), (y) in the case of clause (b)(ii) above, prior to or concurrently with such termination of this Agreement, an amount equal to its Pro Rata Portion of the Merger Partner Termination Fee and (z) in the case of clause (b)(iii) above, upon the earlier of (1) the execution of the definitive agreement to effect such Acquisition Proposal referred to in Section 10.3(b)(iii)(2)(I) and (2) the consummation of such Acquisition Proposal referred to in Section 10.3(b)(iii)(2)(II), an amount equal to its Pro Rata Portion of the Merger Partner Termination Fee.

(c) If this Agreement is terminated (i)(A) pursuant to Section 10.1(d), (B) pursuant to Section 10.1(g) or (C) pursuant to Section 10.1(i) and (ii) Buyer or any of its Affiliates enters into a definitive agreement with Merger Partner or any of its Affiliates to consummate an Acquisition Transaction with respect to Merger Partner within twelve (12) months of the date of such termination and consummates such Acquisition Transaction, Buyer shall pay to Remainco, in cash by wire transfer of same-day funds upon the consummation of the Acquisition Transaction contemplated by such definitive agreement (a “Merger Partner Tail Transaction”), (I) in the case of termination pursuant to Section 10.1(d), a nonrefundable fee in the amount of $40,000,000 (the “Buyer No Vote Termination Fee”) or (II) in the case of termination pursuant to Section 10.1(g) or Section 10.1(i), a nonrefundable fee in the amount of $80,000,000 (the “Buyer Subsequent Deal Termination Fee”); provided that for purposes of this Section 10.3(c), all instances of twenty percent (20%) in the definition of Acquisition Transaction shall be deemed to be fifty percent (50%). The Parties acknowledge and agree that payment of the Buyer No Vote Termination Fee or the Buyer Subsequent Deal Termination Fee, as applicable, in accordance with the terms of this Section 10.3(c), shall be a condition precedent to the consummation of the transactions contemplated by any Merger Partner Tail Transaction.

(d) If this Agreement is terminated (i)(A) pursuant to Section 10.1(h) or (B) pursuant to Section 10.1(i) and (ii) Buyer or any of its Affiliates enters into a definitive agreement with Remainco or any of its Affiliates to consummate an Acquisition Transaction with respect to Spinco or the Spinco Business within twelve (12) months of the date of such termination and consummates such Acquisition Transaction, Buyer shall pay to Merger Partner, in cash by wire transfer of same-day funds upon the consummation of the Acquisition Transaction contemplated by such definitive agreement (a “Spinco Tail Transaction”), the Buyer Subsequent Deal Termination Fee; provided that for purposes of this Section 10.3(d), all instances of twenty percent (20%) in the definition of Acquisition Transaction shall be deemed to be fifty percent (50%). The Parties acknowledge and agree that payment of the Buyer Subsequent Deal Termination Fee in accordance with the terms of this Section 10.3(d) shall be a condition precedent to the consummation of the transactions contemplated by any Spinco Tail Transaction.

(e) If:

(i) this Agreement is terminated pursuant to (A) Section 10.1(i) at a time when Buyer was not entitled to terminate this Agreement pursuant to Section 10.1 or (B) Section 10.1(l); or

(ii) this Agreement is terminated (A) pursuant to Section 10.1(b) or (B) pursuant to Section 10.1(c), and (1) in the case of a termination pursuant to Section 10.1(b), at the time of such termination all of the conditions to the Closing set forth in Article VII, Article VIII and Article IX are satisfied or are capable of being satisfied other than (I) one or more of the conditions set forth in Sections 7.5, 8.5 and 9.5, (II) one or more of the conditions set forth in Sections 7.7, 8.7 and 9.7 if the Governmental Order relates to or was issued on the basis of any Antitrust Law, any FDI Law, any Gaming Law under the purview of any Gaming Authority on Schedule C-2 or any Financial Services Law relating to or sought by any Governmental Authority listed on Schedule C-3, (III) those conditions that by their nature are to be satisfied at the Closing and are reasonably capable of being satisfied, and (IV) those conditions that are not satisfied, in whole or in part, because of any breach by Buyer or Buyer Sub of this Agreement or any other Transaction Document or (2) in the case of a termination pursuant to Section 10.1(c), in the event that such Governmental Order relates to or was issued on the basis of (I) any Antitrust Law or any FDI Law or (II) any Gaming Law under the purview of any Gaming Authority on Schedule C-2 or any Financial Services Law relating to or sought by any Governmental Authority listed on Schedule C-3;

then Buyer shall pay to each of Merger Partner and Remainco, in cash by wire transfer of same-day funds within three (3) Business Days after termination of this Agreement, (I) in the case of clause (e)(ii) above, a nonrefundable fee in an amount equal to its Pro Rata Portion of $250,000,000 (the “Buyer Regulatory Termination Fee”) or (II) in the case of clause (e)(i) above, a nonrefundable fee in an amount equal to its Pro Rata Portion of $250,000,000 (the “Buyer Breach Termination Fee”); provided that if the Agreement is terminated pursuant to Section 10.1(i) and either Remainco or Merger Partner is then in breach of this Agreement such that Buyer could have terminated the Agreement pursuant to Section 10.1(g) or Section 10.1(h) if clause (1) of the third to last proviso in each such provision were disregarded, the Party that is in breach of this Agreement is not entitled to, and Buyer is not required to pay to such Party, its Pro Rata Portion of the Buyer Breach Termination Fee, as applicable. Notwithstanding the foregoing, if (A) a Governmental Authority has delivered a writing or other official communication to Remainco that conditions (1) its issuance or grant of a Gaming Approval, an Antitrust Approval, a FDI Approval or a Financial Services Approval or (2) its decision not to seek a Governmental Order to prevent, make illegal or prohibit the Contemplated Transactions under any Antitrust Law, any FDI Law, any Gaming Law or any Financial Services Law, as applicable, on Remainco taking any action with respect to the Remainco Retained Business, (B) Remainco has confirmed in writing to Merger Partner and Buyer that Remainco is not willing to take such action, (C) Buyer and its Affiliates have offered to such Governmental Authority any and all actions and remedies that Buyer or any such Affiliate is required by this Agreement to so offer and (D) the failure to receive such Gaming Approval, Antitrust Approval, FDI Approval or Financial Services Approval results in the termination of this Agreement or such Governmental Authority seeks and obtains a Governmental Order resulting in the termination of this Agreement, then Buyer shall not be required to pay the Buyer Regulatory Termination Fee.

(f)

(i) Notwithstanding anything to the contrary contained in this Agreement, but subject in all respects to Section 10.3(g) and, with respect to the liabilities of Buyer or any Buyer Related Party, to the Maximum Liability Amount, the rights of Buyer, Merger Partner and Remainco under this Section 10.3 are independent of and in addition to such rights and remedies Buyer, Merger Partner and Remainco may have under Section 11.14 or at law, in equity, in contract, in tort or otherwise for Fraud or any Intentional Breach; provided, that, to the fullest extent permitted under applicable Law, none of Buyer, Buyer Sub, any of the Buyer Related Parties or any of the Debt Financing Sources will have any liability to Remainco, Merger Partner, their respective Related Parties, whether at Law or equity, in contract in tort or otherwise, arising from or in connection with any breach by Buyer or Buyer Sub of any of their representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents or arising from any claim or cause of action that any member of the Remainco Group or Merger Partner Group may have relating to this Agreement, the Separation Agreement, the other Transaction Documents or the Contemplated Transactions (including a failure to effect the Equity Sale, the Merger or the Closing as and when required pursuant to the terms of this Agreement and the Separation Agreement) and, to the fullest extent permitted by Law, none of Remainco, Merger Partner, their respective Related Parties will have any rights or claims against Buyer, Buyer Sub, any Buyer Related Parties or any Debt Financing Sources relating to any such matters other than: (A) the rights of Remainco and Merger Partner to an injunction, specific performance or other equitable relief in accordance with Section 11.14; (B) the rights of Remainco and Merger Partner to specific performance to cause Buyer to enforce the Equity Commitment Letter in accordance with, and subject to, the terms and conditions thereof; (C) the rights of Remainco and Merger Partner against each Guarantor under, if, as and when permitted pursuant to the terms and conditions of the Guaranty; (D) the right of Remainco and Merger Partner to seek and recover (I)(a) the Buyer Breach Termination Fee or the Buyer Regulatory Termination Fee and (b) the Buyer Enforcement Costs, (II)(a) the Buyer Subsequent Deal Termination Fee or the Buyer No Vote Termination Fee and (b) the Buyer Enforcement Costs, (III) the rights of Remainco and Merger Partner to seek recovery of monetary damages incurred or suffered as a result of Buyer’s or Buyer Sub’s Fraud or an Intentional Breach prior to the termination of this Agreement from Buyer and Buyer Sub (or the Guarantors pursuant to and in accordance with the terms of the Guaranty) (a “Buyer Pre-Closing Damages Proceeding”), (IV) reimbursement of the Specified Costs (subject to the Specified Cost Cap) pursuant to Section 6.3(l) or (V) the reimbursement and indemnification obligations, if, when and as due pursuant to pursuant to Section 6.8(e), in each case, if, when and as due pursuant to the applicable section of this Agreement, it being understood and agreed that Remainco and Merger Partner (and their respective Related Parties) shall be entitled to recover with respect to the foregoing clauses (I) through (V) only under one of the following combinations (in each case, in the aggregate up to the Maximum Liability Amount, and for avoidance of doubt, if multiple combinations are payable, then the highest combination shall be paid up to the Maximum Liability Amount): (x) recovery pursuant to any permutation of the foregoing clauses (I) and/or (V), or (y) recovery pursuant to any permutation of the foregoing clauses (II), (III), (IV) and/or (V) (and, for the avoidance of doubt, in each case subject to the amount of the Maximum Liability Amount and the terms and conditions of this Section 10.3(f)(i)); (E) the rights of Remainco and Merger Partner against Apollo Management X, L.P., solely in accordance with, and subject to the terms and conditions of, each of their respective Confidentiality Agreements; (F) the rights of Remainco and Merger Partner (1) against Buyer or Buyer Sub under the Transaction Documents (other than this Agreement) to which they are party prior to the Closing and (2) to specifically enforce the VoteCo Support Agreement against VoteCo; and (G) from and after Closing, the rights of Remainco under this Agreement or the rights of any member of the Remainco Group under any Transaction Document to which it is a party (the matters described in clauses (A) through (G), the “Buyer Permitted Claims”).

(ii) Notwithstanding anything to the contrary contained in this Agreement, but subject in all respects to Sections 10.3(g) and 11.16, to the fullest extent permitted under applicable Law, none of

Merger Partner, Remainco, Spinco or any of their respective Related Parties will have any liability to Buyer, Buyer Sub, their respective Related Parties, whether at Law or equity, in contract in tort or otherwise, arising from or in connection with any breach by Merger Partner, Remainco or Spinco of any of their representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents or arising from any claim or cause of action that Buyer or any of its Affiliates may have relating to this Agreement, the Separation Agreement, the other Transaction Documents or the Contemplated Transactions (including a failure to effect the Equity Sale, the Merger or the Closing as and when required pursuant to the terms of this Agreement and the Separation Agreement) and, to the fullest extent permitted by Law, none of Buyer, Buyer Sub and their respective Related Parties will have any rights or claims against Merger Partner, Remainco, Spinco or any of their respective Related Parties relating to any such matters other than: (A) the rights of Buyer and Buyer Sub to an injunction, specific performance or other equitable relief in accordance with Section 11.14, (B) the right of Buyer and Buyer Sub to seek and recover (I)(a) the Merger Partner Termination Fee and (b) the Merger Partner Enforcement Costs, (II) the rights of Buyer and Buyer Sub to seek recovery of monetary damages incurred or suffered as a result of Remainco’s or Spinco’s Fraud or an Intentional Breach prior to the termination of this Agreement from Remainco, or (III) the rights of Buyer and Buyer Sub to seek recovery of monetary damages incurred or suffered as a result of Merger Partner’s Fraud or an Intentional Breach prior to the termination of this Agreement from Merger Partner, in each case, if, when and as due pursuant to the applicable section of this Agreement, it being understood and agreed that Buyer and Buyer Sub (and their respective Related Parties) shall be entitled to recover with respect to the foregoing clauses (I) through (III) only under one of the following combinations: (y) recovery pursuant to the foregoing clause (I) and/or (II) or (z) recovery pursuant to any permutation of the foregoing clauses (II) and/or (III) (and, for the avoidance of doubt, in each case subject to the terms and conditions of this Section 10.3(f))); (C)(1) the rights of Buyer and Buyer Sub against Remainco and Merger Partner under the Transaction Documents (other than this Agreement) to which they are a party prior to the Closing and (2) from and after Closing, the rights of Buyer against a member of the Remainco Group as expressly set forth under this Agreement or in any Transaction Document to which they are a party; and (D) the rights of Apollo Management X, L.P. against Remainco and Merger Partner, solely in accordance with, and subject to the terms and conditions of, each of the Non-Disclosure Agreement dated as of July 24, 2024 between Apollo Management X, L.P. and Merger Partner or the Non-Disclosure Agreement dated as of July 24, 2024 between Apollo Management X, L.P. and Remainco, as applicable (the matters described in clauses (A) through (D), the “Seller Permitted Claims”).

(iii) For the avoidance of doubt, Buyer, Merger Partner and Remainco may simultaneously pursue (i) a grant of specific performance pursuant to Section 11.14, (ii) its rights and remedies at law, in equity, in contract, in tort or otherwise, and (iii) payment of the Merger Partner Termination Fee, the Buyer No Vote Termination Fee, the Buyer Subsequent Deal Termination Fee, the Buyer Regulatory Termination Fee or the Buyer Breach Termination Fee, in each case under circumstances where such fee becomes payable pursuant to this Section 10.3; provided that in no event may (v) Remainco receive both (1) (A) its Pro Rata Portion of the Merger Partner Termination Fee pursuant to Section 10.3(b), (B) the Buyer No Vote Termination Fee pursuant to Section 10.3(c) or (C) the Buyer Subsequent Deal Termination Fee pursuant to Section 10.3(c) and (2) specific performance to cause Merger Partner to consummate the Merger; (w) Buyer receive both (1) its Pro Rata Portion of the Merger Partner Termination Fee pursuant to Section 10.3(b) and (2) (A) specific performance to cause Merger Partner to consummate the Merger or (B) recovery of monetary damages incurred or suffered as a result of Merger Partner’s Fraud or Intentional Breach prior to the termination of this Agreement; (x) Remainco receive both (1) (A) the Buyer No Vote Termination Fee pursuant to Section 10.3(c) or (B) the Buyer Subsequent Deal Termination Fee pursuant to Section 10.3(c) and (2) specific performance to cause Buyer to consummate the Equity Sale; (y) Merger Partner receive both (1) the Buyer Subsequent Deal Termination Fee pursuant to Section 10.3(d) and (2) specific performance to cause Buyer or Remainco to consummate the Merger; or (z) Remainco and Merger Partner receive both (1) (A) their respective

Pro Rata Portions of the Buyer Regulatory Termination Fee pursuant to Section 10.3(e) or (B) their respective Pro Rata Portions of the Buyer Breach Termination Fee pursuant to Section 10.3(e) and (2) (A) specific performance to cause Buyer to consummate the Equity Sale and the Merger or (B) recovery of monetary damages incurred or suffered as a result of Buyer or Buyer Sub’s Fraud or Intentional Breach prior to the termination of this Agreement.

(iv) If a court has granted an award of damages in connection with any breach by Buyer, Buyer Sub, Remainco or Spinco of the terms or conditions set forth in this Agreement, then Merger Partner may, on behalf of its stockholders and holders of Merger Partner Equity Awards, accept damages for such breach, and Buyer, Buyer Sub, Remainco and Spinco agree that such damages shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall, in addition to any damage to Merger Partner, include the benefit of the bargain lost by its stockholders or holders of Merger Partner Equity Awards (taking into consideration all relevant matters, including the loss of the expected premium, other combination opportunities and the time value of money); provided, that, the foregoing shall be subject in all respects to Sections 10.2 and 10.3(g) and, with respect to the Liabilities of Buyer or any Buyer Related Party, to the Maximum Liability Amount.

(g)

(i) Remainco’s receipt of (A) its Pro Rata Portion of the Merger Partner Termination Fee if, as and when required to be paid pursuant to Section 10.3(b), (B) the Buyer No Vote Termination Fee if, as and when required to be paid pursuant to Section 10.3(c), (C) the Buyer Subsequent Deal Termination Fee if, as and when required to be paid pursuant to Section 10.3(c), (D) its Pro Rata Portion of the Buyer Regulatory Termination Fee if, as and when required to be paid pursuant to Section 10.3(e) or (E) its Pro Rata Portion of the Buyer Breach Termination Fee if, as and when required to be paid pursuant to Section 10.3(e), shall not constitute a penalty but shall be liquidated damages in a reasonable amount that will compensate Remainco in the circumstances in which such Pro Rata Portion of the Merger Partner Termination Fee, such Buyer No Vote Termination Fee, such Buyer Subsequent Deal Termination Fee, such Pro Rata Portion of the Buyer Regulatory Termination Fee or such Pro Rata Portion of the Buyer Breach Termination Fee, as applicable, is payable for the efforts and resources expended and opportunities foregone while negotiating the Transaction Documents and in reliance on this Agreement and on the expectation of the consummation of the Contemplated Transactions, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that if actually paid in full, except (x) in the case of Fraud or Intentional Breach with respect to Merger Partner, or with respect to Buyer or Buyer Sub solely if the fee that was paid was the Buyer No Vote Termination Fee or the Buyer Subsequent Deal Termination Fee (with no such exception for Fraud or Intentional Breach applying to the Buyer Regulatory Termination Fee or the Buyer Breach Termination Fee) (in any event, which damages or liabilities for such Fraud or Intentional Breach shall remain subject, with respect to Buyer, to the Maximum Liability Amount) or (y) reimbursement of the Specified Costs (subject to the Specified Cost Cap) pursuant to Section 6.3(l) and the reimbursement and indemnification obligations, if, when and as due pursuant to pursuant to Section 6.8(e) (if applicable, and subject in all respects to the Maximum Liability Amount), the Pro Rata Portion of the Merger Partner Termination Fee, the Buyer No Vote Termination Fee, the Buyer Subsequent Deal Termination Fee, the Pro Rata Portion of the Buyer Regulatory Termination Fee or the Pro Rata Portion of the Buyer Breach Termination Fee, as applicable, shall represent the sole and exclusive remedy of the members of the Remainco Group for any loss suffered as a result of the failure of the Contemplated Transactions to be consummated or for a breach or failure to perform hereunder or otherwise relating to or arising out of this Agreement, the Separation Agreement, any other Transaction Document or the Contemplated Transactions and the members of the Remainco Group shall not be entitled to bring or maintain any other claim, Action or proceeding against Merger Partner, Buyer, their respective Related Parties or any Debt Financing Sources, shall be precluded from any other remedy against the other, at law or in equity or otherwise, and shall not seek to obtain any recovery or judgment against Merger Partner (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other representative of the members of the Merger Partner Group), Buyer (or any Buyer Related Party) or any Debt Financing Sources in connection with or arising out of the termination of any of the Transaction Documents, any breach by Merger Partner, Buyer or any of their respective Related Parties, as applicable, giving rise to such termination, the failure of the Contemplated Transactions to be consummated, the failure by Merger Partner, Buyer or their respective Related Parties, as applicable, to perform its obligations under any of the Transaction Documents (other than the Confidentiality Agreements) or failure by Merger Partner, Buyer or their respective Related Parties, as applicable, to perform any obligation under Law.

(ii) Merger Partner’s receipt of (A) the Buyer Subsequent Deal Termination Fee if, as and when required to be paid pursuant to this Section 10.3(d), (B) its Pro Rata Portion of the Buyer Regulatory Termination Fee if, as and when required to be paid pursuant to Section 10.3(e) or (C) its Pro Rata Portion of the Buyer Breach Termination Fee if, as and when required to be paid pursuant to Section 10.3(e), shall not constitute a penalty but shall be liquidated damages in a reasonable amount that will compensate Merger Partner in the circumstances in which such Buyer Subsequent Deal Termination Fee, such Pro Rata Portion of the Buyer Regulatory Termination Fee or such Pro Rata Portion of the Buyer Breach Termination Fee, as applicable, is payable for the efforts and resources expended and opportunities foregone while negotiating the Transaction Documents and in reliance on this Agreement and on the expectation of the consummation of the Contemplated Transactions, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that if actually paid in full, except (x) in the case of Fraud or Intentional Breach with respect to Remainco, or with respect to Buyer or Buyer Sub solely if the fee that was paid was the Buyer Subsequent Deal Termination Fee (with no such exception for Fraud or Intentional Breach applying to the Buyer Regulatory Termination Fee or the Buyer Breach Termination Fee) (in any event, which damages or liabilities for such Fraud or Intentional Breach shall remain subject, with respect to Buyer, to the Maximum Liability Amount) or (y) reimbursement of the Specified Costs (subject to the Specified Cost Cap) pursuant to Section 6.3(l), the reimbursement and indemnification obligations, if, when and as due pursuant to pursuant to Section 6.8(e) (if applicable, and subject in all respects to the Maximum Liability Amount), the Buyer Subsequent Deal Termination Fee, the Pro Rata Portion of the Buyer Regulatory Termination Fee or the Pro Rata Portion of the Buyer Breach Termination Fee, as applicable, shall represent the sole and exclusive remedy of the members of the Merger Partner Group for any loss suffered as a result of the failure of the Contemplated Transactions to be consummated or for a breach or failure to perform hereunder or otherwise relating to or arising out of this Agreement, the Separation Agreement, any other Transaction Document or the Contemplated Transactions and the members of the Merger Partner Group shall not be entitled to bring or maintain any other claim, Action or proceeding against Remainco, Spinco, Buyer, their respective Related Parties or any Debt Financing Sources, shall be precluded from any other remedy against the other, at law or in equity or otherwise, and shall not seek to obtain any recovery or judgment against Remainco (or any partner, member, shareholders, director, officer, employee, Subsidiary, Affiliate, agent or other representative of the members of the Remainco Group), Buyer (or any Buyer Related Party) or any Debt Financing Sources in connection with or arising out of the termination of any of the Transaction Documents, any breach by Remainco, Spinco, Buyer or any of their respective Affiliates, as applicable, giving rise to such termination, the failure of the Contemplated Transactions to be consummated, the failure by Remainco, Spinco, Buyer or any of their respective Related Parties, as applicable, to perform its obligations under any of the Transaction Documents (other than the Confidentiality Agreements) or failure by Remainco, Spinco, Buyer or any of their respective Related Parties, as applicable, to perform any obligation under Law.

(iii) Buyer’s receipt of its Pro Rata Portion of the Merger Partner Termination Fee if, as and when required to be paid pursuant to Section 10.3(b), shall not constitute a penalty but shall be liquidated damages in a reasonable amount that will compensate Buyer in the circumstances in which such Merger Partner Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating the Transaction Documents and in reliance on this Agreement and on the expectation of the consummation of the Contemplated Transactions, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that if actually paid in full, except in the case of Fraud or Intentional Breach, the Pro Rata Portion of the Merger Partner Termination Fee shall represent the sole and exclusive remedy of Buyer and Buyer Sub in the circumstances in which such fee is payable and Buyer and its Affiliates shall not be entitled to bring or maintain any other claim, action or proceeding against Remainco, Spinco, Merger Partner or their respective Affiliates, shall be precluded from any other remedy against the other, at law or in equity or otherwise, and shall not seek to obtain any recovery or judgment against Remainco (or any partner, member, shareholders, director, officer, employee, Subsidiary, Affiliate, agent or other representative of the members of the Remainco Group) or Merger Partner (or any partner, member, shareholders, director, officer, employee, Subsidiary, Affiliate, agent or other representative of the members of the Merger Partner Group), any breach by Remainco, Spinco, Merger Partner or any of their respective Affiliates, as applicable, giving rise to such termination, the failure of the Contemplated Transactions to be consummated, the failure by Remainco, Spinco, Merger Partner or any of their respective Affiliates, as applicable, to perform its obligations under any of the Transaction Documents (other than the Confidentiality Agreements) or failure by Remainco, Spinco, Merger Partner or any of their respective Affiliates, as applicable, to perform any obligation under Law.

(h) If:

(i) Merger Partner fails to pay when due any amount payable by Merger Partner under this Section 10.3, then (A) Merger Partner shall reimburse Remainco and Buyer for all reasonable and documented out-of-pocket costs and expenses (including reasonable fees and disbursements of outside legal counsel) incurred in connection with the collection of such overdue amount and the enforcement by Remainco and Buyer of their rights under this Section 10.3 and (B) Merger Partner shall pay to Remainco and Buyer interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid through the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the lesser of (1) “prime rate” (as published by the Wall Street Journal or any successor thereto) in effect on the date such overdue amount was originally required to be paid or (2) the maximum rate permitted by applicable Law (such expenses and interest, collectively, the “Merger Partner Enforcement Costs ”); provided, however, that in no event shall any member of the Merger Partner Group (or any Merger Partner Related Party) be required to pay to Remainco and Buyer any Merger Partner Enforcement Costs in excess of their Pro Rata Portions, of up to an aggregate amount of $5,000,000.

(ii) Buyer fails to pay when due any amount payable by Buyer under this Section 10.3, then (A) Buyer shall reimburse Remainco and Merger Partner for all reasonable and documented out-of-pocket costs and expenses (including reasonable fees and disbursements of outside legal counsel) incurred in connection with the collection of such overdue amount and the enforcement by Remainco and Merger Partner of their rights under this Section 10.3 and (B) Buyer shall pay to Remainco and Merger Partner interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid through the date such overdue amount is actually paid to the other Party (or Parties) in full) at a rate per annum equal to the lesser of (1) the “prime rate” (as published by the Wall Street Journal or any successor thereto) in effect on the date such overdue amount was originally required to be paid or (2) the maximum rate permitted by applicable Law (such expenses and interest, collectively, the “Buyer Enforcement Costs ”); provided, however, that in no event shall Buyer or Buyer Sub (or any Guarantor or Buyer Related Party) be required to pay to Remainco and Merger any Buyer Enforcement Costs in excess of their Pro Rata Portions, of up to an aggregate amount exceeding $5,000,000.

(i) Notwithstanding anything to the contrary contained in this Agreement, Merger Partner shall in no event be obligated to pay the Merger Partner Termination Fee more than once, regardless of the number of occurrences or events that would otherwise result in multiple payments thereof.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1 Amendment. This Agreement may be amended, supplemented or modified with the approval of the Merger Partner Board, the Special Committee and Buyer at any time prior to the Closing (whether before or after obtaining the Required Merger Partner Stockholder Vote); provided that, after obtaining any such approval, no amendment shall be made which by Law or regulation of the NYSE requires further approval of Merger Partner’s stockholders or Remainco’s shareholders, as applicable, unless the approval of such stockholders or shareholders shall have been obtained. Any amendment, supplement or modification of any of the Transaction Documents shall require the parties thereto to deliver a written instrument duly executed by all the parties to such agreement. Notwithstanding anything to the contrary contained in this Agreement, Section 10.3(f)(i), Section 10.3(g)(i), Section 10.3(g)(ii), the last sentence of Section 11.2, Section 11.5(c), Section 11.7(b), Section 11.16 and this sentence (and the definitions related thereto and any other provision of this Agreement to the extent that an amendment, supplement or other modification of such provision would modify the substance of the foregoing specified provisions) may not be amended, supplemented or modified in any manner that is adverse in any material respect to any Debt Financing Source without the prior written consent of such Debt Financing Source.

11.2 Waiver. The provisions of this Agreement (including this Section 11.2) were specifically bargained for by the Parties and were taken into account by the Parties in arriving at the terms and conditions of the Transaction Documents and the Contemplated Transactions. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, in writing at any time by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized Representative of such Party. The failure of a Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach. Notwithstanding anything to the contrary contained in this Agreement, Section 10.3(f)(i), Section 10.3(g)(i), Section 10.3(g)(ii), the last sentence of Section 11.1, Section 11.5(c), Section 11.7(b), Section 11.16 and this sentence (and the definitions related thereto and any other provision of this Agreement to the extent that a waiver of such provision would modify the substance of the foregoing specified provisions) may not be waived in any manner that is adverse in any material respect to any Debt Financing Source without the prior written consent of such Debt Financing Source.

11.3 Survival. The representations and warranties of the Parties contained in or made pursuant to this Agreement shall terminate at the Closing and no claims shall be made against any Party for any breach thereof at or after the Closing. The covenants and agreements in this Agreement that by their terms apply or are to be performed in whole or in part after the Closing Date shall survive the Closing and remain in effect for the period provided in such covenants and agreements, if any, or if later, until fully performed. The covenants and agreements in this Agreement to be performed prior to the Closing Date shall terminate as of the Closing and no claims shall be made against either Party for any breach thereof that is discovered after the Closing, subject to the terms of the Separation Agreement. The Confidentiality Agreements shall survive the execution and delivery of this Agreement and any termination of this Agreement, and the provisions of the Confidentiality Agreements shall apply to all information and material furnished by any Party or its representatives thereunder or hereunder. Notwithstanding anything to the contrary herein, nothing in this Agreement shall preclude or limit a claim by any person for Fraud.

11.4 Entire Agreement; Counterparts; Electronic Exchanges. (a) This Agreement, (b) the other Transaction Documents, (c) any schedules, exhibits and amendments to any of the foregoing, and (d) the other agreements and documents referred to in any of the foregoing shall together constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and shall supersede all prior negotiations, agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided that the Confidentiality Agreements shall not be superseded and shall remain in full force and effect in accordance with its terms (it being understood that no provision in the Confidentiality Agreements shall limit any Party’s rights or remedies in the case of fraud). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. At the request of any Party, the other Party shall re-execute original forms thereof and deliver them to the requesting Party. No Party shall raise the use of electronic means to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation of a Contract and each such Party forever waives any such defense.

11.5 Applicable Law; Jurisdiction.

(a) This Agreement, and the formation, termination or validity of any part of this Agreement and all Actions (whether based in tort, contract or otherwise) arising out of or relating to the Transaction Documents, the Contemplated Transactions, the formation, breach, termination or validity of the Transaction Documents, the actions of Merger Partner, Remainco or Buyer or any of their respective Affiliates in the negotiation, administration, performance or enforcement of the Transaction Documents, shall in all respects be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each Party irrevocably and unconditionally submits for itself and its property in any Action (whether based in tort, contract or otherwise) arising out of or relating to the Transaction Documents, the Contemplated Transaction, the formation, breach, termination or validity of the Transaction Documents, the actions of Merger Partner, Remainco or Buyer or any of their respective Affiliates in the negotiation, administration, performance or enforcement of the Transaction Documents or the recognition and enforcement of any judgment with respect to the Transaction Documents, to the exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such Action, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have subject matter jurisdiction over such Action, any Delaware State court sitting in New Castle County, and appellate courts having jurisdiction of appeals from any of the foregoing. Any such Action may and shall be brought in such courts and each Party irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and shall not plead or claim the same. Service of process in any Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 11.8. Nothing in any of the Transaction Documents shall affect the right to effect service of process in any other manner permitted by the Laws of the State of Delaware.

(c) Notwithstanding anything to the contrary contained in this Agreement, each Party agrees that (i) it will not bring or support any Action against the Debt Financing Sources arising out of or relating to this

Agreement or any of the Contemplated Transactions, including any dispute relating to any Financing, in any forum other than the United States District Court for the Southern District of New York, or if that court does not have subject matter jurisdiction, in any New York state court located in, the Borough of Manhattan in the City of New York, New York; (ii) all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Debt Financing Sources arising out of or relating to this Agreement or any of the Contemplated Transactions, including any claims or causes of action relating to any Financing, shall be exclusively governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that it is understood and agreed that (A) the interpretation of the definition of Combined Company Material Adverse Effect and whether a Combined Company Material Adverse Effect has occurred, (B) the determination of the accuracy of any representations and warranties hereunder and whether as a result of any breach thereof Remainco, Spinco, Merger Partner, Buyer or Buyer Sub has the right (taking into account any applicable cure periods) to terminate its obligations under this Agreement or decline to consummate the Equity Sale or the Merger (in accordance with the terms hereof) as a result of a breach of such representations in this Agreement without any liability to such Person and (C) the determination of whether the Separation, the Equity Sale or the Merger has been consummated in accordance with the terms of the Separation Agreement or this Agreement, respectively, in each case shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any other jurisdiction); (iii) it will not bring or permit any of its controlled Affiliates to bring or support anyone else in bringing any such legal action in any other court; and (iv) the provisions of Section 11.13 relating to the waiver of jury trial shall apply to any Action described in clause (i) of this Section 11.5(c).

11.6 Disclosure Letters. The Remainco Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article II. The Merger Partner Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article III. The Buyer Disclosure Letter shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article IV. For purposes of this Agreement, (a) any disclosure set forth or deemed to be set forth in the Remainco Disclosure Letter with respect to any Section of this Agreement, in the Merger Partner Disclosure Letter with respect to any Section of this Agreement or in the Buyer Disclosure Letter with respect to any Section of this Agreement shall be deemed to be disclosed for purposes of other Sections of this Agreement to the extent that such disclosure sets forth facts in sufficient detail so that the relevance of such disclosure would be reasonably apparent to a reader of such disclosure; (b) matters reflected in any Section of the Remainco Disclosure Letter, the Merger Partner Disclosure Letter or the Buyer Disclosure Letter, respectively, are not necessarily limited to matters required by this Agreement to be so reflected, and such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature; (c) no reference to or disclosure of any item or other matter in the Remainco Disclosure Letter, the Merger Partner Disclosure Letter or the Buyer Disclosure Letter, respectively, shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Agreement; (d) all matters set forth in the Remainco SEC Documents (other than information set forth therein under the headings “Risk Factors” or “Forward-Looking Statements” and any other information or statement set forth therein that is primarily cautionary, predictive or forward-looking in nature) shall be deemed to be set forth in the Remainco Disclosure Letter; and (e) all matters set forth in the Merger Partner SEC Documents (other than information set forth therein under the headings “Risk Factors” or “Forward-Looking Statements” and any other information or statement set forth therein that is primarily cautionary, predictive or forward-looking in nature) shall be deemed to be set forth in the Merger Partner Disclosure Letter. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any contract, Law or Governmental Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. The Remainco Disclosure Letter and the Merger Partner Disclosure Letter shall each be delivered as of the date hereof, and no amendments or modifications thereto shall be made without the prior written consent of Buyer. Any purported update or modification to the Remainco Disclosure Letter or the Merger Partner Disclosure Letter after the date hereof without the prior written consent of Buyer shall be disregarded. The Buyer Disclosure Letter shall be delivered as of the date hereof, and no amendments or modifications thereto shall be made without the prior written consent of Remainco and Merger Partner. Any purported update or modification to the Buyer Disclosure Letter after the date hereof without the prior written consent of Remainco and Merger Partner shall be disregarded.

11.7 Assignability; No Third Party Rights.

(a) This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Parties, except that a Party may assign any of its rights under this Agreement and any other Transaction Document (i) as collateral security to a creditor, (ii) to one of its Affiliates; provided that no Party may assign this Agreement pursuant to this clause (ii) until after the Closing, or (iii)(A) to the acquirer of all or substantially all of its assets of such Party, (B) in the case of the Transaction Documents other than this Agreement, to the acquirer of any member of such Party’s Group or any lines of business of such Party or (C) in connection any merger or consolidation involving such Party; provided that in each case of clauses (A), (B) and (C), (I) no such assignment shall relieve such Party of any of its obligations and (II) no such assignment shall result in (1) any change to the sequencing of the Equity Sale and the Merger as set forth in Section 1.3 (i.e., that the Equity Sale shall be consummated prior to, but substantially concurrently with, the Merger Effective Time) or (2) the Surviving Corporation or any of its Subsidiaries owning any member of the Spinco Group or any member of the Spinco Group owning the Surviving Corporation or any of its Subsidiaries. Any attempted assignment or delegation of this Agreement or any of such rights or obligations by any Party in violation of this Agreement without the prior written consent of the other Parties shall be void and of no effect.

(b) Except (i) as provided in (A) Section 10.3(f)(i), Section 10.3(f)(ii), Section 10.3(g)(i), Section 10.3(g)(ii), the last sentence of Section 11.1, the last sentence of Section 11.2, Section 11.5(c), Section 11.16 and this sentence with respect to Debt Financing Sources, (B) in Section 10.3(g), Section 11.15 and Section 11.16 with respect to the Persons described therein and (C) in Section 6.10 with respect to D&O Indemnitees and (ii) from and after the Merger Effective Time, the right of each holder of shares of Merger Partner Common Stock or Merger Partner Equity Awards to receive the consideration set forth in Article I, including the Per Share Price and the payments contemplated by Section 1.6, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Without limiting the generality of the foregoing, the representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Any inaccuracies in or breaches of such representations or warranties are subject to waiver by the Parties in accordance with this Agreement without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation of risks associated with particular matters between the Parties regardless of the knowledge of a Party. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.

11.8 Notices. All notices, requests, consents, claims, demands and other communications under any of the Transaction Documents shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.8):

if to Merger Partner:

Everi Holdings Inc.

7250 South Tenaya Way, Suite 10

Attention: Randy L. Taylor, President and CEO; Kate Lowenhar-Fisher, EVP and Chief Legal Officer – General Counsel

Email: legalnotices@everi.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

11682 El Camino Real

Suite 200

San Diego, CA 92130 USA

Attention: Christian A. Salaman

E-mail: [*]

and

Pillsbury Winthrop Shaw Pittman LLP

725 South Figueroa Street

36th Floor

Los Angeles, CA 90017

Attention: Drew Simon-Rooke

E-mail: [*]

if to Remainco or Spinco:

International Game Technology PLC

c/o IGT Global Solutions Corporation

IGT Center

10 Memorial Boulevard

Providence, RI 02903-1125

Attention: General Counsel

Email: legalnotices@igt.com

or

Ignite Rotate LLC

c/o IGT Global Solutions Corporation

Attention: General Counsel

Email: legalnotices@igt.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Attention: Paul L. Choi, Scott R. Williams and Brent M. Steele

Email: [*], [*] and [*]

if to Buyer or Buyer Sub:

Voyager Parent, LLC

c/o Apollo Management X, L.P.

9 West 57th Street, 42nd Floor

New York New York 10019

Attention: Daniel Cohen, Partner

     James Elworth, General Counsel, Private Equity

Email:   [*]

       [*]

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Ross A. Fieldston

     Ian M. Hazlett

Email:   [*]

     [*]

Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that email with receipt confirmed mail to the notice parties set forth above shall be sufficient for any notices required pursuant to Section 5.5, Section 6.2(c) and Section 6.2(d).

11.9 Cooperation. From time to time following the Closing, Merger Partner, Remainco and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and such instruments, and shall take such reasonable actions as may be necessary or appropriate to make effective the Contemplated Transactions as may be reasonably requested by the other Party, in each case, subject to the terms of the Transaction Documents.

11.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Contemplated Transactions be consummated as originally contemplated to the greatest extent possible.

11.11 No Presumption Against Drafting Party. Each Party acknowledges that such Party has been represented by outside legal counsel in connection with the Transaction Documents and the Contemplated Transactions. Accordingly, any rule that would require interpretation of any claimed ambiguities in any of the Transaction Documents against the drafting party has no application and is expressly waived.

11.12 Rules of Construction. Interpretation of the Transaction Documents (except as specifically provided in any such Transaction Document, in which case such specified rules of construction shall govern with respect to such Transaction Document) shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to Articles, Sections, paragraphs, Exhibits and Schedules are references to the Articles, Sections, paragraphs, Exhibits and Schedules to the applicable Transaction Document unless otherwise specified; (c) references to “$” shall mean United States dollars; (d) the word “including” and words of similar import when used in the Transaction Documents shall mean “including without limiting the generality of the foregoing,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) the table of contents, articles, titles and headings contained in the Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of the Transaction Documents; (g) the Transaction Documents shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted; (h) the Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein; (i) unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (j) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein; (k) any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein; (l) any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section; (m) all time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day; (n) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise; (o) references to “assets” do not include individuals; (p) references to any Contract (including this Agreement) or Organizational Document are to the Contract or Organizational Document as amended, modified, supplemented or replaced from time to time, unless otherwise stated; (q) the failure to obtain any consent under any Contract of a commercial nature with a Governmental Authority, solely to the extent such failure does not constitute a violation of applicable Law, shall not be deemed to be the failure to obtain a Governmental Approval and shall not constitute a breach by any Party of its obligations under this Agreement or a failure of the closing conditions set forth in Section 7.2, Section 7.5, Section 8.2, Section 8.5, Section 9.2 or Section 9.5, respectively; (r) Remainco shall not be required to cause or attempt to cause Delta to take or refrain from taking any action; and (s) none of Merger Partner, Remainco or Spinco are making any representations or warranties relating to the Financing or any of the documents related thereto nor shall any of them have any obligations relating to the Financing other than as set forth in Section 6.8(d).

11.13 Waiver of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE CONTEMPLATED TRANSACTIONS, OR ITS PERFORMANCE UNDER OR THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS AND THE CONTEMPLATED TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVER IN THIS SECTION 11.13. EACH PARTY AGREES THAT ANY PARTY MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN THEM RELATING TO ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE CONTEMPLATED TRANSACTIONS.

11.14 Specific Performance.

(a) Each Party agrees that irreparable damage would occur if any of the covenants or obligations contained in this Agreement are not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to injunctive or other equitable relief to prevent or cure any breach by the other Party of its agreements, covenants or obligations contained in this Agreement and to specifically enforce such agreements, covenants and obligations in any court referenced in Section 11.5 having jurisdiction, such remedy being in addition to any other remedy to which such Party may be entitled at law or in equity. Each Party acknowledges and agrees that, in the event that any other Party seeks an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, the Party seeking an injunction will not be required to provide any bond or other security in connection with any such order or injunction. Each Party further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party further agrees that in the event of any action by any other Party for specific performance or injunctive relief, such Party will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief with respect to such breach or violation should not be available on the grounds that money damages are adequate or any other grounds. The pursuit of specific performance by Remainco or Merger Partner at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which Remainco or Merger Partner may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by Remainco and its shareholders or Merger Partner and its stockholders.

(b) Notwithstanding anything to the contrary contained in this Section 11.14 or elsewhere in this Agreement, neither Remainco nor Merger Partner shall be entitled to specific performance or any other equitable relief to cause Buyer to draw down proceeds of the Equity Financing, or to cause Buyer and Buyer Sub effect the Equity Sale in accordance with the Separation Agreement or the Merger and the Closing in accordance with Section 1.3, unless (i) all of the conditions in Article IX (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being capable of being satisfied at the Closing) have been and continue to be satisfied or waived, (ii) the Marketing Period has been completed, (iii) each of Merger Partner and Remainco has (A) confirmed to Buyer in writing that all of the conditions set forth in Article VII and Article VIII have been and continue to be satisfied (or are waived effective as of immediately prior to the Closing, but subject to the Closing occurring), (B) if specific performance is granted and the Equity Financing and the Debt Financing are funded, then Merger Partner or Remainco, as applicable, is ready, willing and able to consummate the Equity Sale and the Merger at the Closing, and (C) Merger Partner and Remainco, as applicable, will take such actions required by this Agreement and the Separation Agreement to cause the Closing to occur in accordance with its terms, (iv) the Debt Financing has been funded or will be funded at the Closing assuming the Equity Financing contemplated by the Equity Commitment Letters were to be funded at the Closing (provided that Buyer shall not be required to draw down the Equity Commitment Letter if the Debt Financing would not be funded even if Buyer were to draw down on the Equity Commitment Letter), and (v) Buyer and Buyer Sub have failed to consummate the Equity Sale and the Merger on the date by which the Equity Sale is required to have been consummated pursuant to the Separation Agreement and the Merger and the Closing is required to have been consummated pursuant to Section 1.3.

11.15 Disclaimer of Representations and Warranties.

(a) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE II (AS MODIFIED BY THE REMAINCO DISCLOSURE LETTER) ARTICLE III (AS MODIFIED BY THE MERGER PARTNER DISCLOSURE LETTER) AND ARTICLE IV (AS MODIFIED BY THE BUYER DISCLOSURE LETTER), NO PARTY IS MAKING ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE MEMBERS OF ITS GROUP, ITS RESPECTIVE BUSINESS OR THE PROBABLE SUCCESS OR PROFITABILITY THEREOF, THE

CONTEMPLATED TRANSACTIONS OR ANY OTHER RIGHTS OR LIABILITIES TO BE TRANSFERRED IN CONNECTION WITH CONTEMPLATED TRANSACTIONS OR PURSUANT TO ANY OF THE TRANSACTION DOCUMENTS. NO PARTY MAKES ANY REPRESENTATION OR WARRANTY AS TO NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER. EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE II (AS MODIFIED BY THE REMAINCO DISCLOSURE LETTER), ARTICLE III (AS MODIFIED BY THE MERGER PARTNER DISCLOSURE LETTER) AND ARTICLE IV (AS MODIFIED BY THE BUYER DISCLOSURE LETTER), AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS THAT IT IS RELYING ON OR HAS RELIED UPON ANY OTHER REPRESENTATION, WARRANTY OR OTHER STATEMENT OF FACT OR OPINION, AND ACKNOWLEDGES AND AGREES THAT IT IS NOT ENTITLED TO RELY UPON, AND THAT IT HAS SPECIFICALLY DISCLAIMED AND DOES SPECIFICALLY DISCLAIM, ANY OTHER REPRESENTATION, WARRANTY OR OTHER STATEMENT OF FACT OR OPINION MADE BY ANY PERSON. EACH PARTY FURTHER SPECIFICALLY DISCLAIMS ANY OBLIGATION OR DUTY BY ANY PERSON TO MAKE ANY DISCLOSURES OF FACT NOT REQUIRED TO BE DISCLOSED PURSUANT TO THE EXPRESS TERM AND CONDITIONS OF THE TRANSACTION DOCUMENTS.

(b) Each Party acknowledges that in connection with each Party’s investigation of the other Party’s respective business, each Party has received or may receive certain projections, including projected statements of operating revenues and income from operations of the other Party’s respective businesses, cost estimates and certain business plan information. Each Party agrees that is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, other forecasts, summaries, plans and presentations so furnished to it, whether orally or in writing or in materials made available in any “data room” (virtual or otherwise), including the reasonableness of the assumptions underlying such estimates, projections and forecasts. Accordingly, no other Party nor any of such other Party’s respective Affiliates or Representatives or any other Person is making any representation or warranty with respect to any estimates, projections, other forecasts, summaries, plans or presentations, including the reasonableness of the assumptions underlying such estimates, projections, other forecasts, summaries, plans or presentations, and each Party hereby disclaims any reliance on such estimates, projections, other forecasts, summaries, plans and presentations and agrees that it has not relied thereon.

(c) Notwithstanding the foregoing, nothing in this Section 11.15 shall limit either Parties’ rights and remedies for Fraud with respect to the representations and warranties made in Article II, Article III or Article IV.

11.16 Non-Recourse. Notwithstanding anything to the contrary in this Agreement, each Party agrees, on behalf of itself and its Related Parties, that this Agreement and the other Transaction Documents may only be enforced against, and any Action (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any breach (whether willful, intentional (including an Intentional Breach), unintentional or otherwise), Loss, Liability, damage or otherwise in connection with, relating to or arising out of any Transaction Claims may only be brought against the Entities that are expressly named as parties hereto or thereto and then only with respect to the specific obligations set forth herein or therein with respect to such party, and solely in accordance with, and subject to the terms and conditions of, this Agreement or such other Transaction Document, as applicable. Notwithstanding anything to the contrary in this Agreement, no Debt Financing Source, Related Party or Affiliate of Buyer, Buyer Sub, a Guarantor, Remainco or Merger Partner, or any former, current or future officers, employees, directors, partners, shareholders, equity holders, managers, members, clients, attorneys, agents, advisors or other Representatives of a Debt Financing Source, Buyer, Buyer Sub, a Guarantor, Remainco or Merger Partner or of any such Affiliate (each, other than Buyer, Buyer Sub, a Guarantor, Remainco or Merger Partner, a “Non-Recourse Party”) shall have any Liability for any Liabilities of any Party hereto or thereto under this Agreement or any Transaction Document or for any Action (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) in connection with, relating to or arising out of any of the Transaction Claims, other than the obligations of the Guarantors solely in accordance with, and subject to the terms and conditions of, the Guaranty, provided that this sentence shall not (a) limit Remainco and Merger Partner’s rights to specific performance in accordance with Section 11.14 or the Equity Commitment Letter, (b) limit the rights or Liabilities of any Person (including Non-Recourse Party) with respect to any Transaction Document to which they are a party or (c) limit the rights that the Buyer or any Buyer Related Party may assert against any Debt Financing Source pursuant to the terms and conditions of the Debt Financing, the Debt Commitment Letter or any Alternative Debt Commitment Letter. In furtherance and not in limitation of the foregoing, (i) each of Remainco and Merger Partner covenants, agrees and acknowledges that no recourse under this Agreement or any other Transaction Document or any other agreement referenced herein or therein or in connection with any of the Contemplated Transactions shall be sought or had against any Buyer or any of Buyer, Buyer Sub, the Guarantors or any Buyer Non-Recourse Party except for the Buyer Permitted Claims, subject to the applicable limitations thereof, and (ii) each of Buyer and Buyer Sub covenants, agrees and acknowledges that no recourse under this Agreement or any other Transaction Document or any other agreement referenced herein or therein or in connection with any of the Contemplated Transactions shall be sought or had (including, after Closing, by any member of the Merger Partner Group or any member of the Spinco Group) against any member of the Remainco Group or the Merger Partner Group or any Non-Recourse Party of Remainco, Spinco or Merger Partner except for the Seller Permitted Claims, subject to the applicable limitations thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

EVERI HOLDINGS INC.

By:	/s/ Randy L. Taylor
Name:	Randy L. Taylor
Title:	Chief Executive Officer

[Signature page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

INTERNATIONAL GAME TECHNOLOGY PLC

By:	/s/ Vincent L. Sadusky
Name:	Vincent L. Sadusky
Title:	Chief Executive Officer

IGNITE ROTATE LLC

By:	/s/ Massimiliano Chiara
Name:	Massimiliano Chiara
Title:	Executive Vice President and Chief Financial Officer

[Signature page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

VOYAGER PARENT, LLC

By:	/s/ Daniel Cohen
Name:	Daniel Cohen
Title:	Vice President, Secretary and Treasurer

VOYAGER MERGER SUB, INC.

By:	/s/ Daniel Cohen
Name:	Daniel Cohen
Title:	Vice President, Secretary and Treasurer

[Signature page to Agreement and Plan of Merger]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“Acquisition Inquiry” means any inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Buyer to Merger Partner) that would reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by Buyer to Merger Partner) contemplating or otherwise relating to any Acquisition Transaction.

“Acquisition Transaction” with respect to an Entity means any transaction or series of transactions (other than the Contemplated Transactions) involving, directly or indirectly. (a) any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, amalgamation, scheme of arrangement, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction, (i) in which such Entity or any of its Subsidiaries is a constituent corporation and which would result in a third party, or the equityholders of that third party, beneficially owning twenty percent (20%) or more of any class of equity or voting securities of such Entity or the Entity resulting from such transaction or the parent of such Entity; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of such Entity; or (iii) in which such Entity issues securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of such Entity; (b) any sale, lease, exchange, transfer, exclusive license, acquisition or disposition of any business or businesses or assets of such Entity or its Subsidiaries that constitute or account for twenty percent (20%) or more of the consolidated net revenues, or consolidated net income for the twelve (12) full months immediately prior to the receipt of the related Acquisition Proposal or twenty percent (20%) or more of the fair market value of the consolidated assets of such Entity and its Subsidiaries, taken as a whole; (c) any issuance, sale or other disposition, directly or indirectly, to any Person (or the equityholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power of such Entity; or (d) any liquidation or dissolution of such Entity. No Excluded Transaction shall be considered an Acquisition Transaction.

“Action” shall have the meaning set forth in the Separation Agreement.

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided that (a) Delta shall be considered an Affiliate of the members of the Remainco Group only for purposes of (i) Section 5.5(h), Section 10.3(d), Section 11.1, Section 11.7(b), Section 11.15 and Section 11.16 and to the extent the context requires, any related definitions and (ii) Article III of the Separation Agreement, but shall not be considered an Affiliate of any member of the Remainco Group for purposes of any other provisions of any of the Transaction Documents, (b) after the Closing, solely for purposes of the Transaction Documents, (i) none of members of the Spinco Group shall be deemed to be an Affiliate of any member of the Remainco Group and (ii) none of the members of the Remainco Group shall be deemed to be an Affiliate of any member of the Spinco Group, (c) prior to the Merger Effective Time, in no event shall any member of the Spinco Group or any member of the Merger Partner Group be considered an Affiliate of Buyer, Buyer Sub, any Guarantor or any of their respective Affiliates, (d) in no event shall any AGM Person be considered an Affiliate of Buyer or Buyer Sub other than for purposes of (i) the foregoing clause (c), (ii) the definitions of “AGM Person,” “Buyer Related Parties,” “Non-Recourse Party,” “Third Party,” (solely, in the case of the definition of Third Party, in connection with such term’s use in Section 5.5(c) and Section 5.5(d) and the definition of “Merger Partner Superior Proposal”), Section 2.25, Section 3.26, Section 4.8, Section 5.5(h), Section 6.1, Section 6.3(c), Section 6.3(d), Section 6.3(e), Section 6.4, Section 6.9(c), Section 10.2, Section 10.3(c), Section 10.3(d), Section 10.3(g), Section 11.1, Section 11.7(b), Section 11.15 and Section 11.16

and to the extent the context requires, any related definitions, and (iii) Section 3.4 and the definition of “Buyer Indemnified Parties” in the Separation Agreement, and (e) for all purposes of this Agreement, in no event shall any AGM Person be considered an Affiliate of any Buyer Required Gaming Licensee or Buyer Regulatory Affiliate (other than as contemplated by clause (d)).

“AGM Person” means each of (a) Apollo Global Management, Inc. and its Subsidiaries, (b) any portfolio company, investment fund, account or other vehicle affiliated with, managed by or advised by Apollo Global Management, Inc. or its Subsidiaries or Affiliates and (c) any direct or indirect equity holder, partner (including any limited partner), officer, director, member or manager of any of the foregoing.

“Anti-Corruption Laws” means all applicable Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act of 2010.

“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act, the Federal Trade Commission Act, and all other domestic or foreign Laws passed by a domestic or foreign Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Gaming Laws” means the Gaming Laws of the jurisdictions set forth on Schedule C-2.

“Asset” shall have the meaning set forth in the Separation Agreement.

“Assume”, “Assumed” and “Assumption” shall have the meanings set forth in the Separation Agreement.

“Benefit Arrangement” shall have the meaning set forth in the Employee Matters Agreement.

“Business Day” shall have the meaning set forth in the Separation Agreement.

“Buyer Confidentiality Agreements” means, collectively, (a) that certain letter agreement dated June 26, 2023, between Remainco and Apollo Management X, L.P., as amended by that certain letter agreement, dated July 26, 2024, between Remainco and Apollo Management X, L.P., (b) that certain Clean Team Agreement, dated September 11, 2023, between Remainco and Apollo Management X, L.P., (c) that certain letter agreement dated April 10, 2024 between Merger Partner and Apollo Management X, L.P., as amended by that certain letter agreement, dated July 26, 2024, between Merger Partner and Apollo Management X, L.P. and (d) that certain Clean Team Agreement, dated May 22, 2024, between Merger Partner and Apollo Management X, L.P.

“Buyer Disclosure Letter” means the Buyer Disclosure Letter that has been prepared by Buyer and that has been delivered by Buyer to Remainco and Merger Partner concurrently with the execution of this Agreement.

“Buyer Group” shall have the meaning set forth in the Separation Agreement.

“Buyer Material Adverse Effect” means any Effect that, individually or in the aggregate, has or would reasonably be expected to prevent or materially interfere with, materially impair or materially delay the Closing or the ability of Buyer or any Buyer Party to consummate the Equity Sale, the Merger or the Closing.

“Buyer Party” means each of Buyer and Buyer Sub.

“Buyer Regulatory Affiliates” means, collectively, (a) the Buyer Licensing Group and (b) the Ultimate Parent Entity of Buyer for purposes of the HSR Act or, for purposes of the obligations to make Antitrust Filings or FDI Filings, any other Affiliate of such Ultimate Parent Entity or the Guarantors that is required to make any

Exhibit A - 2

such filing (but solely in the case of this clause (b) for purposes of making any such filing and providing information in connection therewith and not for purposes of any other representation, warranty covenant or agreement in this Agreement).

“Buyer Related Parties” means, collectively, Buyer, Buyer Sub, the Buyer Regulatory Affiliates, the Buyer Required Gaming Licensees, any Guarantor, any of their respective Affiliates, any of their and their Affiliates’ respective direct or indirect current, former or future equityholders, partners, members, officers, directors, managers, employees and other Representatives, and their respective assignees.

“Buyer Required Gaming Licensees” means (a) AP X Voyager VoteCo, LLC, a Delaware limited liability company (“VoteCo”), and any Entity controlled, directly or indirectly, by VoteCo that, directly or indirectly, owns or as of the Closing will own, any Equity Interests of Buyer (the “Buyer Licensing Group”), (b) the Persons set forth on Schedule 1 of the Buyer Disclosure Letter, (c) the directors, officers, employees and managers (in their capacities as such) of any member of the Buyer Group (as constituted prior to the Closing) or the Buyer Licensing Group, or (d) any natural person selected by Buyer, in its sole discretion, to (i) replace any of the foregoing (in which case the natural person being replaced shall thereafter no longer be deemed a Buyer Required Gaming Licensee) or (ii) serve as a director, manager, officer or employee of the Buyer Group, the Spinco Group or the Merger Partner Group following the Closing (but, with respect to this clause (d), solely to the extent any such individuals have actually been identified to Remainco and Merger Partner by Buyer as such), in each case of clauses (a), (b), (c) or (d), solely to the extent such Persons are be required to be licensed by or obtain any qualification, approval or suitability determinations by or from any Gaming Authority in connection with the Contemplated Transactions.

“Change in Law” means the adoption, promulgation, modification, interpretation, reinterpretation or change in the enforcement of any Law or Governmental Order that occurs subsequent to the date hereof.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any similar state or local Law.

“Code” means the U.S. Internal Revenue Code of 1986.

“Combined Company” means, collectively, as of immediately following the consummation of the Contemplated Transactions, Buyer, the Surviving Corporation and its Subsidiaries and Spinco and its Subsidiaries.

“Combined Company Business” means, collectively, the Merger Partner Business and the Spinco Business.

“Combined Company Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on the business, assets, financial condition, results of operations or cash flows of the Combined Company Business, taken as a whole; provided that in no event shall any Effects to the extent directly or indirectly resulting from or arising out of any of the following be deemed to constitute, or be taken into account in determining whether there has occurred, a Combined Company Material Adverse Effect: (a) general economic, financial, credit, regulatory or political conditions or any conditions generally affecting any of the foregoing or affecting any segment of the industries or any regions in which the Combined Company Business operates; (b) any changes in the United States or global economy or the economy of any other jurisdiction or region or any changes in any capital, credit or financial markets in the United States or any other jurisdiction or region (including interest rate and exchange rate changes, inflationary matters or tariffs or trade wars); (c) any Change in Law applicable to the Combined Company Business, in each case of clauses (a) through (c), not having a materially disproportionate effect on the Combined Company Business, relative to other participants in the industry in which the Combined Company

Exhibit A - 3

Business operates; (d) change in GAAP or the accounting principles, practices or policies of any member of the Combined Company or the enforcement or interpretation thereof; (e) the execution, announcement or pendency of any of the Transaction Documents, the consummation of any of the Contemplated Transactions or the performance of the obligations of the Combined Company under, any of the Transaction Documents (including compliance with the terms of any of the Transaction Documents), including any adverse changes in the Combined Company Business’s relationship with its employees, customers, partners, Governmental Authorities, suppliers or vendors; (f) actions taken or omitted with Buyer’s consent or at Buyer’s request; (g) any acts of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami, or other natural disasters; (h)(i) any hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions or civil unrest, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions or civil unrest or any disease, outbreak, pandemic, epidemic or the worsening thereof or (ii) any actual or potential, complete or partial, sequester, stoppage, shutdown, default or similar event or occurrence by or involving or affecting any Governmental Authority, in each case of subclauses (i) and (ii), not having a materially disproportionate effect on the Combined Company Business, relative to other participants in the industry in which the Combined Company Business operates; (i) any failure by the Combined Company or the Combined Company Business to meet any internal or published projections, forecasts of revenues, earnings, or other measures of financial or operating performance for any period; provided that the underlying causes of any such failure shall not be deemed excluded from consideration in determining whether a Combined Company Material Adverse Effect has occurred or would be reasonably likely to occur solely as a result of this clause (i) and to the extent not otherwise excluded by this definition; (j) COVID-19 to the extent not having a materially disproportionate effect on the Combined Company Business, relative to other participants in the industry in which the Combined Company Business operates; (k) changes in the trading price or trading volume of Remainco Ordinary Shares or Merger Partner Common Stock; provided that the underlying causes of any such changes shall not be deemed excluded from consideration in determining whether a Combined Company Material Adverse Effect has occurred or would be reasonably likely to occur solely as a result of this clause (k) and to the extent not otherwise excluded by this definition; or (l) any stockholder or derivative litigation (or equivalent) arising from or relating to this Agreement or the Contemplated Transactions.

“Companies Act” means the United Kingdom Companies Act of 2006.

“Compliant” means, with respect to the Required Spinco Financial Information and the Required Merger Partner Financial Information, as applicable, that (a) such Required Spinco Financial Information and such Required Merger Partner Financial Information, as applicable, does not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary to make such Required Spinco Financial Information and Required Merger Partner Financial Information, respectively, in the light of the circumstances under which the Required Spinco Financial Information and the Required Merger Partner Financial Information were provided, not misleading; (b) such Required Spinco Financial Information and such Required Merger Partner Financial Information, as applicable, is, and remains throughout the Marketing Period, compliant in all material respects with all requirements of Regulation S-K and Regulation S-X under the Securities Act for offerings of debt securities on a registration statement on Form S-1 for a non-reporting company, subject to customary exceptions for an offering of debt securities pursuant to Rule 144A (including the exceptions in the definitions of “Required Merger Partner Financial Information” and “Required Spinco Financial Information”); (c) the independent auditors for the Spinco Business or the Spinco Group (as applicable) and the independent auditors for Merger Partner, as applicable, have not withdrawn any audit opinion with respect to any financial statements contained in the Required Spinco Financial Information and the Required Merger Partner Financial Information, respectively; (d) with respect to any interim financial statements, such interim financial statements have been reviewed by the independent auditors for the Spinco Business or the Spinco Group (as applicable) and the independent auditors of Merger Partner, as applicable, as provided in the procedures specified by the PCAOB in AU 722 or any similar provision; and (e) the financial statements and other financial information included in such Required Spinco Financial Information and such Required Merger Partner Financial Information are, and remain throughout the Marketing Period, of a date sufficient to permit (i) a registration statement on Form S-1 using such financial statements and financial information to be declared effective by the SEC on the last day of

Exhibit A - 4

the Marketing Period and (ii) the Debt Financing Sources (including underwriters, placement agents or initial purchasers) to receive customary comfort or similar agreed upon procedures letters from the independent auditors for the Spinco Business or the Spinco Group (as applicable) and the independent auditors for Merger Partner on the applicable financial statements and financial information contained in or incorporated by referenced into any offering memoranda or similar disclosure document, including as to customary negative assurances and change period, to consummate any applicable offering of debt securities, subject to completion by such auditors of customary procedures relating thereto.

“Confidentiality Agreements” means, collectively, (a) that certain letter agreement, dated December 20, 2023, between Remainco and Merger Partner, (b) that certain Clean Team Agreement, dated September 13, 2023, between Remainco and Merger Partner, as amended by that certain Clean Team Agreement, dated December 28, 2023, between Remainco and Merger Partner, (c) that certain Clean Team Agreement, dated December 28, 2023, between Remainco and Merger Partner and (d) the Buyer Confidentiality Agreements.

“Consent” shall have the meaning set forth in the Separation Agreement.

“Contemplated Transactions” means the Separation, the Equity Sale, the Merger, the Financing and the other transactions contemplated by the Transaction Documents; provided that (a) for purposes of all of the Transaction Documents other than this Agreement, the Contemplated Transactions shall not include the Financing, and (b) for purposes of Articles II and ARTICLE III, the Contemplated Transactions shall not include the Financing.

“Contract” shall have the meaning set forth in the Separation Agreement.

“Control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled,” “Controlled by,” “under common Control with” and “Controlling” shall have correlative meanings.

“COVID-19” means SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), coronavirus disease, or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“Credit Support Instrument” shall have the meaning set forth in the Separation Agreement.

“Data Processor” means a natural or legal Person, public authority, agency or other body that Processes Personal Data on behalf of, at the direction of, or while providing services to, a third person.

“Debt Financing Sources” means the financial institutions identified in the Debt Commitment Letter, together with each other Person that commits to provide or otherwise provides the Debt Financing, whether by joinder to the Debt Commitment Letters or otherwise. Notwithstanding anything to the contrary contained in this Agreement, Buyer, the Guarantors and their respective Affiliates shall not be considered Debt Financing Sources.

“Delta” means De Agostini S.P.A., a società per azioni organized under the laws of Italy.

“Delta Support Agreement” means that certain Voting and Support Agreement, dated as of February 28, 2024, by and among Merger Partner, Remainco, Spinco and Delta.

“DGCL” means the Delaware General Corporation Law.

“DOL” means the U.S. Department of Labor.

“Effect” means any effect, change, event, development, occurrence or circumstance.

Exhibit A - 5

“Employee Matters Agreement” shall have the meaning set forth in the Separation Agreement.

“Encumbrance” shall have the meaning set forth in the Separation Agreement.

“Entity” shall have the meaning set forth in the Separation Agreement.

“Environmental Laws” means all applicable Law relating to pollution or protection of the environment, including any such Law relating to the generation, use, handling, transportation, treatment, storage, disposal, remediation, or Release of, or exposure to Hazardous Materials.

“Environmental Permit” means any Permit required pursuant to Environmental Laws.

“Equity Interests” shall have the meaning set forth in the Separation Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means with respect to any Person, any other Person or trade or business (whether or not incorporated) under common control with such first Person within the meaning of Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities and Exchange Act of 1934.

“Excluded Matter” means any Excluded Transaction, any Excluded Transaction Inquiry or any Excluded Transaction Proposal.

“Excluded Transaction” means any transaction or series of transactions (other than the Contemplated Transactions) involving, directly or indirectly, (a) any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, amalgamation, scheme of arrangement, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction, (i) in which any member of the Remainco Group would acquire or become owners of Equity Interests of any Entity in exchange for cash, Equity Interests of any member of the Remainco Group (other than any member of the Spinco Group), any Remainco Retained Assets or a combination thereof; (ii) to which any member of the Remainco Group (other than any member of the Spinco Group) is a party or a constituent Entity and which would result in a Third Party, or the equityholders of that Third Party, acquiring or owning Equity Interests of any member of the Remainco Group (other than any member of the Spinco Group), the new parent of the Remainco Group or the Entity resulting from such transaction; or (iii) in which Remainco issues Equity Interests or other securities; (b) any sale, lease, exchange, transfer, exclusive license, acquisition or disposition (i) by any member of the Remainco Group of the Remainco Retained Business, any Remainco Retained Assets or Equity Interests of any member of the Remainco Group (other than a member of the Spinco Group) or (ii) by any Entity to any member of the Remainco Group (other than any member of the Spinco Group) of any business or assets of such Entity or its Subsidiaries; (c) any issuance, sale or other disposition, directly or indirectly, to any Person or Persons of Equity Interests of Remainco; or (d) any members of the Remainco Group that would otherwise constitute an Acquisition Transaction (without regard to the percentages in the definition of Acquisition Transaction); provided that the definitive agreement for such transaction includes an acknowledgement and agreement from all parties thereto that it will not be a breach of such definitive agreement for the Contemplated Transactions to be consummated if the conditions to Closing in Article VII, Article VIII and Article IX are satisfied or waived in accordance with the terms of this Agreement prior to the Outside Date; provided that (A) if such transaction described in any of clause (a) through (d) would result in a new parent Entity owning all of the Remainco Ordinary Shares or Remainco combining directly with another Entity such that there is a new resulting Entity, such new parent Entity or resulting Entity will, upon consummation of such transaction, expressly assume all of the obligations of Remainco under this Agreement and all of the other Transaction Documents, and (B) such transaction described in any of clause (a) through (d) (1) is not conditioned on the termination, waiver,

Exhibit A - 6

modification or amendment of any of the Transaction Documents or any of their respective terms, and (2) would not reasonably be expected to prevent, materially delay, materially interfere with or materially impair the Closing.

“Excluded Transaction Inquiry” means an inquiry, indication of interest or request for information that would reasonably be expected to lead to an Excluded Transaction Proposal.

“Excluded Transaction Proposal” means any offer or proposal contemplating or otherwise relating to any Excluded Transaction.

“Existing Commitment Documents” means, collectively, (a) that certain Amended and Restated Commitment Letter, dated as of March 29, 2024, by and among Merger Partner, Spinco and the Commitment Parties (as defined therein), (b) that certain Amended and Restated Fee Letter, dated as of March 29, 2024, by and among Merger Partner, Spinco and the Commitment Parties, (c) that certain Amended and Restated Fee Credit Letter, dated as of March 29, 2024, by and among Merger Partner, Spinco and the Commitment Parties, (d) that certain Amended and Restated Engagement Letter, dated as of March 29, 2024, by and among Merger Partner, Spinco and the commitment parties party thereto, and (e) any other fee letters and/or side letters by and among Merger Partner, Spinco and the applicable Commitment Parties entered into in connection with the Amended and Restated Commitment Letter specified in clause (a) above.

“FCRA” means the federal Fair Credit Reporting Act, 15 U.S.C §§ 1681-1681x, Regulation V of the Consumer Financial Protection Bureau, 12 C.F.R. part 1022, and any Law applicable to a consumer reporting agency.

“FDI Laws” means all applicable Laws designed or intended to prohibit, restrict or regulate foreign investment.

“Financial Services Laws” means, with respect to the Merger Partner Business and the members of the Merger Partner Group, all applicable Laws dealing with, among other things, anti-money laundering and sanctions, Money Services Laws, automated teller machine operations, credit reporting, debt collection, consumer financial services and related privacy regulations, funds dispensed operations, network and card association regulations and similar international financial services regulations, including all Laws described in Item 1 of Merger Partner’s Report on Form 10-K for the year ended December 31, 2023 under the subheading “Financial Services Regulation”

“Fraud” means, with respect to a Party, common law fraud of a representation or warranty in the Merger Agreement or any of the other Transaction Documents executed as of the date hereof and any certificate delivered pursuant to Section 7.6, Section 8.6 or Section 9.6 of the Merger Agreement involving an actual and intentional misrepresentation made by such Party with actual knowledge of its falsity and made for the purpose of inducing the other Parties to act, and upon which the other Parties justifiably relies with resulting Losses. Fraud shall not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentation or any tort based on negligence or recklessness.

“GAAP” means the accounting principles and practices generally accepted in the United States in effect at the date of determination or the date of the financial statement to which it refers, as the case may be, consistent with historical practices as applied in the preparation of the financial statements of Merger Partner, in the case of Merger Partner, or, with respect to the Spinco Business Financial Statements, consistent with historical practices as applied in the preparation of the financial statements of Remainco, in the case of Spinco.

“Gaming Approvals” means the licenses, findings of suitability, approvals, consents, registrations, declarations, notices or filings required to be made or obtained under any Gaming Laws.

Exhibit A - 7

“Gaming Authority” means any Governmental Authority with regulatory control and authority or jurisdiction over the manufacture, sale, lease, distribution or operation of gaming, gambling or betting devices or equipment, the design, ownership, operation or distribution of internet, online, interactive or mobile gaming, gambling or betting services or products, the ownership or operation of any casino or any other gaming, gambling or betting activities and operations.

“Gaming Laws” means all applicable Laws governing or relating to the manufacture, sale, distribution or operation of gaming, gambling or betting equipment, the design, operation or distribution of internet gaming, gambling or betting services or products, the ownership or operation of any casino, or online gaming, gambling or betting products and services or other gaming, gambling or betting activities and operations of such Person and its Subsidiaries, including, the rules and regulations established by any Gaming Authority.

“Gaming Licensees” means, collectively, the Merger Partner Required Gaming Licensees, the Spinco Business Required Gaming Licensees and the Buyer Required Gaming Licensees.

“Ghostbusters Sublicensing Agreement” shall have the meaning set forth in the Separation Agreement.

“Governmental Approvals” means any consent, approval, clearance, license, permit, order, qualification, authorization of, or registration, waiver or other action by any Governmental Authority, including (a) the expiration or termination of any waiting periods under the HSR Act, other Antitrust Laws or FDI Laws, (b) the Gaming Approvals and (c) the Financial Services Approvals.

“Governmental Authority” shall have the meaning set forth in the Separation Agreement.

“Governmental Order” shall have the meaning set forth in the Separation Agreement.

“Group” shall have the meaning set forth in the Separation Agreement.

“Group Relief” shall have the meaning set forth in the Tax Matters Agreement.

“Guarantors” means Apollo Investment Fund X, L.P., Apollo Overseas Partners (Delaware 892) X, L.P., Apollo Overseas Partners (Delaware) X, L.P., Apollo Overseas Partners (Lux) X, SCSp and Apollo Overseas Partners X, L.P.

“Hazardous Materials” means any chemical, material, substance or waste that is defined or classified as hazardous or toxic, or as a “pollutant” or “contaminant” under any Environmental Law, including petroleum or petroleum products, asbestos and asbestos containing materials, polychlorinated biphenyls, and per- and polyfluoroalkyl substances, and any other chemical, material, substance, or waste that is regulated pursuant to Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” shall have the meaning set forth in the Separation Agreement; provided that, for purposes of this Agreement, “Indebtedness” shall not include (a) trade payables, (b) obligations with respect to the unpaid portion of any royalty payments arising out of the Sony License Agreement (as defined in the Separation Agreement), (c) obligations relating to any jackpot Liabilities or Contract or any obligations relating to Credit Support Instruments, or (d) obligations related to any lease that is or is required to be accounted for as an operating lease.

“Information” means information in written, oral, electronic or other tangible or intangible form, stored in any medium, including studies, reports, records, books, Contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes,

Exhibit A - 8

samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data, but in any case excluding back-up tapes.

“Inside Date” means the date following the date on which all of the Applicable Gaming Approvals have been received that is the earlier of (a) three (3) Business Days following the date on which all of the Gaming Approvals listed on Schedule C-2 have been received and (b) the later of (i) May 26, 2025 and (ii) the earlier of (A) two (2) months following the date on which all of the Applicable Gaming Approvals have been received and (B) October 20, 2025. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Inside Date be later than October 20, 2025.

“Inside Date Marketing Period Start Date” means the earlier of (i) the occurrence of the Inside Date and (ii) the date that is 13 Business Days prior to the latest date upon which the Inside Date may occur in accordance with the definition thereof.

“Insurance Policies” shall have the meaning set forth in the Separation Agreement.

“Intellectual Property” shall have the meaning set forth in the Separation Agreement.

“Intellectual Property License Agreement” shall have the meaning set forth in the Separation Agreement.

“Intentional Breach” means any material breach by a Party hereto of a representation, warranty, agreement or covenant contained in any of the Transaction Documents which the breaching party knew or should have known such action or omission would constitute a breach or violation of such representation, warranty, agreement or covenant.

“International Trade Laws” means (a) all applicable Laws imposing financial and trade sanctions administered by the U.S. Treasury Department Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, His Majesty’s Treasury, the European Union and its Member States, Canada, or Mexico and (b) all applicable Laws and regulations relating to anti-boycott and the import, export, re-export, or transfer of goods, software, or technology of the United States, the United Kingdom, the European Union and its Member States, Canada, and Mexico, including the U.S. Department of Commerce’s Bureau of Industry and Security and the UK Department for International Trade’s Export Control Joint Unit.

“IP License and Technology Agreements” means the Ghostbusters Sublicensing Agreement, the Intellectual Property License Agreement, the Jumanji Sublicensing Agreement, the Software License and Support Agreement in favor of the Remainco Group, the Software License and Support Agreement in favor of the Spinco Group, the Vanna White Sublicensing Agreement, the Wheel of Fortune Sublicensing Agreement and the Whitney Houston Sublicensing Agreement.

“IRS” shall have the meaning set forth in the Tax Matters Agreement.

“Jumanji Sublicensing Agreement” shall have the meaning set forth in the Separation Agreement.

“Knowledge of Remainco” or a similar phrase means the actual knowledge after reasonable inquiry of the Persons set forth on Schedule A.

“Knowledge of Merger Partner” or a similar phrase means the actual knowledge after reasonable inquiry of the Persons set forth on Schedule B.

“Law” shall have the meaning set forth in the Separation Agreement.

Exhibit A - 9

“Liabilities” shall have the meaning set forth in the Separation Agreement.

“Lookback Date” means January 1, 2022.

“Losses” means any and all losses, costs, charges, settlement payments, awards, judgements, fines, penalties, damages, expenses (including reasonable attorneys’, actuaries’, accountants’ and other professionals’ fees, disbursements and expenses), liabilities, claims or deficiencies of any kind.

“Made Available” or “Make Available” means that (a) with respect to any information, document or other material to which Remainco has given Merger Partner, Buyer or their respective Representatives access, either (i)(A) such information, document or material was made available by Remainco for review by Merger Partner, Buyer or their respective Representatives at least twenty-four (24) hours prior to the execution of this Agreement in the virtual data room maintained by Remainco on the data site hosted by SmartRoom in connection with the Contemplated Transactions (it being understood that a document that was only made available for review in the virtual data room in the twenty-four (24) hours prior to the execution of this Agreement shall only be deemed to have been made available if Remainco shall have promptly notified Merger Partner, Buyer or their respective outside legal counsel that such document was uploaded to the virtual data room) or (B) Merger Partner, Buyer or their respective Representatives had access to such information, document or material by such time or (ii) that such information was filed by Remainco with the SEC prior to the date hereof and was, as of the date hereof and at least twenty-four (24) hours prior to the execution of this Agreement, publicly available on the SEC’s EDGAR database; (b) with respect to any information, document or other material to which Merger Partner has given Remainco, Buyer or their respective Representatives access, either (i) (A) such information, document or material was made available by Merger Partner for review by Remainco, Buyer or their respective Representatives at least twenty-four (24) hours prior to the execution of this Agreement in the virtual data room maintained by Merger Partner on the data site hosted by Datasite in connection with the Contemplated Transactions (it being understood that a document that was only made available for review in the virtual data room in the twenty-four (24) hours prior to the execution of this Agreement shall only be deemed to have been made available if Merger Partner shall have promptly notified Remainco, Buyer or their respective outside legal counsel that such document was uploaded to the virtual data room) or (B) Remainco, Buyer or their respective Representatives had access to such information, document or material by such time or (ii) that such information was filed by Merger Partner, with the SEC prior to the date hereof and was, as of the date hereof at least twenty-four (24) hours prior to the execution of this Agreement, publicly available on the SEC’s EDGAR database; and (c) with respect to any information, document or other material to which Buyer has given Remainco, Merger Partner or their respective Representatives access, either (i)(A) such information, document or material was made available by Buyer for review by Remainco, Merger Partner or their respective Representatives at least twenty-four (24) hours prior to the execution of this Agreement and (B) Remainco, Merger Partner or their respective Representatives had access to such information, document or material by such time.

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” or “worm” (as such terms are commonly understood in the Software industry) or any other code designed to disrupt, disable, harm or interfere with, in any material manner, the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (b) damaging or destroying any data or file without the user’s consent.

“Marketing Period” means the first period of thirteen (13) consecutive Business Days commencing after (a) the date that is the later of (I) the date on which all conditions to the Closing shall have been satisfied or waived (other than those conditions which by their nature are to be satisfied at the Closing, each of which is, as of such date, capable of being satisfied if the Closing were to occur at such time) and (II) if the Inside Date has not occurred on or prior to such date in clause (I), the Inside Date Marketing Period Start Date, in each case, and nothing has occurred and no condition exists that would cause any of the conditions to the Closing to fail to be satisfied (other than those conditions that by their nature can only be satisfied at the Closing, each of which is, as of such date, capable of being satisfied if the Closing were to occur at such time), assuming that such conditions

Exhibit A - 10

were applicable at any time during such thirteen (13) consecutive Business Day period; (b) Required Merger Partner Financial Information that is Compliant has been delivered to Buyer and the Debt Financing Sources (it being understood that if Merger Partner shall in good faith reasonably believe that it has provided the Required Merger Partner Financial Information and the Required Merger Partner Financial Information is Compliant, it may deliver to Buyer and the Debt Financing Sources a written notice to that effect (stating when it believes the Required Merger Partner Financial Information was delivered), in which case Merger Partner shall be deemed to have delivered the Required Merger Partner Financial Information to Buyer and the Debt Financing Sources on the date of delivery of such notice unless Buyer or the Debt Financing Sources in good faith reasonably believe that Merger Partner has not completed delivery of the Required Merger Partner Financial Information or the Required Merger Partner Financial Information is not Compliant and, within three (3) Business Days after its receipt of such notice from Merger Partner, Buyer or the Debt Financing Sources deliver a written notice to Merger Partner to that effect (stating with specificity which Required Merger Partner Financial Information Buyer or the Debt Financing Sources reasonably believe Merger Partner has not delivered or the reason for which Buyer or the Debt Financing Sources reasonably believe the Required Merger Partner Financial Information is not Compliant); provided that it is understood that delivery of such written notice from Buyer and the Debt Financing Sources to Merger Partner will not prejudice Merger Partner’s right to assert that the Required Merger Partner Financial Information has in fact been delivered and is Compliant); and (c) the Required Spinco Financial Information that is Compliant has been delivered to Buyer and the Debt Financing Sources (it being understood that if Remainco shall in good faith reasonably believe that it has provided the Required Spinco Financial Information and the Required Spinco Financial Information is Compliant, it may deliver to Buyer and the Debt Financing Sources a written notice to that effect (stating when it believes the Required Spinco Financial Information was delivered), in which case Remainco shall be deemed to have delivered the Required Spinco Financial Information to Buyer and the Debt Financing Sources on the date of delivery of such notice unless Buyer or the Debt Financing Sources in good faith reasonably believe that Remainco has not completed delivery of the Required Spinco Financial Information or the Required Spinco Financial Information is not Compliant and, within three (3) Business Days after its receipt of such notice from Remainco, Buyer or the Debt Financing Sources deliver a written notice to Remainco to that effect (stating with specificity which Required Spinco Financial Information Buyer or the Debt Financing Sources reasonably believe Remainco has not delivered or the reason for which Buyer or the Debt Financing Sources reasonably believe the Required Spinco Financial Information is not Compliant); provided that it is understood that delivery of such written notice from Buyer and the Debt Financing Sources to Remainco will not prejudice Remainco’s right to assert that the Required Spinco Financial Information has in fact been delivered and is Compliant); provided that, in all cases, (i) November 27, 2024 and November 29, 2024 shall not be included in the calculation of such thirteen (13) consecutive Business Day period (and the Marketing Period need not be consecutive to the extent it would have otherwise included any of those days), (ii) if such thirteen (13) consecutive Business Day period has not ended on or prior to August 16, 2024, such period shall be deemed not to have commenced earlier than September 3, 2024, (iii) if such thirteen (13) consecutive Business Day period has not ended on or prior to December 20, 2024, such period shall be deemed not to have commenced earlier than January 2, 2025, (iv) if such thirteen (13) consecutive Business Day period has not ended on or prior to June 27, 2025, such period shall be deemed not to have commenced earlier than July 7, 2025 and (v) if such thirteen (13) consecutive Business Day period has not ended on or prior to August 15, 2025, such period shall be deemed not to have commenced earlier than September 2, 2025. Notwithstanding the foregoing, (A) the Marketing Period shall end on any earlier date prior to the expiration of the thirteen (13) consecutive Business Day period described above (including prior to the consummation of the thirteen (13) consecutive Business Day period described above) if the Debt Financing is closed or the proceeds of the Debt Financing (including of any securities offering which replaces in its entirety the Senior Secured Bridge Facility (as defined in the Debt Commitment Letter)) are obtained (including if funded into escrow on such earlier date) and/or in the case of the Senior Facilities (as defined in the Debt Commitment Letter), if such facilities are fully allocated (and, in respect of the Term Facility (as defined in the Debt Commitment Letter), such allocation is in connection with a general syndication) and (B) without derogation of the foregoing clause (A), the Marketing Period shall not commence and shall be deemed not to have commenced if, on or prior to the completion of such thirteen (13) consecutive Business Day period, (1) any members of the Remainco Group or any members of the Merger Partner Group (as the case may be) shall have announced any intention to restate any

Exhibit A - 11

financial statements or financial information included in the Required Spinco Financial Information, or the Required Merger Partner Financial Information, or shall have announced that any such restatement is under consideration or is a possibility by such Party, respectively, in which case the Marketing Period shall be deemed not to commence unless and until such restatement has been completed and the applicable Required Spinco Financial Information and Required Merger Partner Financial Information has been amended or any member of the Remainco Group or any member of the Merger Partner Group (as the case may be) has announced that it has concluded that no restatement shall be required, and the requirements described in the immediately preceding sentence would be satisfied on the first day, throughout and on the last day of such new thirteen (13) consecutive Business Day period, (2) Remainco’s or Merger Partner’s independent accountants shall have withdrawn their audit opinion with respect to any financial statements contained in or that includes the Required Spinco Financial Information or the Required Merger Partner Financial Information for which they have provided an opinion, in which case the Marketing Period shall not commence or be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such financial statements for the applicable periods by the independent accountants or another nationally-recognized independent public accounting firm reasonably acceptable to Buyer, or (3) the Required Spinco Financial Information or the Required Merger Partner Financial Information is not Compliant on the first day, throughout or on the last day of such thirteen (13) consecutive Business Day period, in which case a new thirteen (13) consecutive Business Day period shall commence upon the Debt Financing Sources receiving updated Required Spinco Financial Information and updated Required Merger Partner Financial Information (as the case may be) that is Compliant (it being understood that if at any time during the Marketing Period the Required Spinco Financial Information and the Required Merger Partner Financial Information provided at the initiation of the Marketing Period ceases to be Compliant, then the Marketing Period shall be deemed not to have occurred).

“Merger Partner Benefit Arrangement” shall have the meaning set forth in the Employee Matters Agreement.

“Merger Partner Business” means the business of the Merger Partner Group, taken as a whole.

“Merger Partner Common Stock” means the common stock, $0.001 par value per share, of Merger Partner.

“Merger Partner Credit Agreement” means that certain Credit Agreement, dated as of August 3, 2021, among Merger Partner, the lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent and collateral agent, as amended.

“Merger Partner Data” means all confidential data, information and data compilations contained in the Merger Partner IT Systems or any databases of any member of the Merger Partner Group, including Personal Data, that are used by, or necessary to any member of the Merger Partner Group.

“Merger Partner Data Processor” means a natural or legal Person, public authority, agency or other body that Processes Personal Data on behalf of, at the direction of, or while providing services to, the members of the Merger Partner Group.

“Merger Partner Disclosure Letter” means the Merger Partner Disclosure Letter that has been prepared by Merger Partner in accordance with the requirements of Section 11.6 and that has been delivered by Merger Partner to Remainco concurrently with the execution of this Agreement.

“Merger Partner Employee” means any current or former director, officer or employee of any member of the Merger Partner Group.

“Merger Partner Equity Award” means each outstanding stock option, restricted stock unit, performance stock unit, or other equity or equity-based award awarded and outstanding under the Merger Partner Equity Plan or otherwise relating to equity interests of Merger Partner, including Merger Partner Options, Merger Partner RSUs and Merger Partner PSUs.

Exhibit A - 12

“Merger Partner Equity Plan” means the GCA Holdings, Inc. 2005 Stock Incentive Plan, the Everi Holdings Inc. 2012 Equity Incentive Plan, and the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan.

“Merger Partner Existing Indebtedness” means the Indebtedness evidenced by (a) the Merger Partner Credit Agreement and (b) the Merger Partner Senior Notes.

“Merger Partner Group” shall have the meaning set forth in the Separation Agreement.

“Merger Partner Information Security Program” means a written information security program that complies with applicable Privacy Laws, that when appropriately implemented and maintained would constitute reasonable security procedures and practices appropriate to the nature of Personal Data, and that is at least as stringent as one or more relevant industry standards and that includes (a) policies and procedures regarding Personal Data and the Processing thereof; (b) administrative, technical and physical safeguards to protect the security, confidentiality and integrity of any Personal Data owned, controlled, maintained, held or Processed by the members of the Merger Partner Group or any third party operating on behalf of or at the direction of the members of the Merger Partner Group; (c) disaster recovery, business continuity, incident response and security plans, procedures and facilities; and (d) protections against Security Incidents, Malicious Code and against loss, misuse or unauthorized access to and Processing of Merger Partner Data, Merger Partner IT Systems and the systems of any Merger Partner Data Processor.

“Merger Partner IP” means all Intellectual Property with respect to which any member of the Merger Partner Group has (or purports to have) an ownership interest.

“Merger Partner IT Systems” means the hardware, Software, firmware, middleware, equipment, electronics, platforms, servers, workstations, routers, hubs, switches, interfaces, data, databases, data communication lines, network and telecommunications equipment, websites and internet-related information technology infrastructure, wide area network and other data communications or information technology equipment, owned or leased by, licensed to, or Processed in the conduct of, the Merger Partner Business.

“Merger Partner Labor Agreement” means any agreement with any Employee Representative Body to which Merger Partner or a member of the Merger Partner Group is a party or bound that pertains to any Merger Partner Employees.

“Merger Partner Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on the business, assets, financial condition, results of operations or cash flows of the Merger Partner Business, taken as a whole; provided that in no event shall any Effects to the extent directly or indirectly resulting from or arising out of any of the following be deemed to constitute, or be taken into account in determining whether there has occurred, a Merger Partner Material Adverse Effect: (a) general economic, financial, credit, regulatory or political conditions or any conditions generally affecting any of the foregoing or affecting any segment of the industries or any regions in which the Merger Partner Business operates; (b) any changes in the United States or global economy or the economy of any other jurisdiction or region or any changes in any capital, credit or financial markets in the United States or any other jurisdiction or region (including interest rate and exchange rate changes, inflationary matters or tariffs or trade wars); (c) any Change in Law applicable to the Merger Partner Business, in each case of clauses (a) through (c), not having a materially disproportionate effect on the Merger Partner Business, relative to other participants in the industry in which the Merger Partner Business operates; (d) change in GAAP or the accounting principles, practices or policies of any member of the Merger Partner Group or the enforcement or interpretation thereof; (e) the execution, announcement or pendency of any of the Transaction Documents, the consummation of any of the Contemplated Transactions or the performance of the obligations of the members of the Merger Partner Group obligations under, any of the Transaction Documents (including compliance with the

Exhibit A - 13

terms of any of the Transaction Documents), including any adverse changes in the Merger Partner Business’s relationship with its employees, customers, partners, Governmental Authorities, suppliers or vendors; provided that this clause (e) shall not apply with respect to (i) the representations and warranties (in whole or in relevant part) made by Merger Partner in this Agreement, the purpose of which is to address the consequences resulting from, relating to or arising out of the entry into or the announcement or pendency of any of the Transaction Documents or the consummation of any of the Contemplated Transactions or (ii) the obligations of the members of the Merger Partner Group to act in the ordinary course of business pursuant to Section 5.3(a); (f) actions taken or omitted with Buyer’s consent or at Buyer’s request; (g) any acts of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami, or other natural disasters; (h)(i) any hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions or civil unrest, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions or civil unrest or any disease, outbreak, pandemic, epidemic or the worsening thereof or (ii) any actual or potential, complete or partial, sequester, stoppage, shutdown, default or similar event or occurrence by or involving or affecting any Governmental Authority, in each case of subclauses (i) and (ii), not having a materially disproportionate effect on the Merger Partner Business, relative to other participants in the industry in which the Merger Partner Business operates; (i) any failure by any member of the Merger Partner Group or the Merger Partner Business to meet any internal or published projections, forecasts of revenues, earnings, or other measures of financial or operating performance for any period; provided that the underlying causes of any such failure shall not be deemed excluded from consideration in determining whether a Merger Partner Material Adverse Effect has occurred or would be reasonably likely to occur solely as a result of this clause (i) and to the extent not otherwise excluded by this definition; (j) COVID-19 to the extent not having a materially disproportionate effect on the Merger Partner Business, relative to other participants in the industry in which the Merger Partner Business operates; (k) changes in the trading price or trading volume of Merger Partner Common Stock; provided that the underlying causes of any such changes shall not be deemed excluded from consideration in determining whether a Merger Partner Material Adverse Effect has occurred or would be reasonably likely to occur solely as a result of this clause (k) and to the extent not otherwise excluded by this definition; or (l) any stockholder or derivative litigation (or equivalent) arising from or relating to this Agreement or the Contemplated Transactions.

“Merger Partner Options” means each option to purchase shares of Merger Partner Common Stock from Merger Partner, whether granted by Merger Partner pursuant to a Merger Partner Equity Plan, assumed by Merger Partner in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

“Merger Partner Owned Real Property” means the Owned Real Property of the members of the Merger Partner Group.

“Merger Partner Privacy Policies” means any (a) internal or external past or present data protection, data usage, data privacy and security policies of the members of the Merger Partner Group, (b) obligations, or commitments relating to privacy, security or the Processing of Personal Data and (c) policies and obligations applicable to the members of the Merger Partner Group as a result of any certification relating to privacy, security or the Processing of Personal Data.

“Merger Partner Product” means any product or service (a) both (i) designed or developed and (ii) sold or licensed; (b) under development and substantially completed; or (c) manufactured, sold, licensed, distributed, offered, provided, or made available, directly or indirectly, in each of the foregoing (a), (b) and (c), by or on behalf of the members of the Merger Partner Group as of the date hereof.

“Merger Partner Proxy Statement” means the proxy statement to be sent to Merger Partner’s stockholders in connection with the Merger Partner Stockholders’ Meeting.

“Merger Partner PSU” means each performance share unit representing the right to vest in and be issued shares of Merger Partner Common Stock, whether granted by Merger Partner pursuant to a Merger Partner

Exhibit A - 14

Equity Plan, assumed by Merger Partner in connection with any merger, acquisition or similar transaction or otherwise issued or granted and which vests based in whole or in part on the achievement of specified performance objectives.

“Merger Partner Real Property” means, collectively, the Merger Partner Leased Real Property and the Merger Partner Owned Real Property.

“Merger Partner Reference Balance Sheet” means the unaudited consolidated balance sheet of Merger Partner and its consolidated Subsidiaries as of the Merger Partner Reference Balance Sheet Date.

“Merger Partner Reference Balance Sheet Date” means March 31, 2024.

“Merger Partner Registered IP” means each item of Registered IP included in the Merger Partner IP.

“Merger Partner Related Parties” means, collectively, Merger Partner, the other members of the Merger Partner Group, any of their respective Affiliates, any of their and their Affiliates’ respective direct or indirect current, former or future equityholders, partners, members, officers, directors, managers, employees and other Representatives, and their respective assignees.

“Merger Partner Required Gaming Licensees” means the directors, officers, employees and managers (in their capacities as such) of Merger Partner and its Affiliates who will be required to be licensed by or obtain any qualification, approval or suitability determinations by or from any Gaming Authority in connection with the management and operation of the Merger Partner Business as operated substantially in the same manner as the Merger Partner Business is being conducted as of the date hereof, excluding for the avoidance of doubt, any individuals designated by Buyer as a replacement for any Merger Partner Required Gaming Licensees pursuant to Section 6.3(d).

“Merger Partner RSU” means each restricted stock unit representing the right to vest in and be issued shares of Merger Partner Common Stock, whether granted by Merger Partner pursuant to a Merger Partner Equity Plan, assumed by Merger Partner in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested (which excludes any Merger Partner PSUs).

“Merger Partner Senior Notes” means each series of 5.000% Senior Unsecured Notes due 2029 governed by the Indenture dated as of July 15, 2021 by and among Merger Partner and Deutsche Bank Trust Company Americas, as trustee, as amended or supplemented from time to time.

“Merger Partner Software” means all Software that is owned or purported to owned by any member of the Merger Partner Group.

“Merger Partner Superior Proposal” means a bona fide written offer by a Third Party that is not solicited in material breach of Section 5.5(a) to acquire, directly or indirectly, at least a majority of the outstanding shares of Merger Partner Common Stock or at least a majority of the assets of the members of the Merger Partner Group (whether through a tender offer, merger or otherwise), that is determined by the Merger Partner Board in its good faith judgment, after consultation with its financial advisor and outside legal counsel, and after considering such factors that the Merger Partner Board determines to be relevant, including the terms and conditions of the offer, likelihood of consummation and other relevant information, (a) to be more favorable, from a financial point of view, to Merger Partner’s stockholders than the Contemplated Transactions (considering any amendments to the Transaction Documents or the Financing proposed by Remainco) and (b) to be reasonably likely to be completed, considering such factors that the Merger Partner Board determines to be relevant. No Acquisition Proposal or other proposal made by Buyer or any of its Affiliates or any of the Guarantors or any of their Affiliates (including any “group” (as defined in the Exchange Act and the rules promulgated thereunder) of which any of them is a part) shall be considered to be a Merger Partner Superior Proposal.

Exhibit A - 15

A “Merger Partner Triggering Event” shall be deemed to have occurred if (a) the Merger Partner Board (or committee thereof) shall have effected a Merger Partner Change in Recommendation; (b) the Merger Partner Board (or committee thereof) shall have adopted, approved, endorsed, declared advisable or recommended to Merger Partner’s stockholders an Acquisition Proposal other than the Contemplated Transactions; (c) the Merger Partner Board shall have failed to publicly reaffirm the Merger Partner Board Recommendation within ten (10) Business Days following receipt of a written request by Remainco to provide such reaffirmation after an Acquisition Proposal (other than by the commencement of a tender offer or exchange offer) shall have been publicly disclosed or shall have become publicly known; provided that Remainco and Buyer may each only make such request once with respect to any Acquisition Proposal and once with respect to each material amendment to any Acquisition Proposal; (d) Merger Partner shall have failed to include in the Merger Partner Proxy Statement the Merger Partner Board Recommendation or included in the Merger Partner Proxy Statement any proposal to vote upon or consider any Acquisition Proposal other than the Contemplated Transactions; (e) any member of the Merger Partner Group shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Transaction (excluding any Permitted Confidentiality Agreements); (f) the Merger Partner Board shall have failed to recommend against a competing tender offer or exchange offer for twenty percent (20%) or more of the outstanding capital stock of Merger Partner within ten (10) Business Days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) or (g) any member of the Merger Partner Group (or any of their directors or officers, in their capacity as such) shall have materially breached Section 5.5 or Section 6.2(c).

“Money Services Laws” means all applicable Laws relating to the business of receiving money or funds for transmission, sale of payment instruments (including money orders), issuance, sale or loading of prepaid or stored value, cashing of checks, sale, exchange, trading or custody of virtual currency or other digital assets or otherwise engaging in money services businesses and the rights of consumers who use such services of such businesses.

“Money Services Permits” means any Permit that is required under any Money Services Laws to entitle any member of the Merger Partner Group to own or lease, operate and use its assets, and to carry on and conduct applicable aspects of the Merger Partner Business as currently conducted.

“Non-Gaming Credit Support Obligations” shall mean obligations relating to Credit Support Instruments other than those required by any Gaming Authority or under any applicable Gaming Laws.

“NYSE” means the New York Stock Exchange.

“Open Source Software” means software or other material that is distributed as “open source software” or under similar licensing or distribution terms (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), Apache Software License, any of the Creative Commons suites of licenses, and any license approved by the Open Source Initiative and listed at opensource.org/licenses).

“Organizational Documents” means (a) with respect to any corporation, its articles or certificate of incorporation and bylaws; (b) with respect to any limited liability company, its articles or certificate of organization or formation and its operating agreement or limited liability company agreement or documents of similar substance; (c) with respect to any limited partnership, its certificate of limited partnership and partnership agreement or governing or organizational documents of similar substance; and (d) with respect to any other Entity, governing or organizational documents of similar substance to any of the foregoing, in the case of each of clauses (a) through (d), as may be in effect from time to time.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto that is owned.

Exhibit A - 16

“Permit” means any governmental qualification, registration, filing, privilege, franchise, license, permit or approval from any Governmental Authority.

“Permitted Confidentiality Agreement” means any non-disclosure or confidentiality agreement entered into with respect to Merger Partner, by Merger Partner as required by Section 5.5.

“Permitted Encumbrances” means (a) equipment leases that are classified as capital leases (i) in the case of the members of the Spinco Group, in the Spinco Reference Balance Sheet or notes thereto, and (ii) in the case of the members of the Merger Partner Group, Encumbrances disclosed in the balance sheet of Merger Partner included in Merger Partner’s Quarterly Report on 10-Q for the quarter ended Merger Partner Balance Sheet Date; (b) purchase money security interests for inventory and supplies purchased for the Spinco Business or the Merger Partner Business; (c) interests of customers in any goods identified to a contract of sale; (d) Encumbrances for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings to the extent adequate reserves in respect thereof have been established and taken into account as a Liability (i) in the case of the members of the Spinco Group, in the Spinco Reference Balance Sheet or notes thereto, and (ii) in the case of the members of the Merger Partner Group, in Merger Partner’s Quarterly Report on 10-Q for the quarter ended Merger Partner Balance Sheet Date; (e) statutory Encumbrances of landlords and preliminary Encumbrances of carriers, warehousemen, mechanics, materialmen, repairmen and other similar preliminary Encumbrances imposed by Law for amounts not yet due; (f) Encumbrances incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security; (g) defects of title or survey, easements, rights of way, covenants, restrictions and other similar Encumbrances against title to any Owned Real Property or to any Spinco Leased Real Property or any Merger Partner Leased Real Property not materially affecting the use or enjoyment of the applicable real property by any member of the Spinco Group or any member of the Merger Partner Group, as applicable, or otherwise materially interfering with the ordinary conduct of business; (h) zoning, building and other generally applicable Laws; (i) Encumbrances incurred in the ordinary course of business that do not individually or in the aggregate materially detract from the value or materially interfere with the present use of the relevant asset or materially and adversely affect the occupancy and use of the affected assets as they are presently occupied and used; (j) non-exclusive licenses to Intellectual Property executed in the ordinary course of business; (k) Encumbrances that affect the underlying fee interest of any leased real property; (l) security interests in any bank account in favor of the depositary bank, and security interests in any securities account in favor of the broker or other Entity that maintains such account arising in the ordinary course of business; and (m) solely with respect to the members of the Spinco Group, Encumbrances described in Section 2.6(b) of the Remainco Disclosure Letter, and solely with respect to the members of the Merger Partner Group, Encumbrances described in Section 3.6(b) of the Merger Partner Disclosure Letter.

“Person” means any natural person, Entity or Governmental Authority.

“Personal Data” means information relating to or reasonably capable of being associated with an identified or identifiable person, device, or household, including (a) a natural person’s name, street address or specific geolocation information, date of birth, telephone number, email address, online contact information, photograph, biometric data, Social Security number, driver’s license number, passport number, tax identification number, any government-issued identification number; or (b) “personal data,” “personal information,” “protected health information,” “nonpublic personal information” or other similar terms as defined by applicable Privacy Laws.

“Post-Closing Remainco Group Members” means the Entities that immediately following the Equity Sale Closing Time are contemplated to be members of the Remainco Group.

“Privacy Laws” means all applicable Laws, or written and adopted privacy policies, industry requirements and Contracts relating to (a) the privacy, confidentiality, integrity, availability, collection, use, access, Processing, protection, cyber security, Security Incident notification, deletion or disclosure of Spinco Company Data, Spinco IT Systems, Merger Partner Data or Merger Partner IT Systems, as applicable, (b) cybersecurity

Exhibit A - 17

(including secure software development) or (c) artificial intelligence, automated decision making or machine learning technologies.

“Pro Rata Portion” means (a) with respect to the apportionment of the Merger Partner Termination Fee as between Remainco and Buyer pursuant to Section 10.3(b) or the Merger Partner Enforcement Costs pursuant to Section 10.3(h)(i), (i) with respect to Remainco, fifty percent (50%), and (ii) with respect to Buyer, fifty percent (50%); provided that, if any member of the Remainco Group participates in, or otherwise has any agreement, arrangement or understanding to participate in, the Acquisition Transaction relating to the payment of such Merger Partner Termination Fee, then the Merger Partner Termination Fee shall be apportioned (x) with respect to Remainco, zero percent (0%), and (y) with respect to Buyer, one hundred percent (100%); and (b) with respect to the apportionment of the Buyer Regulatory Termination Fee and the Buyer Breach Termination Fee as between Remainco and Merger Partner pursuant to Section 10.3(e) or the Buyer Enforcement Costs pursuant to Section 10.3(h)(ii), (i) with respect to Remainco, sixty-five percent (65%), and (ii) with respect to Merger Partner, thirty-five percent (35%).

“Processing”, “Process” or “Processed” means any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, destruction, transfer, modification or any other processing (as defined by applicable Privacy Laws) of such Spinco Company Data, Spinco IT Systems, Merger Partner Data or Merger Partner IT Systems, as applicable.

“Purchase Price” shall have the meaning set forth in the Separation Agreement.

“Real Estate Matters Agreement” shall have the meaning set forth in the Separation Agreement.

“Registered IP” means all Intellectual Property that are registered, filed or issued with, by or under the authority of any Governmental Authority, including all patents, registered copyrights, registered mask works, internet domain names and registered trademarks and all applications for any of the foregoing.

“Regulatory Affiliate” means, (a) with respect to Merger Partner, any Affiliate of any member of the Merger Partner Group, (b) with respect to Remainco, any Affiliate of any member of the Remainco Group and (c) with respect to Buyer, any Buyer Regulatory Affiliate.

“Regulatory Lookback Date” means January 1, 2021.

“Related Party” means a Buyer Related Party, a Merger Partner Related Party or a Remainco Related Party, as applicable.

“Release” means any release, spill, emission, leaking, injection, deposit, discharge, disposal, dispersal, pumping, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through or in the air, soil, surface water, or groundwater, or into or out of any property.

“Remainco Benefit Arrangement” shall have the meaning set forth in the Employee Matters Agreement.

“Remainco Books and Records” shall have the meaning set forth in the Separation Agreement.

“Remainco Disclosure Letter” means the Remainco Disclosure Letter that has been prepared by Remainco in accordance with the requirements of Section 11.6 and that has been delivered by Remainco to Merger Partner concurrently with the execution of this Agreement.

“Remainco Equity Award” means each outstanding stock option, restricted stock unit, performance stock unit, or other equity or equity-based award awarded and outstanding under the Remainco Equity Plan or otherwise relating to equity interests of Remainco.

Exhibit A - 18

“Remainco Equity Plan” shall have the meaning set forth in the Employee Matters Agreement.

“Remainco Group” shall have the meaning set forth in the Separation Agreement.

“Remainco Ordinary Shares” means the ordinary shares of Remainco, $0.10 par value per share.

“Remainco PSU” means each performance share unit representing the right to vest in and be issued Remainco Ordinary Shares, whether granted by Remainco pursuant to a Remainco Equity Plan, assumed by Remainco in connection with any merger, acquisition or similar transaction or otherwise issued or granted, and which vests based in whole or in part on the achievement of specified performance objectives.

“Remainco Related Parties” means, collectively, Remainco, the other members of the Remainco Group, any of their respective Affiliates, any of their and their Affiliates’ respective direct or indirect current, former or future equityholders, partners, members, officers, directors, managers, employees and other Representatives, and their respective assignees.

“Remainco Retained Assets” shall have the meaning set forth in the Separation Agreement.

“Remainco Retained Business” shall have the meaning set forth in the Separation Agreement.

“Remainco Retained Liabilities” shall have the meaning set forth in the Separation Agreement.

“Remainco RSU” means each restricted share unit representing the right to vest in and be issued Remainco Ordinary Shares by Remainco, whether granted by Remainco pursuant to a Remainco Equity Plan, assumed by Remainco in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested (which excludes any Remainco PSUs).

“Remainco SEC Documents” means all registration statements, Remainco Certifications and other statements, reports, schedules, forms and other documents filed by Remainco with the SEC, including all amendments thereto, since the Lookback Date.

“Representatives” of a Person means such Person’s Affiliates and the directors, officers, employees, advisors, agents, equityholders, consultants, independent accountants, investment bankers, counsel or other representatives of such Person and of such Person’s Affiliates, in each case, acting at the direction of such Person.

“Required Merger Partner Financial Information” means the financial statements and other information, and other data (including management discussion and analysis) with respect to Merger Partner of the type required in a registration statement on Form S-1 by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of debt securities at such time, and of the type (and with exceptions, including information required by Section 3-10 or Section 3-16 of Regulation S-X and compensation information) customarily included in offering memoranda or similar documents (other than the portions thereof that are customarily provided by financing sources, including a description of the securities, and information that is customarily excluded therefrom), to consummate a Rule 144A offering of senior secured notes, including (a) audited consolidated balance sheets and related statements of operations and comprehensive income (loss), stockholders’ equity and cash flows of Merger Partner and its consolidated subsidiaries for the fiscal years ended December 31, 2023, 2022 and 2021 (or, beginning ninety (90) days after December 31, 2024, the fiscal years ended December 31, 2024, 2023 and 2022); (b) quarterly financial statements for each fiscal quarter ending after the date hereof and at least sixty (60) days prior to the Closing Date (other than any fourth fiscal quarter); and (c) annual and interim pro forma financial statements giving effect to the Merger and other recent or probable material acquisitions (to the extent required in a registration statement on Form S-1) for the most recent annual and interim periods for which financial statements have been delivered pursuant to clauses (a) and (b),

Exhibit A - 19

respectively, and for the twelve (12)-month period ending on the last day of the most recently completed four (4)-fiscal quarter period for which financial statements have been delivered pursuant to clauses (a) and (b) hereof.

“Required Spinco Financial Information” means the financial statements and other information, and other data (including management discussion and analysis) with respect to Spinco of the type required in a registration statement on Form S-1 by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of debt securities at such time, and of the type (and with exceptions, including information required by Section 3-10 or Section 3-16 of Regulation S-X and compensation information) customarily included in offering memoranda or similar documents (other than the portions thereof that are customarily provided by financing sources, including a description of the securities, and information that is customarily excluded therefrom), to consummate a Rule 144A offering of senior secured notes, including (a) audited consolidated balance sheets and related statements of operations, other comprehensive income, net parent investment and cash flows of Spinco and its consolidated subsidiaries for the fiscal years ended December 31, 2023, 2022 and 2021 (or, beginning ninety (90) days after December 31, 2024, the fiscal years ended December 31, 2024, 2023 and 2022); (b) quarterly financial statements for each fiscal quarter ending after the date hereof and at least sixty (60) days prior to the Closing Date (other than any fourth fiscal quarter); and (c) annual and interim pro forma financial statements giving effect to the Equity Sale and other recent or probable material acquisitions (to the extent required in a registration statement on Form S-1) for the most recent annual and interim periods for which financial statements have been delivered pursuant to clauses (a) and (b), respectively, and for the twelve (12)-month period ending on the last day of the most recently completed four (4)-fiscal quarter period for which financial statements have been delivered pursuant to clauses (a) and (b) hereof.

“Rhode Island VLT JV Interest Management Contract” shall have the meaning set forth in the Separation Agreement.

“Rhode Island VLT System Subcontract” shall have the meaning set forth in the Separation Agreement.

“Sanctioned Party” means (a) a person listed on a prohibited or restricted party list published by the United States government, including the U.S. Treasury Department Office of Foreign Assets Control “Specially Designated Nationals and Blocked Persons List” and “Consolidated Sanctions List,” or similar U.S. lists, or any such list maintained by the United Nations, the United Kingdom, the European Union or its Member States, Canada, or Mexico; (b) the government, including any political subdivision, agency, or instrumentality thereof, of any country or territory subject to comprehensive economic sanctions (which at the time of this Agreement are Cuba, Iran, North Korea, Syria and Crimea and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine) (each a “Sanctioned Country”) or Venezuela; (c) an ordinary resident of, person located in, or Entity registered in or established under the jurisdiction of, a Sanctioned Country; or (d) a Person acting or purporting to act, directly or indirectly, on behalf of, or a party owned or controlled by, any of the Persons listed in the foregoing subclauses (a) through (c).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Incident” means any unauthorized Processing or disruption, or unlawful destruction, loss, or alteration of Spinco Company Data or Spinco IT Systems, or Merger Partner Data or Merger Partner IT Systems, as applicable, or any other data security incident requiring notification to any Person or Governmental Authority under applicable Privacy Laws.

“Self-Insurance” shall have the meaning set forth in the Separation Agreement.

Exhibit A - 20

“Separation” shall have the meaning set forth in the Separation Agreement.

“Separation Agreement” means the Separation and Sale Agreement by and among Remainco, Spinco, Merger Partner and Buyer, dated as of the date hereof.

“Separation Plan” shall have the meaning set forth in the Separation Agreement.

“Shared Contract” shall have the meaning set forth in the Separation Agreement.

“Shared Information” means (a) all Information provided by any of Remainco or its Affiliates (including the members of the Spinco Group) to Buyer or its Affiliates hereunder prior to the Closing, and (b) any Information in the possession or under the control of Remainco, Buyer or their respective Affiliates that relates to the operation of the Spinco Business or any member of the Spinco Group prior to the Closing and that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities and Law) by a Governmental Authority having jurisdiction over the requesting party; (ii) for use in any other judicial, regulatory, administrative or other proceeding or to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, in each case other than claims or allegations that one party to this Agreement has against the other; (iii) subject to the foregoing clause (ii) above, to comply with its obligations under this Agreement; or (iv) to the extent such Information and cooperation is necessary to comply with such reporting, filing and disclosure obligations, for the preparation of financial statements or completing an audit, and as reasonably necessary to conduct the ongoing businesses of Buyer, the members of the Spinco Group or Remainco and their respective Affiliates (as the case may be).

“Software” means computer software, including assemblers, applets, compilers, source code, object code, binary libraries, development tools, design tools and user interfaces, in any form or format, however fixed, and all associated documentation.

“Software License and Support Agreement in favor of Remainco Group” shall have the meaning set forth in the Separation Agreement.

“Software License and Support Agreement in favor of Spinco Group” shall have the meaning set forth in the Separation Agreement.

“Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

“Specified Costs” shall have the meaning set forth in Section 6.3(l) of the Buyer Disclosure Letter.

“Specified Costs Cap” shall have the meaning set forth in Section 6.3(l) of the Buyer Disclosure Letter.

“Spinco Assets” shall have the meaning set forth in the Separation Agreement.

Exhibit A - 21

“Spinco Benefit Arrangement” shall have the meaning set forth in the Employee Matters Agreement.

“Spinco Budget” means the operating budget of the Spinco Business with respect to the fiscal years 2019 through 2027 Made Available to Merger Partner and Buyer.

“Spinco Business” shall have the meaning set forth in the Separation Agreement.

“Spinco Business Required Gaming Licensees” means the directors, officers, employees and managers (in their capacities as such) of Remainco and its Affiliates who will be required to be licensed by or obtain any qualification, approval or suitability determinations by or from any Gaming Authority in connection with the management and operation of the Spinco Business as operated substantially in the same manner as the Spinco Business is being conducted as of the date hereof, excluding for the avoidance of doubt, any individuals designated by Buyer as a replacement for any Spinco Business Required Gaming Licensees pursuant to Section 6.3(d).

“Spinco Company Data” means all confidential data, information, and data compilations contained in the Spinco IT Systems or any databases of the members of the Spinco Group, including Personal Data, that are used primarily by the members of the Spinco Group.

“Spinco Company Privacy Policies” means any (a) internal or external past or present data protection, data usage, data privacy and security policies of the members of the Spinco Group, (b) obligations or commitments relating to privacy, security or the Processing of Personal Data and (c) policies and obligations applicable to the members of the Spinco Group as a result of any certification relating to privacy, security or the Processing of Personal Data.

“Spinco Contribution” shall have the meaning set forth in the Separation Agreement.

“Spinco Employee” means an individual who will become or is reasonably expected by Remainco, as of the date hereof, to become a “Spinco Employee,” as such term is defined in the Employee Matters Agreement.

“Spinco Former Employee” shall have the meaning set forth in the Employee Matters Agreement.

“Spinco Group” shall have the meaning set forth in the Separation Agreement.

“Spinco Information Security Program” means a written information security program that complies with applicable Privacy Laws, that when appropriately implemented and maintained would constitute reasonable security procedures and practices appropriate to the nature of Personal Data, and that is at least as stringent as one or more relevant industry standards and that includes (a) policies and procedures regarding Personal Data and the Processing thereof; (b) administrative, technical and physical safeguards to protect the security, confidentiality and integrity of any Personal Data owned, controlled, maintained, held or Processed by the members of the Spinco Group or any third party operating on behalf of or at the direction of the members of the Spinco Group; (c) disaster recovery, business continuity, incident response and security plans, procedures and facilities; and (d) protections against Security Incidents, Malicious Code and against loss, misuse or unauthorized access to and Processing of Spinco Company Data, Spinco IT Systems and the systems of any Data Processor.

“Spinco Intellectual Property” means all Intellectual Property with respect to which any member of the Spinco Group has (or purports to have) an ownership or license interest.

“Spinco IT Systems” means all information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information whether or not in electronic format, used primarily in the conduct of the Spinco Business.

Exhibit A - 22

“Spinco Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on the business, assets, financial condition, results of operations or cash flows of the Spinco Business, taken as a whole; provided that in no event shall any Effects to the extent directly or indirectly resulting from or arising out of any of the following be deemed to constitute, or be taken into account in determining whether there has occurred, a Spinco Material Adverse Effect: (a) general economic, financial, credit, regulatory or political conditions or any conditions generally affecting any of the foregoing or affecting any segment of the industries or any regions in which the Spinco Business operates; (b) any changes in the United States or global economy or the economy of any other jurisdiction or region or any changes in any capital, credit or financial markets in the United States or any other jurisdiction or region (including interest rate and exchange rate changes, inflationary matters or tariffs or trade wars); (c) any Change in Law applicable to the Spinco Business, in each case of clauses (a) through (c), not having a materially disproportionate effect on the Spinco Business, relative to other participants in the industry in which the Spinco Business operates; (d) change in GAAP or the accounting principles, practices or policies of any member of the Spinco Group or the enforcement or interpretation thereof; (e) the execution, announcement or pendency of any of the Transaction Documents, the consummation of any of the Contemplated Transactions or the performance of the obligations of the members of the Remainco Group or the Spinco Group under, any of the Transaction Documents (including compliance with the terms of any of the Transaction Documents), including any adverse changes in the Spinco Business’s relationship with its employees, customers, partners, Governmental Authorities, suppliers or vendors; provided that this clause (e) shall not apply with respect to (i) the representations and warranties (in whole or in relevant part) made by Remainco and Spinco in this Agreement, the purpose of which is to address the consequences resulting from, relating to or arising out of the entry into or the announcement or pendency of any of the Transaction Documents or the consummation of any of the Contemplated Transactions or (ii) the obligations of the members of the Remainco Group to act in the ordinary course of business pursuant to Section 5.2(a); (f) actions taken or omitted with Buyer’s consent or at Buyer’s request; (g) any acts of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami, or other natural disasters; (h)(i) any hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions or civil unrest, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions or civil unrest or any disease, outbreak, pandemic, epidemic or the worsening thereof or (ii) any actual or potential, complete or partial, sequester, stoppage, shutdown, default or similar event or occurrence by or involving or affecting any Governmental Authority, in each case of subclauses (i) and (ii), not having a materially disproportionate effect on the Spinco Business, relative to other participants in the industry in which the Spinco Business operates; (i) any failure by any member of the Spinco Group or the Spinco Business to meet any internal or published projections, forecasts of revenues, earnings, or other measures of financial or operating performance for any period; provided that the underlying causes of any such failure shall not be deemed excluded from consideration in determining whether a Spinco Material Adverse Effect has occurred or would be reasonably likely to occur solely as a result of this clause (i) and to the extent not otherwise excluded by this definition; (j) COVID-19 to the extent not having a materially disproportionate effect on the Spinco Business, relative to other participants in the industry in which the Spinco Business operates; (k) changes in the trading price or trading volume of Remainco Ordinary Shares; provided that the underlying causes of any such changes shall not be deemed excluded from consideration in determining whether a Spinco Material Adverse Effect has occurred or would be reasonably likely to occur solely as a result of this clause (k) and to the extent not otherwise excluded by this definition; (l) any stockholder or derivative litigation (or equivalent) arising from or relating to this Agreement or the Contemplated Transactions; or (m) any Remainco Retained Asset, any Remainco Retained Liability or other asset or property of any member of the Remainco Group (other than a member of the Spinco Group) that is not being transferred pursuant to this Agreement or any matters relating to the Remainco Retained Business.

“Spinco Owned Intellectual Property” shall have the meaning set forth in the Separation Agreement.

“Spinco Owned Real Property” means the Owned Real Property identified on Section 2.9(a) of the Remainco Disclosure Letter (excluding the Remainco Retained Properties (as defined in the Real Estate Matters Agreement)).

Exhibit A - 23

“Spinco Owned Software” shall have the meaning set forth in the Separation Agreement.

“Spinco Real Property” means, collectively, the Spinco Leased Real Property and the Spinco Owned Real Property.

“Spinco Reference Balance Sheet Date” means March 31, 2024.

“Spinco Units” means units of Spinco.

“Statutory Lookback Date” means January 1, 2019.

“Subsidiary” of any Person means any Entity at the time of determination (a) the issued and outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time Equity Interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than fifty percent (50%) of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than fifty percent (50%) of the beneficial interest in such trust or estate, is directly or indirectly owned by such Person; provided that (i) each member of the Spinco Group shall be a Subsidiary of Remainco (and not of Buyer) until the Closing and a Subsidiary of Buyer (and not of Remainco) from and after the Closing and (ii) neither Remainco nor any of its Subsidiaries shall be considered a Subsidiary of Delta.

“Tax” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” shall have the meaning set forth in the Separation Agreement.

“Tax Return” shall have the meaning set forth in the Tax Matters Agreement.

“Technology” means all products, tools, devices, mask works, computer programs, Software, concepts, know-how, algorithms, methods, processes, procedures, formulae, designs, drawings, customer lists, supplier lists, databases, data collections, information, specifications, marketing materials, user interfaces, websites, specifications, programmer notes, specifications, packaging, graphics, artwork, audiovisual works, images, photographs, literary works, performances, music, sounds, content, user interfaces, “look and feel,” inventions (whether or not patentable), invention disclosures, discoveries, works of authorship (whether or not copyrightable), and designs.

“Third Party” means any Governmental Authority or Person other than Remainco, Spinco, Merger Partner or any other member of their respective Groups, any Buyer Party or any Affiliate of any of the foregoing.

“Transaction Claim” means, collectively, any claims in connection with, relating to or arising out of (a) this Agreement, the Separation Agreement, the other Transaction Documents or any of the other agreements, instruments, and documents contemplated hereby or thereby or executed in connection herewith or therewith and the Contemplated Transactions and the transactions contemplated thereby, (b) the negotiation, execution or performance or non-performance of any of the foregoing, (c) the failure of the Closing to occur (including the consummation of the Equity Sale or the Merger or the funding of the Financing and, in any case, whether willfully, intentionally, unintentionally or otherwise), or the termination of any Transaction Document or any matter forming the basis for such termination, or (d) any breach (or threatened or alleged breach) of, or failure (or threatened or alleged failure) to perform under, this Agreement, the Separation Agreement, the other Transaction Documents or any certificate or other document delivered herewith or therewith or executed in connection herewith or therewith.

“Transaction Documents” shall have the meaning set forth in the Separation Agreement.

Exhibit A - 24

“Transfer” shall have the meaning set forth in the Separation Agreement.

“Transition Services Agreement” shall have the meaning set forth in the Separation Agreement.

“Vanna White Sublicensing Agreement” shall have the meaning set forth in the Separation Agreement.

“WARN Act” means the Worker Adjustment and Retraining Notification Act, and any comparable state, local, and foreign applicable Laws.

“Wheel of Fortune Sublicensing Agreement” shall have the meaning set forth in the Separation Agreement.

“Whitney Houston Sublicensing Agreement” shall have the meaning set forth in the Separation Agreement.

Other Defined Terms. In addition, each of the following terms shall have the meaning given to such term in the applicable Section of this Agreement listed opposite such term:

Agreement	Preamble
Alternative Arrangement	6.3(h)
Alternative Debt Commitment Letter	6.8(a)
Alternative Fee Letter	6.8(a)
Alternative Financing	6.8(a)
Alternative Financing Agreements	6.8(a)
Anti-Money Laundering Laws	2.12(c)
Antitrust Approvals	7.5
Antitrust Filings	6.3(b)
Applicable Gaming Approvals	7.5
Audited Financial Statements	6.8(k)
Bankruptcy and Equity Exceptions	2.4
Buyer	Preamble
Buyer Breach Termination Fee	10.3(e)
Buyer Enforcement Costs	10.3(h)(ii), 10.3(h)(ii)
Buyer Extraordinary Action	6.3(d)
Buyer No Vote Termination Fee	10.3(c)
Buyer Notice Period	6.2(c)
Buyer Permitted Claims	10.3(f)
Buyer Pre-Closing Damages Proceeding	10.3(f)
Buyer Regulatory Termination Fee	10.3(e)
Buyer Sub	Preamble
Buyer Subsequent Deal Termination Fee	10.3(c)
Certificates	1.8(b)
Closing	1.3
Closing Date	1.3
D&O Indemnitee	6.10(a)
Debt Commitment Letter	4.6(a)
Debt Financing	4.6(a)
Dissenting Shares	1.7
DTC	1.8(d)

DTC Payment	1.8(d)
Ember Sub	Recitals
Equity Commitment Letter	Recitals
Equity Financing	4.6(a)
Equity Sale	Recitals
Equity Sale Closing Time	Recitals
Excluded Action	5.5(h)
Existing Agreements	Recitals
Fair Labor Standards Act	2.16(i)
FDI Approvals	7.5
FDI Filings	6.3(b)
Fee Letter	4.6(a)
Financial Services Approvals	7.5
Financial Services Authority	6.3(g)
Financial Services Notice Filings and Approvals	6.3(b)
Financing	4.6(a)
Financing Agreements	6.8(a)
Financing Commitments	4.6(a)
Gaming Holdco	Recitals
Gaming Law Filings	6.3(b)
GLP	3.22
Guaranty	Recitals
Houlihan Lokey	3.22
Indenture	6.8(h)
Interim Financial Period	6.8(k)
Interim Financial Statements	6.8(k)
Lien and Guarantee Release	6.8(j)
Material Merger Partner Business Asset	5.3(b)(iv)
Material Spinco Business Asset	5.2(b)(iv)
Maximum Liability Amount	10.2
Merger	Recitals
Merger Effective Time	1.2

Exhibit A - 25

Merger Partner	Preamble
Merger Partner Board	Recitals
Merger Partner Board Determination	3.4
Merger Partner Board Recommendation	6.2(b)
Merger Partner Certifications	3.6(a)
Merger Partner Change in Recommendation	6.2(b)
Merger Partner Employees	6.13(a)
Merger Partner International Benefit Plan	3.16(g)
Merger Partner Intervening Event	6.2(d)
Merger Partner Leased Real Property	3.9(b)
Merger Partner Material Contract	3.11(a)
Merger Partner Preferred Stock	3.3(a)
Merger Partner Real Property Lease	3.9(b)
Merger Partner Returns	3.15(a)
Merger Partner SEC Documents	3.6(a)
Merger Partner Specified Time	3.3(a)
Merger Partner Stockholders’ Meeting	6.2(a)
Merger Partner Tail Transaction	10.3(c)
Merger Partner Termination Fee	10.3(b)
Merger Partner Top Customers	3.20(a)
Merger Partner Top Suppliers	3.20(a)
Non-Recourse Party	11.16
Notice of Merger Partner Intervening Event	6.2(d)
Notice of Merger Partner Superior Proposal	6.2(c)
Outside Date	10.1(b)
Owned Merger Partner Share	1.5(a)(ii)
participate	6.7(c)
Parties	Preamble
Party	Preamble
Paying Agent	1.8(a)
Payment Fund	1.8(a)
Payoff Amount	6.8(i)
PCAOB	2.6(g)
Per Share Price	1.5(a)(i)
Pre-Closing Period	5.1
Qualifying Merger Partner SEC Documents	Article III
Qualifying Remainco SEC Documents	Article II

R&W Insurance Policy	6.14
Redemption Notice	6.8(h)
Regulatory Meeting	6.3(b)
Remainco	Preamble
Remainco Alternative Proposal	6.2(c)
Remainco Board	Recitals
Remainco Burdensome Action	6.3(f)
Remainco Certifications	2.6(d)
Remainco Specified Time	2.3(b)(i)
Remedial Action	6.3(c)
Required Amount	6.8(b)
Required Merger Partner Stockholder Vote	3.21
Seller Permitted Claims	10.3(f)
Special Committee	Recitals
Spinco	Preamble
Spinco Business Audited Financial Statements	2.6(a)
Spinco Business Financial Statements	2.6(a)
Spinco Business Interim Financial Statements	2.6(a)
Spinco Company Returns	2.15(a)
Spinco International Benefit Plan	2.16(g)
Spinco Leased Real Property	2.9(b)
Spinco Material Contract	2.11(a)
Spinco Real Property Lease	2.9(b)
Spinco Reference Balance Sheet	2.6(a)
Spinco Registered IP	2.10(a)
Spinco Senior Executive Employee	5.2(b)(ix)
Spinco Top Customers	2.20(a)
Spinco Top Suppliers	2.20(a)
Subject Indebtedness	6.8(i)
Surviving Corporation	1.2
Surviving Corporation Option Cash Award	1.6(a)(iii)
Surviving Corporation PSU Cash Award	1.6(a)(ii)
Surviving Corporation RSU Cash Award	1.6(a)(i)
U.S. Merger Partner Employees	3.16(j)
U.S. Spinco Employees	2.16(k)
Uncertificated Shares	1.8(c)

Exhibit A - 26

Annex B

Execution Version

SEPARATION AND SALE AGREEMENT

by and among

INTERNATIONAL GAME TECHNOLOGY PLC,

IGNITE ROTATE LLC,

EVERI HOLDINGS INC.

and

VOYAGER PARENT, LLC

Dated as of July 26, 2024

ARTICLE I THE SEPARATION		B-1

1.1	Restructuring; Transfer of Assets; Assumption of Liabilities	B-1
1.2	Contract Consents; Treatment of Shared Contracts	B-3
1.3	Intercompany Liabilities	B-4
1.4	Transfers of Assets or Assumptions of Liabilities Not Effected at or Prior to the Equity Sale Closing Time; Transfers or Assumptions Deemed Effective as of the Equity Sale Closing Time	B-4
1.5	Bank Accounts	B-7
1.6	Permits	B-8
1.7	Separation Documents	B-8
1.8	Transaction Documents	B-9
1.9	Further Assurances	B-9
1.10	Credit Support Instruments	B-10
1.11	Disclaimer of Representations and Warranties	B-12
1.12	Restrictive Covenants	B-13
1.13	Certain Resignations	B-15
1.14	Removal of Tangible Retained Assets	B-15
1.15	Stand-Up Plan and Day-One Readiness	B-15
1.16	Cash Management.	B-19
1.17	Guarantee	B-19
1.18	Additional Separation Covenants	B-20
1.19	Obligations for Certain Equity Awards	B-21
1.20	Certain Matters	B-21

ARTICLE II PURCHASE AND SALE		B-21

2.1	Purchase and Sale	B-21
2.2	Cash Payment	B-21
2.3	Adjustment for Spinco	B-21
2.4	Payments and Computations	B-25
2.5	FIRPTA	B-25

ARTICLE III RELEASE AND INDEMNIFICATION		B-25

3.1	Release of Pre-Closing Claims	B-25
3.2	Indemnification by Remainco	B-28
3.3	Indemnification by Spinco Group, Merger Partner Group and Buyer Group	B-29
3.4	Procedures for Indemnification	B-29
3.5	Cooperation	B-31
3.6	Indemnification Payments	B-32
3.7	Additional Indemnification Provisions	B-32
3.8	Additional Matters; Survival of Indemnities	B-33
3.9	Mitigation	B-33
3.10	Exclusive Remedies	B-33
3.11	Third Party Actions.	B-34

ARTICLE IV PRESERVATION OF RECORDS; ACCESS TO INFORMATION; CONFIDENTIALITY; PRIVILEGE		B-34

4.1	Preservation of Corporate Records	B-34
4.2	Financial Statements and Accounting	B-35
4.3	Provision of Corporate Records	B-36
4.4	Witness Cooperation	B-38
4.5	Reimbursement	B-38

4.6	Confidentiality	B-39
4.7	Counsel; Privileges; Legal Material	B-40
4.8	Ownership of Information	B-42
4.9	Other Agreements	B-42
4.10	Insurance Matters	B-42
4.11	International Game Technology PLC Marks	B-43

ARTICLE V MISCELLANEOUS		B-44

5.1	Entire Agreement; Counterparts; Exchanges by Facsimile	B-44
5.2	Transaction Documents; Precedence of Agreements	B-44
5.3	Survival	B-45
5.4	Fees and Expenses	B-45
5.5	Notices	B-45
5.6	Waiver	B-47
5.7	Assignment	B-47
5.8	Termination	B-47
5.9	Amendment	B-47
5.10	Group Members	B-48
5.11	Third-Party-Beneficiaries	B-48
5.12	Exhibits and Schedules	B-48
5.13	Governing Laws	B-48
5.14	Submission to Jurisdiction	B-48
5.15	Waiver of Jury Trial	B-49
5.16	Specific Performance	B-49
5.17	Severability	B-49
5.18	No Double Recovery	B-49
5.19	Tax Treatment of Payments	B-49
5.20	Payment Terms	B-49
5.21	Construction	B-50
5.22	Disclosure	B-50
5.23	Post-Closing Transfers by Buyer	B-50

Exhibits

Exhibit A	—	Certain Definitions
Exhibit B	—	Employee Matters Agreement
Exhibit C	—	Form of Ghostbusters Sublicensing Agreement
Exhibit D	—	[Reserved]
Exhibit E	—	Form of Intellectual Property License Agreement
Exhibit F	—	Form of Intercompany Account Termination Agreement
Exhibit G	—	Form of Jumanji Sublicensing Agreement
Exhibit H	—	Real Estate Matters Agreement
Exhibit I	—	Form of Rhode Island VLT JV Interest Management Contract
Exhibit J	—	Form of Rhode Island VLT System Subcontract
Exhibit K	—	Separation Plan
Exhibit L	—	Form of Software License and Support Agreement in favor of Remainco Group
Exhibit M	—	Form of Software License and Support Agreement in favor of Spinco Group
Exhibit N	—	Tax Matters Agreement
Exhibit O	—	Form of Transition Services Agreement
Exhibit P	—	Form of Vanna White Sublicensing Agreement
Exhibit Q	—	Form of Wheel of Fortune Sublicensing Agreement
Exhibit R	—	Form of Whitney Houston Sublicensing Agreement

B-ii

SEPARATION AND SALE AGREEMENT

This SEPARATION AND SALE AGREEMENT (this “Agreement”) is entered into as of July 26, 2024, by and among: (a) INTERNATIONAL GAME TECHNOLOGY PLC, a public limited company incorporated under the laws of England and Wales (“Remainco”); (b) IGNITE ROTATE LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Remainco (“Spinco”); (c) EVERI HOLDINGS INC., a Delaware corporation (“Merger Partner”); and (d) VOYAGER PARENT, LLC, a Delaware limited liability company (“Buyer”); (each a “Party” and together, the “Parties”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, Remainco is engaged, directly and indirectly, in the Spinco Business;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Remainco will effectuate the Separation, including the Spinco Contribution;

WHEREAS, following the Separation, Remainco desires to sell to Buyer, and Buyer desires to purchase from Remainco, all of Remainco’s right, title and interest in and to the Spinco Units upon the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution of this Agreement, Remainco, Spinco, Buyer, Voyager Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Buyer (“Buyer Sub”), and Merger Partner have entered into the Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, modified or supplemented from time to time, the “Merger Agreement”);

WHEREAS, the Parties contemplate that, pursuant to the Merger Agreement and immediately following the consummation of the sale of the Spinco Units to Buyer, at the Merger Effective Time, Buyer Sub shall be merged (the “Merger”) with and into Merger Partner, with Merger Partner surviving the Merger as a wholly owned direct Subsidiary of Buyer; and

WHEREAS, the Parties desire to set forth the principal arrangements among them regarding the foregoing transactions and to make certain covenants and agreements specified in this Agreement in connection therewith and to prescribe certain conditions relating thereto.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE SEPARATION

1.1 Restructuring; Transfer of Assets; Assumption of Liabilities.

(a) Prior to the Equity Sale Closing Time, Remainco and Spinco shall complete the Separation, including by taking the actions referred to in Sections 1.1(b) and 1.1(c), in accordance with the Separation Plan and the terms of this Agreement. Without limiting the generality of Remainco’s other obligations in this Agreement, pursuant to the Separation Plan, Remainco shall cause Spinco, immediately following the Separation and prior to the Equity Sale Closing Time, to own (directly or through another wholly owned Subsidiary of Spinco), free and clear of any Encumbrances (other than Encumbrances (i) that are not material, (ii) under the Financing, (iii) under applicable securities Laws or (iv) under any indebtedness for borrowed money or other Indebtedness of any member of the Remainco Group that may be outstanding as of the Equity Sale Closing Time but which indebtedness (and related Encumbrances) is terminated and released (at no cost to Spinco) as of the Equity Sale Closing Time), all of the Equity Interests in the members of the Spinco Group listed on Schedule 1.1(a) and not, unless Buyer shall otherwise agree in writing (whose agreement shall not be unreasonably withheld, conditioned or delayed), to have any other Subsidiaries. Section 1.4 shall not be deemed to excuse Remainco’s performance of its obligations pursuant to the preceding sentence. Remainco and Spinco shall use reasonable best efforts to cause the Separation to be capable of being completed by the date on which all of the conditions set forth in the Merger Agreement are expected to be satisfied, other than (1) the conditions set forth in Sections 8.4 and 9.4 thereof and (2) those conditions that by their nature are to be satisfied at the Closing.

(b) Prior to the Equity Sale Closing Time (it being understood that some Transfers may occur following the Equity Sale Closing Time in accordance with Section 1.2 or Section 1.4), in connection with the Separation, Remainco shall, and shall cause the applicable Asset Transferors to, as applicable, transfer, contribute, distribute, assign or convey or cause to be transferred, contributed, distributed, assigned or conveyed (“Transfer”) to (i) the respective Remainco Asset Transferees, all of the applicable Asset Transferor’s right, title and interest in and to the Remainco Retained Assets (to the extent not then already owned by a Remainco Asset Transferee, in which case such Remainco Retained Assets will continue to be owned by such Remainco Asset Transferee) and (ii) the respective Spinco Asset Transferees, all of its and the applicable Asset Transferors’ right, title and interest in and to the Spinco Assets (to the extent not then already owned by a Spinco Asset Transferee, in which case such Spinco Assets will continue to be owned by such Spinco Asset Transferee); and Remainco and Spinco, as applicable, shall cause the Remainco Asset Transferees and the Spinco Asset Transferees, as applicable, to accept from Remainco and the applicable members of the Remainco Group, and Spinco and the applicable members of the Spinco Group, as applicable, all of Remainco’s and the other members of the Remainco Group’s and Spinco’s and the other members of the Spinco Group’s, as applicable, respective direct or indirect rights, title and interest in and to the applicable Assets allocated to each of them.

(c) Except as otherwise specifically set forth in any of the Transaction Documents, from and after the Equity Sale Closing Time, (i) Remainco shall, or shall cause a member of the Remainco Group to, accept, assume (or to the extent already a Liability of the Remainco Group, retain) and perform, discharge and fulfill, in accordance with their respective terms (“Assume”), all of the Remainco Retained Liabilities and (ii) Spinco shall, or shall cause a member of the Spinco Group to, Assume all of the Spinco Liabilities (or to the extent already a Liability of the Spinco Group, retain), in each case, regardless of (A) when or where such Liabilities arose or arise, (B) whether the facts upon which they are based occurred prior to, at or subsequent to the Equity Sale Closing Time, (C) where or against whom such Liabilities are asserted or determined (provided that nothing contained in this Agreement shall preclude, restrict or otherwise inhibit any member of the Remainco Group or any member of the Spinco Group, as applicable, from asserting any defenses available with respect to the Entity that incurred or holds such Liability against any Person other than against a Remainco Indemnified Party, in the case of a Spinco Liability, or against a Buyer Group Indemnified Party, in the case of a Remainco Retained Liability), (D) whether arising from or alleged to arise from negligence, gross negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Remainco Group or any member of the Spinco Group, as the case may be, or any of their past or present respective directors, officers, employees, agents, Subsidiaries or Affiliates (it being understood that this provision shall not limit any Party’s rights or remedies in the case of Fraud) and (E) which Entity is named in any Action associated with any Liability.

(d) It is understood and agreed that certain of the Remainco Retained Assets, Remainco Retained Liabilities, Spinco Assets and Spinco Liabilities, as applicable, may already be retained by members of the Remainco Group or members of the Spinco Group, as applicable, as of the Equity Sale Closing Time and, as a result, in such cases, (i) no additional Transfers or Assumptions, as applicable, by any member of the Remainco Group or any member of the Spinco Group, as applicable, shall be deemed to have occurred with respect thereto pursuant to this Agreement and (ii) such Assets and Liabilities shall be included in the category of Remainco Retained Assets, Remainco Retained Liabilities, Spinco Assets or Spinco Liabilities, as applicable. Each Party agrees that, as of the Equity Sale Closing Time, Spinco and Remainco, as applicable, shall be deemed to have acquired complete and sole beneficial ownership over all of their respective Assets, together with all rights, powers and privileges incident thereto (subject to Section 1.2 and Section 1.5(a)), and shall be deemed to have Assumed (or retained Liability for), as applicable in accordance with the terms of this Agreement, all of the Liabilities and all duties, obligations and responsibilities incident thereto, which such Party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

(e) As part of the Separation, Remainco will effect the Spinco Contribution prior to the Equity Sale Closing Time.

1.2 Contract Consents; Treatment of Shared Contracts.

(a) Without limiting the generality of the obligations set forth in Sections 1.1(a) and 1.1(b), prior to the Equity Sale Closing Time, Remainco, Spinco, Merger Partner and Buyer shall use reasonable best efforts to obtain any Consents that may be required from Third Parties under Contracts (including Shared Contracts), including from Governmental Authorities, in connection with effecting the Separation, the Equity Sale, the Spinco Contribution and the Merger (“Required Third Party Consents”). Notwithstanding anything to the contrary contained in this Agreement, the provisions of the Merger Agreement shall control with respect to the Parties’ rights and obligations relating to obtaining Governmental Approvals required to consummate the Contemplated Transactions. Notwithstanding anything to the contrary contained in this Agreement, but subject to the immediately foregoing sentence and except as contemplated by Section 1.10, (A) no member of the Remainco Group, no member of the Spinco Group, no member of the Merger Partner Group and no member of the Buyer Group shall be required to compensate any Third Party, commence or participate in any Action or offer or grant any accommodation (financial or otherwise or to remain secondarily liable or contingently liable for any Spinco Liability, in the case of any member of the Remainco Group, or any Remainco Retained Liability, in the case of any member of the Spinco Group) to any Third Party to obtain any such Required Third Party Consents or otherwise in connection with any actions or obligations under this Section 1.2 or the Transaction Documents (including in respect of Shared Contracts) and (B) no member of the Merger Partner Group and no member of the Spinco Group shall take any of the foregoing actions without the consent of Buyer. If Remainco and Buyer mutually agree to pay a monetary consent fee to a Third Party to obtain a Required Third Party Consent from such Third Party, then Buyer and Remainco shall each pay, or cause to be paid, fifty percent (50%) of such consent fee. If Merger Partner and Buyer mutually agree to pay a monetary consent fee to a Third Party to obtain a Required Third Party Consent from such Third Party, then Buyer shall pay, or cause to be paid (including causing Merger Partner to pay at, and conditioned upon, the Merger), such consent fee. Notwithstanding anything to the contrary contained in any of the Transaction Documents, no representation, warranty, covenant or agreement of any member of the Remainco Group, any member of the Spinco Group, any member of the Merger Partner Group or any member of the Buyer Group contained in any of the Transaction Documents shall be deemed breached and no condition contained in the Merger Agreement shall be deemed not satisfied, based solely on the failure to obtain a Required Third Party Consent; provided that the foregoing shall not be deemed a waiver of any efforts required by the Parties under any of the Transaction Documents to obtain any Required Third Party Consent.

(b) Each Shared Contract shall be assigned in part to the applicable member(s) of the applicable Group, if so assignable, or appropriately amended prior to, at or after the Equity Sale Closing Time, so that a member of the Remainco Group or a member of the Spinco Group, as of the Equity Sale Closing Time, shall be entitled to the rights and benefits, and shall Assume the related portion of any Liabilities, inuring to the Remainco Retained Business and Spinco Business, as applicable; provided that:

(i) in no event shall any member of the Remainco Group or any member of the Spinco Group be required to assign (or amend) any Shared Contract in its entirety or to assign a portion of any Shared Contract which is not assignable (or cannot be amended without Consent of the counterparty to effect an assignment or other transfer) by its terms (including any terms imposing Consent requirements or conditions on an assignment or amendment where such Consents or conditions have not been obtained or fulfilled, subject to Section 1.4); and

(ii) if any Shared Contract cannot be so partially assigned by its terms or otherwise, cannot be amended or has not for any other reason been assigned or amended, or if such assignment or amendment would impair the benefit the parties thereto derive from such Shared Contract, to the extent not prohibited by applicable Law, (A) at the reasonable request of the member of the Remainco Group or the member of the Spinco Group (or, after the Equity Sale Closing Time, Buyer on behalf of such member of the Spinco Group) to which the benefit of such Shared Contract inures in part, Remainco or Spinco, as applicable, for which such Shared Contract is, as applicable, a Remainco Retained Asset or Spinco Asset shall, and shall cause each of the members of its Group to, for a period ending on the date which is five (5) years following the Closing Date, take such other reasonable and permissible actions to cause such member of the Spinco Group or the Remainco Group, as the case may be, to receive the benefit of that portion of each Shared Contract that relates to the Spinco Business or the Remainco Retained Business, as the case may be (in each case, to the extent so related) as if such Shared Contract had been assigned (or amended to allow such assignment) to a member of the applicable Group pursuant to this Section 1.2 and to bear the burden of the corresponding Liabilities (including any Liabilities that may arise by reason of such arrangement) as if such Liabilities had been Assumed by a member of the applicable Group pursuant to this Section 1.2; and (B) the Party to which the benefit of such Shared Contract inures in part shall use reasonable best efforts to enter into a separate Contract pursuant to which it procures such rights and obligations as are necessary such that it no longer needs to avail itself of the arrangements provided pursuant to this Section 1.2(b) (the foregoing actions described in subsections (A) and (B) of this Section 1.2(b)(ii), “Shared Contracts Alternative Arrangements”).

(c) Remainco and Spinco shall, and shall cause the other members of its Group to, (i) treat for applicable Tax purposes the portion of each Shared Contract inuring to the Remainco Retained Business and the Spinco Business, respectively, as Assets owned by, or Liabilities of, as applicable, such Party as of the Equity Sale Closing Time and (ii) neither report nor take any position on a Tax Return inconsistent with such treatment (unless, in each case, required by applicable Law at a “more likely than not” level of confidence). Any Party taking such an inconsistent position shall use commercially reasonable efforts to provide prompt notice to the other Party after taking such an inconsistent position on a Tax Return.

1.3 Intercompany Liabilities. Except for the intercompany accounts and Contracts identified in Schedule 1.3 and except for any Transaction Documents, Remainco shall, and shall cause the other members of the Remainco Group to, take such actions, including making such payments as may be necessary, so that prior to the Equity Sale Closing Time, the members of the Spinco Group, on the one hand, and the members of the Remainco Group, on the other hand, shall settle, discharge, offset, pay or repay, and otherwise terminate in full, all intercompany Liabilities, accounts and Contracts, in each case with no further Liability. Except for any services provided pursuant to the Transition Services Agreement and any other applicable Transaction Documents, as of and following the Equity Sale Closing Time, (a) the members of the Remainco Group shall have no further obligation to provide any ancillary or corporate shared services to the members of the Spinco Group and (b) the members of the Spinco Group shall have no further obligation to provide any ancillary or corporate shared services to the members of the Remainco Group.

1.4 Transfers of Assets or Assumptions of Liabilities Not Effected at or Prior to the Equity Sale Closing Time; Transfers or Assumptions Deemed Effective as of the Equity Sale Closing Time.

(a) To the extent that any Transfer or Assumption contemplated by this Article I shall not have been consummated at or prior to the Equity Sale Closing Time (other than because such Asset is a Non-Transferable Asset or such Liability is a Non-Transferable liability), the Parties shall, subject to the terms and conditions of this Agreement (including the limitations regarding to obligation to make any concessions to obtain any Required Third Party Consents or any Permits and the obligations in Section 1.10) and the other Transaction Documents, use reasonable best efforts to effect such Transfers and Assumptions as promptly as reasonably practicable following the Equity Sale Closing Time. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not require, and no Separation Document shall constitute, an agreement to Transfer or Assume any Spinco Asset, any Remainco Retained Asset, any Spinco Liability or any Remainco Retained Liability, as applicable, or any claim or right or benefit arising thereunder or resulting therefrom if an attempted Transfer or Assumption thereof (without the Consent of a Third Party) would violate, constitute a default under or breach of any Contract or violate any applicable Law (each such Spinco Asset, Remainco Retained Asset or claim or right or benefit arising thereunder or resulting therefrom, a “Non-Transferable Asset” and each such Spinco Liability, Remainco Retained Liability or claim or right or benefit arising thereunder or resulting therefrom, a “Non-Transferable Liability”), without first obtaining all such necessary Consents of such Third Parties, and this Agreement and the applicable Separation Document shall not be deemed to constitute a Transfer or Assumption thereof and the applicable provisions of this Section 1.4 shall apply in regard to all such Non-Transferable Assets and all such Non-Transferable Liabilities.

(b) Notwithstanding anything to the contrary contained in this Agreement or any Separation Document, to the extent permitted by applicable Laws and Contracts, if any applicable approval, consent or waiver to the Transfer or the Assumption of any Non-Transferable Asset or any Non-Transferable Liability that would otherwise be considered a Spinco Asset or a Spinco Liability, as applicable, cannot be obtained prior to the Equity Sale Closing Time, Remainco shall, at Spinco’s cost and expense, cause the applicable member of the Remainco Group to hold such Non-Transferable Asset or such Non-Transferable Liability, as of and from the Equity Sale Closing Time, in trust for Spinco or the designated member of the Spinco Group and the covenants and Liabilities thereunder shall be performed by Spinco or the designated member of the Spinco Group (and Spinco shall cause the other members of the Spinco Group to do so) in the applicable member of the Remainco Group’s name and all benefits and Liabilities existing thereunder shall be for Spinco or the designated member of the Spinco Group. The applicable member of the Remainco Group holding such Non-Transferable Asset or such Non-Transferable Liability in trust for Spinco or the designated member of the Spinco Group shall treat, insofar as reasonably possible and to the extent permitted by applicable Law, such Assets and Liabilities in the ordinary course of business in accordance with past practice and take such other actions as may be reasonably requested by Spinco or the designated member of the Spinco Group to which such Assets are to be Transferred or by which such Liabilities are to be Assumed to place Spinco or such designated member of the Spinco Group, insofar as reasonably possible and to the extent permitted by applicable Law, in the same position as if such Asset had been Transferred or Liabilities Assumed as contemplated by this Agreement. To the extent permitted by applicable Laws and Contracts, from and after the Equity Sale Closing Time, Remainco shall take (or cause the applicable member of the Remainco Group to take), at Spinco’s cost and expense, such commercially reasonable actions in its name or otherwise as Spinco may reasonably request so as to provide the applicable member of the Spinco Group with the benefits of such Non-Transferable Assets and the burdens of such Non-Transferable Liabilities, to effect the collection of money or other consideration that becomes due and payable under such Non-Transferable Assets and such Non-Transferable Liabilities and to enforce for the benefit of the Spinco Group, and at the expense of the Spinco Group, any and all rights against a Third Party arising under such Non-Transferable Asset and such Non-Transferable Liability (“Third-Party Rights”), and Remainco shall (or shall cause the applicable member of the Remainco Group to) promptly pay, or cause to be paid, to Spinco or the designated member of the Spinco Group all money or other consideration received by the applicable member of the Remainco Group with respect to all such Non-Transferable Assets and such Non-Transferable Liabilities net of any withholding or deduction required under applicable Laws with respect to such payment; provided that Remainco shall use commercially reasonable efforts to provide written notice to the applicable payee prior to making any such withholding or deduction and reasonably cooperate with the applicable payee to reduce or eliminate any such withholding or deduction. For applicable Tax purposes, Remainco shall treat any Non-Transferable Asset described in this Section 1.4(b) as owned by the applicable member of the Spinco Group unless otherwise required by applicable Law (at a “more likely than not” level of confidence). Remainco shall use commercially reasonable efforts to provide prompt notice to Spinco after taking a position on a Tax Return inconsistent with such treatment.

(c) Notwithstanding anything to the contrary contained in this Agreement or any Separation Document, to the extent permitted by applicable Laws and Contracts, in the event that any applicable approval, consent or waiver to the Transfer or the Assumption of any Non-Transferable Asset or any Non-Transferable Liability that would otherwise be considered a Remainco Retained Asset or a Remainco Retained Liability, as applicable, cannot be obtained prior to the Equity Sale Closing Time, Spinco shall, at Remainco’s cost and expense, cause the applicable member of the Spinco Group to hold such Non-Transferable Asset or such Non-Transferable Liability, as of and from the Equity Sale Closing Time, in trust for Remainco or the designated member of the Remainco Group and the covenants and Liabilities thereunder shall be performed by Remainco or the designated member of the Remainco Group (and Remainco shall cause the other members of the Remainco Group to do so) in the applicable member of the Spinco Group’s name and all benefits and Liabilities existing thereunder shall be for Remainco or the designated member of the Remainco Group. The applicable member of the Spinco Group holding such Non-Transferable Asset or such Non-Transferable Liability in trust for Remainco or the designated member of the Remainco Group shall treat, insofar as reasonably possible and to the extent permitted by applicable Law, such Assets and Liabilities in the ordinary course of business in accordance with past practice and take such other actions as may be reasonably requested by the Remainco or the designated member of the Remainco Group to which such Assets are to be Transferred or by which such Liabilities are to be Assumed to place Remainco or such designated member of the Remainco Group, insofar as reasonably possible and to the extent permitted by applicable Law, in the same position as if such Asset and Liability had been Transferred or Assumed as contemplated by this Agreement. To the extent permitted by applicable Laws and Contracts, from and after the Equity Sale Closing Time, Spinco shall take (or cause the applicable member of the Spinco Group to take), at Remainco’s cost and expense, such commercially reasonable actions in its name or otherwise as Remainco may reasonably request so as to provide Remainco or the designated member of the Remainco Group with the benefits of such Non-Transferable Assets and the burdens of such Non-Transferable Liabilities, to effect the collection of money or other consideration that becomes due and payable under such Non-Transferable Assets and such Non-Transferable Liabilities and to enforce for the benefit of Remainco or the designated member of the Remainco Group, and at the expense of Remainco, any and all Third Party Rights, and Spinco shall (or shall cause the applicable member of the Spinco Group to) promptly pay, or cause to be paid, to Remainco or the designated member of the Remainco Group all money or other consideration received by the applicable member of the Spinco Group with respect to all such Non-Transferable Assets and such Non-Transferable Liabilities net of any withholding or deduction required under applicable Laws with respect to such payment; provided that Spinco shall use commercially reasonable efforts to provide advance written notice to the applicable payee prior to making any such withholding or deduction and reasonably cooperate with the applicable payee to reduce or eliminate any such withholding or deduction. For applicable Tax purposes, Spinco shall treat any Non-Transferable Asset described in this Section 1.4(c) as owned by Remainco unless otherwise required by applicable Law (at a “more likely than not” level of confidence). Spinco shall use commercially reasonable efforts to provide prompt written notice to Remainco after taking a position on a Tax Return inconsistent with such treatment.

(d) If, after the Equity Sale Closing Time and subject to Section 1.4, Spinco or Remainco becomes aware that any of the Spinco Assets have not been Transferred to a member of the Spinco Group or that any of the Remainco Retained Assets have not been retained by or Transferred to a member of the Remainco Group (other than to a member of the Spinco Group), it will promptly notify the other Party and the Parties will cooperate in good faith to as promptly as reasonably practicable Transfer by assignment or by license or as the Parties shall otherwise mutually agree, the relevant Asset to the appropriate member of the applicable Group at the expense of the Party who would have been responsible for the related expenses if such Asset had been Transferred at the Equity Sale Closing Time.

(e) For the period of five (5) years following the Closing Date, Remainco and Spinco shall reasonably assist the other in obtaining the necessary approvals, consents and waivers to effect the Transfer or Assumption of any Non-Transferable Asset and any Non-Transferable Liability to a member of the Spinco Group, on the one hand, or Remainco or the designated member of its Group, on the other hand; provided that, except as contemplated by Section 1.10, no member of the Remainco Group and no member of the Spinco Group shall be required to compensate any Third Party, commence or participate in any litigation, or offer or grant any accommodation (financial or otherwise) to any Third Party to obtain any such consent, approval or waiver. If and when such necessary approvals, consents and waivers are obtained after the Equity Sale Closing Time to effect the Transfer or Assumption of any Spinco Asset, any Remainco Retained Asset, any Spinco Liability or any Remainco Retained Liability that had constituted a Non-Transferable Asset or a Non-Transferable Liability, as applicable, such Transfer or Assumption shall be reasonably promptly effected in accordance with the terms of this Agreement, for no additional consideration, after which such Spinco Asset, such Remainco Retained Asset, such Spinco Liability or such Remainco Retained Liability, as the case may be, shall no longer be subject to this Section 1.4 as a Non-Transferable Asset or a Non-Transferable Liability, as applicable. Spinco shall bear all out of pocket costs and expenses incurred by the Parties in connection with their efforts to transfer to a member of the Spinco Group any Spinco Assets that are Non-Transferrable Assets and any Spinco Liabilities that are Non-Transferrable Liabilities in accordance with this Section 1.4; provided that Spinco shall not be responsible for any consent, settlement or similar fees or amounts that any member of the Remainco Group pays to any Third Party to obtain a consent for such Transfer or Assumption. Remainco shall bear all out of pocket costs and expenses incurred by the Parties in connection with their efforts to transfer to a member of the Remainco Group any Remainco Retained Assets that are Non-Transferrable Assets and any Remainco Retained Liabilities that are Non-Transferrable Liabilities in accordance with this Section 1.4; provided that Remainco shall not be responsible for any consent, settlement or similar fees or amounts that any member of the Spinco Group pays to any Third Party to obtain a consent for such Transfer or Assumption. If Remainco and Buyer mutually agree to pay a monetary consent fee to a Third Party to obtain a Required Third Party Consent from such Third Party, then Buyer and Remainco shall each pay, or cause to be paid, fifty percent (50%) of such consent fee. If, on or before the last day of the five (5) year period following the Closing Date, Buyer or Remainco provides notice to Remainco or Buyer, as applicable, of any such Asset or Liability that is unable to be Transferred to or Assumed by any member of the Spinco Group or any member of the Remainco Group, as applicable, as of the end of such period (and no member of the Buyer Group or no member of the Remainco Group, as applicable, has materially breached any of its obligations set forth in Section 1.4 with respect to such Asset or Liability), the Parties’ obligations under this Section 1.4(e), solely with respect to such identified Asset or Liability, shall continue (i) with respect to each such Asset or Liability other than a Contract, until that Asset is no longer usable or such Liability is no longer outstanding, and (ii) with respect to each such Asset or Liability that is a Contract, until that Contract expires or terminates in accordance with its terms (as in effect at the Equity Sale Closing Time).

1.5 Bank Accounts.

(a) Remainco and Spinco shall use reasonable best efforts to take, or cause the other members of their respective Groups to take, prior to the Equity Sale Closing Time (or as soon as possible thereafter), all actions necessary to amend all Contracts governing each bank and brokerage account (including lock boxes) owned by any member of the Spinco Group (collectively, the “Spinco Accounts”), so that such Spinco Accounts, if currently linked (whether by automatic withdrawal, automatic deposit or any other authorization to transfer funds from or to) to any bank or brokerage account (or lock box) owned by Remainco or any other member of the Remainco Group (collectively, the “Remainco Accounts”) are de-linked from such Remainco Accounts.

(b) Remainco and Spinco shall use reasonable best efforts to, or cause the other members of their respective Groups to, prior to the Equity Sale Closing Time (or as soon as possible thereafter), amend all Contracts governing each Remainco Account related to the Spinco Business set forth on Schedule 1.5(b) such that such Contracts (and the related Asset) shall be Transferred to any member of the Spinco Group.

(c) Remainco and Spinco shall use reasonable best efforts to, or cause the other members of their respective Groups to, prior to the Equity Sale Closing Time (or as soon as possible thereafter), amend all Contracts governing each Spinco Account related to the Remainco Retained Business set forth on Schedule 1.5(c) such that such Contracts (and the related Asset) shall be Transferred to Remainco or any other member of the Remainco Group.

(d) Remainco and Spinco shall use reasonable best efforts to, or cause the other members of their respective Groups to, prior to the Equity Sale Closing Time (or as soon as possible thereafter), amend all

Contracts governing the Remainco Accounts so that such Remainco Accounts, if currently linked to any Spinco Account, are de-linked from such Spinco Accounts.

(e) With respect to any outstanding checks issued by Remainco, Spinco or any of the respective members of its Group prior to the Equity Sale Closing Time, such outstanding checks shall be honored from and after the Closing by the Person or Group owning the account on which the check is drawn, without limiting the ultimate allocation of Liability for such amounts under any of the Transaction Documents.

1.6 Permits. Remainco shall cooperate with Spinco and Remainco shall use reasonable best efforts to finalize or effectuate the Transfer of any Permits to a member of the Spinco Group that is designated as a Spinco Asset and that is not already Transferred to a member of the Spinco Group as of the Closing. Spinco shall cooperate with Remainco and shall use reasonable best efforts to finalize or effectuate the Transfer of any Permits to a member of the Remainco Group that is designated as an Remainco Retained Asset and that is not already Transferred to a member of the Remainco Group as of the Closing Date. If any Permit cannot be Transferred, then until such Permit terminates in accordance with its terms, the Parties shall use their reasonable best efforts to develop and implement arrangements to give to a member of the Spinco Group or a member of the Remainco Group, as applicable, the ability to continue to operate the Spinco Business or the Remainco Retained Business, as applicable, as presently conducted under the terms of any such Permit (the arrangements contemplated by this sentence, “Permits Alternative Arrangements”). Except as otherwise set forth in the Merger Agreement (the provisions of which shall control with respect to the Parties’ agreements regarding and the obtainment of Governmental Approvals and Consents required to consummate the Contemplated Transactions), Remainco and Spinco shall cooperate and use their respective reasonable best efforts to seek and obtain, in accordance with applicable Law, any necessary Governmental Approvals and Consents for the Transfer of all Permits contemplated to be Transferred pursuant to this Article I to the extent permitted by applicable Law. No member of the Remainco Group and no member of the Spinco Group shall be required to compensate any Third Party, commence or participate in any litigation, or offer or grant any accommodation (financial or otherwise) to any Third Party to obtain any Consent necessary to Transfer any Permit and no member of the Spinco Group shall take any of the foregoing actions without the consent of Buyer. If Remainco and Buyer mutually agree to pay a consent fee to obtain a Permit, then Remainco and Buyer shall each pay, or cause to be paid, fifty percent (50%) of such consent fee. The Parties acknowledge that this Section 1.6 does not apply to Permits that are Spinco Assets and are already held by a member of the Spinco Group as of the date hereof. Notwithstanding anything to the contrary contained in this Section 1.6, the provisions of the Merger Agreement shall control with respect to the Parties’ rights and obligations relating to obtaining Governmental Approvals required to consummate the Contemplated Transactions.

1.7 Separation Documents. In connection with, and in furtherance of, the Transfers and the Assumptions contemplated by this Agreement, Remainco and Spinco shall execute or cause to be executed, on or after the date hereof by the appropriate members of the Remainco Group and the appropriate members of the Spinco Group, any Separation Documents reasonably necessary to evidence the valid Transfer to the applicable member of such Party’s Group of all right, title and interest in and to its Transferred Assets and the valid and effective Assumption by the applicable Party of Liabilities it has Assumed, for Transfers and Assumptions to be effected pursuant to applicable Laws, in such forms as are reasonably acceptable to Remainco and Buyer (such acceptance not to be unreasonably withheld, conditioned or delayed), including the Transfer of owned real property by deeds as may be appropriate and in form and substance as required by the jurisdiction in which the owned real property is located. The Separation Documents shall not contain (a) any indemnities that conflict with this Agreement or (b) any representations or warranties, except to the extent required to comply with applicable Laws, and, to the extent that any provision of a Separation Document does conflict with any provision of this Agreement, this Agreement shall govern and control; provided that no such Separation Document shall by its express terms (i) provide that a member of the Spinco Group is Assuming from a member of the Remainco Group Liabilities that are not Spinco Liabilities or (ii) provide that a member of the Remainco Group is Assuming from a member of the Spinco Group Liabilities that are not Remainco Retained Liabilities. Remainco shall (A) deliver to Buyer drafts of any Separation Documents and (B) provide Buyer a reasonable opportunity

(and no less than five (5) Business Days) to review such drafts. All Separation Documents shall be prepared, executed and delivered in a manner reasonably approved by Remainco and Buyer (such approval not to be unreasonably withheld, conditioned or delayed). Transfers of capital stock shall be effected by means of executed stock powers and notation on the record books of the Entities involved, or by such other means as may be required in any non-U.S. jurisdiction to Transfer title to equity and, only to the extent required by applicable Law, by notation on public registries.

1.8 Transaction Documents. Concurrently with the execution and delivery of this Agreement, the Parties have executed and delivered the Merger Agreement, Employee Matters Agreement, the Real Estate Matters Agreement and the Tax Matters Agreement. At or prior to the Closing, Remainco, Spinco, Buyer and Merger Partner shall execute and deliver the other Transaction Documents (in each case to the extent to which it is a party), to be effective at the Closing (unless otherwise provided in such Transaction Documents).

1.9 Further Assurances.

(a) In addition to and without limiting the actions specifically provided for elsewhere in this Agreement, including Section 1.4, and subject to the limitations expressly set forth in this Agreement and the Merger Agreement, the Parties shall cooperate with each other in good faith and (i) use, and shall cause the members of its Group to use, reasonable best efforts at and after the Equity Sale Closing Time, to take the actions contemplated by Article I and (ii) take actions required by the other Transaction Documents (subject to the applicable efforts standard) to consummate the Contemplated Transactions.

(b) Without limiting the foregoing, at and after the Equity Sale Closing Time and subject to the limitations expressly set forth in this Agreement and the Merger Agreement, including Section 1.4, each Party shall cooperate with the other Parties, and without any further consideration, but at the expense of the requesting Party (except as provided in Section 1.4), from and after the Equity Sale Closing Time, to execute and deliver, or use reasonable best efforts to cause to be executed and delivered, all instruments and to take all such other actions as such Party may reasonably be requested to take by any other Party from time to time, consistent with the terms of the Transaction Documents, to effectuate the provisions and purposes of the Transaction Documents and the Transfers of the applicable Assets and the assignment and Assumption of the applicable Liabilities and the Contemplated Transactions.

(c) Without limiting the foregoing, in the event that after the Equity Sale Closing Time any Party (or member of such Party’s Group) receives or discovers that it possesses any Assets (including the receipt of payments made pursuant to Contracts and proceeds from accounts receivable with respect to such Asset) to which another Party is entitled pursuant to this Agreement, such Party shall notify in writing the other Party and, upon written request, promptly Transfer, or cause to be Transferred, such Asset to such other Party so entitled thereto (or member of such other Party’s Group as designated by such other Party) at such other Party’s expense. Prior to any such Transfer, such Asset shall be held in accordance with the provisions of Section 1.4.

(d) After the Equity Sale Closing Time, each Party (or any member of its Group) may receive mail, packages, electronic mail and any other written communications properly belonging to another Party (or any member of its Group). Accordingly, at all times after the Equity Sale Closing Time, each Party is authorized to receive and, if reasonably necessary to identify the proper recipient in accordance with this Section 1.9(d), open all mail, packages, electronic mail and any other written communications received by such Party that belongs to such other Party, and to the extent that they do not relate to the business of the receiving Party, the receiving Party shall promptly deliver such mail, packages, electronic mail or any other written communications (or, in case the same also relates to the business of the receiving Party or another Party, copies thereof) to such other Party as provided for in Section 5.5. The provisions of this Section 1.9(d) are not intended to, and shall not be deemed to, constitute an authorization by any Party to permit any other Party to accept service of process on its behalf and no Party is or shall be deemed to be the agent of any other Party for service of process purposes.

1.10 Credit Support Instruments.

(a) Spinco and Buyer shall each use reasonable best efforts to procure satisfaction of an Existing Spinco Credit Support Instrument Release Condition with respect to each Existing Spinco Credit Support Instrument at the Equity Sale Closing Time and Remainco and Merger Partner shall use reasonable best efforts to cooperate with Spinco and Buyer to facilitate the same. During the Pre-Closing Period, Remainco shall, as reasonably requested by Buyer, provide Buyer with an updated list of Existing Spinco Credit Support Instruments in the same format as the table set forth in Part (A) of Schedule 1.1(c).

(b) If an Existing Spinco Credit Support Instrument Release Condition with respect to an Existing Spinco Credit Support Instrument has not been satisfied at the Equity Sale Closing Time, then, from and after the Equity Sale Closing Time, Spinco, Merger Partner, Buyer and any other applicable member(s) of the Buyer Group shall:

(i) continue to use reasonable best efforts to satisfy an Existing Spinco Credit Support Instrument Release Condition with respect to such Existing Spinco Credit Support Instrument as soon as possible (but in no event later than the Existing Credit Support Instrument Release Deadline) and Remainco shall continue to use reasonable best efforts to cooperate with Spinco and Buyer to facilitate the same;

(ii) use reasonable best efforts to cause the applicable member of the Spinco Group or the applicable member of the Buyer Group to continue to (A) perform the Contracts or Liabilities which are guaranteed or supported by such Existing Spinco Credit Support Instrument and (B) not to renew or extend the term of, increase any Liabilities under or transfer to a Third Party any of the Contracts or other Liabilities which are guaranteed or supported by such Existing Spinco Credit Support Instrument, in each case, until the satisfaction of an Existing Spinco Credit Support Instrument Release Condition with respect to such Existing Spinco Credit Support Instrument;

(iii) in accordance with and subject to the provisions of Article III, indemnify and hold harmless each Remainco Indemnified Party against any and all Losses in relation to or arising from any claim against such Remainco Indemnified Party to the extent related to or arising under such Existing Spinco Credit Support Instrument; and

(iv) if a member of the Remainco Group is obligated to deposit cash or provide collateral in connection with such Existing Spinco Credit Support Instrument, then, not later than the later of (A) three (3) Business Days after Remainco has notified Buyer of such obligation and (B) one (1) day before the date such member of the Remainco Group must deposit, or cause to be deposited, the required cash in a dedicated blocked account, or provide, or cause to be provided, the required collateral, Buyer shall (i) deposit cash in a Spinco Credit Support Account or (ii) provide a Spinco Backstop Credit Support Instrument, in each case, in an aggregate amount equal to the cash or other collateral amount provided by Remainco.

(c) With respect to the Existing Spinco Credit Support Instruments identified in the table set forth in Part (A) of Schedule 1.1(c) (as Schedule 1.1(c) may be updated from time to time) (other than those Existing Spinco Credit Support Instruments identified in Schedule 1.10(c) which are the subject of the last sentence of this clause (c)) for which Spinco, Merger Partner, Buyer or any other applicable member(s) of the Buyer Group has not satisfied an Existing Spinco Credit Support Instrument Release Condition as of the Existing Credit Support Instrument Release Deadline (the “Outstanding Existing Spinco Credit Support Instruments”) (and only to the extent a member of the Spinco Group, a member of the Merger Partner Group or a member of the Buyer Group has not already deposited cash or provided collateral pursuant to clause (b)(iv) and without duplication of any such amounts), a member of the Spinco Group, a member of the Merger Partner Group or a member of the Buyer Group shall (at its option) either (i) deposit cash in a blocked account in the name of a member of the Remainco Group designated by Remainco (the “Spinco Credit Support Account”) or (ii) provide a Credit Support Instrument in favor of a member of the Remainco Group designated by Remainco reasonably acceptable to Remainco (the “Spinco Backstop Credit Support Instrument”), in each case, in the aggregate amount of such Outstanding Existing Spinco Credit Support Instruments. If a member of the Remainco Group is obligated to deposit cash or provide collateral in connection with an Outstanding Existing Spinco Credit Support Instrument, then the relevant member of the Remainco Group shall have the right to draw on the funds in the Spinco Credit Support Account or draw or make demand on the Spinco Backstop Credit Support Instrument to satisfy such obligation. Promptly following the satisfaction of an Existing Spinco Credit Support Instrument Release Condition for each Outstanding Existing Spinco Credit Support Instrument, Remainco shall cause an amount of the funds in the Spinco Credit Support Account equal to the amount of such Outstanding Existing Spinco Credit Support Instrument (including any accrued interest or other amounts in respect thereof not otherwise owed to the deposit bank or issuer of the relevant credit support instrument) to be released to the relevant member of the Spinco Group, the relevant member of the Merger Partner Group or the relevant member of the Buyer Group or agree that the amount of the Spinco Backstop Credit Support Instrument shall be reduced by such amount, as applicable. With respect to the Existing Spinco Credit Support Instruments identified in Schedule 1.10(c) for which Buyer has not satisfied an Existing Spinco Credit Support Instrument Release Condition as of the Existing Credit Support Instrument Release Deadline, Buyer shall, or shall cause a member of the Spinco Group, a member of the Merger Partner Group or a member of the Buyer Group to, (i) offer to provide the beneficiary of such Existing Spinco Credit Support Instrument a letter of credit in the amount described opposite such Existing Credit Support Instrument on Schedule 1.10(c) that results in an Existing Spinco Credit Support Instrument Release Condition being satisfied and (ii) if an Existing Spinco Credit Support Instrument Condition has not been satisfied within ten (10) Business Days after the offer made pursuant to clause (i), then unless and until an Existing Spinco Credit Support Instrument Release Condition is satisfied, provide Remainco with a letter of credit in the amount described opposite such Existing Credit Support Instrument on Schedule 1.10(c).

(d) Remainco shall use reasonable best efforts to procure satisfaction of an Existing Remainco Credit Support Instrument Release Condition with respect to each Existing Remainco Credit Support Instrument at the Equity Sale Closing Time and Spinco shall use reasonable best efforts to cooperate with Remainco to facilitate the same. During the Pre-Closing Period, Remainco shall, as reasonably requested by Buyer, provide Buyer with an updated table identifying Existing Remainco Credit Support Instruments in the same format as the table set forth in Part (B) of Schedule 1.1(c).

(e) If an Existing Remainco Credit Support Instrument Release Condition with respect to an Existing Remainco Credit Support Instrument has not been satisfied at the Equity Sale Closing Time, then, from and after the Equity Sale Closing Time, Remainco shall:

(i) continue to use reasonable best efforts to satisfy an Existing Remainco Credit Support Instrument Release Condition with respect to such Existing Remainco Credit Support Instrument as soon as possible (but in no event later than the Existing Credit Support Instrument Release Deadline) and the members of the Spinco Group, the members of the Merger Partner Group and the members of the Buyer Group shall continue to use reasonable best efforts to cooperate with Remainco to facilitate the same;

(ii) use reasonable best efforts to cause the applicable member of the Remainco Group to continue to (A) perform the Contracts or Liabilities which are guaranteed or supported by such Existing Remainco Credit Support Instrument and (B) not to renew or extend the term of, increase any other Liabilities under or transfer to a Third Party any of the Contracts or Liabilities which are guaranteed or supported by such Existing Remainco Credit Support Instrument, in each case, until the satisfaction of an Existing Remainco Credit Support Instrument Release Condition with respect to such Existing Remainco Credit Support Instrument;

(iii) in accordance with and subject to the provisions of Article III, indemnify and hold harmless each Buyer Group Indemnified Party against any and all Losses in relation to or arising from any claim against such Buyer Group Indemnified Party to the extent related to or arising under such Existing Remainco Credit Support Instrument; and

(iv) if a member of the Spinco Group, a member of the Merger Partner Group or a member of the Buyer Group is obligated to deposit cash or provide collateral in connection with such Existing Remainco Credit Support Instrument, then, not later than the later of (A) three (3) Business Days after Remainco notified Buyer of such obligation and (B) one (1) day before the date such member of the Spinco Group, such member of the Merger Partner Group or such member of the Buyer Group must deposit, or cause to be deposited, the required cash in a dedicated blocked account, or provide, or cause to be provided, the required collateral, Remainco shall (i) deposit cash in a Remainco Credit Support Account or (ii) provide a Remainco Backstop Credit Support Instrument, in each case, in an aggregate amount equal to the cash or other collateral amount provided by such member of the Spinco Group, such member of the Merger Partner Group or such member of the Buyer Group, as applicable.

(f) With respect to the Existing Remainco Credit Support Instruments for which Remainco has not satisfied an Existing Remainco Credit Support Instrument Release Condition as of the Existing Credit Support Instrument Release Deadline (the “Outstanding Existing Remainco Credit Support Instruments”) (and only to the extent a member of the Remainco Group has not already deposited cash or provided collateral pursuant to clause (e)(iv) and without duplication of any such amounts), a member of the Remainco Group shall (at its option) either (i) deposit cash in a blocked account in the name of the appropriate member of the Spinco Group designated by Buyer (the “Remainco Credit Support Account”), or (ii) provide a Credit Support Instrument in favor of a member of the Spinco Group designated by Buyer reasonably acceptable to Buyer (the “Remainco Backstop Credit Support Instrument”), in each case, in the aggregate amount of such Outstanding Existing Remainco Credit Support Instruments. If a member of the Spinco Group, a member of the Merger Partner Group or a member of the Buyer Group is obligated to deposit cash or provide collateral in connection with an Outstanding Existing Remainco Credit Support Instrument, then the relevant member of the Spinco Group, the relevant member of the Merger Partner Group or the relevant member of the Buyer Group shall have the right to draw on the funds in the Remainco Credit Support Account or draw or make demand on the Remainco Backstop Credit Support Instrument to satisfy such obligation. Promptly following the satisfaction of an Existing Remainco Credit Support Instrument Release Condition for each Outstanding Existing Remainco Credit Support Instrument, the applicable member(s) of the Spinco Group, the applicable member(s) of the Merger Partner Group or the applicable member(s) of the Buyer Group shall cause an amount of the funds in the Remainco Credit Support Account equal to the amount of such Outstanding Existing Remainco Credit Support Instrument (including any accrued interest or other amounts in respect thereof not otherwise owed to the deposit bank or issuer of the relevant credit support instrument) to be released to the relevant member of the Remainco Group or agree that the amount of the Remainco Backstop Credit Support Instrument shall be reduced by such amount, as applicable.

1.11 Disclaimer of Representations and Warranties.

(a) THE PARTIES (EACH ON BEHALF OF ITSELF AND EACH MEMBER OF ITS GROUP) UNDERSTAND AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, NO PARTY TO THIS AGREEMENT OR TO ANY OTHER TRANSACTION DOCUMENT AND NO MEMBER OF THE REMAINCO GROUP, NO MEMBER OF THE SPINCO GROUP, NO MEMBER OF THE MERGER PARTNER GROUP AND NO MEMBER OF THE BUYER GROUP OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY, AND DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, AS TO THE ASSETS, BUSINESSES OR LIABILITIES CONTRIBUTED, TRANSFERRED OR ASSUMED AS CONTEMPLATED BY ANY TRANSACTION DOCUMENT, AS TO ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION THEREWITH, AS TO THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OR ENCUMBRANCES OF, AS TO NON-INFRINGEMENT, VALIDITY OR ENFORCEABILITY OR ANY OTHER MATTER CONCERNING, ANY ASSETS OR BUSINESS OF SUCH PARTY OR ITS GROUP, OR AS TO THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ACCOUNTS RECEIVABLE, OF ANY PARTY OR ITS GROUP, OR AS TO THE LEGAL SUFFICIENCY OF ANY

CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF. EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS, WHERE IS” BASIS AND THE RESPECTIVE TRANSFEREES SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (I) ANY CONVEYANCE SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY SECURITY INTEREST OR OTHER ENCUMBRANCE AND (II) ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED OR THAT ANY LAWS OR JUDGMENTS ARE NOT COMPLIED WITH.

(b) Each Party (on behalf of itself and each member of its Group) further understands and agrees that if the disclaimer of express or implied representations and warranties contained in Section 1.11(a) is held unenforceable or is unavailable for any reason under the Laws of any jurisdiction or if, under the Laws of a jurisdiction, both Remainco or any member of the Remainco Group, on the one hand, and Spinco or any member of the Spinco Group, on the other hand, are jointly or severally liable for any Remainco Retained Liability or any Spinco Liability, respectively, then the Parties intend that, notwithstanding any provision to the contrary under the Laws of such jurisdictions, the provisions of the Transaction Documents (including any disclaimer of representations and warranties, allocation of Liabilities among the Parties and their respective Groups, releases and indemnification of Liabilities) shall prevail for any and all purposes among the Parties and their respective Groups. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Section 1.11 releases any Liability for Fraud.

(c) Remainco waives compliance by itself and each and every other member of the Remainco Group with the requirements and provisions of any “bulk-sale” or “bulk transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Remainco Retained Assets to Remainco or any member of the Remainco Group.

(d) Spinco waives compliance by itself and each and every other member of the Spinco Group with the requirements and provisions of any “bulk-sale” or “bulk transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Spinco Assets to Spinco or any member of the Spinco Group.

(e) Buyer waives compliance by itself and each and every other member of the Buyer Group with the requirements and provisions of any “bulk-sale” or “bulk transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Spinco Assets to Spinco or any member of the Spinco Group.

1.12 Restrictive Covenants.

(a) Remainco Group Non-Compete.

(i) For the period commencing on the Closing Date and ending on the date which is four (4) years following the Closing Date (the “Restricted Period”), without the prior written consent of Buyer, Remainco agrees not to, directly or indirectly, and not to permit any member of the Remainco Group to, engage in, manage or operate, anywhere in the world, or own an Equity Interest in any Person who engages in, manages or operates anywhere in the world, any Spinco Restricted Business; provided that nothing in this Agreement shall preclude any member of the Remainco Group from:

A. engaging in, operating or managing (or owning any Equity Interests in any Entity that engages in, operates or manages) any Permitted Business;

B. acquiring and, after such acquisition, owning any Equity Interest for passive investment purposes only (provided that none of the members of the Remainco Group exercise control of or otherwise manages, operates or engages in the Spinco Restricted Business of such Person) in any Person (or its successor) that is engaged in a Spinco Restricted Business if such Spinco Restricted Business generated less than Sixty Million Dollars ($60,000,000) of such Person’s consolidated annual revenues in the last completed fiscal year of such Person;

C. owning two percent (2%) or less of the outstanding Equity Interest of any Person whose shares are listed on a stock exchange; provided that such Equity Interests are held for passive investment purposes only and none of the members of the Remainco Group exercise Control of (or otherwise manages, operates or engages in the Spinco Restricted Business of) such Person;

D. acquiring and, after such acquisition, owning a controlling Equity Interest in any Person or Persons, collectively, (or its or their successor, successors, business or businesses) that are (directly or indirectly through controlled Affiliates) engaged in a Spinco Restricted Business, provided that (1) other than the Entities identified in Schedule 1.12(a)(i)D, the revenue generated from the Spinco Restricted Business of such Person or Persons, collectively, was less than One Hundred Forty Million Dollars ($140,000,000) of such Person’s or Persons’ consolidated annual revenues in the aggregate in the last completed fiscal year of such Person or Persons, collectively, and (2) if the revenue generated from the Spinco Restricted Business of such Person or Persons, collectively, was greater than Sixty Million Dollars ($60,000,000) of such Person’s or Persons’ consolidated annual revenues in the aggregate in the last completed fiscal year of such Person or Persons, collectively (the “$60 Million Revenue Threshold”), then Remainco, within one (1) year after exceeding the $60 Million Revenue Threshold shall enter into a definitive agreement to cause the divestiture of (and within six (6) months after the entry into such definitive agreement divests pursuant thereto (subject to extensions for regulatory approvals)), a sufficient portion of the Spinco Restricted Business of such Person or Persons such that the $60 Million Revenue Threshold is not exceeded;

E. exercising its rights or performing or complying with its obligations under or as contemplated by any of the Transaction Documents; or

F. entering into or participating in a joint venture or partnership with any Person engaged in a Spinco Restricted Business if such joint venture or partnership does not engage in a Spinco Restricted Business.

(ii) The Parties acknowledge that the restrictions contained in this Section 1.12(a) are reasonable in scope and duration. The Parties further acknowledge that the restrictions contained in this Section 1.12(a) are necessary to protect Buyer’s significant interest in the Spinco Restricted Business, including its goodwill. It is the desire and intent of the Parties that the provisions of this Section 1.12(a) be enforced to the fullest extent permissible under applicable Law. If any covenant in this Section 1.12(a) is found to be invalid, void or unenforceable in any situation in any jurisdiction by a final determination of a Governmental Authority of competent jurisdiction, the Parties agree that: (1) such determination will not affect the validity or enforceability of (A) the offending term or provision in any other situation or in any other jurisdiction or (B) the remaining terms and provisions of this Section 1.12(a) in any situation in any jurisdiction; (2) the offending term or provision will be reformed rather than voided and the Governmental Authority making such determination will have the power to reduce the scope, duration or geographical area of any invalid or unenforceable term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, in order to render the restrictive covenants set forth in this Section 1.12(a) enforceable to the fullest extent permitted by applicable Law; and (3) the restrictive covenants set forth in this Section 1.12(a) will be enforceable as so modified.

(b) Non-Solicit.

(i) For a period of two (2) years from the Closing Date, Remainco shall not, and shall cause the other members of the Remainco Group not to, without the prior written consent of Buyer, directly or indirectly, solicit for employment any Spinco Employee or any Merger Partner Protected Person; provided that nothing in this Section 1.12(b) shall prohibit any of the members of the Remainco Group from placing public advertisements or engaging in any other form of general solicitations not directed at such Persons (including the use of an independent employment agency or search firm whose efforts are not specifically directed at Spinco Employees) or from soliciting the services of any such Person whose employment with or engagement by Buyer or any of its Affiliates (including the Spinco Group) has been terminated by Buyer or its applicable Affiliate or who has otherwise ceased to be employed or engaged by Buyer or any of its Affiliates for a period of at least three (3) months prior to the first contact by of the members of the Remainco Group with such Person.

(ii) For a period of two (2) years from the Closing Date, Buyer shall not, and shall cause its Subsidiaries (including the members of the Spinco Group) not to, without the prior written consent of Remainco, directly or indirectly, solicit for employment any Remainco Protected Person who is employed by any of the members of the Remainco Group as of the Closing; provided that nothing in this Section 1.12(b) shall prohibit Buyer or any of its controlled Affiliates from placing public advertisements or engaging in any other form of general solicitations not directed at such Persons (including the use of an independent employment agency or search firm whose efforts are not specifically directed at such Persons) or from soliciting the services of any such Person whose employment with or engagement by any of the members of the Remainco Group has been terminated by any of the members of the Remainco Group or who has otherwise ceased to be employed or engaged by any of the members of the Remainco Group for a period of at least three (3) months prior to the first contact by Buyer or any of its controlled Affiliates.

1.13 Certain Resignations. At or prior to the Closing Date, Spinco shall cause each employee of any member of the Remainco Group who will not be employed by any member of the Spinco Group after the Closing Date to be removed, effective not later than the Closing Date, from all boards of directors or similar governing bodies of any member of the Spinco Group on which they serve, and from all positions as officers of any member of the Spinco Group in which they serve.

1.14 Removal of Tangible Retained Assets. Except as may otherwise be provided in the Transaction Documents or otherwise agreed to by the Parties, Remainco shall use reasonable best efforts to move or cause to be moved tangible Remainco Retained Assets as soon as reasonably practicable after the Equity Sale Closing Time from the facilities of the members of the Spinco Group, at Remainco’s expense and in a manner so as not to unreasonably interfere with the operations of any member of the Spinco Group and not to cause damage to such facilities, and the members of the Spinco Group shall provide reasonable access to such facilities to effectuate the same.

1.15 Stand-Up Plan and Day-One Readiness.

(a) As soon as practical following the date hereof, Remainco shall in good faith design a plan (the “Stand-Up Plan”) setting out the projects that, if fully implemented and when combined with (i) the services contemplated to be provided under the Transition Services Agreement as of the date hereof, (ii) the services and assets provided under the other Transaction Documents, (iii) the Spinco Assets contemplated to be owned by the members of the Spinco Group following the Closing and (iv) the assets, properties and capabilities of the Merger Partner Group (to the extent that utilization of such assets, properties and capabilities would not materially impair the Merger Partner Group’s ability to operate consistent with past practice), would reasonably be expected to provide to the Spinco Group the functions identified in clauses (i) through (ix) below (the “Specified Functions”) with a level of operational performance and functionality that is substantially consistent with the operational performance and functionality of the Specified Functions utilized by the Spinco Business as of the date hereof, it being the intent of the Parties that the foregoing taken together will permit the Spinco Group to conduct the Spinco Business in substantially the same manner as the Spinco Business is being conducted as of the date hereof, independent of the Remainco Group (collectively the “Stand-Up Scope”). For purposes hereof, the Specified Functions shall be:

(i) the IT functions of the members of the Spinco Group (the “IT Separation and Stand-Up”);

(ii) the accounting, tax, finance (including financial planning and analysis), treasury and internal audit functions of the members of the Spinco Group (the “Accounting Separation”);

(iii) the legal and compliance functions of the members of the Spinco Group (the “Legal Separation”);

(iv) the marketing and communications functions of the members of the Spinco Group (the “M&C Separation”); and

(v) the supply chain, procurement and services functions of the members of the Spinco Group (the “SC&S Separation”);

(vi) the facilities, environmental health and safety, real estate management and building security functions of the members of the Spinco Group (the “Facilities Separation”);

(vii) the human resources functions of the members of the Spinco Group (the “HR Separation”); and

(viii) the corporate public affairs including corporate affairs and government relations functions of the members of the Spinco Group (the “CPA Separation”).

(b) The Stand-Up Plan will also provide for:

(i) the separation of the Spinco IT Assets, the Spinco Owned Intellectual Property, the Spinco Owned Technology and the Spinco Owned Software of the members of the Spinco Group from the systems of the members of the Remainco Group so that such assets can be used in the operation of the Spinco Business following the Closing Date (“Systems Separation”);

(ii) (A) the extraction, configuration and movement of Information relating to the Spinco Business and other information, data and databases constituting Spinco Assets from the IT Assets, Intellectual Property, Technology or Software of the members of the Remainco Group or other Assets, Technology and Software agreed upon in writing by Remainco and Buyer in good faith, and (B) the extraction, configuration and movement of Information relating to the Remainco Retained Business and other information constituting Remainco Retained Assets from the IT Assets, Intellectual Property, Technology or Software of the members of the Spinco Group so that such assets can be used in the operation of the Spinco Business following the Closing Date (collectively, the “Data Migration”);

(iii) the preparation (including training of employees) of the members of the Remainco Group and the members of the Spinco Group for the Systems Separation, the Data Migration and the IT Separation and Stand-Up, Accounting Separation, the Legal Separation, the M&C Separation, the SC&S Separation, the Facilities Separation, the HR Separation and the CPA Separation; and

(iv) the preparation of the members of the Remainco Group and the members of the Spinco Group to provide and receive the Services under the Transitions Services Agreement (including any employees responsible for providing or receiving the Services).

For the avoidance of doubt, (A) the Stand-Up Plan shall be developed assuming that (1) the Contemplated Transactions (including the Transfer of the Spinco Assets and the Separation) will have occurred, (2) all applicable consents, approvals and authorizations of any member of the Remainco Group or any member of the Spinco Group under any Contracts, Intellectual Property, Laws and Permits will have been received, including relating to the matters set forth in Section 2.5(a) or Section 2.5(b) of the Remainco Disclosure Letter or as contemplated by Section 2.5 of the Merger Agreement, and (3) the Spinco Employees will be employed by a member of the Buyer Group following the Closing, (B) this Section 1.15 shall not be deemed to create any obligations of Remainco with respect to any of the foregoing in clauses (B)(1) through (B)(3) other than to the extent such obligations are expressly set forth in the Transaction Documents (other than this Section 1.15), (C) the Stand-Up Plan shall be developed assuming that (1) all employees of the Merger Partner Group on or about the date hereof will be employed by a member of the Buyer Group following the Closing, (2) all applicable consents, approvals and authorizations of any member of the Merger Partner Group under any Contracts, Intellectual Property, Laws and Permits will have been received, including relating to the matters set forth in Section 3.5(a) or Section 3.5(b) of the Merger Partner Disclosure Letter or as contemplated by Section 3.5 of the Merger Agreement and (3) the Merger Partner will have complied with Section 5.3 of the Merger Agreement, and (D) Remainco shall have no obligations with respect to any of the foregoing in clauses (C)(1) through (C)(3). Buyer acknowledges and agrees that Remainco will develop the Stand-Up Plan on the timelines set forth herein based upon information available during the Development Period and will, from time to time prior to the Closing, modify the Stand-Up Plan as necessary to take into account changes that occur which would materially impact the implementation of the Stand-Up Plan. The Stand-Up Plan will include milestones and Remainco’s good faith estimated timeframes for the completion of the Stand-Up, contain a reasonable level of detail and provide for testing with respect to the System Separation, the Data Migration and the Accounting Separation to validate the functionality thereof.

(c) Remainco shall use reasonable best efforts to complete the design and development the Stand-Up Plan on or prior to the date that is ninety (90) days after the date hereof (the “Development Period”) and provide to Buyer and Merger Partner prior to the end of the Development Period the Stand-Up Plan. In connection with the foregoing and Remainco’s obligations to design the Stand-Up Plan pursuant to Section 1.15(a), Remainco shall consult in good faith with Buyer and Merger Partner with respect to the development of such Stand-Up Plan during the Development Period (and consider in good faith any suggestions thereto as reasonably requested by Buyer and Merger Partner (which consultation process may be undertaken through the Transition Coordination Group), in each case, subject to applicable Law, including applicable Gaming Law. With respect to any components of or projects contemplated by the Stand-Up Plan (without limiting the obligation to develop a Stand-Up Plan that is consistent with the Stand-Up Scope), Remainco shall, subject to applicable Law (including Gaming Law), consult in good faith with Buyer with respect to any modifications or supplements to the Stand-Up Plan (which consultation process may be undertaken through the Transition Coordination Group), and incorporate any modifications or supplements to such components or projects that are reasonably requested by Buyer into the Stand-Up Plan to the extent such modifications or supplements are customarily undertaken in the separation or stand-up component of transactions similar to the Contemplated Transactions but different from the manner in which the Stand-Up Plan contemplated such components or projects would be implemented (“Requested Modifications”). In no event shall the Requested Modifications include any cybersecurity testing, remediation or similar activities. Notwithstanding anything herein to the contrary, (i) Remainco shall not be required to undertake any Requested Modification that, together with all other Requested Modifications, would result in the Remainco Group incurring aggregate costs, expenses or liabilities in excess of Fifteen Million Dollars ($15,000,000) and (ii) prior to Closing, the Stand-Up Plan shall not allocate any out-of-pocket costs, expenses or liabilities to any member of the Merger Partner Group without the prior written consent of Merger Partner (which may be withheld in its sole discretion).

(d) The Parties acknowledge and agree that Remainco shall (i) take the lead in designing, supervising and implementing the matters set forth in the Stand-Up Plan in consultation with Merger Partner and Buyer and (ii) pay for the procurement and installation of the assets contemplated by the Stand-Up Plan to be obtained prior to the Closing by the Spinco Business, the implementation of the components of and projects contemplated by the Stand-Up Plan to be implemented prior to the Closing and testing to validate the functionality and operational performance of the aspects of the components of the Stand-Up Plan (the foregoing (i) and (ii), the “Stand-Up”). Remainco shall, subject to applicable Law, including applicable Gaming Law, (i) provide regular updates to Buyer and Merger Partner, as reasonably requested by Buyer and Merger Partner, with respect to the progress in effecting the Stand-Up, including any potential risks or issues to achieving the relevant objectives, and (ii) together with Merger Partner and Buyer, form a group comprised of Representatives of management-level employees of Remainco and Merger Partner and Representatives of Buyer (the “Transition Coordination

Group”) that is directed to meet at least weekly to discuss the Stand-Up (including the status thereof), as well as transition and integration planning matters. Remainco and Merger Partner shall, subject to applicable Law, including applicable Gaming Law, upon reasonable advance notice (x) afford Representatives of Buyer designated by Buyer (the “Buyer Observers”) reasonable access during normal business hours to Representatives of Remainco and Merger Partner (including management-level and technical employees) who are assisting with the Stand-Up and transition and integration workstreams (the “Transition Team Members”) as reasonably requested by Buyer and (y) use commercially reasonable efforts to cause the Transition Team Members to, to the extent reasonably requested by the Buyer Observers, consult with the Buyer Observers during normal business hours regarding the ongoing Stand-Up processes and transition and integration workstreams on which such Transition Team Members are working, in each case, subject to the limitations and qualifications set forth in Section 5.1 (Access and Investigation) of the Merger Agreement.

(e) Merger Partner shall reasonably cooperate and reasonably assist Remainco in connection with the Stand-Up as reasonably requested by Remainco or Buyer, including taking actions to prepare for the Services (as defined in the Transition Services Agreement).

(f) Merger Partner and Remainco shall use reasonable best efforts to implement the tasks contemplated to be implemented by such Party by the Stand-Up Plan in accordance with the time periods set forth in the Stand-Up Plan in all material respects, and Remainco shall, and shall cause members the Remainco Group and the Spinco Group to, subject to the terms of the Transaction Documents, use reasonable best efforts to complete the Stand-Up prior to the Closing (it being understood and agreed that the members of the Remainco Group and the members of the Spinco Group shall not be required to complete any portion of the Stand-Up Plan that is contingent on any action of a member of the Merger Partner Group that has not been completed as contemplated by the Stand-Up Plan). Remainco shall grant access to Buyer from time to time prior to the Closing in accordance with Section 5.1 (Access and Investigation) of the Merger Agreement and this Section 1.15 to permit Buyer and its Representatives to monitor the completion of the Stand-Up, including the functioning of systems contained in the Systems Separation, and the Data Migration, the preparedness of employees to provide or receive the Services and the preparedness of any third party vendors to provide the Services. Subject to the terms of this Agreement (including the last sentence of Section 1.15(c) and the first sentence of this Section 1.15(f)), if one or more of the components of or projects contemplated by the Stand-Up Plan have not been completed (such projects that have not been completed, the “Required Post-Closing Projects”), Remainco shall continue to be obligated to complete such Required Post-Closing Projects following the Closing, and shall continue to bear the costs as described in Section 1.15(d) and Section 1.15(h) in connection therewith and if any additional transition services not contemplated by the Transition Services Agreement as of the date hereof are required to be provided to the Spinco Group as a result of such failure to complete a Required Post-Closing Project prior to the Closing, Remainco shall bear all out-of-pocket costs of set-up and exit by the Remainco Group and the Spinco Group of such additional Services to the extent such costs are incremental to any costs that would have been incurred absent such failure (but, for the avoidance of doubt, not the services fees payable under the Transition Services Agreement for such Services). For the avoidance of doubt, without limiting Remainco’s obligations to complete the Required Post-Closing Projects following the Closing, no member of the Buyer Group and no member of the Merger Partner Group shall be entitled to make any indemnification claims or seek damages from any member of the Remainco Group as a result of the fact that the Stand-Up is not completed prior to the Closing (and, notwithstanding that such obligations are commenced or completed after the Closing, they should be considered pre-closing covenants of the members of the Remainco Group).

(g) Without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), prior to the Equity Sale Closing Time, Remainco, Spinco and Merger Partner shall not, and shall cause the other members of the respective Groups not to, enter into any Shared Contracts Alternative Arrangements or any Permits Alternative Arrangements.

(h) Remainco shall pay (i) all fees and out of pocket expenses incurred by any member of the Remainco Group (including any member of the Spinco Group) of Representatives of the members of the

Remainco Group (including any member of the Spinco Group) engaged to assist with or facilitate the Stand-Up prior to the Closing (as well as fees and expenses following the Closing for such Representatives engaged by members of the Remainco Group to complete any Required Post-Closing Projects), (ii) any one-time license fees and one time set-up fees for software to be obtained pursuant to the Systems Separation plan portion of the Stand-Up Plan to be obtained by any member of the Spinco Group, including the license fees set forth on Schedule 1.15(h), (iii) any recruitment, onboarding or similar one time fees incurred in connection with hiring any personnel necessary during the pre-Closing period to establish the Specified Functions for the Spinco Group on the terms set forth herein (as well as any reasonable recruitment, onboarding or similar one time fees incurred following the Closing in connection with completing any Required Post-Closing Projects), and (iv) any other fees and out of pocket expenses specifically identified as being borne by the Remainco Group in the Stand-Up Plan.

(i) Notwithstanding anything set forth here, the Stand-Up is not intended to modify the allocation of risk between the members of the Remainco Group, on the one hand, and Buyer on the other hand, contemplated by the Transaction Documents, including, for example, the allocation of Spinco Assets or Remainco Retained Assets (including requiring Remainco to acquire assets that are currently used by the Spinco Business but constitute Remainco Retained Assets, other than the assets that are part of a Specified Function that are contemplated by the Stand-Up Plan to be acquired for the Spinco Business prior to the Closing), the condition of the assets or any damage thereto, whether any Contract consent is obtained or whether any Service is to be performed under the Transition Services Agreement, which matters shall be governed by the other applicable provisions of the Transaction Documents.

1.16 Cash Management. From the date hereof until immediately prior to the Equity Sale Closing Time, subject to Section 2.3, the members of the Remainco Group shall be entitled to use, retain or otherwise dispose of all cash and cash equivalents related to the Spinco Business in accordance with Remainco’s cash management system or otherwise dividend or distribute cash and cash equivalents from the Spinco Group, it being understood that all cash and cash equivalents comprising the Spinco Closing Cash Amount shall be retained by members of the Spinco Group as a Spinco Asset; provided that no member of the Remainco Group shall distribute or otherwise remove for its benefit cash or cash equivalents from any member of the Spinco Group to the extent such distribution or removal would reduce the Spinco Closing Cash Amount below the Spinco Minimum Cash Amount as of the Equity Sale Closing Time.

1.17 Guarantee.

(a) Following the Equity Sale Closing Time, Buyer unconditionally, absolutely and irrevocably guarantees to Remainco the prompt payment, in full, when due, of any payment obligations of each member of the Spinco Group under the Transaction Documents which pursuant to their terms arise at or after the Closing Time with respect to obligations to be performed after the Closing and the prompt performance, when due, of all other obligations of each member of the Spinco Group under the Transaction Documents which pursuant to their terms arise at or after the Closing with respect to obligations to be performed after the Equity Sale Closing Time. The obligations of the Buyer to Remainco under this Section 1.17 are referred to as the “Buyer Guaranteed Obligations”. The Buyer Guaranteed Obligations are absolute and unconditional, irrespective of, and Buyer expressly waives any defense to its obligations under this Section 1.17, any circumstance whatsoever which might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including any right to require or claim that Remainco seek recovery directly from any member of the Spinco Group with respect to the Buyer Guaranteed Obligations, except for a defense that is available to, or may be asserted by, a member of the Spinco Group.

(b) Following the Equity Sale Closing Time, Remainco unconditionally, absolutely and irrevocably guarantees to Buyer the prompt payment, in full, when due, of any payment obligations of each member of the Remainco Group under the Transaction Documents which pursuant to their terms arise at or after the Closing Time with respect to obligations to be performed after the Closing and the prompt performance, when due, of all other obligations of each member of the Remainco Group under the Transaction Documents which pursuant to their terms arise at or after the Closing with respect to obligations to be performed after the Equity Sale Closing Time. The obligations of the Buyer to Remainco under this Section 1.17 are referred to as the “Remainco Guaranteed Obligations”. The Remainco Guaranteed Obligations are absolute and unconditional, irrespective of, and Buyer expressly waives any defense to its obligations under this Section 1.17, any circumstance whatsoever which might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including any right to require or claim that Remainco seek recovery directly from any member of the Spinco Group with respect to the Remainco Guaranteed Obligations, except for a defense that is available to, or may be asserted by, a member of the Spinco Group.

(c) Merger Partner, Buyer and Remainco shall cause the members of such Party’s Group to perform all actions, agreements and obligations contemplated to be performed by any member of such Party’s Group in accordance with the Transaction Documents, including prompt payment, in full, when due, of any payment obligations under the Transaction Documents.

1.18 Additional Separation Covenants.

(a) Spinco and Merger Partner shall use reasonable best efforts to provide all reasonable cooperation requested by Remainco with respect to effecting the Separation, including the Separation Plan. Spinco and Merger Partner shall, and shall cause the other members of their respective Groups to, reasonably cooperate with Remainco’s efforts with respect to the Separation (including any actions to be taken to prepare for the Services (as defined in the Transition Services Agreement). Remainco, Spinco and Merger Partner shall, and shall cause the other members of their respective Groups, to reasonably consult with Buyer with respect to the Separation, including the Separation Plan.

(b) Spinco, Merger Partner and Buyer acknowledge that they shall not receive any Excluded Services (as defined in the Transition Services Agreement) and shall be responsible for being prepared as of the Equity Sale Closing Time to provide the Excluded Services to the Spinco Business.

(c) From the date hereof until the Equity Sale Closing Time, the Parties shall cooperate in good faith to do the following:

(i) Determine whether Spinco or Remainco requires any additional transition services not contemplated by the Transition Services Agreement that would qualify as Omitted Services under Section 1.2 of the Transition Services Agreement; provided that, for purposes of this Section 1.18(c) the “Lookback Period” referred to in the Transition Services Agreement shall be defined as the twelve (12) month period immediately preceding the date hereof through the Equity Sale Closing Time. If, prior to the Equity Sale Closing Time, the Parties determine there are any such services, then the Parties shall take the actions that would be required to be taken under Section 1.2 of the Transition Services Agreement if it were then in effect to add such service as a “Service” from Remainco to Spinco or from Spinco to Remainco, as applicable, under the Transition Service Agreement.

(ii) To the extent required by applicable Law, including Privacy Laws (as defined in the Transition Services Agreement), negotiate in good faith to enter into a business associate agreement or a data protection agreement between or among Remainco, Merger Partner and Buyer (as appropriate), in form and substance reasonably satisfactory to such Parties, in respect of the Services provided under the Transition Services Agreement.

(d) Promptly following the date hereof, Remainco, Merger Partner and Buyer shall cooperate in good faith (i) to develop a plan to seek to obtain any Required Third Party Consents, (ii) oversee the implementation and execution of such plan and (iii) develop a plan to mitigate the effects of not obtaining any Required Third Party Consent. Such plans shall be subject in all respects to the applicable provisions of the Transaction Documents, including Sections 1.2 and 1.4 of this Agreement (unless otherwise agreed upon in writing by Remainco, Merger Partner and Buyer). Notwithstanding anything to the contrary contained in this Agreement, the provisions of the Merger Agreement shall control with respect to the Parties’ rights and obligations relating to obtaining Governmental Approvals required to consummate the Contemplated Transactions.

(e) The Parties agree that, at the request of the Buyer within 60 days after the date hereof, the Parties will discuss in good faith and use commercially reasonable efforts to amend the Separation Plan and the Transaction Documents to permit Buyer to directly acquire from International Game Technology the Equity Interests of IGT Canada Solutions ULC at the Closing; provided, that no Party shall be required to amend the Separation Plan or the Transaction Documents or take any other any actions pursuant to this Section 1.18(e) that (i) are not conditioned on the closing of the Equity Sale or (ii) that such Party determines in good faith would adversely affect such Party or any member of its Group.

(f) The Parties agree that, following the date hereof, Remainco and Buyer will discuss in good faith an agreement with respect to certain payment services to be entered into by and between US Gaming Opco and US Lottery Opco (the “Pay Services Agreement”) and use commercially reasonable efforts to cause the Pay Services Agreement to entered into effective as of the Closing on terms to be mutually agreed between Remainco and Buyer.

1.19 Obligations for Certain Equity Awards. On the Closing Date immediately following the Closing, Remainco shall wire, or cause to be wired, in immediately available funds to the account designated in writing by Buyer, an amount equal to one hundred percent (100%) of the aggregate amount necessary to pay the Pre-2024 Buyer Cash Awards (for the avoidance of doubt, including the aggregate amount to be paid in respect of such Pre-2024 Buyer Cash Awards following the Closing but not with respect to any equity awards which become vested and will settle in connection with the Closing) payable to Spinco Employees who become Spinco Transferred Employees at the Closing Time (such amount paid, the “Upfront Cash Award Payment”). Nothing set forth in this Section 1.19 is intended to limit the rights and obligations of the Parties with respect to the treatment of the Pre-2024 Buyer Cash Awards, including with respect to the dispute mechanism set forth in Section 3.2(b) of the Employee Matters Agreement.

1.20 Certain Matters. Remainco and Buyer agree as set forth on Schedule 1.20.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement and the Merger Agreement, at the Closing and immediately prior to the consummation of the Merger, Buyer shall purchase and acquire from Remainco, and Remainco shall sell, transfer, convey and deliver to Buyer, all of the Spinco Units, free and clear of all Encumbrances (other than Encumbrances (i) arising under the Securities Act and applicable state securities laws or (ii) created or incurred by, or at the written direction of, Buyer) (the “Equity Sale”).

2.2 Cash Payment. At the Closing, Buyer shall deliver or cause to be delivered to Remainco an aggregate amount in cash equal to the Estimated Purchase Price, by wire transfer of immediately available funds to the account or accounts designated in writing by Remainco at least three (3) Business Days prior to the Closing Date.

2.3 Adjustment for Spinco.

(a) Spinco Estimated Closing Statement. No later than ten (10) Business Days prior to the anticipated Closing Date, Remainco shall deliver to Buyer a statement (the “Spinco Estimated Closing Statement”), in the same format as the Spinco Reference Closing Statement, setting forth Remainco’s good faith estimate of the Purchase Price (the “Estimated Purchase Price”) and the Spinco Adjustment Amount (the “Spinco Estimated

Adjustment Amount”) based on good faith estimates of (i) the Spinco Closing Net Working Capital (such estimate, the “Spinco Estimated Closing Net Working Capital”); (ii) the Spinco Closing Cash Amount (such estimate, the “Spinco Estimated Closing Cash Amount”); and (iii) the Spinco Closing Indebtedness Amount (such estimate, the “Spinco Estimated Closing Indebtedness Amount”). Remainco shall prepare the Spinco Estimated Closing Statement and the components thereof in accordance with the Spinco Transaction Accounting Principles. The Spinco Estimated Closing Statement, the Spinco Adjustment Amount, the Spinco Initial Post-Closing Statement, the Spinco Estimated Closing Net Working Capital, the Spinco Estimated Closing Cash Amount, the Spinco Estimated Closing Indebtedness Amount, the Spinco Estimated Adjustment Amount, the Spinco Final Adjustment Amount, the Spinco Final Closing Net Working Capital, the Spinco Final Closing Cash Amount, the Spinco Final Closing Indebtedness Amount and the components, determinations and calculations thereof shall be prepared in good faith in accordance with the Spinco Transaction Accounting Principles and in the same format of the Spinco Reference Closing Statement. Remainco shall give Buyer and its Representatives reasonable access to the books and records, accounting and finance personnel and auditors of Remainco to facilitate Buyer’s review of the Spinco Estimated Closing Statement and the components thereof and shall consider any comments to the Spinco Estimated Closing Statement and the components thereof made by Buyer. To the extent that Remainco and Buyer agree to any changes to the Spinco Estimated Closing Statement and the components thereof, Remainco shall revise the Spinco Estimated Closing Statement and the components thereof to reflect such changes. None of (A) the delivery or review of the Spinco Estimated Closing Statement and the components thereof or (B) any changes thereto prior to the Closing shall be deemed to limit any rights of Buyer to object to the Spinco Initial Post-Closing Statement or otherwise limit any of the rights of Buyer under any of the Transaction Documents.

(b) Delivery of Spinco Initial Post-Closing Statement. No later than sixty (60) days after the Closing Date, Remainco shall deliver to Buyer a statement (the “Spinco Initial Post-Closing Statement”) in the same format as the Spinco Reference Closing Statement, setting forth Remainco’s calculation of the Spinco Closing Net Working Capital, the Spinco Closing Cash Amount and the Spinco Closing Indebtedness Amount and, based thereon, the Spinco Adjustment Amount and the Purchase Price. Remainco shall prepare the Spinco Initial Post-Closing Statement in good faith and in accordance with the Spinco Transaction Accounting Principles. If Remainco does not deliver to Buyer the Spinco Initial Post-Closing Statement within sixty (60) days after the Closing Date, then Buyer may elect in writing (i) to prepare and present the Spinco Initial Post-Closing Statement to Remainco within an additional sixty (60) days or (ii) for the Spinco Estimated Closing Statement to become final and binding on Remainco and Buyer as the Spinco Final Post-Closing Statement. If Buyer elects to prepare the Spinco Initial Post-Closing Statement, then all subsequent references in this Section 2.3 to Remainco and Buyer, respectively, shall be read as references to Buyer and Remainco, respectively. To facilitate such preparation, Remainco shall, and shall cause the other members of the Remainco Group, to provide Buyer and its Representatives with full access to the employees of the members of the Remainco Group (including the Chief Financial Officer and the Chief Accounting Officer (or equivalent) of Remainco) and to all documentation, books, records and other information of the members of the Remainco Group as Buyer or any of its Representatives may reasonably request (including work papers relating to the Spinco Initial Post-Closing Statement); provided that such access does not unreasonably interfere with the conduct of the business of the Remainco Group. Each Party acknowledges that the sole purpose of the process set forth in this Section 2.3 is to determine the Final Purchase Price, the Spinco Final Adjustment Amount, the Spinco Final Closing Net Working Capital, the Spinco Final Closing Cash Amount and the Spinco Final Closing Indebtedness Amount and such process is not intended to permit the introduction of different judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies in a manner inconsistent with the Spinco Transaction Accounting Principles.

(c) Review of Spinco Initial Post-Closing Statement. Buyer shall have sixty (60) days after the date on which it receives the Spinco Initial Post-Closing Statement to review the Spinco Initial Post-Closing Statement and the calculations set forth therein (the “Spinco Adjustment Review Period”). To facilitate such review, Remainco shall, and shall cause the other members of the Remainco Group, to provide Buyer and its Representatives with full access to the employees of the members of the Remainco Group (including the Chief

Financial Officer and the Chief Accounting Officer (or equivalent) of Remainco) and to all documentation, books, records and other information of the members of the Remainco Group as Buyer or any of its Representatives may reasonably request (including work papers relating to the Spinco Initial Post-Closing Statement); provided that such access does not unreasonably interfere with the conduct of the business of the Remainco Group. If Buyer does not deliver a Spinco Adjustment Dispute Notice to Remainco with respect to any item in the Spinco Initial Post-Closing Statement on or prior to the last day of the Spinco Adjustment Review Period, then the amounts and calculations with respect to such items as set forth in the Spinco Initial Post-Closing Statement shall be deemed accepted by Buyer, whereupon the amounts and calculations of such items shall be final and binding on Remainco and Buyer.

(d) Dispute Notice. If Buyer disagrees with the Spinco Initial Post-Closing Statement (including any amount or calculation set forth therein) in any respect and on any basis, Buyer may, on or prior to the last day of the Spinco Adjustment Review Period, deliver a notice to Remainco setting forth, in reasonable detail, each disputed item or amount and the basis for Buyer’s disagreement therewith (the “Spinco Adjustment Dispute Notice”). The Spinco Adjustment Dispute Notice shall set forth, with respect to each disputed item, Buyer’s position as to the correct amount or calculation that should have been included in the Spinco Initial Post-Closing Statement. The time period within which Buyer must deliver any Spinco Adjustment Dispute Notice shall be extended in the case of any undue delay by Remainco in providing Buyer access to its books and records, the personnel of, and work papers prepared by, Remainco and its Affiliates to the extent they relate to the preparation of the Spinco Initial Post-Closing Statement and such historical financial information, for each day that Remainco delays in providing Spinco such access.

(e) Consultation. For the period of thirty (30) days beginning on the date on which Remainco receives a Spinco Adjustment Dispute Notice (the “Spinco Adjustment Consultation Period”), if applicable, Remainco and Buyer shall endeavor in good faith to resolve by mutual agreement all matters identified in the Spinco Adjustment Dispute Notice.

(f) Independent Accounting Firm. In the event Remainco and Buyer are unable to resolve by mutual agreement any matter identified in the Spinco Adjustment Dispute Notice on or before the date on which the Spinco Adjustment Consultation Period ends, Remainco or Buyer may engage an independent, nationally-recognized certified public accounting firm in the United States mutually acceptable to Remainco and Buyer (the “Independent Accounting Firm”) to make a determination with respect to all of such matters in dispute in its capacity as an expert and not as an arbitrator. If Remainco and Buyer are unable to agree upon an Independent Accounting Firm within ten (10) Business Days after the end of Spinco Adjustment Consultation Period, then within an additional ten (10) Business Days, Remainco and Buyer shall each select one such firm and those two firms shall select a third such firm, in which event the “Independent Accounting Firm” shall be such third firm. The fees and expenses of the Independent Accounting Firm shall be borne by Remainco, on the one hand, and Buyer, on the other hand, proportionately based on the determination by the Independent Accounting Firm of the matters submitted to it pursuant to Section 2.3(g). The calculation of such proportionate payments shall be based on the relative position of the determination of the Independent Accounting Firm in comparison to the positions submitted to it pursuant to this Section 2.3(f). All other fees and expenses incurred by Remainco or Buyer in connection with the preparation or review of the Spinco Initial Post-Closing Statement or the Spinco Adjustment Dispute Notice shall be borne by the Party incurring such fees and expenses.

(g) Dispute Resolution Procedure. Remainco and Buyer shall direct the Independent Accounting Firm to render a determination within sixty (60) days after its retention, and shall, and shall cause their respective Representatives to, cooperate with the Independent Accounting Firm during its engagement in connection with this Agreement. Each Party shall promptly (and in any event within ten (10) Business Days) after the Independent Accounting Firm’s engagement, submit to the Independent Accounting Firm its calculations of the disputed items or amounts identified in the Spinco Adjustment Dispute Notice and information, arguments and support for their respective positions, and shall concurrently deliver a copy of such materials to the other Party. Each Party shall then be given an opportunity to supplement the information, arguments and support included in its initial submission with one additional submission to respond to any arguments or positions taken by the other Party in such other Party’s initial submission, which supplemental information shall be submitted to the Independent Accounting Firm (with a copy thereof to the other Party) within five (5) Business Days after the first date on which Remainco and Buyer have submitted their respective initial submissions to the Independent Accounting Firm. The Independent Accounting Firm shall thereafter be permitted to request additional or clarifying information from the Parties, and the Parties shall cooperate and shall cause their Representatives to cooperate with such requests of the Independent Accounting Firm. The Independent Accounting Firm shall determine, based solely on the materials so presented by the Parties and upon information received in response to such requests for additional or clarifying information and not by independent review, only those issues in dispute specifically set forth in the Spinco Adjustment Dispute Notice and shall render a written report to Remainco and Buyer (the “Spinco Adjustment Report”) in which the Independent Accounting Firm shall, after considering all matters set forth in the Spinco Adjustment Dispute Notice, make a final determination, binding on the Parties, of the appropriate amount of each of the line items in the Spinco Initial Post-Closing Statement as to which Remainco and Buyer disagree as identified in the Spinco Adjustment Dispute Notice. During the review by the Independent Accounting Firm, Remainco, Buyer and their respective accountants shall each make available to the Independent Accounting Firm interviews with such individuals, and such information, books and records and work papers, as may be reasonably required by the Independent Accounting Firm to fulfill its obligations under this Section 2.3 and preparing and rendering the Spinco Adjustment Report; provided that the accountants of Remainco and Buyer shall not be obligated to make any work papers available to the Independent Accounting Firm except in accordance with such accountants’ normal disclosure procedures and then only after the Independent Accounting Firm has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants.

(h) Spinco Adjustment Report. The Spinco Adjustment Report shall set forth, in reasonable detail, the Independent Accounting Firm’s determination with respect to each of the disputed items or amounts specified in the Spinco Adjustment Dispute Notice, and the revisions, if any, to be made to the Spinco Initial Post-Closing Statement, together with supporting calculations. In resolving any disputed item, the Independent Accounting Firm (i) shall be bound by the principles underlying this Section 2.3 and the terms of this Agreement, (ii) shall limit its review to matters specifically set forth in the Spinco Adjustment Dispute Notice and shall resolve such matters in its capacity as an expert and not as an arbitrator, (iii) shall not make any determination as to whether the Spinco Transaction Accounting Principles were followed (unless a dispute as to such matter was expressly included in the Spinco Adjustment Dispute Notice) and (iv) shall not assign a value to any item higher than the highest value for such item claimed by Remainco or Buyer or less than the lowest value for such item claimed by Remainco or Buyer as set forth in the Spinco Adjustment Dispute Notice or the Spinco Initial Post-Closing Statement. The Spinco Adjustment Report, absent fraud, shall be final and binding upon Remainco and Buyer. The Independent Accounting Firm shall not have the authority to resolve issues relating to (A) breaches of representations, warranties, covenants or agreements, or (B) other claims that are not within the scope of the disputed matters specifically set forth in the Spinco Adjustment Dispute Notice.

(i) Final Amounts. The Spinco Closing Net Working Capital, the Spinco Closing Cash Amount, the Spinco Closing Indebtedness Amount and the Spinco Adjustment Amount and, based thereon, the Purchase Price, that are final and binding on the Parties, as determined through agreement of the Parties or through the action of the Independent Accounting Firm pursuant to this Section 2.3 are referred to in this Agreement, respectively, as the “Spinco Final Closing Net Working Capital,” the “Spinco Final Closing Cash Amount,” the “Spinco Final Closing Indebtedness Amount” , the “Spinco Final Adjustment Amount” and the “Final Purchase Price”.

(j) Final Purchase Price.

(i) If the Final Purchase Price is (x) greater than the Estimated Purchase Price, the amount of such excess is referred to as the “Spinco Excess Amount,” or (y) less than the Estimated Purchase Price, the amount of such shortfall is referred to as the “Spinco Shortfall Amount.”

(ii) No later than five (5) Business Days after the determination of the Final Purchase Price, a payment by wire transfer in respect thereof shall be made as follows:

A. if the calculation in Section 2.3(j)(i) results in a Spinco Excess Amount, then the Spinco Excess Amount shall be paid by Buyer to a bank account designated in writing by Remainco; and

B. if the calculation in Section 2.3(j)(i) results in a Spinco Shortfall Amount, then the Spinco Shortfall Amount shall be paid by Remainco to a bank account designated in writing by Buyer.

Any payment pursuant to this Section 2.3 (i) shall be made in accordance with this Agreement and (ii) shall be made in immediately available funds in United States dollars by wire transfer to a bank account designated in writing by the Party entitled to receive the payment.

2.4 Payments and Computations. Each Party shall make each payment due under this Agreement to the other Party as early as practicable on the day when due. All payments shall be paid by wire transfer in immediately available funds to the account or accounts designated in advance by the Party receiving such payment and shall be free and clear of any deduction or withholding for Taxes except as required by Law; provided that the Party making such payment shall provide notice to the other Party prior to making any such deduction or withholding and use reasonable best efforts to reduce or eliminate the amount of Taxes required to be deducted or withheld. Whenever any payment under this Agreement shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of, and payment of, interest.

2.5 FIRPTA. On or prior to the Closing Date, Remainco shall cause Gaming Holdco to provide to Buyer (a) a certificate of Gaming Holdco in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) certifying that Gaming Holdco is not, and has not been during the applicable period ending on the Closing Date, a “United States real property holding corporation” for purposes of Sections 897 and 1445 of the Code and (b) notification to the IRS described in Treasury Regulations Section 1.897-2(h)(2) regarding delivery of the certificate referred to in the preceding clause (a).

ARTICLE III

RELEASE AND INDEMNIFICATION

3.1 Release of Pre-Closing Claims.

(a) Except as provided in Section 3.1(b), Section 3.1(c) or Section 3.1(d):

(i) Remainco, for itself and each other member of the Remainco Group (other than any member of the Spinco Group), as of the Equity Sale Closing Time and, to the extent permitted by Law, all Persons who at any time prior to the Equity Sale Closing Time were directors, officers, agents or employees of any member of the Remainco Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns (collectively, the “Remainco Releasing Parties”), does release and forever discharge each member of the Spinco Group and all Persons who at any time prior to the Equity Sale Closing Time were equityholders, partners, directors, officers, agents or employees of any member of the Spinco Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns (collectively, the “Spinco Released Parties”), from any and all Liabilities, whether at Law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law or otherwise, in each case, to the extent existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed at or before the Equity Sale Closing Time, including in connection with the Separation, the Equity Sale and any of the Contemplated Transactions (such Liabilities, the “Remainco Released Liabilities”), and in any event shall not, and shall cause the other members of its Group not to, bring any Action against any Spinco Released Party with respect to any Remainco Released Liabilities; provided that nothing in this Section 3.1(a)(i) shall relieve any Person released in this Section 3.1(a)(i) who, after the Equity Sale Closing Time, is a director, officer or employee of any member of the Spinco Group and is no longer a director, officer or employee of any member of the Remainco Group from Liabilities to the Spinco Group or the Buyer Group arising out of, relating to or resulting from his or her service as a director, officer or employee of any member of the Spinco Group after the Equity Sale Closing Time. Notwithstanding the foregoing, (A) nothing in this Agreement shall be deemed to limit Remainco or any member of the Remainco Group from commencing any Actions against (1) any member of the Spinco Group or any Spinco Group officer, director, agent or employee, or his or her respective heirs, executors, administrators, successors and assigns with regard to matters arising from, or relating to, theft of Remainco’s Intellectual Property or know-how or (2) any Spinco Group officer, director, agent or employee, or his or her respective heirs, executors, administrators, successors and assigns with regard to matters arising from, or relating to fraudulent or intentional criminal acts by any such officers, directors, agents or employees and (B) nothing in this Agreement shall be deemed to release any current or former employee of the Spinco Group from any Liability to the extent that such Liability relates to, arises out of or results from intentional misconduct by such individual.

(ii) Buyer (solely in its capacity as an equityholder of the members of the Spinco Group) and Spinco, for itself and each other member of its Group as of the Equity Sale Closing Time and, to the extent permitted by Law, all Persons who at any time prior to the Equity Sale Closing Time were directors, officers, agents or employees of any member of the Spinco Group or Buyer (solely in its capacity as an equityholder of members of the Spinco Group) (in each case, in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns (collectively, the “Buyer Releasing Parties”), does release and forever discharge each member of the Remainco Group and all Persons who at any time prior to the Equity Sale Closing Time were equityholders, partners, directors, officers, agents or employees of any member of the Remainco Group (in their respective capacities as such), in each case, together with their respective heirs, executors, administrators, successors and assigns (collectively, the “Remainco Released Parties”), from any and all Liabilities, whether at Law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law or otherwise, in each case, to the extent existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed at or before the Equity Sale Closing Time, including in connection with the Separation, the Equity Sale and the Contemplated Transactions (such Liabilities, the “Spinco Released Liabilities”), and in any event shall not, and shall cause the other members of its Group not to, bring any Action against any Remainco Released Party with respect to any Spinco Released Liabilities. Notwithstanding the foregoing, (A) nothing in this Agreement shall be deemed to limit any member of the Spinco Group from commencing any Actions against any Remainco Group officer, director, agent or employee, or any of their respective heirs, executors, administrators, successors and assigns with regard to matters arising from, or relating to, (1) theft of Spinco’s Intellectual Property or know-how or (2) fraudulent or intentional criminal acts by any such officers, directors, agents or employees and (B) nothing in this Agreement shall be deemed to release any current or former employee of the Remainco Group from any Liability to the extent that such Liability relates to, arises out of or results from intentional misconduct by such individual.

(b) Nothing contained in this Agreement, including Section 1.3, Section 1.4 or Section 3.1(a), shall impair or otherwise affect any right of any Party and, as applicable, a member of such Party’s Group, as well as their respective successors and assigns, pursuant to or contemplated by, or ability to enforce, any of the Transaction Documents or to recover for any breach or violation of any of the terms of any of the Transaction Documents that are to be performed after, or survive, the Equity Sale Closing Time.

(c) Nothing contained in Section 3.1(a)(i) shall be deemed to be a release by a Remainco Releasing Party of any Person (including any Spinco Released Party) from any of the following and none of the following shall constitute Remainco Released Liabilities:

(i) any Liability Assumed or Transferred by or allocated to a member of the Spinco Group or a member of the Buyer Group pursuant to or as contemplated by, or any other Liability of any member of the Spinco Group or any member of the Buyer Group under, any of the Transaction Documents, including any Spinco Liability;

(ii) any Liability provided for in, or resulting from, any Contract (A) that is entered into after the Equity Sale Closing Time between any Remainco Releasing Party, on the one hand, and any Spinco Released Party, on the other hand; or (B) between any Remainco Releasing Party, on the one hand, and any Spinco Released Party, on the other hand, that, as contemplated by Section 1.3, is not terminated as of the Equity Sale Closing Time in accordance with any of the Transaction Documents or is expressly contemplated by any of the Transaction Documents to survive the Equity Sale Closing Time;

(iii) (A) any Liability that a member of the Buyer Group (or any Spinco Released Party) may have with respect to indemnification pursuant to this Agreement or (B) any obligations with respect to indemnification or allocation of Liability under any of the Transaction Documents, which Liability shall be governed by the provisions of this Agreement and, in particular, this Article III and, if applicable, the appropriate provisions of the other Transaction Documents;

(iv) any Liability the release of which would result in a release of any Person other than the Spinco Released Parties released in Section 3.1(a)(i); provided that Remainco agrees not to bring any Action or permit any other member of the Remainco Group to bring any Action against a Spinco Released Party released in Section 3.1(a)(i) with respect to such Liability; and

(v) the obligation of the members of the Buyer Group to consummate the Contemplated Transactions and to perform their respective obligations under any of the Transaction Documents.

(d) Nothing contained in Section 3.1(a)(ii) shall be deemed to be a release by a Buyer Releasing Party of any Person (including any Remainco Released Party) from any of the following and none of the following shall constitute Spinco Released Liabilities:

(i) any Liability Assumed or Transferred by or allocated to a member of the Remainco Group pursuant to or as contemplated by, or any other Liability of any member of the Remainco Group under, any of the Transaction Documents, including any Remainco Retained Liability;

(ii) any Liability provided for in, or resulting from, any Contract (A) that is entered into after the Equity Sale Closing Time between any Buyer Releasing Party, on the one hand, and any Remainco Released Party, on the other hand or (B) between any Buyer Releasing Party, on the one hand, and any Remainco Released Party, on the other hand that, as contemplated by Section 1.3, is not terminated as of the Equity Sale Closing Time in accordance with any of the Transaction Documents or is expressly contemplated by any of the Transaction Documents to survive the Equity Sale Closing Time;

(iii) (A) any Liability that the Remainco Group (or any Remainco Released Party) may have with respect to indemnification pursuant to this Agreement or (B) any obligations with respect to indemnification or allocation of Liability under any of the Transaction Documents, which Liability shall be governed by the provisions of this Agreement and, in particular, this Article III and, if applicable, the appropriate provisions of the other Transaction Documents;

(iv) any Liability the release of which would result in a release of any Person other than the Remainco Released Parties released in Section 3.1(a)(ii); provided that Spinco and Buyer agree not to bring any Action or permit any other member of the Buyer Group to bring any Action against a Spinco Released Party released in Section 3.1(a)(ii) with respect to such Liability; and

(v) the obligation of the members of the Remainco Group to consummate the Contemplated Transactions and to perform their respective obligations under any of the Transaction Documents.

(e) From and after the Equity Sale Closing Time, (i) Remainco shall not, and shall not permit any member of the Remainco Group to, make any claim for offset, or commence any Action, including any claim of indemnification, against any Spinco Released Party released pursuant to Section 3.1(a)(i), with respect to any Liabilities released pursuant to Section 3.1(a)(i) and (ii) Buyer shall not, and shall not permit any member of the Buyer Group to, make any claim for offset, or commence any Action, including any claim of indemnification, against any Remainco Released Party released pursuant to Section 3.1(a)(ii), with respect to any Liabilities released pursuant to Section 3.1(a)(ii). This Section 3.1(e) shall not restrict the ability of any Remainco Releasing Party or any Buyer Releasing Party, as the case may be, from bringing any claims in respect of Liabilities that were not released under Section 3.1(a)(i) or Section 3.1(a)(ii), as the case may be (including any claims in respect of any Liabilities that Section 3.1(c) or Section 3.1(d), as the case may be, specified as not being Remainco Released Liabilities or Spinco Released Liabilities, as the case may be).

(f) From and after the Equity Sale Closing Time, (i) if any Remainco Releasing Party initiates any Action with respect to claims released by Section 3.1(a)(i) against any Spinco Released Party, Remainco shall be responsible for the fees and expenses of counsel to the members of the Buyer Group and the members of the Spinco Group in defending against such Action, and the Buyer Group and the Spinco Group shall be indemnified by the Remainco Group for all Liabilities incurred in connection with such Action in accordance with the provisions set forth in this Article III and (ii) if any Buyer Releasing Party initiates any Action with respect to claims released by Section 3.1(a)(ii) against any Remainco Released Party, the members of the Buyer Group shall be responsible for the fees and expenses of counsel to the members of the Remainco Group in defending against such Action, and the Remainco Group shall be indemnified by the members of the Spinco Group and the members of the Buyer Group for all Liabilities incurred in connection with such Action in accordance with the provisions set forth in this Article III. This Section 3.1(f) shall not restrict the ability of any Remainco Releasing Party or any Buyer Releasing Party, as the case may be, from bringing any claims in respect of Liabilities that were not released under Section 3.1(a)(i) or Section 3.1(a)(ii), as the case may be (including any claims in respect of any Liabilities that Section 3.1(c) or Section 3.1(d), as the case may be, specified as not being Remainco Released Liabilities or Spinco Released Liabilities, as the case may be).

(g) The release in this Section 3.1 includes a release of any rights and benefits with respect to such Liabilities that each Party and each member of such Party’s Group, and its successors and assigns, now has or in the future may have conferred upon them by virtue of any statute or common law principle which provides that a general release does not extend to claims which a Party does not know or suspect to exist in its favor at the time of executing the release, if knowledge of such claims would have materially affected such Party’s settlement with the obligor. In this connection, each Party acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Liabilities that are presently unknown, unanticipated and unsuspected, and further agrees that this release has been negotiated and agreed upon in light of that awareness and each such Party nevertheless intends to release the Persons described in Section 3.1(a) from the Liabilities described in Section 3.1(a).

3.2 Indemnification by Remainco. In addition to any other provisions of this Agreement requiring indemnification and except as otherwise specifically set forth in any provision of any of the Transaction Documents, from and after the Equity Sale Closing Time, each member of the Remainco Group (excluding, for the avoidance of doubt, any member of the Spinco Group) shall, on a joint and several basis, indemnify, defend and hold harmless each member of the Buyer Group and its Affiliates, including the Merger Partner Group (the “Buyer Group Indemnified Parties”) to the fullest extent permitted by Law from and against any and all Losses of the Buyer Group Indemnified Parties to the extent relating to, arising out of, by reason of or otherwise in connection with (a) the Remainco Retained Liabilities, including the failure of any member of the Remainco Group or any other Person to pay, perform or otherwise discharge any Remainco Retained Liability in accordance with its respective terms, whether arising prior to, at or after the Equity Sale Closing Time; (b) any Non-Transferable Liabilities that would otherwise be considered Remainco Retained Liabilities (whether such Liabilities arose prior to, at or after the Equity Sale Closing Time); (c) any Remainco Retained Asset or any Remainco Retained Liability, whether arising prior to, at or after the Equity Sale Closing Time; (d) any breach after the Equity Sale Closing Time by any member of the Remainco Group of any covenant or agreement in any of the Transaction Documents that is to be performed following the Equity Sale Closing Time unless such Transaction Document expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made under and subject to such Transaction Document (it being understood and agreed that if a Transaction Document contains any limitations on types or amount of Losses or Liabilities that are recoverable in respect of the subject matter of such Transaction Document whether by indemnification, Action or otherwise (or provides that the remedies provided under such Transaction Document are the exclusive remedy for the subject matter under such Transaction Document), such limitations and the exclusive remedy provisions shall be applicable and shall control any and all claims for indemnification or claims for breach or otherwise made under this Agreement or any other Transaction Document); (e) any amendments, modifications or supplementations to the Separation Plan made by Remainco prior to the Equity Sale Closing Time that were not consented to by Buyer and (i) adversely affected the members of the Buyer Group, taken as a whole, and (ii) resulted in Losses of the members of the Buyer Group, taken as a whole, that were greater than One Million Dollars ($1,000,000) and would not have occurred if such amendments, modifications or supplements had not been given; (f) any Existing Remainco Credit Support Instrument; and (g) Remainco’s ownership, use or operation of any Spinco Former Business during the time such Spinco Former Business was owned by a member of the Remainco Group.

3.3 Indemnification by Spinco Group, Merger Partner Group and Buyer Group. In addition to any other provisions of this Agreement requiring indemnification and except as otherwise specifically set forth in any provision of any of the Transaction Documents, from and after the Equity Sale Closing Time, each member of the Spinco Group, each member of the Merger Partner Group and each member of the Buyer Group shall, on a joint and several basis, indemnify, defend and hold harmless each member of the Remainco Group and its Affiliates (the “Remainco Indemnified Parties”) to the fullest extent permitted by Law from and against any and all Losses of the Remainco Indemnified Parties to the extent relating to, arising out of, by reason of or otherwise in connection with (a) the Spinco Liabilities, including the failure of any member of the Spinco Group or any other Person to pay, perform or otherwise discharge any Spinco Liability in accordance with its respective terms, whether arising prior to, at or after the Equity Sale Closing Time; (b) any Non-Transferable Liabilities that would otherwise be considered Spinco Liabilities (whether such Liabilities arose prior to, at or after the Equity Sale Closing Time); (c) any Existing Spinco Credit Support Instrument; (d) any Spinco Asset or any Spinco Liability, whether arising prior to, at or after the Equity Sale Closing Time; (e) any breach after the Equity Sale Closing Time by any member of the Spinco Group, any member of the Merger Partner Group or any member of the Buyer Group of any covenant or agreement in any of the Transaction Documents that is to be performed following the Equity Sale Closing Time unless such Transaction Document expressly provides for separate indemnification therein, in which case any such indemnification claims shall be made under and subject to such Transaction Document (it being understood and agreed that if a Transaction Document contains any limitations on types or amount of Losses or Liabilities that are recoverable in respect of the subject matter of such Transaction Document whether by indemnification, Action or otherwise (or provides that the remedies provided under such Transaction Document are the exclusive remedy for the subject matter under such Transaction Document), such limitations and the exclusive remedy provisions shall be applicable and control any and all claims for indemnification or claims breach or otherwise made under this Agreement or any other Transaction Document).

3.4 Procedures for Indemnification.

(a) A Person who may be entitled to be indemnified and held harmless under Section 3.2 or Section 3.3 (the “Indemnified Party”), shall promptly notify (but in any event within thirty (30) days) the Party that is potentially liable therefor (the “Indemnifying Party”) in writing of any pending or threatened claim, investigation, proceeding or demand by a Third Party that the Indemnified Party has determined has given or could reasonably give rise to such a right under this Agreement (including a pending or threatened claim or demand asserted by a Third Party against the Indemnified Party, such claim being a “Third-Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand and, if applicable, the specific provision of this Agreement that the Indemnified Party alleges to be breached (or the category of indemnification into which the Loss fits); provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article III except to the extent the Indemnifying Party is prejudiced by such failure. Following delivery of a notice of a Third-Party Claim, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within ten (10) Business Days) after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such Third-Party Claim; provided that the failure to deliver such notices and documents shall not release the Indemnifying Party from any of its obligations except to the extent the Indemnifying Party shall have been prejudiced as a result of such failure.

(b) Following receipt of a notice of a Third-Party Claim from an Indemnified Party pursuant to Section 3.4(a), the Indemnifying Party may assume the defense and control of such Third-Party Claim by delivery of written notice to the Indemnified Party, and if it does not assume the defense of such Third-Party Claim, to participate in the defense of any Third-Party Claim in accordance with the terms of Section 3.5 at such Indemnifying Party’s own cost and expense and by such Indemnifying Party’s own counsel, that is reasonably acceptable to the Indemnified Party, within thirty (30) days of receipt of an indemnification notice of from such Indemnified Party; provided that the Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third-Party Claim and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party to the extent (i) in the reasonable judgment of the Indemnified Party, after consultation with outside counsel, there exists a conflict of interest between the Indemnifying Party and the applicable Indemnified Party in the defense of such Third-Party Claim by the Indemnifying Party, (ii) the Third-Party Claim is a criminal proceeding, action, indictment, allegation or investigation against the Indemnified Party or (iii) the Third-Party Claim seeks injunctive or other non-monetary relief that, if granted, would reasonably be expected to have a material and adverse effect on the Indemnified Party’s business.

(c) The Indemnified Party may take any actions reasonably necessary to defend such Third-Party Claim prior to the time that it receives a notice from the Indemnifying Party as contemplated by Section 3.4(b). If the Indemnifying Party assumes the defense of any Third-Party Claim, the Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third-Party Claim with its own counsel and at its own expense, and the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (it being understood and agreed that even if the Indemnified Party participates in the defense of such a Third-Party Claim, the Indemnifying Party shall control the defense and all decisions with respect thereto). Remainco or Spinco, as the case may be, shall, and shall use their reasonable best efforts to, and to cause their Affiliates and Representatives to, cooperate fully with the Indemnifying Party in the defense of any Third-Party Claim. Without limiting the generality of the foregoing, from and after the delivery of a notice of a claim for indemnification, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its Representatives reasonable access, during normal business hours, to the books, records, personnel and properties of the Indemnified Party to the extent reasonably related to such claim, at no cost to the Indemnifying Party (other than for reasonable out-of-pocket expenses of the Indemnified Parties). To the extent permitted by Law, the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third-Party Claim, without the consent of any Indemnified Party; provided that (i) such settlement provides only for the payment of monetary damages (and does not impose any injunctive relief or otherwise impose any conditions or restrictions on the applicable Indemnified Party), (ii) the Indemnifying Party pays or causes to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement (subject to the limitations in this Agreement), (iii) the Indemnifying Party obtains, as a condition of any settlement or other resolution, a complete and unconditional release of each Indemnified Party from any and all liability with respect to such Third-Party Claim and (iv) does not involve any admission by the Indemnified Party of any wrongdoing or violation of Law.

(d) No Indemnifying Party shall have any liability under this Article III for any Losses arising out of or in connection with any Third-Party Claim that is settled or compromised by an Indemnified Party without the prior consent of such Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed).

(e) If an Indemnified Party wishes to make a claim under this Article III that does not involve a Third-Party Claim, the Indemnified Party shall give written notice to the Indemnifying Party setting forth (i) a reasonably detailed description of the claim, (ii) a good faith estimate of the amount of the claim (to the extent ascertainable) and (iii) the specific provision of this Agreement that the Indemnified Party alleges to be breached (or other category of indemnification into which the Loss fits), and such notice shall be accompanied by copies of all documentation available to the Indemnified Party that may be necessary or appropriate for the purposes of enabling the Indemnifying Party to be informed and to take any and all appropriate decisions and actions with respect to the matter and Loss that is the subject of the claim; provided that the failure to provide such notice on a timely basis shall not release the Indemnifying Party from any of its obligations under this Article III except to the extent the Indemnifying Party is actually prejudiced by such failure. Reasonable and documented out-of-pocket expenses incurred by current or former Representatives of a Party or another member of such Party’s Group (but in no event any compensation expenses of current employees of a Party or another member of a Party’s Group) in connection with another Party’s access to them shall be reimbursed by such other Party promptly following such other Party’s receipt of an invoice specifying in reasonable detail the expenses incurred.

3.5 Cooperation.

(a) Following the Equity Sale Closing Time, each Party shall, and shall cause the other members of its Group to, use commercially reasonable efforts to (i) provide any other Party, the members of its Group and its and their Representatives with access reasonably necessary to Pursue the Remainco Retained Liabilities or the Spinco Liabilities (as applicable), at normal business hours and upon reasonable notice, to the books and records (including electronic and archived documents) and facilities of the members of such Party’s Group and to current and former Representatives of the members of such Party’s Group, including in connection with testimony in litigation and factual investigation, and (ii) upon written request from the other Party (including on behalf of any member of its Group), (A) generally provide support, and make the Representatives of the members of its Group (current and future and, to the extent practicable, former and taking into account the work schedules and other commitments of the aforementioned Persons) available to provide assistance and expertise at such times and in such places as reasonably necessary, to Pursue the Remainco Retained Liabilities or the Spinco Liabilities, as applicable, to the extent that the requesting Party believes any such Persons may reasonably be useful or required in connection with the Pursuit of the Remainco Retained Liabilities or the Spinco Liabilities, as applicable, and (B) reasonably promptly select a person or persons to provide the requested assistance after conferring in good faith to determine which person or persons should provide such assistance, and shall use reasonable best efforts to make such person or persons available; provided that, in the case of each of clauses (i) and (ii), (1) each Party only shall be required to provide such access and make the current and former Representatives of it and the members of its Group available to the extent and in such manner as does not unreasonably interfere with the ongoing operations of the members of such Group, and (2) each Party may withhold access from other Party to the extent that such Party is aware that (x) it or any of the members of its Group is subject to the terms of a confidentiality agreement with a Third Party or another Contract that restricts such access; provided that such Party shall, and shall cause the other members of its Group to, use commercially reasonable efforts to obtain the required consent of such Third Party to provide such access, (y) providing such access would result in a loss of attorney-client or other legal privilege; provided that each Party shall, and shall cause the other members of its Group to, use commercially reasonable efforts to allow such access (or access to a portion thereof) in a manner that does not result in a loss of such privilege, or (z) providing such access would violate any Law; provided that each Party shall, and shall cause the other members of its Group to, use commercially reasonable efforts to provide such access in a manner that does not violate such Law. Notwithstanding the foregoing, each Party shall, and shall cause the other members of its Group, to use commercially reasonable efforts to make any employee or other Person under its control available to testify at a trial or evidentiary hearing at the request of the other Party.

(b) Subject to the limitations on confidentiality and privilege set forth in the Transaction Documents and subject to applicable Law, from the Closing Date until the date which is six (6) years following the Closing Date, with respect to any material Action by a Governmental Authority against any member of the Remainco Group (i) where it is known the facts giving rise to such Action occurred prior to the Equity Sale Closing Time and (ii) such Action would reasonably be expected to adversely impact the Spinco Business or the Spinco Group (taken as a whole) in a manner that is different from other participants in the industries in which the Spinco Business operates, Remainco, shall promptly provide notice to Spinco of such Action and to the extent doing so does not unreasonably interfere with the business or operations of Remainco, consider in good faith if any suggestions Spinco has with respect to such Action.

(c) Subject to the limitations on confidentiality and privilege set forth in the Transaction Documents and subject to applicable Law, from the Closing Date until the date which is six (6) years following the Closing Date, with respect to any material Action by a Governmental Authority against any member of the Spinco Group (i) where it is known the facts giving rise to such Action occurred prior to the Equity Sale Closing Time and (ii) such Action would reasonably be expected to adversely impact the Remainco Retained Business or the Remainco Group (taken as a whole) in a manner that is different from other participants in the industries in which the Remainco Retained Business operates, Spinco shall promptly provide notice to Remainco of such Action and to the extent doing so does not unreasonably interfere with the business or operations of Spinco, consider in good faith if any suggestions Remainco has with respect to such Action.

3.6 Indemnification Payments. In the event a claim for indemnification under this Article III shall have been finally determined, the amount of such final determination shall be paid to the Indemnified Party on demand in immediately available funds. An indemnification claim, and the liability for and amount of damages therefor, shall be deemed to be “finally determined” for purposes of this Article III when the Parties to such indemnification claim have so determined by mutual agreement or, if disputed, when a final non-appealable Governmental Approval shall have been entered.

3.7 Additional Indemnification Provisions.

(a) All Losses shall be (i) net of any Tax Benefit and (ii) net of any Eligible Insurance Proceeds.

(b) In any case where an Indemnified Party recovers from a third Person any amount with respect to any Loss paid by the Indemnifying Party pursuant to this Article III, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the amount of reasonable costs incurred by it in procuring such recovery, which costs shall not exceed the amount so recovered), but not in excess of the sum of (i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party with respect to such claim and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such Loss.

(c) If any portion of Losses to be paid by the Indemnifying Party pursuant to this Article III could be recovered from a Third Party not affiliated with the relevant Indemnified Party based on the underlying claim or demand asserted against such Indemnifying Party, then the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party and, upon the request of the Indemnifying Party, shall use commercially reasonable efforts to collect the maximum amount recoverable from such Third Party, in which event the Indemnifying Party shall reimburse the Indemnified Party for all reasonable costs and expenses incurred in connection with such collection (which costs and expenses of collection shall not exceed the amount recoverable from such Third Party); provided that the Indemnifying Party shall have no obligation to litigate against such Third Party to recover any portion of its Losses. If any portion of Losses actually paid by the Indemnifying Party pursuant to this Article III could have been recovered from a Third Party not affiliated with the relevant Indemnified Party based on the underlying claim or demand asserted against such Indemnifying Party, then the Indemnified Party shall transfer, to the extent transferable, such of its rights to proceed against such Third Party as are necessary to permit the Indemnifying Party to recover from such Third Party any amount actually paid by the Indemnifying Party pursuant to this Article III.

(d) If any portion of Losses to be paid by the Indemnifying Party pursuant to this Article III may be covered, in whole or in part, by third-party insurance coverage, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. The Indemnified Party shall use commercially reasonable efforts to collect the maximum amount of insurance proceeds thereunder, and all such proceeds actually collected with respect to any Loss (net of (i) the amount of reasonable costs incurred by the Indemnified Party or any of its Affiliates in collecting such proceeds and (ii) the present value of any increased costs incurred by such Indemnified Party or any of its Affiliates as a result of such Loss, including any retroactive or prospective premium adjustments resulting from such Loss) shall be considered “Eligible Insurance Proceeds”. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 4.10, no Remainco Indemnified Party shall be required to seek to recover any Losses relating to or arising under any Spinco Liabilities from any Insurance Policies.

(e) The aggregate liability of the members of the Remainco Group in the aggregate under Section 3.2(g) shall not exceed One Hundred Fifty Million Dollars ($150,000,000) (the “Cap”) and in no event shall any member of the Remainco Group (individually or collectively) be required to indemnify, defend or hold harmless any of the Buyer Group Indemnified Parties under Section 3.2(g) for any amounts in the aggregate in excess of the Cap.

(f) The obligation of the members of the Remainco Group to indemnify, defend or hold harmless any Buyer Group Indemnified Party pursuant to Section 3.2(g) shall automatically terminate on the date that is two (2) years following the Closing Date.

3.8 Additional Matters; Survival of Indemnities. The rights and obligations of each Party and their Indemnified Parties under this Article III shall survive (a) Transfer by any Party or a member of its Group of any Assets or businesses or the assignment by it of any Liabilities and (b) any merger, consolidation, business combination, restructuring, recapitalization, reorganization or similar transaction involving any Party or any a member of its Group. No Indemnified Party shall be entitled to payment and indemnification more than once with respect to the same matters (including to the extent taken into account as a dollar amount in the determination of the Spinco Final Adjustment Amount).

3.9 Mitigation. Each Party shall, and shall cause its Affiliates and Representatives to, take commercially reasonable steps to mitigate their respective Losses upon and after becoming aware of any fact, event, circumstance or condition that has given rise to, or would reasonably be expected to give rise to, any Losses that are indemnifiable in this Agreement.

3.10 Exclusive Remedies From and after the Equity Sale Closing Time, recovery pursuant to this Article III shall constitute the Parties’ sole and exclusive remedy for any and all Losses or liabilities relating to or arising from any of the Transaction Documents and the Contemplated Transactions, and each Party waives and releases, to the fullest extent permitted by applicable Law, any and all other rights, remedies, claims and causes of action (including rights of contributions, if any), whether in contract, tort or otherwise, known or unknown, foreseen or unforeseen, which exist or may arise in the future, arising under or based upon any federal, state, local or foreign Law that any Party may have against the other Party with respect to any breach of any of the Transaction Documents; provided that the foregoing shall not deny (a) any Party specific performance when any such remedy is otherwise available under this Agreement as provided in Section 5.4 or as provided under any of the other Transaction Documents, (b) to the extent required by applicable Law, a Party’s right to exercise all of their rights and seek all damages available to them under Law in the event of claims or causes of action arising from Fraud; or (c) any Party or its Affiliates any remedies expressly provided for under any of the other Transaction Documents, and the foregoing shall not interfere with or impede the resolution of disputes pursuant to Section 2.3 or in any way limit Buyer’s rights under the R&W Insurance Policy.

3.11 Third Party Actions.

(a) Buyer acknowledges and agrees that the list of Actions described on Schedule 3.11(a) arise out of the Spinco Business and that the members of the Buyer Group shall be responsible for such Actions from and after the Closing (and any Losses and Liabilities arising therefrom, including with respect to any facts relating thereto that arose prior to the Closing) and that no member of the Buyer Group is entitled to any indemnification or contribution from Remainco or any of its Affiliates relating to such Actions.

(b) Remainco acknowledges and agrees that the list of Actions described on Schedule 3.11(b) arise out of the Remainco Retained Business and that the members of the Remainco Group shall be responsible for such Actions from and after the Closing (and any Losses and Liabilities arising therefrom, including with respect to any facts relating thereto that arose prior to the Closing) and that no member of the Remainco Group is entitled to any indemnification or contribution from any member of the Buyer Group relating to such Actions.

(c) The Actions set forth on Schedule 3.11(a) are not all of the Actions that constitute Spinco Liabilities and the Actions set forth on Schedule 3.11(b) are not all of the Actions that constitute Remainco Retained Liabilities.

ARTICLE IV

PRESERVATION OF RECORDS; ACCESS TO INFORMATION; CONFIDENTIALITY; PRIVILEGE

4.1 Preservation of Corporate Records.

(a) Except to the extent otherwise contemplated by any of the Transaction Documents, a Party providing records or access to Information to another Party under this Article IV shall be entitled to receive from the Party receiving such records or access to information, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses (which shall include the costs of any discovery vendor but shall not include the costs of salaries and benefits of employees of such Party or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing), as are reasonably and actually incurred in providing such records or access to Information.

(b) From and after the Equity Sale Closing Time, except as otherwise required or agreed upon in writing, or as otherwise provided in any of the Transaction Documents, with regard to any Information referenced in Section 4.3, each Party shall use reasonable best efforts, at such Party’s sole cost and expense, to retain, until the latest of, as applicable, (i) the date on which such Information is no longer required to be retained pursuant to the applicable record retention policy of Remainco or such other member of the Remainco Group, respectively, as in effect immediately prior to the Closing, including pursuant to any “litigation hold” issued by Remainco or other such member of the Remainco Group prior to the Closing, (ii) the concluding date of any period as may be required by any applicable Law, (iii) the concluding date of any retention obligation for such Information that relates to a pending or threatened Action which is known to the members of such Party’s Group, as applicable, in possession of such Information, and (iv) the concluding date of any period during which the destruction of such Information would reasonably be expected to interfere with a pending or threatened investigation by a Governmental Authority which is known to the members of such Party’s Group, as applicable, in possession of such Information; provided that with respect to any pending or threatened Action arising after the Closing, clause (iii) of this sentence applies only to the extent that whichever member of the applicable Party or its Group, as applicable, is in possession of such Information has been notified in writing pursuant to a “litigation hold” by the other Party of the relevant pending or threatened Action. Each Party agrees that from and after the Closing, upon written request from the other Party that certain Information relating to the Spinco Business, the Remainco Retained Business or the transactions contemplated by this Agreement be retained, the Parties shall use reasonable best efforts to preserve and not to destroy or dispose of such Information without the consent of the requesting Party (reasonable best efforts shall include issuing a “litigation hold”).

(c) The Parties intend that any transfer between Remainco and Spinco (including between their attorneys, Representatives and agents) of Information that is subject to the protections of the attorney-client or attorney work product privileges shall not operate as a waiver of any potentially applicable privilege and shall be completed in accordance with Section 4.7.

4.2 Financial Statements and Accounting.

(a) The members of the Remainco Group and the members of the Buyer Group shall provide the following reasonable assistance and, subject to Section 4.6, reasonable access to its properties, records, other Information and personnel set forth in this Section 4.2, from the Closing until the fourth (4th) anniversary of the Closing Date (the “Applicable Period”) (i) in connection with the preparation and review or audit of such Party’s quarterly and annual financial statements, and the timely filing of such financial statements and the audit of such Party’s internal controls over financial reporting and management’s assessment thereof and management’s assessment of such Party’s disclosure controls and procedures, if required, and (ii) to the extent reasonably necessary to respond (and for the limited purpose of responding) to any written request or official comment from a Governmental Authority, such as in connection with responding to a comment letter from the SEC. Without limiting the foregoing, during the Applicable Period, each Party agrees as follows:

(b) Except to the extent otherwise contemplated by the Transaction Documents and subject to Section 4.6 and Section 4.7, (i) Remainco and Buyer shall authorize and request their respective auditors to make reasonably available to the other Party’s auditors (the “Other Party’s Auditors”) both the personnel who performed or are performing the annual audits of such audited Party (each Party with respect to its own audit, the “Audited Party”) and work papers related to the annual audits of such Audited Party (subject to the execution of any reasonable and customary access letters that such Audited Party’s auditors may require in connection with the review of such work papers by such Other Party’s Auditors), in all cases within a reasonable time prior to such Audited Party’s auditors’ opinion date, so that the Other Party’s Auditors are able to perform the procedures they reasonably consider necessary to take responsibility for the work of the Audited Party’s auditors as it relates to their auditors’ report on such other Party’s financial statements, and, if applicable, within sufficient time to enable such other Party to meet its timetable for the filing of its annual financial statements with the SEC and (ii) until all governmental audits are complete, the members of the Buyer Group and the members of the Remainco Group shall provide reasonable access during normal business hours for the other Group’s internal auditors, counsel and other designated Representatives for matters relating to such audits, including to (A) the premises of the members of the Buyer Group or the members of the Remainco Group, as applicable, and all Information (and duplicating rights) within the knowledge, possession or control of a member of the Buyer Group or a member of the Remainco Group, as applicable, with respect to the Spinco Business and (B) the officers and employees of the members of the Buyer Group or the members of the Remainco Group, as applicable, with respect to the Spinco Business, so that Buyer and Remainco may conduct reasonable audits relating to the financial statements in relation to the Spinco Business.

(c) Without limitation of Section 4.6, nothing in this Article IV shall require any Party to violate any agreement with any Third Party regarding the confidentiality of confidential and proprietary Information relating to that Third Party or its business; provided that in the event that a Party is required under this Section 4.2 to disclose any such Information, such Party shall use reasonable best efforts to seek to obtain such Third Party’s written consent to the disclosure of such Information.

(d) Each Party acknowledges that Information provided under this Section 4.2 may constitute material, non-public Information, and trading in the securities of a Party (or the securities of its Affiliates, the members of its Group or partners) while in possession of such material, non-public material Information may constitute a violation of the U.S. federal securities Laws.

4.3 Provision of Corporate Records. Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article III shall govern) and subject to appropriate restrictions for privileged information or Confidential Information in Section 4.6 and Section 4.7:

(a) After the Closing, and subject to compliance with the terms of the Transaction Documents, upon the prior written reasonable request by, and at the expense of, Buyer for specific and identified Information:

(i) that (A) relates to Spinco or the Spinco Business, as the case may be, prior to the Equity Sale Closing Time or (B) is necessary for any member of the Buyer Group to comply with the terms of, or otherwise perform under, any of the Transaction Documents to which any member of the Remainco Group and such member of the Buyer Group are parties, Remainco shall provide, as soon as reasonably practicable following the receipt of such request, appropriate copies of such Information (or the originals thereof if Buyer has a reasonable need for such originals) in the possession or control of the Remainco Group, but only to the extent such items so relate and are not already in the possession or control of a member of the Buyer Group; provided that, to the extent any originals are delivered to the member of the Buyer Group pursuant to any of the Transaction Documents, such member of the Buyer Group shall, at its own expense, return them to Remainco within a reasonable time after the need to retain such originals has ceased; provided, further, that such obligation to provide any requested Information shall terminate and be of no further force and effect on the date that is the later of (1) the sixth (6th) anniversary of the Closing Date and (2) three (3) months after the earlier termination or expiration of the Transaction Document to which the Information relates; provided, further, that, if any such access or the provision of any such Information would violate any Law or would reasonably be expected to result in the waiver of any attorney-client privilege, rights under the work product doctrine or other applicable privilege, Remainco shall not be obligated to provide such Information requested by Buyer; provided that Remainco shall, and shall cause the other members of the Remainco Group to, use commercially reasonable efforts to allow such access (or access to a portion thereof) in a manner that does not result in a loss of such privilege; provided, further, that, if Remainco reasonably determines that any such provision of Information could be commercially detrimental in any material respect, require any consent from a Third Party (which cannot be reasonably obtained), or violate any Contract, the Parties shall, and shall cause each other member of their respective Groups to, take all reasonable best measures to permit compliance with such obligations in a manner that avoids any such harm or consequence; or

(ii) that (A) is required by Buyer with regard to reasonable compliance with reporting, disclosure, filing or other Laws imposed on any member of the Buyer Group (including under applicable securities Laws) by a Governmental Authority having jurisdiction over such member of the Buyer Group, or (B) is for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, Action or other similar requirements, as applicable, Remainco shall provide, as soon as reasonably practicable following the receipt of such request, appropriate copies of such Information (or the originals thereof if Buyer has a reasonable need for such originals) in the possession or control of the Remainco Group, but only to the extent such items so relate and are not already in the possession or control of a member of the Buyer Group; provided that, to the extent any originals are delivered to a member of the Buyer Group pursuant to any of the Transaction Documents, such member of the Buyer Group shall, at its own expense, return them to Remainco within a reasonable time after the need to retain such originals has ceased; provided, further, that, in the event that any such access or the provision of any such Information would violate any Law or would reasonably be expected to result in the waiver of any attorney-client privilege, rights under the work product doctrine or other applicable privilege, Remainco shall not be obligated to provide such Information requested by Buyer; provided that Remainco shall, and shall cause the other members of the Remainco Group to, use commercially reasonable efforts to allow such access (or access to a portion thereof) in a manner that does not result in a loss of such privilege; provided, further, that if Remainco reasonably determines that any such provision of Information could be commercially detrimental in any material respect, require any consent from a Third Party (which cannot be reasonably obtained), or violate any Contract, the Parties shall, and shall cause each other member of their respective Groups to, take all reasonable best measures to permit compliance with such obligations in a manner that avoids any such harm or consequence.

(b) After the Closing, and subject to compliance with the terms of the Transaction Documents, upon the prior written reasonable request by, and at the expense of, Remainco for specific and identified Information:

(i) that (A) relates to Remainco or the Remainco Retained Business, as the case may be, prior to the Equity Sale Closing Time or (B) is necessary for any member of the Remainco Group to comply with the terms of, or otherwise perform under, any of the Transaction Documents to which such member of the Remainco Group and any member of the Buyer Group are parties, the applicable member of the Buyer Group shall provide, as soon as reasonably practicable following the receipt of such request, appropriate copies of such Information (or the originals thereof if Remainco has a reasonable need for such originals) in the possession or control of a member of the Buyer Group, but only to the extent such items so relate and are not already in the possession or control of a member of the Remainco Group; provided that, to the extent any originals are delivered to the member of the Remainco Group pursuant to any of the Transaction Documents, such member of the Remainco Group shall, at its own expense, return them to Buyer within a reasonable time after the need to retain such originals has ceased; provided, further, that such obligation to provide any requested Information shall terminate and be of no further force and effect on the date that is the later of (1) the sixth (6th) anniversary of the Closing Date and (2) three (3) months after the earlier termination or expiration of the Transaction Document to which the Information relates; provided, further, that to the extent that any such access or the provision of any such Information would violate any Law or would reasonably be expected to result in the waiver of any attorney-client privilege, rights under the work product doctrine or other applicable privilege, Buyer shall not be obligated to provide such Information requested by Remainco; provided that Buyer shall, and shall cause the other members of the Buyer Group to, use commercially reasonable efforts to allow such access (or access to a portion thereof) in a manner that does not result in a loss of such privilege; provided, further, that if Buyer reasonably determines that any such provision of Information could be commercially detrimental in any material respect, require any consent from a Third Party (which cannot be reasonably obtained), or violate any Contract, the Parties shall, and shall cause each other member of their respective Groups to, take all reasonable best measures to permit compliance with such obligations in a manner that avoids any such harm or consequence; or

(ii) that (A) is required by Remainco with regard to reasonable compliance with reporting, disclosure, filing or other Laws imposed on any member of the Remainco Group (including under applicable securities Laws) by a Governmental Authority having jurisdiction over such member of the Remainco Group, or (B) is for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, Action or other similar requirements, as applicable, Buyer shall provide, as soon as reasonably practicable following the receipt of such request, appropriate copies of such Information (or the originals thereof if Remainco has a reasonable need for such originals) in the possession or control of a member of the Buyer Group, but only to the extent such items so relate and are not already in the possession or control of Remainco; provided that, to the extent any originals are delivered to Remainco pursuant to any of the Transaction Documents, Remainco shall, at its own expense, return them to Buyer within a reasonable time after the need to retain such originals has ceased; provided, further, that if any such access or the provision of any such Information would violate any Law or would reasonably be expected to result in the waiver of any attorney-client privilege, rights under the work product doctrine or other applicable privilege, Buyer shall not be obligated to provide such Information requested by Remainco; provided that Buyer shall, and shall cause the other members of the Buyer Group to, use commercially reasonable efforts to allow such access (or access to a portion thereof) in a manner that does not result in a loss of such privilege; provided, further, that if Buyer reasonably determines that any such provision of Information could be commercially detrimental in any material respect, require any consent from a Third Party

(which cannot be reasonably obtained), or violate any Contract, the Parties shall, and shall cause each other member of their respective Groups to, take all reasonable best measures to permit compliance with such obligations in a manner that avoids any such harm or consequence.

(c) From and after the Closing, each Party shall have the right to request in writing (including on behalf of any member of its Group) that the other Parties make available for inspection any non-privileged books, records or other documents within its control or that it otherwise has the ability to make available, to the extent such books, records or other documents may reasonably be required in connection with any Action or threatened or contemplated Action (including preparation for such Action) in which the members of the Remainco Group or the members of the Buyer Group (with respect to the Spinco Business), as applicable, may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought under this Agreement. The requesting Party shall bear all reasonable out-of-pocket costs and expenses actually incurred in connection therewith. Any such disclosure of books, records and documents shall be made subject to Section 4.6.

(d) Subject to the conditions and limitations in this Article IV, upon reasonable prior notice, the Parties agree to make their respective personnel reasonably available during regular business hours to discuss any Information exchanged pursuant to this Section 4.3. Remainco, Merger Partner and Buyer shall inform their and their Groups’ respective officers, employees, agents, consultants, advisors, authorized accountants, counsel and other designated Representatives who have or have access to the other Party’s Confidential Information or other Information provided this Article IV of their obligation to hold such Information confidential in accordance with the provisions of this Agreement.

(e) Any Information provided by or made available by or on behalf of any Party (or any other member of any Group pursuant to this Article IV) shall be on an “as is” basis and no Party (or any member of any Group) is making any representation or warranty with respect to such Information or the completeness thereof.

4.4 Witness Cooperation. At all times from and after the Closing, each Party shall have the right to request in writing (including on behalf of any member of its Group) that the other Party make available for consultation or witness purposes, its (or its applicable member of its Group’s) directors, officers, employees, consultants, agents or other Representatives (current and future and to the extent reasonably possible former and taking into account the work schedules and other commitments of the aforementioned Persons) who have expertise or knowledge with respect to the other Party’s (or its Group’s) Actions or business or products or matters in litigation or alternative dispute resolution to the extent that the requesting Party believes any such persons may reasonably be useful or required in connection with any Action or any legal, administrative, internal investigation or other proceedings in which the requesting Party (or its Group) may from time to time be involved. Upon such request, the affected Party shall reasonably promptly select a person or persons to provide the requested assistance after conferring in good faith to determine which person or persons should provide such assistance, and shall use reasonable best efforts to make such person or persons available. A Party providing a consultant or witness to the other Party (or its Group) under this Section 4.4 shall be entitled to receive from the Party receiving such consulting or witness services, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other reasonable and documented out-of-pocket expenses actually incurred (which shall not include the costs of salaries and benefits of employees who are witnesses or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service as witnesses), as may be reasonably incurred and properly paid under applicable Laws. Further, any applicable privilege or immunity shall be protected and shared only in accordance with Section 4.7.

4.5 Reimbursement. Except to the extent otherwise contemplated by any of the Transaction Documents, a Party (or a member of its Group) providing Information or access to Information to the other Party (or a member of its Group) under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other reasonable and documented out-of-pocket expenses (which shall not include the costs of salaries and benefits of employees of such Party (or its Group) or any pro rata portion of overhead or other costs of employing such employees which would have been incurred by such employees’ employer regardless of the employees’ service with respect to the foregoing), as may be reasonably and actually incurred in providing such Information or access to such Information.

4.6 Confidentiality.

(a) The terms of the Confidentiality Agreements are incorporated into this Agreement by reference and shall continue in full force and effect until the Closing, at which time the confidentiality obligations under the Confidentiality Agreements shall terminate; provided that remedies with respect to breaches of such Confidentiality Agreements that occurred prior to the Closing shall survive the Closing. If for any reason the transactions contemplated by this Agreement are not consummated, the Confidentiality Agreements shall continue in full force and effect in accordance with their respective terms.

(b) From and after the Closing, except as otherwise provided in the Transaction Documents, Remainco and Buyer shall hold, and shall cause their respective members of their Group and their and their Group’s respective Representatives to hold, in strict confidence (and not to disclose or release or, except as otherwise permitted by any of the Transaction Documents, use, including for any ongoing or future commercial purpose, without the prior written consent of the Party to whom the Confidential Information relates (which may be withheld in such Party’s sole and absolute discretion, except where disclosure is required by applicable Law)), any and all Confidential Information to the extent concerning or belonging to the other Party or its Group; provided that each Party may disclose, or may permit disclosure of, Confidential Information (i) to its respective Representatives who have a need to know such Confidential Information for (A) auditing and other non-commercial purposes and are informed of the obligation to hold such Information confidential and with respect to whose failure to comply with such obligations, the applicable Party shall be responsible and (B) providing services to any members of its Group; provided that the Confidential Information so disclosed shall be used only as required to perform such services, (ii) if any Party or any member of its Group is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other Laws or stock exchange rules or is advised by outside counsel in connection with an Action brought by a Governmental Authority that it is advisable to do so, (iii) as required in connection with any legal or other proceeding by one Party (or its Group) against any other Party (or its Group) or with respect to claims by one Party (or its Group) against the other Party (or its Group) brought in an Action, (iv) as necessary in order to permit a Party (or its Group) to prepare and disclose its financial statements in connection with any regulatory filings or (v) as necessary for a Party to enforce its rights or perform its obligations under this Agreement (including pursuant to Section 1.2) or any of the other Transaction Documents. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a Third Party pursuant to clauses (ii), (iii) or (v) above, each Party, as applicable, shall promptly notify in writing (to the extent permissible by Law) the Party to whom the Confidential Information relates of the existence of such request, demand or disclosure requirement and shall provide such affected Party a reasonable opportunity to seek an appropriate protective order or other remedy at such affected Party’s cost and expense, which such Party shall cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party which faces the disclosure requirement shall furnish only that portion of the Confidential Information that is required to be disclosed and shall take reasonable best efforts to ensure that confidential treatment is accorded such Confidential Information. Further, as to privileged information nothing in this Section 4.6 replaces or diminishes the Parties’ obligations and limitations set forth in Section 4.7. Each Party shall use the same degree of care to prevent the unauthorized use or disclosure of the other Parties’ Confidential Information by any of its Representatives as it currently uses for its own Confidential Information, but in no event less than a reasonable standard of care.

(c) Each Party acknowledges that it and the other members of its Group may have in its or their possession confidential or proprietary Information of Third Parties that was received under confidentiality or non-disclosure agreements with such Third Party while such Party and members of its Group were part of the same Group. From and after the Closing, each Party shall comply, and shall cause the other members of its Group to comply, and shall cause its and their respective Representatives to comply, with all terms and conditions of any such third-party agreements entered into prior to the Equity Sale Closing Time, with respect to any confidential and proprietary Information of Third Parties to which it or any other member of its Group has had access.

(d) Notwithstanding anything to the contrary contained in this Agreement, and without limiting the other terms and conditions of this Agreement, the provisions of this Section 4.6 do not terminate or modify the confidentiality obligations provided for in any Contract between each Party or member of its Group and their respective employees, which shall remain in full force and effect from and after the Equity Sale Closing Time and otherwise subject to the terms and conditions of this Agreement, including the conveyance of rights set forth in this Agreement.

(e) Notwithstanding any other provision of this Section 4.6, (i) the disclosure and sharing of privileged information shall be governed solely by Section 4.7, and (ii) Information that is subject to any confidentiality provision or other disclosure restriction in any of the Transaction Documents shall be governed by the terms of such Transaction Document.

4.7 Counsel; Privileges; Legal Material.

(a) In-house lawyers employed by members of the Remainco Group prior to the Equity Sale Closing Time (“Existing Remainco Counsel”) have provided legal services to and jointly represented the members of the Remainco Group (including the members of the Spinco Group). From and after the Equity Sale Closing Time, certain Existing Remainco Counsel shall remain employees of one or more members of the Remainco Group and provide legal services to and represent only the members of the Remainco Group (“Remainco Counsel”), and certain Existing Remainco Counsel shall become employees of one or more members of the Spinco Group and provide legal services to and represent only the Spinco Group (“Spinco Counsel”). From and after the Equity Sale Closing Time, (i) Remainco Counsel shall represent only the Remainco Group; (ii) Spinco Counsel shall represent only the Spinco Group; and (iii) Spinco Counsel and Remainco Counsel shall, subject to rules of professional responsibility respecting obligations to former clients, owe a duty of loyalty and other professional obligations only to their respective clients. The members of the Remainco Group and the members of the Spinco Group have previously been jointly represented by Existing Remainco Counsel in various legal matters of common interest. This joint representation included in its scope all matters prior to the Equity Sale Closing Time in which a Party or another member of its Group was represented by any of Existing Remainco Counsel.

(b) Each Party acknowledges and agrees that all privileges, immunities or other protections from disclosure which may be asserted under applicable Law, including attorney-client privilege, business strategy privilege, joint defense privilege, common interest privilege, attorney work-product protection and expectation of client confidentiality with respect to any Information concerning general business matters related to the Spinco Business and members of the Spinco Group prior to the Closing (excluding any Information concerning any proposed sale, spin-off or other disposition of the Spinco Business or the Contemplated Transactions or in lieu of any of the foregoing) shall be subject to a joint privilege and protection between the members of the Remainco Group, on the one hand, and the members of the Spinco Group, on the other hand. The members of the Remainco Group and the members of the Spinco Group shall have equal right and obligation to assert such joint privilege and protection, and no such joint privilege or protection may be waived by (i) Remainco without the prior written consent of Spinco or (ii) any member of the Spinco Group without the prior written consent of Remainco.

(c) Each Party acknowledges and agrees that all attorney-client privilege, attorney work-product protection and expectation of client confidentiality with respect to any Information to the extent it relates to the Remainco Retained Business or which concerns any proposed sale, spin-off or other disposition of the Spinco

Business or the Contemplated Transactions, shall be retained and controlled only by Remainco and may be waived only by Remainco. Buyer acknowledges and agrees, on behalf of itself and each member of the Buyer Group, that (i) the foregoing attorney-client privilege, attorney work-product protection and expectation of client confidentiality shall not be controlled, owned, used, waived or claimed by any member of the Buyer Group at any time after the Equity Sale Closing Time; and (ii) in the event of a dispute between any member of the Buyer Group and a Third Party or any other circumstance in which a Third Party requests or demands that any member of the Buyer Group produce privileged materials or attorney work-product of any member of the Remainco Group (including the privileged communications and attorney work-product covered by this Section 4.7), Buyer shall (A) cause such member of the Buyer Group to assert such privilege or protection on behalf of the applicable member of the Remainco Group to prevent disclosure of privileged communications or attorney work-product to such Third Party, at Remainco’s cost, and (B) promptly notify Remainco of the existence of any such request or demand and shall provide Remainco a reasonable opportunity to review the privileged materials or attorney work-product and to assert any rights it may have, under this Section 4.7 or otherwise, to prevent the production or disclosure of such privileged materials or attorney work-product; provided that if Buyer is prohibited by applicable Law from disclosing the existence of such request or demand, Buyer shall provide notice of such related information for which disclosure is not prohibited by applicable Law and use reasonable best efforts to inform Remainco of any related information Buyer reasonably determines is necessary or appropriate for Remainco to be informed of to enable Remainco to review the privileged materials or attorney work-product and to assert its rights, under this Section 4.7 or otherwise, to prevent the production or disclosure of such privileged materials or attorney work-product.

(d) Each Party agrees that the Contemplated Transactions shall not waive or affect any applicable privileges, including the attorney-client privilege, the attorney work product doctrine, the common interest privilege and the joint-client/joint representation privilege. No Party may waive any privilege that could be asserted under any applicable Law and in which the other Party has joint privilege in accordance with the terms of this Section 4.7, without the prior written consent of the other Party. If any dispute arises between Remainco and Buyer, or any members of their respective Groups, regarding whether joint privilege should be waived, each Party (i) shall negotiate with the other Party in good faith and (ii) in furtherance and not in limitation of Section 4.7(b), shall endeavor to minimize any prejudice to the rights of the other Party and (iii) not unreasonably withhold consent to any request for waiver by the other Party. Each Party shall be permitted to withhold its consent to the waiver of a privilege for the purpose of protecting its own legitimate interests.

(e) Notwithstanding Section 4.7(b), the Parties acknowledge and agree that, as between the Remainco Group and the Spinco Group (as constituted as of immediately before the Closing) Sidley Austin LLP, White & Case LLP, Wachtell, Lipton, Rosen & Katz LLP and Existing Remainco Counsel (together, “Counsel”) represented, for times prior to the Closing, only Remainco and not any member of the Spinco Group. Notwithstanding Section 4.7(b), the Parties acknowledge and agree that (i) any advice given by or communications with Counsel prior to the Closing shall not be subject to any joint privilege and shall be owned solely by Remainco, (ii) any advice given by or communications with Counsel (to the extent such advice or communications relate to any proposed sale, spin-off or other disposition of the Spinco Business or the Contemplated Transactions prior to the Closing) shall not be subject to any joint privilege and shall be owned solely by Remainco, and (iii) no member of the Spinco Group (as of immediately before the Closing) has the status of a client of Counsel as a result of advice given by or communications with Counsel prior to the Closing, for conflict of interest or any other purposes. Remainco and Buyer (for itself and on behalf of each member of Buyer Group) agree that, in the event that any Action, or any other matter in which the interests of Remainco, its Affiliates or its direct or indirect equityholders, on the one hand, and a member of the Buyer Group, on the other hand, are adverse, arises after the Closing between the Buyer Group, on the one hand, and Remainco, its Affiliates or its direct or indirect equityholders, on the other hand, in connection with the Contemplated Transactions, Counsels may represent Remainco, its Affiliates or its direct or indirect equityholders in such dispute, even though the interests of Remainco, its Affiliates or its direct or indirect equityholders may be directly adverse to one or more members of the Buyer Group.

(f) In furtherance of the Parties’ agreement under this Section 4.7, Remainco and Buyer shall, and shall cause applicable members of their respective Groups to, maintain their respective separate and joint privileges, including by executing joint defense and common interest agreements where necessary or useful for this purpose.

(g) The transfer of all Information pursuant to this Agreement is made in reliance on the agreement of Remainco and Buyer set forth in this Section 4.7 and in Section 4.6 to maintain the confidentiality of privileged information and to assert and maintain all applicable privileges. Each Party agrees that their respective rights to any access to Information, witnesses and other Persons, the furnishing of notices and documents and other cooperative efforts between the Parties contemplated by this Agreement and the transfer of privileged Information between the Parties and members of their respective Groups pursuant to this Agreement, shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

4.8 Ownership of Information. Any Information owned by a member of a Party’s Group as provided to a requesting Party pursuant to this Article IV shall be deemed to remain the property of such providing member. Unless expressly set forth in this Agreement, nothing contained in this Agreement shall be construed as granting a license or other rights to any Party with respect to any such Information, whether by implication, estoppel or otherwise.

4.9 Other Agreements. The rights and obligations granted under this Article IV are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any of the Transaction Documents.

4.10 Insurance Matters.

(a) Remainco shall use reasonable best efforts to cause the Spinco Business to continue to be an insured under the Remainco Insurance Policies until the Closing. From and after the Equity Sale Closing Time no member of the Remainco Group shall have any obligation to maintain any Insurance Policies for the benefit of any of the members of the Spinco Group, other than as set forth in Section 4.10(d).

(b) After the Closing, Buyer shall be responsible for securing customary Insurance Policies for the members of the Buyer Group for any claim asserted against, or any occurrence, claim, loss, injury or damage incurred by, any member of the Buyer Group, whether arising out of occurrences or matters taking place before or after the Equity Sale Closing Time, related to or arising out of the Spinco Business and the operation thereof by the members of the Spinco Group (“Spinco Insurance Policies”).

(c) From and after the Closing, for any claim asserted against, or any loss, injury or damage incurred by, any member of the Spinco Group related to or arising out of the Spinco Business arising out of any occurrence or matter that took place during any period ending at or prior to the Closing, each member of the Buyer Group may pursue a claim for coverage under any Remainco Insurance Policies under which any member of the Spinco Group is insured to the extent permitted under the applicable Remainco Insurance Policy (“Spinco Post-Closing Claims”); provided that (i) no member of the Remainco Group is making any representation or warranty regarding the coverage under the Remainco Insurance Policies, (ii) any premiums, deductibles, retentions or similar self-insured obligations under the Remainco Insurance Policies to the extent arising from any Spinco Post-Closing Claims shall be borne by a member of the Buyer Group, (iii) if the Spinco Post-Closing Claim is covered under a Spinco Insurance Policy or an Insurance Policy of a member of the Buyer Group, then a member of the Buyer Group shall also make a claim under the applicable Spinco Insurance Policy or the applicable Insurance Policy of a member of the Buyer Group, (iv) Spinco shall provide Remainco a copy of the initial notice of such Spinco Post-Closing Claim under a Remainco Insurance Policy promptly following submission to the applicable insurer and thereafter promptly provide reasonable details of all substantive communications from and to such insurer with respect to such Spinco Post-Closing Claim. In addition, to the extent any member of the Buyer Group requests, Remainco shall (or shall cause the applicable other member of the Remainco Group to) submit in its name a Spinco Post-Closing Claim on behalf of the applicable member of the Spinco Group if, in consultation with Buyer making such request, Remainco reasonably determines that such claim may be covered under a Remainco Insurance Policy. In either such event, the applicable member of the Remainco Group, on the one hand, and the applicable members of the Buyer Group, on the other hand, shall reasonably cooperate with one another and Remainco shall not, and shall not permit the applicable member of the Remainco Group, to settle or compromise any such Spinco Post-Closing Claim without the prior written consent of Buyer. Buyer shall reimburse the applicable member of the Remainco Group for any reasonable cost or expenses incurred by it in such submission of a claim. In no event shall Remainco be obligated to initiate coverage litigation with respect to a Spinco Post-Closing Claim, other than any such litigation of which Buyer agrees to bear the cost and expense. The Parties shall reasonably cooperate with respect to insurance coverage litigation for a Spinco Post-Closing Claim. If a Spinco Post-Closing Claim relates to the same occurrence for which a member of Remainco Group is seeking coverage and the limit under the applicable Remainco Insurance Policy is not sufficient to fund all covered claims of the members of the Spinco Group and the members of Remainco Group, amounts due under such Remainco Insurance Policy shall be paid to the applicable members of the Remainco Group and the applicable members of the Spinco Group in proportion to the amounts which otherwise would be due were the limits of liability infinite.

(d) Nothing in this Section 4.10 shall prevent any member of the Remainco Group from accessing, eroding, exhausting or otherwise taking any action in connection with a Remainco Insurance Policy; provided that Remainco shall not amend, commute or cancel any Remainco Insurance Policy in a manner that would adversely impact the rights of any member of the Spinco Group under this Section 4.10. Notwithstanding anything to the contrary contained in this Agreement, if there is a Spinco Post-Closing Claim under an applicable Remainco Insurance Policy that has an aggregate limit, the members of the Spinco Group shall not be entitled to any recovery from such Remainco Insurance Policy in an amount in excess of thirty percent (30%) of the applicable aggregate policy limit.

(e) From and after the Closing, each Party shall be financially responsible for Self-Insurance obligations applicable to claims for which the Party bears responsibility for the underlying claim, including the Spinco Post-Closing Claims.

(f) Nothing in this Section 4.10 shall require any Party to violate any applicable Law or require any member of the Remainco Group to breach any terms of any of the Remainco Insurance Policies and nothing in this Section 4.10 shall be construed to alter or limit in any way the indemnity obligations of the Parties, including those in any of the Transaction Documents.

4.11 International Game Technology PLC Marks

(a) Transitional Trademark License. Effective as of the Equity Sale Closing Time, the members of the Spinco Group grant to the members of the Remainco Group for twelve (12) months after the Closing Date (the “Transition Period”) a worldwide, royalty-free, non-transferable, non-exclusive, irrevocable license to use the International Game Technology PLC Marks in connection with the continued operation of the Remainco Retained Business in a manner consistent with the use of the International Game Technology PLC Marks in the Remainco Retained Business prior to the Closing Date by the members of the Remainco Group. Each member of the Remainco Group may sublicense the rights granted in this Section 4.11 to its authorized distributors, vendors, subcontractors and resellers in connection with the continued operation of the Remainco Retained Business during the Transition Period. Any and all goodwill arising from the members of the Remainco Group’s or its sublicensees’ use of the International Game Technology PLC Marks shall inure solely to the benefit of the Spinco Group. To the extent cessation of use of particular uses of the International Game Technology PLC Marks by the end of the Transition Period would require the members of the Remainco Group to incur material cost or effort, Remainco and Spinco shall negotiate and set forth in writing an appropriate extension of the Transition Period solely for such uses, which extension shall last until such members of the Remainco Group are able to cease such uses of the International Game Technology PLC Marks in the ordinary course of business; provided that the members of the Remainco Group shall promptly remove and cease use of the International

Game Technology PLC Marks upon the expiration of the Transition Period. The members of the Remainco Group shall have no obligation to remove the International Game Technology PLC Marks from items no longer in its possession or control.

(b) Quality Control. Remainco shall use reasonable best efforts to monitor the use of the International Game Technology PLC Marks by the members of the Remainco Group to ensure that the members of the Remainco Group use the International Game Technology PLC Marks only in a form and manner consistent with, and in connection with goods and services of a level of quality equal to or greater than the quality of goods and services offered in connection with, the use of the International Game Technology PLC Marks by the members of the Remainco Group prior to the Closing Date. Remainco shall, and shall cause the other members of the Remainco Group to, cooperate in good faith with Spinco’s quality control efforts under this Section 4.11(b).

(c) Other Uses. Nothing in this Section 4.11 shall limit the members of the Remainco Group’s use of the International Game Technology PLC Marks after the Transition Period, provided that such uses do not constitute traditional trademark uses as brands to indicate the origin of the branded goods and services as being Remainco and to distinguish Remainco Group’s goods and services from the goods and services of other entities in the marketplace; accordingly, the permitted uses under this Section 4.11(c) consist of the following: (i) non-trademark uses by the members of the Remainco Group for their internal business purposes, records and other historical or archived documents containing or referencing the International Game Technology PLC Marks, (ii) non-trademark uses permitted as trademark fair use or not constituting infringement, misappropriation or dilution of the International Game Technology PLC Marks including uses that would not cause confusion as to the origin or sponsorship of a good or service, or (iii) non-trademark uses to the extent required under applicable Law.

(d) Change of Names of Remainco Group Members. As promptly as possible after the Closing Date (but in no event later than the date which is sixty (60) days following the Closing Date), Remainco shall cause all actions necessary to change the name of each other member of the Remainco Group with the Secretary of State (or equivalent) in each jurisdiction where its name is registered to remove any reference to, and use of, “International Game Technology ” or “IGT”.

ARTICLE V

MISCELLANEOUS

5.1 Entire Agreement; Counterparts; Exchanges by Facsimile. The Transaction Documents and the Confidentiality Agreements and the Mutual Termination Agreement, dated as of the date hereof, by and among Remainco, Merger Partner and DE AGOSTINI S.P.A., a società per azioni organized under the laws of Italy (the “Mutual Termination Agreement”), including the exhibits and schedules thereto shall constitute the entire agreement and shall supersede all prior agreements and understandings, both written and oral, between or among any of the Parties with respect to the subject matter hereof and thereof, including the Existing Agreements. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be sufficient to bind the Parties to the terms and conditions of this Agreement. Notwithstanding anything herein or in any of the other Transaction Documents (including the Mutual Termination Agreement) to the contrary, each of Remainco and Merger Partner acknowledge and agree that, Remainco shall be responsible for 73% and Merger Partner shall be responsible for 27% of any Prior Commitment Letter Fees, if any, as and when they become due and payable.

5.2 Transaction Documents; Precedence of Agreements. Except as expressly set forth in this Agreement, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by any of the other Transaction Documents. In furtherance thereof, except as otherwise specifically set forth in this Agreement, the Merger Agreement or in the Tax Matters Agreement, the rights and obligations of the Parties with respect to Taxes shall be governed by the Tax Matters Agreement, and, therefore, Assets or Liabilities related to Taxes and Tax Returns (including any Tax Items, Tax Attributes or rights to receive any Refunds) shall not be treated as Assets or Liabilities under this Agreement. In furtherance thereof, except (i) as otherwise specifically set forth in this Agreement, the Merger Agreement or in the Employee Matters Agreement, the rights and obligations of the Parties with respect to Spinco Employees, Spinco Former Employees and Remainco Employees shall be governed by the Employee Matters Agreement and (ii) as otherwise specifically set forth in this Agreement, the Merger Agreement or the Employee Matters Agreement, the rights and obligations of the Parties with respect to all (A) Benefit Arrangements, (B) compensatory arrangements for service providers, and (C) matters relating to the employment, engagement or termination of any individual, in each case, shall be governed by the Employee Matters Agreements, and, therefore all (1) rights, assets or liabilities related to Benefit Arrangements, (2) rights, assets or liabilities related to compensatory arrangements, and (3) all rights, assets or liabilities related to employment-related matters, in each case, shall not be treated as Assets or Liabilities under this Agreement. In the event and to the extent that there shall be a conflict between (a) this Agreement and the provisions of any of the other Transaction Documents, such Transaction Document shall control (except with respect to any Separation Document, in which case this Agreement shall control) and (b) this Agreement and any agreement which is not a Transaction Document, this Agreement shall control unless specifically stated otherwise in such agreement. The Separation Documents are intended to be ministerial in nature and only to effect the transactions contemplated by this Agreement with respect to the applicable local jurisdiction and shall not expand or modify the rights and obligations of the Parties under any of the Transaction Documents that are not Separation Documents; provided that any right to indemnification or recovery under this Agreement is complementary to any right of indemnification or recovery under any other Transaction Document (it being understood and agreed that if a Transaction Document contains any limitations on types or amount of Losses or Liabilities that are recoverable in respect of the subject matter of such Transaction Document whether by indemnification, Action or otherwise (or provides that the remedies provided under such Transaction Document are the exclusive remedy for the subject matter under such Transaction Document), such limitations and the exclusive remedy provisions shall be applicable and control any and all such claims for indemnification, claims for breach or otherwise made under this Agreement or any of the other Transaction Documents).

5.3 Survival. The covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing Date pursuant to any of the Transaction Documents shall survive the Closing and remain in effect for the period provided in such covenants and agreements, if any, or if later, until fully performed. The covenants and agreements to be performed at or prior to the Closing shall terminate as of the Closing and after the Closing no claims shall be made or continued against a Party for any breach thereof discovered after the Closing.

5.4 Fees and Expenses. Except as otherwise provided in any of the Transaction Documents other than the Merger Agreement, all fees and expenses shall be borne by the Parties as contemplated by Section 10.3 (Fees and Expenses) of the Merger Agreement.

5.5 Notices. All notices, requests, consents, claims, demands and other communications under any of the Transaction Documents shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.5):

if to Merger Partner (prior to the Closing):

Everi Holdings Inc.

7250 South Tenaya Way, Suite 10

Attention: Randy L. Taylor, President and CEO; Kate Lowenhar-Fisher, EVP and Chief Legal Officer – General Counsel

Email: legalnotices@everi.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

11682 El Camino Real

Suite 200

San Diego, CA 92130 USA

Attention: Christian A. Salaman

E-mail: [*]

and

Pillsbury Winthrop Shaw Pittman LLP

725 South Figueroa Street

36th Floor

Los Angeles, CA 90017

Attention: Drew Simon-Rooke

E-mail: [*]

if to Remainco or (prior to the Closing) Spinco:

International Game Technology PLC

c/o IGT Global Solutions Corporation

IGT Center

10 Memorial Boulevard

Providence, RI 02903-1125

Attention: General Counsel

Email: legalnotices@igt.com

Ignite Rotate LLC

c/o IGT Global Solutions Corporation

Attention: General Counsel

Email: legalnotices@igt.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: Paul Choi, Scott Williams and Brent M. Steele

Email: [*], [*] and [*]

if to Buyer (prior to and after the Closing) or (after the Closing) Merger Partner or Spinco:

Voyager Parent, LLC

c/o Apollo Management X, L.P.

9 West 57th Street, 42nd Floor

New York New York 10019

Attention:    Daniel Cohen, Partner

        James Elworth, General Counsel, Private Equity

Email:       [*]

         [*]

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:    Ross A. Fieldston Ian M. Hazlett

Email:       [*]

         [*]

A copy of any notice from one Party to another Party prior to the Closing shall be provided to all of the other Parties in accordance with the notice procedures set forth in this Section 5.5.

5.6 Waiver. The provisions of this Agreement (including this Section 5.6) were specifically bargained for by the Parties and were taken into account by the Parties in arriving at the terms and conditions of this Agreement and the transactions contemplated in this Agreement. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, in writing at any time signed by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to a Party, it is authorized in writing by an authorized Representative of such Party. The failure of a Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part of this Agreement or the right of a Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any preceding or subsequent breach.

5.7 Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any Party’s rights or obligations under this Agreement may be assigned or delegated by such Party without the prior written consent of the other Parties, except that a Party may assign any of its rights under any of the Transaction Documents: (a) as collateral security to a creditor, (b) to one of its Affiliates (provided that no Party may assign the Merger Agreement pursuant to this clause (b) until after the Closing) or (c)(i) to the acquirer of all or substantially all of the assets of such Party, (ii) in the case of the Transaction Documents other than the Merger Agreement, to the acquirer of any members of such Party’s Group or any lines of business of such Party, or (iii) in connection with any merger or consolidation involving such Party; provided that in each case, no such assignment shall relieve such Party of any of its liabilities or obligations under this Agreement. Any attempted assignment or delegation of this Agreement or any of such rights or obligations by any Party in violation of this Agreement without the prior written consent of the other Parties shall be void and of no effect.

5.8 Termination. This Agreement shall terminate without further action at any time before the Equity Sale Closing Time upon termination of the Merger Agreement. If so terminated, no Party shall have any Liability of any kind to any other Party or any other Person on account of this Agreement, except as provided in the Merger Agreement.

5.9 Amendment. No provision of any of the Transaction Documents may be amended, supplemented or modified except by a written instrument signed by all the parties to such agreement. No consent from any Indemnified Party under Article III (other than the Parties) shall be required in order to amend this Agreement.

5.10 Group Members. Each Party shall cause to be performed, all actions, agreements and obligations set forth in any of the Transaction Documents to be performed by any member of its Group.

5.11 Third-Party-Beneficiaries. Except (a) as provided in Article III relating to Indemnified Parties and for the release under Section 3.1 of any Person provided therein, and (b) as specifically provided in any of the Transaction Documents, this Agreement is solely for the benefit of the Parties and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.12 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim in this Agreement. Nothing in the Exhibits or Schedules constitutes an admission of any liability or obligation of any member of the Remainco Group or any member of the Spinco Group or any of their respective Affiliates to any Third Party, nor, with respect to any Third Party, an admission against the interests of any member of the Remainco Group or any member of the Spinco Group or any of their respective Affiliates. The inclusion of any item or liability or category of item or liability on any Exhibit or Schedule is made solely for purposes of allocating potential liabilities among the Parties and shall not be deemed as or construed to be an admission that any such liability exists.

5.13 Governing Laws. This Agreement, and the formation, termination or validity of any part of this Agreement and all Actions (whether based in tort, contract or otherwise) arising out of or relating to the Transaction Documents, the Contemplated Transactions, the formation, breach, termination or validity of the Transaction Documents, the actions of any Party or any of their respective Affiliates in the negotiation, administration, performance or enforcement of the Transaction Documents, shall in all respects be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of any jurisdiction other than the State of Delaware.

5.14 Submission to Jurisdiction.

(a) Each Party irrevocably and unconditionally submits for itself and its property in any Action (whether based in tort, contract or otherwise) arising out of or relating to the Transaction Documents, the Contemplated Transactions, the formation, breach, termination or validity of the Transaction Documents, the actions of the Parties or any of their respective Affiliates in the negotiation, administration, performance or enforcement of the Transaction Documents or the recognition and enforcement of any judgment with respect to the Transaction Documents, to the exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such Action, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have subject matter jurisdiction over such Action, any Delaware State court sitting in New Castle County, and appellate courts having jurisdiction of appeals from any of the foregoing.

(b) Any such Action may and shall be brought in such courts and the Parties irrevocably and unconditionally waive any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and shall not plead or claim the same.

(c) Service of process in any Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address as provided in Section 5.5.

(d) Nothing in any of the Transaction Documents shall affect the right to effect service of process in any other manner permitted by the Laws of the State of Delaware.

5.15 Waiver of Jury Trial. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE CONTEMPLATED TRANSACTIONS, OR ITS PERFORMANCE UNDER OR THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS AND THE CONTEMPLATED TRANSACTIONS, AMONG OTHER THINGS, THE MUTUAL WAIVER IN THIS SECTION 5.15. EACH PARTY AGREES THAT ANY OF THE PARTIES MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN THEM RELATING TO ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE CONTEMPLATED TRANSACTION.

5.16 Specific Performance. Section 11.14 of the Merger Agreement (Specific Performance) is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement, mutatis mutandis.

5.17 Severability. Any term or provision of this Agreement (or part thereof) that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision (or part thereof) in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement (or part thereof) is invalid or unenforceable, each Party agrees that the court making such determination shall have the power to limit such term or provision (or part thereof), to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision (or part thereof), and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, each Party agrees to replace such invalid or unenforceable term or provision (or part thereof) with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

5.18 No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative recovery with respect to any matter arising out of the same facts and circumstances (including with respect to any recoveries that may arise out of Article III).

5.19 Tax Treatment of Payments. Each Party agrees that any payment made by a Party to another Party pursuant to Schedule 1.20, Section 2.3(j), Section 3.2, or Section 3.3 of this Agreement shall be treated for applicable Tax purposes, to the extent permitted by applicable Law at a “more likely than not” level of confidence, as an adjustment to the Purchase Price.

5.20 Payment Terms.

(a) Except as set forth in Article II or Article III or as otherwise expressly provided to the contrary in any of the Transaction Documents, any amount to be paid or reimbursed by a Party (or a member of such Party’s Group), on the one hand, to the other Party (or a member of such Party’s Group), on the other hand, under this Agreement shall be paid or reimbursed hereunder within thirty (30) days after presentation of an invoice or a written demand therefor and setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount.

(b) Without the written consent of the Party receiving any payment under this Agreement specifying otherwise, all payments to be made by Remainco, Merger Partner (after the Closing), Spinco or Buyer under this Agreement shall be made in U.S. dollars. Except as expressly provided in this Agreement, any amount which is not expressed in U.S. dollars shall be converted into U.S. dollars by using the exchange rate published on Bloomberg at 5:00 p.m. Central Time two (2) days prior to the relevant date or in The Wall Street Journal on such date if not so published on Bloomberg. Except as expressly provided in this Agreement, in the event that any indemnification payment required to be made hereunder or under any Transaction Document may be denominated in a currency other than U.S. dollars, the amount of such payment shall be converted into U.S. Dollars on the date in which notice of the claim is given to the Indemnifying Party.

5.21 Construction. Interpretation of the Transaction Documents (except as specifically provided in any such agreement, in which case such specified rules of construction shall govern with respect to such agreement) shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to Articles, Sections, paragraphs, Exhibits and Schedules are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement or the applicable Transaction Document unless otherwise specified; (c) references to “$” shall mean United States dollars; (d) the word “including” and words of similar import when used in the Transaction Documents shall mean “including without limiting the generality of the foregoing,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) the table of contents, articles, titles and headings contained in the Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of the Transaction Documents; (g) the Transaction Documents shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted; (h) unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (i) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein; (j) any agreement or instrument defined or referred to in this Agreement or any agreement or instrument that is referred to in this Agreement means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein; (k) any statute or regulation referred to in this Agreement means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section; (l) all time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day; (m) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise; (n) references to any Contract (including this Agreement) or organizational document are to the Contract or organizational document as amended, modified, supplemented or replaced from time to time, unless otherwise stated, and (o) in calculations described as “the difference between (x) and (y)”, if (x) is greater than (y), then such difference shall be a positive number, and if (y) is greater than (x), then such difference shall be a negative number.

5.22 Disclosure. Section 6.4 of the Merger Agreement (Disclosure) is incorporated by reference to this Agreement and shall apply as if fully set forth in this Agreement, mutatis mutandis.

5.23 Post-Closing Transfers by Buyer. If, following the Equity Sale Closing Time, Remainco or Buyer transfers, or causes to be transferred, all or substantially all of its assets of to any other Person that is not party to this Agreement, such Person shall be subject to all the obligations and liabilities under this Agreement, including Section 1.17, as if such Person were Remainco or Buyer, as applicable.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

INTERNATIONAL GAME TECHNOLOGY PLC

By:	/s/ Vincent L. Sadusky
Name:	Vincent L. Sadusky
Title:	Chief Executive Officer

IGNITE ROTATE LLC

By:	/s/ Massimiliano Chiara
Name:	Massimiliano Chiara
Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Separation and Sale Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

EVERI HOLDINGS INC.

By:	/s/ Randy L. Taylor
Name:	Randy L. Taylor
Title:	Chief Executive Officer

[Signature Page to Separation and Sale Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

VOYAGER PARENT, LLC

By:	/s/ Daniel Cohen
Name:	Daniel Cohen
Title:	Vice President, Secretary and Treasurer

[Signature Page to Separation and Sale Agreement]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of this Agreement (including this Exhibit A):

“$60 Million Revenue Threshold” shall have the meaning set forth in Section 1.12(a)(i)D.

“Accounting Separation” shall have the meaning set forth in Section 1.15(a)(ii)

“Accrued Income Taxes” means, without duplication, an amount equal to the aggregate amount of any accrued and unpaid income Taxes (including as a result of Section 965 of the Code and any applicable election to defer the payment of Taxes due under Section 965 of the Code) of the members of the Spinco Group for any taxable period that ends on or before the Closing Date; provided that for purposes of computing Accrued Income Taxes, Liability shall (a) be determined on a basis consistent with Past Practice in the jurisdictions where the members of the Spinco Group file Tax Returns, (b) exclude deferred Tax assets and deferred Tax liabilities, (c) take into account any overpayments of Taxes (and any applicable prepayments or estimated payments of income Taxes) for any taxable period, (d) be determined as of the end of the Closing Date, (e) exclude any contingent Taxes or any accruals or reserves established or required to be established under GAAP with respect to contingent or uncertain Tax positions and (f) in the case of income Taxes imposed on a member of the Spinco Group that are payable with respect to a taxable period beginning on or before and ending after the Closing Date, be determined in accordance with Section 1.02(b) of the Tax Matters Agreement.

“Action” means any claim, action, suit, litigation, arbitration or proceeding by or before any Governmental Authority.

“Affiliate” shall have the meaning set forth in the Merger Agreement.

“Agreement” shall have the meaning set forth in the Preamble.

“Applicable Period” shall have the meaning set forth in Section 4.2.

“Asset Transferors” means the Entities transferring Assets or Liabilities to Spinco or Remainco, as the case may be, or a member of their respective Group to consummate the Contemplated Transactions.

“Asset” and “Assets” means all rights, title and ownership interests (including Intellectual Property) in and to all properties, claims, Contracts, businesses or assets (including goodwill), wherever located (including in the possession of vendors or other Third Parties or elsewhere), of every kind, character and description, whether real, personal or mixed, tangible or intangible, whether accrued, contingent or otherwise, in each case, whether or not recorded or reflected on the books and records or financial statements of any Entity.

“Assume” shall have the meaning set forth in Section 1.1(c)(i); and the terms “Assumed” and “Assumption” shall have their correlative meanings.

“Audited Party” shall have the meaning set forth in Section 4.2(b)(i).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the City of New York, New York or London, England, are required by Law to be closed.

“Buyer” shall have the meaning set forth in the Preamble.

Exhibit A-1

“Buyer Group” means Buyer and each Entity that is or becomes a Subsidiary of Buyer (which shall (a) include, from and after the Closing, each member of the Merger Partner Group and each member of the Spinco Group, and (b) exclude, prior to the Closing, each member of the Merger Partner Group and each member of the Spinco Group).

“Buyer Group Indemnified Parties” shall have the meaning set forth in Section 3.2.

“Buyer Observers” shall have the meaning set forth in Section 1.15(d).

“Buyer Releasing Parties” shall have the meaning set forth in Section 3.1(a)(ii).

“Buyer Sub” shall have the meaning set forth in the Recitals.

“Cap” shall have the meaning set forth in Section 3.7(e).

“Closing” shall have the meaning set forth in the Merger Agreement.

“Closing Date” shall have the meaning set forth in the Merger Agreement.

“Code” shall have the meaning set forth in the Tax Matters Agreement.

“Confidential Information” means all information and materials (including trade secrets, software programs, Intellectual Property, data files, source code, computer chips, system designs and product designs, whether or not marked as confidential, whether furnished before or after the date hereof, whether oral, written or electronic, and regardless of the manner in which it is furnished, together with any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials) (a) with respect to Buyer, Merger Partner and Spinco (and members of their respective Groups), that relate to Buyer, Merger Partner, the members of the Buyer Group, the members of the Spinco Group, the Spinco Business, any Spinco Assets or any Spinco Liabilities or that was acquired by Remainco or any member of its Group after the Equity Sale Closing Time pursuant to Article IV or otherwise in accordance with any of the Transaction Documents and (b) with respect to Remainco (and any member of its Group), that relate to the Remainco Group, the Remainco Retained Business, any Remainco Retained Assets or any Remainco Retained Liabilities or that was acquired by Buyer (or any member of the Buyer Group) after the Equity Sale Closing Time pursuant to Article IV or otherwise in accordance with any of the Transaction Documents; except for any information or materials that (i) is or becomes generally available to the public other than as a result of disclosure by another Party, any members of its Group or any of its or their Representatives and (ii) is required or requested by applicable Law, Governmental Order or a Governmental Authority to be disclosed after prior notice has been given to the other Party (to the extent such prior notice is permitted to be given under applicable Law); provided that the disclosing Party, to the extent reasonably requested by the other Party, shall cooperate with such other Party in seeking an appropriate order or other remedy protecting such information from disclosure at the cost and expense of such other Party, (iii) is reasonably necessary to be disclosed in connection with any Action or (iv) was or becomes available to such Party on a non-confidential basis and from a source (other than a Party to this Agreement or any Affiliate or Representative of such Party) that is not bound by a confidentiality agreement with respect to such information. It is understood that, with respect to the confidentiality obligations of the members of the Remainco Group, on the one hand, and the confidentiality obligations of Spinco and the Spinco Group, on the other hand, information or materials known to one Group as a result of the association of such Groups prior to the Equity Sale Closing Time shall be deemed to have been furnished on a confidential basis and that the Group as to which such information pertains shall be deemed to have been the disclosing Party for purposes of this definition, and the Group to which such Information becomes known shall be deemed to be the receiving Party for purposes of this definition.

“Confidentiality Agreements” shall have the meaning set forth in the Merger Agreement.

Exhibit A-2

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).

“Contemplated Transactions” shall have the meaning set forth in the Merger Agreement.

“Contract” means any legally binding written or oral agreement, subcontract, lease, sublease, license, sublicense, indenture, commitment, sales and purchase order, and other legally binding instrument or written arrangement or understanding of any kind.

“Counsel” shall have the meaning set forth in Section 4.7(e).

“Credit Support Instrument” means a letter of credit, guarantee, bank guarantee or surety bond, or indemnity provided in connection with the issuance of any letter of credit, bank guarantee or surety bond.

“Data Migration” shall have the meaning set forth in Section 1.15(b)(ii).

“Delta” shall have the meaning set forth in the Merger Agreement.

“Development Period” shall have the meaning set forth in Section 1.15(b).

“Eligible Insurance Proceeds” shall have the meaning set forth in Section 3.7(d).

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of the date hereof, by and among Remainco, Spinco, Merger Partner and Buyer and attached hereto as Exhibit B.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, deed of trust, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” shall have the meaning set forth in the Merger Agreement.

“Environmental Permit” shall have the meaning set forth in the Merger Agreement.

“Equity Interests” means, with respect to any Person, (a) any capital stock, voting securities, limited liability company interests, partnership units or other equity of such Person, (b) any security convertible into or exercisable or exchangeable for any security described in clause (a) or (c) any right to acquire any security described in the foregoing clause (a) or clause (b).

“Equity Sale” shall have the meaning set forth in the Section 2.1.

“Equity Sale Closing Time” shall have the meaning set forth in the Merger Agreement.

“Estimated Purchase Price” shall have the meaning set forth in Section 2.3(a).

Exhibit A-3

“Existing Agreements” shall have the meaning set forth in the Merger Agreement.

“Existing Credit Support Instrument Release Deadline” means the date which is three (3) months following the Closing Date.

“Existing Remainco Counsel” shall have the meaning set forth in Section 4.7(a).

“Existing Remainco Credit Support Instrument Release Condition” means, with respect to any Existing Remainco Credit Support Instrument, (a) each applicable member of the Spinco Group has been fully, unconditionally and irrevocably released in writing from all Liabilities related to or arising under such Existing Remainco Credit Support Instrument or (b) such Existing Remainco Credit Support Instrument has been terminated to the extent of such Liabilities or is of no further force or effect.

“Existing Remainco Credit Support Instruments” means the Credit Support Instruments with respect to which any member of the Spinco Group has any Liabilities to the extent relating to any of the Remainco Retained Liabilities, including those identified in the table set forth in Part (B) of Schedule 1.1(c).

“Existing Spinco Credit Support Instrument Release Condition” means, with respect to any Existing Spinco Credit Support Instrument, (a) each applicable member of the Remainco Group has been fully, unconditionally and irrevocably released in writing from all Liabilities relating to or arising under such Existing Spinco Credit Support Instrument or (b) such Existing Spinco Credit Support Instrument has been terminated to the extent of such Liabilities or is of no further force or effect.

“Existing Spinco Credit Support Instruments” means the Credit Support Instruments with respect to which any member of the Remainco Group has any Liabilities to the extent relating to any of the Spinco Liabilities, including those identified in Part (A) Schedule 1.1(c).

“Facilities Separation” shall have the meaning set forth in Section 1.15(a)(vi).

“Final Purchase Price” shall have the meaning set forth in Section 2.3(i).

“Financing” shall have the meaning set forth in the Merger Agreement.

“Former Business” means any Entity, division, business unit or business (in each case, including any assets and liabilities comprising the same) that has been sold, conveyed, assigned, transferred or otherwise disposed of or divested (in whole or in part) to a Person that is not a member of the Spinco Group or the Remainco Group or the operations, activities or production of which has been discontinued, abandoned, completed or otherwise terminated (in whole or in part), in each case, prior to the Equity Sale Closing Time.

“Fraud” means, with respect to a Party, common law fraud of a representation or warranty in the Merger Agreement or any of the other Transaction Documents executed as of the date hereof and any certificate delivered pursuant to Section 7.6, Section 8.6 or Section 9.6 of the Merger Agreement involving an actual and intentional misrepresentation made by such Party with actual knowledge of its falsity and made for the purpose of inducing the other Parties to act, and upon which the other Parties justifiably relies with resulting Losses. Fraud shall not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentation or any tort based on negligence or recklessness.

“GAAP” shall have the meaning set forth in the Merger Agreement.

“Gaming Authority” shall have the meaning set forth in the Merger Agreement.

“Gaming Holdco” means International Game Technology, a Nevada corporation.

Exhibit A-4

“Ghostbusters Sublicensing Agreement” means the Ghostbusters Sublicensing Agreement to be entered into by and between US Lottery Opco and US Gaming Opco, substantially in the form attached hereto as Exhibit C.

“Governmental Approval” shall have the meaning set forth in the Merger Agreement.

“Governmental Authority” means any United States or non-United States federal, state or local or any supra-national, political subdivision, governmental, legislative, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory authority or any court, tribunal, or judicial or arbitral body, including any Gaming Authority.

“Governmental Order” means any legally binding and enforceable order, writ, judgment, injunction or decree, entered by or with any Governmental Authority.

“Group” means (a) with respect to Remainco, the Remainco Group, (b) with respect to Spinco, the Spinco Group, (c) with respect to Merger Partner, the Merger Partner Group and (d) with respect to Buyer, the Buyer Group.

“GINA” shall have the meaning set forth in the definition of “Remainco Books and Records”.

“Hazardous Materials” has the meaning set forth in the Merger Agreement.

“HR Separation” shall have the meaning set forth in Section 1.15(a)(vii).

“Indebtedness” of any Person means, without duplication, (a) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money; (b) indebtedness evidenced by any bond, debenture or note; (c) reimbursement or indemnification obligations with respect to letters of credit, performance bond, surety bonds or other similar instruments, but solely to the extent drawn; (d) net obligations under any interest rate, commodity or currency swap, cap, collar or futures Contract or other interest rate, commodity or currency hedging arrangement, in each case, net of any amounts payable to terminate such arrangement and to convert a net asset position into cash; (e) accrued and unpaid interest; (f) any guaranty by such Person of any indebtedness of any Third Party described in clauses (a) through (e) (without duplication of any such guaranteed indebtedness amounts; (g) Liability for Accrued Income Taxes; (h) finance leases; (i) any earnouts or deferred payments in connection with any acquisitions calculated as the maximum amount payable under or pursuant to such obligation; (j) any declared but unpaid dividends or amounts owed to any members of the Remainco Group or its Affiliates (other than any members of the Spinco Group) to the extent not settled, discharged, offset, paid or repaid or terminated in full as set forth in Section 1.3 of the Agreement. (k) prepayment premiums, penalties, make-whole payments or obligations or other similar costs, fees or expenses incurred in connection with the prepayment, repayment, redemption, payoff, amendment, modification or supplement of the items described in the foregoing clauses (a) through (f).

“Independent Accounting Firm” shall have the meaning set forth in Section 2.3(f).

“Indemnified Party” shall have the meaning set forth in Section 3.4(a).

“Indemnifying Party” shall have the meaning set forth in Section 3.4(a).

“Information” means information, content, and data in written, oral, electronic, computerized, digital or other tangible or intangible media, including (a) books and records, whether accounting, corporate, legal or otherwise; ledgers, studies, reports, surveys, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, and marketing plans; information about customers (including prospects), vendors, partners, and other Third Parties, including names and contact information; employee files and

Exhibit A-5

information; technical information relating to the design, operation, testing, test results, development, and manufacture of any Party’s or its Group’s product or facilities (including product or facility specifications and documentation); engineering, design, and manufacturing drawings, diagrams, layouts, maps and illustrations; formulations and material specifications; laboratory studies and benchmark tests; quality assurance policies, procedures and specifications; evaluation and/validation studies; process control and shop-floor control strategies, logic or algorithms; databases; product costs, margins and pricing; product marketing studies and strategies; all other methodologies, procedures, techniques and know-how related to research, engineering, development and manufacturing; information security records (e.g., incident reports, audit logs, etc.); and (b) financial and business information, including earnings reports and forecasts, macro-economic reports and forecasts, cost information (including supplier records and lists), sales and pricing data, business plans, market evaluations, surveys, credit-related information, and other such information as may be needed for reasonable compliance with reporting, disclosure, filing or other requirements, including under applicable securities Laws or regulations of securities exchanges.

“Insurance Policies” means all insurance Contracts of any kind (including claim administration Contracts, but excluding insurance Contracts funding benefits under any benefit plan arrangement), including primary, excess and umbrella policies, commercial general liability policies, fiduciary liability, directors’ and officers’ liability, automobile, property and casualty, workers’ compensation and employee dishonesty insurance policies and bonds (excluding Self-Insurance).

“Insurance Proceeds” means those monies (a) received by an insured from an insurance carrier, (b) paid by an insurance carrier on behalf of the insured or (c) received (including by way of setoff) from any third Person in the nature of insurance, contribution or indemnification with respect to any Liability; in any such case net of any applicable premium adjustments (including reserves and retrospectively-rated premium adjustments) and net of any costs or expenses, including Taxes, incurred in connection with the receipt thereof but excluding proceeds or payments from Self-Insurance.

“Intellectual Property” means collectively, any of the following that may exist or be created or recognized under the Laws of any Governmental Authority: (a) patents and patent applications (including any and all provisionals, divisionals, continuations, continuations-in-part and reissues thereof), (b) trademarks, trade names, trade dress, logos, service marks and domain names (including registrations and applications therefor) and any goodwill associated therewith, and all extensions and renewals of any of the foregoing (“Trademarks”), (c) copyrights, (including registrations and applications therefor), (d) trade secrets, confidential financial information, customer lists and know-how, and (e) other intellectual property and related proprietary rights, interests, and protections (including all rights to sue and recover and retain damages, costs, and attorneys’ fees for past, present, and future infringement and any other rights relating to any of the foregoing). Except for the underlying copyright in Software, Intellectual Property shall not include any Software.

“Intellectual Property License Agreement” means the Intellectual Property License Agreement to be entered into by and between Remainco and Spinco, substantially in the form attached hereto as Exhibit E.

“Intercompany Account Termination Agreement” means the Agreement Regarding Intercompany Accounts and Contracts to be entered into among the Spinco Group, on the one hand, and the Remainco Group, on the other hand, in connection with the Separation, substantially in the form attached hereto as Exhibit F.

“International Game Technology PLC Marks” shall mean all Trademarks consisting of or incorporating the Trademarks disclosed on Schedule 1.1(v).

“IT Assets” means all elements of information technology and systems, including computer systems and servers, telecommunications equipment, internet protocol (IP) addresses, data rights, networks and platforms, peripherals, related technology items and accompanying documentation, reference materials, resource and training materials.

Exhibit A-6

“Jumanji Sublicensing Agreement” means the Jumanji Sublicensing Agreement to be entered into by and between US Lottery Opco and US Gaming Opco, substantially in the form attached hereto as Exhibit G.

“Law” means any United States or non-United States federal, state, local or territorial law, treaty, convention, code, statute, ordinance, directive, rule, regulation, agency requirement, Governmental Order or other requirement or rule of law.

“Legal Separation” shall have the meaning set forth in Section 1.15(a)(iii).

“Liabilities” means any and all debts, liabilities, expenses, commitments or obligations, whether direct or indirect, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, disputed or undisputed, joint or several, secured or unsecured, liquidated or unliquidated, whenever (including in the past, present or future) and however arising (including out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in any financial statements or disclosed in the notes thereto.

“Losses” means any and all losses, costs, charges, settlement payments, awards, judgments, fines, penalties, damages, expenses (including reasonable attorneys’, actuaries’, accountants’ and other professionals’ fees, disbursements and expenses), liabilities, claims or deficiencies of any kind; provided that Losses shall not include indirect, incidental, punitive, exemplary, treble, diminution in value, losses based on any multiple, special or consequential damages (including lost profits), except to the extent actually awarded in connection with a Third-Party Claim.

“M&C Separation” shall have the meaning set forth in Section 1.15(a)(iv).

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Recitals.

“Merger Effective Time” shall have the meaning set forth in the Merger Agreement.

“Merger Partner” shall have the meaning set forth in the Preamble.

“Merger Partner Board” shall have the meaning set forth in the Merger Agreement.

“Merger Partner Group” means Merger Partner and each Entity that is or becomes a Subsidiary of Merger Partner.

“Merger Partner Protected Person” means any employee of any member of the Merger Partner Group as of the Equity Sale Closing Time who (a) is involved in software development for the Merger Partner Group (not including Spinco Employees), including software architects, developers and engineers, (b) develops games (e.g., game developers, mathematicians, graphic designers and sound designers) for the Merger Partner Group (not including Spinco Employees), (c) who supervises the development of games for the business of the Merger Partner (not including Spinco Employees), (d) provides services under the Transition Services Agreement or (e) is an executive officer of any member of the Merger Partner Group, and in the case of each of clauses (a) through (e) is a person with whom the members of the Remainco Group came into contact with in connection with the evaluation, negotiation, execution or consummation of the Contemplated Transactions prior to the Closing.

“New Debt” means the Indebtedness incurred by the members of the Spinco Group pursuant to the Financing.

“Non-Transferable Asset” shall have the meaning set forth in Section 1.4(a).

Exhibit A-7

“Non-Transferable Liability” shall have the meaning set forth in Section 1.4(a).

“Other Party’s Auditors” shall have the meaning set forth in Section 4.2(b).

“Outstanding Existing Remainco Credit Support Instruments” shall have the meaning set forth in Section 1.10(f).

“Outstanding Existing Spinco Credit Support Instruments” shall have the meaning set forth in Section 1.10(c).

“Party” shall have the respective meanings set forth in the Preamble.

“Past Practice” shall have the meaning set forth in the Tax Matters Agreement.

“Permit” shall have the meaning set forth in the Merger Agreement.

“Person” means any natural person, Entity or Governmental Authority.

“Permits Alternative Arrangements” shall have the meaning set forth in Section 1.6.

“Permitted Business” means (a) the Remainco Retained Business, (b) any business-to-consumer business that provides product, services, applications or solutions directly to natural persons, including with respect to sports betting, gaming machines or digital betting, or (c) any business-to-business/government business that provides products, services, applications or solutions competing with the products, services, applications or solutions of the Spinco Restricted Business to lotteries or Governmental Authorities for or with respect to lotteries, excluding, in each of clauses (a) and (c), the provision of video lottery terminal (VLT) cabinets, games, systems and software or other Spinco Restricted Business products or services to casinos (unless the casino is owned and operated by a lottery or a Governmental Authority for a lottery and such products or services are ancillary to the products or services Remainco provides to such lottery or Governmental Authority).

“Post-Closing Remainco Group Member” shall have the meaning set forth in the Merger Agreement.

“Pre-2024 Buyer Cash Awards” shall have the meaning set forth in the Employee Matters Agreement.

“Pre-Closing Period” shall have the meaning set forth in the Merger Agreement.

“Prepaid Royalty Amount” means, as of the Equity Sale Closing Time, the amount of prepaid royalty payments pursuant to the Sony License Agreement that have been made after the date hereof and prior to the Closing Date reduced for any amortization between January 1, 2025 and the Closing (pro rata based on the number of days between the January 1, 2025 and the Closing and calculated based on amortization of $33,500,000 per annum).

“Prepaid Royalty Adjustment” means, the product of (a) the Prepaid Royalty Amount and (b) ninety-five percent (95%).

“Prior Commitment Letter” means the executed commitment letter, including (a) all exhibits, schedules, annexes, joinders and amendments to such agreements; (b) any associated fee letters, (c) any associated engagement letters and (d) any associated side letters, in each case, by and among Merger Partner (or any other member of the Merger Partner Group, if applicable) or Spinco (or any other member of the Spinco Group, if applicable) and the financing sources party thereto, pursuant to which, among other things, such financing sources had committed to provide Merger Partner (or any other member of the Merger Partner Group, if applicable) or Spinco (or any other member of the Spinco Group, if applicable) with financing in the amount set

Exhibit A-8

forth therein (the “Prior Financing”) for purposes of financing the previously contemplated transactions among the Merger Partner Group, the Spinco Group and the Remainco Group which have been terminated concurrently with the execution and delivery of this Agreement.

“Purchase Price” means the amount equal to the sum of (a) Four Billion Fifty Million Dollars ($4,050,000,000) and (b) the Spinco Adjustment Amount.

“Pursue” means the discharge, prosecution, appeal, negotiation, resolution, settlement, compromise or other pursuit or defense of any claims with respect to the Remainco Retained Liabilities or the Spinco Liabilities, as applicable, in whole or in part, including by litigation, arbitration, alternative dispute resolution, negotiation, settlement or compromise.

“R&W Insurance Policy” shall have the meaning set forth in the Merger Agreement.

“Real Estate Matters Agreement” means the Real Estate Matters Agreement, dated as of the date hereof, by and among Remainco, Spinco, Merger Partner and Buyer, and attached hereto as Exhibit H.

“Refund” shall have the meaning set forth in the Tax Matters Agreement.

“Release” shall have the meaning set forth in the Merger Agreement.

“Remainco” shall have the meaning set forth in the Preamble.

“Remainco Accounts” shall have the meaning set forth in Section 1.5(a).

“Remainco Asset Transferee” means any Entity that is or shall be a member of the Remainco Group to which Remainco Retained Assets shall be or have been transferred, directly or indirectly, at or prior to the Equity Sale Closing Time by an Asset Transferor (or which assets are already held by such Entity) in order to consummate the Contemplated Transactions.

“Remainco Backstop Credit Support Instrument” shall have the meaning set forth in Section 1.10(f).

“Remainco Books and Records” means (a) minute books, equity interest records, consents and other similar records of the Remainco Group; (b) books and records relating to the Remainco Retained Assets or the Remainco Retained Liabilities (including any books and records and privileged information relating to any cause of action (including counterclaims) and defenses against Third Parties relating to any Remainco Asset or any Remainco Retained Liability); (c) books and records (including personnel and employment records) that any of the members of Remainco Group is required by Law to retain or prohibited by Law from delivering to Spinco (copies of which shall be made available to Spinco at Spinco’s sole expense upon Spinco’s reasonable request to the extent permitted by Law and solely with respect to the Spinco Business); (d) any financial records (including general ledgers) or Remainco Records; (e) any books and records, reports, internal drafts, opinions, valuations, correspondence or other materials prepared or received by any member of the Remainco Group or its or their respective Representatives irrespective of whether they remain in the possession of a member of the Spinco Group after the Closing Date and whether privileged or non-privileged, in connection with a potential sale of the Spinco Business or the Spinco Group; (f) all confidentiality or non-disclosure agreements with prospective purchasers of the Spinco Business or the Spinco Group or any portion thereof and all bids, letters of intent and expressions of interest received from Third Parties with respect thereto; (g) any consolidated regulatory filings made by Remainco or any of its Affiliates and any related correspondence with Governmental Authorities unless the information contained therein relates primarily to the Spinco Group or the Spinco Business; (h) personnel and employment records for all employees and former employees of any member of the Remainco Group who are not Spinco Employees, and any other email, files, data and information with respect to the employees of Remainco or any of its Affiliates; (i) any medical information regarding any current or former employee, consultant or

Exhibit A-9

contractor of Remainco or any of its Affiliates, including any “genetic information” within the meaning of the Genetic Information Nondiscrimination Act of 2008 (“GINA”), any individual’s family medical history (except as otherwise permitted by GINA and the Family and Medical Leave Act), the results of an individual’s or family member’s genetic tests, the fact that an individual or an individual’s family member sought or received genetic services, or genetic information of a fetus carried by an individual or an individual’s family member or an embryo lawfully held by an individual or family member receiving assistive reproductive services; (j) copies of any books and records which Remainco reasonably determines are necessary to enable Remainco or any of its Affiliates to prepare or file Tax Returns (with the originals to be transferred to Spinco if such books and records are otherwise Spinco Assets and with each Party’s access to the other Party’s Tax book and records otherwise governed by the Tax Matters Agreement); (k) all privileged materials, documents and records that are not primarily related to the Spinco Business and (l) any information, books or records older than January 1, 2020.

“Remainco Counsel” shall have the meaning set forth in Section 4.7(a).

“Remainco Credit Support Account” shall have the meaning set forth in Section 1.10(f).

“Remainco’s Form 20-F” means Remainco’s Report on Form 20-F for the year ended December 31, 2023.

“Remainco Group” means (a) with respect to any period prior to the Equity Sale Closing Time, Remainco and each of its Subsidiaries (including the members of the Spinco Group) and (b) with respect to any period following the Equity Sale Closing Time, Remainco, each of its Subsidiaries (excluding the members of the Spinco Group) and each other Entity that becomes a Subsidiary of Remainco.

“Remainco Indemnified Parties” have the meaning set forth in Section 3.3 and shall not include the Buyer Group Indemnified Parties.

“Remainco Insurance Policies” means Insurance Policies of any member of the Remainco Group in effect prior to the Equity Sale Closing Time.

“Remainco Protected Person” means any employee of any member of the Remainco Group as of the Equity Sale Closing Time who (a) (i) is involved in software development for the Remainco Group or the Remainco Retained Business, including software architects, developers and engineers, (ii) develops games (e.g., game developers, mathematicians, graphic designers and sound designers) for the Remainco Retained Business or any member of the Remainco Group, or (iii) who supervises the development of games for the Remainco Retained Business or any member of the Remainco Group; (b) provides services under the Transition Services Agreement; or (c) is an executive officer of any member of the Remainco Group.

“Remainco Released Liabilities” shall have the meaning set forth in Section 3.1(a)(i).

“Remainco Released Parties” shall have the meaning set forth in Section 3.1(a)(ii).

“Remainco Releasing Parties” shall have the meaning set forth in Section 3.1(a)(i).

“Remainco Retained Assets” means the following Assets of the members of the Remainco Group as of immediately prior to the Equity Sale Closing Time, excluding, in each case, the Spinco Assets:

(i) other than Spinco Restricted Cash, all cash, cash equivalents, marketable securities, checks, drafts and deposits, except the Spinco Closing Cash Amount;

(ii) except for the Spinco Properties, the Spinco Leases, the Spinco Assigned Properties, and the interest of the applicable member of the Spinco Group in any properties that are partially subleased or sublicensed by a member of the Spinco Group from a member of the Remainco Group pursuant to Article V of the Real Estate Matters Agreement, all of the right, title and interest of the members of the Remainco

Exhibit A-10

Group in owned and leased real property, including all such right, title and interest under each real property lease pursuant to which any of them leases, subleases (as sub-landlord or sub-tenant) or otherwise occupies any such leased real property, including all improvements, fixtures and appurtenances thereto and rights in respect thereof;

(iii) all rights to any Trademark that is not Spinco Owned Intellectual Property, together with any Contracts granting rights to use the same and any Intellectual Property to the extent incorporating any of the same and any and all goodwill, registrations and applications relating thereto that is not a Spinco Owned Intellectual Property;

(iv) any Intellectual Property (including Remainco Retained Intellectual Property and Software) that is not Spinco Owned Software and Spinco Owned Intellectual Property, together with any Contracts granting rights to use the same;

(v) all Software that is not Spinco Owned Software and the Spinco Owned Intellectual Property related thereto;

(vi) all Contracts (and all rights thereunder) that are not Spinco Contracts, including the Contracts listed on Schedule 1.1(d);

(vii) the Remainco Insurance Policies and any benefits, proceeds or premium refunds payable or paid thereunder or with respect thereto (it being understood that the members of the Spinco Group have certain contractual rights and limitations as set forth in Section 4.10);

(viii) any Remainco Books and Records; provided that Spinco shall be entitled to a copy of certain Remainco Books and Records as provided in Section 4.3;

(ix) all Permits other than the Spinco Permits;

(x) except for causes of action and defenses primarily relating to the Spinco Business, all causes of action (including counterclaims) and defenses against Third Parties relating to any Remainco Retained Asset or any Remainco Retained Liability;

(xi) the assets, rights and properties set forth on Schedule 1.1(e);

(xii) except as set forth in the Transition Services Agreement or primarily related to the Spinco Business, all rights to receive, and all rights with respect to the delivery of, enterprise-wide services of the type provided prior to the date hereof to the Spinco Business by any member of the Remainco Group (other than the members of Spinco Group), including assets used or held for use by members of the Remainco Group in connection with such corporate-level services;

(xiii) other than Equity Interests of the members of the Spinco Group, any other Equity Interests of any Entity;

(xiv) other than the Spinco Owned Intellectual Property and the Spinco Owned Software, any assets, properties, rights, Contracts and claims of the members of the Remainco Group that are not Spinco Assets;

(xv) the bank accounts of the Post-Closing Remainco Group Members;

(xvi) any and all assets that are expressly contemplated by any of the Transaction Documents as Assets to be retained by, or Transferred to, Remainco or any other member of the Remainco Group; and

(xvii) except for those Assets expressly identified as Spinco Assets in clauses (i) through (xx) of the definition of “Spinco Assets,” any other assets, properties, rights, Contracts and claims of the members of the Remainco Group or the Remainco Retained Business, including as described on Schedule 1.1(f).

For the avoidance of doubt, the members of the Remainco Group immediately prior to the Equity Sale Closing Time include the members of the Spinco Group.

“Remainco Retained Business” means as conducted and existed at any time prior to or as of the Equity Sale Closing Time, any and all businesses and operations of the Remainco Group other than the Spinco Business,

Exhibit A-11

including the Global Lottery business segment of Remainco, which as of December 31, 2023 was described in Remainco’s Form 20-F to include (a) the design, development, manufacturing, sale, leasing, operating, delivery, installation and marketing of lottery (including iLottery) games and products (both physical games and products (including draw-based games (including Keno) and instant ticket games) and digital games and products (including eInstants, eDraw and iKeno games)), solutions and services by the Remainco Group, (b) consulting services provided by the Remainco Group to Persons with respect to lottery products and games, and lottery solutions and services and (c) the design, development and provision of payment products and services and related functionality to customers of the businesses described in clauses (a) and (b).

“Remainco Retained Intellectual Property and Software” means the Intellectual Property and Software that is not Spinco Intellectual Property and is not Spinco Software, including the Intellectual Property set forth on Schedule 1.1(w).

“Remainco Retained Liabilities” means the following Liabilities of the members of the Remainco Group, irrespective of whether the same shall arise prior to, on or following the Equity Sale Closing Time:

(i) all Liabilities of the Remainco Group to the extent such Liabilities are not Spinco Liabilities, or arise out of the ownership, operation, use or conduct of the Remainco Retained Assets or Remainco Retained Business following the Equity Sale Closing Time;

(ii) any Indebtedness of the members of the Remainco Group that is outstanding immediately prior to the Equity Sale Closing Time, including Indebtedness between any member of the Remainco Group, on the one hand, and any member of the Spinco Group, on the other hand (other than (A) the New Debt, (B) Spinco Indebtedness to the extent included in the calculation of the Spinco Adjustment Amount, (C) Indebtedness or Liabilities of any member of the Spinco Group that is not considered Spinco Indebtedness because of clauses (i) through (viii) of the definition of Spinco Indebtedness and (D) Indebtedness solely between or among any members of the Spinco Group);

(iii) (A) all out-of-pocket costs, fees and expenses of the members of the Remainco Group incurred prior to the Equity Sale Closing Time in connection with the negotiation, preparation and execution of the Transaction Documents and the consummation of the Contemplated Transactions or relating to exploring, discussing or negotiating the sale or separation of the Spinco Business or any other portion of the Remainco Retained Business, including all financial advisors’ fees, accountants’ fees, brokers’ fees, attorneys’ fees, investment banker fees and all other fees and expenses of professional service firms, service providers, agents and representatives that have not been paid as of the Equity Sale Closing Time and are payable by any member of the Spinco Group (except, in each case, to the extent expressly provided for in the Transaction Documents) and it being understood that (I) Remainco shall not be responsible for any consent, settlement or similar fees or amounts that Spinco or any of its Affiliates pays to obtain any Consents or Governmental Approvals in connection with the Transfer of any Assets to members of the Spinco Group or the Assumption of any Liabilities by any members of the Spinco Group) and (II) nothing set forth in this subsection (iii)(A) is intended to modify the allocation of risk between the members of the Remainco Group, on the one hand, and Buyer on the other hand, contemplated by the Transaction Documents (B) except for Liabilities under any Contracts entered into in connection with the Financing, any Liabilities under any engagement letters or Contracts entered into by any member of the Remainco Group with any financial advisors prior to the Equity Sale Closing Time in connection with the negotiation, preparation and execution of the Transaction Documents or relating to exploring, discussing or negotiating the sale or separation of the Spinco Business, (C) any change of control, exit, success, sale, retention, transaction or similar bonuses, payments, benefits or compensatory amounts pursuant to any Contract entered into prior to the Closing with any member of the Remainco Group, in each case payable to Spinco Employees solely as a result of the consummation of the Closing and the Merger (whether payable in connection with, at or following the Closing and the Merger), including as set forth on Schedule 1.1(iii)(C), and (D) other than as set forth on Schedule 1.1(iii)(D), any Liabilities relating to or arising out of the Prior Financing or the Prior Commitment Letter or the termination thereof (the “Prior Commitment Letter Fees”); provided that, any

Exhibit A-12

Liabilities (including fees, costs and expenses) relating to the Financing shall not be Remainco Retained Liabilities.

(iv) all Liabilities of the members of the Remainco Group to the extent arising under or related to the ownership, operation or use by any member of the Remainco Group of any Remainco Retained Asset or the Remainco Retained Business, whether at, before or after the Equity Sale Closing Time;

(v) all Liabilities to the extent relating to, arising out of or resulting from the ownership, conduct or operation of any business (other than the Spinco Business or any Spinco Former Business) of the members of the Remainco Group (including any Former Business of the Remainco Group that is not a Spinco Former Business), whether prior to, at or after the Equity Sale Closing Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee (other than any Liabilities relating to claims brought by or on behalf of any Remainco Employee or Former Remainco Employee, in each case to the extent allocated to a Party under Section 1.2 of the Employee Matters Agreement), agent, distributor or representative (whether or not such act or failure to act is or was within such Person’s authority) of the Spinco Group);

(vi) any Liabilities for any Actions brought under applicable federal or state securities Laws relating to, arising out of or resulting from information regarding Remainco, the Spinco Group and the Spinco Business in the Proxy Statement with respect to any information relating to Remainco, the Spinco Group and the Spinco Business that was provided prior to the Closing by any distributor or Representative of the Remainco Group or the Spinco Group;

(vii) all Liabilities to the extent relating to, arising out of or resulting from the allocated portion of any Shared Contract in accordance with Section 1.2 or any other Contract that is assigned to a member of the Remainco Group;

(viii) all Liabilities under any Contracts between Delta, on one hand, and any member of the Remainco Group, on the other hand, other than the Support Agreement; and

(ix) all other Liabilities of the members of the Remainco Group that are expressly indicated by any of the Transaction Documents as Liabilities to be retained or Assumed by Remainco or any other member of the Remainco Group.

“Representatives” means of a Person means such Person’s Affiliates and the directors, officers, employees, advisors, agents, equityholders consultants, independent accountants, investment bankers, counsel or other representatives of such Person and of such Person’s Affiliates.

“Required Third Party Consents” shall have the meaning set forth in Section 1.2(a).

“Restricted Period” shall have the meaning set forth in Section 1.12(a)(i).

“Rhode Island VLT JV Interest Management Contract” means the Rhode Island VLT JV Interest Management Contract to be entered into by and between US Lottery Opco and US Gaming Opco, substantially in the form attached hereto as Exhibit I.

“Rhode Island VLT System Subcontract” means the Subcontract to be entered into between US Lottery Opco and US Gaming Opco, substantially in the form attached hereto as Exhibit J.

“SC&S Separation” shall have the meaning set forth in Section 1.15(a)(v).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” shall have the meaning set forth in the Merger Agreement.

Exhibit A-13

“Self-Insurance” means any portion of risk that is not financially transferred to a Third Party unaffiliated insurance company, and shall include deductibles, self-insured retentions, and captive insurance.

“Separation” means the allocation and Transfer of Assets and Assumption of Liabilities, including by means of (a) the Separation Documents and pursuant to the Separation Plan, resulting in (i) the members of the Spinco Group owning and operating the Spinco Business (through their ownership, acceptance and Assumption of the Spinco Assets and the Spinco Liabilities), and (ii) the members of the Remainco Group continuing to own and operate the Remainco Retained Business (through their ownership, acceptance and Assumption of the Remainco Retained Assets and the Remainco Retained Liabilities), in each case, in accordance with the terms of this Agreement, and (b) the Spinco Contribution. For the avoidance of doubt, “Separation” shall refer solely to the completion of the actions set forth on Sections 1.1(b) and 1.1(c) of this Agreement, together with consummation of the Transfer of Assets and Assumption of Liabilities contemplated by the Employee Matters Agreement, the Real Estate Matters Agreement and the Intellectual Property License Agreement in accordance with the terms thereof, and for the avoidance of doubt, does not include the completion of the actions set forth on the Stand-Up Plan.

“Separation Documents” means the Contracts, instruments and other documents entered into to effect the Separation.

“Separation Plan” means the Separation Plan set forth on Exhibit K, as amended, supplemented or modified from time to time. Notwithstanding anything to the contrary contained in any of the Transaction Documents, following the date hereof but prior to the Closing, Remainco shall be permitted to amend the Separation Plan (and the applicable terms of this Agreement and the Separation Documents) with the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed; provided that such consent shall not be required for any amendment to the Separation Plan that would not adversely affect the members of the Buyer Group, taken as a whole, in any material manner. Remainco shall be permitted to update any Schedules or Exhibits to this Agreement or the Merger Agreement to give effect to any such amendments.

“Shared Contract” means those Contracts (or categories of Contracts, as applicable) identified on Schedule 1.1(h).

“Shared Contracts Alternative Arrangements” shall have the meaning set forth in Section 1.2(b)(ii).

“Software” shall have the meaning set forth in the Merger Agreement.

“Software License and Support Agreement in favor of Remainco Group” means Technology License and Support Agreement (Spinco to Remainco) to be entered into by and between US Lottery Opco and US Gaming Opco, in substantially the form attached hereto as Exhibit L.

“Software License and Support Agreement in favor of the Spinco Group” means the Technology License and Support Agreement (Remainco to Spinco) to be entered into by and between US Lottery Opco and US Gaming Opco, in substantially the form attached hereto as Exhibit M.

“Sony License Agreement” means that certain Exclusive License Agreement #305517, dated June 1, 2023, between Califon Productions, Inc. and US Gaming Opco.

“Spinco” shall have the meaning set forth in the Preamble.

“Spinco Accounts” shall have the meaning set forth in Section 1.5(a).

“Spinco Adjustment Amount” means the amount (which may be a positive or negative number) equal to the sum of:

(i) the Spinco Closing Net Working Capital;

Exhibit A-14

(ii) minus the Spinco Target Net Working Capital;

(iii) plus the Spinco Closing Cash Amount;

(iv) minus Spinco Minimum Cash Amount;

(v) minus the amount of the Spinco Closing Indebtedness Amount.

“Spinco Adjustment Consultation Period” shall have the meaning set forth in Section 2.3(e).

“Spinco Adjustment Dispute Notice” shall have the meaning set forth in Section 2.3(d).

“Spinco Adjustment Report” shall have the meaning set forth in Section 2.3(g).

“Spinco Adjustment Review Period” shall have the meaning set forth in Section 2.3(c).

“Spinco Asset Transferee” means any Entity that is or shall be a member of the Spinco Group to which Spinco Assets shall be or have been transferred, directly or indirectly, at or prior to the Equity Sale Closing Time by an Asset Transferor to consummate Contemplated Transactions.

“Spinco Assets” means all right, title and interest of the members of the Remainco Group to and under the following Assets of the Asset Transferors as of immediately prior to the Equity Sale Closing Time, excluding, in each case, the Remainco Retained Assets:

(i) (A) any Contract to which any member of the Remainco Group is a party that is primarily related to or primarily used in the Spinco Business or set forth on Schedule 1.1(i) (collectively, the “Spinco Contracts”), including the real estate leases and subleases set forth on Schedule 1.1(i) (the “Spinco Leases”), the Spinco Assigned Properties, the interest of the applicable member of the Spinco Group in any properties that are partially subleased or sublicensed by a member of the Spinco Group from a member of the Remainco Group pursuant to Article V of the Real Estate Matters Agreement, including the Spinco Properties, and (B) the portion of any Shared Contracts assigned to Spinco pursuant to Section 1.2, subject to the rights of Remainco and the obligations of the Parties set forth in Section 1.2 and, in each case, any rights or claims arising thereunder;

(ii) (A) the offices, manufacturing facilities, warehouse facilities and repair facilities and (B) the leases, subleases, licenses or other Contracts governing the leased real property allocated to a member of the Spinco Group pursuant to the Real Estate Matters Agreement, in each case, subject to the terms and conditions of the Real Estate Matters Agreement;

(iii) all Permits held by any member of the Remainco Group and primarily related to or primarily used in the Spinco Business, including all Environmental Permits (the “Spinco Permits”);

(iv) all current assets reflected as current assets in the Spinco Closing Net Working Capital;

(v) any prepaid expenses, credits, deposits and advance payments, in each case, to the extent primarily related to or primarily used in the Spinco Business;

(vi) all Spinco Owned Intellectual Property;

(vii) all Software primarily related to or primarily used in the Spinco Business, including that which is set forth on Schedule 1.1(j) (the “Spinco Owned Software”);

(viii) all Technology used primarily in the Spinco Business, including that which is set forth on Schedule 1.1(k) (the “Spinco Owned Technology”);

(ix) all tangible and personal property, including inventory, equipment, furniture, tools, laptop computers and mobile phones that is owned by any member of the Remainco Group and primarily related to or primarily used in the Spinco Business;

Exhibit A-15

(x) (A) all personnel and employment records of the Spinco Employees and Former Spinco Employee, subject to applicable Laws; and (B) all other books and records, whether in hard copy or computer format, including marketing and advertising materials (including marketing strategies, ongoing and past advertising and marketing campaigns, ongoing and past market research) and customer correspondence, that are owned by any member of the Remainco Group and primarily related to or primarily used in the Spinco Business, subject to the terms of Section 4.4;

(xi) all IT Assets primarily used in the Spinco Business, all IT Assets allocated to the Spinco Business pursuant to any plan developed by Remainco and Spinco for the Systems Separation in accordance with Section 1.15, including the IT Assets listed (or the general categories of which are listed) on Schedule 1.1(x) (collectively, “Spinco IT Assets”);

(xii) all rights, interests, causes of action, choses in action, rights to proceeds, judgments, recoveries and all similar rights of or owned by any member of the Remainco Group against Third Parties primarily related to any Spinco Asset or the Spinco Business, including all rights and benefits as an insured, interests, causes of action, choses in action, and rights to Insurance Proceeds under the Remainco Insurance Policies primarily related to any Spinco Asset or the Spinco Business to the extent permitted under the applicable Remainco Insurance Policy, and with respect to Insurance Proceeds to the extent neither Spinco nor Merger Partner has recovered the amounts related to the Insurance Proceeds through the Spinco Adjustment Amount (it being understood that the Remainco Group has certain contractual rights and limitations as set forth in Section 4.10), provided that nothing in this clause xii shall be deemed to constitute an assignment of any or all of such Remainco Insurance Policies;

(xiii) (A) all assets owned by or held for use by an Asset Transferor and primarily used in the Spinco Business; and (B) all goodwill and other intangibles to the extent related to the Spinco Business and Spinco Owned Intellectual Property;

(xiv) all Spinco Restricted Cash primarily related to the Spinco Business;

(xv) all Equity Interests of any Entity listed in Schedule 1.1(n) (provided that such Schedule may be updated in accordance with the procedures to amend the Separation Plan as set forth in this Agreement) or otherwise contemplated to be part of Spinco Group pursuant to the Separation Plan;

(xvi) the Spinco Closing Cash Amount (to the extent taken into account in the determination of the Spinco Closing Cash Amount in the Spinco Final Adjustment Amount pursuant to Section 2.3(j));

(xvii) all other Assets that are expressly provided by any of the Transaction Documents as Assets which have been or are to be transferred to or retained by any member of the Spinco Group, including all goodwill and other intangibles in connection with such Assets and the Spinco Business;

(xviii) all Information primarily related to or primarily used in the Spinco Business;

(xix) Prepaid Royalty Amounts;

(xx) all assets set forth on Schedule 1.1(y); and

(xxi) all other Assets (other than any Assets that are listed in clauses (i) through (xx) of this definition of “Spinco Assets”, each of which are subject to the qualifications in this definition of “Spinco Assets”) that are held by any member of the Remainco Group (including any member of the Spinco Group) immediately prior to the Equity Sale Closing Time that primarily relate to or are primarily used in Spinco Business as conducted immediately prior to the Equity Sale Closing Time.

“Spinco Assigned Properties” shall have the meaning set forth in the Real Estate Matters Agreement.

“Spinco Backstop Credit Support Instrument” shall have the meaning set forth in in Section 1.10(c).

“Spinco Business” means, as conducted and existed at any time prior to or as of the Equity Sale Closing Time, (a) the Global Gaming business of the Remainco Group, which entails (i) the design, development,

Exhibit A-16

assembly and provision of cabinets, games, systems and software in regulated land-based gaming markets (including amusement with prize (AWP), interactive video terminal (IVT) and video lottery terminal (VLT) cabinets, games, systems and software) by the Remainco Group, (ii) the provision of game content set forth in the foregoing clause (i) for the creation and distribution by the Remainco Group of social casino content to social casino operators and (iii) the design, development and provision of payment products and services and related functionality to customers of the businesses described in clauses (i) and (ii), which Global Gaming business is currently operated through Remainco’s Global Gaming segment and as of December 31, 2023 was as described in Remainco’s Form 20-F and (b) the PlayDigital business of Remainco, which entails (i) the design and distribution of products by the Remainco Group in certain digital gaming markets under the Remainco Group’s PlayCasino brand, (ii) the design, assembly and distribution of sports betting products and the provision of sports betting technology and management services by the Remainco Group in certain sports betting markets under Remainco Group’s PlaySports brands, and (iii) the provision of market-tested proprietary digital content, advanced game aggregation capabilities, scalable promotional tools, analytics and creative talent by the Remainco Group under the Remainco Group’s iSoftBet brands, which PlayDigital business is currently operated through the Remainco Group’s PlayDigital segment and as of December 31, 2023 was as described in Remainco’s Form 20-F. Any of the foregoing notwithstanding, the Spinco Business does not include the Remainco Retained Business.

“Spinco Closing Cash Amount” means, as of immediately prior to the Equity Sale Closing Time, an amount, calculated on a combined basis in accordance with the Spinco Transaction Accounting Principles and after giving effect to the Separation, equal to the sum of (a) all cash, cash equivalents, marketable securities, checks, drafts and deposits (net of any uncleared checks and drafts written or issued) received by Spinco, (b) all cash, cash equivalents, marketable securities, checks, drafts and deposits included within the Spinco Assets and (c) the Prepaid Royalty Adjustment; provided that the effects of the Contemplated Transactions (other than the contribution to, distribution to or other transfer of cash to the members of the Spinco Group pursuant to the Separation) shall be disregarded for purposes of calculating the Spinco Closing Cash Amount; provided, further, that the Spinco Closing Cash Amount shall not include any proceeds of the New Debt or Spinco Restricted Cash.

“Spinco Closing Indebtedness Amount” means, as of immediately prior to the Equity Sale Closing Time, the amount of the Spinco Indebtedness.

“Spinco Closing Net Working Capital” means, as of immediately prior to the Equity Sale Closing Time, without duplication, an amount equal to the difference between (a) the sum of (i) the combined current assets of the Spinco Group and (ii) the combined current assets included in the Spinco Business and (b) the sum of (i) the combined current liabilities of the Spinco Group and (ii) the combined current liabilities included in the Spinco Business, in each case, calculated in accordance with the Spinco Transaction Accounting Principles and after giving effect to the Separation, excluding any Remainco Retained Assets and any Remainco Retained Liabilities and subject to such adjustments as are set forth in Schedule 1.1(l). For illustrative purposes only, Schedule 1.1(l) includes an example calculation of the Spinco Closing Net Working Capital as though the Equity Sale Closing Time occurred on the Spinco Reference Balance Sheet Date. The Spinco Closing Cash Amount, the Spinco Closing Indebtedness Amount and any restricted cash referred to in clauses (c) and (d) of the definition of Spinco Restricted Cash shall not be included in the Spinco Closing Net Working Capital. To the extent the adjustments included in the example calculation of the Spinco Closing Net Working Capital in Schedule 1.1(l) conflicts with the Spinco Transaction Accounting Principles, the Spinco Transaction Accounting Principles shall prevail.

“Spinco Contract” shall have the meaning set forth in the definition of “Spinco Assets”.

“Spinco Contribution” means the contribution of all of the Equity Interests of Gaming Holdco by Remainco to Spinco.

“Spinco Counsel” shall have the meaning set forth in Section 4.7(a).

“Spinco Credit Support Account” shall have the meaning set forth in in Section 1.10(c).

Exhibit A-17

“Spinco Employees” shall have the meaning set forth in the Employee Matters Agreement.

“Spinco Estimated Adjustment Amount” shall have the meaning set forth in Section 2.3(a).

“Spinco Estimated Closing Cash Amount” shall have the meaning set forth in Section 2.3(a).

“Spinco Estimated Closing Indebtedness Amount” shall have the meaning set forth in Section 2.3(a).

“Spinco Estimated Closing Net Working Capital” shall have the meaning set forth in Section 2.3(a).

“Spinco Estimated Closing Statement” shall have the meaning set forth in Section 2.3(a).

“Spinco Excess Amount” shall have the meaning set forth in Section 2.3(j)(i).

“Spinco Final Adjustment Amount” shall have the meaning set forth in Section 2.3(i).

“Spinco Final Closing Cash Amount” shall have the meaning set forth in Section 2.3(i).

“Spinco Final Closing Indebtedness Amount” shall have the meaning set forth in Section 2.3(i).

“Spinco Final Closing Net Working Capital” shall have the meaning set forth in Section 2.3(i).

“Spinco Former Businesses” means (a) any Former Business that, at the time of sale, conveyance, assignment, transfer, disposition, divestiture (in whole or in part) or discontinuation, abandonment, completion or termination of the operations, activities or production thereof, was operated or managed by, or associated with, the Spinco Business as then conducted; and (b) any predecessor business of the Spinco Group (or Remainco on behalf of the Spinco Group).

“Spinco Former Employee” shall have the meaning set forth in the Employee Matters Agreement.

“Spinco Group” means (a) with respect to any period prior to the Equity Sale Closing Time, Spinco and each of its Subsidiaries (but after giving effect to the Separation) and (b) with respect to any period following the Equity Sale Closing Time, Spinco, each of its Subsidiaries and each other Entity that becomes a Subsidiary of Spinco.

“Spinco Indebtedness” means, as of immediately prior to the Closing, the sum of (a) the Indebtedness of the members of the Spinco Group and (b) the Indebtedness included in the Spinco Liabilities as calculated in accordance with the Spinco Transaction Accounting Principles excluding any Remainco Retained Liabilities and after giving effect to the Separation and the release of any guarantees occurring at or substantially simultaneously with the Closing; provided that the Spinco Indebtedness shall not include any of the Indebtedness relating to the Financing. Notwithstanding anything to the contrary contained in this Agreement, the term “Spinco Indebtedness” shall not include (i) trade payables or other amounts reflected in the Spinco Estimated Closing Net Working Capital or the Spinco Final Closing Net Working Capital, (ii) endorsements of negotiable instruments for collection in the ordinary course of business, (iii) obligations with respect to the unpaid portion of any royalty payments arising out of the Sony License Agreement, (iv) obligations relating to any jackpot Liabilities or obligations relating to Credit Support Instruments (including those Liabilities relating to or arising from Existing Spinco Credit Support Instruments), to the extent the related Credit Support Instruments are undrawn, (v) obligations related to any lease that is accounted for as an operating lease in the Spinco Business Financial Statements, (vi) obligations that are guaranteed, endorsed or assumed by, or subject to a contingent obligation of, any of the members of the Remainco Group (to the extent related to a Remainco Retained Liability), (vii) any other obligations which the Spinco Transaction Accounting Principles provide shall not constitute Indebtedness, in each case, calculated in accordance with the Spinco Transaction Accounting Principles and in the same format set forth on Schedule 1.1(l) or (viii) any Liabilities relating to the Financing, including the New Debt.

Exhibit A-18

“Spinco Insurance Policies” shall have the meaning set forth in Section 4.10(b).

“Spinco Initial Post-Closing Statement” shall have the meaning set forth in Section 2.3(b).

“Spinco IT Assets” shall have the meaning set forth in the definition of “Spinco Assets”.

“Spinco Leases” shall have the meaning set forth in the definition of “Spinco Assets”.

“Spinco Liabilities” means all of the following Liabilities of the members of the Spinco Group, in each case, excluding the Remainco Retained Liabilities irrespective of whether the same shall arise prior to, on or following the Equity Sale Closing Time:

(i) all Liabilities of the members of the Spinco Group to the extent such Liabilities arise out of the ownership, operation, use or conduct of the Spinco Assets or the Spinco Business following the Equity Sale Closing Time;

(ii) any and all Liabilities to the extent relating to, arising out of or resulting from the ownership, operation, use or conduct of the Spinco Business or the Spinco Assets or any Spinco Former Business, whether prior to, at or after the Equity Sale Closing Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee (other than any Liabilities relating to claims brought by or on behalf of any Spinco Employee or Former Spinco Employee, in each case to the extent allocated to a Party under Section 1.2 of the Employee Matters Agreement), agent, distributor or representative (whether or not such act or failure to act is or was within such Person’s authority) of the Spinco Group) or listed on Schedule 1.1(u);

(iii) all Liabilities to the extent relating to, arising out of or resulting from the Spinco Contracts, whether arising prior to, on or after the Equity Sale Closing Time or the actions or omissions of Spinco or any of its Affiliates;

(iv) all Liabilities to the extent reflected on the Spinco Reference Balance Sheet;

(v) all Liabilities to the extent arising out of or resulting from any claim by a Third Party to the extent relating to the ownership, operation or of the Spinco Business, the Spinco Assets or the other Spinco Liabilities;

(vi) all Liabilities to the extent relating to, arising out of or resulting from the lease, use or occupancy of the Real Property, in each case, whether arising prior to, on or after the Equity Sale Closing Time;

(vii) all Liabilities to the extent relating to, arising out of or resulting from in any way to the environment or human health and safety, or arising under Environmental Laws in connection with the ownership or operation of the Spinco Business (including the Spinco Assets), whether arising prior to, on or after the Equity Sale Closing Time, including those related to (A) the Release or threatened Release of a Hazardous Material at, on, under or from any real property (including any off-site migration of Hazardous Materials), (B) any non-compliance with or violation of any Environmental Law, or (C) any disposal, transportation or arrangement for transportation or disposal prior to the Equity Sale Closing Time of any Hazardous Material sent to any Third Party property for treatment, storage, recycling, incineration or disposal;

(viii) all Liabilities to the extent relating to the Spinco Business arising out of or resulting from litigation, arbitration, administrative, workers’ compensation or other Actions, pending or threatened against the Spinco Business, any Former Spinco Business or the Spinco Assets and all performance obligations under any non-financial settlement obligation to the extent relating to the Spinco Business or the Spinco Assets;

(ix) (A) Indebtedness solely between or among members of the Spinco Group, (B) the Spinco Indebtedness included in the calculation of the Spinco Adjustment Amount and (C) Liabilities relating to the

Exhibit A-19

Financing, including the New Debt; provided that, any Liabilities (including fees, costs and expenses) relating to or arising out of the Prior Financing or the Prior Commitment Letter or the termination thereof shall not be Spinco Liabilities, other than as set forth on Schedule 1.1(iii)(D).

(x) all Liabilities to the extent relating to, arising out of or resulting from the allocated portion of any Shared Contract in accordance with Section 1.2 or any other Contract that is assigned to a member of the Spinco Group; and

(xi) all other Liabilities of the members of the Spinco Group that are expressly contemplated by any of the Transaction Documents as Liabilities to be retained or Assumed by any member of the Spinco Group.

“Spinco Minimum Cash Amount” means Seventy-five Million Dollars ($75,000,000).

“Spinco Owned Intellectual Property” means the Intellectual Property owned by an Asset Transferor and conveyed and transferred to a member of the Spinco Group as a Spinco Asset pursuant to the Separation by virtue of such Intellectual Property being (a) primarily used in the Spinco Business or (b) identified on Schedule 1.1(m).

“Spinco Owned Software” shall have the meaning set forth in the definition of “Spinco Assets”.

“Spinco Owned Technology” shall have the meaning set forth in the definition of “Spinco Assets”.

“Spinco Permits” shall have the meaning set forth in the definition of “Spinco Assets”.

“Spinco Post-Closing Claims” shall have the meaning set forth in Section 4.10(c).

“Spinco Properties” shall have the meaning set forth in the Real Estate Matters Agreement.

“Spinco Reference Balance Sheet” shall have the meaning set forth in the Merger Agreement.

“Spinco Reference Balance Sheet Date” shall have the meaning set forth in the Merger Agreement.

“Spinco Reference Closing Statement” means the sample calculation of the Spinco Adjustment Amount, and each component thereof, including the Spinco Closing Net Working Capital, the Spinco Closing Cash Amount and the Spinco Closing Indebtedness Amount, in each case, as of the close of business on the Spinco Reference Balance Sheet Date, which is attached as Schedule 1.1(l) for illustrative purposes only.

“Spinco Released Liabilities” shall have the meaning set forth in Section 3.1(a)(ii).

“Spinco Released Parties” shall have the meaning set forth in Section 3.1(a)(i).

“Spinco Restricted Business” means the design, development, assembly, distribution and provision to the types of customers of the Spinco Business (e.g., casinos, online casinos (real money and social) and, with respect to video lottery, Governmental Authorities) of the types of goods and services provided by the Spinco Business.

“Spinco Restricted Cash” means cash and cash equivalents of the members of the Spinco Group that constitute “restricted cash” under GAAP or that otherwise cannot be freely used without violation of Law or breach of Contract, including: (a) any cash held by any member of the Spinco Group to secure or otherwise provide payment for any outstanding letters of credit obligations of any member of the Spinco Group; (b) security deposits of the members of the Spinco Group in respect of obligations of members of the Spinco Group; (c) jackpot restricted cash and (d) cash set aside to fund deferred purchase price and a contingent earnout related to that certain Share Purchase Agreement dated as of April 8, 2022, by and among Remainco, GStar Tech Limited, Darom Holdings Tech Limited, Jeffrey Marc Elalouf, Nir Sarli Elbaz and Jacques David Elalouf.

Exhibit A-20

“Spinco Shortfall Amount” shall have the meaning set forth in Section 2.3(j)(i).

“Spinco Target Net Working Capital” means Four Hundred Sixty Million Dollars ($460,000,000).

“Spinco Transaction Accounting Principles” means the accounting principles, policies, procedures and methodologies, categorizations, asset recognition bases, definitions, practices and techniques set forth on Schedule 1.1(l).

“Spinco Units” shall have the meaning set forth in the Merger Agreement.

“Stand-Up” shall have the meaning set forth in Section 1.15(a).

“Stand-Up Plan” shall have the meaning set forth in Section 1.15(c).

“Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) at the time of determination (a) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than fifty percent (50%) of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than fifty percent (50%) of the beneficial interest in such trust or estate, is directly or indirectly owned by such Person; provided that (i) each member of the Spinco Group shall be a Subsidiary of Remainco (and not of Buyer) until the Equity Sale Closing Time and a Subsidiary of Buyer (and not of Remainco) from and after the Equity Sale Closing Time and (ii) neither Remainco nor any of the other members of the Remainco Group shall be considered a Subsidiary of Delta.

“Systems Separation” shall have the meaning set forth in Section 1.15(b)(i).

“Tax” or “Taxes” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Attributes” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Benefit” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Item” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” means the Tax Matters Agreement by and among Remainco, Spinco and Merger Partner, dated as of the date hereof, and attached hereto as Exhibit N.

“Tax Return” shall have the meaning set forth in the Tax Matters Agreement.

“Technology” shall have the meaning set forth in the Merger Agreement.

“Third Party” shall have the meaning set forth in the Merger Agreement.

“Third-Party Claim” shall have the meaning set forth in Section 3.4(a).

“Third-Party Rights” shall have the meaning set forth in Section 1.4(b).

“Trademarks” shall have the meaning set forth in the definition of “Intellectual Property”.

Exhibit A-21

“Transaction Documents” means this Agreement, the Merger Agreement, the Employee Matters Agreement, the Tax Matters Agreement, the Real Estate Matters Agreement, the Intellectual Property License Agreement, any and all Separation Documents, the Ghostbusters Sublicensing Agreement, the Intercompany Account Termination Agreement, the Jumanji Sublicensing Agreement, the Rhode Island VLT JV Interest Management Contract, the Rhode Island VLT System Subcontract, the Software License and Support Agreement in favor of the Remainco Group, the Software License and Support Agreement in favor of the Spinco Group, the Transition Services Agreement, the Vanna White Sublicensing Agreement, the Wheel of Fortune Sublicensing Agreement, the Whitney Houston Sublicensing Agreement, the Support Agreement, or any other agreements to be entered into by and between any member of the Remainco Group, any member of the Spinco Group, any member of the Merger Partner Group or any member of the Buyer Group at or prior to the Closing in connection with effecting the Separation, the Equity Sale or the Merger.

“Transfer” shall have the meaning set forth in Section 1.1(b); and the term “Transferred” shall have its correlative.

“Transition Coordination Group” shall have the meaning set forth in Section 1.15(d).

“Transition Period” shall have the meaning set forth in Section 4.11(a).

“Transition Team Members” shall have the meaning set forth in Section 1.15(d).

“Transition Services Agreement” means the Transition Services Agreement by and between Spinco and US Lottery Opco, in the form attached hereto as Exhibit O.

“Treasury Regulations” means the regulations promulgated under the Code.

“Upfront Cash Award Payment” shall have the meaning set forth in Section 1.19.

“US Gaming Opco” means IGT, a Nevada corporation.

“US Lottery Opco” means IGT Global Solutions Corporation, a Delaware corporation.

“Vanna White Sublicensing Agreement” means the Vanna White Sublicensing Agreement to be entered into by and between US Lottery Opco and US Gaming Opco, in substantially the form attached hereto as Exhibit P.

“Wheel of Fortune Sublicensing Agreement” means the Wheel of Fortune Sublicensing Agreement to be entered into by and between US Lottery Opco and US Gaming Opco, in substantially the form attached hereto as Exhibit Q.

“Whitney Houston Sublicensing Agreement” means the Whitney Houston Sublicensing Agreement to be entered into by and between US Lottery Opco and US Gaming Opco, in substantially the form attached hereto as Exhibit R.

Exhibit A-22

Annex C

EXECUTION VERSION

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of July 26, 2024 (the “Agreement Date”), by and among Voyager Parent, LLC, a Delaware limited liability company (“Buyer”) Everi Holdings Inc., a Delaware corporation (“Merger Partner”), International Game Technology PLC, a public limited company incorporated under the laws of England and Wales ( “Remainco”), Ignite Rotate LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Remainco (“Spinco”), and the shareholder of Remainco listed on Schedule A and the signature pages hereto (“Shareholder”). Each of Buyer, Merger Partner, Remainco, Spinco and Shareholder is sometimes referred to as a “Party” and are sometimes collectively referred to as the “Parties”

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer, Merger Partner, Remainco, Spinco and Voyager Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Buyer Sub”), are entering into (i) a business combination transaction pursuant to which, among other things, immediately following the Spinco Contribution, Remainco will sell to Buyer, and Buyer will purchase from Remainco, all of the Spinco Units owned by Remainco (the “Equity Sale”) and (ii) an Agreement and Plan of Merger, dated as of July 26, 2024 (the “Merger Agreement”), pursuant to which, among other things, Buyer Sub will be merged with and into Merger Partner (the “Merger”), with Merger Partner surviving the Merger as a wholly owned subsidiary of Buyer;

WHEREAS, in connection with Buyer’s, Remainco’s and Spinco’s entry into the Merger Agreement, Shareholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1. “Contemplated Transactions” means the Separation, the Equity Sale, the Merger, the other transactions contemplated by the Transaction Documents and the contemplated investment by Shareholder.

1.2. “Covered Shares” shall mean (a) the ordinary shares of Remainco, par value of $0.10 per share (“Remainco Ordinary Shares”) and (b) the special voting shares of Remainco with a nominal value of $0.000001 and representing 0.9995 votes for each Remainco Ordinary Share (“Remainco Special Voting Shares” and together with the “Remainco Ordinary Shares”, the “Remainco Voting Shares”) set forth next to Shareholder’s name on Schedule A hereto, together with any additional Remainco Voting Shares that Shareholder may acquire record and/or beneficial ownership (or have the right to direct the vote thereof, in the case of Remainco Special Voting Shares) of after the Agreement Date.

1.3. “Expiration Time” shall mean the earliest to occur of (a) the Closing, (b) the valid termination of the Merger Agreement in accordance with its terms, and (c) the valid termination of the Separation Agreement in accordance with its terms.

1.4. “Gaming Licensees” means the equityholders, directors, officers, employees and managers (in their capacities as such) of Shareholder and its Affiliates that are required, as applicable, to be licensed by or obtain any qualification, approval or suitability determinations by or from any Gaming Authority in connection with the transactions contemplated by any of the Transaction Documents.

1.5. “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement); (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares; or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clause (a) or (b) above.

2. Fiduciary Duties; Legal Obligations. Shareholder is entering into this Agreement solely in its capacity as the beneficial owner of the specified Remainco Ordinary Shares and with the power to direct the vote of the specified Remainco Special Voting Shares. Nothing in this Agreement shall in any way limit or affect any actions taken by Shareholder or any of its Affiliates, or any of its or their respective officers, directors, employees or Representatives serving as a director or officer of Remainco, Spinco or any of their respective Affiliates in their capacity as a director or officer of Remainco, Spinco or any of their respective Affiliates or from complying with his or her fiduciary duties or other legal obligations while acting in such capacity as a director or officer of Remainco, Spinco or any of their respective Affiliates. Nothing in this Agreement shall prohibit Shareholder or any of its officers, directors, employees or Representatives from taking any action that Shareholder is permitted to take under the Merger Agreement relating to any Excluded Matter.

3. Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Buyer, Merger Partner, Remainco and Spinco that:

3.1. Due Authority. Shareholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. Shareholder is duly organized, validly existing and in good standing in accordance with the Laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Shareholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding obligation of Shareholder enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

3.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations under this Agreement and the compliance by Shareholder with any provisions hereof does not and will not: (a) conflict with or violate any Laws applicable to Shareholder, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any Contract or obligation to which Shareholder is a party or by which Shareholder is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Shareholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

3.3. Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of Shareholder, threatened against or affecting Shareholder that would reasonably be expected to materially impair the ability of Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

4. Representations and Warranties of Remainco. Remainco hereby represents and warrants to Buyer, Merger Partner, Spinco and Shareholder that:

4.1. Due Authority. Remainco has the full power and capacity to make, enter into and carry out the terms of this Agreement. Remainco is duly organized, validly existing and in good standing in accordance with the Laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Remainco’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Remainco and constitutes a valid and binding obligation of Remainco enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

4.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by Remainco does not, and the performance by Remainco of its obligations under this Agreement and the compliance by Remainco with the provisions hereof do not and will not: (a) conflict with or violate any Laws applicable to Remainco, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Remainco is a party or by which Remainco is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Remainco in connection with the execution and delivery of this Agreement or the consummation by Remainco of the transactions contemplated hereby.

4.3. Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of Remainco, threatened against or affecting Remainco that would reasonably be expected to materially impair the ability of Remainco to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement on a timely basis.

5. Representations and Warranties of Spinco. Spinco hereby represents and warrants to Buyer, Merger Partner, Remainco and Shareholder that:

5.1. Due Authority. Spinco has the full power and capacity to make, enter into and carry out the terms of this Agreement. Spinco is duly organized, validly existing and in good standing in accordance with the Laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Spinco’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Spinco and constitutes a valid and binding obligation of Spinco enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

5.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by Spinco does not, and the performance by Spinco of its obligations under this Agreement and the compliance by Spinco with the provisions hereof do not and will not: (a) conflict with or violate any Laws applicable to Spinco, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Spinco is a party or by which Spinco is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Spinco in connection with the execution and delivery of this Agreement or the consummation by Spinco of the transactions contemplated hereby.

5.3. Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of Spinco, threatened against or affecting Spinco that would reasonably be expected to materially impair the ability of Spinco to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement on a timely basis.

6. Representations and Warranties of Merger Partner. Merger Partner hereby represents and warrants to Buyer, Remainco, Spinco and Shareholder that:

6.1. Due Authority. Merger Partner has the full power and capacity to make, enter into and carry out the terms of this Agreement. Merger Partner is duly organized, validly existing and in good standing in accordance with the Laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Merger Partner’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Merger Partner and constitutes a valid and binding obligation of Merger Partner enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

6.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by Merger Partner does not, and the performance by Merger Partner of its obligations under this Agreement and the compliance by Merger Partner with the provisions hereof do not and will not: (a) conflict with or violate any Laws applicable to Merger Partner, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Merger Partner is a party or by which Merger Partner is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Merger Partner in connection with the execution and delivery of this Agreement or the consummation by Merger Partner of the transactions contemplated hereby.

6.3. Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of Merger Partner, threatened against or affecting Merger Partner that would reasonably be expected to materially impair the ability of Merger Partner to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement on a timely basis.

7. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Merger Partner, Remainco, Spinco and Shareholder that:

7.1. Due Authority. Buyer has the full power and capacity to make, enter into and carry out the terms of this Agreement. Buyer is duly organized, validly existing and in good standing in accordance with the Laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Buyer’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

7.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by Buyer does not, and the performance by Buyer of its obligations under this Agreement and the compliance by Buyer with the provisions hereof do not and will not: (a) conflict with or violate any Laws applicable to Buyer, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Buyer is a party or by which Buyer is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or the consummation by Buyer of the transactions contemplated hereby.

7.3. Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of Buyer, threatened against or affecting Buyer that would reasonably be expected to materially impair the ability of Buyer to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement on a timely basis.

8. Covenants of Shareholder.

8.1. Non-Compete.

a. Notwithstanding anything contrary contained in this Agreement, so long as a designee of Shareholder or its Affiliates is serving as a member of the Board of Directors or similar body of the Buyer or an Affiliate thereof or Shareholder and its Affiliates collectively beneficially own, directly or indirectly, at least 10% or more in the aggregate of the outstanding equity interests of the Buyer, without the prior written consent of the Buyer, Shareholder agrees not to directly or indirectly, and not to permit any of its Affiliates to, engage in, manage or operate, anywhere in the world, or own an equity interest in any Person who engages in, manages or operates anywhere in the world, in any business that competes with the Restricted Business; provided, however, that nothing herein shall preclude Shareholder or its Affiliates from:

(1) engaging in, operating or managing (or owning any Equity Interests in any Entity that engages in, operates or manages) any Permitted Business;

(2) acquiring and, after such acquisition, owning any interest for passive investment purposes only (provided that none of Shareholder or its Affiliates exercise control of or otherwise manage, operate or engage in the Restricted Business of such Person) in any Person (or its successor) that is engaged in a Restricted Business if such Restricted Business generated less than Sixty Million Dollars ($60,000,000) of such Person’s or Persons’ consolidated annual revenues in the last completed fiscal year of such Person or Persons (collectively, the “Revenue Threshold”);

(3) owning two percent (2%) or less of the outstanding securities of any Person whose shares are listed on a stock exchange; provided, that such shares are held for passive investment purposes only and none of Shareholder or its Affiliates exercise control of (or otherwise manage, operate or engage in the Restricted Business of) such Person;

(4) acquiring and, after such acquisition, owning an interest in any Person or Persons, collectively, (or its or their successor, successors, business or businesses) that are (directly or indirectly through controlled Affiliates) engaged in a Restricted Business, provided that (1) the revenue generated from the Restricted Businesses of such Person or Persons, collectively, was less than $140,000,000 of such Person’s or Persons’ consolidated annual revenues in the aggregate in the last completed fiscal year of such Person or Persons, collectively, and (2) if the revenue generated from the Restricted Businesses of such Person or Persons, collectively, was greater than the Revenue Threshold then Shareholder and its applicable Affiliates, within one (1) year after exceeding the Revenue Threshold shall discontinue or enter into a definitive agreement to cause the divestiture of (and within six (6) months after the entry into such definitive agreement divests pursuant thereto (subject to extensions for regulatory approvals)), a sufficient portion of the Restricted Businesses of such Person or Persons such that the Revenue Threshold is not exceeded;

(5) exercising its rights or performing or complying with its obligations under or as contemplated by any of the Transaction Documents;

(6) continuing the Permitted Business activities that are conducted by the Remainco Group (through such Remainco Group) as of the date of this Agreement;

(7) engaging in any financial technology transactions, services, or activities in connection with the lottery business of the Remainco Group;

(8) owning five percent (5%) or less of the outstanding securities of the Entity listed on Schedule B attached hereto (the “Excluded Entity”); provided, that such shares are held for passive investment purposes only and none of Shareholder or its Affiliates exercise control of (or otherwise manage, operate or engage in the Restricted Business of) the Excluded Entity; or

(9) entering into or participating in a joint venture or partnership, with any Person engaged in a Restricted Business, if such joint venture or partnership does not engage in a Restricted Business.

b. The Parties acknowledge that the restrictions contained in this Section 8.1 are reasonable in scope and duration. The Parties further acknowledge that the restrictions contained in this Section 8.1 are necessary to protect the Surviving Corporation’s significant interest in the Restricted Business, including its goodwill. It is the desire and intent of the Parties that the provisions of this Section 8.1 be enforced to the fullest extent permissible under applicable Law. If any covenant in this Section 8.1 is found to be invalid, void or unenforceable in any situation in any jurisdiction by a final determination of a Governmental Authority of competent jurisdiction, the Parties agree that: (1) such determination will not affect the validity or enforceability of (A) the offending term or provision in any other situation or in any other jurisdiction or (B) the remaining terms and provisions of this Section 8.1 in any situation in any jurisdiction; (2) the offending term or provision will be reformed rather than voided and the Governmental Authority making such determination will have the power to reduce the scope, duration or geographical area of any invalid or unenforceable term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, in order to render the restrictive covenants set forth in this Section 8.1 enforceable to the fullest extent permitted by applicable Law; and (3) the restrictive covenants set forth in this Section 8.1 will be enforceable as so modified.

For purposes hereof, “Restricted Business” shall mean the design, development, assembly, distribution and provision to the types of customers of the Spinco Business (e.g., casinos, online casinos (real money and social) and, with respect to video lottery, Governmental Authorities) of the types of goods and services provided by the Spinco Business.

8.2. Publicity. Shareholder hereby agrees to permit Buyer, Merger Partner and Remainco to publish and disclose in filings with the SEC, including the Merger Partner Proxy Statement, and in such other schedules, certificates, applications, agreements, press release or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger, Shareholder’s identity and ownership of the Covered Shares and the nature of Shareholder’s commitments, arrangements and understandings pursuant to this Agreement.

8.3. Documentation and Information. Shareholder shall not make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of Buyer, Merger Partner and Remainco, except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Buyer, Merger Partner and Remainco, and Shareholder will consider in good faith the reasonable comments of Buyer, Merger Partner and Remainco with respect to such disclosure and otherwise cooperate with Buyer, Merger Partner and Remainco in obtaining confidential treatment with respect to such disclosure). Notwithstanding the foregoing Shareholder may, without such consultation or consent, issue a press release and make any public statement (including in response to questions from the press, analysts, investors or those attending industry conferences), so long as such press release or statements include only such information contained in, and consistent with, previous press releases, public disclosures or public statements made jointly by Buyer, Merger Partner and Remainco (or individually, if approved by the applicable other party). Shareholder consents to and authorizes the publication and disclosure by Buyer, Merger Partner and Remainco of Shareholder’s identity and holding of (or voting power over) the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Merger Partner Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the other Transaction Documents and the consummation of the Contemplated Transactions, and Shareholder acknowledges that Buyer, Merger Partner and Remainco may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange. Shareholder agrees to promptly give Buyer, Merger Partner and Remainco any information it may reasonably require for the preparation of any such disclosure documents, and Shareholder agrees to promptly notify Buyer, Merger Partner and Remainco of any required corrections with respect to any information supplied by Shareholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

8.4. Transaction Documents. Shareholder hereby acknowledges that Shareholder has received and reviewed a copy of the Merger Agreement and the other Transaction Documents and that Buyer and Merger Partner are entering into the Merger Agreement and the other Transaction Documents in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

8.5. Further Assurances. Shareholder hereby agrees, from time to time, at the reasonable request of Buyer or Merger Partner and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

8.6. Waiver of Certain Actions. Shareholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Buyer, Merger Partner, Remainco, Spinco, any of their respective Affiliates or successors or any of their respective directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement, the Merger Agreement or any other Transaction Documents (including any claim seeking to enjoin or delay the closing of the Merger or the Equity Sale) or (b) alleging a breach of any duty of the Board of Directors of Remainco in connection with the Merger Agreement, any other Transaction Documents, this Agreement or the transactions contemplated thereby or hereby.

8.7. Standstill and Confidentiality.

a. Notwithstanding anything to the contrary in that certain letter agreement, dated December 20, 2023, between Merger Partner and Shareholder (the “Confidentiality Agreement”) and other than with respect to the Contemplated Transactions, the Confidentiality Agreement is incorporated herein, mutatis mutandis, as if a part hereof, except that such restrictions contained therein (including Paragraphs 2, 4 and 7 of the Confidentiality Agreement) shall continue until the Closing and thereafter shall be of no further force or effect.

b. The penultimate sentence of Paragraph 7 of the Confidentiality Agreement shall be deleted and replaced with the following sentence:

“A “Fundamental Change Event” means (i) the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 26, 2024, by and among the Company, International Game Technology PLC, a public limited company incorporated under the laws of England and Wales (“Remainco”), Ignite Rotate LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Remainco, Voyager Parent, LLC, a Delaware limited liability company (“Buyer”) and Voyager Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (the “Merger Agreement”) or (ii) the entry into a definitive written agreement (other than the Merger Agreement or any Existing Agreement (as defined in the Merger Agreement)) providing for (i) any acquisition of a majority of the voting securities of the Company by any person or group (other than by any subsidiary of the Company), (ii) any acquisition of a majority of the consolidated assets of the Company and its subsidiaries by any person or group (other than by any subsidiary of the Company), or (iii) any tender or exchange offer, merger or other business combination or any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company; provided that, in the case of any transaction covered by the foregoing clause (iii), immediately following such transaction, any person (or the direct or indirect shareholders of such person) will beneficially own a majority of the outstanding voting power of the Company or the surviving parent entity in such transaction.”

c. From the date hereof and until the Closing, except as otherwise agreed to in writing (e-mail being sufficient) by Merger Partner, the Shareholder shall not, and shall direct its Representatives to not, disclose or reveal any Proprietary Information (as defined in the Confidentiality Agreement) or Remainco Proprietary Information (as defined below) to any Buyer Related Party.

d. As used in this Section 8.7, “Remainco Proprietary Information” means all information that is furnished directly or indirectly by Remainco, Spinco or any of their respective Representatives and any memoranda or other materials prepared by Shareholder or any of its Representatives that contain, reference, reflect or are based upon, in whole or in part, on such information.

8.8. Regulatory Filings.

a. Prior to the Closing, Shareholder shall (and shall cause its Gaming Licensees and directors, officers and employees to) and shall cause its Affiliates to, use its reasonable best efforts to (i) file all notices, reports, submissions and other documents required to be filed by such Person with any Governmental Authority with respect to the Contemplated Transactions, and respond as promptly as reasonably practicable to any additional information requests by any such Governmental Authority, and (ii) obtain as promptly as reasonably practicable, all Governmental Approvals that may be or become necessary for its execution and delivery of, performance of its obligations pursuant to, and consummation of the transactions contemplated by, the Transaction Documents. Shareholder shall not (and shall cause its Affiliates and Gaming Licensees not to) take any action that would reasonably be expected to have the effect of materially delaying, materially impairing or materially impeding the receipt of any required Antitrust Approvals, any required FDI Approvals, any required Gaming Approvals or any required Financial Services Approvals or the consummation of the Equity Sale or the Merger.

b. Without limiting the generality of the obligations set forth in Section 8.8.a, Shareholder shall, and shall cause its Affiliates and Gaming Licensees, directors and officers to, (i) within fifteen (15) Business Days after the date hereof, make and not withdraw (without the prior written consent of the other Parties) a filing of a Notification and Report Form pursuant to the HSR Act in connection with the Equity Sale or, if required by applicable law, the Merger; provided that there are no changes in the applicable regulations under the HSR Act between the date hereof and the date of filing pursuant to the HSR Act, in which instance Shareholder shall use reasonable best efforts to file such Notification and Report Form as promptly as commercially practicable thereafter; (ii) as promptly as practicable after the date hereof, but in any event within twenty-five (25) Business Days after the date hereof, make and not withdraw (without the prior written consent of the other Parties), or, if required, make initial contact with the applicable Governmental Authority and then file appropriate filings (whether in draft or final form), as required under applicable Antitrust Laws or applicable FDI Laws listed on Schedule C-1 of the Merger Agreement, (iii) within forty-five (45) days after the date hereof, make and not withdraw (without the prior written consent of the other Parties) appropriate filings with the Gaming Authorities and for the Contemplated Transactions set forth in the table set forth on Schedule C-2 of the Merger Agreement and (iv) as promptly as practicable after the date hereof, make and not withdraw (without the prior written consent of the other Parties), or if required make initial contact with the applicable Governmental Authority and then file appropriate filings, applications, registrations and notices as required under applicable Financial Services Laws that require a Governmental Approval in connection with the Equity Sale and the Merger. Shareholder shall use reasonable best efforts to cooperate with the other Parties to satisfy the conditions set forth in Section 7.5, Section 8.5 and Section 9.5 of the Merger Agreement respectively with respect to the Antitrust Approvals, the FDI Approvals, the Gaming Approvals and the Financial Services Approvals as applicable to Shareholder and its Affiliates. Shareholder shall, and shall cause its Affiliates and Gaming Licensees (with respect to any Gaming Law Filings) and each of its Subsidiaries and each of its and their respective directors and officers to, (A) cooperate with the other Parties in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a Person other than a Governmental Authority, (B) promptly supply the other Parties with any information which may be required to effectuate the Antitrust Filings, the FDI Filings, the Gaming Law Filings and the Financial Services Regulatory Filings and (C) respond as promptly as reasonably practicable to any additional information requests by any Governmental Authority in connection with Antitrust Filings, FDI Filings, Gaming Law Filings or Financial Services Regulatory Filings which the Parties may reasonably deem appropriate. During the Pre-Closing Period, Shareholder shall notify the other Parties promptly upon the receipt of (and, if in writing, share a copy of) any communication received by Shareholder from, or given by Shareholder to, any Governmental Authorities and of any communication received or given in connection with any proceeding by a Person other than a Governmental Authority, in each case in connection with any of the Contemplated Transactions, and permit the other Parties to review and discuss in advance any proposed written communication to any Governmental Authorities related to any Antitrust Filings or any FDI Filings. During the Pre-Closing Period, whenever any event occurs that is required to be set forth in an amendment or supplement to any Antitrust Filings, any FDI Filings, any Gaming Law Filings or any Financial Services Regulatory Filings, Shareholder shall promptly inform the other Parties of such occurrence and cooperate in filing with the applicable Governmental Authority (and share a copy of) such amendment or supplement, and, with respect to any amendment or supplement to any Antitrust Filings or any FDI Filings, permit the other Parties to review and discuss prior to submission of such amendment or supplement. During the Pre-Closing Period, Shareholder shall give the other Parties prompt notice of the commencement or known threat of commencement of any Action by or before any Governmental Authority with respect to any of the Contemplated Transactions and shall keep the other Parties reasonably informed as to the status of any such Action or threat. During the Pre-Closing Period, Shareholder shall not participate in any meeting, teleconference or videoconference with any Governmental Authority having competent jurisdiction over applicable Antitrust Laws, FDI Laws, Gaming Laws or Financial Services Laws with respect to any such Actions or any of the Antitrust Filings, the FDI Filings, the Gaming Law Filings or the Financial Services Regulatory Filings relating to any of the Contemplated Transactions that is expected to be substantive unless it consults with the other Parties in advance and, unless prohibited by such Governmental Authority, gives the other Parties the opportunity to attend and participate thereat. Notwithstanding the foregoing, Shareholder may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other

Parties under this Section 8.8.b as “Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside legal counsel to Representatives of the recipient unless express permission is obtained in advance from Shareholder or its outside legal counsel. Shareholder shall cause its counsel regarding applicable Antitrust Laws, FDI Laws, Gaming Laws and Financial Services Laws to comply with this Section 8.8.b.

c. In furtherance and not in limitation of the covenants of Shareholder contained in Sections 8.8.a and 8.8.b during the Pre-Closing Period, Shareholder shall, and shall cause its Gaming Licensees and Affiliates and each of its and their respective directors and officers to, use reasonable best efforts to cooperate with the other Parties in their efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, including cooperating with the other Parties in their efforts to defend (with sufficient time for resolution in advance of the Outside Date) against litigation over any claim asserted in any court with respect to any of the Contemplated Transactions by any Governmental Authority having competent jurisdiction or any natural person or Entity, , (ii) avoid or eliminate each and every impediment to the consummation of the other Contemplated Transaction and (iii) obtain all Governmental Approvals that may be required or advisable by any Governmental Authority, in each case with competent jurisdiction, so as to enable the Parties to consummate the Contemplated Transactions as promptly as reasonably practicable.

d. Notwithstanding anything to the contrary contained in this Agreement, Shareholder shall (i) not be required to take any Remedial Action that any Governmental Authority may seek to impose on Shareholder or any of its Affiliates (other than members of the Remainco Group, the members of the Spinco Group or the members of the Merger Partner Group that does not amount to a Remainco Burdensome Action) and (ii) agree to, and not object to, any Remedial Actions that may be imposed on Buyer, Merger Partner and Remainco that are mutually agreed by Buyer, Merger Partner and Remainco.

e. Notwithstanding anything to the contrary contained in this Agreement, Shareholder shall not agree to or take any Remedial Action without the prior written consent of each of Buyer. Notwithstanding the foregoing, nothing in this Agreement shall require any Party to agree to any modifications, amendments or changes to any Transaction Document.

f. Subject to the terms and conditions of this Agreement and other than in connection with any Excluded Matter, Shareholder shall not, and shall cause its Affiliates not to, take any action, including, Transfer Covered Shares, acquire or agree to acquire any business or Entity, or otherwise acquire or agree to acquire any assets, if doing so would reasonably be expected to prevent, materially impede or materially delay consummation of the Contemplated Transactions.

8.9. Information. Shareholder agrees to promptly furnish to Buyer, Merger Partner or Remainco all information concerning Shareholder, its Subsidiaries and shareholders, respectively, that may be required or reasonably requested in connection with the preparation and filing of the Merger Partner Proxy Statement or any other documents required by the SEC to consummate the Contemplated Transactions, or in connection with the Financing. Buyer, Merger Partner or Remainco, as applicable, shall provide Shareholder with a reasonable opportunity to review and comment on any disclosures based on such information provided by Shareholder in the Merger Partner Proxy Statement or any other documents required by the SEC to consummate the Contemplated Transactions, prior to filing of any such document with the SEC. If, at any time prior to the Expiration Time, any event or circumstance shall be discovered by Shareholder, or if Shareholder becomes aware of any information furnished by it, in either case, that should be disclosed in an amendment or supplement to the Merger Partner Proxy Statement so that such document or documents would not include any untrue statement of a material fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then Shareholder shall promptly inform Buyer, Merger Partner or Remainco, as applicable, thereof.

9. Miscellaneous.

9.1. Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Parties.

9.2. Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.

9.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by e-mail transmission (notice deemed given upon transmission if the email is sent by 5:00 p.m. Eastern Time or, if after, the day following the date of transmission), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) (notice deemed given upon receipt of proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

a. if to Shareholder, to the address for notice set forth on Schedule A hereto.

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

USA

Attention: Benjamin M. Roth

Email: [*]

b. if to Merger Partner, to:

Everi Holdings Inc.

7250 South Tenaya Way, Suite 10

Las Vegas, NV 89113

Attention: Randy L. Taylor—President & CEO

and

Everi Holdings Inc.

7250 South Tenaya Way, Suite 10

Las Vegas, NV 89113

Attention: Kate Lowenhar-Fisher—EVP, Chief Legal Officer—General Counsel

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP

11682 El Camino Real

Suite 200

San Diego, CA 92130

USA

Attention: Christian Salaman, Drew Simon-Rooke

Email: [*]

   [*]

c. if to Remainco, to:

International Game Technology PLC

c/o IGT Global Solutions Corporation

IGT Center

10 Memorial Boulevard

Providence, RI 02903-1125

Attention: General Counsel

Email: legalnotices@igt.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Attention: Paul L. Choi and Scott R. Williams

Email: [*] and [*]

d. if to Spinco, to:

Ignite Rotate LLC

International Game Technology PLC

c/o IGT Global Solutions Corporation

IGT Center

10 Memorial Boulevard

Providence, RI 02903-1125

Attention: General Counsel

Email: legalnotices@igt.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

USA

Attention: Paul L. Choi and Scott R. Williams

Email: [*] and [*]

e. if to Buyer, to:

Voyager Parent, LLC

c/o Apollo Management X, L.P.

9 West 57th Street, 42nd Floor

New York New York 10019

Attention: Daniel Cohen, Partner

     James Elworth, General Counsel, Private Equity

Email: [*]

   [*]

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Ross A. Fieldston

     Ian M. Hazlett

Email: [*]

   [*]

9.4. Governing Law; Jurisdiction.

a. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

b. Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective upon personal service or 10 days after notice is given by both email and express courier (with confirmation) as provided by Section 9.3 including a courtesy copy (by email) to all counsel.

9.5. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6. Specific Performance. The Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that, prior to the valid termination of this Agreement, the Parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each Party hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

9.7. Entire Agreement. This Agreement, including the Schedules hereto, together with the Confidentiality Agreement, the Separation Agreement and the Merger Agreement, constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Separation Agreement or the Merger Agreement.

9.8. Interpretation. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement.

9.9. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties (which may be withheld by such other Parties in its sole discretion). Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties hereto and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto. Consequently, persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9.11. Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing or the termination of this Agreement.

9.12. Termination. This Agreement shall automatically terminate without further action by any of the Parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of Sections 9.2 through 9.14 shall survive any such termination and, if the Expiration Time occurs as a result of the Closing, Section 3, Section 7, Section 8.1, Section 9.1 and Section 9.3 shall survive solely with respect to Buyer and the Shareholder. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at Law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination in accordance with Sections 9.4 through 9.6.

9.13. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.14. Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine, e-mail delivery of a “.pdf” format data file or other means of electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine. e-mail delivery of a “.pdf” format data file or other means of electronic transmission to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, e-mail delivery of a “.pdf” format data file or other means of electronic transmission as a defense to the formation of a contract and each Party hereto forever waives any such defense.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

BUYER:

VOYAGER PARENT, LLC

By:	/s/ Daniel Cohen
Name:	Daniel Cohen
Title:	Vice President, Secretary and Treasurer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

MERGER PARTNER:

EVERI HOLDINGS INC.

By:	/s/ Randy L. Taylor
Name:	Randy L. Taylor
Title:	Chief Executive Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

REMAINCO:

INTERNATIONAL GAME TECHNOLOGY PLC

By:	/s/ Vincent L. Sadusky
Name:	Vincent L. Sadusky
Title:	Chief Executive Officer

SPINCO:

IGNITE ROTATE LLC

By:	International Game Technology PLC
Its:	Managing Member

By:	/s/ Massimiliano Chiara
Name:	Massimiliano Chiara
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

SHAREHOLDER:

DE AGOSTINI S.P.A

By:	/s/ Lorenzo Pellicioli
Name:	Lorenzo Pellicioli
Title:	Chairman

[Signature Page to Support Agreement]

Schedule A

Name	Address		Remainco Ordinary Shares	Remainco Special Voting Shares	Sterling Non- Voting Shares
De Agostini S.p.A	[ [ [ [ [ [	*] *] *] *] *] *]	85,422,324	85,422,324	0

*If any additional shares of Remainco Ordinary Shares are owned by Shareholder or Shareholder has the power to direct the vote of any additional shares of Remainco Special Voting Shares as of the Agreement Date, such shares shall be automatically deemed to be “Covered Shares” notwithstanding the contents of this Schedule A.

Annex D

[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]

July 25, 2024

Everi Holdings Inc.

7250 South Tenaya Way

Suite 100

Las Vegas, NV 89113

Attn:  Board of Directors

Dear Members of the Board:

We understand that Everi Holdings Inc. (“Merger Partner”) intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) among International Game Technology PLC (“Remainco”), Ignite Rotate, LLC, a wholly owned subsidiary of Remainco (“Spinco”), Merger Partner, Voyager Parent, LLC (“Buyer”) and Voyager Merger Sub, Inc., a wholly owned subsidiary of Buyer (“Buyer Sub”), pursuant to which, among other things, (i) Buyer Sub will merge with and into Merger Partner (the “Merger”), (ii) Merger Partner will survive the Merger as a wholly owned subsidiary of Buyer, and (iii) each outstanding share of common stock, par value $0.001 per share (“Merger Partner Common Stock”), of Merger Partner will be converted into the right to receive $14.25 in cash (the “Per Share Price”).

We also understand that Merger Partner intends to enter into a Separation and Sale Agreement (the “Separation Agreement” and, together with the Merger Agreement, the “Agreements”) among Remainco, Spinco, Merger Partner and Buyer, pursuant to which, among other things, (i) Spinco and Remainco will effect a series of transactions (collectively, the “Separation”) resulting in Spinco and its subsidiaries owning and operating the Global Gaming and PlayDigital businesses of Remainco (the “Spinco Business”), and (ii) Remainco will sell (the “Equity Sale” and, together with the Separation, the “IGT Transaction”) to Buyer all of the units of Spinco (“Spinco Units”) in exchange for cash (the “IGT Purchase Price”).

We in addition understand that Merger Partner has previously entered into (i) the Agreement and Plan of Merger, dated as of February 28, 2024 (the “Existing Merger Agreement”), among Remainco, Spinco, Merger Partner and Ember Sub LLC, a wholly owned subsidiary of Merger Partner (“Merger Sub”), and (ii) the Separation and Distribution Agreement, dated as of February 28, 2024 (the “Existing Separation Agreement” and, together with the Existing Merger Agreement, the “Existing Agreements”), among Remainco, Spinco, International Game Technology, and Merger Partner. We understand that pursuant to the Existing Agreements, among other things, (i) Spinco and Remainco would effect a series of transactions (the “Ignite Separation”) that would result in Spinco and its subsidiaries owning and operating the Spinco Business, (ii) Remainco would distribute (the “Distribution”) all of the Spinco Units to the holders of the ordinary shares, par value $0.10 per share (“Remainco Ordinary Shares”), of Remainco, (iii) Merger Sub would merge (the “Ignite Merger”) with and into Spinco, with Spinco surviving the Ignite Merger as a wholly owned subsidiary of Merger Partner, and (iv) in the Ignite Merger, the outstanding Spinco Units would be converted into the right to receive, in the aggregate, 103,379,870 shares (the “Ignite Consideration”) of Merger Partner Common Stock (subject to adjustment as provided by the Existing Agreements). We in addition understand that in accordance with the terms of the Existing Agreements, a dividend may be paid by Merger Partner to holders of Merger Partner Common Stock the amount of which to be determined as of a date prior to the Ignite Merger, based on the net working capital, cash, indebtedness and transaction expenses of Merger Partner (the “Merger Partner Dividend”). The Ignite Separation, the Contribution, the Distribution, the Ignite Merger and the Merger Partner Dividend are referred to collectively herein as the “Ignite Transaction.” We understand that pursuant to the Agreements, the Existing Agreements and all related agreements providing for the Ignite Transaction will terminate, and the Ignite Transaction will not be consummated.

The Board of Directors (the “Board”) of Merger Partner has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Per Share Price to be received by the holders of Merger Partner Common Stock in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.

reviewed a draft, which you have advised us is in substantially final form, received by us on July 25, 2024, of the Merger Agreement and a draft, which you have advised us is in substantially final form, received by us on July 25, 2024, of the Separation Agreement;

2.	reviewed the Existing Agreements;

3.

reviewed certain publicly available business and financial information relating to Merger Partner and, for supplemental purposes, the Spinco Business that we deemed to be relevant, including certain publicly available research analyst estimates with respect to the future financial performance of the Spinco Business (the “Analyst Estimates for the Spinco Business”);

4.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Merger Partner made available to us by Merger Partner, including financial projections prepared by the management of Merger Partner relating to Merger Partner (the “Merger Partner Projections”) and, for supplemental purposes, certain forecasts and estimates of potential cost savings, operating efficiencies, revenue effects and other synergies expected to have resulted from the Ignite Transaction prepared by the management of Merger Partner (the “Synergies”);

5.

spoken with certain members of the management of Merger Partner and certain of its representatives and advisors regarding the Merger, the Ignite Transaction and related matters, as well as the respective businesses, operations, financial condition and prospects of Merger Partner and the Spinco Business;

6.

compared the financial and operating performance of Merger Partner and, for supplemental purposes, the Spinco Business with that of other companies with publicly traded equity securities that we deemed to be relevant;

7.

reviewed the current and historical market prices and trading volume for certain of Merger Partner’s publicly traded equity securities and the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of Merger Partner has advised us, and we have at your direction assumed, that the Merger Partner Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of Merger Partner. Management of Merger Partner has also advised us, and we have at your direction assumed, that based on Merger Partner’s recent financial performance, there is considerable risk that Merger Partner will fail to achieve the Merger Partner Projections. At your direction, we have assumed that the Merger Partner Projections provide a reasonable basis on which to evaluate Merger Partner and the Merger, and we have, at your direction, used and relied upon the Merger Partner Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Merger Partner Projections, or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of Merger Partner since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

For certain supplemental analyses reviewed with the Board with respect to the Spinco Business and the Ignite Transaction, we have reviewed and discussed the Analyst Estimates for the Spinco Business with the management of Merger Partner, and such management has advised us, and we have assumed, that they represent reasonable estimates and judgments of the future financial results and condition of the Spinco Business. As you are aware, we have not been provided with access to the management of Remainco following the execution of the Existing Agreements. At your direction, we have assumed that, were we to have had access to such management, any information received from such management would not affect or change our analyses or this Opinion. Furthermore, upon the advice of the management of Merger Partner, we have assumed that the estimated Synergies reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the potential cost savings, operating efficiencies, revenue effects and other synergies that were expected to result from the Ignite Transaction. We express no view or opinion with respect to the Analyst Estimates for the Spinco Business or the Synergies, or the respective assumptions on which they are based.

For purposes of our analyses and this Opinion, we have with your agreement assumed that upon the termination of the Existing Agreements pursuant to the Agreements, Merger Partner will have no liability or obligation with respect to the Ignite Transaction. In addition, we have relied upon, without independent verification, the assessments of the management of Merger Partner as to Merger Partner’s existing and future technology, products, services and intellectual property and the validity of, and risks associated with, such technology, products, services and intellectual property (including, without limitation, the validity and life of patents), and we have assumed, at the direction of Merger Partner, that there will be no developments with respect to any such matters that would affect our analyses or this Opinion.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreements and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreements and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or Merger Partner that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of each Agreement will not differ in any respect from the draft of such Agreement identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Merger Partner, Remainco or any other party. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Merger Partner or Remainco is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Merger Partner or Remainco is or may be a party or is or may be subject.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from third parties with respect to the Merger, the Ignite Transaction, the securities, assets, businesses or operations of Merger Partner, Remainco or any other party, or any alternatives to the Merger or the Ignite Transaction, or (b) advise the Board, Merger Partner or any other party with respect to alternatives to the Merger (other than the Ignite Transaction). This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any view or opinion as to the price or range of prices at which Merger Partner Common Stock, Remainco Ordinary Shares or Spinco Units may be purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, Merger Partner, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger, the IGT Transaction, the Ignite Transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Merger Partner, Remainco, or any other party that may be involved in the Merger, the IGT Transaction or the Ignite Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger, the IGT Transaction or the Ignite Transaction.

Houlihan Lokey provided financial advisory services to the Board of Merger Partner in connection with its evaluation of the Ignite Transaction, for which Houlihan Lokey has received compensation. Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to Apollo Global Management, Inc. (“Apollo”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Apollo (collectively, with Apollo, the “Apollo Group”), for which Houlihan Lokey and its affiliates have received, and may receive, compensation, including, among other things, (i) having acted as financial advisor to a special committee and a conflicts committee of the boards of directors or similar governing bodies of Athene Holding Ltd. (“Athene”) and/or related or affiliated entities in connection with their review of various matters pertaining to Athene’s or such other related or affiliated entities’ agreements and other arrangements with affiliates of Apollo, (ii) having acted as financial advisor to certain funds of the Apollo Group in connection with its investment in a physician-led buyout of GI Alliance, which transaction closed in September 2022, (iii) having acted as financial advisor to Blume Global, then a member of the Apollo Group, in connection with its sale transaction, which transaction closed in April 2023, (iv) having acted as financial advisor to an ad hoc group of lenders, of which one or more members of the Apollo Group were significant members, in relation to their interests as lenders to Schur Flexibles GmbH in connection with a restructuring transaction, which concluded in September 2022, (v) having acted as financial advisor to Northwoods Energy, then a member of the Apollo Group, in connection with its sale transaction, which transaction closed in August 2023, (vi) having acted as financial advisor to certain funds of the Apollo Group in connection with the acquisition of a minority stake in AUTODOC, which transaction closed in April 2024, and (vii) currently providing financial advisory and/or valuation advisory services to members of the Apollo Group. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Merger Partner, Remainco, members of the Apollo Group, other participants in the Merger or certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Apollo, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the Apollo Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Merger Partner, Remainco, members of the Apollo Group, other participants in the Merger or certain of their respective affiliates, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.

We will receive a fee for rendering this Opinion, no portion of which is contingent upon the successful completion of the Merger. In addition, Merger Partner has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, Merger Partner, its security holders or any other party to proceed with or effect the Merger or to terminate the Ignite Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Per Share Price, to the extent expressly specified herein) including, without limitation, the Ignite Transaction or the IGT Transaction, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of Merger Partner, Remainco or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for Merger Partner, Remainco or any other party, including, without limitation, the Ignite Transaction, (v) the fairness of any portion or aspect of the Merger to any one class or group of Merger Partner’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Merger Partner’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) the fairness of the Per Share Price to the holders of Merger Partner Common Stock relative to the fairness of the IGT Purchase Price to Remainco, or vice versa, or the fairness of the Per Share Price to the holders of Merger Partner Common Stock relative to the fairness of the Ignite Consideration to Merger Partner, or vice versa, (vii) the solvency, creditworthiness or fair value of Merger Partner, Buyer or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Per Share Price or otherwise. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, Merger Partner and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance, tax and other similar matters with respect to Merger Partner, Remainco, Spinco, the Merger, the Ignite Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Per Share Price to be received by the holders of Merger Partner Common Stock in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Houlihan Lokey Capital, Inc.

HOULIHAN LOKEY CAPITAL, INC.

PRELIMINARY—SUBJECT styleIPC TO COMPLETION Your , DATED SEPTEMBER 16 , 20 vote 24 C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Everi Holdings Inc. Internet: www.proxydocs.com/EVRI • Cast your vote online Special Meeting of Stockholders • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of [ * ] , 2024 Phone: [ * ] , [ * ] , 20[*] [*]:00 AM, Pacific Time 1-866-416-3857 7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign, and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: [*]:00 AM, Pacific Time, [ * ], 20[*]. This proxy is being solicited on behalf of the Board of Directors The undersigned holder of Common Stock, par value $.001, of Everi Holdings Inc. (the “Company”) hereby appoints Randy L. Taylor and Kate C. Lowenhar-Fisher, each as proxy for the undersigned, with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the “Special Meeting”) to be held on [ * ], 20[ * ] at [ * ]:00 AM Pacific Time, at the headquarters of the Company at 7250 South Tenaya Way, Suite 100, Las Vegas, NV 89113, and at any adjournments or postponements thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Special Meeting by a reasonable time before the proxy solicitation was made). The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND ADJOURNMENTS IN THE DISCRETION OR POSTPONEMENTS OF THE PROXY THEREOF AS TO ANY . IF OTHER NO DIRECTION MATTERS IS THAT GIVEN, MAY THIS PROPERLY PROXY WILL COME BE BEFORE VOTED FOR THE PROPOSALS MEETING AND 1, ANY 2, AND 3. Attending the Meeting: Please review the proxy materials for more information about attending the Special Meeting in person, including identification and other requirements. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

PRELIMINARY—SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2024 Everi Holdings Inc. Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS FOR AGAINST ABSTAIN 1. Approval of the adoption of the Agreement and Plan of Merger, by and among the Company, FOR International Game Technology PLC, Ignite Rotate LLC, Voyager Parent, LLC, and Voyager #P1# #P1# #P1# Merger Sub, Inc. (“Buyer Sub”), dated as of July 26, 2024 (as it may be amended from time to time, the “Merger Agreement”), and the transactions contemplated thereby, including the merger of Buyer Sub with and into the Company (the “Merger”). 2. Approval, on an advisory (non-binding) basis, of the “golden parachute” compensation payments FOR that will or may be paid by the Company to its named executive officers in connection with the #P2# #P2# #P2# Merger. 3. Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit FOR additional proxies in the event there are not sufficient votes at the time of such Special Meeting to #P3# #P3# #P3# approve Proposal 1. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date